================================================================================

                                                                       EXHIBIT 4





                      SOUTHERN PACIFIC SECURED ASSETS CORP.
                                    Company,

                                       and

                           ADVANTA MORTGAGE CORP. USA
                                 Master Servicer

                                       and

                    BANKERS TRUST COMPANY OF CALIFORNIA, N.A.
                                     Trustee


                             -----------------------


                         POOLING AND SERVICING AGREEMENT

                             Dated as of May 8, 1996



                             -----------------------



                       Mortgage Pass-Through Certificates

                                  Series 1996-2




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
                                TABLE OF CONTENTS


                                                                            Page


                                    ARTICLE I

                          DEFINITIONS...............................           2
Section 1.01      Certain Defined Terms.............................           2
Accepted Servicing Practices........................................           2
Account  ...........................................................           2
Accrual Period......................................................           2
Addition Notice.....................................................           2
Advanta  ...........................................................           2
Affiliate...........................................................           2
Agreement...........................................................           2
Amortized Group I Subordinated Amount Requirement...................           2
Amortized Group II Subordinated Amount Requirement.................            2
Appraised Value.....................................................           3
Assignment Of Mortgage..............................................           3
Authorized Denominations............................................           3
Available Funds Shortfall...........................................           3
Balloon Mortgage Loan...............................................           3
Balloon Payment.....................................................           3
Business Day........................................................           3
Certificate.........................................................           3
Certificate Account.................................................           3
Certificateholder or Holder.........................................           3
Certificate Insurance Payments Account..............................           4
Certificate Insurance Policy........................................           4
Certificate Insurer.................................................           4
Certificate Insurer Default.........................................           4
Certificate Principal Balance.......................................           4
Certificate Register................................................           4
Civil Relief Act....................................................           4
Civil Relief Act Interest Shortfall.................................           4
Class A Certificate.................................................           5
Class A Certificateholder...........................................           5
Class A-1 Certificate...............................................           5
Class A-2 Certificate...............................................           5
Class A-3 Certificate...............................................           5
Class A-4 Certificate...............................................           5
Class A-5 Certificate...............................................           5
Class A-6 Certificate...............................................           5
Class I S Certificate...............................................           6
Class II S Certificate..............................................           6
Class R Certificate.................................................           6

Class R Certificateholder...........................................           6
Class S Certificate.................................................           6
Class S Certificateholder...........................................           6
Pass-Through Rate...................................................           6
Closing Date........................................................           6
Code     ...........................................................           6
Collection Account..................................................           6
Combined Loan-to-Value Ratio........................................           7
Commission..........................................................           7
Company  ...........................................................           7
Compensating Interest...............................................           7
Curtailment.........................................................           7
Custodian...........................................................           7
Cut-off Date........................................................           7
DCR      ...........................................................           7
Debt Service Reduction..............................................           7
Deficient Valuation.................................................           7
Deleted Mortgage Loan...............................................           7
Delinquent..........................................................           7
Depository..........................................................           8
Direct Participant..................................................           8
Disqualified Organization...........................................           8
Distribution Date...................................................           8
Due Date ...........................................................           8
Due Period..........................................................           8
Eligible Account....................................................           8
ERISA    ...........................................................           9
Event Of Default....................................................           9
FDIC     ...........................................................           9
FHLMC    ...........................................................           9
FNMA     ...........................................................           9
Foreclosure Profits.................................................           9
Funding Period......................................................           9
GAAP     ...........................................................           9
Gross Margin........................................................           9
Group I Available Funds.............................................           9
Group II Available Funds............................................           9
Group I Certificate Account.........................................           9
Group II Certificate Account........................................          10
Group I Certificate Insurance Policy................................          10
Group II Certificate Insurance Policy...............................          10
Group I Certificates................................................          10
Group II Certificates...............................................          10
Group I Class A Available Funds Pass-Through Rate...................          10
Group II Class A Available Funds Pass-Through Rate..................          10
Group I Class A Carry-Forward Amount................................          10
Group II Class A Carry-Forward Amount...............................          10
Group I Class A Certificates........................................          11

Group II Class A Certificates.......................................          11
Group I Class A Interest Distribution Amount........................          11
Group II Class A Interest Distribution Amount.......................          11
Group I Class A Pass-Through Rate...................................          11
Group II Class A Pass-Through Rate..................................          12
Group I Class A Principal Distribution Amount.......................          12
Group II Class A Principal Distribution Amount......................          13
Group I Excess Subordinated Amount..................................          14
Group II Excess Subordinated Amount.................................          14
Group I Insured Distribution Amount.................................          14
Group II Insured Distribution Amount................................          14
Group I Interest Coverage Account...................................          14
Group II Interest Coverage Account..................................          14
Group I Loans.......................................................          14
Group II Loans......................................................          14
Group I Net Monthly Excess Cashflow.................................          14
Group II Net Monthly Excess Cashflow................................          15
Group I Pool Principal Balance......................................          15
Group II Pool Principal Balance.....................................          15
Group I Pre-Funded Amount...........................................          15
Group II Pre-Funded Amount..........................................          15
Group I Pre-Funding Account.........................................          15
Group II Pre-Funding Account........................................          15
Group I Principal Remittance Amount.................................          15
Group II Principal Remittance Amount................................          15
Group I Reimbursement Amount........................................          15
Group II Reimbursement Amount.......................................          16
Group I Required Subordinated Amount................................          16
Group II Required Subordinated Amount...............................          17
Group I Subordinated Amount.........................................          17
Group II Subordinated Amount........................................          18
Group I Subordination Deficiency Amount.............................          18
Group II Subordination Deficiency Amount............................          18
Group I Subordination Deficit.......................................          18
Group II Subordination Deficit......................................          18
Group I Subordination Increase Amount...............................          18
Group II Subordination Increase Amount..............................          18
Group I Subordination Reduction Amount..............................          19
Group II Subordination Reduction Amount.............................          19
Index    ...........................................................          19
Indirect Participant................................................          19
Initial Group I Loan................................................          19
Initial Group II Loan...............................................          19
Initial Group I Specified Subordinated Amount.......................          19
Initial Group II Specified Subordinated Amount......................          19
Initial Mortgage Loan...............................................          19
Insurance Agreement.................................................          19
Insurance Proceeds..................................................          19
Insured Payment.....................................................          19
Interest Coverage Account...........................................          20

Interest Coverage Addition..........................................          20
Interest Coverage Amount............................................          20
Interest Determination Date.........................................          20
Lifetime Cap........................................................          20
Lifetime Floor......................................................          20
Liquidated Loan Loss................................................          20
Liquidated Mortgage Loan............................................          21
Liquidation Expenses................................................          21
Liquidation Proceeds................................................          21
Loan Repurchase Price...............................................          21
Loan-to-Value Ratio or LTV..........................................          21
London Business Day.................................................          21
Majority Certificateholders.........................................          21
Master Servicer.....................................................          21
Master Servicer Remittance Amount...................................          21
Master Servicer Remittance Date.....................................          22
Monthly Payment.....................................................          22
Moody's  ...........................................................          22
Mortgage ...........................................................          22
Mortgage File.......................................................          22
Mortgage Impairment Insurance Policy................................          22
Mortgage Interest Rate..............................................          23
Mortgage Loan.......................................................          23
Mortgage Loan Group.................................................          23
Mortgage Loan Interest Shortfall....................................          23
Mortgage Loan Schedule..............................................          23
Mortgage Note.......................................................          25
Mortgaged Property..................................................          25
Mortgagor...........................................................          25
Net Foreclosure Profits.............................................          25
Net Liquidation Proceeds............................................          25
Net Mortgage Interest Rate..........................................          25
Net REO Proceeds....................................................          25
Nonrecoverable Advances.............................................          25
Non-United States Person............................................          25
Notional Amount.....................................................          26
Oceanmark Loan......................................................          26
Officer's Certificate...............................................          26
One-Month LIBOR.....................................................          26
Opinion of Counsel..................................................          26
Original Group I Pool Principal Balance.............................          26
Original Group II Pool Principal Balance............................          27
Original Certificate Principal Balance..............................          27
Original Pool Principal Balance.....................................          27
Original Pre-Funded Amount..........................................          27
Outstanding Mortgage Loan...........................................          27
Ownership Interest..................................................          27
Owner-Occupied Mortgaged Property...................................          27
Percentage Interest.................................................          27
Periodic Advance....................................................          27

Periodic Cap........................................................          28
Permitted Investments...............................................          28
Permitted Transferee................................................          29
Person   ...........................................................          29
Plan     ...........................................................          29
Policy Business Day.................................................          29
Pool Principal Balance..............................................          29
Pool Strip Rate.....................................................          29
Preference Amount...................................................          29
Preference Claim....................................................          29
Pre-Funding Account.................................................          30
Premium Amount......................................................          30
Premium Percentage..................................................          30
Prepayment Assumption...............................................          30
Prepayment Interest Shortfall.......................................          30
Principal Balance...................................................          30
Principal Prepayment in Full........................................          30
Purchase Agreement..................................................          31
Qualified Mortgage..................................................          31
Qualified Substitute Mortgage Loan..................................          31
Rate Adjustment Date................................................          31
Rating Agency.......................................................          31
Record Date.........................................................          31
Reference Banks.....................................................          31
Released Mortgaged Property Proceeds................................          32
REMIC    ...........................................................          32
REMIC Provisions....................................................          32
REO Acquisition.....................................................          32
REO Disposition.....................................................          32
REO Mortgage Loan...................................................          32
REO Proceeds........................................................          32
REO Property........................................................          32
Representation Letter...............................................          32
Request for Release.................................................          32
Reserve Interest Rate...............................................          32
Residential Dwelling................................................          33
Responsible Officer.................................................          33
S&P      ...........................................................          33
Second Mortgage Loan................................................          33
Seller   ...........................................................          33
Senior Mortgage Loan................................................          33
Servicing Account...................................................          33
Servicing Advances..................................................          33
Servicing Compensation..............................................          33
Servicing Fee.......................................................          33
Servicing Officer...................................................          34
Special Deposit.....................................................          34
SPFC Loan...........................................................          34
Startup Day.........................................................          34
Subsequent Cut-off Date.............................................          34

Subsequent Mortgage Loan............................................          34
Subsequent Transfer Date............................................          34
Subsequent Transfer Instrument......................................          34
Subservicer.........................................................          34
Subservicing Agreement..............................................          34
Substitution Adjustment.............................................          34
Tax Matters Person..................................................          35
Tax Return..........................................................          35
Transfer ...........................................................          35
Transfer Affidavit And Agreement....................................          35
Transferee..........................................................          35
Transferor..........................................................          35
Trustee  ...........................................................          35
Trustee Fee.........................................................          35
Trustee Remittance Report...........................................          35
Trust Fund..........................................................          35
12 Month Loss Amount................................................          36
UCC      ...........................................................          36
UCC Financing Statement.............................................          36
Underwriter.........................................................          36
Underwriting Guidelines.............................................          36
United States Person................................................          36
Unpaid REO Amortization.............................................          36
Section 1.02      Provisions of General Application.................          36

                                   ARTICLE II

                          CONVEYANCE OF MORTGAGE LOANS;
                        ORIGINAL ISSUANCE OF CERTIFICATES.................... 38
Section 2.01 Conveyance of Mortgage Loans; Special Deposit; Priority and Subordination of Ownership
                  Interests.................................................. 38
Section 2.02      Possession   of   Mortgage   Files;   Access
                  to Mortgage Files.......................................... 39
Section 2.03      Delivery of Mortgage Loan Documents and Certificate Insurance
                  Policy..................................................... 40
Section 2.04 Acceptance by Trustee of the Trust Fund; Certain Substitutions; Certification by
                  Trustee.................................................... 41
Section 2.05      Execution of Certificates.................................. 43
Section 2.06      Further Action Evidencing
                  Assignments................................................ 44
Section 2.07      [Reserved]................................................. 44
Section 2.08      Conveyance of the Subsequent Mortgage
                  Loans...................................................... 44

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES...................... 47
Section 3.01      Representations of the Master
                  Servicer................................................... 47
Section 3.02      Representations, Warranties and Covenants of the
                  Company.................................................... 48
Section 3.03      Purchase and Substitution.................................. 49

                                   ARTICLE IV

                       THE CERTIFICATES...................................... 51
Section 4.01      The Certificates........................................... 51
Section 4.02      Registration of Transfer and Exchange of
                  Certificates............................................... 51

Section 4.03      Mutilated, Destroyed, Lost or Stolen
                  Certificates............................................... 56
Section 4.04      Persons Deemed Owners...................................... 56

                                    ARTICLE V

               ADMINISTRATION AND SERVICING OF THE MORTGAGE LOANS...........  58
Section 5.01      Appointment of the Master Servicer........................  58
Section 5.02      Subservicing Agreements Between the Master Servicer and
                  Subservicers............................................... 59
Section 5.03      Collection of Certain Mortgage Loan Payments; Collection
                  Account.................................................... 60
Section 5.04      Permitted Withdrawals from the Collection
                  Account.................................................... 62
Section 5.05      Payment of Taxes, Insurance and Other
                  Charges.................................................... 64
Section 5.06      Maintenance of Casualty Insurance.................          64
Section 5.07      Maintenance of Mortgage Impairment Insurance
                  Policy..................................................... 65
Section 5.08      Fidelity Bond; Errors and Omissions
                  Policy..................................................... 65
Section 5.09      Collection of Taxes, Assessments and Other Items; Servicing
                  Account.................................................... 66
Section 5.10 Periodic Filings with the Securities and Exchange Commission; Additional
                  Information................................................ 66
Section 5.11      Enforcement of Due-on-Sale Clauses; Assumption
                  Agreements................................................. 67
Section 5.12      Realization upon Defaulted Mortgage
                  Loans...................................................... 67
Section 5.13      Trustee to Cooperate; Release of Mortgage
                  Files...................................................... 70

Section 5.14      Servicing Fee; Servicing
                  Compensation............................................... 71
Section 5.15      Reports to the Trustee and the Company; Collection Account
                  Statements................................................. 71
Section 5.16      Annual Statement as to Compliance.................          72
Section 5.17      Annual Independent Public Accountants' Servicing
                  Report..................................................... 72
Section 5.18      Optional Purchase of Defaulted Mortgage
                  Loans...................................................... 72
Section 5.19      Reports to be Provided by the Master
                  Servicer................................................... 73
Section 5.20      Adjustment of Servicing Compensation in Respect of Prepaid
                  Mortgage Loans............................................. 73
Section 5.21      Periodic Advances.................................          73
Section 5.22      Third Party Claims................................          74
Section 5.23 Maintenance of Corporate Existence and Licenses; Merger or Consolidation of the Master
                  Servicer................................................... 74
Section 5.24      Assignment of Agreement by Master Servicer; Master Servicer
                  Not to Resign.............................................. 74
Section 5.25      Information Reports to be Filed by the Master
                  Servicer................................................... 74

                                   ARTICLE VI

                           DISTRIBUTIONS AND PAYMENTS...............          75
Section 6.01      Establishment of Certificate Accounts; Deposits to the
                  Certificate
                  Accounts................................................... 75
Section 6.02      Permitted Withdrawals From the Certificate
                  Accounts................................................... 75
Section 6.03      Collection of Money...............................          76
Section 6.04      The Certificate Insurance Policy..................          76
Section 6.05      Distributions.....................................          78
Section 6.06      Investment of Accounts............................          81
Section 6.07      Reports by Trustee................................          81
Section 6.08      Additional Reports by Trustee.....................          84
Section 6.09      Compensating Interest.............................          84
Section 6.10      Effect of Payments by the Certificate Insurer;
                  Subrogation................................................ 84
Section 6.11      Allocation of Liquidated Loan
                  Losses..................................................... 85
Section 6.12      Pre-Funding Account...............................          85
Section 6.13      Interest Coverage Accounts........................          86

                                   ARTICLE VII

                                     DEFAULT........................          89
Section 7.01      Events of Default.................................          89

Section 7.02      Trustee to Act; Appointment of
                  Successor.................................................. 91
Section 7.03      Waiver of Defaults................................          92
Section 7.04 Mortgage Loans, Trust Fund and Accounts Held for Benefit of the Certificate
                  Insurer.................................................... 93

                                  ARTICLE VIII

                                   TERMINATION......................          94
Section 8.01      Termination.......................................          94
Section 8.02      Additional Termination
                  Requirements............................................... 95
Section 8.03      Accounting Upon Termination of Master
                  Servicer................................................... 96

                                   ARTICLE IX

                             CONCERNING THE TRUSTEE.................          97
Section 9.01      Duties of Trustee.................................          97
Section 9.02      Certain Matters Affecting the Trustee.............          98
Section 9.03      Trustee Not Liable for Certificates or Mortgage
                  Loans.............................................          99
Section 9.04      Trustee May Own ..................................          99
Section 9.05      Payment of Trustee's Fees.........................          99
Section 9.06      Eligibility Requirements for Trustee..............         100
Section 9.07      Resignation and Removal of the Trustee............         100
Section 9.08      Successor Trustee.................................         101
Section 9.09      Merger or Consolidation of Trustee................         102
Section 9.10      Appointment of Co-Trustee or Separate
                  Trustee...........................................         102

                                    ARTICLE X

                                REMIC PROVISIONS....................         104
Section 10.01     REMIC Administration..............................         104
Section 10.02     Prohibited Transactions and
                  Activities........................................         107
Section 10.03     Master Servicer and Trustee
                  Indemnification...................................         107

                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS................         109
Section 11.01     Limitation on Liability of the Company and the Master
                  Servicer..........................................         109
Section 11.02     Acts of Certificateholders........................         109
Section 11.03     Amendment.........................................         110

Section 11.04     Recordation of Agreement..........................         111
Section 11.05     Notices...........................................         111
Section 11.06     Severability of Provisions........................         112
Section 11.07     Counterparts......................................         112
Section 11.08     Successors and Assigns............................         112
Section 11.09     Headings..........................................         112
Section 11.10     The Certificate Insurer Default...................         112
Section 11.11     Third Party Beneficiary...........................         112
Section 11.12     Intent of the Parties.............................         112
Section 11.13     Notice to Rating Agencies and
                  Certificateholder.................................         113
Section 11.14     GOVERNING LAW.....................................         113

Exhibit A-1       Group I Certificate Insurance Policy
Exhibit A-2       Group II Certificate Insurance Policy
Exhibit B-1       Form of Class A and Class S Certificate
Exhibit B-2       Form of Class R Certificate
Exhibit C         Mortgage File
Exhibit D-1       Mortgage Loan Schedule for Loan Group I
Exhibit D-2       Mortgage Loan Schedule for Loan Group II
Exhibit E         Trustee's Acknowledgment of Receipt
Exhibit F         Initial Certification of Trustee
Exhibit G         Final Certification of the Trustee
Exhibit H         Request for Release of Documents
Exhibit I         Form of Transfer Affidavit and Agreement
Exhibit J         Form of Transferor Certificate
Exhibit K         ERISA Letter
Exhibit L         [Reserved]
Exhibit M         Certificate Regarding Prepaid Loans
Exhibit N         Form of Subsequent Transfer Instrument
Exhibit O         Form of Investor Representation Letter
Exhibit P         Form of Transferor Representation Letter
Exhibit Q         Form of Rule 144A Investor Affidavit
Exhibit R         Insurance Agreement

                  POOLING AND SERVICING AGREEMENT, dated as of May 8, 1996 (the "Cut-off Date"), by and among SOUTHERN PACIFIC SECURED ASSETS CORP., a California corporation, in its capacity as company (the "Company"), ADVANTA MORTGAGE CORP. USA, a Delaware corporation, in its capacity as master servicer (the "Master Servicer"), and BANKERS TRUST COMPANY OF CALIFORNIA, N.A., a national banking association, in its capacity as trustee (the "Trustee").

                             PRELIMINARY STATEMENT:

                  The Company intends to sell mortgage pass-through certificates (collectively, the "Certificates"), to be issued hereunder in nine classes (each, a "Class"), which in the aggregate will evidence the entire beneficial ownership interest in the Trust Fund (as defined herein), consisting primarily of the Mortgage Loans, the Pre-Funding Accounts and the Interest Coverage Accounts (each, as defined herein). As provided herein, the Trustee will make an election to treat the Trust Fund (other than the Pre-Funding Accounts and the Interest Coverage Accounts) as a real estate mortgage investment conduit (a "REMIC") for federal income tax purposes. The Class A Certificates (as defined herein) and Class S Certificates (as defined herein) will represent ownership of "regular interests" in the REMIC, and the Class R Certificates will constitute the sole Class of "residual interest" in the REMIC for purposes of the REMIC Provisions (as defined herein) under federal income tax law.

                  The following table sets forth the designation, type, aggregate Original Certificate Principal Balance (as defined herein), maturity date, initial ratings and certain features for each Class of Certificates comprising the interests in the Trust Fund created hereunder.


                                                                                                                 Initial
                                    Aggregate Original                                                           Ratings
                                    Certificate Principal                     Maturity
DESIGNATION             TYPE        BALANCE                      FEATURES     DATE                      S&P        DCR    MOODY'S
- -----------             ----        ----------------------       --------     --------                  ---        ---    -------

Class A-1              Senior       $        75,000,000.00       Senior       August 25, 2027           AAA        AAA    Aaa

Class A-2              Senior       $        36,890,000.00       Senior       August 25, 2027           AAA        AAA    Aaa

Class A-3              Senior       $        27,110,000.00       Senior       August 25, 2027           AAA        AAA    Aaa

Class A-4              Senior       $        12,280,000.00       Senior       August 25, 2027           AAA        AAA    Aaa

Class A-5              Senior       $         9,280,000.00       Senior       August 25, 2027           AAA        AAA    Aaa

Class A-6              Senior       $         9,440,000.00       Senior       August 25, 2027           AAA        AAA    Aaa

Class I S              Subordinate  $                 0.00       Subordinate  August 25, 2027           N/R        N/R    N/R

Class II S             Subordinate  $                 0.00       Subordinate  August 25, 2027           N/R        N/R    N/R

Class R                Subordinate                 N/A           Residual     August 25, 2027           N/R        N/R    N/R


                  The Group I Loans (as defined herein) have an aggregate Principal Balance (as defined herein) as of the Cut-off Date equal to $54,789,721.74. The Group II Loans (as defined herein) have an aggregate Principal Balance as of the Cut-off Date equal to $70,629,127.31. The amount deposited by the Company in the Pre-Funding Account on the Closing Date is $20,210,278.26 for Loan Group I and $24,370,873.69 for Loan Group II.

                  In consideration of the mutual agreements herein contained, the Company, the Master Servicer and the Trustee agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

                  Section 1.01 CERTAIN DEFINED TERMS. Whenever used herein, the following words and phrases, unless the context otherwise requires, shall have the following meanings.

                  "Accepted Servicing Practices": The Master Servicer's normal servicing practices, which in general will conform to the mortgage servicing practices of prudent mortgage lending institutions which service for their own account mortgage loans of the same type as the Mortgage Loans in the jurisdictions in which the related Mortgaged Properties are located.

                  "Account": Any Eligible Account established pursuant to Sections 5.03, 5.09, 6.01, 6.04, 6.12 or 6.13 hereof.

                  "Accrual Period": With respect to (i) the Group I Certificates and any Distribution Date other than the first Distribution Date, the period commencing on the Distribution Date immediately preceding the month in which such Distribution Date occurs and ending on the calendar day immediately preceding such Distribution Date, and with respect to the first Distribution Date, the period commencing on May 31, 1996 and ending on June 24, 1996 and (ii) the Group II Certificates and any Distribution Date, the prior calendar month.

                  "Addition Notice": With respect to the transfer of Subsequent Mortgage Loans to the Trust Fund pursuant to Section 2.08 of this Agreement, a notice, substantially in the form of Exhibit N, which shall be given not later than two Business Days prior to the related Subsequent Transfer Date, of the Company's designation of Subsequent Mortgage Loans to be sold to the Trust Fund and the aggregate principal balance as of the Subsequent Cut-off Date of such Subsequent Mortgage Loans.

                  "Advanta": Advanta Mortgage Corp. USA, a Delaware corporation.

                  "Affiliate": With respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                  "Agreement": This Pooling and Servicing Agreement, including the Exhibits hereto, and all amendments hereof and supplements hereto.

                  "Amortized Group I Subordinated Amount Requirement": As of any Distribution Date, the product of (i) 3.60% and (ii) the aggregate outstanding Group I Certificate Principal Balance immediately preceding such Distribution Date.

                  "Amortized Group II Subordinated Amount Requirement": As of any Distribution Date, the product of (i) 2.25% and (ii) the aggregate outstanding Group II Certificate Principal Balance immediately preceding such Distribution Date.

                  "Appraised Value": As to any Mortgaged Property, the lesser of
(i) the appraised value of such Mortgaged Property based upon the appraisal made at the time of the origination of the related Mortgage Loan, and (ii) the sales price of the Mortgaged Property at such time of origination, except in the case of a Mortgaged Property securing a refinanced or modified Mortgage Loan as to which it is the lesser of the appraised value determined above or the appraised value determined in an appraisal at the time of refinancing or modification, as the case may be.

                  "Assignment Of Mortgage": With respect to each Mortgage Loan, an assignment of the Mortgage, notice of transfer or equivalent instrument, in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect of record the sale of the Mortgage to the Trustee for the benefit of the Certificateholders.

                  "Authorized Denominations": With respect to each class of Class A Certificates, the minimum Percentage Interest corresponding to a minimum denomination of $25,000 and integral multiples of $1 in excess thereof. With respect to each class of Class S Certificates and Class R Certificates, a minimum Percentage Interest of 10.00% and integral multiples of 0.01% in excess thereof.

                  "Available Funds Shortfall": With respect to the Group I Loans and any Distribution Date, an amount equal to the sum of (a) the Group I Class A Interest Distribution Amount minus the Group I Available Funds for such Distribution Date and (b) the Group I Subordination Deficit. With respect to the Group II Loans and any Distribution Date, an amount equal to the sum of (a) the Group II Class A Interest Distribution Amount minus the Group II Available Funds for such Distribution Date and (b) the Group II Subordination Deficit.

                  "Balloon Mortgage Loan": Any Mortgage Loan that provided on the date of origination for an amortization schedule extending beyond its stated maturity date.

                  "Balloon Payment": With respect to any Balloon Mortgage Loan, as of any date of determination, the Monthly Payment payable on the stated maturity date of such Mortgage Loan.

                  "Business Day": Any day other than (a) a Saturday or Sunday, or (b) a day on which banking institutions in the State of California, the State of New York or the state where the Trustee's corporate trust office is located are authorized or obligated by law or executive order to be closed.

                  "Certificate": Any Class A Certificate, Class S Certificate or Class R Certificate executed by the Trustee on behalf of the Trust Fund and authenticated by the Trustee.

                  "Certificate Account": The Group I Certificate Account or the Group II Certificate Account, as applicable.

                  "Certificateholder or Holder": The Person in whose name a Certificate is registered in the Certificate Register, except that, neither a Disqualified Organization nor a Non-United States Person shall be a Holder of a Class R Certificate for any purposes hereof and, solely for the purposes of giving any consent (except any consent required to be obtained pursuant to Section 11.03), waiver, request or demand pursuant to this Agreement, any Certificate registered in the name of the Company or the Master Servicer or any Affiliate thereof shall be deemed not to be outstanding and the rights to which it is entitled shall not be taken into account in determining whether the requisite percentage of rights necessary to effect any such consent has been obtained, except as otherwise provided in Section 11.03. The Trustee shall be entitled to rely upon a certification of the Company or the Master Servicer in determining if any Certificates are registered in the name of a respective Affiliate. Any Certificates on which payments are made under the Certificate Insurance Policy shall be deemed to be outstanding and held by the Certificate Insurer to the extent of such payment.

                  "Certificate Insurance Payments Account": The Certificate Insurance Payments Account established in accordance with Section 6.04(c) hereof and maintained by the Trustee.

                  "Certificate Insurance Policy": As the context requires, either (i) the Group I Certificate Insurance Policy and the Group II Certificate Insurance Policy together or (ii) the Group I Certificate Insurance Policy or the Group II Certificate Insurance Policy, as applicable.

                  "Certificate Insurer": MBIA Insurance Corporation, a stock insurance company organized and created under the laws of the State of New York, and any successors thereto.

                  "Certificate Insurer Default": The failure by the Certificate Insurer to make a payment required under any one of the Group I or Group II Certificate Insurance Policies in accordance with its terms.

                  "Certificate Principal Balance": With respect to each class of Class A Certificates, as determined separately, as of any time of determination, the related Original Certificate Principal Balance less any amounts distributed in reduction of the Certificate Principal Balance thereof pursuant to Section
6.05 on all prior Distribution Dates. With respect to each class of Class S Certificates, as determined separately, as of any date of determination, the related Original Certificate Principal Balance, plus the portion of the related Class S Interest Distribution Amount added to the Certificate Principal Balance thereof on each Distribution Date prior to such date pursuant to Section 6.05 less any amounts distributed in reduction of the Certificate Principal Balance thereof pursuant to Section 6.05 on all prior Distribution Dates and less any losses allocated thereto pursuant to Section 6.11. The Class R Certificates do not have a "Certificate Principal Balance".

                  "Certificate Register":  As described in Section 4.02(a).

                  "Civil Relief Act": The Soldiers' and Sailors' Civil Relief Act of 1940, as amended.

                  "Civil Relief Act Interest Shortfall": With respect to any Distribution Date, for any Mortgage Loan as to which there has been a reduction in the amount of interest collectible thereon for the most recently ended Due Period as a result of the application of the Civil Relief Act, the amount, if any, by which (a) interest collectible on such Mortgage Loan during the most recently ended calendar month is less than (b) interest accrued for the related Accrual Period on the Principal Balance of such Mortgage Loan, calculated at a rate equal to the sum of (A)(1) with respect to a Group I Loan, the Group I Class A Pass-Through Rate on the Group I Class

A Certificates or (2) with respect to a Group II Loan, the weighted average of the Group II Class A Pass-Through Rates on the Group II Class A Certificates, weighted on the basis of the Certificate Principal Balances of such Certificates, in each case for such Distribution Date and (B) the per annum rates at which the related Servicing Fee and Trustee Fee accrue and the related Premium Percentage.

                  "Class A Certificate": Any of the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class A-5 Certificates or Class A-6 Certificates.

                  "Class A Certificateholder": A Holder of a Class A
Certificate.

                  "Class A-1 Certificate": Any Certificate designated as a "Class A-1 Certificate" on the face thereof, in the form of Exhibit B-1 hereto, and authenticated by the Trustee in accordance with the procedures set forth herein and evidencing an interest designated as a "regular interest" in the REMIC for the purposes of the REMIC Provisions and primarily evidencing an interest in Loan Group I.

                  "Class A-2 Certificate": Any Certificate designated as a "Class A-2 Certificate" on the face thereof, in the form of Exhibit B-1 hereto, and authenticated by the Trustee in accordance with the procedures set forth herein and evidencing an interest designated as a "regular interest" in the REMIC for the purposes of the REMIC Provisions and primarily evidencing an interest in Loan Group II.

                  "Class A-3 Certificate": Any Certificate designated as a "Class A-3 Certificate" on the face thereof, in the form of Exhibit B-1 hereto, and authenticated by the Trustee in accordance with the procedures set forth herein and evidencing an interest designated as a "regular interest" in the REMIC for the purposes of the REMIC Provisions and primarily evidencing an interest in Loan Group II.

                  "Class A-4 Certificate": Any Certificate designated as a "Class A-4 Certificate" on the face thereof, in the form of Exhibit B-1 hereto, and authenticated by the Trustee in accordance with the procedures set forth herein and evidencing an interest designated as a "regular interest" in the REMIC for the purposes of the REMIC Provisions and primarily evidencing an interest in Loan Group II.

                  "Class A-5 Certificate": Any Certificate designated as a "Class A-5 Certificate" on the face thereof, in the form of Exhibit B-1 hereto, and authenticated by the Trustee in accordance with the procedures set forth herein and evidencing an interest designated as a "regular interest" in the REMIC for the purposes of the REMIC Provisions and primarily evidencing an interest in Loan Group II.

                  "Class A-6 Certificate": Any Certificate designated as a "Class A-6 Certificate" on the face thereof, in the form of Exhibit B-1 hereto, and authenticated by the Trustee in accordance with the procedures set forth herein and evidencing an interest designated as a "regular interest" in the REMIC for the purposes of the REMIC Provisions and primarily evidencing an interest in Loan Group II.

                  "Class I S Certificate": Any Certificate designated as a "Class I S Certificate" on the face thereof, in the form of Exhibit B-1 hereto, and authenticated by the Trustee in accordance with the procedures set forth herein and evidencing an interest designated as a "regular interest" in the REMIC for the purposes of the REMIC Provisions and primarily evidencing an interest in Loan Group I.

                  "Class II S Certificate": Any Certificate designated as a "Class II S Certificate" on the face thereof, in the form of Exhibit B-1 hereto, and authenticated by the Trustee in accordance with the procedures set forth herein and evidencing an interest designated as a "regular interest" in the REMIC for the purposes of the REMIC Provisions and primarily evidencing an interest in Loan Group II.

                  "Class R Certificate": Any one of the Class R Certificates executed by the Trustee and authenticated by the Certificate Registrar substantially in the form annexed hereto as Exhibit B-2, subordinate to the Class A Certificates in right of payment to the extent set forth herein and evidencing an interest designated as a "residual interest" in the REMIC for purposes of the REMIC Provisions.

                  "Class R Certificateholder": A Holder of a Class R
Certificate.

                  "Class S Certificate": Any of the Class I S or Class II S Certificates.

                  "Class S Certificateholder": A Holder of a Class S
Certificate.

                  "Class S Interest Distribution Amount": With respect to each class of Class S Certificates for any Distribution Date, the aggregate amount of interest accrued for the related Accrual Period on the related Notional Amount immediately prior to such Distribution Date at the related Class S Pass-Through Rate (based on a 360-day year and the actual number of days in the prior calendar month in the case of the Class I S Certificates and a 360-day year and a 30-day month in the case of the Class II S Certificates.

                  "Class S Pass-Through Rate": With respect to the Class I S Certificates and any Distribution Date, a rate equal to the weighted average, expressed as a percentage, of the related Pool Strip Rates of all of the Group I Loans in the Trust Fund as of the Due Date in the month immediately preceding the month in which such Distribution Date occurs, weighted on the basis of the respective Principal Balances of such Mortgage Loans at the beginning of the related Due Period. With respect to the Class II S Certificates and any Distribution Date, a rate equal to the weighted average, expressed as a percentage, of the related Pool Strip Rates of all of the Group II Loans in the Trust Fund as of the Due Date in the month immediately preceding the month in which such Distribution Date occurs, weighted on the basis of the respective Principal Balances of such Mortgage Loans at the beginning of the related Due Period.

                  "Closing Date":   May 31, 1996.

                  "Code":  The Internal Revenue Code of 1986, as amended.

                  "Collection Account": The Eligible Account established and maintained by the Master Servicer pursuant to Section 5.03.

                  "Combined Loan-to-Value Ratio": With respect to any Mortgage Loan secured by a second lien on the related Mortgaged Property, as of any date, the fraction, expressed as a percentage, the numerator of which is the sum of
(i) the current principal balance of such Mortgage Loan and (ii) the current aggregate principal balance of the related Senior Mortgage Loans (if any) at the date of determination, and the denominator of which is the Appraised Value of the related Mortgaged Property.

                  "Commission":  The Securities and Exchange Commission.

                  "Company": Southern Pacific Secured Assets Corp., a California corporation, and any successor thereto.

                  "Compensating Interest":  As defined in Section 6.09 hereof.

                  "Curtailment": With respect to a Mortgage Loan, any payment of principal received during a Due Period as part of a payment that is in excess of the amount of the Monthly Payment due for such Due Period and which is not intended to satisfy the Mortgage Loan in full, nor is intended to cure a delinquency.

                  "Custodian":  As defined in Section 2.02(c).

                  "Cut-off Date":  May 8, 1996.

                  "DCR": Duff & Phelps Credit Rating Co., or its successor in interest.

                  "Debt Service Reduction": With respect to any Mortgage Loan, a reduction by a court of competent jurisdiction of the Monthly Payment due on such Mortgage Loan in a proceeding under the United States Bankruptcy Code, except such a reduction that constitutes a Deficient Valuation or a permanent forgiveness of principal.

                  "Deficient Valuation": With respect to any Mortgage Loan, a valuation of the related Mortgaged Property by a court of competent jurisdiction in an amount less than the then outstanding principal balance of the Mortgage Loan, which valuation results from a proceeding initiated under the United States Bankruptcy Code.

                  "Deleted Mortgage Loan": A Mortgage Loan replaced by or to be replaced by a Qualified Substitute Mortgage Loan.

                  "Delinquent": A Mortgage Loan is "delinquent" if any payment due thereon is not made by the close of business on the day such payment is scheduled to be due. A Mortgage Loan is "30 days delinquent" if such payment has not been received by the close of business on the corresponding day of the month immediately succeeding the month in which such payment was due, or, if there is no such corresponding day (e.g., as when a 30-day month follows a 31-day month in which a payment was due on the 31st day of such month) then on the last day of such immediately succeeding month. Similarly for "60 days delinquent," "90 days delinquent" and so on.

                  "Depository": The Depository Trust Company, 55 Water Street, New York, New York 10041 and any successor Depository hereafter named. The nominee of the initial Depository for purposes of registering those Certificates that are to be book-entry Certificates is Cede & Co. The Depository shall at all times be a "clearing corporation" as defined in Section 8-102(3) of the Uniform Commercial Code of the State of New York and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended.

                  "Direct Participant": Any broker-dealer, bank or other financial institution for which the Depository holds Class A Certificates from time to time as a securities depositary.

                  "Disqualified Organization": Any of (i) the United States, any State or political subdivision thereof, any possession of the United States, or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and, except for the FHLMC, a majority of its board of directors is not selected by such governmental unit), (ii) any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, (iii) any organization (other than certain farmers' cooperatives described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code (unless such organization is subject to the tax imposed by Section 511 of the Code on unrelated business taxable income), or rural electric and telephone cooperatives described in Section 1381(a)(2)(C) of the Code and
(iv) any other Person so designated by the Trustee based upon an Opinion of Counsel provided to the Trustee that the holding of an ownership interest in a Class R Certificate by such Person may cause the REMIC or any Person having an ownership interest in any Class of Certificates (other than such Person) to incur liability for any federal tax imposed under the Code that would not otherwise be imposed but for the transfer of an ownership interest in the Class R Certificate to such Person. The terms "United States", "State" and "international organization" shall have the meanings set forth in Section 7701 of the Code.

                  "Distribution Date": The 25th day of any month or if such 25th day is not a Business Day, the first Business Day immediately following, commencing on June 25, 1996.

                  "Due Date":  The first day of each calendar month.

                  "Due Period": With respect to each Distribution Date, the period beginning on the opening of business on the second day of the calendar month preceding the calendar month in which such Distribution Date occurs, and ending at the close of business on the first day of the calendar month in which such Distribution Date occurs.

                  "Eligible Account": Either (A) an account or accounts maintained with an institution (which may include the Trustee, provided such institution otherwise meets these requirements) whose deposits are insured by the FDIC, the unsecured and uncollateralized debt obligations of which institution shall be rated AA or better by S&P and DCR and Aa2 or better by Moody's and in the highest short term rating by the Rating Agencies, and which is (i) a federal savings and loan association duly organized, validly existing and in good standing under the federal banking laws, (ii) an institution duly organized, validly existing and in good standing under the applicable banking laws of any state, (iii) a national banking association (including the Trustee) duly organized, validly existing and in good standing under the federal banking laws,

(iv) a principal subsidiary of a bank holding company, or (v) approved in writing by the Certificate Insurer and the Rating Agencies or (B) a trust account or accounts maintained with the corporate trust department of a federal or state chartered depository institution acceptable to each Rating Agency and the Certificate Insurer (the Trustee shall be deemed acceptable, provided that the Trustee otherwise meets these requirements), having capital and surplus of not less than $50,000,000, acting in its fiduciary capacity.

                  "ERISA":  As defined in Section 4.02(m) hereof.

                  "Event Of Default": One or more of the events described in
Section 7.01 hereof.

                  "FDIC": The Federal Deposit Insurance Corporation and any successor thereto.

                  "FHLMC": The Federal Home Loan Mortgage Corporation and any successor thereto.

                  "FNMA": The Federal National Mortgage Association and any successor thereto.

                  "Foreclosure Profits": As to any Distribution Date, (i) Net Liquidation Proceeds in respect of each Mortgage Loan that became a Liquidated Mortgage Loan during the month immediately preceding the month of such Distribution Date minus (ii) the sum of the unpaid principal balance of each such Liquidated Mortgage Loan plus accrued and unpaid interest at the applicable Mortgage Interest Rate on the unpaid principal balance thereof from the Due Date to which interest was last paid by the Mortgagor (or, in the case of a Liquidated Mortgage Loan that had been an REO Mortgage Loan, from the Due Date to which interest was last deemed to have been paid pursuant to Section 5.12) to the first day of the month following the month in which such Mortgage Loan became a Liquidated Mortgage Loan.

                  "Funding Period": As determined separately for Loan Group I and Loan Group II, the period beginning on the Closing Date and ending on the earlier of the date on which (a) the amount on deposit in the related Pre-Funding Account is less than $10,000.00 or (b) the close of business on July 15, 1996.

                  "GAAP":  Generally accepted accounting principles.

                  "Gross Margin": As to each Group I Loan, the fixed percentage set forth in the related Mortgage Note and indicated in the related Mortgage Loan Schedules as the "Gross Margin," which percentage is added to the related Index on each Rate Adjustment Date to determine (subject to rounding, the Periodic Cap, Lifetime Floor and the Lifetime Cap) the Mortgage Interest Rate on such Mortgage Loan until the next Rate Adjustment Date.

                  "Group I Available Funds":  As defined in Section 6.04(a).

                  "Group II Available Funds":  As defined in Section 6.04(a).

                  "Group I Certificate Account": The Certificate Account established with respect to the Group I Certificates in accordance with Section 6.01(a) hereof and maintained by the Trustee.

                  "Group II Certificate Account": The Certificate Account established with respect to the Group II Certificates in accordance with Section 6.01(a) hereof and maintained by the Trustee.

                  "Group I Certificate Insurance Policy": The certificate guaranty insurance policy No. 21262, and all endorsements thereto dated the Closing Date, issued by the Certificate Insurer for the benefit of the Group I Certificateholders, a copy of which is attached hereto as Exhibit A-1.

                  "Group II Certificate Insurance Policy": The certificate guaranty insurance policy No. 21263, and all endorsements thereto dated the Closing Date, issued by the Certificate Insurer for the benefit of the Group II Certificateholders, a copy of which is attached hereto as Exhibit A-2.

                  "Group I Certificates": Collectively, the Class A-1 Certificates, the Class I S Certificates and the Class R Certificates.

                  "Group II Certificates": Collectively, the Class A-2 Certificates, the Class A-3 Certificates, the Class A-4 Certificates, the Class A-5 Certificates, the Class A-6 Certificates, the Class II S Certificates and the Class R Certificates.

                  "Group I Class A Available Funds Pass-Through Rate": As of any Distribution Date, a per annum rate, expressed as a percentage, equal to (i) the weighted average of the Net Mortgage Interest Rates on the Group I Loans minus
(ii) commencing on the seventh Distribution Date, 0.50% per annum.

                  "Group II Class A Available Funds Pass-Through Rate": As of any Distribution Date, a per annum rate, expressed as a percentage, equal to the weighted average of the Net Mortgage Interest Rates on the Group II Loans.

                  "Group I Class A Carry-Forward Amount": As of any Distribution Date, the sum of (a) the amount, if any, by which (i) the Group I Insured Distribution Amount as of the immediately preceding Distribution Date exceeded
(ii) the amount actually distributed to the Holders of the Group I Class A Certificates on such Distribution Date in respect thereof (including, without limitation, any Insured Payments paid to the Holders of the Group I Class A Certificates by the Certificate Insurer as described in Sections 6.04 and 6.05 hereof) and (b) interest accrued for the related Accrual Period on the amount described in clause (a), calculated at an interest rate equal to the Group I Class A Pass-Through Rate on the Group I Class A Certificates applicable to such Distribution Date. Any Group I Class A Carry-Forward Amount shall be deemed to be allocated first to any related Group I Subordination Deficit and second to any related Group I Class A Interest Distribution Amount.

                  "Group II Class A Carry-Forward Amount": As of any Distribution Date, the sum of (a) the amount, if any, by which (i) the Group II Insured Distribution Amount as of the immediately preceding Distribution Date exceeded (ii) the amount actually distributed to the Holders of the Group II Class A Certificates on such Distribution Date in respect thereof (including, without limitation, any Insured Payments paid to the Holders of the Group II Class A Certificates by the Certificate Insurer as described in Sections 6.04 and 6.05 hereof) and (b) interest accrued for the related Accrual Period on the amount described in clause (a), calculated at an interest rate equal to the weighted average of the Group II Class A Pass-Through Rate applicable to such Distribution Date, weighted on the basis of the Certificate Principal Balances of such Certificates. Any Group II Class A Carry-Forward Amount shall be deemed to be allocated first to any related Group II Subordination Deficit and second to any related Group II Class A Interest Distribution Amount.

                  "Group I Class A Certificates":  The Class A-1 Certificates.

                  "Group II Class A Certificates": Collectively, the Class A-2 Certificates, the Class A-3 Certificates, the Class A-4 Certificates, the Class A-5 Certificates and the Class A-6 Certificates.

                  "Group I Class A Interest Distribution Amount": With respect to the Group I Class A Certificates for any Distribution Date the sum of (i) (a) the aggregate amount of interest accrued for the related Accrual Period on the related Certificate Principal Balance immediately prior to such Distribution Date at the related Group I Class A Pass-Through Rate (based on a 360-day year and the actual number of days in the prior calendar month if clause (i) of the definition of Group I Class A Pass-Through Rate is used with respect to such Distribution Date, or a 360-day year and a 30-day month if clause (ii) of the definition of Group I Class A PassThrough Rate is used with respect to such Distribution Date) minus (b) the aggregate related Mortgage Loan Interest Shortfall for such Distribution Date and (ii) the portion of any related Group I Class A Carry-Forward Amount which relates to a shortfall (other than a related Mortgage Loan Interest Shortfall) in a distribution of a Group I Class A Interest Distribution Amount in respect of such Group I Class A Certificates, in each case as of such Distribution Date.

                  "Group II Class A Interest Distribution Amount": With respect to each class of Group II Class A Certificates for any Distribution Date the sum of (i) (a) the aggregate amount of interest accrued for the related Accrual Period on the related Certificate Principal Balance immediately prior to such Distribution Date at the related Class A Pass-Through Rate (based on a 360-day year and a 30-day month) minus (b) the aggregate related Mortgage Loan Interest Shortfall for such Distribution Date with all such reductions allocated among the Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class A-5 Certificates and Class A-6 Certificates in proportion to their respective amount of Group II Class A Interest Distribution Amount which would have resulted absent such reductions and (ii) the portion of any related Group II Class A Carry-Forward Amount which relates to a shortfall (other than a related Mortgage Loan Interest Shortfall) in a distribution of a Group II Class A Interest Distribution Amount in respect of such Group II Class A Certificates, in each case as of such Distribution Date.

                  "Group I Class A Pass-Through Rate": With respect to any Distribution Date and the Class A-1 Certificates, the per annum rate equal to the lesser of:

                    (i) with respect to (a) any Distribution Date which occurs on or prior to the date on which the Pool Principal Balance is less than 10% of the Original Pool Principal Balance, One-Month LIBOR plus 0.33% and (b) any Distribution Date thereafter One-Month LIBOR plus 0.66%; and

                   (ii) the Group I Class A Available Funds Pass-Through Rate for such Distribution Date.

                  "Group II Class A Pass-Through Rate": With respect to any Distribution Date and the Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates and Class A-5 Certificates, 6.72%, 7.04%, 7.41% and 7.69% per annum, respectively. With respect to any Distribution Date and the Class A-6 Certificates, the lesser of 7.99% per annum and the Group II Class A Available Funds Pass-Through Rate.

                  "Group I Class A Principal Distribution Amount": With respect to the Group I Class A Certificates for any Distribution Date, the lesser of:

         (a)      the excess of (i) the sum, as of such Distribution Date, of
                  (A) the Group I Available Funds and (B) any related Insured Payment over (ii) the Group I Class A Interest Distribution Amount; and

         (b)      the sum, without duplication, of:

                  (i) the portion of any Group I Class A Carry-Forward Amount which relates to a shortfall in a distribution of a Group I Subordination Deficit,

                  (ii) all scheduled installments of principal in respect of the Group I Loans received or advanced during the related Due Period, together with all unscheduled recoveries of principal in respect of the Group I Loans received by the Master Servicer during the prior calendar month,

                  (iii) the Principal Balance of each Group I Loan that was repurchased by the Seller, by an Affiliate of the Seller or by the Company,

                  (iv) any Substitution Adjustments delivered by the Company on the related Master Servicer Remittance Date in connection with a substitution of a Group I Loan,

                  (v) the Net Liquidation Proceeds collected by the Master Servicer of all Group I Loans during the related Due Period (to the extent such Net Liquidation Proceeds related to principal),

                  (vi) the amount of any Group I Subordination Deficit for such Distribution Date,

                  (vii) the proceeds received by the Trustee with respect to the Group I Loans from any termination of the Trust Fund (to the extent such proceeds are related to principal),

                  (viii) the amount of any Group I Subordination Increase Amount for such Distribution Date, and

                  (ix) with respect to the Distribution Date occurring in August 1996, any amounts in the Group I Pre-Funding Account after giving effect to any purchase of related Subsequent Mortgage Loans;

                                      MINUS

                  (x) the amount of any Group I Subordination Reduction Amount for such Distribution Date.

                  "Group II Class A Principal Distribution Amount": With respect to the Group II Class A Certificates for any Distribution Date, the lesser of:

         (a)      the excess of (i) the sum, as of such Distribution Date, of
                  (A) the Group II Available Funds and (B) any related Insured Payment over (ii) the Group II Class A Interest Distribution Amount; and

         (b)      the sum, without duplication, of:

                  (i) the portion of any Group II Class A Carry-Forward Amount which relates to a shortfall in a distribution of a Group II Subordination Deficit,

                  (ii) all scheduled installments of principal in respect of the Group II Loans received or advanced during the related Due Period, together with all unscheduled recoveries of principal in respect of the Group II Loans received by the Master Servicer during the prior calendar month,

                  (iii) the Principal Balance of each Group II Loan that either was repurchased by the Seller, by an Affiliate of the Seller or by the Company,

                  (iv) any Substitution Adjustments delivered by the Company on the related Master Servicer Remittance Date in connection with a substitution of a Group II Loan,

                  (v) the Net Liquidation Proceeds collected by the Master Servicer of all Group II Loans during the related Due Period (to the extent such Net Liquidation Proceeds related to principal),

                  (vi) the amount of any Group II Subordination Deficit for such Distribution Date,

                  (vii) the proceeds received by the Trustee with respect to the Group II Loans of any termination of the Trust Fund (to the extent such proceeds are related to principal),

                  (viii) the amount of any Group II Subordination Increase
                         Amount for such Distribution Date, and

                  (ix) with respect to the Distribution Date occurring in August 1996, any amounts in the Group II Pre-Funding Account after giving effect to any purchase of related Subsequent Mortgage Loans;


                                      MINUS

                  (x) the amount of any Group II Subordination Reduction Amount for such Distribution Date.

                  "Group I Excess Subordinated Amount": With respect to any Distribution Date, the difference, if any, between (a) the Group I Subordinated Amount that would exist on such Distribution Date after taking into account all distributions to be made on such Distribution Date (exclusive of any reductions thereto attributable to Group I Subordination Reduction Amounts on such Distribution Date) and (b) the Group I Required Subordinated Amount for such Distribution Date.

                  "Group II Excess Subordinated Amount": With respect to any Distribution Date, the difference, if any, between (a) the Group II Subordinated Amount that would exist on such Distribution Date after taking into account all distributions to be made on such Distribution Date (exclusive of any reductions thereto attributable to Group II Subordination Reduction Amounts on such Distribution Date) and (b) the Group II Required Subordinated Amount for such Distribution Date.

                  "Group I Insured Distribution Amount": With respect to any Distribution Date, the sum of (a) the Group I Class A Interest Distribution Amount with respect to such Distribution Date and (b) the Group I Subordination Deficit, if any, as of such Distribution Date.

                  "Group II Insured Distribution Amount": With respect to any Distribution Date, the sum of (a) the Group II Class A Interest Distribution Amount with respect to such Distribution Date and (b) the Group II Subordination Deficit, if any, as of such Distribution Date.

                  "Group I Interest Coverage Account": With respect to Loan Group I, the Account established and maintained pursuant to Section 6.13, which must be an Eligible Account.

                  "Group II Interest Coverage Account": With respect to Loan Group II, the Account established and maintained pursuant to Section 6.13, which must be an Eligible Account.

                  "Group I Loans" or "Loan Group I": The group of Mortgage Loans identified on Exhibit D-1 from time to time.

                  "Group II Loans or "Loan Group II": The group of Mortgage Loans identified on Exhibit D-2 from time to time.

                  "Group I Net Monthly Excess Cashflow": As of any Distribution Date, an amount equal to (x) the Group I Available Funds minus (y) the sum of
(i) sum of the Group I

Class A Interest Distribution Amount and the amount described in clause (b) of the definition of Group I Class A Principal Distribution Amount (calculated for this purpose without regard to any Group I Subordination Increase Amount or portion thereof included therein) and (ii) the Group I Reimbursement Amount, if any, for such Distribution Date.

                  "Group II Net Monthly Excess Cashflow": As of any Distribution Date, an amount equal to (x) the Group II Available Funds minus (y) the sum of
(i) sum of the Group II Class A Interest Distribution Amount and the amount described in clause (b) of the definition of Group II Class A Principal Distribution Amount (calculated for this purpose without regard to any Group II Subordination Increase Amount or portion thereof included therein) and (ii) the Group II Reimbursement Amount, if any, for such Distribution Date.

                  "Group I Pool Principal Balance": The sum of the aggregate Principal Balances of the Group I Loans in the Trust Fund and the Group I Pre-Funded Amount as of any date of determination.

                  "Group II Pool Principal Balance": The sum of the aggregate Principal Balances of the Group II Loans in the Trust Fund and the Group II Pre-Funded Amount as of any date of determination.

                  "Group I Pre-Funded Amount": With respect to any Determination Date, the amount on deposit in the Group I Pre-Funding Account.

                  "Group II Pre-Funded Amount": With respect to any Determination Date, the amount on deposit in the Group II Pre-Funding Account.

                  "Group I Pre-Funding Account": The account established and maintained pursuant to Section 6.12 as defined therein.

                  "Group II Pre-Funding Account": The account established and maintained pursuant to Section 6.12 as defined therein.

                  "Group I Principal Remittance Amount": As of any Distribution Date, the sum, without duplication of the amounts specified in clauses (b)(ii) through (v), (vii) and (viii) of the definition of Group I Class A Principal Distribution Amount.

                  "Group II Principal Remittance Amount": As of any Distribution Date, the sum, without duplication of the amounts specified in clauses (b)(i) through (v), (vii) and (viii) of the definition of Group II Class A Principal Distribution Amount.

                  "Group I Reimbursement Amount": As of any Distribution Date, the sum of (a)(i) all Group I Insured Payments (as defined in the Group I Certificate Insurance Policy) previously paid by the Certificate Insurer and in each case not previously repaid to the Certificate Insurer pursuant to Sections 6.05(b) or 6.05(c) hereof plus (ii) interest accrued on each such Group I Insured Payment and Group I Preference Payments not previously repaid calculated at the Group I Class A Pass-Through Rate from the date such Group I Insured Payment or Group I Preference Amount was made and (b)(i) any amounts then due and owing to the Certificate Insurer under the Insurance Agreement, as certified to the Trustee by the

Certificate Insurer plus (ii) interest on such amounts at the Late Payment Rate (as defined in the Insurance Agreement). The Certificate Insurer shall notify the Trustee and the Company of the amount of any Group I Reimbursement Amount.

                  "Group II Reimbursement Amount": As of any Distribution Date, the sum of (a)(i) all Group II Insured Payments (as defined in the Group II Certificate Insurance Policy) previously paid by the Certificate Insurer and in each case not previously repaid to the Certificate Insurer pursuant to Sections 6.05(b) or 6.05(c) hereof plus (ii) interest accrued on each such Group II Insured Payment and Group II Preference Payments not previously repaid calculated at the Group II Class A Pass-Through Rate from the date such Group II Insured Payment or Group II Preference Amount was made and (b)(i) any amounts then due and owing to the Certificate Insurer under the Insurance Agreement, as certified to the Trustee by the Certificate Insurer plus (ii) interest on such amounts at the Late Payment Rate (as defined in the Insurance Agreement). The Certificate Insurer shall notify the Trustee and the Company of the amount of any Group II Reimbursement Amount.

                  "Group I Required Subordinated Amount": For each Distribution Date, the amount determined as follows:

                  (a) for any Distribution Date occurring during the period commencing on the Closing Date and ending on the later of (x) the date upon which principal payments on the Group I Loans equal to one-half of the Original Group I Pool Principal Balance have been received and (y) the thirtieth Distribution Date following the Closing Date, the greater of the following:

                          (i) the Initial Group I Specified Subordinated Amount;
                  and

                           (ii) two times an amount equal to (x) one-half of the
                  aggregate Principal Balances of all Group I Loans which are 91 or more days Delinquent (including REO Properties) minus (y) three times the Group I Net Monthly Excess Cashflow for such Distribution Date; and

                  (b) for any Distribution Date occurring after the end of the period in clause (a) above, the greatest of the following:

                           (i) the lesser of (A) the Initial Group I Specified
                  Subordinated Amount and (B) two times the Amortized Group I Subordinated Amount Requirement,

                           (ii) two times the difference of (A) one-half of the
                  aggregate Principal Balances of all Group I Loans which are 91 or more days Delinquent (including REO Properties) and (B) three times the Group I Net Monthly Excess Cashflow for such Distribution Date,

                           (iii) an amount equal to 0.50% of the Original Group
                  I Pool Principal Balance and

                           (iv) the sum of the then outstanding Principal
                  Balances of the Group I Loans with the four largest outstanding Principal Balances.

         Notwithstanding anything to the contrary set forth in clauses (a) or
(b) above, on or after any Distribution Date on which a Group I Insured Payment is made, or any Distribution Date on which an Event of Default has occurred and is continuing, the Group I Required Subordinated Amount shall be equal to the Group I Required Subordinated Amount as of the Distribution Date immediately prior to the Distribution Date on which either such event occurred.

                  "Group II Required Subordinated Amount": For each Distribution Date, the amount determined as follows:

                  (a) for any Distribution Date occurring during the period commencing on the Closing Date and ending on the later of (x) the date upon which principal payments on the Group II Loans equal to one-half of the Original Group II Pool Principal Balance have been received and
         (y) the thirtieth Distribution Date following the Closing Date, the greater of the following:

                           (i) the Initial Group II Specified Subordinated
                  Amount; and

                           (ii) two times an amount equal to (x) one-half of the
                  aggregate Principal Balances of all Group II Loans which are 91 or more days Delinquent (including REO Properties) minus
                  (y) three times the Group II Net Monthly Excess Cashflow for such Distribution Date; and

                  (b) for any Distribution Date occurring after the end of the period in clause (a) above, the greatest of the following:

                           (i) the lesser of (A) the Initial Group II Specified
                  Subordinated Amount and (B) two times the Amortized Group II Subordinated Amount Requirement,

                           (ii) two times the difference of (A) one-half of the
                  aggregate Principal Balances of all Group II Loans which are 91 or more days Delinquent (including REO Properties) and (B) three times the Group II Net Monthly Excess Cashflow for such Distribution Date,

                           (iii) an amount equal to 0.50% of the Original Group
                  II Pool Principal Balance and

                           (iv) the sum of the then outstanding Principal
                  Balances of the Group II Loans with the four largest outstanding Principal Balances.

         Notwithstanding anything to the contrary set forth in clauses (a) or
(b) above, on or after any Distribution Date on which a Group II Insured Payment is made, or any Distribution Date on which an Event of Default has occurred and is continuing, the Group II Required Subordinated Amount shall be equal to the Group II Required Subordinated Amount as of the Distribution Date immediately prior to the Distribution Date on which either such event occurred.

                  "Group I Subordinated Amount": As of any Distribution Date, the difference, if any, between (a) the Group I Pool Principal Balance as of the close of business on the last day of the related Due Period and (b) the aggregate Certificate Principal Balance of the Group I Class A Certificates as of such Distribution Date (after taking into account the payment of the Group I Principal Remittance Amount on such Distribution Date); PROVIDED, HOWEVER, that such amount shall not be less than zero.

                  "Group II Subordinated Amount": As of any Distribution Date, the difference, if any, between (a) the Group II Pool Principal Balance as of the close of business on the last day of the related Due Period and (b) the aggregate Certificate Principal Balance of the Group II Class A Certificates as of such Distribution Date (after taking into account the payment of the Group II Principal Remittance Amount on such Distribution Date); PROVIDED, HOWEVER, that such amount shall not be less than zero.

                  "Group I Subordination Deficiency Amount": With respect to any Distribution Date, the amount, if any, by which (a) the Group I Required Subordinated Amount applicable to such Distribution Date exceeds (b) the Group I Subordinated Amount applicable to such Distribution Date prior to taking into account the payment of any related Group I Subordination Increase Amounts on such Distribution Date.

                  "Group II Subordination Deficiency Amount": With respect to any Distribution Date, the amount, if any, by which (a) the Group II Required Subordinated Amount applicable to such Distribution Date exceeds (b) the Group II Subordinated Amount applicable to such Distribution Date prior to taking into account the payment of any related Group II Subordination Increase Amounts on such Distribution Date.

                  "Group I Subordination Deficit": As of any Distribution Date, the amount, if any, by which (a) the aggregate Certificate Principal Balance of the Group I Class A Certificates (after taking into account the payment of the Group I Class A Principal Distribution Amount (other than payments in respect thereof under the Group I Certificate Insurance Policy)) on such date exceeds
(b) the Group I Pool Principal Balance determined as of the end of the immediately preceding Due Period.

                  "Group II Subordination Deficit": As of any Distribution Date, the amount, if any, by which (a) the aggregate Certificate Principal Balance of the Group II Class A Certificates (after taking into account the payment of the Group II Class A Principal Distribution Amount (other than payments in respect thereof under the Group II Certificate Insurance Policy)) on such date exceeds
(b) the Group II Pool Principal Balance determined as of the end of the immediately preceding Due Period.

                  "Group I Subordination Increase Amount": With respect to any Distribution Date, the lesser of (a) the Group I Subordination Deficiency Amount as of such Distribution Date (after taking into account the payment of the Group I Class A Principal Distribution Amount on such Distribution Date (other than clause (viii) thereof)) and (b) the amount of Group I Net Monthly Excess Cashflow on such Distribution Date.

                  "Group II Subordination Increase Amount": With respect to any Distribution Date, the lesser of (a) the Group II Subordination Deficiency Amount as of such Distribution Date (after taking into account the payment of the Group II Class A Principal Distribution

Amount on such Distribution Date (other than clause (viii) thereof)) and (b) the amount of Group II Net Monthly Excess Cashflow on such Distribution Date.

                  "Group I Subordination Reduction Amount": With respect to any Distribution Date, an amount equal to the lesser of (a) the Group I Excess Subordinated Amount for such Distribution Date and (b) the Group I Principal Remittance Amount for the prior Due Period.

                  "Group II Subordination Reduction Amount": With respect to any Distribution Date, an amount equal to the lesser of (a) the Group II Excess Subordinated Amount for such Distribution Date and (b) the Group II Principal Remittance Amount for the prior Due Period.

                  "Index": As to any Group I Loan, a rate per annum equal to the average of the interbank offered rates for six month United States dollar deposits in the London market as published in the Western Edition of THE WALL STREET JOURNAL, as most recently available as of the first business day forty-five, thirty or five days prior to any Rate Adjustment Date, as specified in the related Mortgage Note.

                  "Indirect Participant": Any financial institution for whom any Direct Participant holds an interest in a Class A Certificate.

                  "Initial Group I Loan": A Group I Loan assigned and transferred to the Trustee on the Closing Date, as listed on the Mortgage Loan Schedule attached hereto as Exhibit D-1.

                  "Initial Group II Loan": A Group II Loan assigned and transferred to the Trustee on the Closing Date, as listed on the Mortgage Loan Schedule attached hereto as Exhibit D-2.

                  "Initial Group I Specified Subordinated Amount": An amount equal to 3.60% of the Original Group I Pool Principal Balance.

                  "Initial Group II Specified Subordinated Amount": An amount equal to 2.25% of the Original Group II Pool Principal Balance.

                  "Initial Mortgage Loan": Any Initial Group I Loan or Initial Group II Loan.

                  "Insurance Agreement": The Insurance Agreement dated as of May 8, 1996 among the Certificate Insurer, the Company, the Master Servicer, the Trustee and Southern Pacific Funding Corporation and attached hereto as Exhibit R, as such agreement may be amended or supplemented in accordance with the provisions thereof.

                  "Insurance Proceeds: Proceeds paid by any insurer pursuant to any insurance policy covering a Mortgage Loan to the extent such proceeds are not applied to the restoration of the related Mortgaged Property or released to the related Mortgagor in accordance with Accepted Servicing Practices. "Insurance Proceeds" do not include "Insured Payments."

                  "Insured Payment": As determined separately for the Group I and Group II Class A Certificates, the sum of (i) with respect to each Distribution Date, the related Available Funds Shortfall and (ii) any related unpaid Preference Amount.

                  "Interest Coverage Account": The Group I Interest Coverage Account or the Group II Interest Coverage Account, as applicable.

                  "Interest Coverage Addition": With respect to Loan Group I and Loan Group II, as to any Distribution Date, an amount equal to the lesser of

         (A) interest accrued for the related Accrual Period on an amount equal to (i) the related Original Pre-Funded Amount minus (ii) the aggregate Principal Balance of any related Subsequent Mortgage Loans transferred prior to the first day of the month in which such Distribution Date occurs, calculated at a rate equal to the sum of (a)(1) with respect to the Group I Certificates, the Group I Class A Pass-Through Rate for such Distribution Date, or (2) with respect to the Group II Certificates, the weighted average of the Group II Class A Pass-Through Rates for such Distribution Date, weighted on the basis of the Certificate Principal Balances of such Certificates, (b) the Premium Percentage and (c) 0.01%; and

         (B) the related Available Funds Shortfall (calculated without regard to the Interest Coverage Addition component of Group I Available Funds or Group II Available Funds, as applicable).

                  "Interest Coverage Amount": With respect to Loan Group I and Loan Group II, the amount to be paid by the Company to the Trustee for deposit into the related Interest Coverage Account pursuant to Section 6.13(a) on the Closing Date, which amount is $118,208.00 for Loan Group I and $187,717.00 for Loan Group II.

                  "Interest Determination Date": With respect to any Accrual Period, the second London Business Day preceding the commencement of such Accrual Period.

                  "Lifetime Cap": As to any Mortgage Loan in Loan Group I, the maximum Mortgage Interest Rate set forth in the related Mortgage Note and indicated in the Mortgage Loan Schedule, which rate may be applicable to such Mortgage Loan at any time during the life of such Mortgage Loan.

                  "Lifetime Floor": As to any Mortgage Loan in Loan Group I the minimum Mortgage Interest Rate set forth in the related Mortgage Note and indicated in the Mortgage Loan Schedule, which rate may be applicable to such Mortgage Loan at any time during the life of such Mortgage Loan.

                  "Liquidated Loan Loss": With respect to any Distribution Date, the aggregate of the amount of losses with respect to each Mortgage Loan which became a Liquidated Mortgage Loan during the Due Period preceding such Distribution Date, equal to (i) the unpaid principal balance of each such Liquidated Mortgage Loan, plus accrued interest thereon in accordance with the amortization schedule at the time applicable thereto at the applicable Mortgage Interest Rate from the Due Date as to which interest was last paid with respect thereto through the last day of the month in which such Mortgage Loan became a Liquidated Mortgage Loan, minus (ii) Net Liquidation Proceeds with respect to such Liquidated Mortgage Loan.

                  "Liquidated Mortgage Loan": A Mortgage Loan with respect to which the related Mortgaged Property has been acquired, liquidated or foreclosed and with respect to which the Master Servicer determines that all Liquidation Proceeds which it expects to recover have been recovered.

                  "Liquidation Expenses": Expenses incurred by the Master Servicer or any Subservicer in connection with the liquidation of any defaulted Mortgage Loan or property acquired in respect thereof (including, without limitation, legal fees and expenses, committee or referee fees, and, if applicable, brokerage commissions and conveyance taxes), any unreimbursed amount expended by the Master Servicer pursuant to Sections 5.05, 5.06 and 5.12 respecting the related Mortgage Loan and any unreimbursed expenditures for real property taxes or for property restoration or preservation of the related Mortgaged Property. Liquidation Expenses shall not include any previously incurred expenses in respect of an REO Mortgage Loan which have been netted against related REO Proceeds.

                  "Liquidation Proceeds": Amounts received by the Master Servicer (including Insurance Proceeds) in connection with the liquidation of defaulted Mortgage Loans or property acquired in respect thereof, whether through foreclosure, sale or otherwise, including payments in connection with such Mortgage Loans received from the Mortgagor, other than amounts required to be paid to the Mortgagor pursuant to the terms of the applicable Mortgage or to be applied otherwise pursuant to law.

                  "Loan Repurchase Price":  As defined in Section 2.04(b).

                  "Loan-to-Value Ratio or LTV": With respect to any Mortgage Loan, the fraction, expressed as a percentage, the numerator of which is the principal balance of such Mortgage Loan, as of the date of origination of the Mortgage Loan, divided by the Appraised Value of the related Mortgaged Property.

                  "London Business Day": Any day in which banks in the City of London, England are open and conducting transactions in United States dollars.

                  "Majority Certificateholders": With respect to each Loan Group, the Holder or Holders of Class A Certificates evidencing Percentage Interests in excess of 51% in the aggregate.

                  "Master Servicer": Advanta Mortgage Corp. USA, a Delaware corporation, or any successor appointed as herein provided.

                  "Master Servicer Remittance Amount": With respect to any Master Servicer Remittance Date, an amount equal to the sum of (i) all unscheduled collections of principal and interest on the Mortgage Loans (including Principal Prepayments in Full and Curtailments, Net REO Proceeds and Net Liquidation Proceeds, if any) collected by the Master Servicer during the prior calendar month and all scheduled Monthly Payments due on the related Due Date and received on or prior to the Business Day preceding such Master Servicer Remittance Date, (ii) all Periodic Advances made by the Master Servicer with respect to payments due to be received on the Mortgage Loans on the related Due Date and (iii) any other amounts required to be placed in the Collection Account by the Master Servicer pursuant to this Agreement but excluding the following:

                  (a) amounts received on particular Mortgage Loans as late payments of principal or interest and respecting which the Master Servicer has previously made an unreimbursed Periodic Advance;

                  (b) those portions of each payment of interest on a particular Mortgage Loan which represent the Servicing Fee;

                  (c) that portion of Liquidation Proceeds and REO Proceeds which represents any unpaid Servicing Fee;

                  (d) all income from Permitted Investments that is held in the Collection Account for the account of the Master Servicer;

                  (e) all amounts in respect of late fees, assumption fees, prepayment fees and similar fees;

                  (f) certain other amounts which are reimbursable to the Master Servicer, as provided in this Agreement; and

                  (g)  Net Foreclosure Profits.

                  "Master Servicer Remittance Date": With respect to any Distribution Date, the 18th of the month in which such Distribution Date occurs, or if such 18th day is not a Business Day, the Business Day preceding such 18th day.

                  "Monthly Payment": As to any Mortgage Loan (including any REO Mortgage Loan) and any Due Date, the scheduled payment of principal and interest due thereon for such Due Date (after adjustment for any Curtailments and Deficient Valuations occurring prior to such Due Date but before any adjustment to such amortization schedule by reason of any bankruptcy, other than Deficient Valuations or similar proceeding or any moratorium or similar waiver or grace period).

                  "Moody's": Moody's Investors Service, Inc., or any successor thereto.

                  "Mortgage": The mortgage, deed of trust or other instrument creating a first lien or second lien on the Mortgaged Property.

                  "Mortgage File": The mortgage documents listed in Exhibit C attached hereto pertaining to a particular Mortgage Loan and any additional documents required to be added to the Mortgage File pursuant to this Agreement; provided that whenever the term "Mortgage File" is used to refer to documents actually received by the Trustee, such term shall not be deemed to include such additional documents required to be added unless they are actually so added.

                  "Mortgage Impairment Insurance Policy": As defined in Section 5.07.

                  "Mortgage Interest Rate": As to any Group I Loan, the per annum rate at which interest accrues on the unpaid principal balance thereof, as adjusted from time to time in accordance with the provisions of the related Mortgage Note, which rate is (a) prior to the first related Rate Adjustment Date occurring after the Cut-off Date, the initial Mortgage Interest Rate for such Mortgage Loan indicated on the Mortgage Loan Schedule and (b) from and after such first Rate Adjustment Date, the sum of the related Index applicable to the most recent Rate Adjustment Date, and the Gross Margin, rounded as set forth in such Mortgage Note, subject to the Periodic Cap, the Lifetime Cap and Lifetime Floor set forth in the related Mortgage Note that may be applicable to such Mortgage Loan at any time during the life of such Mortgage Loan. As to any Group II Loan, the fixed per annum rate at which interest accrued on the unpaid principal balance thereof, which rate is the Mortgage Interest Rate for such Group II Loan indicated on the related Mortgage Loan Schedule.

                  "Mortgage Loan": An individual mortgage loan which is assigned and transferred to the Trustee pursuant to this Agreement, together with the rights and obligations of a holder thereof and payments thereon and proceeds therefrom (other than payments of interest that accrued on each Mortgage Loan up to and including the Due Date therefor occurring, with respect to the Mortgage Loans prior to the Cut-off Date), the Mortgage Loans originally subject to this Agreement being identified on the Mortgage Loan Schedule. As applicable, Mortgage Loan shall be deemed to refer to the related REO Property.

                  "Mortgage Loan Group": The Group I Loans or Group II Loans. References herein to "Mortgage Loan Group" when used with respect to any Certificate shall mean (i) Group I Loans, in the case of the Group I Certificates, and (ii) Group II Loans, in the case of the Group II Certificates.

                  "Mortgage Loan Interest Shortfall": With respect to any Distribution Date, as to the Mortgage Loans in either Loan Group, the sum of (a) any Civil Relief Act Interest Shortfalls in respect of such Mortgage Loans for such Distribution Date and (b) any related Master Servicer Default Prepayment Interest Shortfall. A "Master Servicer Default Prepayment Interest Shortfall" will only exist on a Distribution Date with respect to which the Master Servicer has defaulted on its obligations under Sections 5.20 and 6.09 with respect to Prepayment Interest Shortfalls and on such a Distribution Date will equal, for Loan Groups I and II in the aggregate, the excess of (i) the aggregate maximum amount of Compensating Interest required pursuant to Sections 5.20 and 6.09 to have been paid by the Master Servicer or a Subservicer or netted against the Master Servicer's aggregate Servicing Fee for such Distribution Date over (ii) the amount of Compensating Interest actually paid by the Master Servicer or a Subservicer or actually netted against the Master Servicer's aggregate Servicing Fee for such Distribution Date.

                  "Mortgage Loan Schedule": The lists of the Mortgage Loans transferred to the Trustee on or before the Closing Date or Subsequent Transfer Date as part of the Trust Fund and attached hereto as Exhibits D-1 and D-2 and delivered in computer readable format, which list shall set forth at a minimum the following information as to each Mortgage Loan:

                  (i)      the Mortgage Loan identifying number;

                  (ii)     the city, state and zip code of the Mortgaged
                            Property;

              (iii)        the type of property;

               (iv)        the current Monthly Payment as of the Cut-off Date;

                (v)        the original number of months to maturity;

               (vi)        the scheduled maturity date;

              (vii) the Principal Balance as of the Cut-off Date (with respect to an Initial Mortgage Loan) or Subsequent Cut-off Date (with respect to a Subsequent Mortgage
                           Loan);

             (viii) the Loan-to-Value Ratio or Combined Loan-to-Value Ratio at origination;

               (ix) the Mortgage Interest Rate as of the Cut-off Date (with respect to an Initial Mortgage Loan) or Subsequent Cut-off Date (with respect to a Subsequent Mortgage Loan);

                (x)        the Mortgage Interest Rate at origination;

               (xi) the Gross Margin (with respect to Group I Loans) and the frequency of the adjustment thereof;

              (xii) the first Rate Adjustment Date (with respect to Group I Loans) after the Cut-off Date (with respect to an Initial Mortgage Loan) or Subsequent Cut-off Date (with respect to a Subsequent Mortgage Loan);

             (xiii) the first Rate Adjustment Date after origination and the frequency of adjustment (with respect to Group I Loans);

              (xiv)        the Lifetime Cap (with respect to Group I Loans);

               (xv)        the Lifetime Floor (with respect to Group I Loans);

              (xvi)        the Appraised Value;

             (xvii)        the stated purpose of the loan at origination;

            (xviii)        the type of occupancy at origination;

              (xix) the documentation type (as described in the Underwriting Guidelines);

               (xx)        the Periodic Cap (with respect to Group I Loans);

              (xxi) the loan classification (as described in the Underwriting Guidelines);

             (xxii) the related Index (with respect to Group I Loans) and the look-back period for such Mortgage Loan;

            (xxiii) the Servicing Fee with respect to such Mortgage Loan, expressed as a rate per annum;

             (xxiv) whether such Mortgage Loan is secured by a first lien or second lien; and

              (xxv) whether such Mortgage Loan is an Oceanmark Loan or an SPFC Loan.

Such schedule may consist of multiple reports that collectively set forth all of the information required.

                  "Mortgage Note": The original, executed note or other evidence of indebtedness evidencing the indebtedness of a Mortgagor under a Mortgage Loan.

                  "Mortgaged Property": The underlying property securing a Mortgage Loan, consisting of a fee simple estate in a single parcel of land improved by a Residential Dwelling.

                  "Mortgagor":  The obligor on a Mortgage Note.

                  "Net Foreclosure Profits": As to any Distribution Date, an amount equal to (i) the aggregate Foreclosure Profits with respect to such Distribution Date minus (ii) Liquidated Loan Losses with respect to such Distribution Date.

                  "Net Liquidation Proceeds": As to any Liquidated Mortgage Loan, Liquidation Proceeds net of Liquidation Expenses and net of any unreimbursed Periodic Advances and unreimbursed Servicing Advances made by the Master Servicer. For all purposes of this Agreement, Net Liquidation Proceeds shall be allocated first to accrued and unpaid interest on the related Mortgage Loan and then to the unpaid principal balance thereof.

                  "Net Mortgage Interest Rate": With respect to each Mortgage Loan at any time of determination, a rate equal to (i) the Mortgage Interest Rate on such Mortgage Loan minus (ii) the sum of the per annum rates used to determine the related Servicing Fee and Trustee Fee and the Premium Percentage. Any regular monthly computation of interest at such rate shall be based upon annual interest at such rate on the applicable amount divided by twelve.

                  "Net REO Proceeds": As to any REO Mortgage Loan, REO Proceeds net of any related expenses of the Master Servicer.

                  "Nonrecoverable Advances": With respect to any Mortgage Loan,
(a) any Periodic Advance or Servicing Advance previously made and not reimbursed from late collections pursuant to Section 5.04(b), or (b) a Periodic Advance or Servicing Advance proposed to be made in respect of a Mortgage Loan or REO Property either of which, in the good faith business judgment of the Master Servicer, as evidenced by an Officer's Certificate delivered to the Certificate Insurer and the Trustee would not be ultimately recoverable pursuant to Sections
5.04 and Section 6.02.

                  "Non-United States Person": Any Person other than a United States Person.

                  "Notional Amount": As of any Distribution Date, with respect to the Class I S Certificates, an amount equal to the aggregate Principal Balance of the Group I Loans immediately prior to such date. As of any Distribution Date, with respect to the Class II S Certificates, an amount equal to the aggregate Principal Balance of the Group II Loans immediately prior to such date.

                  "Oceanmark Loan": A Mortgage Loan originated by Oceanmark Bank, FSB, as listed on the related Mortgage Loan Schedule.

                  "Officer's Certificate": A certificate signed by the Chairman of the Board, the President or a Vice President and the Treasurer, the Secretary or one of the Assistant Treasurers or Assistant Secretaries of the Seller and/or the Master Servicer, or the Company, as required by this Agreement.

                  "One-Month LIBOR": With respect to any Accrual Period, the rate determined by the Trustee on the related Interest Determination Date on the basis of the offered rates of the Reference Banks for one-month United States dollar deposits, as such rates appear on the Reuters Screen LIBO Page, as of 11:00 a.m. (London time) on such Interest Determination Date. On each Interest Determination Date, One-Month LIBOR for the related Accrual Period will be established by the Trustee as follows:

                (i) If on such Interest Determination Date two or more Reference Banks provide such offered quotations, One-Month LIBOR for the related Accrual Period shall be the arithmetic mean of such offered quotations (rounded upwards if necessary to the nearest whole multiple of 1/16%).

               (ii) If on such Interest Determination Date fewer than two Reference Banks provide such offered quotations, One-Month LIBOR for the related Accrual Period shall be the higher of (i) One-Month LIBOR as determined on the previous Interest Determination Date and (ii) the Reserve Interest Rate.

                  "Opinion of Counsel": A written opinion of counsel, who may, without limitation, be counsel for the Seller, the Master Servicer, the Trustee, a Certificateholder or a Certificateholder's prospective transferee or the Certificate Insurer (including except as otherwise provided herein, in-house counsel) reasonably acceptable to each addressee of such opinion and experienced in matters relating to the subject of such opinion; except that any opinion of counsel relating to (a) the qualification of the Trust Fund as a REMIC or (b) compliance with the REMIC Provisions must be an opinion of counsel who (i) is in fact independent of the Seller, the Master Servicer and the Trustee, (ii) does not have any direct financial interest or any material indirect financial interest in the Seller or the Master Servicer or the Trustee or in an Affiliate thereof, (iii) is not connected with the Seller or the Master Servicer or the Trustee as an officer, employee, director or person performing similar functions and (iv) is reasonably acceptable to the Certificate Insurer.

                  "Original Group I Pool Principal Balance": The Group I Pool Principal Balance as of the Cut-off Date, which is $75,000,000.00.


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



                  "Original Group II Pool Principal Balance": The Group II Pool Principal Balance as of the Cut-off Date, which is $95,000,000.00.

                  "Original Certificate Principal Balance": As of the Startup Day and as to the Class A-1 Certificates, $75,000,000.00, as to the Class A-2 Certificates, $36,890,000.00, as to the Class A-3 Certificates, $27,110,000.00, as to the Class A-4 Certificates, $12,280,000.00, as to the Class A-5 Certificates, $9,280,000.00, as to the Class A-6 Certificates, $9,440,000.00, and as to the each class of Class S Certificates, $0.00. The Class R Certificates do not have an Original Certificate Principal Balance.

                  "Original Pool Principal Balance": The Pool Principal Balance as of the Cut-off Date, which is $170,000,000.00.

                  "Original Pre-Funded Amount": With respect to Loan Group I and Loan Group II, the amount deposited by the Company in the Pre-Funding Account on the Closing Date, which amount is $20,210,278.26 for Loan Group I and $24,370,872.69 for Loan Group II.

                  "Outstanding Mortgage Loan": As to any Due Date, a Mortgage Loan (including an REO Mortgage Loan) which was not the subject of a Principal Prepayment in Full prior to such Due Date, which did not become a Liquidated Mortgage Loan prior to such Due Date, which was not repurchased by the Seller prior to such Due Date pursuant to Section 2.04 and which was not repurchased by an Affiliate of the Seller pursuant to Section 5.18.

                  "Ownership Interest": As to any Certificate, any ownership or security interest in such Certificate, including any interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

                  "Owner-Occupied Mortgaged Property": A Residential Dwelling as to which (a) the related Mortgagor represented an intent to occupy as such Mortgagor's primary, secondary or vacation residence at the origination of the Mortgage Loan, and (b) the Seller has no actual knowledge that such Residential Dwelling is not so occupied.

                  "Percentage Interest": With respect to a Class A Certificate and any date of determination, the portion evidenced by such Certificate, expressed as a percentage rounded to four decimal places, equal to a fraction the numerator of which is the initial Authorized Denomination represented by such Certificate and the denominator of which is the Original Certificate Principal Balance of such Certificate. With respect to a Class S or Class R Certificate and any date of determination, the portion evidenced thereby as stated on the face of such Certificate.

                  "Periodic Advance": The aggregate of the advances with respect to Mortgage Loans and REO Properties required to be made by the Master Servicer on any Master Servicer Remittance Date pursuant to Section 5.21 hereof, the amount of any such advances being equal to the sum of: (i) with respect to the Mortgage Loans (other than Balloon Mortgage Loans with delinquent Balloon Payments as described in clause (iii) below and other than REO Properties as described in clauses (ii) and (iv) below), all Monthly Payments (net of the related Servicing Fee) on such Mortgage Loans that were delinquent as of the close of business on the Business Day preceding the related Master Servicer Remittance Date, plus (ii) with respect to each REO

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



Property (other than any REO Property relating to a Balloon Mortgage Loan with a delinquent Balloon Payment as described in clause (iv) below), which REO Property was acquired during or prior to the related Due Period and as to which an REO Disposition did not occur during the related Due Period, an amount equal to the Monthly Payment (net of the related Servicing Fee) for the most recently ended Due Period for the related Mortgage Loan minus the net income from such REO Property transferred to the related Certificate Account for such Distribution Date, plus (iii) with respect to each Balloon Mortgage Loan with a delinquent Balloon Payment (other than any related REO Property as described in clause (iv) below), an amount equal to the assumed monthly principal and interest payment (net of the related Servicing Fee) that would have been due on the related Due Date based on the original principal amortization schedule for such Balloon Mortgage Loan, plus (iv) with respect to each REO Property relating to a Balloon Mortgage Loan with a delinquent Balloon Payment, which REO Property was acquired during or prior to the related Due Period and as to which an REO Disposition did not occur during the related Due Period, an amount equal to the assumed monthly principal and interest payment (net of the related Servicing
Fee) that would have been due on the related Due Date based on the original principal amortization schedule for the related Balloon Mortgage Loan minus the net income from such REO Property transferred to the related Certificate Account for such Distribution Date, minus (v) the amount of any advance otherwise required for such Distribution Date pursuant to clauses (i) through (iv) above which the Master Servicer has determined to be a Nonrecoverable Advance.

                  "Periodic Cap": With respect to each Group I Loan, the provision in the related Mortgage Note that provides for an absolute maximum amount by which the Mortgage Interest Rate therein may increase or decrease on a Rate Adjustment Date above or below the Mortgage Interest Rate previously in effect.

                  "Permitted Investments": As used herein, Permitted Investments shall include the following:

                  (a) direct general obligations of, or obligations fully and unconditionally guaranteed as to the timely payment of principal and interest by, the United States or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States and any obligation of, or guaranties by, FHLMC or FNMA (other than senior debt obligations and mortgage pass-through certificates guaranteed by FHLMC or FNMA) shall be a Permitted Investment; PROVIDED THAT at the time of such investment, such investment is acceptable to the Certificate Insurer, but excluding any of such securities whose terms do not provide for payment of a fixed dollar amount upon maturity or call for redemption;

                  (b) federal funds and certificates of deposit, time and demand deposits and banker's acceptances issued by any bank or trust company incorporated under the laws of the United States or any state thereof and subject to supervision and examination by federal or state banking authorities, provided that at the time of such investment or contractual commitment providing for such investment the short-term debt obligations of such bank or trust company at the date of acquisition thereof have been rated in its highest rating by each Rating Agency;

                  (c) commercial paper (having original maturities of not more than 180 days) rated in its highest rating by each Rating Agency;

                  (d) investments in money market funds rated in its highest rating by each Rating Agency; and

                  (e) investments approved by the Rating Agencies and the Certificate Insurer in writing delivered to the Trustee;

provided that each such Permitted Investment shall be a "permitted investment" within the meaning of Section 860G(a)(5) of the Code and that no instrument described hereunder shall evidence either the right to receive (x) only interest with respect to the obligations underlying such instrument or (y) both principal and interest payments derived from obligations underlying such instrument and the interest and principal payments with respect to such instrument provided a yield to maturity at par greater than 120% of the yield to maturity at par of the underlying obligations; and provided, further, that no instrument described hereunder may be purchased at a price greater than par.

                  "Permitted Transferee": Any transferee of a Class R Certificate other than a Non- United States Person or Disqualified Organization.

                  "Person": Any individual, corporation, partnership, joint venture, association, joint-stock company, trust, national banking association, unincorporated organization or government or any agency or political subdivision thereof.

                  "Plan":  As defined in Section 4.02(m).

                  "Policy Business Day": A Business Day as defined in the Certificate Insurance Policy.

                  "Pool Principal Balance": The sum of the Group I Pool Principal Balance and the Group II Pool Principal Balance as of any date of determination.

                  "Pool Strip Rate": With respect to the Class I S Certificates and the Mortgage Loans in Loan Group I, a per annum rate equal to the weighted average of the related Net Mortgage Interest Rates, weighted on the basis of the related Principal Balances of such Mortgage Loans at the beginning of the related Due Period, minus the Group I Class A PassThrough Rate. With respect to the Class II S Certificates and the Mortgage Loans in Loan Group II, a per annum rate equal to the related Net Mortgage Interest Rate minus 7.99%. The Pool Strip Rates are also designated on the related Mortgage Loan Schedule as the "Class I S Strip" or the "Class II S Strip" as applicable for such Mortgage Loan and the related Class S Certificates.

                  "Preference Amount": Any amount previously distributed to a Class A Certificateholder that is recoverable and sought to be recovered as a voidable preference by a trustee in bankruptcy pursuant to the United States Bankruptcy Code as amended from time to time, in accordance with a final nonappealable order of a court having competent jurisdiction.

                  "Preference Claim":  As defined in Section 6.04(f).

                  "Pre-Funding Account": The Group I Pre-Funding Account or the Group II Pre- Funding Account, as applicable.

                  "Premium Amount": Beginning on the third Distribution Date, the product of 1/12 of the Premium Percentage and the Certificate Principal Balance for the related Distribution Date.

                  "Premium Percentage": With respect to any Group I Loan or Group II Loan, the fixed percentage per annum set forth in the Insurance Agreement.

                  "Prepayment Assumption": With respect to the Group I and Group II Certificates, a 115% Prepayment Assumption (i.e. a 100% Prepayment Assumption multiplied by 1.15). A 100% Prepayment Assumption assumes a constant prepayment rate of 4% per annum for the first month, increasing each month by an additional approximate 1.45% (precisely 16/11) (expressed as a percentage per annum) until such rate reaches 20.00% (on the twelfth month) and remaining level at 20.00% thereafter, used solely for determining the accrual of original issue discount, market discount and premium, if any, on the Certificates for federal income tax purposes.

                  "Prepayment Interest Shortfall": With respect to any Distribution Date, for each Mortgage Loan that was the subject during the related Due Period of a Principal Prepayment in Full or Curtailment, an amount equal to (a) 30 days' interest on the Principal Balance of such Mortgage Loan at a per annum rate equal to the Mortgage Interest Rate (or at such lower rate as may be in effect for such Mortgage Loan pursuant to application of the Civil Relief Act, any Deficient Valuation and/or any Debt Service Reduction) minus the rate at which the Servicing Fee is calculated minus (b) the amount of interest actually remitted by the Mortgagor in connection with such Principal Prepayment in Full or Curtailment less the Servicing Fee for such Mortgage Loan in such month.

                  "Principal Balance": As to any Mortgage Loan and Distribution Date, the principal balance of such Mortgage Loan as of the Due Date preceding such date of determination as specified for such Due Date in the amortization schedule (before any adjustment to such amortization schedule by reason of any bankruptcy (other than Deficient Valuations) or similar proceeding or any moratorium or similar waiver or grace period) after giving effect to Principal Prepayments in Full or Curtailments received prior to such Due Date, Deficient Valuations incurred prior to such Due Date, to any Curtailments applied by the Master Servicer in reduction of the unpaid principal balance of such Mortgage Loan as of such Due Date and to the payment of principal due on such Due Date and irrespective of any delinquency in payment by the related Mortgagor. The Principal Balance of a Mortgage Loan which becomes a Liquidated Mortgage Loan prior to such Due Date shall be zero.

                  "Principal Prepayment in Full": Any payment or other recovery of principal on a Mortgage Loan equal to the outstanding principal balance thereof, received in advance of the final scheduled Due Date which is not intended as an advance payment of a scheduled Monthly Payment.

                  "Purchase Agreement": The Mortgage Loan Purchase Agreement, dated as of the date hereof, between the Seller and the Company relating to the sale of the Mortgage Loans to the Company.

                  "Qualified Mortgage": "Qualified Mortgage" shall have the meaning set forth from time to time in the definition thereof at Section 860G(a)(3) of the Code (or any successor statute thereto).

                  "Qualified Substitute Mortgage Loan": A mortgage loan or mortgage loans substituted for a Deleted Mortgage Loan pursuant to Section 2.04 or 3.03 hereof, which (a)(i) with respect to a Group I Loan, has or have the same interest rate index, a margin over such index and a maximum interest rate at least equal to those applicable to the Deleted Mortgage Loan and (ii) with respect to a Group II Loan, has the same or greater interest rate, (b) relates or relate to a detached one-family residence or to the same type of Residential Dwelling as the Deleted Mortgage Loan and in each case has or have the same or a better lien priority as the Deleted Mortgage Loan and has the same occupancy status or is an Owner Occupied Mortgaged Property, (c) matures or mature no later than (and not more than one year earlier than) the Deleted Mortgage Loan (except during the first 90 days after the Cut-off Date), (d) has or have a Loan-to-Value Ratio or Loan-to-Value Ratios (or Combined Loan-to-Value Ratio or Combined Loan-to-Value Ratios, with respect to a Second Mortgage Loan) at the time of such substitution no higher than the Loan-to-Value Ratio (or Combined Loan-to-Value Ratio, with respect to a Second Mortgage Loan) of the Deleted Mortgage Loan, (e) has or have a principal balance or principal balances (after application of all payments received on or prior to the date of substitution) not substantially less and not more than the Principal Balance of the Deleted Mortgage Loan as of such date, (f) satisfies or satisfy the criteria set forth from time to time in the definition of "qualified replacement mortgage" at
Section 860G(a)(4) of the Code (or any successor statute thereto) and (g) complies or comply as of the date of substitution with each representation and warranty set forth in Sections 3.01 and 3.02 of the Purchase Agreement.

                  "Rate Adjustment Date": The date on which the Mortgage Interest Rate is adjusted with respect to each Group I Loan. The first Rate Adjustment Date for each Group I Loan is set forth on the Mortgage Loan Schedule.

                  "Rating Agency":  S&P, DCR or Moody's.

                  "Record Date": With respect to any Distribution Date, the close of business on the last Business Day of the month immediately preceding the month of such Distribution Date.

                  "Reference Banks": Bankers Trust Company, Barclay's Bank PLC, The Bank of Tokyo and National Westminster Bank PLC; PROVIDED that if any of the foregoing banks are not suitable to serve as a Reference Bank, then any leading banks selected by the Trustee which are engaged in transactions in Eurodollar deposits in the international Eurocurrency market (i) with an established place of business in London, (ii) not controlling, under the control of or under common control with the Company or any affiliate thereof, (iii) whose quotations appear on the Reuters Screen LIBO Page on the relevant Interest Determination Date and (iv) which have been designated as such by the Trustee.

                  "Released Mortgaged Property Proceeds": As to any Mortgage Loan, proceeds received by the Master Servicer in connection with (a) a taking of an entire Mortgaged Property by exercise of the power of eminent domain or condemnation or (b) any release of part of the Mortgaged Property from the lien of the related Mortgage, whether by partial condemnation, sale or otherwise; which are not released to the Mortgagor in accordance with applicable law, Accepted Servicing Practices and this Agreement.

                  "REMIC": A "real estate mortgage investment conduit" within the meaning of Section 860D of the Code.

                  "REMIC Provisions": Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Sections 860A through 860G of Subchapter M of Chapter I of the Code, and related provisions, and temporary and final regulations promulgated thereunder and published rulings, notices and announcements, as the foregoing may be in effect from time to time.

                  "REO Acquisition": The acquisition of any REO Property pursuant to Section 5.12.

                  "REO Disposition": The final sale by the Master Servicer of a Mortgaged Property acquired by the Master Servicer in foreclosure or by deed in lieu of foreclosure.

                  "REO Mortgage Loan": Any Mortgage Loan which is not a Liquidated Mortgage Loan and as to which the indebtedness evidenced by the related Mortgage Note is discharged and the related Mortgaged Property is held as part of the Trust Fund.

                  "REO Proceeds": Proceeds received in respect of any REO Mortgage Loan (including, without limitations, proceeds from the rental of the related Mortgaged Property).

                  "REO Property":  As described in Section 5.12.

                  "Representation Letter": Letters to, or agreements with, the Depository to effectuate a book entry system with respect to the Class A Certificates registered in the Certificate Register under the nominee name of the Depository.

                  "Request for Release": A request for release in substantially the form attached as Exhibit H hereto.

                  "Reserve Interest Rate": With respect to any Interest Determination Date, the rate per annum that the Trustee determines to be either
(i) the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of 1/16%) of the three-month United States dollar lending rates which New York City banks selected by the Trustee are quoting on the relevant Interest Determination Date to the principal London offices of leading banks in the London interbank market or (ii) in the event that the Trustee can determine no such arithmetic mean, the lowest three-month United States dollar lending rate which New York City banks selected by the Trustee are quoting on such Interest Determination Date to leading European banks.

                  "Residential Dwelling": A one- to four-family dwelling, a unit in a planned unit development, a unit in a condominium development, a townhouse or a manufactured housing unit which is non-mobile.

                  "Responsible Officer": When used with respect to the Trustee, any officer assigned to the Corporate Trust Division (or any successor thereto), including any Vice President, Senior Trust Officer, Trust Officer, Assistant Trust Officer, any Assistant Secretary, any trust officer or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and to whom, with respect to a particular matter, such matter is referred because of such officer's knowledge of and familiarity with the particular subject. When used with respect to the Seller or the Master Servicer, the President or any Vice President, Assistant Vice President, or any Secretary or Assistant Secretary.

                  "S&P": Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. or any successor thereto.

                  "Second Mortgage Loan": Any Mortgage Loan secured by a second lien on the related Mortgaged Property.

                  "Seller": Southern Pacific Funding Corporation, or its successor.

                  "Senior Mortgage Loan": With respect to any Second Mortgage Loan, a mortgage loan on the related Mortgaged Property that is senior to the lien provided by such Second Mortgage Loan.

                  "Servicing Account": The account created and maintained pursuant to Section 5.09.

                  "Servicing Advances": All reasonable and customary "out-of-pocket" costs and expenses relating to a borrower default or delinquency or other unanticipated event incurred by the Master Servicer in the performance of its servicing obligations, including, but not limited to, the cost of (a) the preservation, restoration and protection of the Mortgaged Property including, without limitation, taxes and insurance costs, (b) any enforcement or judicial proceedings, including foreclosures, (c) the management and liquidation of the REO Property, including reasonable fees paid to any independent contractor in connection therewith, (d) compliance with the obligations under Sections 5.02 (limited solely to the reasonable and customary out-of-pocket expenses of the subservicer), 5.05, 5.07, 5.09 or 5.10, all of which reasonable and customary out-of-pocket costs and expenses are reimbursable to the Master Servicer to the extent provided in Section 5.04(a) and 5.10.

                  "Servicing Compensation": The Servicing Fee and other amounts to which the Master Servicer is entitled pursuant to Section 5.14.

                  "Servicing Fee": As to each Mortgage Loan, the annual fee payable to the Master Servicer and the related Subservicer, if any, as indicated on the related Mortgage Loan Schedule. Such fee shall not be in excess of 0.50% per annum. Such fee shall be calculated and payable monthly only from the amounts received in respect of interest on such Mortgage

Loan and shall be computed on the basis of the same principal amount and for the period respecting which any related interest payment on a Mortgage Loan is computed. The Servicing Fee includes any servicing fees owed or payable to any Subservicer.

                  "Servicing Officer": Any officer of the Master Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans whose name and specimen signature appear on a list of servicing officers furnished to the Trustee and the Certificate Insurer by the Master Servicer, as such list may from time to time be amended.

                  "Special Deposit":  As defined in Section 2.01(a) hereof.

                  "SPFC Loan": A Mortgage Loan originated by Southern Pacific Funding Corporation, as listed on the related Mortgage Loan Schedule.

                  "Startup Day": The day designated as such pursuant to Section 10.01(b) hereof.

                  "Subsequent Cut-off Date": With respect to those Subsequent Mortgage Loans which are sold to the Trust Fund pursuant to a Subsequent Transfer Instrument, the close of business on the day prior to the related Subsequent Transfer Date.

                  "Subsequent Mortgage Loan": A Mortgage Loan sold by the Company to the Trust Fund pursuant to Section 2.08, such Mortgage Loan being identified on the Mortgage Loan Schedule attached to a Subsequent Transfer Instrument.

                  "Subsequent Transfer Date": With respect to each Subsequent Transfer Instrument, the date on which the related Subsequent Mortgage Loans are sold to the Trust Fund.

                  "Subsequent Transfer Instrument": Each Subsequent Transfer Instrument dated as of a Subsequent Transfer Date executed by the Trustee and the Company substantially in the form of Exhibit N, by which Subsequent Mortgage Loans are sold to the Trust Fund.

                  "Subservicer": Any Person with whom the Master Servicer has entered into a Subservicing Agreement and who satisfies the requirements set forth in Section 5.02(a) hereof in respect of the qualification of a Subservicer.

                  "Subservicing Agreement": Any agreement between the Master Servicer and any Subservicer relating to subservicing and/or administration of certain Mortgage Loans as provided in Section 5.02, a copy of which shall be delivered, along with any modifications thereto, to the Trustee and the Certificate Insurer.

                  "Substitution Adjustment": As to any date on which a substitution occurs pursuant to Sections 2.04 or 3.03, the amount (if any) by which the aggregate principal balances (after application of principal payments received on or before the date of substitution of any Qualified Substitute Mortgage Loans as of the date of substitution), are less than the aggregate of the Principal Balances of the related Deleted Mortgage Loans.

                  "Tax Matters Person": The Person or Persons appointed pursuant to Section 10.01(c) from time to time to act as the "tax matters person" (within the meaning of the REMIC Provisions) of the Trust Fund.

                  "Tax Return": The federal income tax return on Internal Revenue Service Form 1066, "U.S. Real Estate Mortgage Investment Conduit Income Tax Return," including Schedule Q thereto, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation, or any successor forms, to be filed on behalf of the Trust Fund due to its classification as a REMIC under the REMIC Provisions, together with any and all other information reports or returns that may be required to be furnished to the Certificateholders or filed with the Internal Revenue Service or any other governmental taxing authority under any applicable provision of federal, state or local tax laws in connection with the Trust Fund.

                  "Transfer": Any direct or indirect transfer, sale, pledge, hypothecation or other form of assignment of any Ownership Interest in a Certificate.

                  "Transfer Affidavit And Agreement": As defined in Section 4.02(j).

                  "Transferee": Any Person who is acquiring by Transfer any Ownership Interest in a Certificate.

                  "Transferor": Any Person who is disposing by Transfer any Ownership Interest in a Certificate.

                  "Trustee": Bankers Trust Company of California, N.A., or its successor in interest, or any successor trustee appointed as herein provided.

                  "Trustee Fee": As to any Distribution Date, the fee payable to the Trustee in respect of its services as Trustee that accrues at a monthly rate equal to 1/12 of 0.01% of the sum of the Principal Balance of each Mortgage Loan, the Group I Pre-Funded Amount and the Group II Pre-Funded Amount as of the immediately preceding Due Date.

                  "Trustee Remittance Report":  As defined in Section 6.07.

                  "Trust Fund": The segregated pool of assets subject hereto, constituting the trust created hereby and to be administered hereunder, consisting of: (a) such Mortgage Loans as from time to time are subject to this Agreement, together with the Mortgage Files relating thereto and all collections thereon and proceeds thereof after the Cut-off Date, (b) such assets as from time to time are identified as deposited in the Certificate Accounts (including the Special Deposit), (c) such assets as from time to time are identified as REO Property and collections thereon and proceeds thereof, assets that are deposited in the Accounts, including amounts on deposit in the Accounts and invested in Permitted Investments, (d) the Trustee's rights with respect to the Mortgage Loans under all insurance policies required to be maintained pursuant to this Agreement (including the Certificate Insurance Policy) and any Insurance Proceeds (and any proceeds of the Certificate Insurance Policy), (e) Liquidation Proceeds, (f) Released Mortgaged Property Proceeds, (g) the representations and warranties of the Seller pursuant to the Purchase Agreement and (h) amounts on deposit in the Interest Coverage Accounts and the Pre-Funding Accounts.

                  "12 Month Loss Amount": With respect to any Distribution Date, an amount equal to the aggregate of all Liquidation Loan Losses on the Mortgage Loans which became Liquidated Mortgage Loans during the 12 preceding Due Periods.

                  "UCC": The Uniform Commercial Code in effect in the applicable jurisdiction.

                  "UCC Financing Statement": A financing statement executed and filed pursuant to the UCC.

                  "Underwriter":  Lehman Brothers Inc.

                  "Underwriting Guidelines": The underwriting guidelines of the Seller.

                  "United States Person": A citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, or an estate or trust whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States.

                  "Unpaid REO Amortization": As to any REO Mortgage Loan and any month, the aggregate of the installments of principal and accrued interest (adjusted to the related Net Mortgage Interest Rate) deemed to be due in such month and in any prior months that remain unpaid, calculated in accordance with
Section 5.12.

                  Section 1.02 PROVISIONS OF GENERAL APPLICATION. (a) All accounting terms not specifically defined herein shall be construed in accordance with GAAP.

                  (b) The terms defined in this Article include the plural as well as the singular.

                  (c) The words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole. All references to Articles and Sections shall be deemed to refer to Articles and Sections of this Agreement.

                  (d) Reference to statutes are to be construed as including all statutory provisions consolidating, amending or replacing the statute to which reference is made and all regulations promulgated pursuant to such statutes.

                  (e) All calculations of interest (other than with respect to the Mortgage Loans, or as otherwise specifically set forth herein) provided for herein shall be made on the basis of a 360-day year and the actual number of days elapsed in the related period. All calculations of interest with respect to any Mortgage Loan provided for herein shall be made in accordance with the terms of the related Mortgage Note and Mortgage or, if such documents do not specify the basis upon which interest accrues thereon, on the basis of a 360-day year and the actual number of days elapsed in the related period, to the extent permitted by applicable law.

                  (f) Any Mortgage Loan payment is deemed to be received on the date such payment is actually received by the Master Servicer, provided, however, that for purposes of calculating distributions on the Certificates, prepayments with respect to any Mortgage Loan are deemed to be received on the date they are applied in accordance with customary servicing practices consistent with the terms of the related Mortgage Note and Mortgage to reduce the outstanding principal balance of such Mortgage Loan on which interest accrues.

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



                                   ARTICLE II

                          CONVEYANCE OF MORTGAGE LOANS;
                        ORIGINAL ISSUANCE OF CERTIFICATES

                  Section 2.01 CONVEYANCE OF MORTGAGE LOANS; SPECIAL DEPOSIT; PRIORITY AND SUBORDINATION OF OWNERSHIP INTERESTS. (a) The Company does hereby sell, transfer, assign, set over and convey to the Trustee without recourse but subject to the provisions in this Section 2.01 and the other terms and provisions of this Agreement, all of the right, title and interest of the Company in and to the Mortgage Loans (other than interest due thereon on or before May 1, 1996), including all principal due thereon before, on or after the Cut-off Date (except for any such principal received by the Company prior to the Cut-off Date the receipt of which is reflected in the Mortgage Loan Schedule), and all other assets included or to be included in the Trust Fund for the benefit of the Certificateholders and the Certificate Insurer. In connection with such transfer and assignment, and pursuant to Section 2.06 of the Purchase Agreement, the Company does hereby also irrevocably transfer, assign, set over and otherwise convey to the Trustee all of its rights under the Purchase Agreement including, without limitation, its right to exercise the remedies created by Sections 2.05 and 3.04 of the Purchase Agreement for breaches of representations and warranties, agreements and covenants of the Seller contained in Sections 3.01 and 3.02 of the Purchase Agreement.

                  In addition, the Company shall make a special deposit (the "Special Deposit") on the Closing Date, of $9,190.00 into the Group I Certificate Account and $4,092.00 into the Group II Certificate Account with respect to interest on Group I and Group II Loans, respectively, not having their first payment due until July 1, 1996. The Special Deposit shall be made without regard to recoverability, and shall not be reimbursable. In no event shall the Trustee or Master Servicer be liable for the payment of the Special Deposits.

                  (b) The rights of the Certificateholders to receive payments with respect to the Mortgage Loans in respect of the Certificates, and all ownership interests of the Certificateholders in such payments, shall be as set forth in this Agreement. In this regard, (i) all rights of the Class R and Class I S Certificateholders to receive payments in respect of the Class R and Class I S Certificates, are subject and subordinate to the preferential rights of the Group I Class A Certificateholders to receive payments in respect of the Group I Class A Certificates and to the Certificate Insurer's rights to be reimbursed for Group I Insured Payments together with interest thereon at the rate specified herein or in the Insurance Agreement and (ii) all rights of the Class R and Class II S Certificateholders to receive payments in respect of the Class R and Class II S Certificates, are subject and subordinate to the preferential rights of the Group II Class A Certificateholders to receive payments in respect of the Group II Class A Certificates and to the Certificate Insurer's rights to be reimbursed for Group II Insured Payments together with interest thereon at the rate specified herein or in the Insurance Agreement. In accordance with the foregoing, (i) the ownership interest of the Class R and Class I S Certificateholders in amounts deposited in the Group I Certificate Account from time to time shall not vest unless and until such amounts are distributed in respect of the Class R and Class I S Certificates in accordance with the terms of this Agreement and (ii) the ownership interest of the Class R and Class II S Certificateholders in amounts deposited in the Group II Certificate Account from time to time shall not vest unless and until such amounts are distributed in respect of the Class R, Class II S Certificates in accordance with the terms of this Agreement.

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




                  (c) It is intended that the conveyance of the Mortgage Loans by the Company to the Trustee as provided in this Section be, and be construed as, a sale of the Mortgage Loans by the Company to the Trustee for the benefit of the Certificateholders. It is, further, not intended that such conveyance be deemed a pledge of the Mortgage Loans by the Company to the Trustee to secure a debt or other obligation of the Company. However, in the event that the Mortgage Loans are held to be property of the Company, or if for any reason this Agreement is held or deemed to create a security interest in the Mortgage Loans, then it is intended that, (a) this Agreement shall also be deemed to be a security agreement within the meaning of Articles 8 and 9 of the New York Uniform Commercial Code and the Uniform Commercial Code of any other applicable jurisdiction; (b) the conveyance provided for in this Section shall be deemed to be (1) a grant by the Company to the Trustee of a security interest in all of the Company's right (including the power to convey title thereto), title and interest, whether now owned or hereafter acquired, in and to (A) the Mortgage Loans, including the Mortgage Notes, the Mortgages, any related insurance policies and all other documents in the related Mortgage Files, (B) all amounts payable to the holders of the Mortgage Loans in accordance with the terms thereof and (C) all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property, including without limitation all amounts from time to time held or invested in the Certificate Accounts or the Collection Account, whether in the form of cash, instruments, securities or other property and (2) an assignment by the Company to the Trustee of any security interest in any and all of the Seller's right (including the power to convey title thereto), title and interest, whether now owned or hereafter acquired, in and to the property described in the foregoing clauses (1)(A) through (C) granted by the Seller to the Company pursuant to the Purchase Agreement; (c) the possession by the Trustee or its agent of Mortgage Notes and such other items of property as constitute instruments, money, negotiable documents or chattel paper shall be deemed to be "possession by the secured party" or possession by a purchaser or a person designated by such secured party, for purposes of perfecting the security interest pursuant to the New York Uniform Commercial Code and the Uniform Commercial Code of any other applicable jurisdiction (including, without limitation, Sections 9-305, 8-313 or 8-321 thereof); and (d) notifications to persons holding such property, and acknowledgments, receipts or confirmations from persons holding such property, shall be deemed notifications to, or acknowledgments, receipts or confirmations from, financial intermediaries, bailees or agents (as applicable) of the Trustee for the purpose of perfecting such security interest under applicable law. The Company and, at the Company's direction, the Seller and the Trustee shall, to the extent consistent with this Agreement, take such reasonable actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Mortgage Loans, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of the Agreement.

                  Section 2.02 POSSESSION OF MORTGAGE FILES; ACCESS TO MORTGAGE FILES. (a) Upon the issuance of the Certificates, the ownership of each Mortgage Note, the Mortgage and the contents of the Mortgage File related to each Initial Mortgage Loan is vested in the Trustee for the benefit of the Certificateholders and the Certificate Insurer.

                  (b) Pursuant to Section 2.04 of the Purchase Agreement, the Company has delivered or caused to be delivered the Mortgage File related to each Initial Mortgage Loan to the Trustee.

                  (c) The Trustee may enter into a custodial agreement pursuant to which the Trustee will appoint a custodian (a "Custodian") to hold the Mortgage Files in trust for the benefit of all present and future Certificateholders and the Certificate Insurer; provided, however, that the custodian so appointed shall in no event be the Company or the Master Servicer or any Person known to a Responsible Officer of the Trustee to be an Affiliate of the Company or the Master Servicer. The Trustee hereby appoints Bankers Trust Company of California, N.A. as the initial Custodian.

                  (d) The Custodian shall afford the Company, the Certificate Insurer and the Master Servicer reasonable access to all records and documentation regarding the Mortgage Loans relating to this Agreement, such access being afforded at customary charges, upon reasonable request and during normal business hours at the offices of the Custodian.

                  Section 2.03 DELIVERY OF MORTGAGE LOAN DOCUMENTS AND CERTIFICATE INSURANCE POLICY. (a) In connection with each conveyance pursuant to
Section 2.01 hereof, the Company has delivered or does hereby agree to deliver or cause to be delivered to the Trustee on or before the Closing Date, the Certificate Insurance Policy, the Mortgage Loan Schedule and each of the following documents for each Mortgage Loan sold by the Seller to the Company and sold by the Company to the Trust Fund:

                      (i) The original Mortgage Note bearing all intervening endorsements showing a complete chain of endorsements from the originator of such Mortgage Loan to the Seller, endorsed by the Seller without recourse in the following form: "Pay to the order of , without recourse" and signed in the name of the Seller by an authorized officer;

                     (ii) The original Mortgage with evidence of recording indicated thereon;

                    (iii) An original assignment of the original Mortgage, in suitable form for recordation in the jurisdiction in which the related Mortgaged Property is located, such assignment to be in blank and signed in the name of the Seller by an authorized officer;

                     (iv) The originals of all intervening assignments of the Mortgage (with evidence of recording thereon) showing a complete chain of assignments from the originator of such Mortgage Loan to the Seller;

                      (v) Any assumption, modification (with evidence of recording thereon), consolidation or extension agreements;

                     (vi) The original policy of title insurance (or a commitment for title insurance, if the policy is being held by the title insurance company pending recordation of the Mortgage); and

                    (vii) The certificate of primary mortgage guaranty insurance, if any, issued with respect to such Mortgage Loan;

PROVIDED, HOWEVER, that as to certain Mortgages or assignments thereof which have been delivered or are being delivered to recording offices for recording and have not been returned to the Seller in time to permit their delivery hereunder at the time of such transfer, in lieu of delivering such original documents, the Company shall deliver to the Trustee a true copy thereof with a certification by the Seller on the face of such copy substantially as follows: "certified true and correct copy of original which has been transmitted for recordation". The Seller will deliver such original documents, together with any related policy of title insurance not previously delivered, on behalf of the Company to the Trustee promptly after they are received, but in any event no later than 120 days after the Closing Date. The Company agrees, at its own expense, to record (or to provide the Trustee with evidence of recordation thereof) each assignment referred to in clause (iii) above promptly after the Closing Date in the appropriate public office for real property records, provided that such assignments are redelivered by the Trustee to the Seller upon the Seller's written request and at the Seller's expense, unless the Seller (at its expense) furnishes to the Trustee, the Certificate Insurer and the Rating Agencies an unqualified Opinion of Counsel reasonably acceptable to the Trustee to the effect that recordation of such assignment is not necessary under applicable state law to preserve the Trustee's interest in the related Mortgage Loan against the claim of any subsequent transferee of such Mortgage Loan or any successor to, or creditor of, the Seller.

                  Within a period of 14 days from the Closing Date, the Trustee shall complete the endorsement of each Mortgage Note such that the final endorsement appears in the following form:

                  "Pay to the order of Bankers Trust Company of California, N.A., as Trustee under that certain Pooling and Servicing Agreement dated as of May 8, 1996, for Southern Pacific Secured Assets Corp., Mortgage Pass-Through Certificates, Series 1996-2, without recourse."

                  Within a period of 14 days from the Closing Date, the Trustee shall also complete the endorsement of each Assignment of Mortgage and Assignment of Leases, if any, such that the final Assignment of Mortgage appears in the following form:

                  "Bankers Trust Company of California, N.A., as Trustee under that certain Pooling and Servicing Agreement dated as of May 8, 1996, for Southern Pacific Secured Assets Corp., Mortgage PassThrough Certificates, Series 1996-2."

                  (b) In the event that any such original document is required pursuant to the terms of this Section 2.03 to be a part of a Mortgage File, such document shall be delivered promptly by the Company to the Trustee. In acting as custodian of any such original document, the Master Servicer agrees further that it does not and will not have or assert any beneficial ownership interest in the Mortgage Loans or the Mortgage Files.

                  Section 2.04 ACCEPTANCE BY TRUSTEE OF THE TRUST FUND; CERTAIN SUBSTITUTIONS; CERTIFICATION BY TRUSTEE. (a) The Trustee agrees to execute and deliver to the Company, the Certificate Insurer, the Master Servicer and the Seller on or prior to the Closing Date an acknowledgment of receipt of the Certificate Insurance Policy and, with respect to each Mortgage Loan, on or prior to the Closing Date, an acknowledgement of receipt of the original Mortgage Note (with any exceptions noted), in the form attached as Exhibit E hereto and declares that it will hold such documents and any amendments, replacements or supplements thereto, as well as any other assets included in the definition of Trust Fund and delivered to the Trustee, as Trustee in trust upon and subject to the conditions set forth herein for the benefit of the Certificateholders and the Certificate Insurer. The Trustee agrees, for the benefit of the Certificateholders and the Certificate Insurer, to review (or cause to be reviewed) each Mortgage File within 45 Business Days after the Closing Date (with respect to the Mortgage Loans), and to deliver to the Seller, the Master Servicer, the Company and the Certificate Insurer a certification in the form attached hereto as Exhibit F to the effect that, as to each Mortgage Loan listed in the related Mortgage Loan Schedule (other than any Mortgage Loan paid in full or any Mortgage Loan specifically identified in such certification as not covered by such certification), (i) all documents required to be delivered to it pursuant to Section 2.03 are in its possession, (ii) each such document has been reviewed by it and has not been mutilated, damaged, torn or otherwise physically altered (handwritten additions, changes or corrections shall not constitute physical alteration if initialled by the Mortgagor), appears regular on its face and relates to such Mortgage Loan, and (iii) based on its examination and only as to the foregoing documents, the information set forth on the Mortgage Loan Schedule as to the information set forth in (i), (ii), (v), (vi), (x), (xi),
(xiii), (xiv), (xv), (xx) and (xxii) of the definition of "Mortgage Loan Schedule" set forth herein accurately reflects the information set forth in the Mortgage File delivered on such date. The Trustee makes no representations as to and shall not be responsible to verify (i) the validity, legality, enforceability, sufficiency, due authorization, recordability or genuineness of any of the documents contained in each Mortgage File or of any of the Mortgage Loans or (ii) the collectability, insurability, effectiveness or suitability of any such Mortgage Loan.

         By August 31, 1996, the Trustee shall deliver (or cause to be delivered) to the Master Servicer, the Seller, the Company and the Certificate Insurer a final certification in the form attached hereto as Exhibit G to the effect that, as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or any Mortgage Loan specifically identified in such certification as not covered by such certification), (i) all documents required to be delivered to it pursuant to Section 2.03 are in its possession, (ii) each such document has been reviewed by it and has not been mutilated, damaged, torn or otherwise physically altered (handwritten additions, changes or corrections shall not constitute physical alteration if initialled by the Mortgagor), appears regular on its face and relates to such Mortgage Loan, and (iii) based on its examination and only as to the foregoing documents, the information set forth in (i), (ii), (v), (vi), (x), (xi), (xiii), (xiv), (xv),
(xx) and (xxii) of the definition of "Mortgage Loan Schedule" set forth herein accurately reflects the information set forth in the Mortgage File delivered on such date.

                  (b) If the Certificate Insurer or the Trustee during the process of reviewing the Mortgage Files finds any document constituting a part of a Mortgage File which is not executed, has not been received, is unrelated to the Mortgage Loan identified in the related Mortgage Loan Schedule, or does not conform to the requirements of Section 2.03 or the description thereof as set forth in the related Mortgage Loan Schedule, the Trustee or the Certificate Insurer, as applicable, shall promptly so notify the Master Servicer, the Seller, the Certificate Insurer and the Trustee. In performing any such review, the Trustee may conclusively rely on the Seller as to the purported genuineness of any such document and any signature thereon. It is understood that the scope of the Trustee's review of the Mortgage Files is limited solely to confirming that the documents listed in Section 2.03 have been executed and received and relate to the Mortgage Files identified in the related Mortgage Loan Schedule and such documents conform to the standard set forth in clause (ii) of the paragraph directly above. The Trustee shall request that the Seller cure any such defect within 60 days from the date on which the Seller was notified of such defect, and if the Seller does not cure such defect in all material respects during such period, request that the Seller (i) substitute in lieu of such Mortgage Loan a Qualified Substitute Mortgage Loan in the manner and subject to the conditions set forth in Section 3.03 or (ii) purchase such Mortgage Loan on the next succeeding Master Servicer Remittance Date at a purchase price equal to the actual stated principal balance of such Mortgage Loan as of the date of purchase, plus all accrued and unpaid interest on such principal balance computed at the Mortgage Interest Rate, plus the amount of any unpaid Servicing Fees, unreimbursed Periodic Advances and unreimbursed Servicing Advances made by the Master Servicer with respect to such Mortgage Loan, which purchase price shall be deposited in the Collection Account on the same Business Day, after deducting therefrom any amounts received in respect of such repurchased Mortgage Loan or Loans and being held in the Collection Account for future distribution to the extent such amounts have not yet been applied to principal or interest on such Mortgage Loan (the "Loan Repurchase Price"). It is understood and agreed that the obligation of the Seller to so cure or purchase any Mortgage Loan as to which a material defect in or omission of a constituent document exists shall constitute the sole remedy respecting such defect or omission available to Certificateholders or the Trustee on behalf of Certificateholders. In addition, it is understood and agreed that the Company has assigned to the Trustee all of its rights under the Purchase Agreement and the right to enforce any remedy against the Seller as provided in Section 2.05 of the Purchase Agreement. For purposes of calculating the amount the Master Servicer is required to remit on the Master Servicer Remittance Date following such repurchase or substitution, any Loan Repurchase Price or Substitution Adjustment that is paid and deposited in the related Collection Account as provided above shall be deemed to have been deposited in the related Collection Account in the Due Period preceding such Master Servicer Remittance Date.

                  (c) Upon receipt by the Trustee of a certification of a Servicing Officer of such substitution or purchase and, in the case of a substitution, upon receipt of the related Mortgage File, and the deposit of the amounts described above in the Collection Account (which certification shall be in the form of Exhibit H hereto), the Trustee shall release to the Master Servicer for release to the Seller the related Mortgage File and shall execute, without recourse, and deliver such instruments of transfer furnished by the Seller as may be necessary to transfer such Mortgage Loan to the Seller. The Trustee shall notify the Certificate Insurer if the Seller fails to repurchase or substitute for a Mortgage Loan in accordance with the foregoing.

                  Section 2.05 EXECUTION OF CERTIFICATES. The Trustee acknowledges the assignment to it of the Mortgage Loans and the delivery of the Mortgage Files relating thereto to it and, concurrently with such delivery, has executed, authenticated and delivered to or upon the order of the Company, in exchange for the Mortgage Loans, the Mortgage Files and the other assets included in the definition of Trust Fund, Certificates duly authenticated by the Trustee in Authorized Denominations evidencing the entire ownership of the Trust Fund.

                  Section 2.06 FURTHER ACTION EVIDENCING ASSIGNMENTS. (a) The Company agrees that, from time to time, at the Seller's expense, the Company shall cause the Seller promptly to execute and deliver all further instruments and documents, and take all further action, that may be necessary or appropriate, or that the Master Servicer or the Trustee may reasonably request, in order to perfect, protect or more fully evidence the transfer of ownership of the Trust Fund or to enable the Trustee to exercise or enforce any of its rights hereunder. Without limiting the generality of the foregoing, the Company will, upon the request of the Master Servicer or of the Trustee execute and file (or cause to be executed and filed) such real estate filings, financing or continuation statements, or amendments thereto or assignments thereof, and such other instruments or notices, as may be necessary or appropriate.

                  (b) The Company hereby grants to the Master Servicer and the Trustee powers of attorney to execute all documents on its behalf under this Agreement and the Purchase Agreement as may be necessary or desirable to effectuate the foregoing.

                  Section 2.07 [RESERVED].

                  Section 2.08 CONVEYANCE OF THE SUBSEQUENT MORTGAGE LOANS.

                  (a) Subject to the conditions set forth in paragraph (b) below in consideration of the Trustee's delivery on the related Subsequent Transfer Dates to or upon the order of the Company of all or a portion of the balance of funds in one of the Pre-Funding Accounts, the Company shall on any Subsequent Transfer Date sell, transfer, assign, set over and convey without recourse to the Trust Fund but subject to the other terms and provisions of this Agreement all of the right, title and interest of the Company in and to (i) the Subsequent Mortgage Loans identified on the Mortgage Loan Schedule attached to the related Subsequent Transfer Instrument delivered by the Company on such Subsequent Transfer Date, (ii) principal due and interest accruing on the Subsequent Mortgage Loans after the related Subsequent Cut-off Date and (iii) all items with respect to such Subsequent Mortgage Loans to be delivered pursuant to
Section 2.03 above and the other items in the related Mortgage Files; PROVIDED, HOWEVER, that the Company reserves and retains all right, title and interest in and to principal received and interest accruing on the Subsequent Mortgage Loans prior to the related Subsequent Cut-off Date. The transfer to the Trustee for Loan Group I or Loan Group II, as applicable, by the Company of the Subsequent Mortgage Loans identified on the Mortgage Loan Schedule shall be absolute and is intended by the Company, the Master Servicer, the Trustee and the Certificateholders to constitute and to be treated as a sale of the Subsequent Mortgage Loans by the Company to the Trust Fund for Loan Group I or Loan Group II, as applicable. The related Mortgage File for each Subsequent Mortgage Loan shall be delivered to the Trustee two Business Days prior to the Subsequent Transfer Date.

         The purchase price paid by the Trustee from amounts released from the Pre-Funding Account shall be one-hundred percent (100%) of the aggregate principal balances of the Subsequent Mortgage Loans so transferred. This Agreement shall constitute a fixed-price purchase contract in accordance with
Section 860G(a)(3)(A)(ii) of the Code.

                  (b) The Company shall transfer to the Trustee for Loan Group I or Loan Group II the Subsequent Mortgage Loans and the other property and rights related thereto described in Section 2.08 (a) above, and the Trustee shall release funds from the related Pre-Funding

Account, only upon the satisfaction of each of the following conditions on or prior to the related Subsequent Transfer Date:

                  (i) the Company shall have provided the Trustee and the Certificate Insurer with a timely Addition Notice and shall have provided any information reasonably requested by the Trustee or the Certificate Insurer with respect to the Subsequent Mortgage Loans;

                  (ii) the Company shall have delivered to the Trustee a duly executed Subsequent Transfer Instrument, which shall include a Mortgage Loan Schedule, listing the Subsequent Mortgage Loans;

                  (iii) as of each Subsequent Transfer Date, the Company shall not be insolvent nor shall it have been made insolvent by such transfer nor shall it be aware of any pending insolvency;

                  (iv) such sale and transfer shall not result in a material adverse tax consequence to the Trust Fund or the Certificateholders;

                  (v)   the Funding Period shall not have terminated;

                  (vi) the Company shall have delivered to the Trustee an Officer's Certificate, substantially in the form of Exhibit N, confirming the satisfaction of each condition precedent and representations specified in this Section 2.08(b) and Section 2.08(c) following and in the related Subsequent Transfer Instrument;

                  (vii) the Company shall have delivered to the Trustee Opinions of Counsel addressed to the Certificate Insurer, the Rating Agencies and the Trustee with respect to the transfer of the Subsequent Mortgage Loans substantially in the form of the Opinions of Counsel delivered to the Certificate Insurer and the Trustee on the Closing Date regarding certain bankruptcy, corporate and tax matters; and

                  (viii) the Trustee shall have delivered to the Certificate Insurer and the Company an Opinion of Counsel addressed to the Company, the Rating Agencies and the Certificate Insurer with respect to the Subsequent Transfer Instrument substantially in the form of the Opinion of Counsel delivered to the Certificate Insurer and the Company on the Closing Date regarding certain corporate matters relating to the Trustee.

                  (c) The obligation of the Trust Fund to purchase a Subsequent Mortgage Loan on any Subsequent Transfer Date is subject to the following representations and warranties of the Company with respect to such Subsequent Mortgage Loan being satisfied: (i) such Subsequent Mortgage Loan may not be 30 or more days contractually delinquent as of the related Subsequent Cut-off Date;
(ii) the stated term to maturity of such Subsequent Mortgage Loan will not exceed 360 months; (iii) such Subsequent Mortgage Loan may not provide for negative amortization; (iv) such Subsequent Mortgage Loan will be underwritten in accordance with the Underwriting Guidelines; (v) such Subsequent Mortgage Loan will not have a Loan-toValue Ratio (or Combined Loan-to-Value Ratio in the case of second lien Mortgage Loans) greater than 90%; and (vi) such Subsequent Mortgage Loans will have as of the end of the related Funding Period, a weighted average term since origination not in excess of six months.

In addition, following the purchase of any Subsequent Mortgage Loans by the Trust Fund, the Group I and Group II Loans, as determined separately (including the related Subsequent Mortgage Loans) as of the end of the related Funding Period will (a) have a weighted average original term to stated maturity of not more than 360 months; (b) have a weighted average Loanto-Value Ratio (or weighted average Combined Loan-to-Value Ratio in the case of second lien Mortgage Loans) of not more than 75.48% with respect to the Group I Loans, and 74.78% with respect to Group II Loans, each by aggregate principal balance of the related Mortgage Loans; (c) have no Mortgage Loan with a principal balance in excess of $675,000; (d) have a weighted average Gross Margin not less than 5.58% with respect to the Group I Loans; and (e) not have a concentration of second lien Mortgage Loans in excess of 2.00% with respect to Loan Group II, by aggregate principal balance of the related Mortgage Loans. Some of the Subsequent Mortgage Loans in Loan Group I may provide for a first Adjustment Date after an initial period of two years following the origination thereof (each, a "2/28 Loan"). Each 2/28 Loan will have a Periodic Rate Cap of 1.50% for the first Adjustment Date and for each Adjustment Date thereafter. In the sole discretion of the Certificate Insurer, Subsequent Mortgage Loans with characteristics varying from those set forth above may be purchased by the Trust Fund; provided, however, that the addition of such Mortgage Loans will not materially affect the aggregate characteristics of the Group I Loans or Group II Loans.

                  (d) Within five Business Days after the end of the Funding Period, the Company shall deliver to DCR, Moody's and S&P a copy of the updated Mortgage Loan Schedule including the Subsequent Mortgage Loans in electronic format.

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

                  Section 3.01 REPRESENTATIONS OF THE MASTER SERVICER. The Master Servicer hereby represents and warrants to the Trustee, the Company, the Certificate Insurer and the Certificateholders as of the Closing Date:

                  (a) The Master Servicer is a Delaware corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation and is in compliance with the laws of each state in which any Mortgaged Property is located to the extent necessary to enable it to perform its obligations under the terms of this Agreement; the Master Servicer has the full corporate power and authority to execute and deliver this Agreement and to perform in accordance herewith; the execution, delivery and performance of this Agreement by the Master Servicer and the consummation of the transactions contemplated hereby have been duly and validly authorized; this Agreement evidences the valid, binding and enforceable obligation of the Master Servicer; and all requisite corporate action has been taken by the Master Servicer to make this Agreement valid and binding upon the Master Servicer in accordance with its terms;

                  (b) Neither the execution and delivery of this Agreement, nor the fulfillment of or compliance with the terms and conditions of this Agreement, will conflict with or result in a breach of any of the terms, conditions or provisions of the Master Servicer's charter or by-laws or any legal restriction or any agreement or instrument to which the Master Servicer is now a party or by which it is bound, or constitute a default or result in an acceleration under any of the foregoing, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Master Servicer or its property is subject, or impair the ability of the Trustee (or the Master Servicer as the agent of the Trustee) to realize on the Mortgage Loans, or impair the value of the Mortgage Loans;

                  (c) The Master Servicer is an approved seller/servicer of conventional residential mortgage loans for FNMA and FHLMC;

                  (d) There is no action, suit, proceeding or investigation pending or, to the knowledge of the Master Servicer, threatened against the Master Servicer which, either in any one instance or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of the Master Servicer, or in any material impairment of the right or ability of the Master Servicer to carry on its business substantially as now conducted, or of any action taken or to be taken in connection with the obligations of the Master Servicer contemplated herein, or which would materially impair the ability of the Master Servicer to perform under the terms of this Agreement;

                  (e) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Master Servicer of or compliance by the Master Servicer with this Agreement or the Mortgage Loans or the consummation of the transactions contemplated by this Agreement, or if required, such approval has been obtained prior to the Closing Date; and

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                  (f) Neither this Agreement nor any statement, report or other document furnished by the Master Servicer pursuant to this Agreement or in connection with the transactions contemplated hereby contains any untrue statement of material fact regarding the Master Servicer or omits to state a material fact necessary to make the statements regarding the Master Servicer contained herein or therein not misleading.

It is understood and agreed that the representations and warranties set forth in this Section 3.01 shall survive the delivery of the respective Mortgage Files to the Trustee or to a custodian, as the case may be, and inure to the benefit of the Trustee, the Certificateholders and the Certificate Insurer.

                  Section 3.02 REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY. The Company hereby represents, warrants and covenants to the Trustee, the Certificateholders and the Certificate Insurer that as of the date of this Agreement or as of such date specifically provided herein:

                  (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of California;

                  (b) The Company has the corporate power and authority to convey the Mortgage Loans and to execute, deliver and perform, and to enter into and consummate transactions contemplated by, this Agreement;

                  (c) This Agreement has been duly and validly authorized, executed and delivered by the Company, all requisite corporate action having been taken, and, assuming the due authorization, execution and delivery hereof by the Master Servicer and the Trustee, constitutes or will constitute the legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors generally, and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law);

                  (d) No consent, approval, authorization or order of or registration or filing with, or notice to, any governmental authority or court is required for the execution, delivery and performance of or compliance by the Company with this Agreement or the consummation by the Company of any of the transactions contemplated hereby, except as have been made on or prior to the Closing Date;

                  (e) None of the execution and delivery of this Agreement, the consummation of the transactions contemplated hereby or thereby, or the fulfillment of or compliance with the terms and conditions of this Agreement, (i) conflicts or will conflict with or results or will result in a breach of, or constitutes or will constitute a default or results or will result in an acceleration under (A) the charter or bylaws of the Company, or (B) of any term, condition or provision of any material indenture, deed of trust, contract or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of its subsidiaries is bound; (ii) results or will result in a violation of any law, rule, regulation, order, judgment or decree applicable to the Company of any court or governmental authority having jurisdiction over the Company or its subsidiaries; or (iii) results in the creation or imposition of any lien, charge or encumbrance which would have a material adverse effect upon the Mortgage Loans or any documents or instruments evidencing or securing the Mortgage Loans;

                  (f) There are no actions, suits or proceedings before or against or investigations of, the Company pending, or to the knowledge of the Company, threatened, before any court, administrative agency or other tribunal, and no notice of any such action, which, in the Company's reasonable judgment, might materially and adversely affect the performance by the Company of its obligations under this Agreement, or the validity or enforceability of this Agreement; and

                  (g) The Company is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency that would materially and adversely affect its performance hereunder.

It is understood and agreed that the representations, warranties and covenants set forth in this Section 3.02 shall survive delivery of the respective Mortgage Files to the Trustee or to a custodian, as the case may be, and shall inure to the benefit of the Trustee, the Certificateholders and the Certificate Insurer.

                  Section 3.03 PURCHASE AND SUBSTITUTION. (a) It is understood and agreed that the representations and warranties set forth in Sections 3.01 and 3.02 of the Purchase Agreement shall survive delivery of the Certificates to the Certificateholders. Pursuant to the Purchase Agreement, with respect to any representation or warranty contained in Sections 3.01 and 3.02 of the Purchase Agreement that is made to the best of the Seller's knowledge, if it is discovered by the Master Servicer, any Subservicer, the Trustee, the Certificate Insurer or any Certificateholder that the substance of such representation and warranty was inaccurate as of the Closing Date and such inaccuracy materially and adversely affects the value of the related Mortgage Loan, then notwithstanding the Seller's lack of knowledge with respect to the inaccuracy at the time the representation or warranty was made, such inaccuracy shall be deemed a breach of the applicable representation or warranty. Upon discovery by the Seller, the Master Servicer, any Subservicer, the Trustee or the Certificate Insurer of a breach of any of such representations and warranties which materially and adversely affects the value of the Mortgage Loans or the interest of the Certificateholders or the Certificate Insurer, or which materially and adversely affects the interests of the Certificate Insurer or the Certificateholders in the related Mortgage Loan in the case of a representation and warranty relating to a particular Mortgage Loan (notwithstanding that such representation and warranty was made to the Seller's best knowledge), the party discovering such breach shall give prompt written notice to the others. Subject to the last paragraph of this Section 3.03, within 60 days of the earlier of its discovery or its receipt of notice of any breach of a representation or warranty, pursuant to the Purchase Agreement, the Seller shall be required to
(a) promptly cure such breach in all material respects, or (b) purchase such Mortgage Loan on the next succeeding Master Servicer Remittance Date, in the manner and at the price specified in Section 2.04(b), or (c) remove such Mortgage Loan from the Trust Fund (in which case it shall become a Deleted Mortgage Loan) and substitute one or more Qualified Substitute Mortgage Loans; provided, that, such substitution is effected not later than the date which is two years after the Startup Day or at such later date, if the Trustee

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



and the Certificate Insurer receive an Opinion of Counsel to the effect set forth below in this Section. Pursuant to the Purchase Agreement, any such substitution shall be accompanied by payment by the Seller of the Substitution Adjustment, if any, to be deposited in the Collection Account.

                  (b) As to any Deleted Mortgage Loan for which the Seller substitutes a Qualified Substitute Mortgage Loan or Loans, the Seller shall be required pursuant to the Purchase Agreement to effect such substitution by delivering to the Trustee a certification in the form attached hereto as Exhibit H, executed by a Servicing Officer and the documents described in Sections 2.03(a)(i)-(vi) for such Qualified Substitute Mortgage Loan or Loans.

                  (c) The Master Servicer shall deposit in the Collection Account all payments received in connection with such Qualified Substitute Mortgage Loan or Loans after the date of such substitution. Monthly Payments received with respect to Qualified Substitute Mortgage Loans on or before the date of substitution will be retained by the Seller. The Trust Fund will own all payments received on the Deleted Mortgage Loan on or before the date of substitution, and the Seller shall thereafter be entitled to retain all amounts subsequently received in respect of such Deleted Mortgage Loan. The Master Servicer shall give written notice to the Trustee and the Certificate Insurer that such substitution has taken place and shall amend the Mortgage Loan Schedule to reflect the removal of such Deleted Mortgage Loan from the terms of this Agreement and the substitution of the Qualified Substitute Mortgage Loan. Upon such substitution, such Qualified Substitute Mortgage Loan or Loans shall be subject to the terms of this Agreement in all respects.

                  (d) It is understood and agreed that the obligations of the Seller set forth in Sections 2.05 and 3.04 of the Purchase Agreement to cure, purchase or substitute for a defective Mortgage Loan as provided in Sections
2.05 and 3.04 constitute the sole remedies of the Trustee, the Certificate Insurer and the Certificateholders respecting a breach of the representations and warranties of the Seller set forth in Sections 3.01 and 3.02 of the Purchase Agreement. In addition, it is understood and agreed that the Company has assigned to the Trustee all of its rights under the Purchase Agreement and the right to enforce any remedy against the Seller as provided in Section 3.04 of the Purchase Agreement. The Trustee shall give prompt written notice to the Certificate Insurer and the Rating Agencies of any repurchase or substitution made pursuant to this Section 3.03 or Section 2.04(b).

                  (e) Upon discovery by the Master Servicer, the Trustee, the Certificate Insurer or any Certificateholder that any Mortgage Loan does not constitute a Qualified Mortgage, the party discovering such fact shall promptly (and in any event within five days of the discovery) give written notice thereof to the other parties. In connection therewith, pursuant to the Purchase Agreement, the Seller shall be required to repurchase or substitute a Qualified Substitute Mortgage Loan for the affected Mortgage Loan within 90 days of the earlier of such discovery by any of the foregoing parties, or the Trustee's or the Seller's receipt of notice, in the same manner as it would a Mortgage Loan for a breach of representation or warranty contained in Section 3.01 or 3.02 of the Purchase Agreement. The Trustee shall reconvey to the Seller the Mortgage Loan to be released pursuant hereto in the same manner, and on the same terms and conditions, as it would a Mortgage Loan repurchased for breach of a representation or warranty contained in Section 3.01 or 3.02 of the Purchase Agreement.

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



                                   ARTICLE IV

                                THE CERTIFICATES

                  Section 4.01 THE CERTIFICATES. The Certificates shall be substantially in the forms annexed hereto as Exhibits B-1 and B-2. The Certificates shall be issued in Authorized Denominations only. All Certificates shall be executed by manual or facsimile signature on behalf of the Trustee by an authorized officer and authenticated by the manual or facsimile signature of an authorized officer. Certificates bearing the signatures of individuals who were at the time of the execution of the Certificates the authorized officers of the Trustee shall bind the Trustee, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the delivery of such Certificates or did not hold such offices at the date of such Certificates. All Certificates issued hereunder shall be dated the date of their authentication.

                  Section 4.02 REGISTRATION OF TRANSFER AND EXCHANGE OF CERTIFICATES. (a) The Trustee, as registrar, shall cause to be kept a register (the "Certificate Register") in which, subject to such reasonable regulations as it may prescribe, the Trustee shall provide for the registration of Certificates and the registration of transfer of Certificates. The Trustee is hereby appointed registrar for the purpose of registering Certificates and transfers of Certificates as herein provided. The Certificate Insurer shall be entitled to inspect and verify the Certificate Register and the records of the Trustee relating to the Certificates during normal business hours upon reasonable notice.

                  (b) All Certificates issued upon any registration of transfer or exchange of Certificates shall be valid evidence of the same ownership interests in the Trust Fund and entitled to the same benefits under this Agreement as the Certificates surrendered upon such registration of transfer or exchange.

                  (c) Every Certificate presented or surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by the Holder thereof or his attorney duly authorized in writing.

                  (d) No service charge shall be made to a Holder for any registration of transfer or exchange of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Certificates; any other expenses in connection with such transfer or exchange shall be an expense of the Trust Fund.

                  (e) It is intended that the Class A Certificates be registered so as to participate in a global book-entry system with the Depository, as set forth herein. The Class A Certificates shall, except as otherwise provided in the next paragraph, be initially issued in the form of a single fully registered Class A Certificate with a denomination equal to the Original Certificate Principal Balance. Upon initial issuance, the ownership of each such Class A Certificate shall be registered in the Certificate Register in the name of Cede & Co., or any successor thereto, as nominee for the Depository. The Company and the Trustee are hereby authorized to execute and deliver the Representation Letter with the Depository. With respect to Class A Certificates registered in the Certificate Register in the name of Cede & Co., as nominee of the Depository,

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



the Company, each Seller, the Master Servicer, the Trustee and the Certificate Insurer shall have no responsibility or obligation to Direct or Indirect Participants or beneficial owners for which the Depository holds Class A Certificates from time to time as a Depository. Without limiting the immediately preceding sentence, the Company, each Seller, the Master Servicer, the Trustee and the Certificate Insurer shall have no responsibility or obligation with respect to (i) the accuracy of the records of the Depository, Cede & Co., or any Direct or Indirect Participant with respect to any Ownership Interest, (ii) the delivery to any Direct or Indirect Participant or any other Person, other than a Certificateholder, of any notice with respect to the Class A Certificates or
(iii) the payment to any Direct or Indirect Participant or any other Person, other than a Certificateholder, of any amount with respect to any distribution of principal or interest on the Class A Certificates. No Person other than a Certificateholder shall receive a certificate evidencing such Class A Certificate. Upon delivery by the Depository to the Trustee of written notice to the effect that the Depository has determined to substitute a new nominee in place of Cede & Co., and subject to the provisions hereof with respect to the payment of interest by the mailing of checks or drafts to the Certificateholders appearing as Certificateholders at the close of business on a Record Date, the name "Cede & Co." in this Agreement shall refer to such new nominee of the Depository.

                  (f) In the event that (i) the Depository or the Company advises the Trustee in writing that the Depository is no longer willing or able to discharge properly its responsibilities as nominee and depository with respect to the Class A Certificates and the Company or the Depository is unable to locate a qualified successor or (ii) the Company at its sole option elects to terminate the book-entry system through the Depository, the Class A Certificates shall no longer be restricted to being registered in the Certificate Register in the name of Cede & Co. (or a successor nominee) as nominee of the Depository. At that time, the Company may determine that the Class A Certificates shall be registered in the name of and deposited with a successor depository operating a global book-entry system, as may be acceptable to the Company, or such depository's agent or designee but, if the Company does not select such alternative global book-entry system, then the Class A Certificates may be registered in whatever name or names Certificateholders transferring Class A Certificates shall designate, in accordance with the provisions hereof; provided, however, that any such reregistration shall be at the expense of the Company.

                  (g) Notwithstanding any other provision of this Agreement to the contrary, so long as any Class A Certificate is registered in the name of Cede & Co., as nominee of the Depository, all distributions of principal or interest on such Class A Certificates as the case may be and all notices with respect to such Class A Certificates as the case may be shall be made and given, respectively, in the manner provided in the Representation Letter.

                  (h) Except as provided in Section 4.02(i), no transfer, sale, pledge or other disposition of a Class S or Class R Certificate shall be made unless such transfer, sale, pledge or other disposition is exempt from the registration requirements of the Securities Act of 1933, as amended (the "Act"), and any applicable state securities laws or is made in accordance with said Act and laws. In the event that a transfer of a Class S or Class R Certificate is to be made under this Section 4.02(h), (i) the Company may direct the Trustee to require an Opinion of Counsel acceptable to and in form and substance satisfactory to the Trustee and the Company that such transfer shall be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from said Act and laws or is being made pursuant to said Act and laws,

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



which Opinion of Counsel shall not be an expense of the Trustee, the Company or the Master Servicer, provided that such Opinion of Counsel will not be required in connection with the initial transfer of any such Certificate by the Company or any affiliate thereof, to a non-affiliate of the Company and (ii) the Trustee shall require the transferee to execute a representation letter, substantially in the form of Exhibit O hereto, and the Trustee shall require the transferor to execute a representation letter, substantially in the form of Exhibit P hereto, each acceptable to and in form and substance satisfactory to the Company and the Trustee certifying to the Company and the Trustee the facts surrounding such transfer, which representation letters shall not be an expense of the Trustee, the Company or the Master Servicer, provided that such representation letter will not be required in connection with any transfer of any such Certificate by the Company to an affiliate of the Company. Any such Certificateholder desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Company and the Master Servicer against any liability that may result if the transfer is not so exempt or is not made in accordance with such applicable federal and state laws.

                  (i) Transfers of Certificates may be made in accordance with this Section 4.02(i) if the prospective transferee of a Certificate provides the Trustee and the Company with an investment letter substantially in the form of Exhibit Q attached hereto, which investment letter shall not be an expense of the Trustee, the Company or the Master Servicer, and which investment letter states that, among other things, such transferee is a "qualified institutional buyer" as defined under Rule 144A. Such transfers shall be deemed to have complied with the requirements of Section 4.02(h) hereof; provided, however, that no Transfer of any of the Certificates may be made pursuant to this Section 4.02(i) by the Company. Any such Certificateholder desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Company and the Master Servicer against any liability that may result if the transfer is not so exempt or is not made in accordance with such applicable federal and state laws.

                  (j) Each Person who has or who acquires any Ownership Interest in a Class R Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions and to have irrevocably appointed the Company or its designee as its attorney-in-fact to negotiate the terms of any mandatory sale under clause (8) below and to execute all instruments of transfer and to do all other things necessary in connection with any such sale, and the rights of each Person acquiring any Ownership Interest in a Class R Certificate are expressly subject to the following provisions:

                  (1) Each Person holding or acquiring any Ownership Interest in a Class R Certificate shall be a Permitted Transferee and shall promptly notify the Trustee of any change or impending change in its status as a Permitted Transferee.

                  (2) In connection with any proposed Transfer of any Ownership Interest in a Class R Certificate, the Trustee shall require delivery to it, and shall not register the Transfer of any Class R Certificate until its receipt of, an affidavit and agreement (a "Transfer Affidavit and Agreement") attached hereto as Exhibit I from the proposed Transferee, in form and substance satisfactory to the Trustee, representing and warranting, among other things, that such Transferee is a Permitted Transferee, that it is not acquiring its Ownership Interest in the Class R Certificate that is the subject of the proposed Transfer as a nominee, trustee or agent for any Person that is not a Permitted Transferee, that for so long as it retains its Ownership Interest in a Class R Certificate, it will endeavor to remain a Permitted Transferee, and that it has reviewed the provisions of this Section 4.02(j) and agrees to be bound by them.

                  (3) Notwithstanding the delivery of a Transfer Affidavit and Agreement by a proposed Transferee under clause (2) above, if the Trustee has actual knowledge that the proposed Transferee is not a Permitted Transferee, no Transfer of an Ownership Interest in a Class R Certificate to such proposed Transferee shall be effected.

                  (4) Each Person holding or acquiring any Ownership Interest in a Class R Certificate shall agree (x) to require a Transfer Affidavit and Agreement from any other Person to whom such Person attempts to transfer its Ownership Interest in a Class R Certificate and (y) not to transfer its Ownership Interest unless it provides a certificate (attached hereto as Exhibit J) to the Trustee stating that, among other things, it has no actual knowledge that such other Person is not a Permitted Transferee.

                  (5) Each Person holding or acquiring an Ownership Interest in a Class R Certificate, by purchasing an Ownership Interest in such Certificate, agrees to give the Trustee written notice that it is a "pass-through interest holder" within the meaning of temporary Treasury regulation Section 1.67-3T(a)(2)(i)(A) immediately upon acquiring an Ownership Interest in a Class R Certificate, if it is, or is holding an Ownership Interest in a Class R Certificate on behalf of, a "pass-through interest holder".

                  (6) The Trustee will register the Transfer of any Class R Certificate only if it shall have received the Transfer Affidavit and Agreement and all of such other documents as shall have been reasonably required by the Trustee as a condition to such registration. In addition, no Transfer of a Class R Certificate shall be made unless the Trustee shall have received a representation letter from the Transferee of such Certificate to the effect that such Transferee is a United States Person and is not a Disqualified Organization. Transfers of the Class R Certificates to Non-United States Persons and Disqualified Organizations are prohibited.

                  (7) Any attempted or purported transfer of any Ownership Interest in a Class R Certificate in violation of the provisions of this Section 4.02 shall be absolutely null and void and shall vest no rights in the purported transferee. If any purported transferee shall become a Holder of a Class R Certificate in violation of the provisions of this Section 4.02, then the last preceding Permitted Transferee shall be restored to all rights as Holder thereof retroactive to the date of registration of transfer of such Class R Certificate. The Trustee shall notify the Company upon receipt of written notice or discovery by a Responsible Officer that the registration of transfer of a Class R Certificate was not in fact permitted by this Section 4.02. Knowledge shall not be imputed to the Trustee with respect to an impermissible transfer in the absence of such a written notice or discovery by a Responsible Officer. The Trustee shall be under no liability to any Person for any registration of transfer of a Class R Certificate that is in fact not permitted by this Section 4.02 or for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the transfer was registered after receipt of the related Transfer Affidavit and Transfer Certificate. The Trustee shall be entitled, but not obligated to recover from any Holder of a Class R Certificate that was in fact not a Permitted Transferee at the time it became a Holder or, at such subsequent time as it became other than a Permitted Transferee, all payments made on such Class R Certificate at and after either such time. Any such payments so recovered by the Trustee shall be paid and delivered by the Trustee to the last preceding Holder of such Certificate.

                  (8) If any purported transferee shall become a Holder of a Class R Certificate in violation of the restrictions in this Section 4.02, then the Company or its designee shall have the right, without notice to the Holder or any prior Holder of such Class R Certificate, to sell such Class R Certificate to a purchaser selected by the Company or its designee on such reasonable terms as the Company or its designee may choose. Such purchaser may be the Company itself or any Affiliate of the Company. The proceeds of such sale, net of commissions, expenses and taxes due, if any, will be remitted by the Company to the last preceding purported transferee of such Class R Certificate, except that in the event that the Company determines that the Holder or any prior Holder of such Class R Certificate may be liable for any amount due under this Section 4.02 or any other provision of this Agreement, the Company may withhold a corresponding amount from such remittance as security for such claim. The terms and conditions of any sale under this clause (8) shall be determined in the sole discretion of the Company or its designee, and it shall not be liable to any Person having an Ownership Interest in a Class R Certificate as a result of its exercise of such discretion.

                  (k) The Trustee shall make available to the Internal Revenue Service and those Persons specified by the REMIC Provisions, all information necessary to compute any tax imposed (A) as a result of the transfer of an ownership interest in a Class R Certificate to any Person who is a Disqualified Organization, including the information regarding "excess inclusions" of such Class R Certificates required to be provided to the Internal Revenue Service and certain Persons as described in Treasury Regulations Sections 1.860D-1(b)(5) and 1.860E- 2(a)(5), and (B) as a result of any regulated investment company, real estate investment trust, common trust fund, partnership, trust, estate or organization described in Section 1381 of the Code that holds an Ownership Interest in a Class R Certificate having as among its record holders at any time any Person who is a Disqualified Organization. The Trustee may charge and shall be entitled to reasonable compensation for providing such information as may be required from those Persons which may have had a tax imposed upon them as specified in clauses (A) and (B) of this paragraph for providing such information.

                  (l) The provisions of Sections 4.02(j) and 4.02(k) may be modified, added to or eliminated, provided that there shall have been delivered to the Trustee and the Certificate Insurer an Opinion of Counsel to the effect that such modification of, addition to or elimination of such provisions will not cause the Trust Fund to cease to qualify as a REMIC and will not cause (x) the Trust Fund to be subject to an entity-level tax caused by the Transfer of any Ownership Interest in a Class R Certificate to a Person that is not a Permitted Transferee or (y) a Person other than the prospective transferee to be subject to a REMIC-related tax caused by the Transfer of an Ownership Interest in a Class R Certificate to a Person that is not a Permitted Transferee.

                  (m) No transfer of a Class S or Class R Certificate or any interest therein shall be made to any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, that is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or the Code (each, a "Plan"), unless the prospective transferee of such Class S or Class R Certificate provides the Master Servicer and the Trustee with a certification of facts and, at the prospective transferee's expense, an Opinion of Counsel which establish to the satisfaction of the Master Servicer and the Trustee that such transfer will not result in a violation of Section 406 of ERISA or Section 4975 of the Code or cause the Master Servicer or the Trustee to be deemed a fiduciary of such Plan or result in the imposition of an excise tax under Section 4975 of the Code. In the absence of their having received the certification of facts or Opinion of Counsel contemplated by the preceding sentence, the Trustee and the Master Servicer shall require the prospective transferee of any Class S or Class R Certificate to certify in the form of Exhibit O or Exhibit Q that (A) it is neither (i) a Plan nor (ii) a Person who is directly or indirectly purchasing a Class R Certificate on behalf of, as named fiduciary of, as trustee of, or with assets, of a Plan and (B) all funds used by such transferee to purchase such Certificates will be funds held by it in its general account which it reasonably believes do not constitute "plan assets" of any Plan.

                  (n) Subject to the restrictions set forth in this Agreement, upon surrender for registration of transfer of any Certificate at the office or agency of the Trustee located in New York, New York, the Trustee shall execute, authenticate and deliver in the name of the designated transferee or transferees, a new Certificate of the same Class and Percentage Interest and dated the date of authentication by the Trustee. At the option of the Certificateholders, Certificates may be exchanged for other Certificates of Authorized Denominations of a like aggregate Percentage Interest, upon surrender of the Certificates to be exchanged at such office. Whenever any Certificates are so surrendered for exchange, the Trustee shall execute, authenticate and deliver the Certificates which the Certificateholder making the exchange is entitled to receive. No service charge shall be made for any transfer or exchange of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates. All Certificates surrendered for transfer and exchange shall be cancelled by the Trustee.

                  Section 4.03 MUTILATED, DESTROYED, LOST OR STOLEN CERTIFICATES. If (a) any mutilated Certificate is surrendered to the Trustee, or the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (b) there is delivered to the Trustee such security or indemnity as may reasonably be required by each of them to save each of them harmless, then, in the absence of notice to the Trustee that such Certificate has been acquired by a bona fide purchaser, the Trustee shall execute, authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor and Percentage Interest, but bearing a number not contemporaneously outstanding. Upon the issuance of any new Certificate under this Section 4.03, the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and their fees and expenses connected therewith. Any duplicate Certificate issued pursuant to this Section 4.03 shall constitute complete and indefeasible evidence of ownership in the Trust Fund, as if originally issued, whether or not the mutilated, destroyed, lost or stolen Certificate shall be found at any time.

                  Section 4.04 PERSONS DEEMED OWNERS. Prior to due presentation of a Certificate for registration of transfer and subject to the provisions of
Section 4.02 and Article X, the Master

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Servicer, the Company, the Seller, the Certificate Insurer and the Trustee may
treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving remittances pursuant to Section
6.05 and for all other purposes whatsoever, and the Master Servicer, the Company, the Seller, the Certificate Insurer and the Trustee shall not be affected by notice to the contrary.


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                                    ARTICLE V

               ADMINISTRATION AND SERVICING OF THE MORTGAGE LOANS

                  Section 5.01 APPOINTMENT OF THE MASTER SERVICER. (a) Advanta Mortgage Corp. USA agrees to act as the Master Servicer and to perform all servicing duties under this Agreement subject to the terms hereof.

                  (b) The Master Servicer shall service and administer the Mortgage Loans on behalf of the Trustee and shall have full power and authority, acting alone or through one or more Subservicers, to do any and all things in connection with such servicing and administration which it may deem necessary or desirable. Without limiting the generality of the foregoing, the Master Servicer, in its own name or the name of a Subservicer, may, and is hereby authorized and empowered by the Trustee to, execute and deliver, on behalf of itself, the Certificateholders and the Trustee or any of them, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge and all other comparable instruments, with respect to the Mortgage Loans, the insurance policies and accounts related thereto and the properties subject to the Mortgages. Upon the execution and delivery of this Agreement, and from time to time as may be required thereafter, the Trustee shall execute for the Master Servicer or its Subservicers any powers of attorney and such other documents as may be necessary or appropriate to enable the Master Servicer to carry out its servicing and administrative duties hereunder.

         In servicing and administering the Mortgage Loans, the Master Servicer shall employ procedures consistent with Accepted Servicing Practices and in a manner consistent with recovery under any insurance policy required to be maintained by the Master Servicer pursuant to this Agreement.

         The Master Servicer shall make Mortgage Interest Rate and Monthly Payment adjustments on each Rate Adjustment Date in compliance with applicable regulatory adjustable mortgage loan requirements and the Mortgage Notes with respect to each Group I Loan. The Master Servicer shall establish procedures to monitor the Rate Adjustment Dates and the Index in order to assure that it uses the correct Index in determining an interest rate change, and it will comply with those procedures. In the event the Index is no longer available, the Master Servicer shall choose a new comparable Index in accordance with the provisions hereof, of the applicable Mortgage Note and of Accepted Servicing Practices, and shall provide the Mortgagor and the Trustee with notice of the new Index sufficient under law and the Mortgage Loan Documents. The Master Servicer shall execute and deliver all appropriate notices required by the applicable adjustable mortgage loan laws and regulations and the Mortgage Loan Documents regarding such Mortgage Interest Rate adjustments and payment adjustments.

         Each adjustment in the Mortgage Interest Rate shall result in an adjustment to the related Monthly Payment. If the Master Servicer fails to make a timely Mortgage Interest Rate or Monthly Payment adjustment, the Master Servicer shall use its own funds to satisfy any shortage in the Mortgagor's remittance so long as such shortage shall continue; any such amount paid by the Master Servicer shall be reimbursable to it from any subsequent amounts collected on account of the related Mortgage Loan with respect to such adjustments.

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         Costs incurred by the Master Servicer in effectuating the timely payment of taxes and assessments on the property securing a Mortgage Note and foreclosure costs may be added by the Master Servicer to the amount owing under such Mortgage Note where the terms of such Mortgage Note so permit; PROVIDED, HOWEVER, that the addition of any such cost shall not be taken into account for purposes of calculating the principal amount of the Mortgage Note and Mortgage Loan, the Monthly Payments on the Mortgage Note and Mortgage Loan or distributions to be made to Certificateholders. Such costs shall be recoverable by the Master Servicer pursuant to Section 5.04.

         (c) Subject to Section 5.12, the Master Servicer is hereby authorized and empowered to execute and deliver on behalf of the Trustee and each Certificateholder, all instruments of satisfaction or cancellation, or of partial or full release, discharge and all other comparable instruments, with respect to the Mortgage Loans and with respect to the Mortgaged Properties. If reasonably required by the Master Servicer, each Certificateholder and the Trustee shall execute any powers of attorney furnished to the Trustee by the Master Servicer and other documents necessary or appropriate to enable the Master Servicer to carry out its servicing and administrative duties under this Agreement.

         (d) On and after such time as the Trustee receives the resignation of, or notice of the removal of, the Master Servicer from its rights and obligations under this Agreement, and with respect to resignation pursuant to Section 5.24, after receipt by the Trustee and the Certificate Insurer of the Opinion of Counsel required pursuant to Section 5.24, the Trustee or its designee approved by the Certificate Insurer (which approval shall not be unreasonably withheld) shall assume all of the rights and obligations of the Master Servicer, subject to Section 7.02 hereof. The Master Servicer shall, upon request of the Trustee but at the expense of the Master Servicer, deliver to the Trustee all documents and records relating to the Mortgage Loans and an accounting of amounts collected and held by the Master Servicer and otherwise use its best efforts to effect the orderly and efficient transfer of servicing rights and obligations to the assuming party.

         (e) If the Mortgage relating to a Mortgage Loan did not have a lien senior on the related Mortgaged Property as of the Cut-Off Date, then the Master Servicer, in such capacity, may not consent to the placing of a lien senior to that of the Mortgage on the related Mortgaged Property. If the Mortgage relating to a Mortgage Loan had a lien senior to the Mortgage Loan on the related Mortgaged Property as of the Cut-Off Date, then the Master Servicer, in such capacity, may consent to the refinancing of such senior lien; PROVIDED that (i) the resulting Combined Loan-to-Value Ratio of such Mortgage Loan is no higher than the Combined Loan-toValue Ratio prior to such refinancing and (ii) the interest rate for the loan evidencing the refinanced senior lien on the date of such refinancing is no higher than the interest rate on the loan evidencing the existing senior lien immediately prior to the date of such refinancing.

         (f) The Master Servicer shall deliver a list of Servicing Officers to the Trustee and the Certificate Insurer by the Closing Date.

                  Section 5.02 SUBSERVICING AGREEMENTS BETWEEN THE MASTER SERVICER AND SUBSERVICERS. (a) The Master Servicer may, subject to the prior written approval of the Certificate Insurer, enter into Subservicing Agreements with Subservicers for the servicing and administration of the Mortgage Loans and for the performance of any and all other activities of

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the Master Servicer hereunder. Each Subservicer shall be either (i) a depository institution the accounts of which are insured by the FDIC or (ii) another entity that engages in the business of originating, acquiring or servicing loans, and in either case shall be authorized to transact business in the state or states where the related Mortgaged Properties it is to service are situated and in either case shall be a FNMA-approved mortgage servicer. In addition, each Subservicer will obtain and preserve its qualifications to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Certificates or any of the Mortgage Loans and to perform or cause to be performed its duties under the related Subservicing Agreement. Each Subservicing Agreement shall provide that the Subservicer's rights shall automatically terminate at the option of the successor Master Servicer and without a termination fee upon the termination, resignation or other removal of the Master Servicer under this Agreement.

                  (b) Notwithstanding any Subservicing Agreement, any of the provisions of this Agreement relating to agreements or arrangements between the Master Servicer and a Subservicer or reference to actions taken through a Subservicer or otherwise, the Master Servicer shall remain obligated and primarily liable to the Trustee, Certificateholders and the Certificate Insurer for the servicing and administering of the Mortgage Loans in accordance with the provisions of this Agreement without diminution of such obligation or liability by virtue of such Subservicing Agreements or arrangements or by virtue of indemnification from the Subservicer and to the same extent and under the same terms and conditions as if the Master Servicer alone were servicing and administering the Mortgage Loans. For purposes of this Agreement, the Master Servicer shall be deemed to have received payments on Mortgage Loans when the Subservicer has received such payments.

                  In the event the Master Servicer shall for any reason no longer be the Master Servicer (including by reason of an Event of Default), the Trustee or its designee may, at its option, either (i) notwithstanding the last sentence of Section 5.02(a), assume all of the rights and obligations of the Master Servicer under each Subservicing Agreement that the Master Servicer may have entered into or (ii) notwithstanding anything to the contrary contained in each such Subservicing Agreement, terminate the related Subservicer without being required to pay any fee in connection therewith.

                  Section 5.03 COLLECTION OF CERTAIN MORTGAGE LOAN PAYMENTS; COLLECTION ACCOUNT. (a) The Master Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans, and shall, to the extent such procedures shall be consistent with this Agreement and any applicable primary mortgage insurance policy, follow such collection procedures as shall constitute Accepted Servicing Practices. Consistent with the foregoing, the Master Servicer may in its discretion (i) waive any prepayment charge, assumption fee, late payment charge or other charge in connection with a Mortgage Loan, and (ii) arrange a schedule, running for no more than 180 days after the Due Date for payment of any installment on any Mortgage Note, for the liquidation of delinquent items. Any provision of this agreement to the contrary notwithstanding, the Master Servicer shall not agree to the modification or waiver of any provision of a Mortgage Loan at a time when such Mortgage Loan is not in default or such default is not reasonably foreseeable, if such modification or waiver would be treated as a taxable exchange under Section 1001 of the Code, unless such exchange would not be considered a "prohibited transaction" under the REMIC Provisions.

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                  The Master Servicer shall establish and maintain in the name of the Trustee the Collection Account, in trust for the benefit of the Certificateholders and the Certificate Insurer. The Collection Account shall be established and maintained as an Eligible Account.

                  The Master Servicer shall deposit in the Collection Account
(i) any amounts representing Monthly Payments on the Mortgage Loans due or to be applied as of a date after the Cut-off Date, with respect to the Initial Mortgage Loans, or Subsequent Cut-off Date, with respect to the Subsequent Mortgage Loans, (ii) any amounts representing Monthly Payments on the Initial Mortgage Loans due or to be applied as of a date on or before the Cut-off Date (except for any interest accrued prior to May 1, 1996 and except for any principal received by the Company prior to the Cut-off Date the receipt of which is reflected on the Mortgage Loan Schedule) and (iii) thereafter, on a daily basis within two Business Days of receipt (except as otherwise permitted herein), the following payments and collections received or made by it (other than any amounts in respect of principal of or interest on the Mortgage Loans which, under clauses (i) and (ii) above, are not required to be deposited in the Collection Account):

                     (i) all payments received after the Cut-off Date or Subsequent Cut-off Date, as applicable on account of principal on the Mortgage Loans and all Principal Prepayments in Full, Curtailments and all Net REO Proceeds collected after the Cut-off Date or Subsequent Cut-off Date, as applicable;

                    (ii) all payments received after the Cut-off Date or Subsequent Cut-off Date, as applicable on account of interest on the Mortgage Loans (other than payments of interest that accrued on each Mortgage Loan up to and including the Cut-off Date or Subsequent Cut-off Date, as applicable);

                   (iii)   all Net Liquidation Proceeds;

                    (iv)   all Insurance Proceeds;

                     (v)   all Released Mortgaged Property Proceeds;

                    (vi) any amounts payable in connection with the repurchase of any Mortgage Loan and the amount of any Substitution Adjustment pursuant to Sections 2.04 and 3.03; and

                   (vii) any amount expressly required to be deposited in the Collection Account in accordance with certain provisions of this Agreement, including, without limitation Sections 2.04(b), 2.04(c), 3.03(a), 3.03(c), 5.06, 5.07 and 5.18 of this Agreement;

PROVIDED, HOWEVER, that the Master Servicer shall be entitled, at its election, either (a) to withhold and to pay to itself the applicable Servicing Fee from any payment on account of interest or other recovery (including Net REO Proceeds) as received and prior to deposit of such payments in the Collection Account or (b) to withdraw the applicable Servicing Fee from the Collection Account after the entire payment or recovery has been deposited therein; provided, further, that with respect to any payment of interest received by the Master Servicer in respect of a Mortgage Loan (whether paid by the Mortgagor or received as Liquidation Proceeds, Insurance Proceeds or otherwise) which is less than the full amount of interest then due with

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respect to such Mortgage Loan, only that portion of such payment that bears the same relationship to the total amount of such payment of interest as the rate used to determine the Servicing Fee bears to the Mortgage Interest Rate borne by such Mortgage Loan shall be allocated to the Servicing Fee with respect to such Mortgage Loan. All other amounts shall be deposited in the Collection Account not later than the second Business Day following the day of receipt and posting by the Master Servicer.

                  The Master Servicer may invest the funds in the Collection Account only in Permitted Investments. No Permitted Investment shall be sold or disposed of at a gain prior to maturity unless the Master Servicer has obtained an Opinion of Counsel (at the Master Servicer's expense) that such sale or disposition will not cause the Trust Fund to be subject to the tax on income from prohibited transactions imposed by Section 860F(a)(1) of the Code, otherwise subject the Trust Fund to tax or cause the Trust Fund to fail to qualify as a REMIC. All income (other than any gain from a sale or disposition of the type referred to in the preceding sentence) realized from any such Permitted Investment shall be for the benefit of the Master Servicer as additional servicing compensation. The amount of any losses incurred in respect of any such investments shall be deposited in the Collection Account by the Master Servicer out of its own funds immediately as realized.

                  The foregoing requirements for deposit in the Collection Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of those described in the last paragraph of Section 5.14 and payments in the nature of prepayment charges, late payment charges or assumption fees need not be deposited by the Master Servicer in the Collection Account. If the Master Servicer deposits in the Collection Account any amount not required to be deposited therein, it may at any time withdraw such amount from the Collection Account, any provision herein to the contrary notwithstanding. All funds deposited by the Master Servicer in the Collection Account shall be held in the Collection Account for the account of the Trustee in trust for the Certificateholders until disbursed in accordance with Section 6.01 or withdrawn in accordance with Section 5.04.

                  (b) Prior to the time of their required deposit in the Collection Account, all amounts required to be deposited therein may be deposited in an account in the name of Master Servicer, provided that such account is an Eligible Account. All such funds shall be held by the Master Servicer in trust for the benefit of the Certificateholders and the Certificate Insurer pursuant to the terms hereof.

                  (c) The Collection Account may, upon written notice by the Trustee to the Certificate Insurer, be transferred to a different depository so long as such transfer is to an Eligible Account.

                  Section 5.04 PERMITTED WITHDRAWALS FROM THE COLLECTION ACCOUNT. The Master Servicer may, from time to time, make withdrawals from the Collection Account for the following purposes:

                  (a) to reimburse itself for any accrued unpaid Servicing Fees and for unreimbursed Periodic Advances and Servicing Advances. The Master Servicer's right to reimbursement for unpaid Servicing Fees and unreimbursed Servicing Advances shall be limited to late collections on the related Mortgage Loan, including Liquidation

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         Proceeds, Released Mortgaged Property Proceeds, Insurance Proceeds and
         such other amounts as may be collected by the Master Servicer from the related Mortgagor or otherwise relating to the Mortgage Loan in respect of which such unreimbursed amounts are owed. The Master Servicer's right to reimbursement for unreimbursed Periodic Advances shall be limited to late collections of interest on any Mortgage Loan and to Liquidation Proceeds and Insurance Proceeds on related Mortgage Loans;

                  (b) to reimburse itself for any Periodic Advances or Servicing Advances determined in good faith to have become Nonrecoverable Advances, such reimbursement to be made from any funds in the Collection Account;

                  (c) to withdraw any amount received from a Mortgagor that is recoverable and sought to be recovered as a voidable preference by a trustee in bankruptcy pursuant to the United States Bankruptcy Code in accordance with a final, nonappealable order of a court having competent jurisdiction;

                  (d) to withdraw any funds deposited in the Collection Account that were not required to be deposited therein;

                  (e) to pay itself Servicing Compensation pursuant to Section
         5.14 hereof to the extent not retained or paid pursuant to Section 5.03, 5.04 or 5.14;

                  (f) to pay to the Seller with respect to each Mortgage Loan or property acquired in respect thereof that has been repurchased or replaced pursuant to Section 2.04 or 3.03 or to pay to itself with respect to each Mortgage Loan or property acquired in respect thereof that has been purchased pursuant to Section 8.01 all amounts received thereon and not required to be distributed as of the date on which the related repurchase or purchase price or Principal Balance, as the case may be, was determined;

                  (g) to pay to the Seller with respect to each Mortgage Loan the amount of interest accrued and unpaid on such Mortgage Loan on the Cut-off Date (with respect to the Initial Mortgage Loans) or Subsequent Cut-off Date (with respect to the Subsequent Mortgage Loans);

                  (h) to make deposits to the Certificate Accounts (which shall include the Trustee Fee) in the amounts and in the manner provided for herein;

                  (i) to pay itself any interest earned on or investment income earned with respect to funds in the Collection Account;

                  (j) to reimburse itself or the Company pursuant to Section 11.01; and

                  (k) to clear and terminate the Collection Account upon the termination of this Agreement.

                  The Master Servicer shall keep and maintain a separate accounting for each Mortgage Loan for the purpose of accounting for withdrawals from the Collection Account pursuant to subclause (a).

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                  Section 5.05 PAYMENT OF TAXES, INSURANCE AND OTHER CHARGES.
With respect to each Mortgage Loan, the Master Servicer shall maintain accurate records reflecting casualty insurance coverage.

                  With respect to each Mortgage Loan as to which the Master Servicer maintains escrow accounts, the Master Servicer shall maintain accurate records reflecting the status of ground rents, taxes, assessments, water rates and other charges which are or may become a lien upon the Mortgaged Property and the status of primary mortgage guaranty insurance premiums, if any, and casualty insurance coverage and shall obtain, from time to time, all bills for the payment of such charges (including renewal premiums) and shall effect payment thereof prior to the applicable penalty or termination date and at a time appropriate for securing maximum discounts allowable, employing for such purpose deposits of the Mortgagor in any escrow account which shall have been estimated and accumulated by the Master Servicer in amounts sufficient for such purposes, as allowed under the terms of the Mortgage. To the extent that a Mortgage does not provide for escrow payments, the Master Servicer shall, if it has received notice of a default or deficiency, monitor such payments to determine if they are made by the Mortgagor.

                  Section 5.06 MAINTENANCE OF CASUALTY INSURANCE. The Master Servicer shall cause to be maintained for each Mortgage Loan a casualty insurance policy with extended coverage issued by a generally acceptable insurer in an amount which is not less than the full insurable value of the Mortgaged Property securing such Mortgage Loan or the unpaid principal balance of such Mortgage Loan, whichever is less; provided, however, that such insurance may not be less than the minimum amount required to fully compensate for any loss or damage on a replacement cost basis. If, upon origination of the Mortgage Loan, the improvements on the Mortgaged Property were in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards (and such flood insurance has been made available) the Master Servicer will cause to be maintained a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration with a generally acceptable insurance carrier, in an amount representing coverage not less than the least of (i) the unpaid principal balance of the Mortgage Loan, (ii) the full insurable value and (iii) the maximum amount of insurance which was available under the Flood Disaster Protection Act of 1973. The Master Servicer shall also maintain similar fire insurance coverage and, if applicable, flood insurance on property acquired upon foreclosure, or by deed in lieu of foreclosure, of any Mortgage Loan in an amount which is at least equal to the lesser of (i) the full insurable value of the improvements which are a part of such property and (ii) the principal balance owing on such Mortgage Loan at the time of such foreclosure or grant of deed in lieu of foreclosure; provided, however, that such insurance may not be less than the minimum amount required to fully compensate for any loss or damage on a replacement cost basis. It is understood and agreed that such insurance shall be with insurers approved by the Master Servicer and that no earthquake or other additional insurance is to be required of any Mortgagor, other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance. Pursuant to Section 5.03, any amounts collected by the Master Servicer under any insurance policies maintained pursuant to this Section
5.06 (other than amounts to be applied to the restoration or repair of the related Mortgaged Property or released to the Mortgagor in accordance with Accepted Servicing Practices) shall be deposited into the Collection Account, subject to withdrawal pursuant to Section 5.04. Any cost incurred by the Master Servicer in maintaining any such insurance shall be added to the amount owing under

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the Mortgage Loan where the terms of the Mortgage Loan so permit; provided, however, that the addition of any such cost shall not be taken into account for purposes of calculating the principal amount of the Mortgage Note or Mortgage Loan, the Monthly Payments on the Mortgage Note or the distributions to be made to the Certificateholders. Such costs shall be recoverable by the Master Servicer pursuant to Section 5.04. In the event that the Master Servicer shall obtain and maintain a blanket policy issued by an insurer that is acceptable to FNMA or FHLMC, insuring against hazard losses on all of the Mortgage Loans, it shall conclusively be deemed to have satisfied its obligation as set forth in the first sentence of this Section 5.06, it being understood and agreed that such policy may contain a deductible clause, in which case the Master Servicer shall, in the event that there shall not have been maintained on the related mortgaged or acquired property an insurance policy complying with the first sentence of this Section 5.06 and there shall have been a loss which would have been covered by such a policy had it been maintained, be required to deposit from its own funds into the Collection Account the amount not otherwise payable under the blanket policy because of such deductible clause.

                  Section 5.07 MAINTENANCE OF MORTGAGE IMPAIRMENT INSURANCE POLICY. In the event that the Master Servicer shall obtain and maintain a blanket policy (the "Mortgage Impairment Insurance Policy") with an insurer either (i) having a General Policy rating of A:VIII or better in Best's Key Rating Guide or (ii) approved in writing by the Certificate Insurer, such approval not to be unreasonably withheld, insuring against fire and hazards of extended coverage on all of the Mortgage Loans, then, to the extent such policy names the Master Servicer as loss payee and provides coverage in an amount equal to the aggregate unpaid principal balance on the Mortgage Loans without co-insurance, and otherwise complies with the requirements of Section 5.06, the Master Servicer shall be deemed conclusively to have satisfied its obligations with respect to fire and hazard insurance coverage under Section 5.06, it being understood and agreed that such blanket policy may contain a deductible clause, in which case the Master Servicer shall, in the event that there shall not have been maintained on the related Mortgaged Property a policy complying with
Section 5.06, and there shall have been a loss which would have been covered by such policy, deposit in the Collection Account the difference, if any, between the amount that would have been payable under a policy complying with Section
5.06 and the amount paid under such blanket policy. Upon the request of the Certificate Insurer, the Trustee or any Certificateholder, the Master Servicer shall cause to be delivered to the Certificate Insurer, the Trustee or such Certificateholder, as the case may be, a certified true copy of such policy. The Master Servicer agrees to prepare and present, on behalf of itself, the Trustee, the Certificate Insurer and Certificateholders, claims under any such policy in a timely fashion in accordance with the terms of such policy.

                  Section 5.08 FIDELITY BOND; ERRORS AND OMISSIONS POLICY. (a) The Master Servicer shall maintain with a responsible company, and at its own expense, a blanket fidelity bond (a "Fidelity Bond") and an errors and omissions insurance policy (an "Errors and Omissions Policy"), in a minimum amount acceptable to FNMA or FHLMC or, if Advanta is the Master Servicer or if the Trustee is the successor Master Servicer, in an amount generally maintained by prudent mortgage loan servicers having servicing portfolios of a similar size.

                  (b) The Master Servicer shall be deemed to have complied with this provision if one of its respective Affiliates has such a Fidelity Bond and Errors and Omissions Policy and, by the terms of such fidelity bond and errors and omission policy, the coverage afforded

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thereunder extends to the Master Servicer. The Master Servicer shall cause each and every Subservicer for it to maintain a policy of insurance covering errors and omissions and a fidelity bond which would meet the requirements of Section 5.08(a). If Advanta is not the Master Servicer and the Trustee is not the successor Master Servicer, any such Fidelity Bond and Errors and Omissions Policy shall not be cancelled or modified in a materially adverse manner without 10 days prior written notice to the Certificate Insurer.

                  Section 5.09 COLLECTION OF TAXES, ASSESSMENTS AND OTHER ITEMS; SERVICING ACCOUNT. In addition to the Collection Account, the Master Servicer shall establish and maintain a Servicing Account, which shall be an Eligible Account, and shall deposit therein all payments by Mortgagors for taxes, assessments, primary mortgage or hazard insurance premiums or comparable items. Withdrawals from the Servicing Account may be made to effect payment of taxes, assessments, primary mortgage or hazard insurance premiums or comparable items, to reimburse the Master Servicer out of related collections for any advances made in the nature of any of the foregoing, to refund to any Mortgagors any sums determined to be overages, or to pay any interest owed to Mortgagors on such account to the extent required by law or to clear and terminate the Servicing Account at the termination of this Agreement upon the termination of the Trust Fund. The Master Servicer shall advance the payments referred to in the first sentence of this Section 5.09 that are not timely paid by the Mortgagors on the date when the tax, premium or other cost for which such payment is intended is due, but the Master Servicer shall be required to so advance only to the extent that such advances, in the good faith judgment of the Master Servicer, will be recoverable by the Master Servicer pursuant to Section 5.04 out of Liquidation Proceeds, Insurance Proceeds or otherwise.

                  Section 5.10 PERIODIC FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION; ADDITIONAL INFORMATION. The Trustee shall prepare or cause to be prepared for filing with the Commission (other than the Current Report on Form 8-K to be filed by the Company in connection with computational materials and the initial Current Report on Form 8-K to be filed by the Company in connection with the issuance of the Certificates) any and all reports, statements and information respecting the Trust Fund and/or the Certificates required to be filed, and shall solicit any and all proxies of the Certificateholders whenever such proxies are required to be solicited, pursuant to the Securities Exchange Act of 1934, as amended. The Company shall promptly file, and exercise its reasonable best efforts to obtain a favorable response to, noaction requests with, or other appropriate exemptive relief from, the Commission seeking the usual and customary exemption from such reporting requirements granted to issuers of securities similar to the Certificates. Fees and expenses incurred by the Trustee in connection with the foregoing shall be reimbursed pursuant to
Section 9.05 and shall not be paid by the Trust Fund.

                  The Master Servicer and the Company each agree to promptly furnish to the Trustee, from time to time upon request, such further information, reports and financial statements within their control related to this Agreement and the Mortgage Loans as the Trustee reasonably deems appropriate to prepare and file all necessary reports with the Securities and Exchange Commission.

                  Section 5.11 ENFORCEMENT OF DUE-ON-SALE CLAUSES; ASSUMPTION AGREEMENTS. In any case in which a Mortgaged Property is about to be conveyed by the Mortgagor (whether by absolute conveyance or by contract of sale, and whether or not the Mortgagor remains liable thereon) and the Master Servicer has knowledge of such prospective conveyance, the Master

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Servicer shall effect assumptions in accordance with the terms of any due-on-sale provision contained in the related Mortgage Note or Mortgage. The Master Servicer shall enforce any due-on-sale provision contained in such Mortgage Note or Mortgage to the extent the requirements thereunder for an assumption of the Mortgage Loan have not been satisfied to the extent permitted under the terms of the related Mortgage Note, unless such provision is not exercisable under applicable law and governmental regulations or in the Master Servicer's judgment, such exercise is reasonably likely to result in legal action by the Mortgagor, or such conveyance is in connection with a permitted assumption of the related Mortgage Loan. Subject to the foregoing, the Master Servicer is authorized to take or enter into an assumption agreement from or with the Person to whom such property is about to be conveyed, pursuant to which such person becomes liable under the related Mortgage Note and, unless prohibited by applicable state law, the Mortgagor remains liable thereon, provided that the Mortgage Interest Rate with respect to such Mortgage Loan shall remain unchanged. The Master Servicer is also authorized, to release the original Mortgagor from liability upon the Mortgage Loan and substitute the new Mortgagor as obligor thereon. In connection with such assumption or substitution, the Master Servicer shall apply such underwriting standards and follow such practices and procedures as shall be normal and usual for mortgage loans similar to the Mortgage Loans and as it applies to mortgage loans owned solely by it. The Master Servicer shall notify the Trustee that any such assumption or substitution agreement has been completed by forwarding to the Trustee the original copy of such assumption or substitution agreement, which copy shall be added by the Trustee to the related Mortgage File and shall, for all purposes, be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof. In connection with any such assumption or substitution agreement, the Mortgage Interest Rate of the related Mortgage Note and the payment terms shall not be changed. Any fee collected by the Master Servicer for entering into an assumption or substitution of liability agreement will be retained by the Master Servicer as servicing compensation.

                  Notwithstanding the foregoing paragraph or any other provision of this Agreement, the Master Servicer shall not be deemed to be in default, breach or any other violation of its obligations hereunder by reason of any conveyance by the Mortgagor of the property subject to the Mortgage or any assumption of a Mortgage Loan by operation of law which the Master Servicer in good faith determines it may be restricted by law from preventing, for any reason whatsoever, or if the exercise of such right would impair or threaten to impair any recovery under any applicable insurance policy or, in the Master Servicer's judgment, be reasonably likely to result in legal action by the Mortgagor.

                  Section 5.12 REALIZATION UPON DEFAULTED MORTGAGE LOANS.

         (a) Except as provided in the last two paragraphs of this Section 5.12(a), the Master Servicer shall foreclose upon or otherwise comparably convert the ownership of properties securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments pursuant to Section 5.03. In connection with such foreclosure or other conversion, the Master Servicer shall follow Accepted Servicing Practices. The foregoing is subject to the proviso that the Master Servicer shall not be required to expend its own funds in connection with any foreclosure or to restore any damaged property unless it shall determine that (i) such foreclosure and/or restoration will increase the proceeds of liquidation of the Mortgage Loan to Certificateholders after reimbursement to itself for such expenses and (ii) such expenses will be recoverable to it through

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Liquidation Proceeds (respecting which it shall have priority for purposes of withdrawal from the Collection Account pursuant to Section 5.04) or otherwise. The Master Servicer shall be entitled to reimbursement of the Servicing Fee and other amounts due it, if any, to the extent, but only to the extent, that withdrawals from the Collection Account with respect thereto are permitted under
Section 5.04.

                  The Master Servicer may foreclose against the Mortgaged Property securing a defaulted Mortgage Loan either by foreclosure, by sale or by strict foreclosure, and in the event a deficiency judgment is available against the Mortgagor or any other person, may proceed for the deficiency.

                  In the event that title to any Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure (an "REO Property"), the deed or certificate of sale shall be issued to the Master Servicer on behalf of the Trustee in the name of the Trustee on behalf of the Certificateholders. Notwithstanding any such acquisition of title and cancellation of the related Mortgage Loan, such Mortgage Loan shall be considered to be a Mortgage Loan held in the Trust Fund until such time as the related Mortgaged Property shall be sold and such Mortgage Loan becomes a Liquidated Mortgage Loan. Consistent with the foregoing, for purposes of all calculations hereunder, so long as such Mortgage Loan shall be considered to be an Outstanding Mortgage Loan:

                (i) It shall be assumed that, notwithstanding that the indebtedness evidenced by the related Mortgage Note shall have been discharged, such Mortgage Note and the related amortization schedule in effect at the time of any such acquisition of title (after giving effect to any previous Curtailments and before any adjustment thereto by reason of any bankruptcy or similar proceeding or any moratorium or similar waiver or grace period) remain in effect, except that such schedule shall be adjusted to reflect the application of Net REO Proceeds received in any month pursuant to the succeeding clause.

               (ii) Net REO Proceeds received in any month shall be deemed to have been received first in payment of the accrued interest that remained unpaid on the date that such Mortgage Loan became an REO Mortgage Loan, with the excess thereof, if any, being deemed to have been received in respect of the delinquent principal installments that remained unpaid on such date. Thereafter, Net REO Proceeds received in any month shall be applied to the payment of installments of principal and accrued interest on such Mortgage Loan deemed to be due and payable in accordance with the terms of such Mortgage Note and such amortization schedule. If such Net REO Proceeds exceed the then Unpaid REO Amortization, the excess shall be treated as a Curtailment received in respect of such Mortgage Loan.

              (iii) Only that portion of Net REO Proceeds allocable to interest that bears the same relationship to the total amount of Net REO Proceeds allocable to interest as the rate of the Servicing Fee bears to the Mortgage Interest Rate borne by such Mortgage Loan shall be allocated to the Servicing Fee with respect thereto.

                  In the event that the Trust Fund acquires any Mortgaged Property as aforesaid or otherwise in connection with a default or reasonably foreseeable default on a Mortgage Loan,

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such Mortgaged Property shall be disposed of by or on behalf of the Trust Fund within two years after its acquisition by the Trust Fund unless (a) the Master Servicer shall have provided to the Trustee an Opinion of Counsel (at the expense of the Trust Fund) to the effect that the holding by the Trust Fund of such Mortgaged Property subsequent to two years after its acquisition (and specifying the period beyond such two-year period for which the Mortgaged Property may be held) will not cause the Trust Fund to be subject to the tax on prohibited transactions imposed by Section 860F(a)(1) of the Code, otherwise subject the Trust Fund to tax or cause the Trust Fund to fail to qualify as a REMIC at any time that any Certificates are outstanding, or (b) the Master Servicer (at the Trust Fund's expense) shall have applied for, at least 60 days prior to the expiration of such two-year period, an extension of such two-year period in the manner contemplated by Section 856(e)(3) of the Code, in which case the two-year period shall be extended by the applicable period. The Master Servicer shall further ensure that the Mortgaged Property is administered so that it constitutes "foreclosure property" within the meaning of Section 860G(a)(8) of the Code at all times, that the sale of such property does not result in the receipt by the Trust Fund of any income from non-permitted assets as described in Section 860F(a)(2)(B) of the Code, and that the Trust Fund does not derive any "net income from foreclosure property" within the meaning of
Section 860G(c)(2) of the Code with respect to such property.

                  Any REO Disposition shall be for cash only (unless changes in the REMIC Provisions made subsequent to the Startup Day allow a sale for other consideration).

                  In lieu of foreclosing upon any defaulted Mortgage Loan, the Master Servicer may, in its discretion, permit the assumption of such Mortgage Loan if, in the Master Servicer's judgment, such default is unlikely to be cured and if the assuming borrower satisfies the Master Servicer's underwriting guidelines with respect to mortgage loans owned by the Master Servicer. In connection with any such assumption, the Mortgage Interest Rate of the related Mortgage Note and the payment terms shall not be changed. Any fee collected by the Master Servicer for entering into an assumption agreement will be retained by the Master Servicer as servicing compensation. Alternatively, the Master Servicer may encourage the refinancing of any defaulted Mortgage Loan by the Mortgagor.

                  Notwithstanding the foregoing, prior to instituting foreclosure proceedings or accepting a deed-in-lieu of foreclosure with respect to any Mortgaged Property, the Master Servicer shall make, or cause to be made, inspection of the Mortgaged Property in accordance with the Accepted Servicing Practices and, with respect to environmental hazards, such procedures are as required by the provisions of the Federal National Mortgage Association's selling and servicing guide applicable to single-family homes and in effect on the date hereof. The Master Servicer shall be entitled to rely upon the results of any such inspection made by others. In cases where the inspection reveals that such Mortgaged Property is potentially contaminated with or affected by hazardous wastes or hazardous substances, the Master Servicer shall promptly give written notice of such fact to the Certificate Insurer, the Trustee and each Class A Certificateholder. The Master Servicer shall not commence foreclosure proceedings or accept a deed-in-lieu of foreclosure for Mortgaged Property with respect to this paragraph without obtaining the written consent of the Certificate Insurer.

         (b) Promptly after the Closing Date, the Master Servicer shall, with respect to each Mortgage Loan for which the Mortgage provides a second lien on the related

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Mortgaged Property, cause to be recorded in the appropriate public office for real property records, where permitted by applicable law and where applicable law does not require that a second mortgagee be named as a party defendant in foreclosure or comparable proceedings in order to foreclose or otherwise preempt such mortgagee's equity of redemption, a request for notice of any action by or on behalf of any mortgagee under a Senior Mortgage Loan. The Master Servicer also shall promptly provide written notice to each mortgagee under a Senior Mortgage Loan of the existence of the related Mortgage Loan and request notification of any action taken or to be taken against the related Mortgagor or Mortgaged Property by or on behalf of such mortgagee in respect of such Senior Mortgage Loan.

         (c) Upon becoming aware that a Senior Mortgage Loan has come into default or of any action that the related mortgagee has taken or may take in respect thereof, the Master Servicer shall, consistent with the REMIC Provisions, take such actions as it shall deem necessary or advisable, as shall be normal and usual in its general mortgage servicing activities and as shall be required or permitted by Accepted Servicing Practices. In taking such actions, the Master Servicer may advance such funds as are necessary to cure such default, maintain such Senior Mortgage Loan, acquire the related mortgagee's interest therein or redeem the related Mortgaged Property. The Master Servicer, however, shall not be required to expend its own funds in connection therewith unless it shall determine that such expense will be recoverable to it. All such expenses shall be included as Liquidation Expenses pursuant to the definition thereof, and shall be reimbursable from the related Liquidation Proceeds in accordance with Section 5.04.

                  Section 5.13 TRUSTEE TO COOPERATE; RELEASE OF MORTGAGE FILES. Upon the payment in full of any Mortgage Loan, or the receipt by the Master Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, the Master Servicer shall immediately notify the Trustee in the form of a Request for Release in the form attached hereto as Exhibit H (which request shall include a statement to the effect that all amounts received in connection with such payment which are required to be deposited in the Collection Account pursuant to Section 5.03 have been or shall be so deposited) of a Servicing Officer and shall request delivery to it of the Mortgage File. Upon receipt of such Request for Release, the Trustee, or the Custodian on its behalf, shall promptly release the related Mortgage File to the Master Servicer. Upon any such payment in full, the Master Servicer is authorized to give, as agent for the Trustee and the mortgagee under the Mortgage which secured the Mortgage Loan, an instrument of satisfaction (or assignment of mortgage without recourse) regarding the property subject to such Mortgage, which instrument of satisfaction or assignment, as the case may be, shall be delivered to the Person or Persons entitled thereto against receipt therefor of such payment, it being understood and agreed that no expenses incurred in connection with such instrument of satisfaction or assignment, as the case may be, shall be chargeable to the Collection Account. In connection therewith, the Trustee shall execute and return to the Master Servicer any required power of attorney provided to the Trustee by the Master Servicer and other required documentation in accordance with Section 5.01(c). From time to time and as appropriate for the servicing or foreclosure of any Mortgage Loan and in accordance with Accepted Servicing Practices, the Trustee shall, upon request of the Master Servicer and delivery to the Trustee of a Request for Release signed by a Servicing Officer, release, or cause the Custodian to release, the related Mortgage File to the Master Servicer and shall execute such documents as shall be necessary to the prosecution of any such proceedings. Such Request for Release shall obligate the Master Servicer to return the Mortgage File to the Trustee when the need therefor by the Master Servicer no longer exists unless the Mortgage Loan shall be

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liquidated, in which case, upon receipt of a certificate of a Servicing Officer similar to the Request for Release hereinabove specified, the Mortgage File shall be delivered by the Trustee to the Master Servicer.

                  Section 5.14 SERVICING FEE; SERVICING COMPENSATION. The Master Servicer shall be entitled, at its election, either (a) to pay itself the Servicing Fee out of any Mortgagor payment on account of interest or Net REO Proceeds prior to the deposit of such payment in the Collection Account or (b) to withdraw from the Collection Account such Servicing Fee pursuant to Section
5.04. The Master Servicer shall also be entitled, at its election, either (a) to pay itself the Servicing Fee in respect of each delinquent Mortgage Loan out of Liquidation Proceeds in respect of such Mortgage Loan or other recoveries with respect thereto to the extent permitted in Section 5.03(a) to withdraw from the Collection Account the Servicing Fee in respect of each such Mortgage Loan to the extent of such Liquidation Proceeds or other recoveries, to the extent permitted by Section 5.04(a).

                  Servicing compensation in the form of Net Foreclosure Profits, assumption fees, late payment charges, tax service fees, fees for statement of account or payoff of the Mortgage Loan (to the extent permitted by applicable law) or otherwise shall be retained by the Master Servicer and are not required to be deposited in the Collection Account. The aggregate Servicing Fee is reserved for the administration of the Trust Fund and, in the event of replacement of the Master Servicer as servicer of the Mortgage Loans, for the payment of other expenses related to such replacement. The aggregate Servicing Fee shall be offset as provided in Section 5.20. The Master Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder (including maintenance of the hazard insurance required by Section 5.05) and shall not be entitled to reimbursement therefor except as specifically provided herein.

                  Section 5.15 REPORTS TO THE TRUSTEE AND THE COMPANY; COLLECTION ACCOUNT STATEMENTS. Not later than 15 days after each Distribution Date, the Master Servicer shall provide to the Trustee and the Company a statement, certified by a Servicing Officer, setting forth the status of the Collection Account as of the close of business on the last day of the immediately preceding calendar month, stating that all distributions required by this Agreement to be made by the Master Servicer on behalf of the Trustee have been made (or if any required distribution has not been made by the Master Servicer, specifying the nature and status thereof) and showing, for the period covered by such statement, the aggregate of deposits into and withdrawals from the Collection Account for each category of deposit specified in Section 5.03 and each category of withdrawal specified in Section 5.04 and the aggregate of deposits into the Certificate Accounts as specified in Section 6.01(c). Such statement shall also state the aggregate unpaid principal balance of all the Mortgage Loans as of the close of business on the last day of the month preceding the month in which such Distribution Date occurs. Copies of such statement shall be provided by the Trustee to any Certificateholder upon request.

                  Section 5.16 ANNUAL STATEMENT AS TO COMPLIANCE. The Master Servicer will deliver to the Trustee, the Certificate Insurer and the Rating Agencies on or before June 30th of each year, beginning with June 30, 1997, an Officers' Certificate stating as to each signer thereof, that (i) a review of the activities of the Master Servicer during the preceding calendar year and of its performance under this Agreement has been made under such officer's supervision, and (ii) to the best of such officer's knowledge, based on such review, the Master

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Servicer has fulfilled all its obligations under this Agreement throughout such year, or if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof. Such Officers' Certificate shall be accompanied by the statement described in Section 5.17 of this Agreement. Copies of such statement shall, upon request, be provided to any Certificateholder by the Master Servicer, or by the Trustee at the Master Servicer's expense if the Master Servicer shall fail to provide such copies.

                  Section 5.17 ANNUAL INDEPENDENT PUBLIC ACCOUNTANTS' SERVICING REPORT. On or before March 30th of every year, beginning with March 30, 1997, the Master Servicer, at its expense, shall cause a firm of nationally recognized independent public accountants to furnish a statement to the Trustee, the Certificate Insurer and the Rating Agencies to the effect that, on the basis of an examination of certain documents and records relating to the servicing of the mortgage loans being serviced by the Master Servicer under pooling and servicing agreements similar to this Agreement, conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers, such firm is of the opinion that such servicing has been conducted in compliance with this Agreement. Copies of such statement shall, upon request, be provided to Certificateholders by the Master Servicer, or by the Trustee at the Master Servicer's expense if the Master Servicer shall fail to provide such copies. For purposes of such statement, such firm may conclusively presume that any pooling and servicing agreement which governs mortgage pass-through certificates offered by the Company (or any predecessor or successor thereto) in a registration statement under the Securities Act of 1933, as amended, is similar to this Agreement, unless such other pooling and servicing agreement expressly states otherwise.

                  Section 5.18 OPTIONAL PURCHASE OF DEFAULTED MORTGAGE LOANS. Any Affiliate of the Seller, in its sole discretion, shall have the right to elect (by written notice sent to the Master Servicer, the Trustee and the Certificate Insurer), but shall not be obligated, to purchase for its own account from the Trust Fund any Mortgage Loan which is 90 days or more delinquent in the manner and at the price specified in Section 2.04(b). The purchase price for any Mortgage Loan purchased hereunder shall be deposited in the Collection Account and the Trustee, upon receipt of such deposit, shall release or cause to be released to the purchaser of such Mortgage Loan the related Mortgage File and shall execute and deliver such instruments of transfer or assignment prepared by the purchaser of such Mortgage Loan, in each case without recourse, as shall be necessary to vest in the purchaser of such Mortgage Loan any Mortgage Loan released pursuant hereto and the purchaser of such Mortgage Loan shall succeed to all the Trustee's right, title and interest in and to such Mortgage Loan and all security and documents related thereto. Such assignment shall be an assignment outright and not for security. The purchaser of such Mortgage Loan shall thereupon own such Mortgage Loan, and all security and documents, free of any further obligation to the Trustee or the Certificateholders with respect thereto.

                  Section 5.19 REPORTS TO BE PROVIDED BY THE MASTER SERVICER. The Master Servicer agrees to make available on a reasonable basis to the Certificate Insurer a knowledgeable financial or accounting officer for the purpose of answering reasonable questions respecting recent developments affecting the Master Servicer or the financial statements of the Master Servicer and to permit the Certificate Insurer to inspect the Master Servicer's servicing facilities during normal business hours for the purpose of satisfying the Certificate Insurer that

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the Master Servicer has the ability to service the Mortgage Loans in accordance with this Agreement.

                  Section 5.20 ADJUSTMENT OF SERVICING COMPENSATION IN RESPECT OF PREPAID MORTGAGE LOANS. The aggregate amount of the Servicing Fees that the Master Servicer and any Subservicer shall be entitled to receive with respect to all of the Mortgage Loans and each Distribution Date shall be offset on such Distribution Date by an amount equal to the aggregate Prepayment Interest Shortfall with respect to all Mortgage Loans which were subjects of Principal Prepayments in Full or Curtailments during the month preceding the month of such Distribution Date. The amount of any offset against the aggregate Servicing Fee with respect to any Distribution Date under this Section 5.20 shall be limited to the aggregate amount of the Servicing Fees otherwise payable to the Master Servicer and any Subservicer (without adjustment on account of Prepayment Interest Shortfalls) with respect to (i) scheduled payments having the Due Date occurring in the month of such Distribution Date received by the Master Servicer or any Subservicer prior to the Master Servicer Remittance Date, and (ii) Principal Prepayments in Full, Curtailments and Liquidation Proceeds received in the month preceding the month in which such Distribution Date occurs, and the rights of the Certificateholders to the offset of the aggregate Prepayment Interest Shortfalls shall not be cumulative.

                  Section 5.21 PERIODIC ADVANCES. If, on any Master Servicer Remittance Date, the Master Servicer determines that any Monthly Payments due on the Due Date immediately preceding such Master Servicer Remittance Date have not been received as of the close of business on the Business Day preceding such Master Servicer Remittance Date, the Master Servicer shall determine the amount of any Periodic Advance required to be made with respect to the related Distribution Date. The Master Servicer shall, on the Master Servicer Remittance Date, deliver in a computer-readable form (including electronic transmission) to the Trustee indicating the payment status of each Mortgage Loan as of the Business Day prior to such Master Servicer Remittance Date. The Master Servicer shall include in the amount to be deposited in the related Certificate Account on such Master Servicer Remittance Date an amount equal to the Periodic Advance, if any, which deposit may be made in whole or in part from funds in the Collection Account being held for future distribution or withdrawal on or in connection with Distribution Dates in subsequent months. Any funds being held for future distribution to Certificateholders and so used shall be replaced by the Master Servicer from its own funds by deposit in the related Certificate Account on or before the Business Day preceding any such future Master Servicer Remittance Date to the extent that funds in the related Certificate Account on such Master Servicer Remittance Date shall be less than payments to Certificateholders required to be made on such date.

                  The Master Servicer shall designate on its records the specific Mortgage Loans and related installments (or portions thereof) as to which such Periodic Advance shall be deemed to have been made, such determination being conclusive for purposes of withdrawals from the Collection Account pursuant to Section 5.04.

                  Section 5.22 THIRD PARTY CLAIMS. The Trustee shall reimburse the Seller from amounts otherwise distributable on the Class R Certificates for all amounts advanced by the Seller pursuant to the second sentence of Section 4.03(a)(ii) of the Purchase Agreement except when the relevant claim relates directly to the failure of the Seller to perform its duties in compliance with the terms of the Purchase Agreement.

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                  Section 5.23 MAINTENANCE OF CORPORATE EXISTENCE AND LICENSES;
MERGER OR CONSOLIDATION OF THE MASTER SERVICER. (a) The Master Servicer will keep in full effect its existence, rights and franchises as a corporation, will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction necessary to protect the validity and enforceability of this Agreement or any of the Mortgage Loans and to perform its duties under this Agreement and will otherwise operate its business so as to cause the representations and warranties under Section 3.01 to be true and correct at all times under this Agreement.

                  (b) Any Person into which the Master Servicer may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Master Servicer shall be a party, or any Person succeeding to the business of the Master Servicer, shall be an established mortgage loan servicing institution acceptable to the Certificate Insurer that has a net worth of at least $15,000,000, and in all events shall be the successor of the Master Servicer without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding. The Master Servicer shall send notice of any such merger or consolidation to the Trustee and the Certificate Insurer.

                  Section 5.24 ASSIGNMENT OF AGREEMENT BY MASTER SERVICER; MASTER SERVICER NOT TO RESIGN. The Master Servicer shall not assign this Agreement or resign from the obligations and duties hereby imposed on it except by mutual consent of the Certificate Insurer and the Trustee or upon the determination that the Master Servicer's duties hereunder are no longer permissible under applicable law and that such incapacity cannot be cured by the Master Servicer without incurring, in the reasonable judgment of the Certificate Insurer, unreasonable expense. Any such determination that the Master Servicer's duties hereunder are no longer permissible under applicable law permitting the resignation of the Master Servicer shall be evidenced by a written Opinion of Counsel (who may be counsel for the Master Servicer) to such effect delivered to the Trustee, the Seller, the Company and the Certificate Insurer. No such resignation shall become effective until the Trustee or a successor appointed in accordance with the terms of this Agreement has assumed the Master Servicer's responsibilities and obligations hereunder in accordance with Section 7.02. The Master Servicer shall provide the Trustee, the Rating Agencies and the Certificate Insurer with 30 days prior written notice of its intention to resign pursuant to this Section 5.24.

                  Section 5.25 INFORMATION REPORTS TO BE FILED BY THE MASTER SERVICER. The Master Servicer shall file (or cause any Subservicers to file) information returns with respect to the receipt of mortgage interest received in a trade or business, reports of foreclosures and abandonments of any Mortgaged Property and cancellation of indebtedness income with respect to any Mortgaged Property as required by Sections 6050H, 6050J and 6050P of the Code, respectively.

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                                   ARTICLE VI

                           DISTRIBUTIONS AND PAYMENTS

                  Section 6.01 ESTABLISHMENT OF CERTIFICATE ACCOUNTS; DEPOSITS TO THE CERTIFICATE ACCOUNTS. (a) The Trustee shall establish and maintain two separate Certificate Accounts which shall be titled "Group I Certificate Account, Bankers Trust Company of California, N.A., as trustee for the registered holders of Southern Pacific Secured Assets Corp., Mortgage PassThrough Certificates, Series 1996-2, Class A-1, Class I S and Class R" and "Group II Certificate Account, Bankers Trust Company of California, N.A., as trustee for the registered holders of Southern Pacific Secured Assets Corp., Mortgage Pass-Through Certificates, Series 1996-2, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class II S and Class R" which shall be Eligible Accounts.

                  (b) The Master Servicer may direct the Trustee in writing to invest the funds in the Certificate Accounts only in Permitted Investments. No Permitted Investment shall be sold or disposed of at a gain prior to maturity unless the Master Servicer has delivered to the Trustee an Opinion of Counsel (at the Master Servicer's expense) that such sale or disposition will not cause the Trust Fund to be subject to the tax on income from prohibited transactions imposed by Section 860F(a)(1) of the Code, otherwise subject the Trust Fund to tax or cause the Trust Fund to fail to qualify as a REMIC. All income (other than any gain from a sale or disposition of the type referred to in the preceding sentence) realized from any such Permitted Investment shall be for the benefit of the Master Servicer as additional servicing compensation. The amount of any losses incurred in respect of any such investments shall be deposited in the related Certificate Account by the Master Servicer out of its own funds immediately as realized.

                  (c) On each Master Servicer Remittance Date, the Master Servicer shall cause to be deposited in the Group I and Group II Certificate Accounts, from funds on deposit in the Collection Account, an amount equal to the related Master Servicer Remittance Amount with respect to Loan Group I and II respectively. On the Closing Date the Company will also deposit the Special Deposits in the related Certificate Account.

                  Section 6.02 PERMITTED WITHDRAWALS FROM THE CERTIFICATE ACCOUNTS. The Trustee shall withdraw or cause to be withdrawn funds from the Certificate Accounts for the following purposes:

                  (a)  to effect the distributions described in Section 6.05;

                  (b) to pay to the Seller with respect to each Mortgage Loan or property acquired in respect thereof that has been repurchased or replaced pursuant to Section 2.04 or 3.03 or to pay to the Master Servicer with respect to each Mortgage Loan or property acquired in respect thereof that has been purchased all amounts received thereon and not required to be distributed as of the date on which the related repurchase or purchase price or Principal Balance was determined;

                  (c) to pay the Master Servicer any interest earned on or investment income earned with respect to funds in the Certificate Accounts;


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                  (d) to return to the Collection Account any amount deposited in a Certificate Account that was not required to be deposited therein;

                  (e) to make reimbursements to itself in accordance with
         Section 9.05; and

                  (f) to clear and terminate the Certificate Accounts upon termination of any of the Trust Fund pursuant to Article VIII.

                  The Trustee shall keep and maintain a separate accounting for withdrawals from the Certificate Accounts pursuant to each of subclauses (a) through (f) listed above.

                  Section 6.03 COLLECTION OF MONEY. Except as otherwise expressly provided herein, the Trustee may demand payment or delivery of all money and other property payable to or receivable by the Trustee pursuant to this Agreement, including (a) all payments due on the Mortgage Loans in accordance with the respective terms and conditions of such Mortgage Loans and required to be paid over to the Trustee by the Master Servicer or by any Subservicer and (b) Insured Payments. The Trustee shall hold all such money and property received by it, as part of the Trust Fund and shall apply it as provided in this Agreement.

                  Section 6.04 THE CERTIFICATE INSURANCE POLICY. (a) Within two Business Days after each Master Servicer Remittance Date the Trustee shall determine with respect to the immediately following Distribution Date the amount to be on deposit in the Certificate Accounts on such Distribution Date as a result of the Master Servicer's remittance of the Master Servicer Remittance Amount on the related Master Servicer Remittance Date plus the amount of any amounts deposited into the Certificate Accounts from the related Pre-Funding Account pursuant to Section 6.12 and any Interest Coverage Additions to be deposited pursuant to Section 6.13 for such Distribution Date and, with respect to the first Distribution Date, the amount of the related Special Deposit in the related Certificate Account, less the amounts described in clauses (i) through
(ii) of Section 6.05(b) or (c) for the related Distribution Date, and not including the amount of any Insured Payment which is required to be deposited in the related Certificate Account for such Distribution Date. The amounts described in the preceding sentence, as determined separately with respect to the Group I Loans, and Group II Loans, with respect to each Distribution Date are the "Group I Available Funds" and "Group II Available Funds" for such Distribution Date.

                  (b) If on any Distribution Date there is an Available Funds Shortfall, the Trustee shall complete a Notice in the form of Exhibit A to the related Certificate Insurance Policy and submit such notice to the Certificate Insurer no later than 12:00 noon New York City time on the second Policy Business Day preceding such Distribution Date as a claim for an Insured Payment in an amount equal to such Available Funds Shortfall.

                  (c) The Trustee shall establish a separate Eligible Account for the benefit of Holders of the Certificates and the Certificate Insurer referred to herein as the "Certificate Insurance Payments Account" over which the Trustee shall have exclusive control and sole right of withdrawal. The Trustee shall deposit upon receipt any amount paid under the Certificate Insurance Policy in the Certificate Insurance Payments Account and distribute such amount only for purposes of payment to Certificateholders of the Group I Insured Distribution Amount or Group II Insured Distribution Amount for which a claim was made and such amount may not

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be applied to satisfy any costs, expenses or liabilities of the Master Servicer, the Trustee or the Trust Fund. Amounts paid under the Certificate Insurance Policy, to the extent needed to pay the Group I Insured Distribution Amount or Group II Insured Distribution Amount shall be transferred by the Trustee from the Certificate Insurance Payments Account to the related Certificate Account on the related Distribution Date and disbursed by the Trustee to Certificateholders in accordance with Section 6.05. It shall not be necessary for payments made under the Certificate Insurance Policy to be made by checks or wire transfers separate from other amounts distributed pursuant to Section 6.05. However, the amount of any payment of principal or of interest on the Certificates to be paid from funds transferred from the Certificate Insurance Payments Account shall be noted as provided in paragraph (d) below. Funds held in the Certificate
Insurance Payments Account shall not be invested. Any funds remaining in the Certificate Insurance Payments Account on the first Policy Business Day following a Distribution Date shall be returned to the Certificate Insurer pursuant to the written instructions of the Certificate Insurer by the end of such Policy Business Day.

                  (d) The Trustee Remittance Report shall indicate the amount of interest and principal paid in respect of the Group I Class A Certificates and the Group II Class A Certificates from moneys received under the Certificate Insurance Policy.

                  (e) In the event that the Trustee has received a certified copy of an order of the appropriate court that any Insured Payment has been voided in whole or in part as a preference payment under applicable bankruptcy law, the Trustee shall so notify the Certificate Insurer, shall comply with the provisions of the Certificate Insurance Policy to obtain payment by the Certificate Insurer of such voided Insured Payment, and shall, at the time it provides notice to the Certificate Insurer, notify, by mail to Certificateholders of the affected Certificates that, in the event any Certificateholder's Insured Payment is so recovered, such Certificateholder will be entitled to payment pursuant to the Certificate Insurance Policy, a copy of which shall be made available through the Trustee, the Certificate Insurer or the Certificate Insurer's fiscal agent, if any, and the Trustee shall furnish to the Certificate Insurer or its fiscal agent, if any, its records evidencing the payments which have been made by the Trustee and subsequently recovered from Certificateholders, and dates on which such payments were made.

                  (f) The Trustee shall promptly notify the Certificate Insurer of any proceeding or the institution of any action, of which a Responsible Officer of the Trustee has actual knowledge, seeking the avoidance as a preferential transfer under applicable bankruptcy, insolvency, receivership or similar law (a "Preference Claim") of any distribution made with respect to the Certificates. Each Certificateholder, by its purchase of Certificates, the Master Servicer and the Trustee agree that, the Certificate Insurer (so long as no Certificate Insurer Default exists) may at any time during the continuation of any proceeding relating to a Preference Claim direct all matters relating to such Preference Claim, including, without limitation, (i) the direction of any appeal of any order relating to such Preference Claim and (ii) the posting of any surety, supersedeas or performance bond pending any such appeal. In addition and without limitation of the foregoing, the Certificate Insurer shall be subrogated to, and each Certificateholder, the Master Servicer and the Trustee hereby delegate and assign to the Certificate Insurer, to the fullest extent permitted by law, the rights of the Master Servicer, the Trustee and each Certificateholder in the conduct of any such Preference Claim, including, without limitation, all rights of any party to any adversary proceeding or action with respect to any court order issued in connection with any such Preference Claim.

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                  Section 6.05 DISTRIBUTIONS. (a) No later than 12:00 noon
California time on each Master Servicer Remittance Date, the Master Servicer shall deliver to the Trustee a report in computer-readable form (including electronic transmission, provided that a portion of such report relating to certain delinquency information may be delivered in hard copy form rather than computer-readable form) containing such information as to each Mortgage Loan as of such date and such other information as the Trustee shall reasonably require.

                  (b) With respect to funds deposited in the Group I Certificate Account, on each Distribution Date, the Trustee shall make the following allocations, disbursements and transfers in the following order of priority, and each such allocation, transfer and disbursement shall be treated as having occurred only after all preceding allocations, transfers and disbursements have occurred:

                     (i) commencing with the Distribution Date occurring in August 1996, to the Certificate Insurer, the Premium Amount with respect to the Group I Loans;

                  (ii) to the Trustee, an amount equal to the Trustee's Fees then due to it with respect to the Group I Loans;

                   (iii) to the Certificate Insurer the lesser of (x) an amount equal to (i) the amount then on deposit in the Group I Certificate Account remaining after the foregoing distributions minus (ii) the Group I Insured Distribution Amount for such Distribution Date and (y) the outstanding Group I Reimbursement Amounts, if any, as of such Distribution Date;

                    (iv) from amounts then on deposit in the Group I Certificate Account (including any Group I Insured Payments), to the Group I Class A Certificateholders an amount equal to the Group I Class A Interest Distribution Amount;

                     (v) from amounts then on deposit in the Group I Certificate Account (including any Group I Insured Payments), to the Group I Class A Certificateholders an amount equal to the lesser of (a) the Group I Class A Principal Distribution Amount (to the extent not covered by payments to be made pursuant to Section 6.05(c)(vi) below) and (b) the amount remaining in the Group I Certificate Account after distributions pursuant to clauses (i) through (iv) above, in the manner described below;

                    (vi) from amounts then on deposit in the Group I Certificate Account, to the Group II Class A Certificateholders, on any Distribution Date where a Group II Subordination Deficit exists, an amount equal to such Group II Subordination Deficit;

                   (vii) from amounts then on deposit in the Group I Certificate Account, to the Group II Class A Certificateholders, on any Distribution Date when, following distributions to be made on such date, the Group II Subordinated Amount would be less than the Group II Required Subordinated Amount, an amount equal to such difference;

                  (viii) from amounts then on deposit in the Group I Certificate Account, to the Certificate Insurer, an amount equal to the outstanding Group II Reimbursement Amount

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         remaining unpaid following any distributions made on such Distribution
         Date pursuant to Section 6.05(c)(iii);

                    (ix) from amounts then on deposit in the Group I Certificate Account, to the Class I S Certificateholders an amount equal to the related Class S Interest Distribution Amount to the extent not added to the Certificate Principal Balance thereof as described below;

                     (x) from amounts then on deposit in the Group I Certificate Account, to the Class I S Certificateholders the amount remaining on such Distribution Date, if any, until the Certificate Principal Balances thereof are reduced to zero; and

                    (xi) from amounts then on deposit in the Group I Certificate Account, to the Holders of the Class R Certificates, the amount remaining on such Distribution Date, if any.

Notwithstanding clause (v) above, the aggregate amounts distributed on all Distribution Dates to the Holders of the Group I Class A Certificates on account of the Group I Class A Principal Distribution Amount shall not exceed the Original Group I Certificate Principal Balance for the Group I Class A Certificates.

         Distributions of the Group I Class A Principal Distribution Amount and amounts allocated pursuant to Section 6.05(c)(vi) and (vii) will be allocated to the Class A-1 Certificates in reduction of the Certificate Principal Balance thereof, until the Certificate Principal Balance thereof has been reduced to zero.

         On each Distribution Date, an amount equal to the Group I Subordination Increase Amount for such date will be added to the Certificate Principal Balances of the Class I S Certificates.

                  (c) With respect to funds deposited in the Group II Certificate Account, on each Distribution Date, the Trustee shall make the following allocations, disbursements and transfers in the following order of priority, and each such allocation, transfer and disbursement shall be treated as having occurred only after all preceding allocations, transfers and disbursements have occurred:

                     (i) commencing with the Distribution Date occurring in August 1996, to the Certificate Insurer, the Premium Amount with respect to the Group II Loans;

                  (ii) to the Trustee, an amount equal to the Trustee's Fees then due to it with respect to the Group II Loans;

                   (iii) to the Certificate Insurer the lesser of (x) an amount equal to (i) the amount then on deposit in the Group II Certificate Account remaining after the foregoing distributions minus (ii) the Group II Insured Distribution Amount for such Distribution Date and (y) the outstanding Group II Reimbursement Amounts, if any, as of such Distribution Date;


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                    (iv) from amounts then on deposit in the Group II
         Certificate Account (including any Group II Insured Payments), to the Class A-2 Certificateholders, Class A-3 Certificateholders, Class A-4 Certificateholders, Class A-5 Certificateholders and Class A-6 Certificateholders, on a PRO RATA basis in proportion to the related Group II Class A Interest Distribution Amount payable thereon, an amount equal to the Group II Class A Interest Distribution Amount;

                     (v) from amounts then on deposit in the Group II Certificate Account (including any Group II Insured Payments), to the Group II Class A Certificateholders an amount equal to the lesser of
         (a) the Group II Class A Principal Distribution Amount (to the extent not covered by payments to be made pursuant to Section 6.05(b)(vi) above) and (b) the amount remaining in the Group II Certificate Account after distributions pursuant to clauses (i) through (iv) above, in the manner described below;

                    (vi) from amounts then on deposit in the Group II Certificate Account, to the Group I Class A Certificateholders, on any Distribution Date where a Group I Subordination Deficit exists, an amount equal to such Group I Subordination Deficit;

                   (vii) from amounts then on deposit in the Group II Certificate Account, to the Group I Class A Certificateholders, on any Distribution Date when, following distributions to be made on such date, the Group I Subordinated Amount would be less than the Group I Required Subordinated Amount, an amount equal to such difference;

                  (viii) from amounts then on deposit in the Group II Certificate Account, to the Certificate Insurer, an amount equal to the outstanding Group I Reimbursement Amount remaining unpaid following any distributions made on such Distribution Date pursuant to Section 6.05(b)(iii);

                    (ix) from amounts then on deposit in the Group II Certificate Account, to the Class II S Certificateholders, an amount equal to the related Class S Interest Distribution Amount to the extent not added to the Certificate Principal Balance thereof as described below;

                     (x) from amounts then on deposit in the Group II Certificate Account, to the Class II S Certificateholders, the amount remaining on such Distribution Date, if any, until the Certificate Principal Balances thereof are reduced to zero; and

                    (xi) from amounts then on deposit in the Group II Certificate Account, to the Holders of the Class R Certificates, the amount remaining on such Distribution Date, if any.

Notwithstanding clause (v) above, the aggregate amounts distributed on all Distribution Dates to the Holders of the Group II Class A Certificates on account of the Group II Class A Principal Distribution Amount shall not exceed the Original Group II Certificate Principal Balance for the Group II Class A Certificates.

         Distributions of the Group II Class A Principal Distribution Amount and amounts allocated pursuant to Section 6.05(b)(vi) and (vii) will be allocated first to the Class A-2

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Certificates, second to the Class A-3 Certificates, third to the Class A-4
Certificateholders, fourth, to the Class A-5 Certificates and fifth, to the Class A-6 Certificates, in each case until the Certificate Principal Balance thereof has been reduced to zero.

         On each Distribution Date, an amount equal to the Group II Subordination Increase Amount for such date will be added to the Certificate Principal Balances of the Class II S Certificates.

                  Section 6.06 INVESTMENT OF ACCOUNTS. (a) So long as no Event of Default shall have occurred and be continuing, and consistent with any requirements of the Code, all or a portion of any Account (other than the Certificate Insurance Payments Account) held by the Trustee shall be invested and reinvested by the Trustee, as directed in writing by the Master Servicer (with respect to the Certificate Accounts) or the Company (with respect to the PreFunding Accounts and the Interest Coverage Accounts) in one or more Permitted Investments bearing interest or sold at a discount. If an Event of Default shall have occurred and be continuing or if the Master Servicer does not provide investment directions, the Trustee shall invest all Accounts in Permitted Investments described in paragraph (d) of the definition of Permitted Investments. No such investment in any Account shall mature later than the Business Day immediately preceding the next Distribution Date (except that if such Permitted Investment is an obligation of the Trustee, then such Permitted Investment shall mature not later than such Distribution Date).

                  (b) If any amounts are needed for disbursement from any Account held by the Trustee and sufficient uninvested funds are not available to make such disbursement, the Trustee shall cause to be sold or otherwise converted to cash a sufficient amount of the investments in such Account. The Trustee shall not be liable for any investment loss or other charge resulting therefrom unless the Trustee's failure to perform in accordance with this
Section 6.06 is the cause of such loss or charge.

                  (c) Subject to Section 9.01 hereof, the Trustee shall not in any way be held liable by reason of any insufficiency in any Account held by the Trustee resulting from any investment loss on any Permitted Investment included therein (except to the extent that the Trustee is the obligor and has defaulted thereon or as provided in subsection (b) of this Section 6.06).

                  (d) So long as no Event of Default shall have occurred and be continuing, all net income and gain realized from investment of, and all earnings on, funds deposited in any Account (excluding the Pre-Funding Accounts and the Interest Coverage Accounts) shall be for the benefit of the Master Servicer as servicing compensation (in addition to the Servicing Fee). The Master Servicer shall deposit in each Account (excluding the Pre-Funding Accounts and the Interest Coverage Accounts) and the Company shall deposit in each Pre-Funding Account and Interest Coverage Account, the amount of any loss incurred in respect of any Permitted Investment held therein which is in excess of the income and gain thereon immediately upon realization of such loss, without any right to reimbursement therefor from its own funds.

                  Section 6.07 REPORTS BY TRUSTEE. (a) On each Distribution Date the Trustee shall provide to each Holder, to the Master Servicer, to the Certificate Insurer, to the Underwriter, to the Company and to the Rating Agencies a written report (the "Trustee

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Remittance Report"), setting forth information including, without limitation, the following information:

                     (i) the amount of the distribution with respect to each class of the Class A Certificates, Class S Certificates and Class R Certificates;

                    (ii) the amount of such distributions allocable to principal, separately identifying the aggregate amount of any Prepayments in Full and Curtailments or other unscheduled recoveries of principal included therein and separately identifying any Subordination Increase Amounts;

                  (iii) the amount of such distributions allocable to interest and the calculation thereof;

                    (iv) the Certificate Principal Balance of each class of the Class A Certificates and Class S Certificates as of such Distribution Date, together with the principal amount of each class of the Class A Certificates and Class S Certificates (based on a Certificate in an original principal amount of $1,000) then outstanding, in each case after giving effect to any payment of principal on such Distribution Date;

                  (v) the amount of any Insured Payment included in the amounts distributed to the Class A Certificateholders on such Distribution Date;

                  (vi) the Required Subordinated Amount and the Subordinated Amount as of such Distribution Date;

                  (vii) the total of any Substitution Adjustments and any Loan Repurchase Price amounts included in such distribution;

                  (viii) the amounts, if any, of any Liquidation Loan Losses for the related Due Period and the cumulative amount of Liquidated Loan Losses from the Closing Date;

                    (ix) the applicable Pass-Through Rate for each class of Class A Certificates and Class S Certificates for such distribution;

                  (x) the amount on deposit in the Pre-Funding Accounts and the Interest Coverage Accounts;

                    (xi) for the Distribution Date occurring in August 1996, the balances of the Pre-Funded Amounts that have not been used to purchase Subsequent Mortgage Loans and that are being distributed to the Class A Certificateholders as a mandatory prepayment of principal, if any, on such Distribution Date; and

                   (xii) the amount, if any, of the Interest Coverage Addition included in such distribution for each Loan Group.

Items (i), (ii) and (iii) above shall, with respect to the Class A Certificates, be presented on the basis of a Certificate having a $1,000 denomination. In addition, by January 31 of each calendar

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year following any year during which the Certificates are outstanding, the
Trustee shall furnish a report to each Holder of record if so requested in writing at any time during each calendar year as to the aggregate of amounts reported pursuant to (i), (ii) and (iii) with respect to the Certificates for such calendar year.

                  (b) All distributions made to the Class A Certificateholders, Class S Certificateholders and the Class R Certificateholders as a Class on each Distribution Date will be made on a PRO RATA basis among the Certificateholders of such Class on the next preceding Record Date based on the Percentage Interest represented by their respective Certificates, and shall be made by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor, if, in the case of a Class A Certificateholder, such Certificateholder shall own of record Certificates of the same Class which have denominations aggregating at least $5,000,000 appearing in the Certificate Register and shall have provided complete wiring instructions by the Record Date, and otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register.

                  (c) In addition, on each Distribution Date the Trustee will distribute to each Holder, to the Certificate Insurer, to the Underwriter, to the Master Servicer, to the Company and to the Rating Agencies, together with the information described in subsection (a) preceding, the following information with respect to the Group I and Group II Loans as of the close of business on the last Business Day of the prior calendar month, which is hereby required to be prepared by the Master Servicer and furnished to the Trustee for such purpose on or prior to the related Master Servicer Remittance Date (such information to be provided for the Group I and Group II Loans separately):

                     (i) the total number of Mortgage Loans and the aggregate Principal Balances thereof, together with the number and aggregate principal balances of such Mortgage Loans and the percentage (based on the aggregate Principal Balances of the Mortgage Loans) of the aggregate Principal Balances of such Mortgage Loans to the aggregate Principal Balance of all Mortgage Loans (A) 30-59 days Delinquent, (B) 60-89 days Delinquent and (C) 90 or more days Delinquent;

                    (ii) the number and aggregate Principal Balances of all Mortgage Loans and percentage (based on the aggregate Principal Balances of the Mortgage Loans) of the aggregate Principal Balances of such Mortgage Loans to the aggregate Principal Balance of all Mortgage Loans in foreclosure proceedings and the number and aggregate Principal Balances of all Mortgage Loans and percentage (based on the aggregate Principal Balances of the Mortgage Loans) of any such Mortgage Loans which are also included in any of the statistics described in the foregoing clauses (i)(A), (i)(B) and (i)(C);

                   (iii) the number and aggregate Principal Balances of all Mortgage Loans and percentage (based on the aggregate Principal Balances of the Mortgage Loans) of the aggregate Principal Balances of such Mortgage Loans to the aggregate Principal Balance of all Mortgage Loans relating to Mortgagors in bankruptcy proceedings and the number and aggregate Principal Balances of all Mortgage Loans and percentage (based on the aggregate Principal Balances of the Mortgage Loans) of any such Mortgage Loans which

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         are also included in any of the statistics described in the foregoing clauses (i)(A), (i)(B) and (i)(C);

                    (iv) the number and aggregate Principal Balances of all Mortgage Loans and percentage (based on the aggregate Principal Balances of the Mortgage Loans) of the aggregate Principal Balances of such Mortgage Loans to the aggregate Principal Balance of all Mortgage Loans relating to REO Properties and the number and aggregate Principal Balances of all Mortgage Loans and percentage (based on the aggregate Principal Balances of the Mortgage Loans) of any such Mortgage Loans which are also included in any of the statistics described in the foregoing clause (i)(A), (i)(B) and (i)(C);

                     (v) the weighted average Mortgage Interest Rate as of the Due Date occurring in the Due Period related to such Distribution Date;

                  (vi) the weighted average remaining term to stated maturity of all Mortgage Loans;

                   (vii)   the book value of any REO Property; and

                  (viii) the number and aggregate Principal Balance of all Subsequent Mortgage Loans added during the preceding Due Period.

                  Section 6.08 ADDITIONAL REPORTS BY TRUSTEE. (a) The Trustee shall report to the Company, the Master Servicer and the Certificate Insurer with respect to the amount then held in each Account (including investment earnings accrued or scheduled to accrue) held by the Trustee and the identity of the investments included therein, as the Company, the Master Servicer or the Certificate Insurer may from time to time request in writing.

                  (b) From time to time, at the request of the Certificate Insurer, the Trustee shall report to the Certificate Insurer with respect to its actual knowledge, without independent investigation, of any breach of any of the representations or warranties relating to individual Mortgage Loans set forth in the Purchase Agreement or in Section 3.01 or 3.02 hereof.

                  (c) On each Distribution Date, the Trustee shall provide Bloomberg Financial Markets, L.P. ("Bloomberg") Certificate Factors for each class of Certificates as of such Distribution Date, using a format and media mutually acceptable to the Trustee and Bloomberg.

                  Section 6.09 COMPENSATING INTEREST. Not later than the close of business on the third Business Day prior to the Distribution Date, the Master Servicer or any Subservicer shall remit to the Trustee (without right or reimbursement therefor) for deposit into the related Certificate Account an amount equal to the lesser of (a) the aggregate of the Prepayment Interest Shortfalls for the related Distribution Date resulting from Principal Prepayments in Full and Curtailments during the related Due Period and (b) its aggregate Servicing Fees payable in the related Due Period and shall not have the right to reimbursement therefor (the "Compensating Interest").

                  Section 6.10 EFFECT OF PAYMENTS BY THE CERTIFICATE INSURER; SUBROGATION. Anything herein to the contrary notwithstanding, any payment with respect to principal of or

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interest on the Class A Certificates which is made with moneys received pursuant to the terms of the Certificate Insurance Policy shall not be considered payment of the Certificates from the Trust Fund. The Company, the Master Servicer and the Trustee acknowledge, and each Holder by its acceptance of a Certificate agrees, that without the need for any further action on the part of the Certificate Insurer, the Company, the Master Servicer, the Trustee or the Certificate Registrar (a) to the extent the Certificate Insurer makes payments, directly or indirectly, on account of principal of or interest on the Class A Certificates to the Holders of such Certificates, the Certificate Insurer will be fully subrogated to, and each Certificateholder, the Master Servicer and the Trustee hereby delegate and assign to the Certificate Insurer, to the fullest extent permitted by law, the rights of such Holders to receive such principal and interest from the Trust Fund, including, without limitation, any amounts due to the Certificateholders in respect of securities law violations arising from the offer and sale of the Class A Certificates, and (b) the Certificate Insurer shall be paid such amounts but only from the sources and in the manner provided herein for the payment of such amounts. The Trustee and the Master Servicer shall cooperate in all respects with any reasonable request by the Certificate Insurer for action to preserve or enforce the Certificate Insurer's rights or interests under this Agreement without limiting the rights or affecting the interests of the Holders as otherwise set forth herein.

                  Section 6.11 ALLOCATION OF LIQUIDATED LOAN LOSSES. Prior to each Distribution Date the Master Servicer shall determine the total amount of related Liquidated Loan Losses, if any, that occurred during the related Due Period with respect to the Group I Loans and the Group II Loans. The amount of such Liquidated Loan Losses shall be evidenced by an Officer's Certificate to be delivered to the Trustee not later than the Master Servicer Remittance Date. On each Distribution Date, the principal portion of all Liquidated Loan Losses on the Mortgage Loans in Loan Group I shall be allocated in reduction of the Certificate Principal Balance of the Class I S Certificates, until the Certificate Principal Balance thereof has been reduced to zero. On each Distribution Date, the principal portion of all Liquidated Loan Losses on the Mortgage Loans in Loan Group II shall be allocated in reduction of the Certificate Principal Balance of the Class II S Certificates, until the Certificate Principal Balance thereof has been reduced to zero. In each case above, Liquidated Loan Losses after the Certificate Principal Balances of the Certificates described above have been reduced to zero shall not be allocated to any specific class of related Certificates, but shall increase the Group I Subordination Deficit or Group II Subordination Deficit, as applicable, in the manner described in this Agreement.

                  Section 6.12 PRE-FUNDING ACCOUNTS.

                  (a) No later than the Closing Date, the Trustee shall establish and maintain with itself one or more segregated trust accounts that are Eligible Accounts, which shall be titled "Group I Pre-Funding Account, Bankers Trust Company of California, N.A., as trustee for the registered holders of Southern Pacific Secured Assets Corp., Mortgage Pass-Through Certificates, Series 1996-2" (the "Group I Pre-Funding Account") and one or more segregated trust accounts that are Eligible Accounts, which shall be titled "Group II Pre-Funding Account, Bankers Trust Company of California, N.A., as trustee for the registered holders of Southern Pacific Secured Assets Corp., Mortgage Pass-Through Certificates, Series 1996-2" (the "Group II Pre-Funding Account"). The Trustee shall, promptly upon receipt, deposit (a) in the Group I Pre-Funding Account and retain therein the Original Pre-Funded Amount with respect to Loan Group I remitted on the Closing Date to the Trustee by the Company and (b) in the Group II Pre-Funding Account and retain therein the Original Pre-Funded Amount with respect to Loan

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Group II remitted on the Closing Date to the Trustee by the Company. Funds
deposited in the Group I Pre-Funding Account shall be held in trust by the Trustee for the Holders of the Group I Certificates and the Certificate Insurer for the uses and purposes set forth herein. Funds deposited in the Group II Pre-Funding Account shall be held in trust by the Trustee for the Holders of the Group II Certificates and the Certificate Insurer for the uses and purposes set forth herein. If the Trustee shall not have received an investment direction from the Company, the Trustee will invest funds deposited in the Pre-Funding Accounts in Permitted Investments of the kind described in clause (d) of the definition of Permitted Investments with a maturity date no later than the second Business Day preceding each Distribution Date. For federal income tax purposes, the Company shall be the owner of the Pre-Funding Accounts and shall report all items of income, deduction, gain or loss arising therefrom. All income and gain realized from investment of funds deposited in the Group I Pre-Funding Account shall be transferred to the Group I Interest Coverage Account on the Business Day immediately preceding each Distribution Date. All income and gain realized from investment of funds deposited in the Group II PreFunding Account shall be transferred to the Group II Interest Coverage Account. The Company shall deposit in the related Pre-Funding Account the amount of any net loss incurred in respect of any such Permitted Investment immediately upon realization of such loss without any right of reimbursement therefor.

                  (b) Amounts on deposit in the Group I Pre-Funding Account shall be withdrawn by the Trustee as follows:

                     (i) On any Subsequent Transfer Date, the Trustee shall
                  withdraw from the Group I Pre-Funding Account and deposit into the Group I Certificate Account an amount equal to 100% of the Principal Balances of the Subsequent Mortgage Loans transferred and assigned to the Trustee for Loan Group I on such Subsequent Transfer Date and pay such amount to or upon the order of the Company upon satisfaction of the conditions set forth in Section 2.08(b) with respect to such transfer and assignment; and

                    (ii) If the Group I Pre-Funded Amount has not been reduced to zero during the Funding Period, on the Master Servicer Remittance Date immediately prior to the Distribution Date occurring in August 1996, the Trustee shall deposit into the Group I Certificate Account any amounts remaining in the Group I PreFunding Account.

                  (c) Amounts on deposit in the Group II Pre-Funding Account shall be withdrawn by the Trustee as follows:

                     (i) On any Subsequent Transfer Date, the Trustee shall
                  withdraw from the Group II Pre-Funding Account and deposit into the Group II Certificate Account an amount equal to 100% of the Principal Balances of the Subsequent Mortgage Loans transferred and assigned to the Trustee for Loan Group II on such Subsequent Transfer Date and pay such amount to or upon the order of the Company upon satisfaction of the conditions set forth in Section 2.08(b) with respect to such transfer and assignment; and


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                    (ii) If the Group II Pre-Funded Amount has not been reduced to zero during the Funding Period, on the Master Servicer Remittance Date immediately prior to the Distribution Date occurring in August 1996, the Trustee shall deposit into the Group II Certificate Account any amounts remaining in the Group II PreFunding Account.

                  Section 6.13 INTEREST COVERAGE ACCOUNTS.

                  (a) No later than the Closing Date, the Trustee shall establish and maintain with itself two separate, segregated trust accounts, which shall be Eligible Accounts, titled "Group I Interest Coverage Account, Bankers Trust Company of California, N.A., as trustee for the registered holders of Southern Pacific Mortgage Pass-Through Certificates, Series 1996-2" (the "Group I Interest Coverage Account") and "Group II Interest Coverage Account, Bankers Trust Company of California, N.A., as trustee for the registered holders of Southern Pacific Mortgage Pass-Through Certificates, Series 1996-2" (the "Group II Interest Coverage Account"). The Trustee shall, promptly upon receipt, deposit (a) in the Group I Interest Coverage Account and retain therein the Group I Interest Coverage Amount remitted on the Closing Date to the Trustee by the Company and (b) in the Group II Interest Coverage Account and retain therein the Group II Interest Coverage Amount remitted on the Closing Date to the Trustee by the Company. In addition, the Trustee shall deposit into the Group I Interest Coverage Account all income and gain on investments in the Group I Pre-Funding Account and shall deposit into the Group II Interest Coverage Account all income and gain on investments in the Group II Pre-Funding Account pursuant to Section 6.12. Funds deposited in the Group I Interest Coverage Account shall be held in trust by the Trustee for the Holders of the Group I Certificates and the Certificate Insurer for the uses and purposes set forth herein. Funds deposited in the Group II Interest Coverage Account shall be held in trust by the Trustee for the Holders of the Group II Certificates and the Certificate Insurer for the uses and purposes set forth herein. For federal income tax purposes, the Company shall be the owner of the Interest Coverage Accounts and shall report all items of income, deduction, gain or loss arising therefrom. The Company shall deposit in the related Interest Coverage Account the amount of any net loss incurred in respect of any such Permitted Investment immediately upon realization of such loss without any right of reimbursement therefor.

                  (b) On each of the first three Distribution Dates, the Trustee shall (a) withdraw from the Group I Interest Coverage Account and deposit in the Group I Certificate Account the related Interest Coverage Addition and (b) withdraw from the Group II Interest Coverage Account and deposit in the Group II Certificate Account the related Interest Coverage Addition.

                  (c) On each Distribution Date following the conveyance of a Subsequent Mortgage Loan to the Trustee for Loan Group I, funds on deposit in the Group I Interest Coverage Account in an amount equal to 1/360 of the product of (i) the Principal Balance of such Subsequent Mortgage Loan and (ii) the sum of (A) the Group I Class A Pass-Through Rate for such Distribution Date minus 2.50%, (B) the Premium Percentage and (C) 0.01%, and (iii) the actual number of days from the Subsequent Cut-off Date to July 15, 1996, shall be remitted immediately to the Company.

                  On each Distribution Date following the conveyance of a Subsequent Mortgage Loan to the Trustee for Loan Group II, funds on deposit in the Group II Interest Coverage

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Account in an amount equal to 1/360 of the product of (i) the Principal Balance of such Subsequent Mortgage Loan and (ii) the sum of (A) the weighted average Group II Class A PassThrough Rate for such Distribution Date minus 2.50%, (B) the Premium Percentage and (C) 0.01%, and (iii) the number of days, up to a maximum of 30 per calendar month, from the Subsequent Cut-off Date to July 15, 1996, shall be remitted immediately to the Company.

                  (d) Upon the earlier of (i) termination of the Trust Fund in accordance with Section 8.01 and (ii) the first Business Day following the first Distribution Date following the conveyance of the last Subsequent Mortgage Loan to the Trustee for Loan Group I, any amount remaining on deposit in the Group I Interest Coverage Account after distributions pursuant to Sections 6.13(b) above shall be withdrawn by the Trustee and paid to the Company.

                  Upon the earliest of (i) the reduction of the Certificate Principal Balance of the Class A-6 Certificates to zero, (ii) the termination of the Trust Fund in accordance with Section 8.01 and (iii) the first Business Day following the first Distribution Date following the conveyance of the last Subsequent Mortgage Loan to the Trustee for Loan Group II, any amount remaining on deposit in the Group II Interest Coverage Account after distributions pursuant to Sections 6.13(b) above shall be withdrawn by the Trustee and paid to the Company.


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                                   ARTICLE VII

                                     DEFAULT

                  Section 7.01 EVENTS OF DEFAULT. (a)"Event of Default", wherever used herein, means any one of the following events:

                     (i) any failure by the Master Servicer to remit to the Trustee any payment, other than a Servicing Advance, required to be made by the Master Servicer under the terms of this Agreement which continues unremedied for five Business Days after the date upon which such payment was required to be made;

                    (ii) the failure by the Master Servicer to make any required Servicing Advance which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Trustee or to the Master Servicer and the Trustee by any Certificateholder or the Certificate Insurer;

                   (iii) any failure on the part of the Master Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Master Servicer contained in this Agreement, or the failure of any representation and warranty made pursuant to Section 3.01 to be true and correct which continues unremedied for a period of 30 days (or 15 days in the case of a failure to pay the premium for any insurance policy which is required to be maintained under this Agreement) after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer, as the case may be, by the Company or the Trustee or to the Master Servicer and the Trustee by any Certificateholder or the Certificate Insurer;

                    (iv) a decree or order of a court or agency or supervisory authority having jurisdiction in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer and such decree or order shall have remained in force, undischarged or unstayed for a period of 60 days;

                     (v) the Master Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Master Servicer or of or relating to all or substantially all of the Master Servicer's property;

                    (vi) the Master Servicer shall admit in writing its inability to pay its debts as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations;


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                   (vii) on any Distribution Date the average Sixty-Day
         Delinquency Ratio, for each of the three (or one or two, in the case of the first and second Distribution Dates) immediately preceding Due Periods, exceeds 13%. The Sixty-Day Delinquency Ratio with respect to any Distribution Date means a fraction, expressed as a percentage, (a) the numerator of which is the aggregate Principal Balances of all Mortgage Loans that are 60 or more days Delinquent, in foreclosure or converted to REO Property as of the last day of the related Due Period and (b) the denominator of which is the Pool Principal Balance as of the last day of the related Due Period;

                  (viii) if on any Distribution Date occurring in May of any year, commencing in May 1997, the 12 Month Loss Amount exceeds 1.05% of the average Pool Principal Balance as of the close of business on the last day of each of the twelve preceding Due Periods; or

                    (ix) if (a) on any Distribution Date occurring before June 1, 1997, the aggregate Liquidated Loan Losses since the Cut-off Date exceed 0.75% of the Original Pool Principal Balance, (b) on any Distribution Date on or after June 1, 1997 and before June 1, 1998, the aggregate Liquidated Loan Losses since the Cut-off Date exceed 1.50% of the Original Pool Principal Balance, (c) on any Distribution Date on or after June 1, 1998 and before June 1, 1999, the aggregate Liquidated Loan Losses since the Cut-off Date exceed 2.25% of the Original Pool Principal Balance, (d) on any Distribution Date on or after June 1, 1999 and before June 1, 2000, the aggregate Liquidated Loan Losses since the Cut-off Date exceed 3.00% of the Original Pool Principal Balance, or (e) on any Distribution Date on or after June 1, 2000, the aggregate Liquidated Loan Losses since the Cut-off Date exceed 3.50% of the Original Pool Principal Balance.

                  (b) If an Event of Default described in this Section shall occur, then, and in each and every such case, so long as such Event of Default shall not have been remedied: with respect to clauses (i), (ii), (iii), (iv),
(v) and (vi) above, the Trustee shall, but only at the direction of the Certificate Insurer or the Majority Certificateholders and with the prior written consent of the Certificate Insurer, by notice in writing to the Master Servicer and a Responsible Officer of the Trustee, and in addition to whatever rights such Certificateholders may have at law or equity to damages, including injunctive relief and specific performance, terminate all the rights and obligations of the Master Servicer under this Agreement and in and to the Mortgage Loans and the proceeds thereof, as servicer; and with respect to clauses (vii)-(ix) above, the Trustee shall, but only at the direction of the Certificate Insurer, after notice in writing to the Master Servicer and a Responsible Officer of the Trustee, terminate all the rights and obligations of the Master Servicer under this Agreement and in and to the Mortgage Loans and the proceeds thereof, as servicer. Upon receipt by the Master Servicer of such written notice, all authority and power of the Master Servicer under this Agreement, whether with respect to the Mortgage Loans or otherwise, shall, subject to Section 7.02, pass to and be vested in the Trustee or its designee approved by the Certificate Insurer and the Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Master Servicer, as attorney-in-fact or otherwise, at the expense of the Master Servicer, any and all documents and other instruments and do or cause to be done all other acts or things necessary or appropriate to effect the purposes of such notice of termination, including, but not limited to, the transfer and endorsement or assignment of the Mortgage Loans and related documents. The Master Servicer agrees to cooperate (and pay any related costs and expenses) with the Trustee in effecting the

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termination of the Master Servicer's responsibilities and rights hereunder, including, without limitation, the transfer to the Trustee or its designee for administration by it of all amounts which shall at the time be credited by the Master Servicer to the Collection Account or thereafter received with respect to the Mortgage Loans. The Trustee shall promptly notify the Certificate Insurer and the Rating Agencies of the occurrence of an Event of Default.

                  Section 7.02 TRUSTEE TO ACT; APPOINTMENT OF SUCCESSOR. (a) On and after the time the Master Servicer receives a notice of termination pursuant to Section 7.01, or the Trustee receives the resignation of the Master Servicer evidenced by an Opinion of Counsel pursuant to Section 5.24, or the Master Servicer is removed as Master Servicer pursuant to Article VII, in which event the Trustee shall promptly notify the Rating Agencies, except as otherwise provided in Section 7.01, the Trustee shall be the successor in all respects to the Master Servicer in its capacity as servicer under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Master Servicer by the terms and provisions hereof arising on or after the date of succession; provided, however, that the Trustee shall not be liable for any actions or the representations and warranties of any servicer prior to it and including, without limitation, the obligations of the Master Servicer set forth in Sections 2.04 and 3.03. The Trustee, as successor servicer, or any other successor servicer shall be obligated to pay Compensating Interest pursuant to
Section 6.09 in any event and to make advances pursuant to Section 5.21 unless, and only to the extent the Trustee as successor servicer determines reasonably and in good faith that such advances would not be recoverable pursuant to Sections 5.04(b), 5.04(g) or 5.04(j), such determination to be evidenced by a certification of a Responsible Officer of the Trustee, as successor servicer delivered to the Certificate Insurer.

                  (b) Notwithstanding the above, the Trustee may, if it shall be unwilling to so act, or shall, if it is unable to so act or if the Majority Certificateholders with the consent of the Certificate Insurer or the Certificate Insurer so requests in writing to the Trustee, appoint, pursuant to the provisions set forth in paragraph (c) below, or petition a court of competent jurisdiction to appoint, any established mortgage loan servicing institution acceptable to the Certificate Insurer that has a net worth of not less than $15,000,000 as the successor to the Master Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer hereunder.

                  (c) In the event the Trustee is the successor servicer, it shall be entitled to Servicing Compensation (including the Servicing Fee as adjusted pursuant to the definition thereof) and other funds pursuant to Section
5.14 hereof as the Master Servicer. In the event the Trustee is unable or unwilling to act as successor servicer, the Trustee shall solicit, by public announcement, bids from housing and home finance institutions, banks and mortgage servicing institutions meeting the qualifications set forth above. Such public announcement shall specify that the successor servicer shall be entitled to the full amount of the aggregate Servicing Fees hereunder as servicing compensation, together with the other Servicing Compensation. Within thirty days after any such public announcement, the Trustee shall negotiate and effect the sale, transfer and assignment of the servicing rights and responsibilities hereunder to the qualified party submitting the highest qualifying bid. The Trustee shall deduct from any sum received by the Trustee from the successor to the Master Servicer in respect of such sale, transfer and assignment all costs and expenses of any public announcement and of any sale, transfer and assignment of the servicing rights and responsibilities hereunder and the amount of any

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unreimbursed Servicing Advances and Periodic Advances owed to the Trustee. After such deductions, the remainder of such sum shall be paid by the Trustee to the Master Servicer at the time of such sale, transfer and assignment to the Master Servicer's successor.

                  (d) The Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. The Master Servicer agrees to cooperate with the Trustee and any successor servicer in effecting the termination of the Master Servicer's servicing responsibilities and rights hereunder and shall promptly provide the Trustee or such successor servicer, as applicable, at the Master Servicer's cost and expense, all documents and records reasonably requested by it to enable it to assume the Master Servicer's functions hereunder and shall promptly also transfer to the Trustee or such successor servicer, as applicable, all amounts that then have been or should have been deposited in the Collection Account by the Master Servicer or that are thereafter received with respect to the Mortgage Loans. Any collections received by the Master Servicer after such removal or resignation shall be endorsed by it to the Trustee and remitted directly to the Trustee or, at the direction of the Trustee, to the successor servicer. Neither the Trustee nor any other successor servicer shall be held liable by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof caused by (i) the failure of the Master Servicer to deliver, or any delay in delivering, cash, documents or records to it, or (ii) restrictions imposed by any regulatory authority having jurisdiction over the Master Servicer hereunder. No appointment of a successor to the Master Servicer hereunder shall be effective until the Trustee and the Certificate Insurer shall have consented in writing thereto, and written notice of such proposed appointment shall have been provided by the Trustee to the Certificate Insurer and to each Certificateholder. The Trustee shall not resign as servicer until a successor servicer reasonably acceptable to the Certificate Insurer has been appointed.

                  (e) Pending appointment of a successor to the Master Servicer hereunder, the Trustee shall act in such capacity as hereinabove provided. In connection with such appointment and assumption, the Trustee may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree; PROVIDED, HOWEVER, that no such compensation shall be in excess of that permitted the Master Servicer pursuant to Section 5.14, together with other Servicing Compensation. The Master Servicer, the Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.

                  Section 7.03 WAIVER OF DEFAULTS. The Majority Certificateholders may, on behalf of all Certificateholders, and subject to the consent of the Certificate Insurer, waive any events permitting removal of the Master Servicer as servicer pursuant to this Article VII; provided, however, that the Majority Certificateholders may not waive a default in making a required distribution on a Certificate without the consent of the holder of such Certificate. Upon any waiver of a past default, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereto except to the extent expressly so waived. Notice of any such waiver shall be given by the Trustee to the Rating Agencies.


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                  Section 7.04 MORTGAGE LOANS, TRUST FUND AND ACCOUNTS HELD FOR
BENEFIT OF THE CERTIFICATE INSURER. (a) The Trustee shall hold the Trust Fund and the Mortgage Files for the benefit of the Certificateholders and the Certificate Insurer and all references in this Agreement and in the Certificates to the benefit of Holders of the Certificates shall be deemed to include the Certificate Insurer. The Trustee shall cooperate in all reasonable respects with any reasonable request by the Certificate Insurer for action to preserve or enforce the Certificate Insurer's rights or interests under this Agreement and the Certificates unless, as stated in an Opinion of Counsel addressed to the Trustee and the Certificate Insurer, such action is adverse to the interests of the Certificateholders or diminishes the rights of the Certificateholders or imposes additional burdens or restrictions on the Certificateholders.

                  (b) The Master Servicer hereby acknowledges and agrees that it shall service the Mortgage Loans for the benefit of the Certificateholders and for the benefit of the Certificate Insurer, and all references in this Agreement to the benefit of or actions on behalf of the Certificateholders shall be deemed to include the Certificate Insurer.

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                                  ARTICLE VIII

                                   TERMINATION

                  Section 8.01 TERMINATION. (a) Subject to Section 8.02, this Agreement shall terminate upon notice to the Trustee of either: (i) the disposition of all funds with respect to the last Mortgage Loan and the remittance of all funds due hereunder and the payment of all amounts due and payable to the Certificate Insurer and the Trustee or (ii) mutual consent of the Master Servicer, the Certificate Insurer and all Certificateholders in writing; PROVIDED, HOWEVER, that in no event shall the Trust established by this Agreement terminate later than twenty-one years after the death of the last surviving lineal descendant of Joseph P. Kennedy, late Ambassador of the United States to the Court of St. James, alive as of the date hereof.

                  (b) In addition, subject to Section 8.02, the Holder of a 50.01% Percentage Interest or greater of the Class R Certificates or the Master Servicer (or the Certificate Insurer, if Advanta Mortgage Corp. USA is removed as Master Servicer) may, at its option and at its sole cost and expense, terminate this Agreement on any date on which the related Pool Principal Balance is less than 10%, if the holder of the Class R Certificates exercises this option, or is less than 5%, if the Master Servicer or the Certificate Insurer exercises this option, of the sum of (x) the aggregate of the Principal Balances of the Mortgage Loans on the Cut-off Date plus (y) the aggregate of the Principal Balances of the Subsequent Mortgage Loans on their respective Subsequent Cut-off Dates, by purchasing, on the next succeeding Distribution Date, all of the outstanding Mortgage Loans and REO Properties at a price (the "Termination Price") equal to the sum of (i) 100% of the Principal Balance of each such outstanding Mortgage Loan and each REO Property, (ii) the aggregate amount of accrued and unpaid interest on such Mortgage Loans through the related due period and 30 days' interest on such Mortgage Loans at a rate equal to the related Mortgage Interest Rate (net of the Servicing Fee if the Master Servicer exercises this option) with respect to such Mortgage Loan, (iii) any unreimbursed amounts due to the Certificate Insurer under this Agreement or the Insurance Agreement and (iv) any excess of the actual stated principal balance of each such Mortgage Loan and REO Property over the Principal Balance thereof, the aggregate amount of accrued and unpaid interest on such excess through the related due period and 30 days' interest on such excess at a rate equal to the related Mortgage Interest Rate with respect to each related Mortgage Loan. Any such purchase shall be accomplished by deposit into the related Certificate Account of the Termination Price. From the Termination Price so deposited, the Trustee shall reimburse the Master Servicer for the amount of any unpaid Servicing Fees, unreimbursed Periodic Advances and unreimbursed Servicing Advances made by the Master Servicer with respect to the related Mortgage Loans. No such termination is permitted without the prior written consent of the Certificate Insurer (i) if it would result in a draw on the Certificate Insurance Policy or (ii) unless the Master Servicer shall have delivered to the Certificate Insurer an opinion of counsel reasonably satisfactory to the Certificate Insurer stating that no amounts paid hereunder are subject to recapture as preferential transfers under the United States Bankruptcy Code, 11 U.S.C. ss.ss. 101 ET SEQ., as amended.

                  (c) If on any Distribution Date, the Master Servicer determines that there are no outstanding Mortgage Loans and no other funds or assets in the Trust Fund other than funds in the related Certificate Account, the Master Servicer shall send a final distribution notice promptly to the related Certificateholders in accordance with paragraph (d) below.

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                  (d) Notice of any termination, specifying the Distribution
Date upon which the Trust Fund will terminate and that the Certificateholders shall surrender their Certificates to the Trustee for payment of the final distribution and cancellation, shall be given promptly by the Master Servicer by letter to the Certificateholders mailed during the month of such final distribution before the Master Servicer Remittance Date in such month, specifying (i) the Distribution Date upon which final payment of the Certificates will be made upon presentation and surrender of the Certificates at the office of the Trustee therein designated, (ii) the amount of any such final payment and (iii) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the office of the Trustee therein specified. The Master Servicer shall give such notice to the Trustee therein specified. The Master Servicer shall give such notice to the Trustee at the time such notice is given to the Certificateholders. The obligations of the Certificate Insurer hereunder shall terminate upon the deposit by the Master Servicer with the Trustee of a sum sufficient to purchase all of the Mortgage Loans and REO Properties in the Trust Fund as set forth above and when the aggregate Certificate Principal Balance of the Certificates has been reduced to zero.

                  (e) In the event that all Certificateholders do not surrender their Certificates for cancellation within six months after the time specified in the above-mentioned written notice, the Master Servicer shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within six months after the second notice, all of the Certificates shall not have been surrendered for cancellation, the Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates and the cost thereof shall be paid out of the funds and other assets which remain subject hereto. If within nine months after the second notice all the Certificates shall not have been surrendered for cancellation, the Class R Certificateholders shall be entitled to all unclaimed funds and other assets which remain subject hereto and the Trustee upon transfer of such funds shall be discharged of any responsibility for such funds and the Certificateholders shall look only to such Class R Certificateholders for payment. Such funds shall remain uninvested.

                  Section 8.02 ADDITIONAL TERMINATION REQUIREMENTS. (a)In the event that the Holder of a 50.01% Percentage Interest or greater of the Class R Certificates, Master Servicer or Certificate Insurer (any of which, an "Exercising Party") exercises its purchase option with respect to the Trust Fund as provided in Section 8.01, the Trust Fund shall be terminated in accordance with the following additional requirements, unless the Trustee has been furnished with an Opinion of Counsel to the effect that the failure of the Trust Fund to comply with the requirements of this Section 8.02 will not (i) result in the imposition of taxes on "prohibited transactions" of the Trust Fund as defined in Section 860F of the Code or (ii) cause the Trust Fund to fail to qualify as a REMIC at any time that any Class A Certificates or Class S Certificates are outstanding:

                (i) The Trustee shall establish a 90-day liquidation period for the Trust Fund and specify the first day of such period in a statement attached to the Trust Fund's final Tax Return pursuant to Treasury Regulation Section 1.860F-1. The Trustee shall satisfy all the requirements of a qualified liquidation under Section 860F of the Code and any

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         regulations thereunder, as evidenced by an Opinion of Counsel obtained at the expense of the Exercising Party;

               (ii) During such 90-day liquidation period, and at or prior to the time of making of the final payment on the Certificates, the Trustee shall sell all of the assets of the Trust Fund for cash; and

              (iii) At the time of the making of the final payment on the Certificates, the Trustee shall distribute or credit, or cause to be distributed or credited, to the Holders of the Class R Certificates all cash on hand in the Trust Fund (other than cash retained to meet claims), and the REMIC shall terminate at that time.

                  (b) By their acceptance of the Class R Certificates, the Holders thereof hereby agree to authorize the Trustee to specify the 90-day liquidation period for the Trust Fund, which authorization shall be binding upon all successor Class R Certificateholders.

                  Section 8.03 ACCOUNTING UPON TERMINATION OF MASTER SERVICER. Upon termination of the Master Servicer, the Master Servicer shall, at its expense:

                  (a) deliver to its successor or, if none shall yet have been appointed, to the Trustee, the funds in any Account;

                  (b) deliver to its successor or, if none shall yet have been appointed, to the Trustee all of the Mortgage Files and related documents and statements held by it hereunder and a Mortgage Loan portfolio computer tape;

                  (c) deliver to its successor or, if none shall yet have been appointed, to the Trustee and, upon request, to the Certificateholders a full accounting of all funds, including a statement showing the Monthly Payments collected by it and a statement of monies held in trust by it for the payments or charges with respect to the Mortgage Loans; and

                  (d) execute and deliver such instruments and perform all acts reasonably requested in order to effect the orderly and efficient transfer of servicing of the Mortgage Loans to its successor and to more fully and definitively vest in such successor all rights, powers, duties, responsibilities, obligations and liabilities of the "Master Servicer" under this Agreement.



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                                   ARTICLE IX

                             CONCERNING THE TRUSTEE

                  Section 9.01 DUTIES OF TRUSTEE. The Trustee, prior to the occurrence of an Event of Default and after the curing of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. If an Event of Default occurs and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs. Any permissive right of the Trustee enumerated in this Agreement shall not be construed as a duty.

                  The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they conform on their face to the requirements of this Agreement; provided, however, that the Trustee shall not be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the Master Servicer or the Seller hereunder. If any such instrument is found not to conform to the requirements of this Agreement in a material manner, the Trustee shall take action as it deems appropriate to have the instrument corrected and will provide notice thereof to the Certificate Insurer.

                  The Trustee shall sign on behalf of the Trust Fund any tax return that the Trustee is required to sign pursuant to applicable federal, state or local tax laws.

                  The Trustee covenants and agrees that it shall perform its obligations hereunder in a manner so as to maintain the status of the Trust Fund as a REMIC under the REMIC Provisions and to prevent the imposition of any federal, state or local income, prohibited transaction, contribution or other tax on the Trust Fund to the extent that maintaining such status and avoiding such taxes are reasonably within the control of the Trustee and are reasonably within the scope of its duties under this Agreement.

                  No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:

                     (i) Prior to the occurrence of an Event of Default, and
                  after the curing of all such Events of Default which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement;

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                    (ii) The Trustee shall not be personally liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

                   (iii) The Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the Certificate Insurer relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement.

                  Section 9.02 CERTAIN MATTERS AFFECTING THE TRUSTEE. Except as otherwise provided in Section 9.01:

                     (a) The Trustee may request and rely upon and shall be
                  protected in acting or refraining from acting upon any resolution, Officers' Certificate, Opinion of Counsel, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

                     (b) The Trustee may consult with counsel and any Opinion of
                  Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance therewith;

                     (c) The Trustee shall be under no obligation to exercise
                  any of the trusts or powers vested in it by this Agreement or to make any investigation of matters arising hereunder or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders or the Certificate Insurer, pursuant to the provisions of this Agreement, unless such Certificateholders or the Certificate Insurer, as the case may be, shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; nothing contained herein shall, however, relieve the Trustee of the obligation, upon the occurrence of an Event of Default (which has not been cured), to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs;

                     (d) The Trustee shall not be personally liable for any
                  action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

                     (e) Prior to the occurrence of an Event of Default
                  hereunder and after the curing of all Events of Default which may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so

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                  by the Certificate Insurer or by at least a 25% Percentage
                  Interest of any Class of Class A Certificates; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by such Certificateholders, the Trustee may require reasonable indemnity against such expense, or liability from such Certificateholders as a condition to taking any such action;

                     (f) The Trustee may execute any of the trusts or powers
                  hereunder or perform any duties hereunder either directly or by or through agents or attorneys;

                     (g) The right of the Trustee to perform any discretionary
                  act enumerated in this Agreement shall not be construed as a duty, and the Trustee shall not be answerable for other than its negligence or willful misconduct in the performance of such act; and

                     (h) The Trustee shall not be required to give any bond or
                  surety in respect of the execution of the Trust created hereby or the powers granted hereunder.

                  Section 9.03 TRUSTEE NOT LIABLE FOR CERTIFICATES OR MORTGAGE LOANS. The recitals contained herein and in the Certificates, other than the signature of the Trustee on the Certificates and the certificate of authentication, shall be taken as the statements of the Company or the Master Servicer, as the case may be, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations or warranties as to the validity or sufficiency of this Agreement or of the Certificates or of any Mortgage Loan or related document, other than the signature of the Trustee on the Certificates and the Certificate of Authentication. The Trustee shall not be accountable for the use or application by the Company or the Master Servicer of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Seller in respect of the Mortgage Loans or deposited in or withdrawn from the Custodial Account or the Certificate Accounts or any other account by or on behalf of the Company or the Master Servicer, other than any funds held by or on behalf of the Trustee in accordance with Section 6.01.

                  Section 9.04 TRUSTEE MAY OWN CERTIFICATES. The Trustee in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights it would have if it were not Trustee.

                  Section 9.05 PAYMENT OF TRUSTEE'S FEES. The Trustee shall withdraw from each of the Group I and Group II Certificate Accounts on each Distribution Date and pay to itself the Trustee's Fee. Except as otherwise provided in this Agreement, the Trustee and any director, officer, employee or agent of the Trustee shall be indemnified by the Trust Fund and held harmless against any loss, liability or "unanticipated out-of-pocket" expense incurred or paid to third parties (which expenses shall not include salaries paid to employees, or allocable overhead, of the Trustee) in connection with the acceptance or administration of its trusts hereunder or the Certificates, or its performance under the Insurance Agreement, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties hereunder or under the Insurance Agreement or by reason of reckless disregard of obligations and duties hereunder or under the Insurance Agreement. All such amounts shall be

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payable from funds in the Certificate Accounts as provided in Section 6.02(e).
The provisions of this Section 9.05 shall survive the termination of this Agreement and the removal or resignation of the Trustee.

                  The Master Servicer covenants and agrees to indemnify the Trustee and any director, officer, employee or agent of the Trustee against any losses, liabilities, damages, claims or expenses (including reasonable legal fees and such related expenses) that may be sustained by the Trustee in connection with this Agreement related to the willful misfeasance, bad faith or negligence in the performance of the Master Servicer's duties hereunder.

                  Section 9.06 ELIGIBILITY REQUIREMENTS FOR TRUSTEE. The Trustee hereunder shall at all times be a corporation or a national banking association organized and doing business under the laws of any state or the United States of America or the District of Columbia, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000 and a long-term secured debt rating of at least "Baa3" if Moody's is one of the Rating Agencies and subject to supervision or examination by federal or state authority. In addition, the Trustee shall at all times be acceptable to the Rating Agencies rating the Certificates. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall resign immediately in the manner and with the effect specified in Section 9.07. The corporation or national banking association serving as Trustee may have normal banking and trust relationships with the Seller and their affiliates or the Master Servicer and its affiliates; provided, however, that such corporation cannot be an affiliate of the Master Servicer other than the Trustee in its role as successor to the Master Servicer.

                  Section 9.07 RESIGNATION AND REMOVAL OF THE TRUSTEE. The Trustee may at any time resign and be discharged from the trusts hereby created by giving notice thereof to the Company, the Certificate Insurer, the Master Servicer and to all Certificateholders; provided, that such resignation shall not be effective until a successor trustee is appointed and accepts appointment in accordance with the following provisions. Upon receiving such notice of resignation, the Master Servicer shall, with the written consent of the Certificate Insurer, promptly appoint a successor trustee who meets the eligibility requirements of Section 9.06 by written instrument, in duplicate, which instrument shall be delivered to the resigning Trustee and to the successor trustee. A copy of such instrument shall be delivered to the Certificateholders, the Certificate Insurer and the Master Servicer by the Company. If no successor trustee shall have been so appointed and have accepted appointment within 60 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee; provided, however, that the resigning Trustee shall not resign and be discharged from the trusts hereby created until such time as the Rating Agency rating the Certificates approves the successor trustee.

                  If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 9.06 and shall fail to resign after written request therefor by the Master Servicer or the Certificate Insurer, or if at any time the Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property

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shall be appointed, or any public officer shall take charge or control of the
Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or if the rating of the long-term debt obligations of the Trustee is not acceptable to the Rating Agencies in respect of mortgage pass-through certificates having a rating equal to the then current rating on the Certificates, then the Master Servicer, with the written consent of the Certificate Insurer, may remove the Trustee and appoint a successor trustee who meets the eligibility requirements of Section 9.06 by written instrument, in duplicate, which instrument shall be delivered to the Trustee so removed and to the successor trustee. A copy of such instrument shall be delivered to the Certificateholders, the Certificate Insurer and the Company by the Master Servicer.

                  The Majority Certificateholders, with the written consent of the Certificate Insurer, may at any time remove the Trustee and appoint a successor trustee by written instrument or instruments, in triplicate, signed by the Certificate Insurer or such Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to the Master Servicer, one complete set to the Trustee so removed and one complete set to the successor so appointed. A copy of such instrument shall be delivered to the Certificateholders, the Certificate Insurer and the Company by the Master Servicer.

                  Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section shall not become effective until acceptance of appointment by the successor trustee as provided in Section 9.08.

                  Section 9.08 SUCCESSOR TRUSTEE. Any successor trustee appointed as provided in Section 9.07 shall execute, acknowledge and deliver to the Master Servicer, the Certificate Insurer and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as trustee herein. The predecessor trustee shall deliver to the successor trustee all of the Mortgage Files and related documents and statements held by it hereunder, and the Master Servicer and the predecessor trustee shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor trustee all such rights, powers, duties and obligations.

                  No successor trustee shall accept appointment as provided in this Section unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 9.06.

                  Upon acceptance of appointment by a successor trustee as provided in this Section, the Master Servicer shall mail notice of the succession of such trustee hereunder to the Certificate Insurer and all Holders of Certificates at their addresses as shown in the Certificate Register provided that the Master Servicer has received such Certificate Register. If the Master Servicer fails to mail such notice within ten days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Master Servicer.


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                  Notwithstanding anything to the contrary contained herein, so long as no Certificate Insurer Default exists, the appointment of any successor trustee pursuant to any provision of this Agreement will be subject to the prior written consent of the Certificate Insurer.

                  Section 9.09 MERGER OR CONSOLIDATION OF TRUSTEE. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to the business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be eligible under the provisions of
Section 9.06, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

                  Section 9.10 APPOINTMENT OF CO-TRUSTEE OR SEPARATE TRUSTEE. Notwithstanding any other provisions hereof, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing the same may at the time be located, the Company and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity, such title to the Trust Fund, or any part thereof, and, subject to the other provisions of this Section 9.10, such powers, duties, obligations, rights and trusts as the Company and the Trustee may consider necessary or desirable. If the Company shall not have joined in such appointment within 15 days after the receipt by it of a request so to do, or in case an Event of Default shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 9.06 hereunder and no notice to Holders of Certificates of the appointment of co-trustee(s) or separate trustee(s) shall be required under Section 9.08 hereof.

                  In the case of any appointment of a co-trustee or separate trustee pursuant to this Section 9.10 all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Master Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee at the direction of the Trustee.

                  Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article IX. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee.

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                  Any separate trustee or co-trustee may, at any time,
constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.


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                                    ARTICLE X

                                REMIC PROVISIONS

                  Section 10.01 REMIC ADMINISTRATION.

                  (a) The Trustee shall make an election to treat the Trust Fund (exclusive of the Interest Coverage Accounts and the Pre-Funding Accounts) as a REMIC under the Code, and if necessary, under applicable state law. Such election will be made on Form 1066 or other appropriate federal tax or information return or any appropriate state return for the taxable year ending on the last day of the calendar year in which the Certificates are issued. For purposes of the REMIC election in respect of the Trust Fund, (i) the Certificates (other than the Class R Certificates) shall be designated as the "regular interests" and the Class R Certificates shall be designated as the sole Class of "residual interest" in the REMIC. The Trustee shall not permit the creation of any "interests" in the Trust Fund (within the meaning of Section 860G of the Code) other than the REMIC regular interests and the interests represented by the Certificates.

                  (b) The Closing Date is hereby designated as the Startup Day of the Trust Fund within the meaning of Section 860G(a)(9) of the Code.

                  (c) The Trustee shall pay out of its own funds, without any right of reimbursement, any and all expenses relating to any tax audit of the Trust Fund (including, but not limited to, any professional fees or any administrative or judicial proceedings with respect thereto that involved the Internal Revenue Service or state tax authorities), other than the expense of obtaining any tax related Opinion of Counsel not obtained in connection with such an audit and other than taxes, in either case except as specified herein; provided, however, that if such audit resulted from the negligence of the Master Servicer or the Company, then the Master Servicer or the Company, as the case may be, shall pay such expenses. The Trustee, as agent for the tax matters person, shall (i) act on behalf of the Trust Fund in relation to any tax matter or controversy involving the Trust Fund and (ii) represent the Trust Fund in any administrative or judicial proceeding relating to an examination or audit by any governmental taxing authority with respect thereto. The Holder of the largest Percentage Interest in the Class R Certificates from time to time is hereby designated as Tax Matters Person with respect to the Trust Fund and hereby irrevocably appoints and authorizes the Trustee to act its agent to perform the duties of the Tax Matters Person with respect to the Trust Fund. To the extent authorized under the Code and the regulations promulgated thereunder, each Holder of a Class R Certificate hereby irrevocably appoints and authorizes the Trustee to be its attorney-in-fact for purposes of signing any Tax Returns required to be filed on behalf of the Trust Fund.

                  (d) The Trustee shall prepare or cause to be prepared, sign and file all of the Tax Returns in respect of the Trust Fund created hereunder, other than Tax Returns required to be filed by the Master Servicer pursuant to
Section 5.25. The expenses of preparing and filing such returns shall be borne by the Trustee without any right of reimbursement therefor.

                  (e) The Trustee shall perform on behalf of the Trust Fund all reporting and other tax compliance duties that are the responsibility of the Trust Fund under the Code, REMIC Provisions or other compliance guidance issued by the Internal Revenue Service or any state or local taxing authority. Among its other duties, as required by the Code, the REMIC Provisions

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or other such compliance guidance, the Trustee shall provide (i) to any
Transferor of a Class R Certificate such information as is necessary for the application of any tax relating to the transfer of a Class R Certificate to any Person who is not a Disqualified Organization, (ii) to Certificateholders such information or reports as are required by the Code or the REMIC Provisions including reports relating to interest, original issue discount and market discount or premium (using the Prepayment Assumption) and (iii) to the Internal Revenue Service the name, title, address and telephone number of the person who will serve as the representative of the Trust Fund. In addition, the Company shall provide or cause to be provided to the Trustee, within ten (10) days after the Closing Date, all information or data that the Trustee reasonably determines to be relevant for tax purposes as to the valuations and issue prices of the Certificates, including, without limitation, the price, yield, prepayment assumption and projected cash flow of the Certificates.

                  (f) The Trustee shall take such action and shall cause the Trust Fund created hereunder to take such action as shall be necessary to create or maintain the status thereof as a REMIC under the REMIC Provisions (and the Master Servicer shall assist it, to the extent reasonably requested by it). The Trustee shall not take any action, cause the Trust Fund to take any action or fail to take (or fail to cause to be taken) any action that, under the REMIC Provisions, if taken or not taken, as the case may be, could (i) endanger the status of the Trust Fund as a REMIC or (ii) result in the imposition of a tax upon the Trust Fund (including but not limited to the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code and the tax on contributions to a REMIC set forth in Section 860G(d) of the Code) (either such event, an "Adverse REMIC Event") unless the Trustee received an Opinion of Counsel (at the expense of the party seeking to take such action but in no event shall such Opinion of Counsel be an expense of the Trustee) to the effect that the contemplated action will not, with respect to the Trust Fund created hereunder, endanger such status or result in the imposition of such a tax. The Master Servicer shall not take or fail to take any action (whether or not authorized hereunder) as to which the Trustee has advised it in writing that it has received an Opinion of Counsel (which such Opinion of Counsel shall not be an expense of the Trustee) to the effect that an Adverse REMIC Event could occur with respect to such action. In addition, prior to taking any action with respect to the Trust Fund or its assets, or causing the Trust Fund to take any action which is not expressly permitted under the terms of this Agreement, the Master Servicer will consult with the Trustee or its designee, in writing, with respect to whether such action could cause an Adverse REMIC Event to occur with respect to the Trust Fund, and the Master Servicer shall not take any such action or cause the Trust Fund to take any such action as to which the Trustee has advised it in writing that an Adverse REMIC Event could occur. The Trustee may consult with counsel to make such written advice, and the cost of same shall be borne by the party seeking to take the action not permitted by this Agreement (but in no event shall such cost be an expense of the Trustee). At all times as may be required by the Code, the Trustee will ensure that substantially all of the assets of the Trust Fund will consist of "qualified mortgages" as defined in
Section 860G(a)(3) of the Code and "permitted investments" as defined in Section 860G(a)(5) of the Code.

                  (g) In the event that any tax is imposed on "prohibited transactions" of the Trust Fund created hereunder as defined in Section 860F(a)(2) of the Code on "net income from foreclosure property" of the Trust Fund as defined in Section 860G(c) of the Code, on any contributions to the Trust Fund after the Startup Day therefor pursuant to Section 860G(d) of the Code, or any other tax is imposed by the Code or any applicable provisions of state or local

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tax laws, such tax shall be charged (i) to the Trustee pursuant to Section 10.03 hereof, if such tax arises out of or results from a breach by the Trustee of any of its obligations under this Article X, (ii) to the Master Servicer pursuant to
Section 10.03 hereof, if such tax arises out of or results from a breach by the Master Servicer of any of its obligations under Article V or this Article X, or otherwise (iii) against amounts on deposit in the related Certificate Account and shall be paid by withdrawal therefrom.

                  (h) On or before April 15 of each calendar year, commencing April 15, 1997, the Trustee shall deliver to the Master Servicer and each Rating Agency a Certificate from a Responsible Officer of the Trustee stating the Trustee's compliance with this Article X.

                  (i) The Master Servicer and the Trustee shall, for federal income tax purposes, maintain books and records with respect to the Trust Fund on a calendar year and on an accrual basis.

                  (j) The Trustee shall not accept any contributions of assets to the Trust Fund unless it shall have received an Opinion of Counsel (which such Opinion of Counsel shall not be an expense of the Trustee) to the effect that the inclusion of such assets in the Trust Fund will not cause the Trust Fund to fail to qualify as a REMIC at any time that any Certificates are outstanding or subject the Trust Fund to any tax under the REMIC Provisions or other applicable provisions of federal, state and local law or ordinances.

                  (k) Neither the Trustee nor the Master Servicer shall enter into any arrangement by which the Trust Fund will receive a fee or other compensation for services nor permit the Trust Fund to receive any income from assets other than "qualified mortgages" as defined in Section 860G(a)(3) of the Code or "permitted investments" as defined in Section 860G(a)(5) of the Code.

                  (l) Solely for purposes of satisfying Section 1.860G-1(a)(4)(iii) of the Treasury Regulations, the "latest possible maturity date" by which the Certificate Principal Balances of each Class of Certificates representing a regular interest in the Trust Fund would be reduced to zero is August 25, 2027, which is the Distribution Date thirteen months following the latest scheduled maturity of any Group I Loan or Group II Loan, respectively.

                  (m) Upon filing with the Internal Revenue Service, the Trustee shall furnish to the Holders of the Class R Certificates the Form 1066 and each Form 1066Q and shall respond promptly to written requests made not more frequently than quarterly by any Holder of Class R Certificates with respect to the following matters:

                        (A) the original projected principal and interest cash
                  flows on the Closing Date on the regular and residual interests created hereunder and on the Mortgage Loans, based on the Prepayment Assumption;

                        (B) the projected remaining principal and interest cash
                  flows as of the end of any calendar quarter with respect to the regular and residual interests created hereunder and the Mortgage Loans, based on the Prepayment Assumption;


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                        (C) the Prepayment Assumption and any interest rate
                  assumptions used in determining the projected principal and interest cash flows described above;

                        (D) the original issue discount (or, in the case of the
                  Mortgage Loans, market discount) or premium accrued or amortized through the end of such calendar quarter with respect to the regular or residual interests created hereunder and with respect to the Mortgage Loans, together with each constant yield to maturity used in computing the same;

                        (E) the treatment of losses realized with respect to the
                  Mortgage Loans or the regular interests created hereunder, including the timing and amount of any cancellation of indebtedness income of the REMIC with respect to such regular interests or bad debt deductions claimed with respect to the Mortgage Loans;

                        (F) the amount and timing of any non-interest expenses
                  of the REMIC; and

                        (G) any taxes (including penalties and interest) imposed
                  on the REMIC, including, without limitation, taxes on "prohibited transactions," "contributions" or "net income from foreclosure property" or state or local income or franchise taxes.

                  Section 10.02 PROHIBITED TRANSACTIONS AND ACTIVITIES.

                  Neither the Company, the Master Servicer nor the Trustee shall sell, dispose of or substitute for any of the Mortgage Loans, except in connection with (i) the foreclosure of a Mortgage Loan, including but not limited to, the acquisition or sale of a Mortgaged Property acquired by deed in lieu of foreclosure, (ii) the bankruptcy of the Trust Fund, (iii) the termination of the Trust Fund pursuant to Article VIII of this Agreement, or
(iv) a purchase of Mortgage Loans pursuant to Article II or III of this Agreement nor acquire any assets for the Trust Fund, nor sell or dispose of any investments in the Certificate Accounts for gain, nor accept any contributions to the Trust Fund after the Closing Date unless it has received an Opinion of Counsel (at the expense of the party seeking to cause such sale, disposition, substitution or acquisition but in no event shall such Opinion of Counsel be an expense of the Trustee) that such sale, disposition, substitution or acquisition will not (a) affect adversely the status of the Trust Fund as a REMIC or (b) cause the Trust Fund to be subject to a tax on "prohibited transactions" or "contributions" pursuant to the REMIC Provisions.

                  Section 10.03 MASTER SERVICER AND TRUSTEE INDEMNIFICATION.

                  (a) The Trustee agrees to indemnify the Trust Fund, the Company and the Master Servicer for any taxes and costs including, without limitation, any reasonable attorneys' fees imposed on or incurred by the Trust Fund, the Company or the Master Servicer, as a result of a breach of the Trustee's covenants set forth in this Article X.

                  (b) The Master Servicer agrees to indemnify the Trust Fund, the Company and the Trustee for any taxes and costs (including, without limitation, any reasonable attorneys' fees) imposed on or incurred by the Trust Fund, the Company or the Trustee, as a result of a breach

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



of the Master Servicer's covenants set forth in this Article X or in Article V with respect to compliance with the REMIC Provisions, including without limitation, any penalties arising from the Trustee's execution of Tax Returns prepared by the Master Servicer pursuant to Section 5.25 that contain errors or omissions.


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



                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS

                  Section 11.01 LIMITATION ON LIABILITY OF THE COMPANY AND THE MASTER SERVICER. Neither the Company, the Master Servicer nor any of the directors, officers, employees or agents of the Company or the Master Servicer shall be under any liability to the Certificate Insurer, the Trust Fund or the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Company or the Master Servicer (but this provision shall protect the above described persons) against any breach of warranties or representations made herein, or against any specific liability imposed on the Master Servicer or the Company pursuant to any other Section hereof; and provided further that this provision shall not protect the Company, the Master Servicer or any such person, against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Company, the Master Servicer and any director, officer, employee or agent of the Company or the Master Servicer may rely in good faith on any document of any kind PRIMA FACIE properly executed and submitted by any Person respecting any matters arising hereunder. The Company, the Master Servicer and any director, officer, employee or agent of the Company or the Master Servicer shall be indemnified and held harmless by the Trust Fund against any loss, liability or expense incurred in connection with any legal action relating to this Agreement or the Certificates, other than any loss, liability or expense related to Master Servicer's servicing obligations with respect to any specific Mortgage Loan or Mortgage Loans (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement) or related to the Master Servicer's obligations under this Agreement, or any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder. Neither the Company nor the Master Servicer shall be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective duties under this Agreement and which in its opinion may involve it in any expense or liability; provided, however, that the Company or the Master Servicer may in its sole discretion undertake any such action which it may deem necessary or desirable with respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In the event the Company or the Master Servicer take any action as described in the preceding sentence, the legal expenses and costs of such action, if previously approved in writing by the Certificate Insurer, which approval shall not be unreasonably withheld, and any liability resulting therefrom will be expenses, costs and liabilities of the Trust Fund, and the Master Servicer or the Company, as the case may be, will be entitled to be reimbursed therefor out of funds in the Collection Account.

                  Section 11.02 ACTS OF CERTIFICATEHOLDERS. (a) Except as otherwise specifically provided herein, whenever Certificateholder action, consent or approval is required under this Agreement, such action, consent or approval shall be deemed to have been taken or given on behalf of, and shall be binding upon, all Certificateholders if the Majority Certificateholders or the Certificate Insurer agrees to take such action or give such consent or approval.

                  (b) The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust Fund, nor entitle such Certificateholder's legal representatives or heir to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the Trust Fund, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

                  (c) No Certificateholder shall have any right to vote (except as expressly provided for herein) or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

                  Section 11.03 AMENDMENT. This Agreement may be amended from time to time by the Company, the Master Servicer and the Trustee without the consent of any of the Certificateholders, (i) to cure any ambiguity, (ii) to correct or supplement any provisions herein which may be defective or inconsistent with any other provisions herein, (iii) to amend this Agreement in any respect subject to the provisions below, or (iv) if such amendment, as evidenced by an Opinion of Counsel (provided by the Person requesting such amendment) delivered to the Trustee, is reasonably necessary to comply with any requirements imposed by the Code or any successor or amendatory statute or any temporary or final regulation, revenue ruling, revenue procedure or other written official announcement or interpretation relating to federal income tax laws or any proposed such action which, if made effective, would apply retroactively to the Trust Fund at least from the effective date of such amendment; provided that such action (except any amendment described in (iv) above) shall not, as evidenced by an Opinion of Counsel (provided by the Person requesting such amendment) delivered to the Trustee and the Certificate Insurer, adversely affect in any material respect the interests of any Certificateholder (other than Certificateholders who shall consent to such amendment) or the Certificate Insurer.

                  This Agreement may also be amended from time to time by the Company, the Master Servicer and the Trustee with the consent of the Certificate Insurer and the Majority Certificateholders for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of Certificates; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of the Holder of such Certificate, (ii) adversely affect in any material respect the interests of the Holders of any Class of Certificates in a manner other than as described in (i), without the consent of the Majority Certificateholders or (iii) reduce the aforesaid percentage of Certificates the Holders of which are required to consent to any such amendment, without the consent of the Certificate Insurer and the Holders of all Certificates then outstanding. Notwithstanding any other provision of this Agreement, for purposes of the giving or withholding of consents pursuant to this Section 11.03, Certificates registered in the name of the Company or the Master Servicer or any affiliate thereof shall be entitled to voting rights with respect to matters described in (i), (ii) and (iii) of this paragraph.

                  Notwithstanding any contrary provision of this Agreement, the Trustee shall not consent to any amendment to this Agreement unless it shall have first received an Opinion of

Counsel (provided by the Person requesting such amendment) to the effect that such amendment will not result in the imposition of any tax on the Trust Fund pursuant to the REMIC Provisions or cause the Trust Fund to fail to qualify as a REMIC at any time that any of the Certificates are outstanding. Any such Amendment pursuant to the first paragraph of this Section 11.03 shall not be deemed to adversely affect in any material respect the interests of any Certificateholder if such change is required by the Certificate Insurer, so long as no Certificate Insurer Default exists, and the Master Servicer receives written confirmation from each Rating Agency that such amendment will not cause such Rating Agency to reduce the then current rating or any shadow rating of the affected Certificates.

                  Promptly after the execution of any such amendment the Trustee shall furnish a statement describing the amendment to each Certificateholder, the Certificate Insurer, S&P and Moody's.

                  It shall not be necessary for the consent of Certificateholders under this Section 11.03 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

                  Prior to executing any amendment pursuant to this Section, the Trustee shall be entitled to receive an Opinion of Counsel (provided by the Person requesting such amendment) to the effect that such amendment is authorized or permitted by this Agreement. The cost of an Opinion of Counsel delivered pursuant to this Section 11.03 shall be an expense of the party requesting such amendment, but in any case shall not be an expense of the Trustee.

                  The Trustee may, but shall not be obligated to enter into any amendment pursuant to this Section that affects its rights, duties and immunities under this Agreement or otherwise.

                  Section 11.04 RECORDATION OF AGREEMENT. To the extent permitted by applicable law, this Agreement, or a memorandum thereof if permitted under applicable law, is subject to recordation in all appropriate public offices for real property records in all of the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Master Servicer at the Certificateholders' expense on direction and at the expense of Majority Certificateholders requesting such recordation, but only when accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders or is necessary for the administration or servicing of the Mortgage Loans.

                  Section 11.05 NOTICES. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given when delivered to (i) in the case of the Master Servicer, Advanta Mortgage Corp. USA, 16875 West Bernardo Drive, San Diego, California 92127, Attention: Senior Vice President Loan Servicing, (ii) in the case of the Southern Pacific Funding Corporation, Southern Pacific Funding Corporation, 6800 Indiana Avenue, Riverside, California 92500, Attention: Mr. Barney Guy, (iii) in the case of the Trustee, Bankers Trust Company of California, N.A., 3 Park Plaza, 16th Floor, Irvine, California, 92714, Attention: Southern Pacific Secured Assets Corp., Mortgage Pass-Through

Certificates, Series 1996-2, (iv) in the case of the Certificateholders, as set forth in the Certificate Register, (v) in the case of Moody's, Moody's Investors Service, Inc., 99 Church Street, New York, New York 10007 Attention: Home Equity Monitoring Group, (vi) in the case of S&P, Standard & Poor's Ratings Services, 26 Broadway, New York, New York 10004 Attention: Residential Mortgage Surveillance Group, (vii) in the case of DCR, Duff & Phelps Credit Rating Co., 55 East Monroe Street, 35th Floor, Chicago, Illinois 60603, Attention: MBS Monitoring, (viii) in the case of the Certificate Insurer, MBIA Insurance Corporation, 113 King Street, Armonk, New York 10504, Attention: Insured Portfolio Management--SF, (ix) in the case of the Underwriter, Lehman Brothers, Inc., Three World Financial Center, 12th Floor, New York, New York 10285,
Attention: Samir A. Tabet and (x) in the case of the Company, Southern Pacific Secured Assets Corp., One Centerpointe Drive, Suite 500, Lake Oswego, Oregon 97035, Attention: Mr. Barney Guy. Any such notices shall be deemed to be effective with respect to any party hereto upon the receipt of such notice by such party, except that notices to the Certificateholders shall be effective upon mailing or personal delivery.

                  Section 11.06 SEVERABILITY OF PROVISIONS. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be held invalid for any reason whatsoever, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other covenants, agreements, provisions or terms of this Agreement or of the Certificates or the rights of the Holders thereof.

                  Section 11.07 COUNTERPARTS. This Agreement may be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original; such counterparts, together, shall constitute one and the same agreement.

                  Section 11.08 SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of and be binding upon the Master Servicer, the Company, the Trustee and the Certificateholders and their respective successors and permitted assigns.

                  Section 11.09 HEADINGS. The headings of the various articles and sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

                  Section 11.10 THE CERTIFICATE INSURER DEFAULT. Any right conferred to the Certificate Insurer shall be suspended during any period in which a Certificate Insurer Default exists. At such time as the Certificates are no longer outstanding hereunder, and no amounts owed to the Certificate Insurer hereunder remain unpaid, the Certificate Insurer's rights hereunder shall terminate.

                  Section 11.11 THIRD PARTY BENEFICIARY. The parties agree that each of the Seller and the Certificate Insurer are intended and shall have all rights of a third-party beneficiary of this Agreement.

                  Section 11.12 INTENT OF THE PARTIES. It is the intent of the Company and Certificateholders that, for federal income taxes, state and local income or franchise taxes and other taxes imposed on or measured by income, the Certificates will be treated as evidencing beneficial ownership interests in a REMIC. The parties to this Agreement and the holder of each Certificate, by acceptance of its Certificate, and each beneficial owner thereof, agree to treat, and to take no action inconsistent with the treatment of, the Certificates in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

                  Section 11.13 NOTICE TO RATING AGENCIES AND CERTIFICATEHOLDER.

                  The Trustee shall use its best efforts to promptly provide notice to the Rating Agencies and the Certificate Insurer with respect to each of the following of which it has actual knowledge:

                  1.  Any material change or amendment to this Agreement;

                  2. The occurrence of any Event of Default that has not been cured;

                  3. The resignation or termination of the Master Servicer or the Trustee;

                  4.  The repurchase of Mortgage Loans pursuant to Section 3.03;

                  5.  The final payment to Certificateholders; and

                  6. Any change in the location of the Collection Account or the Certificate Accounts.

                  In addition, the Trustee shall promptly furnish to the Rating Agencies copies of the following:

                  1. Each report to Certificateholders described in Section 6.07; and

                  2. Each annual independent public accountants' servicing report described in Section 5.17.

                  Any such notice pursuant to this Section 11.13 shall be in writing and shall be deemed to have been duly given if personally delivered or mailed by first class mail, postage prepaid, or by express delivery service (except in the case of notice to the Certificate Insurer which notice shall be given in accordance with Section 11.05 hereof).

                  Section 11.14 GOVERNING LAW. (a) THIS AGREEMENT AND THE CERTIFICATES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS (AS OPPOSED TO CONFLICT OF LAWS PROVISIONS) OF THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

                  IN WITNESS WHEREOF, the Master Servicer, the Trustee and the Company have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.


                                    SOUTHERN PACIFIC SECURED ASSETS
                                    CORP., as Company




                                    By:_________________________________________
                                    Name:  Bernard Guy
                                    Title:  President


                                    ADVANTA MORTGAGE CORP. USA as
                                    Master Servicer



                                    By:_________________________________________
                                    Name:
                                    Title:


                                    BANKERS TRUST COMPANY OF
                                    CALIFORNIA, N.A., as Trustee



                                    By:_________________________________________
                                    Name:  Michelle Lambott
                                    Title:  Assistant Vice President

State of California        )
                           )  ss.:
County of __________       )


                  On the ____ day of May, 1996 before me, a Notary Public in and for the State of California, personally appeared ____________________, known to me to be a ___________________ of Advanta Mortgage Corp. USA, the corporation that executed the within instrument and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

                  IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.




                                            _________________________
                                                  Notary Public


                                            My Commission expires _____________

                                                   [Notary Page]

State of New York          )
                           )  ss.:
County of New York         )


         On the ____ day of May, 1996 before me, a Notary Public in and for the State of New York, personally appeared _____________________, known to me to be Trust Officer of Bankers Trust Company of California, N.A., the corporation that executed the within instrument and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.




                                            _________________________
                                                 Notary Public


                                            My Commission expires _____________

State of         )
                 )  ss.:
County of        )

         On the __the day of May, 1996, before me, a Notary Public in and for the State of ________, personally appeared Barney Guy, known to me to be of Southern Pacific Secured Assets Corp., the corporation that executed the within instrument and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

         IN WITNESS WHEREOF, I have hereunder to set my hand and affixed my official seal the day and year in this certificate first above written.



                                            _________________________
                                                   Notary Public


                                            My Commission expires _____________

                                   EXHIBIT A-1

                      Group I Certificate Insurance Policy

                      CERTIFICATE GUARANTY INSURANCE POLICY


OBLIGATIONS:    $75,000,000                                  POLICY NUMBER 21262
                Southern Pacific Secured Assets Corp.
                Mortgage Pass-Through Certificates, Series 1996-2
                Class A- 1 Certificates

         MBIA Insurance Corporation (the "Insurer"), in consideration of the payment of the premium and subject to the terms of this Certificate Guaranty Insurance Policy (this "Policy"), hereby unconditionally and irrevocably guarantees to any Owner that an amount equal to each full and complete Group I Insured Payment will be received by Bankers Trust Company of California, N.A., or its successor, as trustee for the Owners (the "Trustee"), on behalf of the Owners from the Insurer, for distribution by the Trustee to each Owner of each Owner's proportionate share of such Group I Insured Payment. The Insurer's obligations hereunder with respect to a particular Group I Insured Payment shall be discharged to the extent funds equal to the applicable Group I Insured Payment are received by the Trustee, whether or not such funds are properly applied by the Trustee. Group I Insured Payments shall be made only at the time set forth in this Policy, and no accelerated Group I Insured Payments shall be made regardless of any acceleration of the Obligations, unless such acceleration is at the sole option of the Insurer.

         Notwithstanding the foregoing paragraph, this Policy does not cover shortfalls, if any, attributable to the liability of the Trust Fund, the REMIC or the Trustee for withholding taxes, if any (including interest and penalties in respect of any such liability).

         The Insurer will pay any Group I Insured Payment that is a Group I Preference Amount on the Business Day following receipt on a Business Day by the Fiscal Agent (as described below) of (i) a certified copy of the order requiring the return of the related preference payment, (ii) an opinion of counsel satisfactory to the Insurer that such order is final and not subject to appeal
(iii) an assignment in such form as is reasonably required by the Insurer, irrevocably assigning to the Insurer all rights and claims of the Owner relating to or arising under the Obligations against the debtor which made such preference payment or otherwise with respect to such preference payment and (iv) appropriate instruments to effect the appointment of the Insurer as agent for such Owner in any legal proceeding related to such preference payment, such instruments being in a form satisfactory to the Insurer, provided that if such documents are received after 12:00 noon New York City time on such Business Day, they will be deemed to be received on the following Business Day. Such payments shall be disbursed to the receiver or trustee in bankruptcy named in the final order of the court exercising jurisdiction on behalf of the Owner and not to any Owner directly unless such Owner has returned principal or interest paid on the Obligations to such receiver or trustee in bankruptcy, in which case such payment shall be disbursed to such Owner.

         The Insurer will pay any other amount payable hereunder no later than 12:00 noon, New York City time, on the later of (i) the Distribution Date on which the Group I Insured Payment is due or (ii) the Business Day following receipt in New York, New York on a Business Day by State Street Bank and Trust Company, N.A., as Fiscal Agent for the Insurer or any successor fiscal agent appointed by the Insurer (the "Fiscal Agent") of a Notice (as described below), provided that, if such Notice is received after 12:00 noon, New York City time, on such Business Day, it will be deemed to be received on the following Business Day. If any such Notice received by the Fiscal Agent is not in proper form or is otherwise insufficient for the purpose of making claim hereunder it shall be deemed not to have been received by the Fiscal Agent for purposes of this paragraph, and the Insurer or the Fiscal Agent, as the case may be, shall promptly so advise the Trustee and the Trustee may submit an amended Notice.

         Group I Insured Payments due hereunder unless otherwise stated herein will be disbursed by the Fiscal Agent to the Trustee on behalf of the Owners by wire transfer of immediately available funds in the amount of the Group I Insured Payment less, in respect of Group I Insured Payments related to Group I Preference Amounts, any amount held by the Trustee for the payment of such Group I insured Payment and legally available therefor.

         The Fiscal Agent is the agent of the Insurer only and the Fiscal Agent shall in no event be able to Owners for any acts of the Fiscal Agent or any failure of the Insurer to deposit or cause to be deposited, sufficient funds to make payments due under this Policy.

         As used herein, the following terms shall have the following meanings:

         "AGREEMENT" means the Pooling and Servicing Agreement dated as of May 8, 1996 by and among Southern Pacific Secured Assets Corp., as Company, Advanta Mortgage Corp. USA, as Master Servicer, and Trustee, as trustee, without regard to any amendment or supplement thereto.

         "BUSINESS DAY" means any day other than a Saturday, a Sunday or a day on which banking institutions in New York City or in the city in which the corporate trust office of the Trustee under the Agreement is located are authorized or obligated by law or executive order to close.

         "GROUP I INSURED PAYMENT" means, (i) on each Distribution Date, an amount equal to (a) the Group I Class A Interest Distribution Amount minus Group I Available Funds and (b) the Group I Subordination Deficit (to the extent not covered by Cross-Collateralization Payments (as defined in the Prospectus Supplement)) and (ii) the unpaid Group I Preference Amount.

         "GROUP I PREFERENCE AMOUNT" means any amount previously distributed to an Owner on the Obligations that is recoverable and sought to be recovered as a voidable preference by a trustee in bankruptcy pursuant to the United States Bankruptcy Code (11 U.S.C.), as amended from time to time, in accordance with a full nonappealable order of a court having competent jurisdiction.

         "NOTICE" means the telephonic or telegraphic notice, promptly confirmed in writing by telecopy substantially in the form of Exhibit A attached hereto, the original of which is subsequently delivered by registered or certified mail, from the Trustee specifying the Group I Insured Payment which shall be due and owing on the applicable Distribution Date.

         "ORIGINATORS" means Southern Pacific Funding Corporation and Oceanmark Bank, FSB.

         "OWNER" means each Holder of a Class A-1 Certificate (as defined in the Agreement) who, on the applicable Distribution Date, is entitled under the terms of the Class A-1 Certificates to payment thereunder.

         "PROSPECTUS SUPPLEMENT" means the form of final Prospectus Supplement dated May 28, 1996.

         Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Agreement as of the date of execution of this Policy, without giving effect to any subsequent amendment or modification to the Agreement unless such amendment or modification has been approved in writing by the Insurer.

         Any notice hereunder or service of process on the Fiscal Agent of the Insurer may be made at the address listed below for the Fiscal Agent of the Insurer or such other address as the Insurer shall specify in writing to the Trustee.

         The notice address of the Fiscal Agent is 15th Floor, 61 Broadway, New York, New York 10006, Attention: Municipal Registrar and Paying Agency, or such other address as the Fiscal Agent shall specify to the Trustee in writing.

         This Policy is being issued under and pursuant to, and shall be construed under, the laws of the State of New York, without giving effect to the conflict of laws principles thereof

         The insurance provided by this Policy is not covered by the Property/Casualty Insurance Security Fund specified in Article 76 of the New York Insurance Law.

         This Policy is not cancelable for any reason. The premium on this Policy is not refundable for any reason including payment, or provision being made for payment, prior to maturity of the Obligations.

          IN WITNESS WHEREOF, the Insurer has caused this Policy to be executed and attested this 31st day of May, 1996.

                                     MBIA INSURANCE CORPORATION



                                     -----------------------------
                                     President


Attest:                              -----------------------------
                                          Assistant Secretary

                                    EXHIBIT A

                    TO CERTIFICATE GUARANTY INSURANCE POLICY
                                  NUMBER: 21262

                        NOTICE UNDER CERTIFICATE GUARANTY
                         INSURANCE POLICY NUMBER: 21262

State Street Bank and Trust Company, N.A.,
   as Fiscal Agent for MBIA Insurance Corporation
15th Floor
61 Broadway
New York, NY 10006

Attention:        Municipal Registrar and
                  Paying Agency

MBIA Insurance Corporation
113 King Street
Armonk, NY 10504

         The undersigned, a duly authorized officer of , as trustee (the "Trustee"), hereby certifies to State Street Bank and Trust Company, N.A. (the "Fiscal Agent") and MBIA Insurance Corporation (the "Insurer"), with reference to Certificate Guaranty Insurance Policy Number 21262 (the "Policy") issued by the Insurer in respect of the Southern Pacific Secured Assets Corp. Mortgage Pass-Through Certificates, Series 1996-2 Class A Certificates (the "Obligations"), that:

                         (i) the Trustee is the trustee under the Pooling and Servicing Agreement dated as of May 8, 1996 by and among Southern Pacific Secured Assets Corp., as Company, Advanta Mortgage Corp. USA, as Master Servicer, and the Trustee, as trustee for the Owners (the "Agreement");

                        (ii) the  Group  I  Insured   Distribution   Amount
         for the Distribution Date occurring on ______ (the "Applicable Distribution Date") is $___;

                       (iii) the Group I Available Funds available under the Agreement to pay the Group I Insured Distribution Amount for the Applicable Distribution Date (the "Group I Available Distribution Amount") is $ ;

                        (iv) the amount by which the Group I Insured
         Distribution Amount exceeds the Group I Available Distribution Amount is $___ (the "Group I Deficiency Amount");

                         (v) the amount of the Group I Preference Amount due and owing under the policy is $___ (the "Group I Preference Amount");

                        (vi) the sum of the Group 1 Deficiency Amount and the Group I Preference Amount is $ (the " Group I Insured Payment");

                       (vii) the Trustee is making a claim under and pursuant to the terms of the Policy for the payment of the Group I Insured
         Payment; and (viii) the Trustee directs that payment of the Group I Insured Payment be made to the following account by bank wire transfer of federal or other immediately available funds in accordance with the terms of the Policy:___________ [Certificate Account].

         Any capitalized term used in this Notice and not otherwise defined herein shall have the meaning assigned thereto in the Policy.

         ANY PERSON WHO KNOWINGLY AND WITH INTENT TO DEFRAUD ANY INSURANCE COMPANY OR OTHER PERSON FILES AN APPLICATION FOR INSURANCE OR STATEMENT OF CLAIM CONTAINING ANY MATERIALLY FALSE INFORMATION, OR CONCEALS FOR THE PURPOSE OF MISLEADING, INFORMATION CONCERNING ANY FACT MATERIAL THERETO, COMMITS A FRAUDULENT INSURANCE ACT, WHICH IS A CRIME, AND SHALL ALSO BE SUBJECT TO A CIVIL PENALTY NOT TO EXCEED FIVE THOUSAND DOLLARS AND THE STATED VALUE OF THE CLAIM FOR EACH SUCH VIOLATION.

          IN WITNESS WHEREOF, the Trustee has executed and delivered this Notice under the Policy as of the day of ,

                                     [TRUSTEE]

                                     By
                                     Title

                                   EXHIBIT A-2

                      Group II Certificate Insurance Policy

                      CERTIFICATE GUARANTY INSURANCE POLICY


OBLIGATIONS:    $95,000,000                                  POLICY NUMBER 21263
                Southern Pacific Secured Assets Corp.
                Mortgage Pass-Through Certificates, Series 1996-2
                Class A-2, A-3, A-4, A-5 and A-6 Certificates

         MBIA Insurance Corporation (the "Insurer"), in consideration of the payment of the premium and subject to the terms of this Certificate Guaranty Insurance Policy (this "Policy"), hereby unconditionally and irrevocably guarantees to any Owner that an amount equal to each full and complete Group II Insured Payment will be received by Bankers Trust Company of California, N.A., or its successor, as trustee for the Owners (the "Trustee"), on behalf of the Owners from the Insurer, for distribution by the Trustee to each Owner of each Owner's proportionate share of such Group II Insured Payment. The Insurer's obligations hereunder with respect to a particular Group II Insured Payment shall be discharged to the extent funds equal to the applicable Group II Insured Payment are received by the Trustee, whether or not such funds are properly applied by the Trustee. Group II Insured Payments shall be made only at the time set forth in this Policy, and no accelerated Group II Insured Payments shall be made regardless of any acceleration of the Obligations, unless such acceleration is at the sole option of the Insurer.

         Notwithstanding the foregoing paragraph, this Policy does not cover shortfalls, if any, attributable to the liability of the Trust Fund, the REMIC or the Trustee for withholding taxes, if any (including interest and penalties in respect of any such liability).

         The Insurer will pay any Group II Insured Payment that is a Group II Preference Amount on the Business Day following receipt on a Business Day by the Fiscal Agent (as described below) of (i) a certified copy of the order requiring the return of the related preference payment, (ii) an opinion of counsel satisfactory to the Insurer that such order is final and not subject to appeal,
(iii) an assignment in such form as is reasonably required by the Insurer, irrevocably assigning to the Insurer all rights and claims of the Owner relating to or arising under the Obligations against the debtor which made such preference payment or otherwise with respect to such preference payment and (iv) appropriate instruments to effect the appointment of the Insurer as agent for such Owner in any legal proceeding related to such preference payment, such instruments being in a form satisfactory to the Insurer, provided that if such documents are received after 12:00 noon New York City time on such Business Day, they will be deemed to be received on the following Business Day. Such payments shall be disbursed to the receiver or trustee in bankruptcy named in the final order of the court exercising jurisdiction on behalf of the Owner and not to any Owner directly unless such Owner has returned principal or interest paid on the Obligations to such receiver or trustee in bankruptcy, in which case such payment shall be disbursed to such Owner.

         The Insurer will pay any other amount payable hereunder no later than 12:00 noon, New York City time, on the later of (i) the Distribution Date on which the Group II Insured Payment is due or (ii) the Business Day following receipt in New York, New York on a Business Day by State Street Bank and Trust Company, N.A., as Fiscal Agent for the Insurer or any successor fiscal agent appointed by the Insurer (the "Fiscal Agent") of a Notice (as described below), provided that, if such Notice is received after 12:00 noon, New York City time, on such Business Day, it will be deemed to be received on the following Business Day. If any such Notice received by the Fiscal Agent is not in proper form or is otherwise insufficient for the purpose of making claim hereunder it shall be deemed not to have been received by the Fiscal Agent for purposes of this paragraph, and the Insurer or the Fiscal Agent, as the case may be, shall promptly so advise the Trustee and the Trustee may submit an amended Notice.

         Group II Insured Payments due hereunder unless otherwise stated herein will be disbursed by the Fiscal Agent to the Trustee on behalf of the Owners by wire transfer of immediately available funds in the amount of the Group II Insured Payment less, in respect of Group II Insured Payments related to Group II Preference Amounts, any amount held by the Trustee for the payment of such Group II Insured Payment and legally available therefor.

         The Fiscal Agent is the agent of the Insurer only and the Fiscal Agent shall in no event be liable to Owners for any acts of the Fiscal Agent or any failure of the Insurer to deposit or cause to be deposited, sufficient funds to make payments due under this Policy.

         As used herein, the following terms shall have the following meanings:

         "AGREEMENT" means the Pooling and Servicing Agreement dated as of May 8, 1996 by and among Southern Pacific Secured Assets Corp., as Company, Advanta Mortgage Corp. USA as Master Servicer, and Trustee, as trustee, without regard to any amendment or supplement thereto.

         "BUSINESS DAY" means any day other than a Saturday, a Sunday or a day on which banking institutions in New York City or in the city in which the corporate trust office of the Trustee under the Agreement is located are authorized or obligated by law or executive order to close.

         "GROUP II INSURED PAYMENT" means, (i) on each Distribution Date, an amount equal to (a) the Group II Class A Interest Distribution Amount minus Group II Available Funds and (b) the Group II Subordination Deficit (to the extent not covered by Cross-Collateralization Payments (as defined in the Prospectus Supplement)) and (ii) the unpaid Group II Preference Amount.

         "GROUP II PREFERENCE AMOUNT" means any amount previously distributed to an Owner on the obligations that is recoverable and sought to be recovered as a voidable preference by a trustee in bankruptcy pursuant to the United States Bankruptcy Code (11 U.S.C.), as amended from time to time, in accordance with a final nonappealable order of a court having competent jurisdiction.

         "NOTICE" means the telephonic or telegraphic notice, promptly confirmed in writing by telecopy substantially in the form of Exhibit A attached hereto, the original of which is subsequently delivered by registered or certified mail, from the Trustee specifying the Group II Insured Payment which shall be due and owing on the applicable Distribution Date.

         "ORIGINATORS" means Southern Pacific Funding Corporation and Oceanmark Bank, FSB.

         "OWNER" means each Holder of a Class A-2, A-3, A-4, A-5 or A-6 Certificate (as defined in the Agreement) who, on the applicable Distribution Date, is entitled under the terms of the Class A-2, A-3, A-4, A-5 or A-6 Certificates to payment thereunder.

         "PROSPECTUS SUPPLEMENT" means the form of final Prospectus Supplement dated May 28, 1996.

         Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Agreement as of the date of execution of this Policy, without giving effect to any subsequent amendment or modification to the Agreement unless such amendment or modification has been approved in writing by the Insurer.

         Any notice hereunder or service of process on the Fiscal Agent of the Insurer may be made at the address listed below for the Fiscal Agent of the Insurer or such other address as the Insurer shall specify in writing to the Trustee.

         The notice address of the Fiscal Agent is 15th Floor, 61 Broadway, New York, New York 10006, Attention: Municipal Registrar and Paying Agency, or such other address as the Fiscal Agent shall specify to the Trustee in writing.

         This Policy is being issued under and pursuant to, and shall be construed under, the laws of the State of New York, without giving effect to the conflict of laws principles thereof.

         The insurance provided by this Policy is not covered by the Property/Casualty Insurance Security Fund specified in Article 76 of the New York Insurance Law.

         This Policy is not cancelable for any reason. The premium on this Policy is not refundable for any reason including payment, or provision being made for payment, prior to maturity of the Obligations.

         IN WITNESS WHEREOF, the Insurer has caused this Policy to be executed and attested this 31st day of May, 1996.

                                     MBIA INSURANCE CORPORATION


                                     --------------------------------
                                     President


Attest:                              --------------------------------
                                          Assistant Secretary

                                    EXHIBIT A

                    TO CERTIFICATE GUARANTY INSURANCE POLICY
                                  NUMBER: 21263

                        NOTICE UNDER CERTIFICATE GUARANTY
                         INSURANCE POLICY NUMBER: 21263

State Street Bank and Trust Company, N.A.,
   as Fiscal Agent for MBIA Insurance Corporation
15th Floor
61 Broadway
New York, NY 10006

Attention:    Municipal Registrar and
              Paying Agency

MBIA Insurance Corporation
113 King Street
Armonk, NY 10504

         The undersigned, a duly authorized officer of , as trustee (the "Trustee"), hereby certifies to State Street Bank and Trust Company, N.A. (the "Fiscal Agent") and MBIA Insurance Corporation (the "Insurer"), with reference to Certificate Guaranty Insurance Policy Number 21263 (the "Policy") issued by the Insurer in respect of the Southern Pacific Secured Assets Corp. Mortgage Pass-Through Certificates, Series 1996-2, Class A Certificates (the "Obligations"), that:

                         (i) the Trustee is the trustee under the Pooling and Servicing Agreement dated as of May 8, 1996 by and among Southern Pacific Secured Assets Corp., as Company, Advanta Mortgage Corp. USA as Master Servicer, and the Trustee, as trustee for the Owners (the "Agreement");

                        (ii) the Group II Insured Distribution Amount for the Distribution Date occurring on (the "Applicable Distribution Date")
         is $      ;

                       (iii) the Group II Available Funds available under the Agreement to pay the Group II Insured Distribution Amount for the Applicable Distribution Date (the "Group II Available Distribution
         Amount") is $      ;

                        (iv) the amount by which the Group II Insured Distribution Amount exceeds the Group II Available Distribution Amount
         is $     (the "Group II Deficiency Amount");

                         (v) the amount of the Group II Preference Amount due
         and owing under the policy is $    (the " Group II Preference Amount");

                        (vi) the sum of the Group II Deficiency Amount and the Group II Preference Amount is $___ (the " Group II Insured Payment");

                       (vii) the Trustee is making a claim under and pursuant to the terms of the Policy for the payment of the Group II Insured Payment; and

                      (viii) the Trustee directs that payment of the Group II Insured Payment be made to the following account by bank wire transfer of federal or other immediately available funds in accordance with the terms of the Policy:[Certificate Account].

         Any capitalized term used in this Notice and not otherwise defined herein shall have the meaning assigned thereto in the Policy.

         ANY PERSON WHO KNOWINGLY AND WITH INTENT TO DEFRAUD ANY INSURANCE COMPANY OR OTHER PERSON FILES AN APPLICATION FOR INSURANCE OR STATEMENT OF CLAIM CONTAINING ANY MATERIALLY FALSE INFORMATION, OR CONCEALS FOR THE PURPOSE OF MISLEADING, INFORMATION CONCERNING ANY FACT MATERIAL THERETO, COMMITS A FRAUDULENT INSURANCE ACT, WHICH IS A CRIME, AND SHALL ALSO BE SUBJECT TO A CIVIL PENALTY NOT TO EXCEED FIVE THOUSAND DOLLARS AND THE STATED VALUE OF THE CLAIM FOR EACH SUCH VIOLATION.

         IN WITNESS WHEREOF, the Trustee has executed and delivered this Notice
under the Policy as of the   day of         ,   .

                                       [TRUSTEE]

                                       By
                                       Title

                                   EXHIBIT B-1

       FORM OF CLASS [A-1][A-2][A-3][A-4][A-5][A-6][I S][II S] CERTIFICATE

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986.

[THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE [GROUP I][GROUP II] CLASS A CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.]

[THIS CLASS [I S][II S] CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933 (THE "1933 ACT") OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 4.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.]

[UNTIL THE BALANCE IN THE [GROUP I][GROUP II] PRE-FUNDING ACCOUNT HAS BEEN REDUCED TO ZERO,][NO TRANSFER OF THIS CERTIFICATE MAY BE MADE TO AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR SECTION 4975 OF THE CODE OR PERSON USING "PLAN ASSETS" OF ANY SUCH PLAN TO EFFECT SUCH ACQUISITION (INCLUDING ANY INSURANCE COMPANY UNDER THE CIRCUMSTANCES DESCRIBED IN THE AGREEMENT), UNLESS THE TRANSFEREE PROVIDES AN OPINION OF COUNSEL (OR CERTIFICATION OF FACTS UNDER THE LIMITED CIRCUMSTANCES DESCRIBED IN THE AGREEMENT) SATISFACTORY TO THE COMPANY AND THE TRUSTEE OR THE CERTIFICATE REGISTRAR THAT SUCH DISPOSITION WILL NOT VIOLATE THE PROHIBITIVE TRANSACTION PROVISIONS OF SECTION 406 OF ERISA AND SECTION 4975 OF THE CODE. BY ITS ACCEPTANCE OF A CERTIFICATE, EACH CERTIFICATEHOLDER WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT IT IS NOT SUBJECT TO THE FOREGOING LIMITATION.]

[THE FOLLOWING INFORMATION IS PROVIDED SOLELY FOR THE PURPOSES OF APPLYING THE U.S. FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT ("OID") RULES TO THIS CERTIFICATE. ASSUMING THAT THE MORTGAGE LOANS PREPAY AT AN ASSUMED RATE OF PREPAYMENT, USED SOLELY FOR THE PURPOSES OF APPLYING THE OID RULES TO THE CERTIFICATES, EQUAL TO A CONSTANT PREPAYMENT RATE OF ____% PER ANNUM (THE "PREPAYMENT ASSUMPTION"), THIS CERTIFICATE HAS BEEN ISSUED WITH NO MORE THAN $______________ OF OID PER $__________ OF [CERTIFICATE PRINCIPAL BALANCE] [INITIAL NOTIONAL AMOUNT], THE YIELD TO MATURITY IS ______% AND THE AMOUNT OF OID

ATTRIBUTABLE TO THE INITIAL ACCRUAL PERIOD IS NO MORE THAN $_________ PER $___________ OF [INITIAL NOTIONAL AMOUNT] [CERTIFICATE PRINCIPAL BALANCE], COMPUTED USING THE EXACT METHOD. NO REPRESENTATION IS MADE THAT THE MORTGAGE LOANS WILL PREPAY AT A RATE BASED ON THE PREPAYMENT ASSUMPTION OR AT ANY OTHER RATE.]

Certificate No. _                                             [Adjustable] [Fixed] Pass-Through Rate

Class [A-1][A-2][A-3][A-4][A-5][A-6]
[I S][II S]                                                   ____% Initial Pass-Through Rate
[Senior][Subordinate]

Date of Pooling and Servicing                                 Aggregate [Notional] [Original  Certificate Principal
Agreement:                                                    Balance]  of the  Class  [A-1][A-2][A-3][A-4][A-5][A-
6][I May 8, 1996                                                       S-1][I           S-2][II S-1][II S-2] Certificates:
                                                                       $----------

First Distribution Date:                                      Initial [Notional Amount][Certificate Principal
June 25, 1996                                                 Balance] of this Certificate:
                                                              $-----------------

Master Servicer:                                              Percentage Interest: 100%
Advanta Mortgage Corp. USA


Assumed Final Distribution Date:                              CUSIP:
August 25, 2027


                        MORTGAGE PASS-THROUGH CERTIFICATE
                                  SERIES 1996-2

         evidencing a percentage interest in the distributions allocable to the Class [A- 1][A-2][A-3][A-4][A-5][A-6][I S][II S] Certificates with respect to a Trust Fund consisting primarily of a pool of conventional one- to four-family [adjustablerate][fixed rate] [first lien][second lien] residential mortgage loans sold by SOUTHERN PACIFIC SECURED ASSETS CORP.

                  This certifies that __________________ is the registered owner of the Percentage Interest evidenced by this Certificate in certain distributions with respect to a Trust Fund consisting primarily of a pool of conventional one- to four-family [adjustable-rate][fixed rate] [first lien][second lien] mortgage loans (the "Mortgage Loans"), sold by Southern Pacific Secured Assets Corp. (the "Company"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as specified above (the "Agreement") among the Company, the Master Servicer and Bankers Trust Company of California, N.A., as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement.

This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the holder of this Certificate by virtue of the acceptance hereof assents and by which such holder is bound.

                  This Certificate is payable solely from the assets of the Trust Fund [and the [Group I][Group II] Certificate Insurance Policy (as defined below)] and does not represent an obligation of or interest in the Company, the Master Servicer, the Trustee referred to below or any of their affiliates. Neither this Certificate nor the underlying Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality or by the Company, the Master Servicer, the Trustee or any of their affiliates. None of the Company, the Master Servicer, or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

                  [MBIA Insurance Corporation (the "Certificate Insurer") has issued a certificate insurance policy (the "[Group I][Group II] Certificate Insurance Policy") with respect to the Class A-_ Certificates, a copy of which is attached to the Agreement.]

                  Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing as described in the Agreement, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such Distribution Date (the "Record Date"), from the [Group I][Group II] Available Funds and in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount (of interest and principal, if any) required to be distributed to holders of Class [A-1][A-2][A-3][A-4][A-5][A-6][I S][II S] Certificates on such Distribution Date.

                  All distributions on this Certificate will be made or caused to be made by the Trustee in immediately available funds either (i) by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register or (ii) by wire transfer to the account of any Person entitled thereto if such Person shall have so notified the Trustee and such Certificateholder is the registered holder of Class [A-1][A-2][A-3][A-4][A- 5][A-6][I S][II S] Certificates the aggregate [Certificate Principal Balance] [Notional Amount] of which is not less than $5,000,000.

                  Notwithstanding the above, the final distribution on this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose. The initial [Certificate Principal Balance] [Notional Amount] of this Certificate is set forth above. The [Certificate Principal Balance] [Notional Amount] hereof will be reduced by of distributions of the Class [A-1][A-2][A-3][A-4][A-5][A-6][I S][II S] Principal Distribution Amount.

                  This Certificate is one of a duly authorized issue of Certificates issued in __________ Classes designated as Mortgage Pass-Through Certificates of the Series specified hereon (herein collectively called the "Certificates").

                  The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. In the event that Master Servicer funds are advanced with respect to any Mortgage Loan, such advance is reimbursable to the Master Servicer, to the extent provided in the Agreement, from related recoveries on such Mortgage Loan or from other cash that would have been distributable to Certificateholders.

                  As provided in the Agreement, withdrawals from the Collection Account and/or the Certificate Account created for the benefit of Certificateholders may be made by the Master Servicer from time to time for purposes other than distributions to Certificateholders, such purposes including without limitation reimbursement to the Company and the Master Servicer of advances made, or certain expenses incurred, by either of them.

                  The Agreement permits, with certain exceptions therein provided, the amendment of the Agreement and the modification of the rights and obligations of the Company, the Master Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Company, the Master Servicer and the Trustee with the consent of the Certificate Insurer and the Majority Certificateholders. Any such consent by the holder of this Certificate shall be conclusive and binding on such holder and upon all future holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Agreement also permits the amendment thereof in certain circumstances without the consent of the holders of any of the Certificates and, in certain additional circumstances, without the consent of the holders of certain Classes of Certificates.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee in the City and State of New York, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  The Certificates are issuable only as registered Certificates in Classes and in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest, as requested by the holder surrendering the same.

                  No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

                  [No transfer of this Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "1933

Act"), and effective registration or qualification under applicable state securities laws, or is made in a transaction which does not require such registration or qualification. In the event that a transfer is to be made without such registration or qualification, (a) the Trustee shall require that the Certificateholder desiring to effect the transfer and such Certificateholder's prospective transferee each certify to the Trustee in writing the facts surrounding the transfer and (b) in the event that the transfer is not being made pursuant to Rule 144A under the 1933 Act, the Company may direct the Trustee to require an Opinion of Counsel satisfactory to the Company and the Trustee that such transfer may be made without such registration or qualification, which Opinion of Counsel shall not be an expense of the Company, the Trustee or the Master Servicer. Neither the Company nor the Trustee is obligated to register or qualify any of the Certificates under the 1933 Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of such Certificates without registration or qualification. Any such Certificateholder desiring to effect such transfer shall indemnify the Company, the Trustee and the Master Servicer against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.]

                  [Until the balance in the [Group I][Group II] Pre-Funding Account has been reduced to zero,][No transfer of any Class [A-1][A-2][A-3][A-4][A-5][A-6][I S][II S] Certificate shall be made to any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities and Keogh plans, that is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA") (any of the foregoing, a "Plan") to any Person acting on behalf of a Plan, or to any other Person who is using "plan assets" to effect such acquisition (including any insurance company using funds in its general or separate accounts that may constitute "plan assets"), unless the prospective transferee of a Certificateholder desiring to transfer its Certificates provides to the Trustee or the Certificate Registrar an Opinion of Counsel (or, in the limited circumstances described in the Agreement, a certification of facts) which establishes to the satisfaction of the Company and the Trustee or the Certificate Registrar that such disposition will not violate the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code.]

                  The Company, the Master Servicer, the Trustee and the Certificate Registrar and any agent of the Company, the Master Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Company, the Master Servicer, the Trustee nor any such agent shall be affected by notice to the contrary.

                  This Certificate shall be governed by and construed in accordance with the laws of the State of New York.

                  The obligations created by the Agreement in respect of the Certificates and the Trust Fund created thereby shall terminate upon the payment to Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of
(i) the maturity or other liquidation of the last Mortgage Loan subject thereto or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan and (ii) the purchase by the holder of a 50.01% or greater Percentage Interest of the Class R Certificates or the Master Servicer (and the Certificate Insurer, if the initial Master Servicer is terminated) from the Trust Fund of all remaining Mortgage Loans, thereby effecting early retirement of the Class [A-1][A-2][A-3][A-4][A-5][A-6][I S][II S] Certificates. The Agreement permits, but does not require, such Class R Certificateholder, the Master Servicer or the Certificate Insurer, as applicable, to purchase at a price determined as provided in the Agreement all remaining Mortgage Loans; provided, that any such option may only be exercised if the Pool Principal Balance as of the Distribution Date upon which the proceeds of any such purchase are distributed is less than 10% (or 5% with respect to the Master Servicer or Certificate Insurer) of the Original Pool Principal Balance (net of any excess of the Original Pre-Funded Amounts over the aggregate of the Principal Balances of the Subsequent Mortgage Loans as of their respective Subsequent Cut-off Dates).

                  Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

         IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: May 31, 1996                  BANKERS TRUST COMPANY OF CALIFORNIA,
                                        N.A., as Trustee

                                     By:
                                        ---------------------------------
                                        Authorized Signatory
























                          CERTIFICATE OF AUTHENTICATION

                  This is one of the Class [A-1][A-2][A-3][A-4][A-5][A-6][I S][II S] Certificates referred to in the within-mentioned Agreement.

                                    BANKERS TRUST COMPANY OF CALIFORNIA,
                                        N.A., as Certificate Registrar

                                     By:
                                        ---------------------------------
                                        Authorized Signatory

                                   ASSIGNMENT

          FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

- -------------------------------------------------------------------------------
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee)

a Percentage Interest equal to ____% evidenced by the within Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

         I (we) further direct the Certificate Registrar to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:

- ------------------------------------------------------------------------------.

Dated:

                                       ---------------------------------------
                                       Signature by or on behalf of assignor


                                       ---------------------------------------
                                       Signature Guaranteed





- --------------------------------------------------------------------------------


                            DISTRIBUTION INSTRUCTIONS


         The assignee should include the following for purposes of distribution:

         Distributions shall be made, by wire transfer or otherwise, in immediately available funds to

- --------------------------------------------------------------------------------
for the account of              account number              , or, if mailed by
check, to            . Applicable statements should be mailed to               .
This information is provided by             , the assignee named above, or
             , as its agent.

                                   EXHIBIT B-2

                          FORM OF CLASS [R] CERTIFICATE

THIS CERTIFICATE MAY NOT BE HELD BY OR TRANSFERRED TO A NON-UNITED STATES PERSON OR A DISQUALIFIED ORGANIZATION (AS DEFINED BELOW).

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

NO TRANSFER OF THIS CERTIFICATE MAY BE MADE TO AN EMPLOYEE BENEFIT PLAN OR OTHER PLAN SUBJECT TO THE PROHIBITED TRANSACTION PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR SECTION 4975 OF THE CODE, UNLESS THE TRANSFEREE PROVIDES AN OPINION OF COUNSEL SATISFACTORY TO THE MASTER SERVICER, THE COMPANY AND THE TRUSTEE THAT THE PURCHASE OF THIS CERTIFICATE BY, ON BEHALF OF OR WITH "PLAN ASSETS" OF SUCH PLAN IS PERMISSIBLE UNDER APPLICABLE LAW, WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION AND WILL NOT SUBJECT THE SERVICER, THE COMPANY OR THE TRUSTEE TO ANY OBLIGATION IN ADDITION TO THOSE UNDERTAKEN IN THE AGREEMENT.

ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE MAY BE MADE ONLY IF THE PROPOSED TRANSFEREE PROVIDES A TRANSFER AFFIDAVIT TO THE MASTER SERVICER AND THE TRUSTEE THAT (1) SUCH TRANSFEREE IS NOT (A) THE UNITED STATES, ANY STATE OR POLITICAL SUBDIVISION THEREOF, ANY POSSESSION OF THE UNITED STATES, OR ANY AGENCY OR INSTRUMENTALITY OF ANY OF THE FOREGOING (OTHER THAN AN INSTRUMENTALITY WHICH IS A CORPORATION IF ALL OF ITS ACTIVITIES ARE SUBJECT TO TAX AND, EXCEPT FOR THE FHLMC, A MAJORITY OF ITS BOARD OF DIRECTORS IS NOT SELECTED BY SUCH GOVERNMENTAL UNIT), (B) A FOREIGN GOVERNMENT, ANY INTERNATIONAL ORGANIZATION, OR ANY AGENCY OR INSTRUMENTALITY OF ANY OF THE FOREGOING, (C) ANY ORGANIZATION (OTHER THAN CERTAIN FARMERS' COOPERATIVES DESCRIBED IN SECTION 521 OF THE CODE) WHICH IS EXEMPT FROM THE TAX IMPOSED BY CHAPTER 1 OF THE CODE (INCLUDING THE TAX IMPOSED BY SECTION 511 OF THE CODE ON UNRELATED BUSINESS TAXABLE INCOME), (D) RURAL ELECTRIC AND TELEPHONE COOPERATIVES DESCRIBED IN SECTION 1381(A)(2)(C) OF THE CODE AND (E) ANY OTHER PERSON SO DESIGNATED BY THE TRUSTEE BASED UPON AN OPINION OF COUNSEL THAT THE HOLDING OF AN OWNERSHIP INTEREST IN A CLASS [R] CERTIFICATE BY SUCH PERSON MAY CAUSE THE TRUST FUND OR ANY PERSON HAVING AN OWNERSHIP INTEREST IN ANY CLASS OF CERTIFICATES (OTHER THAN SUCH PERSON) TO INCUR A LIABILITY FOR ANY FEDERAL TAX IMPOSED UNDER THE CODE THAT WOULD NOT OTHERWISE BE IMPOSED BUT FOR THE TRANSFER OF AN OWNERSHIP INTEREST IN A CLASS [R] CERTIFICATE TO

                                      B-2-1

SUCH PERSON (ANY SUCH PERSON DESCRIBED IN THE FOREGOING CLAUSES (A), (B), (C),
(D) OR (E) BEING HEREIN REFERRED TO AS A "DISQUALIFIED ORGANIZATION") OR AN AGENT OF A DISQUALIFIED ORGANIZATION, (2) NO PURPOSE OF SUCH TRANSFER IS TO IMPEDE THE ASSESSMENT OR COLLECTION OF TAX AND (3) SUCH TRANSFEREE SATISFIES CERTAIN ADDITIONAL CONDITIONS RELATING TO THE FINANCIAL CONDITION OF THE PROPOSED TRANSFEREE. THE TERMS "UNITED STATES," "STATE" AND "INTERNATIONAL ORGANIZATION" SHALL HAVE THE MEANINGS SET FORTH IN SECTION 7701 OF THE CODE OR SUCCESSOR PROVISIONS. NOTWITHSTANDING THE REGISTRATION IN THE CERTIFICATE REGISTER OR ANY TRANSFER, SALE OR OTHER DISPOSITION OF THIS CERTIFICATE TO A DISQUALIFIED ORGANIZATION OR AN AGENT OF A DISQUALIFIED ORGANIZATION, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS CERTIFICATE. EACH HOLDER OF THIS CERTIFICATE BY ACCEPTANCE OF THIS CERTIFICATE SHALL BE DEEMED TO HAVE CONSENTED TO THE PROVISIONS OF THIS PARAGRAPH.

THIS CLASS [R] CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933 (THE "1933 ACT") OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 4.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.


                                      B-2-2

Certificate No. R-_

Class [R]                                       Original Pool Principal Balance:
Subordinate                                                    $________________

Date of Pooling and Servicing
Agreement:
May 8, 1996

First Distribution Date:
June 25, 1996

Master Servicer:                                      Percentage Interest: ___%
Advanta Mortgage Corp. USA

Assumed Final Distribution Date:
August 25, 2027


                       MORTGAGE PASS-THROUGH CERTIFICATE,
                                  SERIES 1996-2

         evidencing a percentage interest in any distributions allocable to the Class [R] Certificates with respect to a Trust Fund consisting primarily of a pool of conventional one- to four-family
         [adjustable-rate][fixed rate] [first lien][second lien] residential mortgage loans sold by SOUTHERN PACIFIC SECURED ASSETS CORP.

                  This certifies that ____________________________ is the
registered owner of the Percentage Interest evidenced by this Certificate in certain distributions with respect to a Trust Fund consisting primarily of a pool of conventional one- to four-family [adjustable-rate][fixed rate] [first lien][second lien] residential mortgage loans (the "Mortgage Loans"), sold by Southern Pacific Secured Assets Corp. (the "Company"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as specified above (the "Agreement") among the Company, the Master Servicer and Bankers Trust Company of California, N.A., as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  This Certificate is payable solely from the assets of the Trust Fund and does not represent an obligation of or interest in the Company, the Master Servicer, the Trustee referred to below or any of their affiliates. Neither this Certificate nor the underlying Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality or by the Company, the Master Servicer, the Trustee or any of their affiliates. None of the Company, the Master

                                      B-2-3

Servicer, or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

                  Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing as described in the Agreement, to the Person in whose name this Certificate is registered at the close of business on the last Business Day immediately preceding the month of such Distribution Date (the "Record Date"), from the Available Funds in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount (of interest and principal, if any) required to be distributed to Holders of Class [R] Certificates on such Distribution Date.

                  Each Holder of this Certificate will be deemed to have agreed to be bound by the restrictions set forth in the Agreement to the effect that
(i) each person holding or acquiring any Ownership Interest in this Certificate must be a United States Person and a Permitted Transferee, (ii) the transfer of any Ownership Interest in this Certificate will be conditioned upon the delivery to the Trustee of, among other things, an affidavit to the effect that it is a United States Person and Permitted Transferee, (iii) any attempted or purported transfer of any Ownership Interest in this Certificate in violation of such restrictions will be absolutely null and void and will vest no rights in the purported transferee, and (iv) if any person other than a United States Person and a Permitted Transferee acquires any Ownership Interest in this Certificate in violation of such restrictions, then the Company will have the right, in its sole discretion and without notice to the Holder of this Certificate, to sell this Certificate to a purchaser selected by the Company, which purchaser may be the Company, or any affiliate of the Company, on such terms and conditions as the Company may choose.

                  No transfer of any Class [R] Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the 1933 Act and effective registration or qualification under applicable state securities laws, or is made in a transaction which does not require such registration or qualification. In the event that a transfer is to be made without such registration or qualification, (a) the Trustee and the Company shall require the transferee to execute an investment letter, which investment letter shall not be an expense of the Company, the Master Servicer or the Trustee and (b) in the event that such a transfer is not made pursuant to Rule 144A under the Act, the Trustee shall require an Opinion of Counsel satisfactory to the Trustee and the Company that such transfer may be made without such registration or qualification, which Opinion of Counsel shall not be an expense of the Company, the Trustee or the Master Servicer. Neither the Company nor the Trustee is obligated to register or qualify any of the Class [R] Certificates under the 1933 Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of such Certificates without registration or qualification. Any such Certificateholder desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Company and the Master Servicer against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

                  Notwithstanding the above, the final distribution on this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose. The

                                      B-2-4

Percentage Interest this Certificate is set forth above. Notwithstanding the fact this Certificate has no Certificate Principal Balance, this Certificate will remain outstanding under the Agreement and the Holder hereof may have additional obligations with respect to this Certificate, including tax liabilities, and may be entitled to certain additional distributions hereon, in accordance with the terms and provisions of the Agreement.

                  This Certificate is one of a duly authorized issue of Certificates issued in two Classes designated as Mortgage Pass-Through Certificates of the Series specified hereon (herein collectively called the "Certificates").

                  The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. In the event that Master Servicer funds are advanced with respect to any Mortgage Loan, such advance is reimbursable to the Master Servicer, to the extent provided in the Agreement, from related recoveries on such Mortgage Loan or from other cash that would have been distributable to Certificateholders.

                  As provided in the Agreement, withdrawals from the Collection Account and/or the Certificate Account created for the benefit of Certificateholders may be made by the Master Servicer from time to time for purposes other than distributions to Certificateholders, such purposes including without limitation reimbursement to the Company and the Master Servicer of advances made, or certain expenses incurred, by either of them.

                  The Agreement permits, with certain exceptions therein provided, the amendment of the Agreement and the modification of the rights and obligations of the Company, the Master Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Company, the Master Servicer and the Trustee with the consent of the Certificate Insurer and the Majority Certificateholders. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Agreement also permits the amendment thereof in certain circumstances without the consent of the Holders of any of the Certificates and, in certain additional circumstances, without the consent of the Holders of certain Classes of Certificates.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee in the City and State of New York, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  The Certificates are issuable only as registered Certificates without coupons in Classes and in denominations specified in the Agreement. As provided in the Agreement and

                                      B-2-5
subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

                  The Company, the Master Servicer, the Trustee and the Certificate Registrar and any agent of the Company, the Master Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Company, the Master Servicer, the Trustee nor any such agent shall be affected by notice to the contrary.

                  This Certificate shall be governed by and construed in accordance with the laws of the State of New York.

                  The obligations created by the Agreement in respect of the Certificates and the Trust Fund created thereby shall terminate upon the payment to Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of
(i) the maturity or other liquidation of the last Mortgage Loan subject thereto or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan and (ii) the purchase by the holder of a 50.01% or greater Percentage Interest of the Class R Certificates or the Master Servicer (and the Certificate Insurer, if the initial Master Servicer is terminated) from the Trust Fund of all remaining Mortgage Loans, thereby effecting early retirement of the Class R Certificates. The Agreement permits, but does not require, such Class R Certificateholder, the Master Servicer or the Certificate Insurer, as applicable, to purchase at a price determined as provided in the Agreement all remaining Mortgage Loans; provided, that any such option may only be exercised if the Pool Principal Balance as of the Distribution Date upon which the proceeds of any such purchase are distributed is less than 10% (or 5% with respect to the Master Servicer or Certificate Insurer) of the Original Pool Principal Balance.

                  Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                                                     B-2-6

                  IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: May 31, 1996                         BANKERS TRUST COMPANY OF CALIFORNIA,
                                                N.A. as Trustee



                                            By:
                                               --------------------------------
                                                  Authorized Signatory






















                          CERTIFICATE OF AUTHENTICATION

                  This is one of the Class [R] Certificates referred to in the within-mentioned Agreement.

                                    BANKERS TRUST COMPANY OF CALIFORNIA,
                                        N.A. as Certificate Registrar



                                     By:
                                        ---------------------------------
                                        Authorized Signatory

                                   ASSIGNMENT

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee)

a Percentage Interest equal to    % evidenced by the within Mortgage
Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

         I (we) further direct the Certificate Registrar to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:

- ------------------------------------------------------------------------------.

Dated:

                                         ---------------------------------------
                                          Signature by or on behalf of assignor


                                         ---------------------------------------
                                          Signature Guaranteed

- --------------------------------------------------------------------------------


                            DISTRIBUTION INSTRUCTIONS


         The assignee should include the following for purposes of distribution:

         Distributions shall be made, by wire transfer or otherwise, in immediately available funds to

- --------------------------------------------------------------------------------

for the account of
                    -----------------------------------------------------------
account number              , or, if mailed by check, to
              --------------                             -----------------------
                                                  . Applicable statements should
- --------------------------------------------------
be mailed to                                      . This information is provided
            --------------------------------------
by                                                          , the assignee named
    --------------------------------------------------------

above, or                          , as its agent.
         --------------------------

                                    EXHIBIT C

                                  Mortgage File

         With respect to each Group I Loan and Group II Loan, the Mortgage File shall include each of the following items (copies to the extent the originals have been delivered to the Trustee pursuant to Section 2.03 of the Agreement), all of which shall be available for inspection by the Certificateholders, to the extent required by applicable laws:

         a. The original Mortgage Note bearing all intervening endorsements showing a complete chain of endorsement, from the originator of such Mortgage Loan to the Seller, endorsed by the Seller without recourse in blank and signed in the name of the Seller by an authorized officer;

         b. The original Mortgage and any related power of attorney with evidence of recording thereon;

         c. An original assignment of the original Mortgage, in suitable form for recordation in the jurisdiction in which the Mortgaged Property is located, such assignment to be in blank and signed in the name of the Seller by an authorized officer;

         d. The original of all intervening assignments of the Mortgage showing a complete chain of assignments from the originator of such Mortgage Loan to the Seller with evidence of recording indicated thereon;

         e. Any assumption, modification (with evidence of recording thereon), consolidation or extension agreements; and

         f. The original policy of title insurance (or a commitment for title insurance is being held by the title insurance company pending recordation of the Mortgage) and the certificate of primary mortgage guaranty insurance, if any, issued with respect to the Mortgage Loan.

                                   EXHIBITS D-1 & D-2

                             Mortgage Loan Schedule




LOANID    NAME ..... ADDRESS                             CITY              STATE ZIP   OWN OCC LOAN PURP PROP TYPE  ORIG TERM
100600452 ODA ...... 930 KAHEKA STREET                   HONOLULU          HI    96814 OO      R         CONDO      360
100600460 ADAMS .... 7808 STATE LINE ROAD                PRAIRIE VILLAGE   KS    66208 OO      R         SFR        360
100600466 PETERSON . 2066 THERESA STREET                 MENDOTA HEIGHTS   MN    55120 OO      R         SFR        360
100600488 TORTORELLA 25942 WEST HEART-O-LAKES BOULEVARD  ANTIOCH           IL    60002 OO      P         SFR        360
100600492 MILLER ... 16580 255TH AVENUE                  SPIRIT LAKE       IA    51360 OO      R         SFR        360
100600503 HAYDEN ... 8959 NORTH VAN HOUTEN AVENUE        PORTLAND          OR    97203 NOO     R         SFR        360
100600529 FORCELLEDO 9255 DOHENY ROAD                    WEST HOLLYWOOD    CA    90069 OO      P         CONDO      360
100600550 GUZMAN ... 2324 NORTH GREENBAY ROAD            WAUKEGAN          IL    60085 OO      R         SFR        360
103200487 WINTERS .. 12162 EAST KENTUCKY AVENUE          AURORA            CO    80012 OO      R         SFR        120
103200491 MANRIQUEZ  168 DAY STREET                      NIPOMO            CA    93444 OO      R         SFR        180
103200500 DEFOREST . 10122 BAILEYSBURG LANE              NOKESVILLE        VA    22123 OO      R         SFR        180
103300878 STADHEIM . 2525 STADHEIM DRIVE                 WATERTOWN         SD    57201 OO      R         SFR        180
103300891 MCKENNA .. 576 ANCHORAGE DRIVE                 NORTH PALM BEACH  FL    33408 OO      R         SFR        180
103300911 NOVICKY .. 50 OLD HAWLEYVILLE ROAD             BETHEL            CT     6801 OO      R         SFR        360
103300918 ANDERSON . 30320 NIGHTINGALE STREET            ISANTI            MN    55040 OO      R         SFR        360
103300935 DRIMBOI .. 4922 SOUTH DAMEN                    CHICAGO           IL    60609 NOO     P         2-4 FAMILY 360
103300938 SMITH JR . 24936 SOUTH WILLOWBROOK TRAIL       CRETE             IL    60417 OO      R         SFR        360
103300963 BOUZHAR .. 25-40 SHORE BOULEVARD               ASTORIA           NY    11102 OO      P         CONDO      360
103300969 PRIOR .... 3809 MOCHA TRAIL                    AUSTIN            TX    78728 OO      P         SFR        360
103300987 SLOSTAD .. 1505 HILLCREST DRIVE                WATERTOWN         SD    57201 OO      R         SFR        180
103301026 HAACK .... 2203 LAKE STREET                    EMMETSBURG        IA    50536 OO      R         SFR        360
103301030 LOCK ..... 302 SOUTH MARKET STREET             LAKE PARK         IA    51347 OO      R         SFR        360
103301065 HATHORN .. 938 MUIRFIELD AVENUE                WAUKEGAN          IL    60085 OO      R         SFR        360
103301069 SMITH .... 4320 WEST THOMAS STREET             CHICAGO           IL    60651 OO      R         2-4 FAMILY 360
103301083 NEI ...... 804 7TH AVENUE NORTHEAST            WATERTOWN         SD    57201 OO      R         SFR        360
200600256 CASON .... 1201 SUNLAND AVENUE                 ALTAMONTE SPRINGS FL    32701 OO      P         SFR        360
200601053 LEONARDI . 17376 U.S. HIGHWAY 550              OURAY             CO    81427 OO      R         SFR        360
200601120 MOONEY ... 8610 OAKWOOD STREET                 WESTMINSTER       CO    80030 OO      R         SFR        360
200601129 RIEKE .... 6366 STEVENSON STREET               SHAWNEE           KS    66218 NOO     R         SFR        360
200601140 SIMMONS .. 124 PRESTON BAY CIRCLE              BENTON            LA    71006 NOO     R         SFR        360
200601186 RIEKE .... 11202 WEST 59TH STREET              SHAWNEE           KS    66203 NOO     P         SFR        360
200601202 NAUGHTON . 5229 WEST ILIFF DRIVE               LAKEWOOD          CO    80227 OO      R         CONDO      360
200601236 MILOT .... 3500 NELSON ROAD                    LONGMONT          CO    80503 OO      P         SFR        360
200601241 NIXON .... 15866 EAST OXFORD AVENUE            AURORA            CO    80013 OO      R         SFR        360
200601247 BURNS .... 6320 SOUTH JASMINE WAY              ENGLEWOOD         CO    80111 OO      R         SFR        360
200601259 RYAN ..... 64 RED CLOUD PEAK COURT             RED FEATHER LAKES CO    80536 OO      R         SFR        360
200601262 STRIGHT .. 8020 RIO GRANDE BOULEVARD N.W.      ALBUQUERQUE       NM    87114 OO      R         SFR        360
200601266 BEALL .... 5912 HAUSER DRIVE                   SHAWNEE           KS    66216 NOO     R         SFR        360
200601270 DOHLMAN .. 927 PARKER DRIVE                    LONGMONT          CO    80501 OO      P         CONDO      360
200601282 HASTINGS . 3112 HANSON STREET                  CHEYENNE          WY    82001 OO      R         SFR        360
200601284 PURRE .... 10120 WEST LEE LANE                 LAKEWOOD          CO    80215 OO      P         SFR        360
200601299 POMEROY .. 8528 LAWSON BOULEVARD               LIVERMORE         CO    80536 OO      R         SFR        360
200601315 DONAHUE .. 1280 FILLMORE STREET                DENVER            CO    80206 OO      R         SFR        360
200601322 MOFFET ... 1895 GOLDEN EAGLE COURT             BROOMFIELD        CO    80020 NOO     R         SFR        360
200601328 MILLER ... 124 E. EVANS AVE. 2103-05 S SHERMAN DENVER            CO    80210 NOO     P         2-4 FAMILY 360
200601333 MCCLELLAN  5419 EAST MINERAL CIRCLE            LITTLETON         CO    80122 OO      P         PUD        360
200601353 WEIN ..... 1075 SOUTH VINE STREET              DENVER            CO    80209 OO      R         SFR        360
200601355 CROPP .... 8735 WEST CORNELL AVENUE            LAKEWOOD          CO    80227 OO      R         CONDO      360



LOANID      ORIGDATE   MTDATE     ORIGBAL         RATE           PANDI           CURBAL      SFEE       LIENPOS     PRPRICE
100600452   02/02/96   03/01/26   150,000.00      9.500          1,261.28        149,926.22  0.5        1           0.00
100600460   03/01/96   04/01/26   77,000.00       11.000         733.29          77,000.00   0.5        1           0.00
100600466   03/20/96   04/01/26   108,500.00      9.750          932.18          108,500.00  0.5        1           0.00
100600488   04/29/96   05/01/26   144,563.00      10.500         1,322.37        144,563.00  0.5        1           192,750.00
100600492   04/25/96   05/01/26   68,800.00       10.250         616.52          68,800.00   0.5        1           0.00
100600503   04/19/96   05/01/26   58,400.00       10.000         512.50          58,400.00   0.5        1           0.00
100600529   05/03/96   06/01/26   395,000.00      9.250          3,249.57        395,000.00  0.5        1           495,000.00
100600550   04/26/96   05/01/26   201,500.00      11.500         1,995.44        201,500.00  0.5        1           0.00
103200487   03/01/96   04/01/06   20,400.00       12.990         304.47          20,400.00   0.5        2           0.00
103200491   03/04/96   04/01/11   70,000.00       13.000         885.67          69,872.66   0.5        2           0.00
103200500   04/12/96   05/01/11   40,000.00       13.500         519.33          40,000.00   0.5        2           0.00
103300878   02/21/96   03/01/11   60,000.00       9.750          635.62          59,702.56   0.5        1           0.00
103300891   02/09/96   03/01/11   217,500.00      9.000          2,206.03        216,346.13  0.5        1           0.00
103300911   03/05/96   04/01/26   96,250.00       11.000         916.61          96,215.68   0.5        1           0.00
103300918   03/08/96   04/01/26   65,270.00       12.000         671.38          65,270.00   0.5        1           0.00
103300935   03/07/96   04/01/26   24,500.00       13.250         275.81          24,494.71   0.5        1           35,000.00
103300938   02/22/96   03/01/26   47,000.00       10.500         429.93          46,959.82   0.5        1           0.00
103300963   03/05/96   04/01/26   95,700.00       10.625         884.36          95,662.98   0.5        1           127,600.00
103300969   03/01/96   03/01/26   87,260.00       10.250         781.94          87,223.41   0.5        1           0.00
103300987   04/03/96   05/01/11   102,050.00      11.500         1,192.14        102,050.00  0.5        1           0.00
103301026   05/01/96   06/01/26   35,000.00       14.375         425.12          35,000.00   0.5        1           0.00
103301030   04/19/96   05/01/26   21,000.00       13.375         238.47          21,000.00   0.5        1           0.00
103301065   04/12/96   05/01/26   107,950.00      10.875         1,017.85        107,950.00  0.5        1           0.00
103301069   04/12/96   05/01/26   123,000.00      12.250         1,288.91        123,000.00  0.5        1           0.00
103301083   04/24/96   05/01/26   75,200.00       11.125         723.26          75,200.00   0.5        1           0.00
200600256   06/09/95   07/01/25   35,000.00       11.875         356.50          34,899.36   0.5        1           0.00
200601053   02/16/96   03/01/26   136,000.00      10.000         1,193.50        135,939.83  0.5        1           0.00
200601120   02/16/96   03/01/26   96,050.00       10.000         842.91          96,007.42   0.5        1           0.00
200601129   04/03/96   05/01/26   109,600.00      10.500         1,002.55        109,600.00  0.5        1           0.00
200601140   02/13/96   03/01/26   215,000.00      9.750          1,847.18        214,798.58  0.5        1           0.00
200601186   02/09/96   03/01/26   44,000.00       10.500         402.49          43,982.51   0.5        1           56,000.00
200601202   03/05/96   04/01/26   73,400.00       9.500          617.19          73,400.00   0.5        1           0.00
200601236   03/15/96   04/01/26   500,000.00      10.250         4,480.51        500,000.00  0.5        1           835,000.00
200601241   02/20/96   03/01/26   114,750.00      9.500          964.88          114,693.56  0.5        1           0.00
200601247   02/14/96   03/01/26   146,250.00      10.000         1,283.45        146,185.30  0.5        1           0.00
200601259   02/22/96   03/01/26   115,000.00      9.750          988.03          115,000.00  0.5        1           0.00
200601262   03/06/96   04/01/26   481,500.00      9.625          4,092.70        481,064.69  0.5        1           0.00
200601266   02/16/96   03/01/26   57,000.00       10.250         510.78          56,951.99   0.5        1           0.00
200601270   02/16/96   03/01/26   88,000.00       10.000         772.26          87,961.07   0.5        1           113,000.00
200601282   02/23/96   03/01/26   60,400.00       8.500          464.42          60,325.98   0.5        1           0.00
200601284   02/16/96   03/01/26   98,000.00       9.750          841.97          97,954.28   0.5        1           164,000.00
200601299   02/23/96   03/01/26   120,000.00      9.750          1,030.99        119,887.57  0.5        1           0.00
200601315   02/26/96   03/01/26   100,000.00      9.500          840.85          99,864.24   0.5        1           0.00
200601322   03/13/96   04/01/26   188,500.00      8.750          1,482.93        188,500.00  0.5        1           0.00
200601328   03/01/96   04/01/26   90,650.00       9.750          778.82          90,607.71   0.5        1           129,500.00
200601333   03/20/96   04/01/26   295,500.00      8.750          2,324.70        295,500.00  0.5        1           394,500.00
200601353   04/17/96   05/01/26   246,500.00      9.000          1,983.39        246,500.00  0.5        1           0.00
200601355   03/29/96   04/01/26   90,000.00       9.500          756.77          90,000.00   0.5        1           0.00



LOANID      SRBAL        APPVAL       PROPVAL      INDEX         ORATE       OPANDI     RFREPFRENRADATE
100600452            0.00   200,000.00   200,000.006-mo. LIBOR           9.50   1,261.286   0   09/01/96
100600460            0.00    96,500.00    96,500.006-mo. LIBOR          11.00     733.296   0   10/01/96
100600466            0.00   155,000.00   155,000.006-mo. LIBOR           9.75     932.186   0   10/01/96
100600488            0.00   193,000.00   192,750.00                     10.50   1,322.370   0   01/00/00
100600492            0.00   172,000.00   172,000.006-mo. LIBOR          10.25     616.526   0   11/01/96
100600503            0.00    73,000.00    73,000.006-mo. LIBOR          10.00     512.506   0   11/01/96
100600529            0.00   520,000.00   495,000.006-mo. LIBOR           9.25   3,249.576   0   12/01/96
100600550            0.00   310,000.00   310,000.006-mo. LIBOR          11.50   1,995.446   0   11/01/96
103200487       68,500.00   105,000.00   105,000.00                     12.99     304.470   0   01/00/00
103200491       17,874.00   142,000.00   142,000.00                     13.00     885.670   0   01/00/00
103200500      197,672.00   275,000.00   275,000.00                     13.50     519.330   0   01/00/00
103300878            0.00   160,000.00   160,000.00                      9.75     635.620   0   01/00/00
103300891            0.00   320,000.00   320,000.00                      9.00   2,206.030   0   01/00/00
103300911            0.00   175,000.00   175,000.00                     11.00     916.610   0   01/00/00
103300918            0.00    81,591.00    81,591.00                     12.00     671.380   0   01/00/00
103300935            0.00    46,000.00    35,000.00                     13.25     275.810   0   01/00/00
103300938            0.00   220,000.00   220,000.00                     10.50     429.930   0   01/00/00
103300963            0.00   134,000.00   127,600.00                     10.62     884.360   0   01/00/00
103300969            0.00   109,075.00   109,075.00                     10.25     781.940   0   01/00/00
103300987            0.00   157,000.00   157,000.00                     11.50   1,192.140   0   01/00/00
103301026            0.00    54,000.00    54,000.00                     14.37     425.120   0   01/00/00
103301030            0.00    33,000.00    33,000.00                     13.37     238.470   0   01/00/00
103301065            0.00   127,000.00   127,000.00                     10.87   1,017.850   0   01/00/00
103301069            0.00   140,000.00   140,000.00                     12.25   1,288.910   0   01/00/00
103301083            0.00    94,000.00    94,000.00                     11.12     723.260   0   01/00/00
200600256            0.00    70,000.00    70,000.006-mo. LIBOR          10.87     330.016   0   07/01/96
200601053            0.00   175,000.00   175,000.006-mo. LIBOR          10.00   1,193.506   0   09/01/96
200601120            0.00   113,000.00   113,000.006-mo. LIBOR          10.00     842.916   0   09/01/96
200601129            0.00   138,000.00   138,000.006-mo. LIBOR          10.50   1,002.556   0   11/01/96
200601140            0.00   335,000.00   335,000.006-mo. LIBOR           9.75   1,847.186   0   09/01/96
200601186            0.00    60,000.00    56,000.006-mo. LIBOR          10.50     402.496   0   09/01/96
200601202            0.00    98,000.00    98,000.006-mo. LIBOR           9.50     617.196   0   10/01/96
200601236            0.00   835,000.00   835,000.006-mo. LIBOR          10.25   4,480.516   0   10/01/96
200601241            0.00   135,000.00   135,000.006-mo. LIBOR           9.50     964.886   0   09/01/96
200601247            0.00   195,000.00   195,000.006-mo. LIBOR          10.00   1,283.456   0   09/01/96
200601259            0.00   180,000.00   180,000.006-mo. LIBOR           9.75     988.036   0   09/01/96
200601262            0.00   642,000.00   642,000.006-mo. LIBOR           9.62   4,092.706   0   10/01/96
200601266            0.00    76,000.00    76,000.006-mo. LIBOR          10.25     510.786   0   09/01/96
200601270            0.00   113,000.00   113,000.006-mo. LIBOR          10.00     772.266   0   09/01/96
200601282            0.00    75,500.00    75,500.006-mo. LIBOR           8.50     464.426   0   09/01/96
200601284            0.00   167,000.00   164,000.006-mo. LIBOR           9.75     841.976   0   09/01/96
200601299            0.00   155,500.00   155,500.006-mo. LIBOR           9.75   1,030.996   0   09/01/96
200601315            0.00   255,000.00   255,000.006-mo. LIBOR           9.50     840.856   0   09/01/96
200601322            0.00   290,000.00   290,000.006-mo. LIBOR           8.75   1,482.936   0   10/01/96
200601328            0.00   130,000.00   129,500.006-mo. LIBOR           9.75     778.826   0   10/01/96
200601333            0.00   394,500.00   394,500.006-mo. LIBOR           8.75   2,324.706   0   10/01/96
200601353            0.00   282,000.00   282,000.006-mo. LIBOR           9.00   1,983.396   0   11/01/96
200601355            0.00   100,000.00   100,000.006-mo. LIBOR           9.50     756.776   0   10/01/96




LOANID      NPADATE    MARGIN  PERCAP  LIFECAP  FLOOR    CASHOUT   CHKLTV   CREDITCL   DOCTYPE   SOURCE
100600452   10/01/96       5.90    1.00    16.50     9.50Y             75.00A-         Stated    SPFC
100600460   11/01/96       6.90    1.00    18.00    11.00Y             79.79B          Full      SPFC
100600466   11/01/96       6.90    1.00    16.75     9.75Y             70.00A-         Stated    SPFC
100600488   01/00/00       0.00    0.00     0.00     0.00N             75.00A-         Stated    SPFC
100600492   12/01/96       5.75    1.00    17.25    10.25Y             40.00C          Full      SPFC
100600503   12/01/96       6.00    1.00    17.00    10.00Y             80.00A          Full      SPFC
100600529   01/01/97       5.90    1.50    16.24     7.75N             79.79A-         Lite      SPFC
100600550   12/01/96       5.75    1.00    18.50    11.50Y             65.00C          Lite      SPFC
103200487   01/00/00       0.00    0.00     0.00     0.00Y             19.42A-         Full      SPFC
103200491   01/00/00       0.00    0.00     0.00     0.00Y             49.29A-         Stated    SPFC
103200500   01/00/00       0.00    0.00     0.00     0.00Y             14.54A          Full      SPFC
103300878   01/00/00       0.00    0.00     0.00     0.00Y             37.50A-         Stated    SPFC
103300891   01/00/00       0.00    0.00     0.00     0.00Y             67.96A-         Stated    SPFC
103300911   01/00/00       0.00    0.00     0.00     0.00N             55.00D          Full      SPFC
103300918   01/00/00       0.00    0.00     0.00     0.00Y             79.99B          Full      SPFC
103300935   01/00/00       0.00    0.00     0.00     0.00N             70.00A-         Full      SPFC
103300938   01/00/00       0.00    0.00     0.00     0.00Y             21.36B          Stated    SPFC
103300963   01/00/00       0.00    0.00     0.00     0.00N             75.00A-         Stated    SPFC
103300969   01/00/00       0.00    0.00     0.00     0.00N             80.00A-         Lite      SPFC
103300987   01/00/00       0.00    0.00     0.00     0.00Y             65.00D          Full      SPFC
103301026   01/00/00       0.00    0.00     0.00     0.00Y             64.81D          Full      SPFC
103301030   01/00/00       0.00    0.00     0.00     0.00N             63.63C          Full      SPFC
103301065   01/00/00       0.00    0.00     0.00     0.00Y             85.00A-         Full      SPFC
103301069   01/00/00       0.00    0.00     0.00     0.00Y             87.85A          Full      SPFC
103301083   01/00/00       0.00    0.00     0.00     0.00Y             80.00B          Full      SPFC
200600256   08/01/96       8.00    1.00    17.87    10.87N             50.00A-         Stated    SPFC
200601053   10/01/96       4.90    1.00    17.00    10.00Y             77.71A-         Full      SPFC
200601120   10/01/96       4.90    1.00    17.00    10.00Y             85.00A-         Full      SPFC
200601129   12/01/96       6.55    1.00    17.50    10.50Y             79.42A-         Full      SPFC
200601140   10/01/96       6.80    1.00    16.75     9.75Y             64.17A-         Stated    SPFC
200601186   10/01/96       6.50    1.00    17.50    10.50N             78.57A          Full      SPFC
200601202   11/01/96       5.90    1.00    16.50     9.50Y             74.89A-         Stated    SPFC
200601236   11/01/96       5.75    1.00    17.25    10.25N             59.88C          Full      SPFC
200601241   10/01/96       5.90    1.00    16.50     9.50Y             85.00A-         Full      SPFC
200601247   10/01/96       5.40    1.00    17.00    10.00Y             75.00A-         Stated    SPFC
200601259   10/01/96       5.40    1.00    16.75     9.75Y             63.88A-         Stated    SPFC
200601262   11/01/96       6.52    1.00    16.62     9.62Y             75.00A-         Lite      SPFC
200601266   10/01/96       5.65    1.00    17.25    10.25Y             75.00A-         Full      SPFC
200601270   10/01/96       5.90    1.00    17.00    10.00N             77.87B          Full      SPFC
200601282   10/01/96       5.40    1.00    15.50     8.50Y             80.00A-         Full      SPFC
200601284   10/01/96       6.75    1.00    16.75     9.75N             59.75C          Full      SPFC
200601299   10/01/96       5.40    1.00    16.75     9.75Y             77.17B          Full      SPFC
200601315   10/01/96       5.40    1.00    16.50     9.50Y             39.21B          Stated    SPFC
200601322   11/01/96       5.90    1.00    15.75     8.75N             65.00A-         Stated    SPFC
200601328   11/01/96       5.90    1.00    16.75     9.75N             70.00A-         Lite      SPFC
200601333   11/01/96       5.40    1.00    15.75     8.75N             74.90A-         Stated    SPFC
200601353   12/01/96       5.00    1.00    16.00     9.00Y             87.41A          Full      SPFC
200601355   11/01/96       5.50    1.00    16.50     9.50Y             90.00A          Full      SPFC



LOANID    NAME ..... ADDRESS                             CITY              STATE ZIP   OWN OCC LOAN PURP PROP TYPE  ORIG TERM
200601358 HOWARD     8355 PAWNEE LANE                  LONGMONT          CO    80503 OO      R         SFR       360
200601361 STASO      5809 WEST 125TH STREET            OVERLAND PARK     KS    66209 OO      P         SFR       360
200601375 WILLIAMS   6504 WEST LEAWOOD DRIVE           LITTLETON         CO    80123 OO      P         SFR       360
200601380 RAY        1044 BRIARWOOD ROAD               FORT COLLINS      CO    80521 OO      R         SFR       360
200601382 CONNER     2460 MONACO PARKWAY               DENVER            CO    80207 OO      R         SFR       360
200601395 CHO        2523 108TH AVENUE                 WESTMINSTER       CO    80234 OO      P         SFR       360
200601401 GERVASE    9112 WEST 82ND STREET             OVERLAND PARK     KS    66204 OO      P         SFR       360
200601404 PERSHALL   43 UTE CIRCLE                     CRIPPLE CREEK     CO    80813 OO      R         SFR       360
200601407 KENYON     18860 SAGECREST ROAD              PEYTON            CO    80831 OO      R         SFR       360
200601415 DONNICI    5713 TRACY                        KANSAS CITY       MO    64130 NOO     R         SFR       360
200601419 DONNICI    5323 BROOKLYN                     KANSAS CITY       MO    64130 NOO     R         SFR       360
200601425 SHAW       4848 CRESTONE DRIVE               FORT COLLINS      CO    80525 OO      P         SFR       360
200601432 SEEDROFF   3291 SOUTH MAGNOLIA STREET        DENVER            CO    80224 OO      R         SFR       360
200601447 TAGGART    5706 ROELAND DRIVE                ROELAND PARK      KS    66205 OO      R         SFR       360
200601452 VALVERDE   10141 EDITH BOULEVARD NE          ALBUQUERQUE       NM    87113 OO      R         SFR       360
200601458 SLIGAY     2470 APRES SKI WAY                STEAMBOAT SPRINGS CO    80477 NOO     P         SFR       360
200601464 SOETAERT   25020 WEST 63RD STREET            SHAWNEE           KS    66226 OO      R         SFR       360
200601467 HUTCHINS   716 BURNING MOUNTAIN AVENUE       NEW CASTLE        CO    81647 OO      P         SFR       360
200601490 HARROTT    6 PARK CENTRAL                    ROCKWALL          TX    75087 OO      R         SFR       360
200601494 MAYCROFT   4400 MOCCASIN CIRCLE              LAPORTE           CO    80535 OO      R         SFR       360
200601499 FRITZLER   4655 MILLER STREET                WHEATRIDGE        CO    80033 OO      R         SFR       360
200601504 WALTERMAN  201 LAKE DRIVE                    FLORISSANT        CO    80816 NOO     P         SFR       360
200601514 ODEN       6947 GARFIELD WAY                 LITTLETON         CO    80122 OO      P         SFR       360
200601518 LE FLORE   7420 NATIVE OAK LANE              IRVING            TX    75063 OO      P         SFR       360
200601523 GRADY      3298 SOUTH FAIRPLAY STREET        AURORA            CO    80014 OO      R         SFR       360
200601527 MALKEMUS   1519 POINT DRIVE                  FRISCO            CO    80443 2ND     P         CONDO     360
200601533 MCGARRAHAN 2012 WEST VINE DRIVE              FORT COLLINS      CO    80521 OO      P         SFR       360
200601538 JAFFE      650 NORTH BAR-Y ROAD              JACKSON           WY    83001 OO      P         SFR       360
200601544 MYERS      1740 SOUTH TEJON STREET           DENVER            CO    80223 OO      R         SFR       360
200601550 RIEKE      6373 STEVENSON                    SHAWNEE           KS    66218 NOO     R         SFR       360
200601554 WIEDERRICH 14800 TILLMAN ROAD                SMITHVILLE        MO    64089 OO      R         SFR       360
200601572 SNODGRASS  23509 EAST 205TH STREET           PLEASANT HILL     MO    64080 OO      P         SFR       360
200601601 CONNORS    8905 SPAIN ROAD NE                ALBUQUERQUE       NM    87111 NOO     R         SFR       360
200601615 INMAN      42132 COUNTY ROAD 101             DEER TRAIL        CO    80105 OO      R         SFR       360
200601617 WEISZ      8501 WEST UNION AVENUE            LITTLETON         CO    80123 OO      P         SFR       360
200601641 WEEKS      4949 BLUESTEM COURT               FORT COLLINS      CO    80525 OO      P         SFR       360
200601645 DAVIS      5459 SOUTH IRIS STREET            LITTLETON         CO    80123 OO      P         SFR       360
200601650 HOFFMAN    5305 SOUTH COUNTY ROAD 9          FORT COLLINS      CO    80525 OO      R         SFR       360
200601658 DUTTON     6524 HIGH CIRCLE                  MORRISON          CO    80465 OO      R         SFR       360
200601663 PEEK       2735 CRESTWOOD DRIVE              MONUMENT          CO    80132 OO      R         SFR       360
200601673 FERENCY    7544 SOUTH MOUNT MARCY            LITTLETON         CO    80127 OO      P         SFR       360
200601707 KILKENNY   15218 EAST 48TH STREET            KANSAS CITY       MO    64136 OO      P         SFR       360
200601729 MCCAFFREY  3537 SOUTH IVANHOE STREET         DENVER            CO    80237 OO      P         SFR       360
203200533 RAUDEBAUGH 4540 VANCE STREET                 WHEATRIDGE        CO    80033 OO      R         SFR       120
203200541 MARTINEZ   12424 WEST SARATOGA AVENUE        MORRISON          CO    80465 OO      R         SFR       360
203300780 SANCHEZ    TRACT E-2 LANDS OF GILLIE SANCHEZ TOME              NM    87031 OO      P         SFR       360
203300846 BOATMAN    3829 NORTH EVANS STREET           KINGMAN           AZ    86401 OO      P         SFR       360
203300942 GABALDON   1299 VEGAS VERDES LANE            SANTE FE          NM    87505 OO      R         SFR       360
203300960 MELENDREZ  432 EAST 116TH AVENUE             NORTHGLENN        CO    80233 OO      P         SFR       360
203301118 ROBINSON   6539 BRENTFIELD COURT             DALLAS            TX    75248 OO      P         SFR       360
203301126 LUCKETT    1239 CANYON ROAD                  SANTA FE          NM    87501 OO      P         SFR       360
203301223 CARPENTER  62986 PEARL ROAD                  MONTROSE          CO    81401 OO      R         SFR       360



LOANID      ORIGDATE   MTDATE     ORIGBAL         RATE           PANDI           CURBAL      SFEE       LIENPOS     PRPRICE
200601358   03/25/96   04/01/26   340,000.00      8.500          2,614.31        340,000.00  0.5        1           0.00
200601361   04/03/96   05/01/26   157,675.00      9.500          1,325.82        157,675.00  0.5        1           185,500.00
200601375   03/26/96   04/01/26   109,900.00      10.250         984.82          109,900.00  0.5        1           157,000.00
200601380   04/04/96   05/01/26   94,350.00       10.000         827.99          94,350.00   0.5        1           0.00
200601382   03/22/96   04/01/26   199,750.00      8.500          1,535.90        199,629.00  0.5        1           0.00
200601395   03/25/96   04/01/26   153,985.00      9.000          1,239.00        153,985.00  0.5        1           192,482.00
200601401   03/29/96   04/01/26   83,250.00       9.250          684.88          83,206.84   0.5        1           111,000.00
200601404   03/25/96   04/01/26   95,200.00       10.500         870.83          95,162.17
200601407   03/25/96   04/01/26   93,500.00       9.250          769.20          93,451.53   0.5        1           0.00
200601415   04/04/96   05/01/26   36,000.00       10.500         329.31          36,000.00
200601419   04/04/96   05/01/26   24,000.00       10.500         219.54          24,000.00
200601425   03/22/96   04/01/26   195,500.00      9.000          1,573.04        195,393.21  0.5        1           230,000.00
200601432   03/29/96   04/01/26   168,750.00      9.000          1,357.80        168,657.83  0.5        1           0.00
200601447   03/28/96   04/01/26   53,500.00       8.750          420.88          53,469.22   0.5        1           0.00
200601452   04/02/96   04/01/26   170,000.00      8.750          1,337.39        170,000.00  0.5        1           0.00
200601458   04/01/96   04/01/26   112,000.00      9.750          962.25          112,000.00  0.5        1           160,000.00
200601464   04/15/96   05/01/26   127,400.00      11.000         1,213.26        127,400.00  0.5        1           0.00
200601467   04/18/96   05/01/26   83,200.00       10.500         761.06          83,200.00
200601490   05/15/96   05/01/26   143,200.00      11.000         1,363.73        143,200.00  0.5        1           0.00
200601494   04/05/96   05/01/26   168,000.00      10.250         1,505.45        168,000.00  0.5        1           0.00
200601499   04/17/96   05/01/26   102,000.00      9.000          820.72          102,000.00  0.5        1           0.00
200601504   04/05/96   05/01/26   48,230.00       8.750          379.43          48,230.00   0.5        1           68,900.00
200601514   04/15/96   05/01/26   100,000.00      8.750          786.70          100,000.00  0.5        1           185,000.00
200601518   04/12/96   05/01/26   243,100.00      9.000          1,956.04        243,100.00  0.5        1           286,000.00
200601523   04/09/96   05/01/26   102,000.00      8.000          748.44          102,000.00  0.5        1           0.00
200601527   04/10/96   05/01/26   87,430.00       9.750          751.16          87,430.00   0.5        1           128,000.00
200601533   04/19/96   05/01/26   54,110.00       10.750         505.11          54,110.00   0.5        1           77,900.00
200601538   04/19/96   05/01/26   330,000.00      9.250          2,714.83        330,000.00  0.5        1           817,500.00
200601544   04/22/96   05/01/26   62,000.00       9.500          521.33          62,000.00   0.5        1           0.00
200601550   04/15/96   05/01/26   126,800.00      9.750          1,089.41        126,800.00  0.5        1           0.00
200601554   04/19/96   05/01/26   94,500.00       9.000          760.37          94,500.00   0.5        1           0.00
200601572   04/19/96   05/01/26   107,950.00      10.000         947.34          107,950.00  0.5        1           127,000.00
200601601   05/02/96   06/01/26   182,000.00      8.750          1,431.79        182,000.00  0.5        1           0.00
200601615   04/23/96   05/01/26   154,000.00      8.250          1,156.95        154,000.00  0.5        1           0.00
200601617   04/18/96   05/01/26   124,240.00      11.000         1,183.17        124,240.00  0.5        1           160,000.00
200601641   04/23/96   05/01/26   198,680.00      11.750         2,005.50        198,680.00  0.5        1           250,000.00
200601645   04/30/96   05/01/26   161,250.00      10.500         1,475.02        161,250.00
200601650   04/25/96   05/01/26   303,200.00      12.250         3,177.22        303,200.00  0.5        1           0.00
200601658   04/24/96   05/01/26   115,000.00      9.250          946.08          115,000.00  0.5        1           0.00
200601663   04/25/96   05/01/26   114,800.00      10.000         1,007.45        114,800.00  0.5        1           0.00
200601673   04/26/96   05/01/26   148,000.00      9.000          1,190.84        148,000.00  0.5        1           185,000.00
200601707   05/06/96   06/01/26   55,800.00       9.750          479.41          55,800.00   0.5        1           62,000.00
200601729   05/03/96   06/01/26   109,000.00      10.125         966.64          109,000.00  0.5        1           193,000.00
203200533   02/12/96   03/01/06   20,000.00       13.500         304.55          19,920.45   0.5        2           0.00
203200541   03/01/96   04/01/26   92,950.00       12.000         956.10          92,950.00   0.5        1           0.00
203300780   04/19/96   05/01/26   85,000.00       10.375         769.60          85,000.00   0.5        1           0.00
203300846   01/25/96   04/01/26   34,930.00       12.750         379.58          34,921.55   0.5        1           49,900.00
203300942   03/13/96   04/01/26   42,250.00       11.250         410.36          42,250.00   0.5        1           0.00
203300960   02/15/96   03/01/26   56,250.00       13.000         622.24          56,224.13   0.5        1           75,000.00
203301118   03/18/96   04/01/26   192,000.00      12.250         2,011.96        192,000.00  0.5        1           240,000.00
203301126   04/26/96   05/01/26   600,000.00      11.625         5,999.04        600,000.00  0.5        1           725,000.00
203301223   02/14/96   03/01/26   54,600.00       11.000         519.97          54,560.88   0.5        1           0.00




LOANID      SRBAL       APPVAL             PROPVAL            INDEX                     ORATE       OPANDI     RFREPFRENRADATE
200601358           0.00         499,000.00         499,000.006-mo. LIBOR                       8.50   2,614.316   0   10/01/96
200601361           0.00         187,000.00         185,500.006-mo. LIBOR                       9.50   1,325.826   0   11/01/96
200601375           0.00         158,000.00         157,000.006-mo. LIBOR                      10.25     984.826   0   10/01/96
200601380           0.00         111,000.00         111,000.006-mo. LIBOR                      10.00     827.996   0   11/01/96
200601382           0.00         235,000.00         235,000.006-mo. LIBOR                       8.50   1,535.906   0   10/01/96
200601395           0.00         192,482.00         192,482.006-mo. LIBOR                       9.00   1,239.006   0   10/01/96
200601401           0.00         115,000.00         111,000.006-mo. LIBOR                       9.25     685.186   0   10/01/96
200601404           0.00         119,000.00         119,000.006-mo. LIBOR                      10.50     870.836   0   10/01/96
200601407           0.00         110,000.00         110,000.006-mo. LIBOR                       9.25     769.206   0   10/01/96
200601415           0.00          45,000.00          45,000.006-mo. LIBOR                      10.50     329.316   0   11/01/96
200601419           0.00          30,000.00          30,000.006-mo. LIBOR                      10.50     219.546   0   11/01/96
200601425           0.00         230,000.00         230,000.006-mo. LIBOR                       9.00   1,573.046   0   10/01/96
200601432           0.00         225,000.00         225,000.006-mo. LIBOR                       9.00   1,357.806   0   10/01/96
200601447           0.00          89,000.00          89,000.006-mo. LIBOR                       8.75     420.886   0   10/01/96
200601452           0.00         200,000.00         200,000.006-mo. LIBOR                       8.75   1,337.396   0   10/01/96
200601458           0.00         161,000.00         160,000.006-mo. LIBOR                       9.75     962.256   0   10/01/96
200601464           0.00         182,000.00         182,000.006-mo. LIBOR                      11.00   1,213.266   0   11/01/96
200601467           0.00         105,000.00         104,000.006-mo. LIBOR                      10.50     761.066   0   11/01/96
200601490           0.00         179,000.00         179,000.006-mo. LIBOR                      11.00   1,363.736   0   10/01/96
200601494           0.00         224,000.00         224,000.006-mo. LIBOR                      10.25   1,505.456   0   11/01/96
200601499           0.00         120,000.00         120,000.006-mo. LIBOR                       9.00     820.726   0   11/01/96
200601504           0.00          68,900.00          68,900.006-mo. LIBOR                       8.75     379.436   0   11/01/96
200601514           0.00         185,000.00         185,000.006-mo. LIBOR                       8.75     786.706   0   11/01/96
200601518           0.00         310,000.00         286,000.006-mo. LIBOR                       9.00   1,956.046   0   11/01/96
200601523           0.00         136,000.00         136,000.006-mo. LIBOR                       8.00     748.446   0   09/01/96
200601527           0.00         128,000.00         128,000.006-mo. LIBOR                       9.75     751.166   0   11/01/96
200601533           0.00          78,000.00          77,900.006-mo. LIBOR                      10.75     505.116   0   11/01/96
200601538           0.00         820,000.00         817,500.006-mo. LIBOR                       9.25   2,714.836   0   11/01/96
200601544           0.00          78,000.00          78,000.006-mo. LIBOR                       9.50     521.336   0   11/01/96
200601550           0.00         158,500.00         158,500.006-mo. LIBOR                       9.75   1,089.416   0   11/01/96
200601554           0.00         105,000.00         105,000.00                                  9.00     760.370   0   01/00/00
200601572           0.00         132,000.00         127,000.006-mo. LIBOR                      10.00     947.346   0   11/01/96
200601601           0.00         260,000.00         260,000.006-mo. LIBOR                       8.75   1,431.796   0   12/01/96
200601615           0.00         232,500.00         232,500.006-mo. LIBOR                       8.25   1,156.956   0   11/01/96
200601617           0.00         160,000.00         160,000.006-mo. LIBOR                      11.00   1,183.176   0   11/01/96
200601641           0.00         250,000.00         250,000.006-mo. LIBOR                      11.75   2,005.506   0   11/01/96
200601645           0.00         215,000.00         215,000.006-mo. LIBOR                      10.50   1,475.026   0   11/01/96
200601650           0.00         379,000.00         379,000.006-mo. LIBOR                      12.25   3,177.226   0   11/01/96
200601658           0.00         191,000.00         191,000.006-mo. LIBOR                       9.25     946.086   0   11/01/96
200601663           0.00         164,000.00         164,000.006-mo. LIBOR                      10.00   1,007.456   0   11/01/96
200601673           0.00         185,000.00         185,000.006-mo. LIBOR                       9.00   1,190.846   0   11/01/96
200601707           0.00          62,000.00          62,000.006-mo. LIBOR                       9.75     479.416   0   12/01/96
200601729           0.00         193,000.00         193,000.006-mo. LIBOR                      10.12     966.646   0   12/01/96
203200533      97,000.00         130,000.00         130,000.00                                 13.50     304.550   0   01/00/00
203200541           0.00         143,000.00         143,000.00                                 12.00     956.100   0   01/00/00
203300780           0.00         139,000.00         139,000.00                                 10.37     769.600   0   01/00/00
203300846           0.00          50,000.00          49,900.00                                 12.75     379.580   0   01/00/00
203300942           0.00          65,000.00          65,000.00                                 11.25     410.360   0   01/00/00
203300960           0.00          75,000.00          75,000.00                                 13.00     622.240   0   01/00/00
203301118           0.00         240,000.00         240,000.00                                 12.25   2,011.960   0   01/00/00
203301126           0.00         1,300,000.00       725,000.00          11.62   5,999.040   0   01/00/00
203301223           0.00          78,000.00          78,000.00                                 11.00     519.970   0   01/00/00




LOANID      NPADATE    MARGIN  PERCAP  LIFECAP  FLOOR    CASHOUT   CHKLTV   CREDITCL   DOCTYPE   SOURCE
200601358   11/01/96       5.40    1.00    15.50     8.50Y             68.13A-         Stated    SPFC
200601361   12/01/96       5.90    1.00    16.50     9.50N             85.00A-         Full      SPFC
200601375   11/01/96       5.90    1.00    17.25    10.25N             70.00B          Stated    SPFC
200601380   12/01/96       4.90    1.00    17.00    10.00Y             85.00A-         Full      SPFC
200601382   11/01/96       4.90    1.00    15.50     8.50Y             85.00A-         Full      SPFC
200601395   11/01/96       5.40    1.00    16.00     9.00N             80.00A-         Lite      SPFC
200601401   11/01/96       5.90    1.00    16.25     9.25N             75.00A-         Stated    SPFC
200601404   11/01/96       5.40    1.00    17.50    10.50Y             80.00B          Full      SPFC
200601407   11/01/96       4.90    1.00    16.25     9.25Y             85.00A-         Full      SPFC
200601415   12/01/96       6.00    1.00    17.50    10.50Y             80.00A          Full      SPFC
200601419   12/01/96       6.00    1.00    17.50    10.50Y             80.00A          Full      SPFC
200601425   11/01/96       5.40    1.00    16.00     9.00N             85.00A-         Full      SPFC
200601432   11/01/96       5.40    1.00    16.00     9.00Y             75.00A-         Stated    SPFC
200601447   11/01/96       5.90    1.00    15.75     8.75N             60.11A-         Lite      SPFC
200601452   11/01/96       4.90    1.00    15.75     8.75N             85.00A-         Full      SPFC
200601458   11/01/96       5.90    1.00    16.75     9.75N             70.00A-         Stated    SPFC
200601464   12/01/96       5.90    1.00    18.00    11.00Y             70.00B          Stated    SPFC
200601467   12/01/96       5.40    1.00    17.50    10.50N             80.00B          Full      SPFC
200601490   11/01/96       5.40    1.00    18.00    11.00N             80.00B          Full      SPFC
200601494   12/01/96       5.40    1.00    17.25    10.25Y             75.00A-         Stated    SPFC
200601499   12/01/96       4.90    1.00    16.00     9.00Y             85.00A-         Full      SPFC
200601504   12/01/96       5.40    1.00    15.75     8.75N             70.00A-         Stated    SPFC
200601514   12/01/96       5.75    1.00    15.75     8.75N             54.05C          Full      SPFC
200601518   12/01/96       4.90    1.00    16.00     9.00N             85.00A-         Full      SPFC
200601523   10/01/96       4.90    1.00    15.00     8.00Y             75.00A-         Full      SPFC
200601527   12/01/96       5.50    1.00    16.75     9.75N             68.30A-         Stated    SPFC
200601533   12/01/96       5.40    1.00    17.75    10.75N             69.46A-         Stated    SPFC
200601538   12/01/96       5.40    1.00    16.25     9.25N             40.36B          Full      SPFC
200601544   12/01/96       5.40    1.00    16.50     9.50Y             79.48B          Full      SPFC
200601550   12/01/96       5.40    1.00    16.75     9.75Y             80.00A-         Full      SPFC
200601554   01/00/00       0.00    0.00     0.00     0.00N             90.00A          Full      SPFC
200601572   12/01/96       4.90    1.00    17.00    10.00N             85.00A-         Full      SPFC
200601601   01/01/97       5.90    1.00    15.75     8.75N             70.00A-         Stated    SPFC
200601615   12/01/96       4.90    1.00    15.25     8.25Y             66.23A-         Full      SPFC
200601617   12/01/96       5.40    1.00    18.00    11.00N             77.65B          Full      SPFC
200601641   12/01/96       5.40    1.00    18.75    11.75N             79.47B          Full      SPFC
200601645   12/01/96       5.75    1.00    17.50    10.50N             75.00C          Full      SPFC
200601650   12/01/96       5.40    1.00    19.25    12.25Y             80.00B          Lite      SPFC
200601658   12/01/96       5.90    1.00    16.25     9.25N             60.20A-         Lite      SPFC
200601663   12/01/96       5.90    1.00    17.00    10.00Y             70.00B          Stated    SPFC
200601673   12/01/96       4.90    1.00    16.00     9.00N             80.00A-         Alt       SPFC
200601707   01/01/97       5.00    1.00    16.75     9.75N             90.00A          Full      SPFC
200601729   01/01/97       4.90    1.50    17.12    10.37N             56.47A-         Full      SPFC
203200533   01/00/00       0.00    0.00     0.00     0.00Y             15.38A          Full      SPFC
203200541   01/00/00       0.00    0.00     0.00     0.00Y             65.00D          Full      SPFC
203300780   01/00/00       0.00    0.00     0.00     0.00N             61.15B          Full      SPFC
203300846   01/00/00       0.00    0.00     0.00     0.00N             70.00B          Full      SPFC
203300942   01/00/00       0.00    0.00     0.00     0.00Y             65.00C          Stated    SPFC
203300960   01/00/00       0.00    0.00     0.00     0.00N             75.00C          Alt       SPFC
203301118   01/00/00       0.00    0.00     0.00     0.00N             80.00B          Full      SPFC
203301126   01/00/00       0.00    0.00     0.00     0.00N             82.75B          Quick     SPFC
203301223   01/00/00       0.00    0.00     0.00     0.00Y             70.00A-         Full      SPFC





LOANID    NAME ..... ADDRESS                             CITY              STATE ZIP   OWN OCC LOAN PURP PROP TYPE  ORIG TERM
203301233 BIVENS       9581 WEST LAKE AVENUE           LITTLETON        CO    80123 OO      R         SFR        360
203301250 MILLER       100 GALAPAGO STREET             DENVER           CO    80223 NOO     R         SFR        360
203301273 MCFALL       21 JACKSON HOLE ROAD            ANGEL FIRE       NM    87710 OO      R         CONDO      360
203301295 BARENCHI     3264 AVENUE A                   WHITE CITY       OR    97503 OO      R         SFR        360
203301299 MYMERN       7120 EAST 69TH AVENUE           COMMERCE CITY    CO    80022 OO      R         SFR        360
203301318 GIANNINI     9647 ROE                        OVERLAND PARK    KS    66207 OO      R         SFR        360
203301343 NYSTROM      22047 HIGHWAY 550               MONTROSE         CO    81401 OO      R         SFR        360
203301351 NELSON       345 GAHART DRIVE                COLORADO SPRINGS CO    80916 OO      R         SFR        360
203301353 BROW         2230 WEST QUAIL WAY             AMADO            AZ    85645 OO      R         SFR        360
203301358 HOAGLAND     792 THORNWOOD CIRCLE            LONGMONT         CO    80503 OO      P         SFR        360
203301366 ISENBERGER   645 WEST 61ST TERRACE           KANSAS CITY      MO    64113 OO      R         SFR        360
203301372 GOODMAN      12575 EAST BATES CIRCLE         AURORA           CO    80014 OO      R         SFR        360
203301390 OSUALA       16840 EAST AMHERST AVENUE       AURORA           CO    80013 OO      P         SFR        360
203301400 APADACA      4150 WOLFF STREET               DENVER           CO    80212 OO      R         SFR        360
203301425 FOLEY        3939 RIO GRANDE BOULEVARD N.W.  ALBUQUERQUE      NM    87103 NOO     R         PUD        360
203301518 KAISER       1301 SOUTH LINCOLN STREET       DENVER           CO    80210 NOO     R         SFR        360
203301535 BULLOCK      3704 SOUTH MCGREGOR WAY         HOUSTON          TX    77021 OO      R         SFR        360
203301541 RAEMAEKERS   148 LAB ROAD                    ALLENSPARK       CO    80510 OO      R         SFR        180
203301557 POTTER       815 & 819 BENNETT               CANON CITY       CO    81212 OO      R         SFR        360
203301566 WARNE        682 MIDLAND ROAD                WOODLAND PARK    CO    80863 OO      P         SFR        360
203301572 PRYCE        220 BANNOCK STREET              DENVER           CO    80223 NOO     R         SFR        360
203301580 MINTKEN      3150 WEST 22ND AVENUE           DENVER           CO    80211 NOO     R         2-4 FAMILY 360
203301599 SCHWANDT     713 EAST 57TH STREET            LOVELAND         CO    80538 OO      R         SFR        360
203301605 HRUBIENSKI   2635 MANZANO STREET NE          ALBUQUERQUE      NM    87110 OO      R         SFR        360
203301613 ROGERS       227 LITTLE BEAR DRIVE           BAYFIELD         CO    81122 OO      R         SFR        360
203301616 JONSON       4496 COUNTY ROAD #207           CARPENTER        WY    82054 OO      R         SFR        360
203301624 BETTS        5501 SOUTH UNIVERSITY BOULEVARD LITTLETON        CO    80121 OO      R         SFR        180
203301643 CARLSON      7151 LAMAR STREET               ARVADA           CO    80003 OO      R         SFR        360
203301887 SIMPSON      1529 WEST COUNTY ROAD 56        FORT COLLINS     CO    80535 OO      R         SFR        360
203301912 EARNHARDT    17855 EAST BERRY DRIVE          AURORA           CO    80015 OO      R         SFR        360
300602025 KONOW        503 QUAIL LANE                  GRANTS PASS      OR    97526 NOO     R         SFR        360
300602028 LEWIS        30775 SOUTH FLATS LOOP ROAD     HARRISON         ID    83833 OO      R         SFR        360
300602103 NESS         8845 SE 28TH AVENUE             MILWAUKIE        OR    97222 OO      R         2-4 FAMILY 360
300602117 ELLIOTT      24035 SW MORGAN LANE            SHERWOOD         OR    97140 OO      R         SFR        360
300602120 SPEER        2515 SOUTH RIDGE DRIVE          HELENA           MT    59601 OO      R         SFR        360
300602138 PALMER       2850 HOODOO COURT NW            SALEM            OR    97304 OO      R         SFR        360
300602161 MCCALLUM     11450 HIGHWAY 95                PAYETTE          ID    83661 OO      R         SFR        360
300602174 MASON        7509 NE VANCOUVER MALL DRIVE    VANCOUVER        WA    98662 NOO     R         CONDO      360
300602179 ULRICH       5111 FIRWOOD DRIVE              WEST LINN        OR    97068 OO      P         SFR        360
300602189 PERRY        67985 CLOVERDALE ROAD           SISTERS          OR    97759 OO      R         SFR        360
300602196 ANDREWS      4 HORSESHOE HIGHWAY             EASTSOUND        WA    98245 OO      R         SFR        360
300602215 MASON        7509 NE VANCOUVER MALL DRIVE    VANCOUVER        WA    98662 NOO     R         CONDO      360
300602220 MASON        7509 NE VANCOUVER MALL DRIVE    VANCOUVER        WA    98662 NOO     R         CONDO      360
300602223 MASON        7509 NE VANCOUVER MALL DRIVE    VANCOUVER        WA    98662 NOO     R         CONDO      360
300602242 LOCKARD      19043 TERRY AVENUE              LAKE OSWEGO      OR    97035 OO      R         SFR        360
300602274 SHIRAZI      15300 SW EMERALD STREET         BEAVERTON        OR    97007 OO      R         SFR        360
300602279 HOFFMAN      12700 SE HUBBARD ROAD           CLACKAMAS        OR    97015 NOO     P         SFR        180
300602304 DRACOS       33470 TIDE CREEK ROAD           DEER ISLAND      OR    97054 OO      P         SFR        360
300602308 ABEL         49360 EAGLE ROCK PLACE          VIDA             OR    97488 NOO     R         SFR        360
300602314 CHAMPE       16992 SW BEEF BEND ROAD         SHERWOOD         OR    97140 OO      P         SFR        360
300602358 BISBEE       3321 DURLAND DRIVE              HOOD RIVER       OR    97031 OO      R         SFR        360
300602366 BROCKWAY III 2741 S.W. 33RD STREET           REDMOND          OR    97756 OO      P         SFR        360



LOANID      ORIGDATE   MTDATE     ORIGBAL         RATE           PANDI           CURBAL      SFEE       LIENPOS     PRPRICE
203301233   02/09/96   03/01/26   58,980.00       11.000         561.68          58,937.75   0.5        1           0.00
203301250   03/20/96   04/01/26   78,750.00       11.875         802.46          78,750.00   0.5        1           0.00
203301273   04/19/96   05/01/26   45,000.00       13.625         519.86          45,000.00   0.5        1           0.00
203301295   03/19/96   04/01/26   41,500.00       11.625         414.93          41,500.00   0.5        1           0.00
203301299   03/12/96   04/01/26   42,000.00       11.625         419.93          41,986.95   0.5        1           0.00
203301318   02/13/96   03/01/26   70,000.00       10.500         640.32          69,944.12
203301343   03/29/96   04/01/26   227,500.00      10.750         2,123.67        227,414.35  0.5        1           0.00
203301351   02/26/96   03/01/26   112,000.00      11.625         1,119.82        111,930.02  0.5        1           0.00
203301353   03/11/96   04/01/26   48,750.00       11.375         478.12          48,733.99   0.5        1           0.00
203301358   02/29/96   03/01/26   110,528.00      11.000         1,052.58        110,488.59  0.5        1           138,160.00
203301366   03/22/96   04/01/26   105,000.00      9.875          911.77          104,952.29  0.5        1           0.00
203301372   03/21/96   04/01/26   114,000.00      10.875         1,074.89        113,958.24  0.5        1           0.00
203301390   02/27/96   03/01/26   90,015.00       11.750         908.62          89,987.78   0.5        1           105,900.00
203301400   03/11/96   04/01/26   65,600.00       12.250         687.42          65,600.00   0.5        1           0.00
203301425   03/15/96   04/01/26   63,700.00       10.750         594.63          63,670.65   0.5        1           0.00
203301518   04/09/96   05/01/26   110,600.00      11.000         1,053.27        110,600.00  0.5        1           0.00
203301535   04/04/96   05/01/26   469,000.00      12.875         5,142.29        469,000.00  0.5        1           0.00
203301541   03/25/96   04/01/11   115,500.00      10.375         1,267.80        115,230.79  0.5        1           0.00
203301557   04/08/96   05/01/26   44,500.00       11.375         436.44          44,500.00   0.5        1           0.00
203301566   05/02/96   06/01/26   58,800.00       10.750         548.89          58,800.00   0.5        1           84,000.00
203301572   04/29/96   05/01/26   80,500.00       11.125         774.23          80,500.00   0.5        1           0.00
203301580   03/29/96   04/01/26   40,000.00       10.875         377.16          40,000.00   0.5        1           0.00
203301599   04/30/96   06/01/26   65,000.00       10.625         600.66          65,000.00   0.5        1           0.00
203301605   04/03/96   05/01/26   84,800.00       11.625         847.86          84,800.00   0.5        1           0.00
203301613   04/09/96   05/01/26   107,000.00      12.375         1,131.60        107,000.00  0.5        1           0.00
203301616   04/05/96   05/01/26   60,000.00       11.875         611.40          60,000.00   0.5        1           0.00
203301624   04/25/96   05/01/11   600,000.00      10.375         6,585.97        600,000.00  0.5        1           0.00
203301643   04/08/96   05/01/26   61,000.00       10.375         552.30          61,000.00   0.5        1           0.00
203301887   05/03/96   06/01/26   156,800.00      12.000         1,612.86        156,800.00  0.5        1           0.00
203301912   05/02/96   06/01/26   124,500.00      10.750         1,162.18        124,500.00  0.5        1           0.00
300602025   02/06/96   03/01/26   224,000.00      9.500          1,883.51        223,885.33  0.5        1           0.00
300602028   03/27/96   04/01/26   46,360.00       12.500         494.78          46,344.92   0.5        1           0.00
300602103   02/09/96   03/01/26   130,000.00      8.750          1,022.71        129,925.21  0.5        1           0.00
300602117   03/01/96   04/01/26   178,500.00      8.500          1,372.51        178,500.00  0.5        1           0.00
300602120   02/13/96   03/01/26   94,750.00       8.500          728.55          94,692.60   0.5        1           0.00
300602138   02/09/96   03/01/26   93,000.00       8.250          698.68          92,854.67   0.5        1           0.00
300602161   02/02/96   03/01/26   130,000.00      10.250         1,164.93        129,945.49  0.5        1           0.00
300602174   03/20/96   04/01/26   69,750.00       10.750         651.10          69,750.00   0.5        1           0.00
300602179   02/16/96   03/01/26   195,300.00      9.250          1,606.69        195,198.75  0.5        1           0.00
300602189   02/13/96   03/01/26   157,500.00      9.750          1,353.17        157,426.52  0.5        1           0.00
300602196   02/21/96   03/01/26   400,000.00      7.750          2,865.65        399,583.33  0.5        1           0.00
300602215   03/20/96   04/01/26   69,750.00       10.750         651.10          69,750.00   0.5        1           0.00
300602220   04/24/96   05/01/26   69,750.00       10.250         625.03          69,750.00   0.5        1           0.00
300602223   03/20/96   04/01/26   69,750.00       11.000         664.25          69,750.00   0.5        1           0.00
300602242   03/21/96   04/01/26   117,000.00      9.250          962.53          116,939.34  0.5        1           0.00
300602274   04/02/96   05/01/26   204,120.00      8.750          1,605.81        204,120.00  0.5        1           0.00
300602279   03/15/96   04/01/11   279,960.00      9.130          2,861.23        279,228.80  0.5        1           349,950.00
300602304   03/26/96   04/01/26   97,500.00       9.000          784.51          97,446.74   0.5        1           130,000.00
300602308   03/25/96   04/01/26   65,325.00       8.250          490.76          65,241.41   0.5        1           0.00
300602314   04/01/96   05/01/26   248,000.00      8.250          1,863.14        248,000.00  0.5        1           0.00
300602358   04/05/96   05/01/26   91,600.00       8.250          688.16          91,600.00   0.5        1           0.00
300602366   04/15/96   05/01/26   85,500.00       9.500          718.93          85,500.00   0.5        1           95,000.00






LOANID      SRBAL  APPVAL           PROPVAL          INDEX            ORATE       OPANRFREPFREQ      NRADATE
203301233      0.00       110,000.00       110,000.00            11.00      561.680   0   01/00/00
203301250      0.00       105,000.00       105,000.00            11.87      802.460   0   01/00/00
203301273      0.00        70,000.00        70,000.00            13.62      519.860   0   01/00/00
203301295      0.00        60,000.00        60,000.00            11.62      414.930   0   01/00/00
203301299      0.00        78,000.00        78,000.00            11.62      419.930   0   01/00/00
203301318      0.00       110,000.00       110,000.00            10.50      640.320   0   01/00/00
203301343      0.00       325,000.00       325,000.00            10.75    2,123.670   0   01/00/00
203301351      0.00       160,000.00       160,000.00            11.62    1,119.820   0   01/00/00
203301353      0.00        75,000.00        75,000.00            11.37      478.120   0   01/00/00
203301358      0.00       138,160.00       138,160.00            11.00    1,052.580   0   01/00/00
203301366      0.00       150,000.00       150,000.00             9.87      911.770   0   01/00/00
203301372      0.00       148,000.00       148,000.00            10.87    1,074.890   0   01/00/00
203301390      0.00       105,900.00       105,900.00            11.75      908.620   0   01/00/00
203301400      0.00        82,000.00        82,000.00            12.25      687.420   0   01/00/00
203301425      0.00        98,000.00        98,000.00            10.75      594.630   0   01/00/00
203301518      0.00       158,000.00       158,000.00            11.00    1,053.270   0   01/00/00
203301535      0.00       670,000.00       670,000.00            12.87    5,142.290   0   01/00/00
203301541      0.00       210,000.00       210,000.00            10.37    1,267.800   0   01/00/00
203301557      0.00        56,000.00        56,000.00            11.37      436.440   0   01/00/00
203301566      0.00        85,000.00        84,000.00            10.75      548.890   0   01/00/00
203301572      0.00       115,000.00       115,000.00            11.12      774.230   0   01/00/00
203301580      0.00       125,000.00       125,000.00            10.87      377.160   0   01/00/00
203301599      0.00        99,500.00        99,500.00            10.62      600.660   0   01/00/00
203301605      0.00       106,000.00       106,000.00            11.62      847.860   0   01/00/00
203301613      0.00       137,000.00       137,000.00            12.37    1,131.600   0   01/00/00
203301616      0.00       112,500.00       112,500.00            11.87      611.400   0   01/00/00
203301624      0.00                       1,000,000.00 1,000,000.00          10.376,580.97       0   01/00/00
203301643      0.00       125,000.00       125,000.00            10.37      552.300   0   01/00/00
203301887      0.00       196,000.00       196,000.00            12.00    1,612.860   0   01/00/00
203301912      0.00       166,000.00       166,000.00            10.75    1,162.180   0   01/00/00
300602025      0.00       320,000.00       320,000.006-mo. LIBOR              9.501,886.51       0   09/01/96
300602028      0.00        76,000.00        76,000.006-mo. LIBOR             12.50494.68         0   10/01/96
300602103      0.00       200,000.00       200,000.006-mo. LIBOR              8.751,026.71       0   09/01/96
300602117      0.00       238,000.00       238,000.006-mo. LIBOR              8.501,376.51       0   10/01/96
300602120      0.00       125,000.00       125,000.006-mo. LIBOR              8.50728.65         0   09/01/96
300602138      0.00       124,000.00       124,000.006-mo. LIBOR              8.25698.68         0   09/01/96
300602161      0.00       185,000.00       185,000.006-mo. LIBOR             10.251,166.93       0   09/01/96
300602174      0.00        93,000.00        93,000.006-mo. LIBOR             10.75651.60         0   10/01/96
300602179      0.00       217,000.00       217,000.006-mo. LIBOR              9.251,606.69       0   09/01/96
300602189      0.00       225,000.00       225,000.006-mo. LIBOR              9.751,356.17       0   09/01/96
300602196      0.00       600,000.00       600,000.006-mo. LIBOR              7.752,866.65       0   09/01/96
300602215      0.00        93,000.00        93,000.006-mo. LIBOR             10.75651.60         0   10/01/96
300602220      0.00        93,000.00        93,000.006-mo. LIBOR             10.25625.63         0   11/01/96
300602223      0.00        93,000.00        93,000.006-mo. LIBOR             11.00664.65         0   10/01/96
300602242      0.00       156,000.00       156,000.006-mo. LIBOR              9.25962.63         0   10/01/96
300602274      0.00       252,000.00       252,000.006-mo. LIBOR              8.751,606.81       0   11/01/96
300602279      0.00       360,000.00       349,950.006-mo. LIBOR              9.132,866.23       0   10/01/96
300602304      0.00       130,000.00       130,000.006-mo. LIBOR              9.00784.61         0   10/01/96
300602308      0.00       100,500.00       100,500.006-mo. LIBOR              8.25490.66         0   10/01/96
300602314      0.00       392,200.00       392,200.006-mo. LIBOR              8.251,866.14       0   11/01/96
300602358      0.00       114,500.00       114,500.006-mo. LIBOR              8.25688.66         0   11/01/96
300602366      0.00        95,000.00        95,000.006-mo. LIBOR              9.50718.63         0   11/01/96




LOANID      NPADATE    MARGIN  PERCAP  LIFECAP  FLOOR    CASHOUT   CHKLTV   CREDITCL   DOCTYPE   SOURCE
203301233   01/00/00       0.00    0.00     0.00     0.00Y             53.61D          Full      SPFC
203301250   01/00/00       0.00    0.00     0.00     0.00Y             75.00A-         Stated    SPFC
203301273   01/00/00       0.00    0.00     0.00     0.00Y             64.28B          Full      SPFC
203301295   01/00/00       0.00    0.00     0.00     0.00Y             69.16B          Full      SPFC
203301299   01/00/00       0.00    0.00     0.00     0.00Y             53.84D          Full      SPFC
203301318   01/00/00       0.00    0.00     0.00     0.00Y             63.63B          Full      SPFC
203301343   01/00/00       0.00    0.00     0.00     0.00Y             70.00A-         Stated    SPFC
203301351   01/00/00       0.00    0.00     0.00     0.00Y             70.00B          Stated    SPFC
203301353   01/00/00       0.00    0.00     0.00     0.00Y             65.00B          Full      SPFC
203301358   01/00/00       0.00    0.00     0.00     0.00N             80.00B          Full      SPFC
203301366   01/00/00       0.00    0.00     0.00     0.00Y             70.00A-         Stated    SPFC
203301372   01/00/00       0.00    0.00     0.00     0.00Y             77.02A-         Full      SPFC
203301390   01/00/00       0.00    0.00     0.00     0.00N             85.00A-         Full      SPFC
203301400   01/00/00       0.00    0.00     0.00     0.00N             80.00B          Full      SPFC
203301425   01/00/00       0.00    0.00     0.00     0.00Y             65.00A-         Stated    SPFC
203301518   01/00/00       0.00    0.00     0.00     0.00Y             70.00B          Full      SPFC
203301535   01/00/00       0.00    0.00     0.00     0.00Y             70.00C          Full      SPFC
203301541   01/00/00       0.00    0.00     0.00     0.00Y             55.00A-         Stated    SPFC
203301557   01/00/00       0.00    0.00     0.00     0.00Y             79.46B          Full      SPFC
203301566   01/00/00       0.00    0.00     0.00     0.00N             70.00A-         Full      SPFC
203301572   01/00/00       0.00    0.00     0.00     0.00Y             70.00A-         Stated    SPFC
203301580   01/00/00       0.00    0.00     0.00     0.00Y             32.00A-         Stated    SPFC
203301599   01/00/00       0.00    0.00     0.00     0.00Y             65.32A-         Full      SPFC
203301605   01/00/00       0.00    0.00     0.00     0.00Y             80.00A          Full      SPFC
203301613   01/00/00       0.00    0.00     0.00     0.00Y             78.10B          Full      SPFC
203301616   01/00/00       0.00    0.00     0.00     0.00Y             53.33D          Full      SPFC
203301624   01/00/00       0.00    0.00     0.00     0.00Y             60.00A-         Quick     SPFC
203301643   01/00/00       0.00    0.00     0.00     0.00Y             48.80B          Full      SPFC
203301887   01/00/00       0.00    0.00     0.00     0.00Y             80.00A-         Lite      SPFC
203301912   01/00/00       0.00    0.00     0.00     0.00Y             75.00A-         Full      SPFC
300602025   10/01/96       6.55    1.00    16.50     9.50Y             70.00A-         Stated    SPFC
300602028   11/01/96       8.00    1.00    19.50    12.50Y             61.00D          Stated    SPFC
300602103   10/01/96       5.80    1.00    15.75     8.75Y             65.00A-         Stated    SPFC
300602117   11/01/96       5.40    1.00    15.50     8.50N             75.00A-         Lite      SPFC
300602120   10/01/96       5.55    1.00    15.50     8.50Y             75.80A-         Lite      SPFC
300602138   10/01/96       5.30    1.00    15.25     8.25Y             75.00A-         Stated    SPFC
300602161   10/01/96       6.90    1.00    17.25    10.25Y             70.27B          Stated    SPFC
300602174   11/01/96       6.00    1.00    17.75    10.75N             75.00A          Lite      SPFC
300602179   10/01/96       5.25    1.00    16.25     9.25N             90.00A          Full      SPFC
300602189   10/01/96       6.40    1.00    16.75     9.75Y             70.00B          Stated    SPFC
300602196   10/01/96       4.90    1.00    14.75     7.75Y             66.66A-         Stated    SPFC
300602215   11/01/96       6.00    1.00    17.75    10.75N             75.00A          Stated    SPFC
300602220   12/01/96       6.25    1.00    17.25    10.25N             75.00A          Lite      SPFC
300602223   11/01/96       6.00    1.00    18.00    11.00N             75.00A          Stated    SPFC
300602242   11/01/96       5.40    1.00    16.25     9.25Y             75.00B          Full      SPFC
300602274   12/01/96       4.80    1.00    15.75     8.75Y             81.00A-         Full      SPFC
300602279   11/01/96       6.15    1.00    16.13     9.13N             80.00A-         Full      SPFC
300602304   11/01/96       5.90    1.00    16.00     9.00N             75.00A-         Stated    SPFC
300602308   11/01/96       5.40    1.00    15.25     8.25Y             65.00A-         Full      SPFC
300602314   12/01/96       5.40    1.00    15.25     8.25N             63.23A-         Quick     SPFC
300602358   12/01/96       4.90    1.00    15.25     8.25Y             80.00A          Full      SPFC
300602366   12/01/96       5.50    1.00    16.50     9.50N             90.00A          Full      SPFC





LOANID    NAME ..... ADDRESS                             CITY              STATE ZIP   OWN OCC LOAN PURP PROP TYPE  ORIG TERM
300602381 MILLER       820 11TH AVENUE                  SEASIDE             OR    97138 NOO     P         SFR        360
300602386 BLELE        22950 NOTUS ROAD                 NOTUS               ID    83656 OO      R         SFR        360
300602395 HUNT         1714 NE 55TH AVENUE              PORTLAND            OR    97213 OO      P         SFR        360
303201727 PRIEBE       19530-19536 NW MAHAMA PLACE      PORTLAND            OR    97229 OO      R         2-4 FAMILY 180
303302937 ARMSTRONG    11912 243RD AVENUE COURT EAST    BUCKLEY             WA    98321 OO      R         SFR        360
303302980 MARTIN       7509 NE VANCOUVER MALL DRIVE     VANCOUVER           WA    98662 NOO     R         CONDO      360
303303267 GREEN        850 NW JAMES FRANK AVENUE        SILETZ              OR    97380 OO      R         SFR        360
303303850 WILSON       22896 SW WILLAMINA CREEK ROAD    WILLAMINA           OR    97396 OO      R         SFR        360
303303859 LANG         85680 SWEET CREEK ROAD           MAPLETON            OR    97453 OO      R         SFR        360
303303873 HOWELL       205 NE 199TH AVENUE              PORTLAND            OR    97230 OO      R         SFR        360
303303909 RENKERT      10422 365TH STREET COURT EAST    EATONVILLE          WA    98328 OO      R         SFR        360
303303920 WOODCOCK     2325 DAVIS ROAD SOUTH            SALEM               OR    97306 OO      R         SFR        360
303303954 HANCOCK      19417 NE ALDER RIDGE DRIVE       YACOLT              WA    98675 OO      R         SFR        360
303304017 STEADMAN     4814 233RD COURT EAST            SPANAWAY            WA    98387 OO      R         SFR        360
303304088 LEITZ        544 NE FRANKLIN AVENUE           BEND                OR    97701 OO      R         SFR        360
303304092 DIAL         8984 DEJONG ROAD                 AMITY               OR    97101 OO      R         SFR        360
303304180 WEIL         1503-1517 NE SCHUYLER            PORTLAND            OR    97212 OO      R         SFR        360
303304258 ROSEN        213 SW 131ST STREET              SEATTLE             WA    98146 OO      R         SFR        360
303304302 DAVIS        3515 R STREET                    VANCOUVER           WA    98663 OO      R         SFR        360
303304325 BALLOU       311 EAST SILVER STREET           HAILEY              ID    83333 OO      R         SFR        360
303304360 DEMENT       1415 NW 31ST STREET              LINCOLN CITY        OR    97367 2ND     R         CONDO      360
303304381 HERB         1282 WEST FOURTH STREET          HALSEY              OR    97348 OO      R         SFR        360
303304387 SANDAGE      30525 NW NOWAKOWSKI ROAD         BUXTON              OR    97109 OO      R         SFR        360
303304415 SWEARINGEN   9200 SMITH ROAD SOUTHEAST        AUMSVILLE           OR    97325 OO      R         SFR        360
303304430 RUIZ         29918 40TH AVENUE NW             STANWOOD            WA    98292 OO      R         SFR        360
303304438 COX          5035 MACLEAY ROAD SOUTHEAST      SALEM               OR    97301 OO      P         SFR        360
303304447 TORGESON     26940 S. BOLLAND ROAD PARCEL 2   CANBY               OR    97013 NOO     R         SFR        360
303304451 TORGESON     26940 S. BOLLAND ROAD PARCEL #1  CANBY               OR    97013 OO      R         SFR        360
303304457 SMITH        22510 SOUTH STORMER ROAD         ESTACADA            OR    97023 OO      R         SFR        360
303304469 VAUGHN       9517 SE 75TH AVENUE              MILWAUKIE           OR    97222 NOO     R         SFR        360
303304474 VAUGHN       5830 SE HOLGATE BOULEVARD        PORTLAND            OR    97206 NOO     R         SFR        360
303304476 RODMAN       180 NORTH 200 WEST               IVINS               UT    84738 OO      R         SFR        360
303304478 MURPHY       1041 SW VISTA AVENUE             PORTLAND            OR    97205 OO      R         SFR        360
303304485 DOUGLAS      4664 SW FIRWOOD ROAD             LAKE OSWEGO         OR    97035 OO      R         SFR        360
303304524 MOHR JR      394 OLD CORVALLIS ROAD           HAMILTON            MT    59840 OO      R         SFR        360
303304552 SWEET        7098 NW RHODA WAY                CORVALLIS           OR    97330 OO      R         SFR        360
303304575 CLINE SR.    3823 NE 45TH STREET              REDMOND             OR    97756 OO      R         SFR        360
303304602 YOUNG JR     6406 SE 45TH AVENUE              PORTLAND            OR    97206 NOO     P         SFR        360
303304639 NEWBERRY     1481 NW MILWAUKEE AVENUE         BEND                OR    97701 OO      R         SFR        360
303304641 SCOTT        20400 SE RIDGECREST DRIVE        SANDY               OR    97055 OO      R         SFR        360
303304668 NEWELL       8410 SW WEST PENINSULA DRIVE     CROOKED RIVER RANCH OR    97760 OO      R         SFR        360
303304682 ANDERSON JR. 870 CRESCENT ROAD                IMBLER              OR    97841 OO      R         SFR        360
303304690 TURNER       3680 LATIMER ROAD                TILLAMOOK           OR    97141 OO      R         SFR        360
303304738 KJELDEN      190 NE 193RD AVENUE              PORTLAND            OR    97230 OO      R         SFR        360
303304759 GOLDSMITH    1303 NE 304TH AVENUE             WASHOUGAL           WA    98671 OO      R         SFR        360
303304772 KINDIG       2791 WARWICK STREET              WEST LINN           OR    97068 OO      R         SFR        360
303304777 MADISON      53581 BRIDGE DRIVE               LA PINE             OR    97739 NOO     P         SFR        180
303304786 ORR          52645 RANCH DRIVE                LA PINE             OR    97739 OO      R         SFR        360
303304798 SNYDER       9915 SE HARRISON STREET          PORTLAND            OR    97216 OO      R         SFR        360
303304816 DICK         10197 SW SILETZ DRIVE            TUALATIN            OR    97062 OO      R         SFR        360
303304825 TRYTHALL     5560 SW LOMA LINDA DRIVE         REDMOND             OR    97756 OO      R         SFR        360
303304827 YAPP         144 SW COAST STREET              NEWPORT             OR    97365 OO      R         SFR        360



LOANID      ORIGDATE   MTDATE     ORIGBAL         RATE           PANDI           CURBAL      SFEE       LIENPOS     PRPRICE
300602381   04/16/96   05/01/26   61,250.00       9.250          503.89          61,250.00   0.5        1           87,500.00
300602386   04/12/96   05/01/26   122,625.00      9.250          1,008.81        122,625.00  0.5        1           0.00
300602395   04/16/96   05/01/26   105,000.00      9.750          902.11          105,000.00  0.5        1           150,000.00
303201727   04/18/96   05/01/11   40,000.00       13.750         525.99          40,000.00   0.5        2           0.00
303302937   02/20/96   03/01/26   49,000.00       11.000         466.64          48,982.53   0.5        1           0.00
303302980   03/01/96   04/01/26   65,100.00       10.500         595.50          65,100.00
303303267   03/14/96   04/01/26   86,250.00       10.500         788.96          86,250.00
303303850   02/23/96   03/01/26   128,000.00      11.250         1,243.21        127,596.20  0.5        1           0.00
303303859   02/07/96   03/01/26   63,960.00       11.490         632.90          63,918.84   0.5        1           0.00
303303873   03/15/96   04/01/26   40,000.00       10.875         377.16          39,925.36   0.5        1           0.00
303303909   02/01/96   03/01/26   45,000.00       11.000         428.55          44,967.75   0.5        1           0.00
303303920   02/20/96   03/01/26   46,900.00       10.500         429.01          46,810.38
303303954   02/02/96   03/01/26   53,900.00       13.490         616.95          53,877.83   0.5        1           0.00
303304017   02/06/96   03/01/26   55,200.00       10.750         515.28          55,158.25   0.5        1           0.00
303304088   02/02/96   03/01/26   52,900.00       11.000         503.78          52,862.10   0.5        1           0.00
303304092   02/22/96   03/01/26   85,674.00       10.500         783.69          85,615.78
303304180   03/01/96   04/01/26   392,000.00      11.000         3,733.11        391,860.22  0.5        1           0.00
303304258   03/12/96   04/01/26   89,250.00       10.750         833.13          89,250.00   0.5        1           0.00
303304302   04/04/96   05/01/26   59,850.00       13.375         679.65          59,850.00   0.5        1           0.00
303304325   02/09/96   03/01/26   120,000.00      9.500          1,009.03        119,840.50  0.5        1
303304360   02/02/96   03/01/26   77,000.00       11.490         761.94          76,623.48   0.5        1           0.00
303304381   03/21/96   04/01/26   78,000.00       10.000         684.51          77,965.49   0.5        1           0.00
303304387   02/13/96   03/01/26   95,000.00       10.125         842.48          94,802.29   0.5        1           0.00
303304415   03/05/96   04/01/26   62,000.00       11.500         613.98          62,000.00   0.5        1           0.00
303304430   02/20/96   03/01/26   117,750.00      9.990          1,032.47        117,645.16  0.5        1           0.00
303304438   02/29/96   03/01/26   89,000.00       10.375         805.81          88,927.03   0.5        1           0.00
303304447   02/07/96   03/01/26   147,700.00      10.725         1,375.98        147,587.68  0.5        1           0.00
303304451   02/07/96   03/01/26   146,300.00      11.625         1,462.77        146,254.51  0.5        1           0.00
303304457   02/12/96   03/01/26   206,500.00      10.500         1,888.94        206,406.88
303304469   02/22/96   03/01/26   57,000.00       11.630         570.13          56,734.23   0.5        1           0.00
303304474   02/22/96   03/01/26   49,000.00       11.630         490.11          48,332.19   0.5        1           0.00
303304476   02/02/96   03/01/26   99,000.00       10.250         887.14          98,958.49   0.5        1           0.00
303304478   03/21/96   04/01/26   469,000.00      10.750         4,378.03        468,823.43  0.5        1           0.00
303304485   02/12/96   03/01/26   161,500.00      10.000         1,417.28        161,356.51  0.5        1           0.00
303304524   02/13/96   03/01/26   100,000.00      11.250         971.26          99,917.68   0.5        1           0.00
303304552   03/06/96   04/01/26   129,350.00      11.000         1,231.83        129,303.88  0.5        1           0.00
303304575   03/13/96   04/01/26   43,875.00       11.750         442.88          43,875.00   0.5        1           0.00
303304602   03/11/96   04/01/26   69,300.00       10.375         627.45          69,300.00   0.5        1           92,450.00
303304639   03/08/96   04/01/26   75,520.00       10.875         712.07          75,492.33   0.5        1           0.00
303304641   02/22/96   03/01/26   126,000.00      10.000         1,105.74        125,944.26  0.5        1           0.00
303304668   02/21/96   03/01/26   44,220.00       10.000         388.06          44,180.72   0.5        1           0.00
303304682   02/23/96   03/01/26   37,500.00       11.000         357.12          37,483.75   0.5        1           0.00
303304690   03/21/96   04/01/26   112,800.00      10.625         1,042.38        112,800.00  0.5        1           0.00
303304738   03/07/96   04/01/26   64,350.00       10.000         564.72          64,321.53   0.5        1           0.00
303304759   03/14/96   04/01/26   50,000.00       9.750          429.58          50,000.00   0.5        1           0.00
303304772   03/18/96   04/01/26   111,000.00      10.250         994.67          111,000.00  0.5        1           0.00
303304777   03/05/96   04/01/11   49,000.00       10.250         534.08          48,883.54   0.5        1           70,000.00
303304786   03/04/96   04/01/26   56,000.00       10.750         522.75          55,978.92   0.5        1           0.00
303304798   03/05/96   04/01/26   87,000.00       11.750         878.19          87,000.00   0.5        1           0.00
303304816   03/08/96   04/01/26   100,000.00      10.375         905.41          99,959.17   0.5        1           0.00
303304825   03/05/96   04/01/26   30,000.00       10.500         274.42          29,988.08
303304827   03/07/96   04/01/26   97,500.00       10.000         855.63          97,312.50   0.5        1           0.00




LOANID      SRBAL        APPVAL       PROPVAL      INDEX    ORATE       OPANRFREPFREQ      NRADATE
300602381            0.00    88,000.00    87,500.006-mo. LIB        9.25503.69         0   11/01/96
300602386            0.00   163,500.00   163,500.006-mo. LIB        9.251,006.81       0   11/01/96
300602395            0.00   150,000.00   150,000.006-mo. LIB        9.75902.61         0   11/01/96
303201727      175,000.00   250,000.00   250,000.00    13.75      525.990   0   01/00/00
303302937            0.00    80,000.00    80,000.00    11.00      466.640   0   01/00/00
303302980            0.00    93,000.00    93,000.00    10.50      595.500   0   01/00/00
303303267            0.00   115,000.00   115,000.00    10.50      788.960   0   01/00/00
303303850            0.00   160,000.00   160,000.00    11.25    1,243.210   0   01/00/00
303303859            0.00   156,000.00   156,000.00    11.49      632.900   0   01/00/00
303303873            0.00    98,000.00    98,000.00    10.87      377.160   0   01/00/00
303303909            0.00    83,000.00    83,000.00    11.00      428.550   0   01/00/00
303303920            0.00    67,000.00    67,000.00    10.50      429.010   0   01/00/00
303303954            0.00    98,000.00    98,000.00    13.49      616.950   0   01/00/00
303304017            0.00    69,000.00    69,000.00    10.75      515.280   0   01/00/00
303304088            0.00   115,000.00   115,000.00    11.00      503.780   0   01/00/00
303304092            0.00   108,000.00   108,000.00    10.50      783.690   0   01/00/00
303304180            0.00   700,000.00   700,000.00    11.00    3,733.110   0   01/00/00
303304258            0.00   105,000.00   105,000.00    10.75      833.130   0   01/00/00
303304302            0.00    95,000.00    95,000.00    13.37      679.650   0   01/00/00
303304325            0.00   200,000.00   200,000.00     9.50    1,009.030   0   01/00/00
303304360            0.00   110,000.00   110,000.00    11.49      761.940   0   01/00/00
303304381            0.00   104,000.00   104,000.00    10.00      684.510   0   01/00/00
303304387            0.00   142,200.00   142,200.00    10.12      842.480   0   01/00/00
303304415            0.00   110,000.00   110,000.00    11.50      613.980   0   01/00/00
303304430            0.00   157,000.00   157,000.00     9.99    1,032.470   0   01/00/00
303304438            0.00   164,000.00   164,000.00    10.37      805.810   0   01/00/00
303304447            0.00   211,000.00   211,000.00    10.72    1,375.980   0   01/00/00
303304451            0.00   209,000.00   209,000.00    11.62    1,462.770   0   01/00/00
303304457            0.00   295,000.00   295,000.00    10.50    1,888.940   0   01/00/00
303304469            0.00    76,000.00    76,000.00    11.63      570.130   0   01/00/00
303304474            0.00    66,000.00    66,000.00    11.63      490.110   0   01/00/00
303304476            0.00   110,000.00   110,000.00    10.25      887.140   0   01/00/00
303304478            0.00   700,000.00   700,000.00    10.75    4,378.030   0   01/00/00
303304485            0.00   190,000.00   190,000.00    10.00    1,417.280   0   01/00/00
303304524            0.00   170,000.00   170,000.00    11.25      971.260   0   01/00/00
303304552            0.00   199,000.00   199,000.00    11.00    1,231.830   0   01/00/00
303304575            0.00    67,500.00    67,500.00    11.75      442.880   0   01/00/00
303304602            0.00   100,000.00    92,450.00    10.37      627.450   0   01/00/00
303304639            0.00   130,900.00   130,900.00    10.87      712.070   0   01/00/00
303304641            0.00   180,000.00   180,000.00    10.00    1,105.740   0   01/00/00
303304668            0.00    66,000.00    66,000.00    10.00      388.060   0   01/00/00
303304682            0.00    55,000.00    55,000.00    11.00      357.120   0   01/00/00
303304690            0.00   141,000.00   141,000.00    10.62    1,042.380   0   01/00/00
303304738            0.00    99,000.00    99,000.00    10.00      564.720   0   01/00/00
303304759            0.00   119,000.00   119,000.00     9.75      429.580   0   01/00/00
303304772            0.00   137,100.00   137,100.00    10.25      994.670   0   01/00/00
303304777            0.00    72,000.00    70,000.00    10.25      534.080   0   01/00/00
303304786            0.00    80,000.00    80,000.00    10.75      522.750   0   01/00/00
303304798            0.00   116,000.00   116,000.00    11.75      878.190   0   01/00/00
303304816            0.00   168,000.00   168,000.00    10.37      905.410   0   01/00/00
303304825            0.00    50,000.00    50,000.00    10.50      274.420   0   01/00/00
303304827            0.00   190,000.00   190,000.00    10.00      855.630   0   01/00/00




LOANID      NPADATE    MARGIN  PERCAP  LIFECAP  FLOOR    CASHOUT   CHKLTV   CREDITCL   DOCTYPE   SOURCE
300602381   12/01/96       6.40    1.00    16.25    9.25N             70.00A-         Stated    SPFC
300602386   12/01/96       5.65    1.00    16.25    9.25Y             75.00A-         Stated    SPFC
300602395   12/01/96       5.90    1.00    16.75    9.75N             70.00C          Stated    SPFC
303201727   01/00/00       0.00    0.00     0.00    0.00Y             16.00A          Alt       SPFC
303302937   01/00/00       0.00    0.00     0.00    0.00Y             61.25C          Stated    SPFC
303302980   01/00/00       0.00    0.00     0.00    0.00N             70.00A          Stated    SPFC
303303267   01/00/00       0.00    0.00     0.00    0.00Y             75.00A-         Full      SPFC
303303850   01/00/00       0.00    0.00     0.00    0.00N             80.00A-         Lite      SPFC
303303859   01/00/00       0.00    0.00     0.00    0.00Y             41.00C          Stated    SPFC
303303873   01/00/00       0.00    0.00     0.00    0.00Y             40.81C          Stated    SPFC
303303909   01/00/00       0.00    0.00     0.00    0.00Y             54.21B          Stated    SPFC
303303920   01/00/00       0.00    0.00     0.00    0.00Y             70.00A-         Full      SPFC
303303954   01/00/00       0.00    0.00     0.00    0.00Y             55.00D          Alt       SPFC
303304017   01/00/00       0.00    0.00     0.00    0.00Y             80.00B          Full      SPFC
303304088   01/00/00       0.00    0.00     0.00    0.00Y             46.00D          Stated    SPFC
303304092   01/00/00       0.00    0.00     0.00    0.00Y             79.32B          Alt       SPFC
303304180   01/00/00       0.00    0.00     0.00    0.00Y             56.00B          Stated    SPFC
303304258   01/00/00       0.00    0.00     0.00    0.00Y             85.00A-         Full      SPFC
303304302   01/00/00       0.00    0.00     0.00    0.00Y             63.00D          Full      SPFC
303304325   01/00/00       0.00    0.00     0.00    0.00Y             60.00A-         Stated    SPFC
303304360   01/00/00       0.00    0.00     0.00    0.00Y             70.00A-         Stated    SPFC
303304381   01/00/00       0.00    0.00     0.00    0.00Y             75.00A-         Alt       SPFC
303304387   01/00/00       0.00    0.00     0.00    0.00Y             66.80B          Full      SPFC
303304415   01/00/00       0.00    0.00     0.00    0.00Y             56.36D          Full      SPFC
303304430   01/00/00       0.00    0.00     0.00    0.00Y             75.00B          Full      SPFC
303304438   01/00/00       0.00    0.00     0.00    0.00N             54.26C          Full      SPFC
303304447   01/00/00       0.00    0.00     0.00    0.00Y             70.00B          Stated    SPFC
303304451   01/00/00       0.00    0.00     0.00    0.00Y             70.00B          Stated    SPFC
303304457   01/00/00       0.00    0.00     0.00    0.00Y             70.00A-         Stated    SPFC
303304469   01/00/00       0.00    0.00     0.00    0.00Y             75.00A-         Full      SPFC
303304474   01/00/00       0.00    0.00     0.00    0.00Y             74.24A-         Full      SPFC
303304476   01/00/00       0.00    0.00     0.00    0.00Y             90.00A          Full      SPFC
303304478   01/00/00       0.00    0.00     0.00    0.00Y             67.00A-         Stated    SPFC
303304485   01/00/00       0.00    0.00     0.00    0.00Y             85.00A-         Full      SPFC
303304524   01/00/00       0.00    0.00     0.00    0.00Y             58.82B          Stated    SPFC
303304552   01/00/00       0.00    0.00     0.00    0.00Y             65.00C          Stated    SPFC
303304575   01/00/00       0.00    0.00     0.00    0.00Y             65.00D          Full      SPFC
303304602   01/00/00       0.00    0.00     0.00    0.00N             74.95A-         Full      SPFC
303304639   01/00/00       0.00    0.00     0.00    0.00Y             57.69C          Full      SPFC
303304641   01/00/00       0.00    0.00     0.00    0.00Y             70.00A-         Full      SPFC
303304668   01/00/00       0.00    0.00     0.00    0.00Y             67.00A-         Full      SPFC
303304682   01/00/00       0.00    0.00     0.00    0.00Y             68.18A-         Full      SPFC
303304690   01/00/00       0.00    0.00     0.00    0.00Y             80.00B          Full      SPFC
303304738   01/00/00       0.00    0.00     0.00    0.00Y             65.00A-         Stated    SPFC
303304759   01/00/00       0.00    0.00     0.00    0.00N             42.01A-         Full      SPFC
303304772   01/00/00       0.00    0.00     0.00    0.00Y             80.96A-         Full      SPFC
303304777   01/00/00       0.00    0.00     0.00    0.00N             70.00A-         Stated    SPFC
303304786   01/00/00       0.00    0.00     0.00    0.00Y             70.00A-         Stated    SPFC
303304798   01/00/00       0.00    0.00     0.00    0.00Y             75.00C          Full      SPFC
303304816   01/00/00       0.00    0.00     0.00    0.00Y             59.52C          Full      SPFC
303304825   01/00/00       0.00    0.00     0.00    0.00Y             60.00A-         Stated    SPFC
303304827   01/00/00       0.00    0.00     0.00    0.00Y             51.31A-         Stated    SPFC





LOANID    NAME ..... ADDRESS                             CITY              STATE ZIP   OWN OCC LOAN PURP PROP TYPE  ORIG TERM
303304843 COX            35680 SE SQUAW MOUNTAIN ROAD       ESTACADA      OR    97023 OO      R         SFR        360
303304853 CROSSLAND      2170 ROADWAY                       PRINEVILLE    OR    97754 OO      R         SFR        180
303304860 PETROFF        53429 POLE PINE ROAD               LA PINE       OR    97739 NOO     R         SFR        180
303304863 PETROFF        15919 LESLIE DRIVE                 LA PINE       OR    97739 NOO     P         SFR        180
303304865 CONDE          1234 NE LENORE STREET              PORTLAND      OR    97211 OO      R         SFR        360
303304869 COGBURN        225 NORTH 10TH STREET              COTTAGE GROVE OR    97424 OO      R         SFR        360
303304886 BASARGIN       13525 MOLLALA ROAD NE              WOODBURN      OR    97071 OO      R         SFR        360
303304903 KENNEDY        9803 NE 114TH AVENUE               VANCOUVER     WA    98662 OO      R         SFR        180
303304919 DAVISON        735 CONIFER PLACE                  DAYTON        OR    97114 NOO     R         SFR        360
303304950 MOULTON        2689 NW 35TH STREET                REDMOND       OR    97756 OO      R         SFR        360
303304953 JOHNSON        60930 LODGEPOLE DRIVE              BEND          OR    97702 OO      R         SFR        180
303304958 MANDT          61124 CHUCKANUT DRIVE              BEND          OR    97702 OO      R         SFR        180
303304996 DIFILIPPO      192 TAYLOR ROAD                    WASHOUGAL     WA    98671 OO      R         SFR        360
303305009 GILBERT        789 OCEAN VIEW DRIVE               YACHATS       OR    97498 NOO     R         SFR        360
303305028 TITTLE         15207 & 15357 UNION SCHOOL ROAD NE WOODBURN      OR    97071 OO      R         SFR        360
303305037 DYRUD          1504 & 1506 DAWSON AVENUE          MC CALL       ID    83638 OO      R         SFR        360
303305043 DEBEAUMONT     61266 PARRELL ROAD                 BEND          OR    97702 NOO     R         SFR        360
303305049 JAMES          1006 12TH AVENUE SW                ALBANY        OR    97321 NOO     R         SFR        360
303305054 PECK           16239 NORTH MIDLAND BLVD           NAMPA         ID    83687 OO      P         SFR        360
303305060 WRAY           575 TUMBLEWEED TRAIL               JACKSONVILLE  OR    97530 OO      P         SFR        360
303305071 THOMPSON       260 KINNEY AVENUE                  DETROIT       OR    97342 OO      R         SFR        180
303305077 DEEN           1275 WEST 1ST STREET               ARLINGTON     OR    97812 OO      R         SFR        180
303305112 SHEFFIELD      32882 MOUNT TOM ROAD               HARRISBURG    OR    97446 OO      R         SFR        180
303305128 MAUL           19218 BAKER ROAD                   BEND          OR    97702 OO      R         SFR        360
303305158 ERVIG          333 KING ROAD                      SILVER LAKE   WA    98645 OO      R         SFR        360
303305199 JACOBSEN       15917 S BEAVER GLEN DRIVE          OREGON CITY   OR    97045 NOO     R         SFR        360
303305202 PEEBLES        4619 TARGHEE PLACE                 CHUBBUCK      ID    83202 OO      R         SFR        360
303305210 MENEFEE        5245 SE OAKLAND AVENUE             MILWAUKIE     OR    97267 OO      R         SFR        360
303305219 OCEAN          1270 COOLEY ROAD                   WOODBURN      OR    97071 OO      R         SFR        360
303305231 LANGAN         85275 MCBETH ROAD                  EUGENE        OR    97405 OO      R         SFR        360
303305250 PETZ           1315 SE 17TH AVENUE                PORTLAND      OR    97214 NOO     R         2-4 FAMILY 360
303305255 BENNETT        4192 NE 45TH STREET                REDMOND       OR    97756 OO      R         PUD        360
303305261 MCCONNELL      16974 CAGLE ROAD                   LAPINE        OR    97739 OO      R         SFR        360
303305263 WHITSON        13650 WISTERIA DRIVE NE            AURORA        OR    97002 OO      R         SFR        360
303305271 COVACI         4225 SE 63RD AVENUE                PORTLAND      OR    97206 OO      R         SFR        360
303305337 CAMPBELL       58 NE COOK STREET                  PORTLAND      OR    97212 OO      R         SFR        180
303305377 DITTO          1646 N. GARFIELD AVENUE            POCATELLO     ID    83204 OO      R         SFR        360
303305397 TIMMONS        3464 SALISH TRAIL                  STEVENSVILLE  MT    59870 OO      R         SFR        360
303305440 TOUGH          1155 SOUTH BAY ROAD                TOLEDO        OR    97391 OO      R         SFR        360
303305462 FINN           23522 & 23532 SOUTH SCHIEFFER ROAD COLTON        OR    97017 OO      R         SFR        360
303305514 HUNTER         1671 GLACIER AVENUE                POCATELLO     ID    83201 OO      P         SFR        360
303305558 LEWIS          7135 NORTH COLUMBIA BLVD           PORTLAND      OR    97203 OO      R         SFR        360
303305576 JENNESS        81680 LOST CREEK ROAD              DEXTER        OR    97431 NOO     R         SFR        360
303305587 BACON          4405 NE 75TH AVENUE                PORTLAND      OR    97218 OO      R         SFR        360
303305666 MONICAL        13445 S. SHUMWAY ROAD              POWELL BUTTE  OR    97753 OO      R         SFR        180
303305677 GILLASPIE      6404 NORTH BOSTON AVENUE           PORTLAND      OR    97217 OO      R         SFR        360
303305704 GERBEL         1670 S.E. MAIN ST.                 ROSEBURG      OR    97470 OO      R         SFR        180
303305713 SUTTON         58727 EAST SLEEPY HOLLOW DRIVE     SANDY         OR    97055 OO      R         SFR        180
303305829 HARTFORD       14732 S. BLUEGRASS LANE            SISTERS       OR    97759 OO      R         PUD        360
303305851 BRAGG          281 OREGON AVENUE                  CRESWELL      OR    97426 NOO     P         SFR        360
303305874 LITTLEJOHN JR. 70025 NICOLAI ROAD                 RAINIER       OR    97048 OO      R         SFR        360
500600431 PRICE          1252 SANTA TERESITA DRIVE          SANTA BARBARA CA    93105 OO      R         SFR        360



LOANID      ORIGDATE   MTDATE     ORIGBAL         RATE           PANDI           CURBAL      SFEE       LIENPOS     PRPRICE
303304843   03/15/96   04/01/26   108,750.00      10.880         1,025.80        108,710.20  0.5        1           0.00
303304853   03/19/96   04/01/11   34,450.00       11.260         397.20          34,376.06   0.5        1           0.00
303304860   03/18/96   04/01/11   33,630.00       10.380         369.25          33,551.65   0.5        1           0.00
303304863   03/18/96   04/01/11   22,200.00       10.380         243.75          22,148.28   0.5        1           0.00
303304865   04/01/96   05/01/26   67,915.00       10.375         614.91          67,915.00   0.5        1           0.00
303304869   04/02/96   05/01/26   56,250.00       10.625         519.80          56,250.00   0.5        1           0.00
303304886   04/09/96   05/01/26   300,000.00      11.375         2,942.30        300,000.00  0.5        1           0.00
303304903   03/08/96   04/01/11   60,000.00       9.130          613.21          60,000.00   0.5        1           0.00
303304919   03/11/96   04/01/26   60,000.00       10.750         560.09          60,000.00   0.5        1           0.00
303304950   03/13/96   04/01/26   70,200.00       10.250         629.06          70,170.57   0.5        1
303304953   04/01/96   05/01/11   35,000.00       9.750          370.78          35,000.00   0.5        1           0.00
303304958   03/13/96   04/01/11   40,000.00       9.125          408.69          39,895.48   0.5        1           0.00
303304996   03/19/96   04/01/26   58,500.00       9.625          497.24          58,500.00   0.5        1           0.00
303305009   03/15/96   04/01/26   143,000.00      11.000         1,361.82        143,000.00  0.5        1           0.00
303305028   04/16/96   05/01/26   260,000.00      10.375         2,354.06        260,000.00  0.5        1           0.00
303305037   03/20/96   04/01/26   105,000.00      11.625         1,049.83        105,000.00  0.5        1           0.00
303305043   03/20/96   04/01/26   59,500.00       10.500         544.27          59,476.36
303305049   04/01/96   05/01/26   60,000.00       11.375         588.46          60,000.00   0.5        1           0.00
303305054   03/19/96   04/01/26   56,000.00       11.375         549.23          55,981.14   0.5        1           70,000.00
303305060   03/27/96   04/01/26   56,000.00       9.875          486.28          55,960.83   0.5        1           80,000.00
303305071   04/03/96   05/01/11   55,250.00       9.375          572.77          55,250.00   0.5        1           0.00
303305077   04/04/96   05/01/11   52,500.00       10.125         568.19          52,500.00   0.5        1           0.00
303305112   04/09/96   05/01/11   42,550.00       9.500          444.32          42,550.00   0.5        1           0.00
303305128   04/01/96   05/01/26   85,000.00       10.375         769.60          85,000.00   0.5        1           0.00
303305158   04/12/96   05/01/26   43,400.00       10.125         384.88          43,400.00   0.5        1           0.00
303305199   03/26/96   04/01/26   156,000.00      11.625         1,559.75        156,000.00  0.5        1           0.00
303305202   03/27/96   04/01/26   56,800.00       12.375         600.70          56,785.05   0.5        1           0.00
303305210   04/02/96   05/01/26   70,000.00       11.250         679.88          70,000.00   0.5        1           0.00
303305219   04/01/96   05/01/26   116,250.00      10.500         1,063.38        116,250.00
303305231   04/22/96   05/01/26   45,600.00       10.625         421.39          45,600.00   0.5        1           0.00
303305250   04/10/96   05/01/26   106,400.00      11.750         1,074.01        106,400.00  0.5        1           0.00
303305255   04/11/96   05/01/26   49,400.00       11.125         475.12          49,400.00   0.5        1           0.00
303305261   04/24/96   05/01/26   29,900.00       11.625         298.95          29,900.00   0.5        1           0.00
303305263   04/03/96   05/01/26   54,750.00       10.000         480.47          54,750.00   0.5        1           0.00
303305271   05/01/96   06/01/26   126,000.00      9.875          1,094.12        126,000.00  0.5        1           0.00
303305337   04/09/96   05/01/11   60,000.00       10.500         663.24          60,000.00
303305377   04/10/96   05/01/26   33,600.00       12.375         355.34          33,600.00   0.5        1           0.00
303305397   04/08/96   05/01/26   106,000.00      11.875         1,080.14        106,000.00  0.5        1           0.00
303305440   04/03/96   05/01/26   105,900.00      13.625         1,223.41        105,900.00  0.5        1           0.00
303305462   04/24/96   05/01/26   130,200.00      11.625         1,301.79        130,200.00  0.5        1           0.00
303305514   04/10/96   05/01/26   65,000.00       11.375         637.50          65,000.00   0.5        1           0.00
303305558   05/01/96   06/01/26   77,280.00       13.125         862.43          77,280.00   0.5        1           0.00
303305576   04/25/96   05/01/26   81,400.00       10.875         767.51          81,400.00   0.5        1           0.00
303305587   04/19/96   05/01/26   94,400.00       11.875         961.94          94,400.00   0.5        1           0.00
303305666   04/23/96   05/01/11   30,000.00       10.750         280.04          30,000.00   0.5        1           0.00
303305677   04/22/96   05/01/26   75,000.00       11.500         742.72          75,000.00   0.5        1           0.00
303305704   04/23/96   05/01/11   55,250.00       10.250         602.20          55,250.00   0.5        1           0.00
303305713   04/19/96   05/01/11   42,000.00       10.250         457.78          42,000.00   0.5        1           0.00
303305829   04/25/96   05/01/26   49,000.00       11.625         489.92          49,000.00   0.5        1           0.00
303305851   05/02/96   06/01/26   40,000.00       10.625         369.64          40,000.00   0.5        1           116,000.00
303305874   04/27/96   05/01/26   97,500.00       11.875         993.53          97,500.00   0.5        1           0.00
500600431   02/23/96   03/01/26   570,000.00      9.250          4,689.25        569,704.50  0.5        1           0.00



LOANID      SRBAL  APPVAL       PROPVAL      INDEX    ORATE       OPANRFREPFREQ      NRADATE
303304843      0.00   145,000.00   145,000.00    10.88    1,025.800   0   01/00/00
303304853      0.00    53,000.00    53,000.00    11.26      397.200   0   01/00/00
303304860      0.00    57,000.00    57,000.00    10.38      369.250   0   01/00/00
303304863      0.00    37,000.00    37,000.00    10.38      243.750   0   01/00/00
303304865      0.00    79,900.00    79,900.00    10.37      614.910   0   01/00/00
303304869      0.00    75,000.00    75,000.00    10.62      519.800   0   01/00/00
303304886      0.00   479,000.00   479,000.00    11.37    2,942.300   0   01/00/00
303304903      0.00   111,000.00   111,000.00     9.13      613.210   0   01/00/00
303304919      0.00   114,800.00   114,800.00    10.75      560.090   0   01/00/00
303304950      0.00   108,000.00   108,000.00    10.25      629.060   0   01/00/00
303304953      0.00    50,000.00    50,000.00     9.75      370.780   0   01/00/00
303304958      0.00    60,000.00    60,000.00     9.12      408.690   0   01/00/00
303304996      0.00    90,000.00    90,000.00     9.62      497.240   0   01/00/00
303305009      0.00   212,000.00   212,000.00    11.00    1,361.820   0   01/00/00
303305028      0.00   488,000.00   488,000.00    10.37    2,354.060   0   01/00/00
303305037      0.00   150,000.00   150,000.00    11.62    1,049.830   0   01/00/00
303305043      0.00    85,000.00    85,000.00    10.50      544.270   0   01/00/00
303305049      0.00    80,500.00    80,500.00    11.37      588.460   0   01/00/00
303305054      0.00    85,000.00    70,000.00    11.37      549.230   0   01/00/00
303305060      0.00    82,000.00    80,000.00     9.87      486.280   0   01/00/00
303305071      0.00    85,000.00    85,000.00     9.37      572.770   0   01/00/00
303305077      0.00    70,000.00    70,000.00    10.12      568.190   0   01/00/00
303305112      0.00   115,000.00   115,000.00     9.50      444.320   0   01/00/00
303305128      0.00   100,000.00   100,000.00    10.37      769.600   0   01/00/00
303305158      0.00    62,000.00    62,000.00    10.12      384.880   0   01/00/00
303305199      0.00   240,000.00   240,000.00    11.62    1,559.750   0   01/00/00
303305202      0.00    71,000.00    71,000.00    12.37      600.700   0   01/00/00
303305210      0.00   166,000.00   166,000.00    11.25      679.880   0   01/00/00
303305219      0.00   155,000.00   155,000.00    10.50    1,063.380   0   01/00/00
303305231      0.00    93,000.00    93,000.00    10.62      421.390   0   01/00/00
303305250      0.00   152,000.00   152,000.00    11.75    1,074.010   0   01/00/00
303305255      0.00    76,000.00    76,000.00    11.12      475.120   0   01/00/00
303305261      0.00    46,000.00    46,000.00    11.62      298.950   0   01/00/00
303305263      0.00    73,000.00    73,000.00    10.00      480.470   0   01/00/00
303305271      0.00   180,000.00   180,000.00     9.87    1,094.120   0   01/00/00
303305337      0.00    75,000.00    75,000.00    10.50      663.240   0   01/00/00
303305377      0.00    42,000.00    42,000.00    12.37      355.340   0   01/00/00
303305397      0.00   395,000.00   395,000.00    11.87    1,080.140   0   01/00/00
303305440      0.00   161,000.00   161,000.00    13.62    1,223.410   0   01/00/00
303305462      0.00   186,000.00   186,000.00    11.62    1,301.790   0   01/00/00
303305514      0.00    99,500.00    99,500.00    11.37      637.500   0   01/00/00
303305558      0.00   112,000.00   112,000.00    13.12      862.430   0   01/00/00
303305576      0.00   148,000.00   148,000.00    10.87      767.510   0   01/00/00
303305587      0.00   118,000.00   118,000.00    11.87      961.940   0   01/00/00
303305666      0.00    65,000.00    65,000.00    10.75      280.040   0   01/00/00
303305677      0.00    95,000.00    95,000.00    11.50      742.720   0   01/00/00
303305704      0.00    65,000.00    65,000.00    10.25      602.200   0   01/00/00
303305713      0.00    87,000.00    87,000.00    10.25      457.780   0   01/00/00
303305829      0.00    71,000.00    71,000.00    11.62      489.920   0   01/00/00
303305851      0.00   122,000.00   116,000.00    10.62      369.640   0   01/00/00
303305874      0.00   130,000.00   130,000.00    11.87      993.530   0   01/00/00
500600431      0.00   760,000.00   760,000.006-mo. LIB        9.254,686.25       0   09/01/96




LOANID      NPADATE    MARGIN  PERCAP  LIFECAP  FLOOR    CASHOUT   CHKLTV   CREDITCL   DOCTYPE   SOURCE
303304843   01/00/00       0.00    0.00     0.00    0.00Y             75.00A-         Stated    SPFC
303304853   01/00/00       0.00    0.00     0.00    0.00Y             65.00A-         Stated    SPFC
303304860   01/00/00       0.00    0.00     0.00    0.00Y             59.00A-         Stated    SPFC
303304863   01/00/00       0.00    0.00     0.00    0.00N             60.00A-         Stated    SPFC
303304865   01/00/00       0.00    0.00     0.00    0.00Y             85.00A-         Full      SPFC
303304869   01/00/00       0.00    0.00     0.00    0.00Y             75.00B          Full      SPFC
303304886   01/00/00       0.00    0.00     0.00    0.00Y             62.63A-         Quick     SPFC
303304903   01/00/00       0.00    0.00     0.00    0.00Y             54.05A-         Full      SPFC
303304919   01/00/00       0.00    0.00     0.00    0.00Y             52.26A-         Stated    SPFC
303304950   01/00/00       0.00    0.00     0.00    0.00N             65.00A-         Stated    SPFC
303304953   01/00/00       0.00    0.00     0.00    0.00Y             70.00A-         Alt       SPFC
303304958   01/00/00       0.00    0.00     0.00    0.00Y             66.66A-         Full      SPFC
303304996   01/00/00       0.00    0.00     0.00    0.00Y             65.00A-         Full      SPFC
303305009   01/00/00       0.00    0.00     0.00    0.00Y             67.45A-         Stated    SPFC
303305028   01/00/00       0.00    0.00     0.00    0.00Y             53.27A-         Stated    SPFC
303305037   01/00/00       0.00    0.00     0.00    0.00Y             70.00C          Full      SPFC
303305043   01/00/00       0.00    0.00     0.00    0.00Y             70.00A-         Full      SPFC
303305049   01/00/00       0.00    0.00     0.00    0.00N             74.53A          Lite      SPFC
303305054   01/00/00       0.00    0.00     0.00    0.00N             80.00B          Full      SPFC
303305060   01/00/00       0.00    0.00     0.00    0.00N             70.00A-         Full      SPFC
303305071   01/00/00       0.00    0.00     0.00    0.00Y             65.00A-         Stated    SPFC
303305077   01/00/00       0.00    0.00     0.00    0.00Y             75.00A-         Full      SPFC
303305112   01/00/00       0.00    0.00     0.00    0.00Y             37.00A-         Quick     SPFC
303305128   01/00/00       0.00    0.00     0.00    0.00Y             85.00A-         Full      SPFC
303305158   01/00/00       0.00    0.00     0.00    0.00Y             70.00A-         Full      SPFC
303305199   01/00/00       0.00    0.00     0.00    0.00Y             65.00A-         Stated    SPFC
303305202   01/00/00       0.00    0.00     0.00    0.00Y             80.00B          Full      SPFC
303305210   01/00/00       0.00    0.00     0.00    0.00Y             42.16C          Alt       SPFC
303305219   01/00/00       0.00    0.00     0.00    0.00Y             75.00A-         Lite      SPFC
303305231   01/00/00       0.00    0.00     0.00    0.00Y             49.03A-         Quick     SPFC
303305250   01/00/00       0.00    0.00     0.00    0.00Y             70.00B          Stated    SPFC
303305255   01/00/00       0.00    0.00     0.00    0.00Y             65.00B          Stated    SPFC
303305261   01/00/00       0.00    0.00     0.00    0.00Y             65.00B          Stated    SPFC
303305263   01/00/00       0.00    0.00     0.00    0.00Y             75.00A-         Full      SPFC
303305271   01/00/00       0.00    0.00     0.00    0.00Y             70.00A-         Full      SPFC
303305337   01/00/00       0.00    0.00     0.00    0.00Y             80.00B          Full      SPFC
303305377   01/00/00       0.00    0.00     0.00    0.00Y             80.00A-         Full      SPFC
303305397   01/00/00       0.00    0.00     0.00    0.00Y             26.83D          Full      SPFC
303305440   01/00/00       0.00    0.00     0.00    0.00Y             65.77D          Full      SPFC
303305462   01/00/00       0.00    0.00     0.00    0.00Y             70.00C          Lite      SPFC
303305514   01/00/00       0.00    0.00     0.00    0.00N             65.32A-         Full      SPFC
303305558   01/00/00       0.00    0.00     0.00    0.00Y             69.00C          Full      SPFC
303305576   01/00/00       0.00    0.00     0.00    0.00Y             55.00A-         Quick     SPFC
303305587   01/00/00       0.00    0.00     0.00    0.00Y             80.00B          Full      SPFC
303305666   01/00/00       0.00    0.00     0.00    0.00Y             46.15B          Quick     SPFC
303305677   01/00/00       0.00    0.00     0.00    0.00Y             78.94B          Full      SPFC
303305704   01/00/00       0.00    0.00     0.00    0.00Y             85.00A-         Full      SPFC
303305713   01/00/00       0.00    0.00     0.00    0.00Y             48.27A-         Quick     SPFC
303305829   01/00/00       0.00    0.00     0.00    0.00Y             69.01A-         Full      SPFC
303305851   01/00/00       0.00    0.00     0.00    0.00N             34.48A-         Quick     SPFC
303305874   01/00/00       0.00    0.00     0.00    0.00Y             75.00B          Full      SPFC
500600431   10/01/96       6.30    1.00    16.25    9.25Y             75.00A-         Lite      SPFC




LOANID    NAME ..... ADDRESS                             CITY              STATE ZIP   OWN OCC LOAN PURP PROP TYPE  ORIG TERM
500600466 RODRIGUEZ     9001 SATINWOOD AVENUE               CALIFORNIA CITY CA        93505 NOO     P         SFR        360
500600500 STEIN         20440 ROCA CHICA DRIVE              MALIBU              CA    90265 OO      P         SFR        360
500600530 MCCULLOUGH    12756 BYRON AVENUE                  GRANADA HILLS AREA  CA    91344 OO      P         SFR        360
500600543 BARNES        1132 NORTH MARYLAND AVENUE          GLENDALE            CA    91207 NOO     R         2-4 FAMILY 360
500600553 COONEY        6112 POPPY PEAK DRIVE               LOS ANGELES         CA    90042 NOO     R         SFR        360
500600557 HEATH         324 WEST MISSION STREET             SANTA BARBARA       CA    93101 OO      P         SFR        360
500600566 NOMURA        2570 CALLE GALICIA                  SANTA BARBARA       CA    93109 OO      P         SFR        360
500600573 FOWLER        2653 BOLKER WAY                     PORT HUENEME        CA    93041 NOO     P         SFR        360
500600577 FOWLER        2091 CIPRIAN AVENUE                 CAMARILLO           CA    93010 NOO     P         SFR        360
500600583 SAFARIANS     272 MESA LILA ROAD                  GLENDALE            CA    91208 OO      P         SFR        360
500600585 SOLIS         27464 CALLE HABERIO                 SUN CITY            CA    92585 OO      R         SFR        360
500600618 NELSON        5807 FLEET COURT                    ROCKLIN             CA    95765 OO      R         SFR        360
500600627 ESCOBAR       3447 CITY TERRACE DRIVE             LOS ANGELES         CA    90063 NOO     R         SFR        360
500600654 GREEN         11304 BROADVIEW DRIVE               MOORPARK            CA    93021 OO      P         SFR        360
500600659 DER-ABRAMIANS 543 & 545 GENEVA STREET             GLENDALE            CA    91206 OO      P         2-4 FAMILY 360
500600679 HATCHER       1239 TICO ROAD                      OJAI AREA           CA    93023 OO      R         SFR        360
500600712 MATEVOSYAN    4341 AMBROSE AVENUE                 LOS ANGELES         CA    90027 OO      R         SFR        360
503200263 ROBINSON      540-542 WEST KELSO STREET           INGLEWOOD           CA    90301 OO      R         2-4 FAMILY 180
503200273 JABBOUR       4548 VALLEY SPRING DRIVE            THOUSAND OAKS       CA    91362 OO      R         PUD        180
503300447 CHO           106 EAST TULIP                      MCALLEN             TX    78504 OO      R         SFR        360
503300474 ALCAREZ       13501 LAZARD STREET                 SYLMAR AREA         CA    91342 OO      R         SFR        360
503300522 VUKMANOVICH   4604 CEDROS AVENUE                  SHERMAN OAKS AREA   CA    91403 OO      P         SFR        360
503300550 COLEMAN       508 WEST 60TH STREET                LOS ANGELES         CA    90044 OO      R         SFR        360
503300555 GLANTZ        26665 SEAGULL DRIVE                 MALIBU              CA    90265 OO      R         CONDO      360
503300559 GAUSS         1550 & 1560 NORTH ONTARE ROAD       SANTA BARBARA AREA  CA    93105 OO      R         SFR        360
503300586 MARSH         3017 SCOTLAND STREET                LOS ANGELES         CA    90039 OO      R         SFR        360
503300596 PARK          321 DEL NORTE ROAD                  OJAI                CA    93023 OO      R         SFR        360
503300622 KROLL         1301 EAST MOUNTAIN DRIVE            MONTECITO AREA      CA    93108 OO      P         SFR        360
503300630 HIGHTOWER     528 BRINKERHOFF AVENUE              SANTA BARBARA       CA    93101 OO      R         SFR        360
503300727 GENTILE       15028 LODOSA DRIVE                  WHITTIER            CA    90605 OO      R         SFR        360
600600854 WALTER SR.    2242 & 2244 DALE & 2919 JUNIPER STR SAN DIEGO           CA    92104 OO      R         2-4 FAMILY 360
600600956 RIEGEL        3721 STATE HIGHWAY 147              LAKE ALMANOR        CA    96137 OO      R         SFR        360
600600994 SABASKO       912 MCARTHUR AVENUE                 RIGGINS             ID    83549 OO      P         SFR        360
600600998 BLANKENZEE    2352 WEST 700 SOUTH                 SYRACUSE            UT    84075 NOO     P         SFR        360
600601011 FLORES II     17218 SEAFORTH ST.                  HESPERIA            CA    90248 OO      R         SFR        360
600601029 ROSS          112 FOOTHILL DRIVE                  HAILEY              ID    83333 OO      R         SFR        360
600601031 LOMONACO      9105 PACK RIVER ROAD                SANDPOINT           ID    83864 OO      R         SFR        360
600601039 COHEN         26270 SUMMERHILL LANE               LAGUNA HILLS        CA    92653 OO      P         CONDO      360
600601059 WILLIAMS      10244 SOUTH 6TH AVENUE              INGLEWOOD           CA    90303 OO      R         SFR        360
600601065 SWAN          33115 SW WILDCAT MOUNTAIN ROAD      EAGLE CREEK         OR    97022 OO      R         SFR        360
600601071 DONOVAN       22861 ROLLING GLEN COURT            MURRIETA            CA    92562 OO      R         PUD        360
600601086 MCNEAL        10331 STONEHURST DRIVE              ESCONDIDO           CA    92026 OO      R         SFR        360
600601091 SPEAR         12937 CREE COURT                    POWAY               CA    92064 OO      R         CONDO      360
600601092 SULLIVAN      2502 BALINTORE CT.                  HENDERSON           NV    89015 OO      R         PUD        360
600601108 TURLEY        1250 SIERRA MADRE VILLA AVENUE      PASADENA            CA    91107 OO      P         SFR        360
600601124 SHELLEY       MEADOW VALLEY RANCHOS#3 BLOCK 47    ELKO                NV    89801 OO      R         SFR        360
600601127 SAFFER        3362-3366 HERMAN AVENUE             SAN DIEGO           CA    92104 NOO     R         2-4 FAMILY 360
600601135 MC CLAURIN    3838 WEST 105TH STREET              INGLEWOOD           CA    90303 NOO     R         2-4 FAMILY 360
600601143 SULLIVAN      5800 BLUSH AVE.                     LAS VEGAS           NV    89130 OO      R         SFR        360
600601146 MILLER        10607 IRMA AVENUE                   LOS ANGELES         CA    91042 OO      R         SFR        360
600601151 MURRAY        3216 TYROL DRIVE                    LAGUNA BEACH        CA    92651 OO      R         SFR        360
600601157 REGADIO       13431 DOTY AVENUE                   HAWTHORNE           CA    90250 OO      P         SFR        360


LOANID      ORIGDATE   MTDATE     ORIGBAL         RATE           PANDI           CURBAL      SFEE       LIENPOS     PRPRICE
500600466   02/15/96   03/01/26   42,800.00       9.250          352.11          42,629.92   0.5        1           53,500.00
500600500   03/05/96   04/01/26   407,700.00      9.500          3,428.16        407,499.47  0.5        1           453,000.00
500600530   03/05/96   04/01/26   195,050.00      9.500          1,640.09        194,954.06  0.5        1           217,000.00
500600543   03/11/96   04/01/26   168,000.00      9.750          1,443.38        168,000.00  0.5        1           0.00
500600553   03/22/96   04/01/26   84,000.00       8.750          660.83          84,000.00   0.5        1           0.00
500600557   03/28/96   04/01/26   170,100.00      9.500          1,430.29        170,016.34  0.5        1           189,000.00
500600566   05/01/96   06/01/26   356,000.00      9.250          2,928.72        356,000.00  0.5        1           445,000.00
500600573   03/28/96   04/01/26   99,360.00       10.000         871.96          99,360.00   0.5        1           124,200.00
500600577   03/28/96   04/01/26   146,400.00      10.000         1,284.76        146,400.00  0.5        1           0.00
500600583   04/17/96   05/01/26   207,000.00      9.000          1,665.57        207,000.00  0.5        1           230,000.00
500600585   03/29/96   05/01/26   69,600.00       9.750          597.97          69,600.00   0.5        1           0.00
500600618   05/03/96   06/01/26   224,000.00      9.000          1,802.35        224,000.00  0.5        1           0.00
500600627   04/25/96   05/01/26   87,750.00       8.750          690.33          87,750.00   0.5        1           0.00
500600654   04/17/96   05/01/26   321,375.00      9.000          2,585.86        321,375.00  0.5        1           428,500.00
500600659   04/15/96   05/01/26   199,750.00      9.000          1,607.23        199,750.00  0.5        1           235,000.00
500600679   04/16/96   05/01/26   192,000.00      8.250          1,442.43        192,000.00  0.5        1           0.00
500600712   05/01/96   06/01/26   245,000.00      10.000         2,150.05        245,000.00  0.5        1           0.00
503200263   04/11/96   05/01/11   31,900.00       13.500         414.16          31,900.00   0.5        2           0.00
503200273   04/24/96   05/01/11   200,000.00      13.500         2,596.64        200,000.00  0.5        2           0.00
503300447   02/15/96   03/01/26   130,500.00      10.490         1,192.76        130,395.60  0.5        1           0.00
503300474   01/30/96   03/01/26   54,000.00       11.990         555.04          53,968.87   0.5        1           0.00
503300522   03/01/96   04/01/26   117,750.00      11.000         1,121.36        117,750.00  0.5        1           0.00
503300550   04/11/96   05/01/26   140,400.00      10.625         1,297.43        140,400.00  0.5        1           0.00
503300555   03/18/96   04/01/26   168,750.00      11.230         1,636.44        168,750.00  0.5        1           0.00
503300559   03/15/96   04/01/26   330,000.00      9.500          2,774.82        330,000.00  0.5        1           0.00
503300586   03/25/96   04/01/26   212,400.00      10.625         1,962.78        212,317.85  0.5        1           0.00
503300596   04/18/96   05/01/26   380,000.00      10.875         3,582.98        380,000.00  0.5        1           0.00
503300622   04/24/96   05/01/26   600,000.00      11.000         5,713.94        600,000.00  0.5        1           1,465,000.00
503300630   04/19/96   05/01/26   363,750.00      10.625         3,361.40        363,750.00  0.5        1           0.00
503300727   04/25/96   05/01/26   332,000.00      10.875         3,130.40        332,000.00  0.5        1           0.00
600600854   03/11/96   04/01/26   143,000.00      10.250         1,281.42        142,940.04  0.5        1           0.00
600600956   02/22/96   03/01/26   307,500.00      8.250          2,310.14        307,303.92  0.5        1           0.00
600600994   03/04/96   04/01/26   54,950.00       10.250         492.41          54,950.00   0.5        1           78,500.00
600600998   01/29/96   03/01/26   406,000.00      10.500         3,713.84        405,838.66
600601011   01/25/96   03/01/26   115,000.00      9.000          925.32          114,937.18  0.5        1           0.00
600601029   02/09/96   03/01/26   276,000.00      9.750          2,371.27        275,871.23  0.5        1           0.00
600601031   01/25/96   03/01/26   50,000.00       9.750          429.58          49,953.15   0.5        1           0.00
600601039   02/08/96   03/01/26   126,225.00      9.500          1,061.37        126,100.33  0.5        1           148,500.00
600601059   02/26/96   04/01/26   156,000.00      9.250          1,283.37        156,000.00  0.5        1           0.00
600601065   03/20/96   04/01/26   172,500.00      9.500          1,450.47        172,500.00  0.5        1           0.00
600601071   02/23/96   03/01/26   432,000.00      9.625          3,671.95        431,793.05  0.5        1           0.00
600601086   02/20/96   03/01/26   232,000.00      8.750          1,825.14        231,866.53  0.5        1           0.00
600601091   04/25/96   05/01/26   120,000.00      10.750         1,120.18        120,000.00  0.5        1           0.00
600601092   03/27/96   04/01/26   103,500.00      9.500          870.28          103,449.10  0.5        1           0.00
600601108   03/27/96   04/01/26   221,000.00      9.000          1,778.22        221,000.00  0.5        1           260,000.00
600601124   03/05/96   04/01/26   63,750.00       8.500          490.18          63,750.00   0.5        1           0.00
600601127   04/16/96   05/01/26   98,000.00       9.250          806.22          98,000.00   0.5        1           0.00
600601135   02/29/96   04/01/26   211,250.00      8.750          1,661.90        211,250.00  0.5        1           0.00
600601143   03/06/96   04/01/26   141,950.00      9.250          1,167.79        141,876.41  0.5        1           0.00
600601146   02/22/96   03/01/26   135,000.00      9.500          1,135.15        134,866.67  0.5        1           0.00
600601151   03/04/96   04/01/26   487,500.00      9.875          4,233.20        487,500.00  0.5        1           0.00
600601157   04/09/96   05/01/26   148,800.00      10.000         1,305.83        148,800.00  0.5        1           186,000.00






LOANID      SRBAL        APPVAL           PROPVAL          INDEX                       ORATE       OPANDI     RFREPFRENRADATE
500600466            0.00        60,000.00        53,500.006-mo. LIBOR                         9.25     352.116   0   09/01/96
500600500            0.00       453,000.00       453,000.006-mo. LIBOR                         9.50   3,428.166   0   10/01/96
500600530            0.00       217,000.00       217,000.006-mo. LIBOR                         9.50   1,640.096   0   10/01/96
500600543            0.00       240,000.00       240,000.006-mo. LIBOR                         9.75   1,443.386   0   10/01/96
500600553            0.00       130,000.00       130,000.006-mo. LIBOR                         8.75     660.836   0   10/01/96
500600557            0.00       205,000.00       189,000.006-mo. LIBOR                         9.50   1,430.296   0   10/01/96
500600566            0.00       445,000.00       445,000.006-mo. LIBOR                         9.25   2,928.726   0   12/01/96
500600573            0.00       129,500.00       124,200.006-mo. LIBOR                        10.00     871.966   0   10/01/96
500600577            0.00       183,000.00       183,000.006-mo. LIBOR                        10.00   1,284.766   0   10/01/96
500600583            0.00       290,000.00       230,000.006-mo. LIBOR                         9.00   1,665.576   0   11/01/96
500600585            0.00        87,000.00        87,000.006-mo. LIBOR                         9.75     597.976   0   11/01/96
500600618            0.00       264,600.00       264,600.006-mo. LIBOR                         9.00   1,802.356   0   12/01/96
500600627            0.00       135,000.00       135,000.006-mo. LIBOR                         8.75     690.336   0   11/01/96
500600654            0.00       432,000.00       428,500.006-mo. LIBOR                         9.00   2,585.866   0   11/01/96
500600659            0.00       235,000.00       235,000.006-mo. LIBOR                         9.00   1,607.236   0   11/01/96
500600679            0.00       240,000.00       240,000.006-mo. LIBOR                         8.25   1,442.436   0   11/01/96
500600712            0.00       327,000.00       327,000.006-mo. LIBOR                        10.00   2,150.056   0   12/01/96
503200263       85,442.00       170,000.00       170,000.00                                   13.50     414.160   0   01/00/00
503200273      580,025.00     1,300,000.00     1,300,000.00                                   13.50   2,596.640   0   01/00/00
503300447            0.00       174,000.00       174,000.00                                   10.49   1,192.760   0   01/00/00
503300474            0.00       136,000.00       136,000.00                                   11.99     555.040   0   01/00/00
503300522            0.00       157,000.00       157,000.00                                   11.00   1,121.360   0   01/00/00
503300550            0.00       156,000.00       156,000.00                                   10.62   1,297.430   0   01/00/00
503300555            0.00       225,000.00       225,000.00                                   11.23   1,636.440   0   01/00/00
503300559            0.00       885,000.00       885,000.00                                    9.50   2,774.820   0   01/00/00
503300586            0.00       236,000.00       236,000.00                                   10.62   1,962.780   0   01/00/00
503300596            0.00       475,000.00       475,000.00                                   10.87   3,582.980   0   01/00/00
503300622            0.00       1,465,000.00   1,465,000.00          11.00   5,713.940   0   01/00/00
503300630            0.00       485,000.00       485,000.00                                   10.62   3,361.400   0   01/00/00
503300727            0.00       415,000.00       415,000.00                                   10.87   3,130.400   0   01/00/00
600600854            0.00       220,000.00       220,000.006-mo. LIBOR                        10.25   1,281.426   0   10/01/96
600600956            0.00       410,000.00       410,000.006-mo. LIBOR                         8.25   2,310.146   0   09/01/96
600600994            0.00        83,000.00        78,500.006-mo. LIBOR                        10.25     492.416   0   10/01/96
600600998            0.00       600,000.00       600,000.006-mo. LIBOR                        10.50   3,713.846   0   09/01/96
600601011            0.00       140,000.00       140,000.006-mo. LIBOR                         9.00     925.326   0   09/01/96
600601029            0.00       345,000.00       345,000.006-mo. LIBOR                         9.75   2,371.276   0   09/01/96
600601031            0.00        67,000.00        67,000.006-mo. LIBOR                         9.75     429.586   0   09/01/96
600601039            0.00       163,000.00       148,500.006-mo. LIBOR                         9.50   1,061.376   0   09/01/96
600601059            0.00       240,000.00       240,000.006-mo. LIBOR                         9.25   1,283.376   0   10/01/96
600601065            0.00       230,000.00       230,000.006-mo. LIBOR                         9.50   1,450.476   0   10/01/96
600601071            0.00       540,000.00       540,000.006-mo. LIBOR                         9.62   3,671.956   0   09/01/96
600601086            0.00       290,000.00       290,000.006-mo. LIBOR                         8.75   1,825.146   0   09/01/96
600601091            0.00       160,000.00       160,000.006-mo. LIBOR                        10.75   1,120.186   0   11/01/96
600601092            0.00       115,000.00       115,000.006-mo. LIBOR                         9.50     870.286   0   10/01/96
600601108            0.00       260,000.00       260,000.006-mo. LIBOR                         9.00   1,778.226   0   10/01/96
600601124            0.00        85,000.00        85,000.006-mo. LIBOR                         8.50     490.186   0   10/01/96
600601127            0.00       140,000.00       140,000.006-mo. LIBOR                         9.25     806.226   0   11/01/96
600601135            0.00       325,000.00       325,000.006-mo. LIBOR                         8.75   1,661.906   0   10/01/96
600601143            0.00       167,000.00       167,000.006-mo. LIBOR                         9.25   1,167.796   0   10/01/96
600601146            0.00       180,000.00       180,000.006-mo. LIBOR                         9.50   1,135.156   0   09/01/96
600601151            0.00       650,000.00       650,000.006-mo. LIBOR                         9.87   4,233.206   0   10/01/96
600601157            0.00       186,000.00       186,000.006-mo. LIBOR                        10.00   1,305.836   0   11/01/96




LOANID      NPADATE    MARGIN  PERCAP  LIFECAP  FLOOR    CASHOUT   CHKLTV   CREDITCL   DOCTYPE   SOURCE
500600466   10/01/96       5.90    1.00    16.25     9.25N             80.00A-         Full      SPFC
500600500   11/01/96       5.00    1.00    16.50     9.50N             90.00A          Full      SPFC
500600530   11/01/96       5.00    1.00    16.50     9.50N             89.88A          Alt       SPFC
500600543   11/01/96       5.90    1.00    15.75     9.75Y             70.00A-         Stated    SPFC
500600553   11/01/96       5.90    1.00    15.75     8.75Y             64.61A-         Lite      SPFC
500600557   11/01/96       5.50    1.00    16.50     9.50N             90.00A          Full      SPFC
500600566   01/01/97       5.90    1.00    16.25     9.25N             80.00A-         Lite      SPFC
500600573   11/01/96       6.00    1.00    17.00    10.00N             80.00A          Full      SPFC
500600577   11/01/96       6.00    1.00    17.00    10.00N             80.00A          Full      SPFC
500600583   12/01/96       6.00    1.00    16.00     9.00N             90.00A          Full      SPFC
500600585   12/01/96       4.90    1.00    16.75     9.75N             80.00A-         Full      SPFC
500600618   01/01/97       5.40    1.00    16.00    12.50Y             84.65A-         Full      SPFC
500600627   12/01/96       5.40    1.00    15.75     8.75Y             65.00A-         Full      SPFC
500600654   12/01/96       5.90    1.00    16.00     9.00N             75.00A-         Stated    SPFC
500600659   12/01/96       6.40    1.00    16.00     9.00N             85.00A-         Alt       SPFC
500600679   12/01/96       4.90    1.00    15.25     8.25Y             80.00A-         Full      SPFC
500600712   01/01/97       5.40    1.00    17.00    10.00Y             74.92A-         Stated    SPFC
503200263   01/00/00       0.00    0.00     0.00     0.00N             18.76A-         Stated    SPFC
503200273   01/00/00       0.00    0.00     0.00     0.00Y             15.38A-         Stated    SPFC
503300447   01/00/00       0.00    0.00     0.00     0.00N             75.00A-         Stated    SPFC
503300474   01/00/00       0.00    0.00     0.00     0.00Y             39.70C          Full      SPFC
503300522   01/00/00       0.00    0.00     0.00     0.00N             75.00C          Full      SPFC
503300550   01/00/00       0.00    0.00     0.00     0.00Y             90.00A          Full      SPFC
503300555   01/00/00       0.00    0.00     0.00     0.00Y             75.00A-         Stated    SPFC
503300559   01/00/00       0.00    0.00     0.00     0.00Y             37.28A-         Stated    SPFC
503300586   01/00/00       0.00    0.00     0.00     0.00Y             90.00A          Full      SPFC
503300596   01/00/00       0.00    0.00     0.00     0.00Y             80.00B          Full      SPFC
503300622   01/00/00       0.00    0.00     0.00     0.00N             40.95B          Full      SPFC
503300630   01/00/00       0.00    0.00     0.00     0.00Y             75.00A-         Stated    SPFC
503300727   01/00/00       0.00    0.00     0.00     0.00Y             80.00A-         Lite      SPFC
600600854   11/01/96       6.70    1.00    17.25    10.25Y             65.00C          Stated    SPFC
600600956   10/01/96       5.30    1.00    15.25     8.25N             75.00A-         Stated    SPFC
600600994   11/01/96       6.20    1.00    17.25    10.25N             70.00C          Full      SPFC
600600998   10/01/96       7.00    1.00    17.50    10.50N             67.66B          Stated    SPFC
600601011   10/01/96       4.90    1.50    16.00     9.00Y             82.14A-         Full      SPFC
600601029   10/01/96       5.40    1.00    16.75     9.75Y             80.00A-         Lite      SPFC
600601031   10/01/96       6.50    1.50    16.75     9.75Y             74.62B          Full      SPFC
600601039   10/01/96       5.90    1.00    16.50     9.50N             85.00A-         Full      SPFC
600601059   11/01/96       5.40    1.00    16.25     9.25Y             65.00A-         Stated    SPFC
600601065   11/01/96       5.40    1.00    16.50     9.50Y             75.00A-         Stated    SPFC
600601071   10/01/96       6.27    1.00    16.62     9.62Y             80.00A-         Lite      SPFC
600601086   10/01/96       5.40    1.00    15.75     8.75Y             80.00A-         Lite      SPFC
600601091   12/01/96       6.90    1.00    17.75    10.75Y             75.00B          Lite      SPFC
600601092   11/01/96       5.00    1.00    16.50     9.50Y             90.00A          Full      SPFC
600601108   11/01/96       4.90    1.00    16.00     9.00N             85.00A-         Full      SPFC
600601124   11/01/96       4.90    1.00    15.50     8.50N             75.00A-         Full      SPFC
600601127   12/01/96       5.90    1.00    16.25     9.25N             70.00A          Lite      SPFC
600601135   11/01/96       5.90    1.00    15.75     8.75Y             65.00A-         Stated    SPFC
600601143   11/01/96       4.90    1.00    16.25     9.25Y             85.00A-         Full      SPFC
600601146   10/01/96       5.40    1.00    16.50     9.50Y             75.00A-         Stated    SPFC
600601151   11/01/96       5.77    1.00    16.87     9.87Y             75.00A-         Stated    SPFC
600601157   12/01/96       5.90    1.00    17.00    10.00N             80.00B          Full      SPFC




LOANID    NAME ..... ADDRESS                             CITY              STATE ZIP   OWN OCC LOAN PURP PROP TYPE  ORIG TERM
600601183 CASANOVA     5931 RAINBOW HILL ROAD              AGOURA HILLS       CA    91301 OO      R         SFR        360
600601196 JAHNKE       1030 OCEAN VISTA LANE               SANTA BARBARA AREA CA    93111 OO      R         SFR        360
600601218 HERRERA      16309 SHASTA STREET                 FOUNTAIN VALLEY    CA    92708 OO      P         SFR        360
600601226 BARTH        868 ARROW WOOD COURT                TWIN FALLS         ID    83301 OO      P         SFR        360
600601229 MC CRUMB     735 LASSEN VIEW DRIVE               LAKE ALMANOR       CA    96137 OO      R         SFR        360
600601233 TAYLOR       19652 SACRAMENTO LANE               HUNTINGTON BEACH   CA    92646 OO      R         SFR        360
600601255 CORDOVA JR.  3540 BLANCHARD ST & 827 N ROWAND AV LOS ANGELES        CA    90063 NOO     R         2-4 FAMILY 360
603201142 IRONS        33712 BIG SUR STREET                DANA POINT         CA    92629 OO      R         SFR        180
603201208 GREENBERG    4838 COLLETT AVENUE                 ENCINO             CA    91436 OO      R         SFR        180
603201213 MOORE        23111 BURBANK BOULEVARD             WOODLAND HILLS     CA    91367 OO      R         SFR        180
603201239 GODFREY      210 SOUTH ASPEN DRIVE               KETCHUM            ID    83340 OO      R         SFR        180
603201308 ROSE         6228 CAMINITO DEL OESTE             SAN DIEGO          CA    92111 OO      R         CONDO      180
603201334 GRAU         18651 CERRO VILLA DRIVE             VILLA PARK         CA    92667 OO      R         SFR        180
603300653 HILL         3867 THORNCROFT LANE                INGLEWOOD          CA    90305 OO      R         CONDO      360
603300764 MILLER       1447-1449 WEST 84TH PLACE           LOS ANGELES        CA    90047 OO      R         2-4 FAMILY 360
603300789 SEKIGUCHI    1234 KLONDIKE DRIVE                 SAN BERNARDINO     CA    92352 NOO     R         SFR        360
603300797 SCHROEDER    11430 SW VIEWMOUNT LANE             TIGARD             OR    97223 NOO     R         SFR        360
603300823 SCHROEDER    11460 SW VIEWMOUNT LANE             TIGARD             OR    97223 NOO     R         SFR        360
603300829 SCHROEDER    11400 SW VIEWMOUNT LANE             TIGARD             OR    97223 NOO     R         SFR        360
603300834 MARTINEZ     888 BRICKELL KEY DRIVE              MIAMI              FL    33131 OO      P         CONDO      360
603300852 AUTERY II    19670 NW FAIRDALE ROAD              YAMHILL            OR    97148 OO      R         SFR        360
603300875 FREGULIA     29 CRESTVIEW DRIVE                  QUINCY             CA    95971 NOO     R         SFR        360
603300891 JOHNSON      470 DART CANYON ROAD                CRESTLINE          CA    92325 NOO     R         2-4 FAMILY 360
603300908 MCKENZIE     15660 SW BRIEDWELL ROAD             MCMINNVILLE        OR    97128 NOO     R         SFR        360
603300913 SCARBROUGH   11978 SPROULE AVENUE                LOS ANGELES        CA    91340 NOO     R         SFR        360
603300918 KAUTZER      30808 CHARLENE WAY                  HEMET AREA         CA    92544 OO      P         SFR        360
603300951 CHAFFIN      11115 IRONWOOD ROAD                 SAN DIEGO          CA    92131 NOO     R         SFR        360
603301021 STERLING     125 WEST 225TH STREET               CARSON             CA    90745 OO      P         SFR        360
603301032 BEAN         405 BOLERO WAY                      NEWPORT BEACH      CA    92663 OO      P         CONDO      360
603301046 MITCHELL     8212 EAST 5TH STREET                DOWNEY             CA    90241 NOO     R         SFR        360
603301055 JENNINGS     38420 DOS CAMEOS DRIVE              FALLBROOK AREA     CA    92028 OO      R         2-4 FAMILY 360
603301057 GUZZO        6521 S.W. 41 COURT                  DAVIE              FL    33314 OO      R         CONDO      360
603301058 HOXIE        37228 ASH AVENUE                    BURNEY             CA    96013 NOO     R         SFR        360
603301060 ECKERT       462 PEHAR ROAD                      CHESTER            CA    96020 OO      R         SFR        360
603301063 REYNOSO      621 TYEE STREET                     HAILEY             ID    83333 OO      R         SFR        360
603301068 GREEN        859 E. 43RD PLACE                   LOS ANGELES        CA    90011 OO      R         2-4 FAMILY 360
603301097 ZOLLER       1032 TIA JUANA STREET               LAGUNA BEACH       CA    92651 OO      R         SFR        360
603301143 BARTMAN      1651 S. BUFFALO DRIVE               LAS VEGAS          NV    89117 OO      P         SFR        360
603301170 BASTIAN      241 NORTH MAIN                      SPRINGVILLE        UT    84663 OO      R         2-4 FAMILY 360
603301215 MAY          29984 WINDWARD DRIVE                CANYON LAKE        CA    92587 OO      R         PUD        360
603301275 STONE        1174 RATHMOOR STREET                EL CAJON           CA    92020 OO      P         SFR        360
603301281 MASSENGALE   14740 WIDE HOLLOW RD.               YAKIMA             WA    98908 OO      R         SFR        360
603301322 JACKSON      1744 WEST 37TH PLACE                LOS ANGELES        CA    90018 OO      P         SFR        360
700600828 COPENNY      3 CLUB COURSE LANE                  HILTON HEAD        SC    29928 OO      P         PUD        360
700600897 LELI         3122 RIVERSIDE DRIVE                WANTAGH            NY    11793 OO      R         SFR        360
700600899 TOCHTERMAN   13625 ALLISTON DRIVE                BALDWIN            MD    21013 OO      R         SFR        360
700600912 SEAY         500 SUMMERS COURT                   ALEXANDRIA         VA    22301 OO      R         SFR        360
700600927 PUGLIESE     220 12TH STREET                     PITTSBURGH         PA    15215 OO      P         SFR        360
700600960 GAYLOR       1539 INLET COURT                    RESTON             VA    22090 OO      P         SFR        360
700600965 EWERS        2800 SHEPPARD ROAD                  MONKTON            MD    21111 OO      R         SFR        360
700600970 DETHOMASIS   8410 ROCKY SPRINGS ROAD             FREDERICK          MD    21702 OO      R         SFR        360
700600975 JENNINGS     408 AVENUE F                        MATAMORAS          PA    18336 NOO     R         SFR        360



LOANID      ORIGDATE   MTDATE     ORIGBAL         RATE           PANDI           CURBAL      SFEE       LIENPOS     PRPRICE
600601183   03/12/96   04/01/26   627,000.00      7.875          4,546.19        626,568.50  0.5        1           0.00
600601196   03/07/96   04/01/26   637,500.00      9.875          5,535.72        637,500.00  0.5        1           0.00
600601218   04/25/96   05/01/26   150,000.00      11.000         1,428.49        150,000.00  0.5        1           200,000.00
600601226   04/22/96   05/01/26   97,750.00       9.000          786.52          97,750.00   0.5        1           115,000.00
600601229   04/25/96   05/01/26   352,000.00      8.500          2,706.58        352,000.00  0.5        1           0.00
600601233   04/25/96   05/01/26   195,000.00      8.250          1,464.97        195,000.00  0.5        1           0.00
600601255   04/15/96   05/01/26   119,200.00      11.000         1,135.17        119,200.00  0.5        1           0.00
603201142   03/08/96   04/01/11   21,000.00       12.990         265.56          20,961.77   0.5        2           0.00
603201208   02/15/96   03/01/11   50,000.00       12.990         632.29          49,816.93   0.5        2           0.00
603201213   04/11/96   05/01/11   35,000.00       12.990         442.60          35,000.00   0.5        2           0.00
603201239   04/05/96   05/01/11   69,700.00       12.990         881.42          69,700.00   0.5        2           0.00
603201308   04/03/96   05/01/11   25,000.00       14.000         332.94          25,000.00   0.5        2           0.00
603201334   04/11/96   05/01/11   175,000.00      12.990         2,213.02        175,000.00  0.5        2           0.00
603300653   02/01/96   03/01/26   126,400.00      11.750         1,275.89        126,361.78  0.5        1           0.00
603300764   02/28/96   04/01/26   65,000.00       12.000         668.60          64,981.40   0.5        1           0.00
603300789   02/05/96   03/01/26   84,000.00       11.500         831.84          83,973.16   0.5        1           0.00
603300797   02/20/96   04/01/26   143,500.00      10.500         1,312.65        143,442.98
603300823   02/20/96   04/01/26   143,500.00      10.500         1,312.65        143,442.98
603300829   02/20/96   04/01/26   143,500.00      10.500         1,312.65        143,442.98
603300834   02/29/96   03/01/26   65,900.00       11.750         665.21          65,880.06   0.5        1           140,000.00
603300852   03/05/96   04/01/26   120,000.00      11.750         1,211.29        119,963.71  0.5        1           0.00
603300875   02/21/96   03/01/26   67,900.00       10.625         627.46          67,847.25   0.5        1           0.00
603300891   03/06/96   04/01/26   93,750.00       10.625         866.34          93,750.00   0.5        1           0.00
603300908   03/05/96   04/01/26   90,000.00       11.000         857.09          89,967.91   0.5        1           0.00
603300913   02/22/96   03/01/26   116,000.00      10.750         1,082.84        115,956.33  0.5        1           0.00
603300918   03/04/96   04/01/26   85,000.00       10.375         769.60          85,000.00   0.5        1           110,000.00
603300951   03/12/96   04/01/26   122,000.00      10.500         1,115.98        122,000.00
603301021   03/28/96   04/01/26   114,750.00      10.500         1,049.66        114,704.40
603301032   03/12/96   04/01/26   144,000.00      11.000         1,371.35        144,000.00  0.5        1           180,000.00
603301046   03/20/96   04/01/26   101,500.00      10.625         937.96          101,500.00  0.5        1           0.00
603301055   03/25/96   05/01/26   413,000.00      11.750         4,168.86        413,000.00  0.5        1           0.00
603301057   04/04/96   05/01/26   40,000.00       11.350         391.55          40,000.00   0.5        1           0.00
603301058   04/08/96   05/01/26   45,750.00       10.500         418.49          45,750.00
603301060   04/02/96   05/01/26   108,750.00      10.500         994.78          108,750.00
603301063   03/22/96   04/01/26   122,500.00      12.375         1,295.52        122,500.00  0.5        1           0.00
603301068   04/05/96   05/01/26   124,000.00      10.875         1,169.18        124,000.00  0.5        1           0.00
603301097   04/12/96   05/01/26   400,000.00      10.625         3,696.39        400,000.00  0.5        1           0.00
603301143   04/01/96   05/01/26   420,000.00      11.750         4,239.52        420,000.00  0.5        1           600,000.00
603301170   04/08/96   05/01/26   75,000.00       12.375         793.18          75,000.00   0.5        1           0.00
603301215   04/16/96   05/01/26   128,000.00      10.875         1,206.90        128,000.00  0.5        1           0.00
603301275   04/26/96   05/01/26   198,900.00      12.125         2,065.07        198,900.00  0.5        1           234,000.00
603301281   04/25/96   05/01/26   45,500.00       11.500         450.58          45,500.00   0.5
603301322   04/23/96   05/01/26   117,000.00      11.375         1,147.50        117,000.00  0.5        1           130,000.00
700600828   03/18/96   04/01/26   146,250.00      10.000         1,283.45        146,250.00  0.5        1           195,000.00
700600897   02/15/96   03/01/26   413,000.00      9.750          3,548.31        412,807.32  0.5        1           0.00
700600899   02/16/96   03/01/26   274,400.00      9.750          2,357.52        274,142.92  0.5        1           0.00
700600912   02/09/96   03/01/26   500,000.00      9.000          4,023.11        499,726.89  0.5        1           0.00
700600927   04/09/96   05/01/26   42,000.00       11.000         399.98          42,000.00   0.5        1           60,000.00
700600960   03/14/96   04/01/26   168,300.00      9.000          1,354.18        168,208.07  0.5        1           187,000.00
700600965   03/19/96   04/01/26   488,000.00      9.625          4,147.95        487,766.22  0.5        1           0.00
700600970   03/22/96   04/01/26   312,800.00      9.500          2,630.19        312,800.00  0.5        1           0.00
700600975   03/14/96   04/01/26   78,000.00       8.250          585.99          77,950.26   0.5        1           0.00






LOANID      SRBAL        APPVAL       PROPVAL      INDEX    ORATE       OPANRFREPFREQ      NRADATE
600601183            0.00   850,000.00   850,000.006-mo. LIB        7.874,546.19       0   10/01/96
600601196            0.00   975,000.00   975,000.006-mo. LIB        9.875,536.72       0   10/01/96
600601218            0.00   200,000.00   200,000.006-mo. LIB       11.001,426.49       0   11/01/96
600601226            0.00   115,000.00   115,000.006-mo. LIB        9.00786.62         0   11/01/96
600601229            0.00   490,000.00   490,000.006-mo. LIB        8.502,706.58       0   11/01/96
600601233            0.00   300,000.00   300,000.006-mo. LIB        8.251,466.97       0   11/01/96
600601255            0.00   149,000.00   149,000.006-mo. LIB       11.001,136.17       0   11/01/96
603201142      157,500.00   210,000.00   210,000.00    12.99      265.560   0   01/00/00
603201208      262,500.00   370,000.00   370,000.00    12.99      632.290   0   01/00/00
603201213      262,500.00   350,000.00   350,000.00    12.99      442.600   0   01/00/00
603201239      185,211.00   300,000.00   300,000.00    12.99      881.420   0   01/00/00
603201308       97,000.20   168,000.00   168,000.00    14.00      332.940   0   01/00/00
603201334      499,750.00   807,000.00   807,000.00    12.99    2,213.020   0   01/00/00
603300653            0.00   158,000.00   158,000.00    11.75    1,275.890   0   01/00/00
603300764            0.00   127,000.00   127,000.00    12.00      668.600   0   01/00/00
603300789            0.00   120,000.00   120,000.00    11.50      831.840   0   01/00/00
603300797            0.00   206,000.00   206,000.00    10.50    1,312.650   0   01/00/00
603300823            0.00   206,000.00   206,000.00    10.50    1,312.650   0   01/00/00
603300829            0.00   206,000.00   206,000.00    10.50    1,312.650   0   01/00/00
603300834            0.00   145,000.00   140,000.00    11.75      665.200   0   01/00/00
603300852            0.00   190,000.00   190,000.00    11.75    1,211.290   0   01/00/00
603300875            0.00    97,000.00    97,000.00    10.62      627.460   0   01/00/00
603300891            0.00   125,000.00   125,000.00    10.62      866.340   0   01/00/00
603300908            0.00   240,000.00   240,000.00    11.00      857.090   0   01/00/00
603300913            0.00   145,000.00   145,000.00    10.75    1,082.840   0   01/00/00
603300918            0.00   112,000.00   110,000.00    10.37      769.600   0   01/00/00
603300951            0.00   176,000.00   176,000.00    10.50    1,115.980   0   01/00/00
603301021            0.00   150,000.00   127,500.00    10.50    1,049.660   0   01/00/00
603301032            0.00   180,000.00   180,000.00    11.00    1,371.350   0   01/00/00
603301046            0.00   145,000.00   145,000.00    10.62      937.960   0   01/00/00
603301055            0.00   590,000.00   590,000.00    11.75    4,168.860   0   01/00/00
603301057            0.00    64,000.00    64,000.00    11.35      391.550   0   01/00/00
603301058            0.00    61,000.00    61,000.00    10.50      418.490   0   01/00/00
603301060            0.00   145,000.00   145,000.00    10.50      994.780   0   01/00/00
603301063            0.00   175,000.00   175,000.00    12.37    1,295.520   0   01/00/00
603301068            0.00   155,000.00   155,000.00    10.87    1,169.180   0   01/00/00
603301097            0.00   595,000.00   595,000.00    10.62    3,696.390   0   01/00/00
603301143            0.00   600,000.00   600,000.00    11.75    4,239.520   0   01/00/00
603301170            0.00   135,000.00   135,000.00    12.37      793.180   0   01/00/00
603301215            0.00   160,000.00   160,000.00    10.87    1,206.900   0   01/00/00
603301275            0.00   235,000.00   234,000.00    12.12    2,065.070   0   01/00/00
603301281            0.00    65,000.00    65,000.00    11.50      450.580   0   01/00/00
603301322            0.00   130,000.00   130,000.00    11.37    1,147.500   0   01/00/00
700600828            0.00   197,000.00   195,000.006-mo. LIB       10.001,286.45       0   10/01/96
700600897            0.00   590,000.00   590,000.006-mo. LIB        9.753,546.31       0   09/01/96
700600899            0.00   343,000.00   343,000.006-mo. LIB        9.752,356.52       0   09/01/96
700600912            0.00   700,000.00   700,000.006-mo. LIB        9.004,026.11       0   09/01/96
700600927            0.00    60,000.00    60,000.006-mo. LIB       11.00399.68         0   11/01/96
700600960            0.00   187,000.00   187,000.006-mo. LIB        9.001,356.18       0   10/01/96
700600965            0.00   752,000.00   752,000.006-mo. LIB        9.624,146.95       0   10/01/96
700600970            0.00   368,000.00   368,000.006-mo. LIB        9.502,636.19       0   10/01/96
700600975            0.00   114,000.00   114,000.006-mo. LIB        8.25585.69         0   10/01/96



LOANID      NPADATE    MARGIN  PERCAP  LIFECAP  FLOOR    CASHOUT   CHKLTV   CREDITCL   DOCTYPE   SOURCE
600601183   11/01/96       5.40    1.00    14.87     7.87Y             73.76A-         Full      SPFC
600601196   11/01/96       6.27    1.00    16.87     9.87Y             65.38B          Stated    SPFC
600601218   12/01/96       6.75    1.00    18.00    11.00N             75.00C          Full      SPFC
600601226   12/01/96       5.40    1.00    16.00     9.00N             85.00A-         Full      SPFC
600601229   12/01/96       5.40    1.00    15.50     8.50Y             71.83A-         Stated    SPFC
600601233   12/01/96       5.40    1.00    15.25     8.25Y             65.00A-         Stated    SPFC
600601255   12/01/96       6.00    1.00    18.00    11.00N             80.00A          Full      SPFC
603201142   01/00/00       0.00    0.00     0.00     0.00Y             10.00A-         Full      SPFC
603201208   01/00/00       0.00    0.00     0.00     0.00Y             13.51A-         Alt       SPFC
603201213   01/00/00       0.00    0.00     0.00     0.00Y             10.00A-         Full      SPFC
603201239   01/00/00       0.00    0.00     0.00     0.00Y             23.23A-         Lite      SPFC
603201308   01/00/00       0.00    0.00     0.00     0.00Y             14.88A          Full      SPFC
603201334   01/00/00       0.00    0.00     0.00     0.00Y             21.68A-         Full      SPFC
603300653   01/00/00       0.00    0.00     0.00     0.00Y             80.00B          Full      SPFC
603300764   01/00/00       0.00    0.00     0.00     0.00Y             51.18B          Stated    SPFC
603300789   01/00/00       0.00    0.00     0.00     0.00Y             70.00A-         Stated    SPFC
603300797   01/00/00       0.00    0.00     0.00     0.00Y             69.66A-         Stated    SPFC
603300823   01/00/00       0.00    0.00     0.00     0.00Y             69.66A-         Stated    SPFC
603300829   01/00/00       0.00    0.00     0.00     0.00Y             69.66A-         Stated    SPFC
603300834   01/00/00       0.00    0.00     0.00     0.00N             47.07A-         Stated    SPFC
603300852   01/00/00       0.00    0.00     0.00     0.00Y             63.15C          Full      SPFC
603300875   01/00/00       0.00    0.00     0.00     0.00Y             70.00B          Full      SPFC
603300891   01/00/00       0.00    0.00     0.00     0.00Y             75.00A-         Full      SPFC
603300908   01/00/00       0.00    0.00     0.00     0.00Y             37.50A-         Stated    SPFC
603300913   01/00/00       0.00    0.00     0.00     0.00Y             80.00A          Full      SPFC
603300918   01/00/00       0.00    0.00     0.00     0.00N             77.27A-         Full      SPFC
603300951   01/00/00       0.00    0.00     0.00     0.00Y             69.31A-         Stated    SPFC
603301021   01/00/00       0.00    0.00     0.00     0.00N             90.00A          Alt       SPFC
603301032   01/00/00       0.00    0.00     0.00     0.00N             80.00A-         Lite      SPFC
603301046   01/00/00       0.00    0.00     0.00     0.00Y             70.00B          Full      SPFC
603301055   01/00/00       0.00    0.00     0.00     0.00Y             70.00A-         Stated    SPFC
603301057   01/00/00       0.00    0.00     0.00     0.00Y             62.50A-         Stated    SPFC
603301058   01/00/00       0.00    0.00     0.00     0.00Y             75.00A-         Full      SPFC
603301060   01/00/00       0.00    0.00     0.00     0.00Y             75.00A-         Stated    SPFC
603301063   01/00/00       0.00    0.00     0.00     0.00Y             70.00B          Stated    SPFC
603301068   01/00/00       0.00    0.00     0.00     0.00Y             80.00A-         Lite      SPFC
603301097   01/00/00       0.00    0.00     0.00     0.00Y             67.22A-         Stated    SPFC
603301143   01/00/00       0.00    0.00     0.00     0.00N             70.00A-         Stated    SPFC
603301170   01/00/00       0.00    0.00     0.00     0.00Y             55.55C          Stated    SPFC
603301215   01/00/00       0.00    0.00     0.00     0.00Y             80.00B          Full      SPFC
603301275   01/00/00       0.00    0.00     0.00     0.00N             85.00A-         Full      SPFC
603301281   01/00/00       0.00    0.00     0.00     0.00Y             70.00B          Full      SPFC
603301322   01/00/00       0.00    0.00     0.00     0.00N             90.00A-         Full      SPFC
700600828   11/01/96       5.90    1.00    17.00    10.00N             75.00A-         Stated    SPFC
700600897   10/01/96       6.40    1.00    16.75     9.75Y             70.00B          Stated    SPFC
700600899   10/01/96       5.25    1.00    16.75     9.75Y             80.00B          Full      SPFC
700600912   10/01/96       5.50    1.00    16.00     9.00Y             71.42A-         Stated    SPFC
700600927   12/01/96       5.90    1.00    18.00    11.00N             70.00B          Stated    SPFC
700600960   11/01/96       5.00    1.00    16.00     9.00N             90.00A          Full      SPFC
700600965   11/01/96       5.78    1.00    16.62     9.62Y             64.89A-         Stated    SPFC
700600970   11/01/96       4.90    1.00    16.50     9.50Y             85.00A-         Full      SPFC
700600975   11/01/96       5.40    1.00    15.25     8.25Y             68.42A-         Full      SPFC





LOANID    NAME ..... ADDRESS                             CITY              STATE ZIP   OWN OCC LOAN PURP PROP TYPE  ORIG TERM
700600981 JENNINGS  610 FIRST STREET                   MATAMORAS       PA    18336 NOO     R         SFR        360
700600994 GOWAN     8 SCHOCOPEE COURT                  MILFORD         PA    18337 OO      R         SFR        360
700601007 PAUL      8809 DOUG DRIVE                    NOKESVILLE      VA    22123 OO      P         SFR        360
700601009 MILLS     3408 15TH STREET NE                WASHINGTON      DC    20017 NOO     R         2-4 FAMILY 360
700601015 MILLS     III 4315 7TH STREET N.W.           WASHINGTON      DC    20011 NOO     R         SFR        360
700601019 BAYNES    603 CAMP DAN VALLEY ROAD           REIDSVILLE      NC    27320 OO      R         SFR        360
700601026 MORAN     912 HOBBS DRIVE                    SILVER SPRING   MD    20904 OO      P         SFR        360
700601034 LOGOZIO   23 STEPHEN DRIVE                   TARRYTOWN       NY    10591 OO      P         SFR        360
700601037 RICHARDS  YELLOW CHURCH ROAD AND LAURIE ROAD LOGANVILLE      PA    17342 OO      R         SFR        360
700601044 DEBARTOLO 56 SECORD ROAD                     NEW ROCHELLE    NY    10804 OO      R         SFR        180
700601085 LEONARD   4401 FERNHILL ROAD                 SILVER SPRING   MD    20906 OO      R         SFR        360
700601090 SHELTON   7719 VIRGINIA OAKS DRIVE           GAINESVILLE     VA    22065 OO      R         SFR        360
700601092 JAMISON   120 NEW JERSEY ROAD                STEVENSVILLE    MD    21666 OO      R         SFR        360
700601096 NOTTAGE   1912 LINCOLN ROAD                  FOREST HILL     MD    21050 OO      R         SFR        360
700601099 BATTLE    5705 SKYE DRIVE                    CLINTON         MD    20735 OO      R         SFR        360
700601104 FLORENTZ  306 NORTH IRVING STREET            ARLINGTON       VA    22201 OO      R         SFR        360
700601106 KRACKO    CENTRAL DRIVE PREMIUM POINT        NEW ROCHELLE    NY    10801 OO      R         SFR        360
700601111 POPE      291 ELM STREET                     SOUTH DARTMOUTH MA     2748 OO      R         SFR        360
700601124 JACOBS    645 BUDLEIGH CIRCLE                TIMONIUM        MD    21093 OO      R         SFR        360
700601126 JOHNSON   1913 17TH STREET SE                WASHINGTON      DC    20020 OO      R         SFR        360
700601128 VANIK     431 WHEELER SCHOOL ROAD            PYLESVILLE      MD    21132 OO      R         SFR        360
700601133 MORRISON  11799 ROCKAWAY LANE                FAIRFAX         VA    22030 OO      P         CONDO      360
700601151 TRIVERS   6610 ASSET DRIVE                   LANDOVER        MD    20785 OO      P         SFR        360
703201094 LENGEL    210 POST OAK LANE                  NORTH AUGUSTA   SC    29841 OO      R         SFR        180
703201111 THOMPSON  3008 SOUTH COLUMBUS STREET         ARLINGTON       VA    22206 OO      R         CONDO      180
703201167 MCNAIR    2900 BLOWING ROCK COURT            ELLICOTT CITY   MD    21042 OO      R         SFR        180
703201170 MYERS     1029 ASHTON ROAD                   ASHTON          MD    20861 OO      R         SFR        180
703300110 PALACIOS  50-52 S.W. 81 AVENUE               MIAMI           FL    33144 NOO     R         2-4 FAMILY 360
703300584 BOYD      2704 LUMAR DRIVE                   FORT WASHINGTON MD    20744 OO      R         SFR        360
703300809 WALLS     ROUTE #3                           SEAL HARBOR     ME     4675 OO      R         SFR        360
703300869 TAYLOR    8213 BOX DRIVE                     BALTIMORE       MD    21226 NOO     R         SFR        360
703300886 CATES     1420-A FOXHALL LANE                DECATUR         GA    30316 NOO     P         2-4 FAMILY 360
703300890 CATES     1420-B FOXHALL LANE                DECATUR         GA    30316 NOO     P         SFR        360
703300892 CATES     1420-C FOXHALL LANE                DECATUR         GA    30316 NOO     P         2-4 FAMILY 360
703300898 SIMARD    1420-F FOXHALL LANE                DECATUR         GA    30316 NOO     P         2-4 FAMILY 360
703300900 SIMARD    1420-E FOXHALL LANE                DECATUR         GA    30316 NOO     P         2-4 FAMILY 360
703300953 SHIRLEY   16131 COLONIAL ROAD                MILFORD         VA    22514 OO      R         SFR        360
703300963 BROSKY    7996 PLANTATION LAKES DRIVE        PORT ST LUCIE   FL    34986 OO      P         SFR        360
703300969 HUFFINES  3225 POND ROAD                     BURLINGTON      NC    27215 OO      R         SFR        360
703300993 WILLIAMS  7508 GREER DRIVE                   FORT WASHINGTON MD    20744 OO      R         SFR        360
703300999 PARKER    3 BIRCH LANE                       BEALS           ME     4611 OO      R         SFR        360
703301028 LOY       2521 SAMS CREEK ROAD               WESTMINSTER     MD    21157 OO      R         SFR        360
703301047 PIAZZA    353 AUGUSTA AVENUE                 ATLANTA         GA    30315 OO      R         SFR        360
703301052 EVANS     4800 BRANDYWINE ST. N.W.           WASHINGTON D.C. DC    20016 OO      R         SFR        360
703301063 SPAINHOUR 150 GEORGE PLACE                   THOMASVILLE     NC    27360 OO      R         SFR        360
703301065 BAYLOR    1144 45TH PLACE SE                 WASHINGTON      DC    20019 OO      R         SFR        360
703301072 SANDERS   334 CHANDLEY ROAD                  KINGSTON        TN    37763 OO      R         SFR        180
703301090 MILES     2018 HOLLAND AVENUE                BURLINGTON      NC    27217 OO      R         SFR        360
703301096 WALZ      1713 POPLAR RIDGE ROAD             PASADENA        MD    21122 OO      R         SFR        360
703301116 MENDOZA   49 GALLATIN STREET N.W.            WASHINGTON      DC    20011 NOO     R         SFR        360
703301123 HOWARD    48 MADISON ROAD                    EASTCHESTER     NY    10583 OO      R         SFR        180
703301143 THOMPSON  8412 DUNBAR AVENUE                 LANDOVER        MD    20785 OO      R         SFR        360



LOANID      ORIGDATE   MTDATE     ORIGBAL         RATE           PANDI           CURBAL      SFEE       LIENPOS     PRPRICE
700600981   03/25/96   04/01/26   78,000.00       8.750          613.63          77,955.12   0.5        1           0.00
700600994   03/25/96   04/01/26   137,800.00      7.750          987.22          137,800.00  0.5        1           0.00
700601007   03/26/96   04/01/26   127,400.00      10.000         1,118.03        127,286.81  0.5        1           149,900.00
700601009   03/19/96   04/01/26   85,400.00       10.750         797.19          85,400.00   0.5        1           0.00
700601015   03/19/96   04/01/26   87,500.00       10.750         816.80          87,500.00   0.5        1           0.00
700601019   03/07/96   04/01/26   136,000.00      10.000         1,193.50        136,000.00  0.5        1           0.00
700601026   03/22/96   04/01/26   148,100.00      10.750         1,382.49        148,100.00  0.5        1           198,000.00
700601034   04/01/96   04/01/26   312,300.00      10.000         2,740.66        312,161.84  0.5        1           367,500.00
700601037   04/04/96   05/01/26   60,000.00       9.500          504.51          60,000.00   0.5        1           0.00
700601044   03/27/96   04/01/11   247,500.00      8.875          2,491.94        247,500.00  0.5        1           0.00
700601085   04/15/96   05/01/26   55,000.00       10.500         503.11          55,000.00
700601090   04/03/96   05/01/26   366,350.00      9.250          3,013.87        366,350.00  0.5        1           0.00
700601092   04/05/96   05/01/26   115,200.00      8.750          906.28          115,200.00  0.5        1           0.00
700601096   04/19/96   05/01/26   102,000.00      9.500          857.67          102,000.00  0.5        1           0.00
700601099   04/25/96   05/01/26   100,100.00      10.750         934.41          100,100.00  0.5        1           0.00
700601104   04/25/96   05/01/26   68,300.00       12.000         702.54          68,300.00   0.5        1           0.00
700601106   04/25/96   05/01/26   300,000.00      8.875          2,386.93        300,000.00  0.5        1           0.00
700601111   04/30/96   06/01/26   196,000.00      9.750          1,683.94        196,000.00  0.5        1           0.00
700601124   04/30/96   06/01/26   181,900.00      8.750          1,431.01        181,900.00  0.5        1           0.00
700601126   04/25/96   05/01/26   87,500.00       9.750          751.76          87,500.00   0.5        1           0.00
700601128   05/01/96   06/01/26   153,000.00      11.750         1,544.40        153,000.00  0.5        1           0.00
700601133   05/06/96   06/01/26   125,900.00      10.500         1,151.66        125,900.00
700601151   04/30/96   05/01/26   154,700.00      9.000          1,244.75        154,700.00  0.5        1           182,400.00
703201094   03/01/96   04/01/11   34,500.00       14.000         459.45          34,443.05   0.5        2           0.00
703201111   02/27/96   04/01/11   22,000.00       14.000         292.98          22,000.00   0.5        2           0.00
703201167   04/11/96   05/01/11   84,200.00       12.990         1,064.78        84,200.00   0.5        2           0.00
703201170   04/15/96   05/01/11   36,900.00       13.500         479.08          36,900.00   0.5        2           0.00
703300110   09/05/95   10/01/25   113,000.00      13.000         1,250.01        112,653.19  0.5        1           0.00
703300584   11/08/95   12/01/25   101,250.00      11.250         983.41          101,075.81  0.5        1           0.00
703300809   02/13/96   03/01/26   105,000.00      10.500         960.48          104,916.17
703300869   02/22/96   03/01/26   140,000.00      11.240         1,358.70        139,904.82  0.5        1           0.00
703300886   02/23/96   03/01/26   67,125.00       10.625         620.30          67,099.04   0.5        1           89,500.00
703300890   02/23/96   03/01/26   67,125.00       10.625         620.30          67,099.04   0.5        1           89,500.00
703300892   02/23/96   03/01/26   67,125.00       10.625         620.30          67,099.04   0.5        1           89,500.00
703300898   02/27/96   03/01/26   71,600.00       10.750         668.37          71,573.05   0.5        1           124,500.00
703300900   02/27/96   03/01/26   71,600.00       10.750         668.37          71,573.05   0.5        1           0.00
703300953   03/13/96   04/01/26   53,600.00       10.500         490.30          53,578.70
703300963   03/20/96   04/01/26   402,500.00      13.375         4,570.73        402,500.00  0.5        1           575,000.00
703300969   03/11/96   04/01/26   109,600.00      12.000         1,127.36        109,600.00  0.5        1           0.00
703300993   03/19/96   04/01/26   118,150.00      10.250         1,058.74        118,100.46  0.5        1           0.00
703300999   03/25/96   04/01/26   74,250.00       11.500         735.29          74,226.27   0.5        1           0.00
703301028   03/15/96   04/01/26   90,000.00       12.500         960.54          90,000.00   0.5
703301047   04/08/96   05/01/26   108,750.00      10.625         1,004.96        108,750.00  0.5        1           0.00
703301052   03/27/96   04/01/26   244,000.00      12.500         2,604.11        243,936.67  0.5        1           0.00
703301063   04/08/96   05/01/26   48,000.00       11.625         479.92          48,000.00   0.5        1           0.00
703301065   03/27/96   04/01/26   55,000.00       10.375         497.97          54,977.55   0.5        1           0.00
703301072   04/08/96   05/01/11   79,500.00       12.500         979.86          79,500.00   0.5        1           0.00
703301090   04/23/96   05/01/26   92,250.00       13.375         1,047.58        92,250.00   0.5        1           0.00
703301096   03/25/96   04/01/26   306,000.00      10.625         2,827.74        306,000.00  0.5        1           0.00
703301116   04/01/96   04/01/26   45,000.00       13.000         497.79          45,000.00   0.5        1           0.00
703301123   03/29/96   05/01/11   105,000.00      10.750         1,177.00        105,000.00  0.5        1           0.00
703301143   04/25/96   05/01/26   116,000.00      11.125         1,115.67        116,000.00  0.5        1           0.00




LOANID      SRBAL        APPVAL           PROPVAL          INDEX    ORATE       OPANRFREPFREQ      NRADATE
700600981            0.00       117,000.00       117,000.006-mo. LIB        8.75613.63         0   10/01/96
700600994            0.00       212,000.00       212,000.006-mo. LIB        7.75987.62         0   10/01/96
700601007            0.00       149,900.00       149,900.006-mo. LIB       10.001,116.03       0   10/01/96
700601009            0.00       122,000.00       122,000.006-mo. LIB       10.75797.69         0   10/01/96
700601015            0.00       125,000.00       125,000.006-mo. LIB       10.75816.60         0   10/01/96
700601019            0.00       170,000.00       170,000.006-mo. LIB       10.001,196.50       0   10/01/96
700601026            0.00       215,000.00       198,000.006-mo. LIB       10.751,386.49       0   10/01/96
700601034            0.00       367,500.00       367,500.006-mo. LIB       10.002,746.66       0   10/01/96
700601037            0.00       204,000.00       204,000.006-mo. LIB        9.50504.61         0   11/01/96
700601044            0.00       360,000.00       360,000.006-mo. LIB        8.872,496.94       0   10/01/96
700601085            0.00       127,500.00       127,500.006-mo. LIB       10.50503.61         0   11/01/96
700601090            0.00       431,000.00       431,000.006-mo. LIB        9.253,016.87       0   11/01/96
700601092            0.00       144,000.00       144,000.006-mo. LIB        8.75906.68         0   11/01/96
700601096            0.00       121,500.00       121,500.006-mo. LIB        9.50857.67         0   11/01/96
700601099            0.00       143,000.00       143,000.006-mo. LIB       10.75934.61         0   11/01/96
700601104            0.00       190,000.00       190,000.006-mo. LIB       12.00702.64         0   11/01/96
700601106            0.00      1,100,000.00 1,100,000.00   6-mo. LIB        8.872,386.93       0   11/01/96
700601111            0.00       245,000.00       245,000.006-mo. LIB        9.751,686.94       0   12/01/96
700601124            0.00       214,000.00       214,000.006-mo. LIB        8.751,436.01       0   12/01/96
700601126            0.00       125,000.00       125,000.006-mo. LIB        9.75751.66         0   11/01/96
700601128            0.00       255,000.00       255,000.006-mo. LIB       11.751,546.40       0   12/01/96
700601133            0.00       145,000.00       139,900.006-mo. LIB       10.501,156.66       0   12/01/96
700601151            0.00       183,000.00       182,400.006-mo. LIB        9.001,246.75       0   11/01/96
703201094      149,725.00       205,000.00       205,000.00    14.00      459.450   0   01/00/00
703201111       96,092.00       135,500.00       135,500.00    14.00      292.980   0   01/00/00
703201167      298,287.00       450,000.00       450,000.00    12.99    1,064.780   0   01/00/00
703201170      295,200.00       369,000.00       369,000.00    13.50      479.080   0   01/00/00
703300110            0.00       233,000.00       233,000.00    13.00    1,250.010   0   01/00/00
703300584            0.00       135,000.00       135,000.00    11.25      983.400   0   01/00/00
703300809            0.00       162,000.00       162,000.00    10.50      960.480   0   01/00/00
703300869            0.00       230,000.00       230,000.00    11.24    1,358.700   0   01/00/00
703300886            0.00        91,000.00        89,500.00    10.62      620.300   0   01/00/00
703300890            0.00        91,000.00        89,500.00    10.62      620.300   0   01/00/00
703300892            0.00        91,000.00        89,500.00    10.62      620.300   0   01/00/00
703300898            0.00        89,500.00        89,500.00    10.75      668.370   0   01/00/00
703300900            0.00        89,500.00        89,500.00    10.75      668.370   0   01/00/00
703300953            0.00        67,000.00        67,000.00    10.50      490.300   0   01/00/00
703300963            0.00       575,000.00       575,000.00    13.37    4,570.730   0   01/00/00
703300969            0.00       137,000.00       137,000.00    12.00    1,127.360   0   01/00/00
703300993            0.00       139,000.00       139,000.00    10.25    1,058.740   0   01/00/00
703300999            0.00        99,000.00        99,000.00    11.50      735.290   0   01/00/00
703301028            0.00       206,000.00       206,000.00    12.50      960.530   0   01/00/00
703301047            0.00       145,000.00       145,000.00    10.62    1,004.960   0   01/00/00
703301052            0.00       418,000.00       418,000.00    12.50    2,604.110   0   01/00/00
703301063            0.00        72,000.00        72,000.00    11.62      479.920   0   01/00/00
703301065            0.00       126,000.00       126,000.00    10.37      497.970   0   01/00/00
703301072            0.00       106,000.00       106,000.00    12.50      979.860   0   01/00/00
703301090            0.00       123,000.00       123,000.00    13.37    1,047.580   0   01/00/00
703301096            0.00       340,000.00       340,000.00    10.62    2,827.740   0   01/00/00
703301116            0.00       126,000.00       126,000.00    13.00      497.790   0   01/00/00
703301123            0.00       315,000.00       315,000.00    10.75      980.160   0   01/00/00
703301143            0.00       145,000.00       145,000.00    11.12    1,115.670   0   01/00/00




LOANID      NPADATE    MARGIN  PERCAP  LIFECAP  FLOOR    CASHOUT   CHKLTV   CREDITCL   DOCTYPE   SOURCE
700600981   11/01/96       5.90    1.00    15.75     8.75Y             66.66A-         Full      SPFC
700600994   11/01/96       4.90    1.00    14.75     7.75N             65.00A-         Stated    SPFC
700601007   11/01/96       4.90    1.00    17.00    10.00N             84.99A-         Full      SPFC
700601009   11/01/96       5.90    1.00    17.75    10.75Y             70.00A-         Stated    SPFC
700601015   11/01/96       5.90    1.00    17.75    10.75Y             70.00A-         Stated    SPFC
700601019   11/01/96       5.90    1.00    17.00    10.00Y             80.00B          Full      SPFC
700601026   11/01/96       5.50    1.00    17.75    10.75N             74.79A          Stated    SPFC
700601034   11/01/96       4.90    1.00    17.00    10.00N             84.98A-         Full      SPFC
700601037   12/01/96       6.50    1.00    16.50     9.50Y             29.41C          Stated    SPFC
700601044   11/01/96       5.40    1.00    15.87     8.87Y             68.75A-         Stated    SPFC
700601085   12/01/96       5.90    1.00    17.50    10.50Y             43.13B          Stated    SPFC
700601090   12/01/96       5.15    1.00    16.25     9.25Y             85.00A-         Full      SPFC
700601092   12/01/96       5.40    1.00    15.75     8.75Y             80.00A-         Lite      SPFC
700601096   12/01/96       4.90    1.00    16.50     9.50Y             83.95A-         Full      SPFC
700601099   12/01/96       5.90    1.00    17.75    10.75Y             70.00B          Stated    SPFC
700601104   12/01/96       6.50    1.00    19.00    12.00Y             35.94D          Stated    SPFC
700601106   12/01/96       5.15    1.00    15.87     8.87Y             27.27A-         Quick     SPFC
700601111   01/01/97       5.40    1.00    16.75     9.75Y             80.00A-         Lite      SPFC
700601124   01/01/97       4.90    1.00    15.75     8.75Y             85.00A-         Full      SPFC
700601126   12/01/96       5.40    1.00    16.75     9.75Y             70.00A-         Stated    SPFC
700601128   01/01/97       6.50    1.00    18.75    11.75Y             60.00D          Lite      SPFC
700601133   01/01/97       5.50    1.00    17.50    10.50N             89.99A          Full      SPFC
700601151   12/01/96       4.90    1.00    16.00     9.00N             84.81A-         Full      SPFC
703201094   01/00/00       0.00    0.00     0.00     0.00Y             16.82A          Full      SPFC
703201111   01/00/00       0.00    0.00     0.00     0.00Y             16.23A          Full      SPFC
703201167   01/00/00       0.00    0.00     0.00     0.00Y             18.71A-         Full      SPFC
703201170   01/00/00       0.00    0.00     0.00     0.00Y             10.00A          Full      SPFC
703300110   01/00/00       0.00    0.00     0.00     0.00Y             48.49A-         Stated    SPFC
703300584   01/00/00       0.00    0.00     0.00     0.00N             75.00C          Full      SPFC
703300809   01/00/00       0.00    0.00     0.00     0.00Y             64.81B          Full      SPFC
703300869   01/00/00       0.00    0.00     0.00     0.00Y             60.87A-         Stated    SPFC
703300886   01/00/00       0.00    0.00     0.00     0.00N             75.00A-         Full      SPFC
703300890   01/00/00       0.00    0.00     0.00     0.00N             75.00A-         Full      SPFC
703300892   01/00/00       0.00    0.00     0.00     0.00N             75.00A-         Full      SPFC
703300898   01/00/00       0.00    0.00     0.00     0.00N             80.00A-         Full      SPFC
703300900   01/00/00       0.00    0.00     0.00     0.00N             80.00A-         Full      SPFC
703300953   01/00/00       0.00    0.00     0.00     0.00Y             80.00B          Full      SPFC
703300963   01/00/00       0.00    0.00     0.00     0.00N             70.00C          Lite      SPFC
703300969   01/00/00       0.00    0.00     0.00     0.00Y             80.00B          Full      SPFC
703300993   01/00/00       0.00    0.00     0.00     0.00N             85.00A-         Full      SPFC
703300999   01/00/00       0.00    0.00     0.00     0.00Y             75.00B          Full      SPFC
703301028   01/00/00       0.00    0.00     0.00     0.00Y             43.68D          Stated    SPFC
703301047   01/00/00       0.00    0.00     0.00     0.00Y             75.00B          Full      SPFC
703301052   01/00/00       0.00    0.00     0.00     0.00Y             58.37D          Stated    SPFC
703301063   01/00/00       0.00    0.00     0.00     0.00Y             66.66C          Full      SPFC
703301065   01/00/00       0.00    0.00     0.00     0.00Y             43.65B          Full      SPFC
703301072   01/00/00       0.00    0.00     0.00     0.00Y             75.00C          Full      SPFC
703301090   01/00/00       0.00    0.00     0.00     0.00N             75.00C          Full      SPFC
703301096   01/00/00       0.00    0.00     0.00     0.00Y             90.00A          Full      SPFC
703301116   01/00/00       0.00    0.00     0.00     0.00Y             35.71C          Full      SPFC
703301123   01/00/00       0.00    0.00     0.00     0.00Y             33.33B          Quick     SPFC
703301143   01/00/00       0.00    0.00     0.00     0.00Y             80.00B          Full      SPFC





LOANID    NAME ..... ADDRESS                             CITY              STATE ZIP   OWN OCC LOAN PURP PROP TYPE  ORIG TERM
703301175 OTTLEY     1356 D STREET SE                   WASHINGTON D.C.   DC    20003 NOO     R         SFR        360
800600161 PALSGRAAF  3893 WEST 250 NORTH                WEST POINT        UT    84015 OO      P         CONDO      360
800601639 CORDERO    10413-10415 GORMAN AVENUE          LOS ANGELES       CA    90002 OO      R         2-4 FAMILY 360
800601703 WILLIAMS   48 WEST 300 SOUTH                  SALT LAKE CITY    UT    84101 OO      R         CONDO      360
800601797 ROMERO     3128 WEST 7325 SOUTH               WEST JORDAN       UT    84084 OO      R         SFR        360
800601818 HAUSKNECHT 2197 EAST THISTLEWOOD WAY          SANDY             UT    84092 OO      R         SFR        360
800601835 KENSINGTON 2597 EAST OAK GROVE DRIVE          SANDY             UT    84092 OO      R         SFR        360
800601841 JUAREZ     1198 NORTH HUNTINGTON BOULEVARD    POMONA            CA    91768 OO      R         SFR        360
800601849 KUDLIK     2678 EAST HILLSDEN DRIVE           SALT LAKE CITY    UT    84117 OO      R         SFR        360
800601858 MILLER     694 WEST 200 NORTH                 PAROWAN           UT    84761 OO      R         SFR        360
800601865 MOH        1610 KANUNU STREET                 HONOLULU          HI    96814 OO      R         CONDO      360
800601881 PECK       5658 WEST CAPE COD DRIVE           WEST VALLEY       UT    84120 OO      R         SFR        360
800601883 MATHESON   6649 WEST KINGS ESTATE COURT       WEST VALLEY       UT    84120 OO      R         SFR        360
800601885 FULLER     2165 PRINCETON WAY                 REDDING           CA    96003 OO      R         SFR        360
800601897 HEADSTREAM 4525 NORTH 66TH STREET             SCOTTSDALE        AZ    85251 OO      P         CONDO      360
800601903 HARKINS    38381 MARACAIBO CIRCLE EAST        PALM SPRINGS AREA CA    92264 OO      R         SFR        360
800601909 YOKOTE     124 EAST KUHUOI STREET             KAHULUI           HI    96732 OO      R         SFR        360
800601926 JACKSON    8227 SOUTH 5220 WEST               WEST JORDAN       UT    84088 OO      R         SFR        360
800601946 MARTINEZ   2368 NORTH VALLEJO WAY             UPLAND            CA    91784 OO      R         SFR        360
800601967 JONES      415 SOUTH STREET                   HONOLULU          HI    96813 OO      P         CONDO      360
800601988 TAKAHASHI  4630 LOWER HONOAPIILANI HIGHWAY    LAHAINA           HI    96761 OO      R         SFR        360
800601991 TURNER     4844 WEST 1500 NORTH               DELTA             UT    84624 OO      R         SFR        360
800602028 BOLERJACK  1500 EAST GAME CREEK ROAD          JACKSON           WY    83001 OO      R         SFR        360
800602042 CAMPBELL   814 EAST SHERMAN AVENUE            SALT LAKE CITY    UT    84105 OO      R         SFR        360
800602056 HAN        31900 PALM ROAD                    HEMET AREA        CA    92543 OO      P         SFR        360
800602062 KOPLAN     9248 EAST HILLARY WAY              SCOTTSDALE        AZ    85260 NOO     P         SFR        360
800602079 OLSEN      2491 WEST ACACIA AVENUE            HEMET             CA    92545 NOO     R         CONDO      360
800602084 MOLTZ      88 WEST 50 SOUTH                   CENTERVILLE       UT    84014 OO      P         CONDO      360
800602090 WARE       3301-3307 STUART STREET            OAKLAND           CA    94602 OO      P         2-4 FAMILY 360
800602100 FONTANY    94-6820 MAMALAHOA HIGHWAY          NAALEHU           HI    96772 OO      R         SFR        360
800602110 SICARD     1593 SOUTH 700 EAST                SALT LAKE CITY    UT    84105 OO      P         2-4 FAMILY 360
800602114 VALO'T     94-621 KAIEWA STREET               WAIPAHU           HI    96797 OO      P         SFR        360
800602117 SCHNABEL   6619 SOUTH DIXIE DRIVE             WEST JORDAN       UT    84084 OO      R         SFR        360
800602152 ZADROZNY   12466 SOUTH 1700 EAST              DRAPER            UT    84020 OO      R         SFR        360
800602164 CLEMANS    326 SOUTH WILLOW STREET            FLORENCE          AZ    85232 OO      R         SFR        360
800602168 LEMMON     2356 WEST 15000 SOUTH              BLUFFDALE         UT    84065 OO      R         SFR        360
800602173 BLANSET    163 KAIULANI STREET                HILO              HI    96720 OO      R         SFR        360
800602180 STEPHENSEN 1079 E. 29TH STREET                OGDEN             UT    84403 NOO     P         SFR        360
800602182 BROWN      1155 SOUTH 1000 EAST               CLEARFIELD        UT    84015 OO      R         CONDO      360
800602186 GRIFFIN    7655 PLEASANTS VALLEY ROAD         VACAVILLE         CA    95688 OO      P         SFR        360
800602191 HARMON     6746 SOUTH 1620 EAST               SALT LAKE CITY    UT    84121 OO      R         SFR        360
800602197 SKINNER    196 WEST 1225 NORTH                LAYTON            UT    84041 OO      R         SFR        360
800602207 SHOFFEITT  34147 AVENUE E                     YUCAIPA           CA    92399 OO      R         SFR        360
800602216 ANDERSON   1245 6TH STREET                    OGDEN             UT    84404 OO      R         SFR        360
800602233 ORTIZ      1309 VIA DEL CARMEL                SANTA MARIA       CA    93455 OO      P         SFR        360
800602242 BANGERTER  850 WEST 600 NORTH                 WEST BOUNTIFUL    UT    84087 OO      R         SFR        360
800602248 GACUSAN    1950 NAHEMA STREET                 LIHUE             HI    96766 OO      R         SFR        360
800602254 TABIOS     77-6543 SEAVIEW CIRCLE             KAILUA-KONA       HI    96740 OO      R         2-4 FAMILY 360
800602256 PROSSEGGER 3674 OAKWOOD DRIVE                 PARK CITY         UT    84060 2ND     R         SFR        360
800602260 FLORES     15039 BRIARHILL DRIVE              SYLMAR AREA       CA    91340 OO      P         SFR        360
800602262 FROST      77-6473 PRINCESS KEELIKOLANI DRIVE KAILUA-KONA       HI    96740 OO      R         SFR        360
800602274 GIBBONS    2318 JEFFERSON AVENUE              OGDEN             UT    84401 NOO     R         2-4 FAMILY 360



LOANID      ORIGDATE   MTDATE     ORIGBAL         RATE           PANDI           CURBAL      SFEE       LIENPOS     PRPRICE
703301175   04/19/96   05/01/26   50,000.00       10.875         471.45          50,000.00   0.5        1           0.00
800600161   04/12/96   05/01/26   88,900.00       9.000          715.31          88,900.00   0.5        1           104,600.00
800601639   02/13/96   03/01/26   116,250.00      8.750          914.54          116,183.12  0.5        1           0.00
800601703   02/05/96   03/01/26   157,250.00      9.750          1,351.02        157,176.64  0.5        1           0.00
800601797   02/05/96   03/01/26   167,000.00      9.000          1,343.72        166,908.50  0.5        1           0.00
800601818   02/20/96   03/01/26   110,600.00      9.750          950.22          110,600.00  0.5        1           0.00
800601835   02/12/96   03/01/26   337,500.00      9.000          2,715.60        337,315.65  0.5        1           0.00
800601841   03/18/96   04/01/26   132,300.00      9.000          1,064.52        132,300.00  0.5        1           0.00
800601849   03/04/96   04/01/26   450,000.00      8.625          3,500.05        450,000.00  0.5        1           0.00
800601858   03/11/96   04/01/26   79,600.00       10.000         698.55          79,600.00   0.5        1           0.00
800601865   01/08/96   02/01/26   188,000.00      8.750          1,479.00        187,782.87  0.5        1           0.00
800601881   02/23/96   03/01/26   115,850.00      9.000          932.16          115,786.72  0.5        1           0.00
800601883   02/20/96   03/01/26   61,750.00       10.500         564.85          61,725.31
800601885   02/12/96   03/01/26   165,000.00      8.500          1,268.71        164,900.04  0.5        1           0.00
800601897   02/22/96   03/01/26   62,000.00       9.750          532.68          61,971.07   0.5        1           77,500.00
800601903   03/11/96   04/01/26   500,000.00      9.375          4,158.75        500,000.00  0.5        1           0.00
800601909   02/12/96   03/01/26   144,000.00      10.250         1,290.39        143,875.09  0.5        1           0.00
800601926   02/22/96   03/01/26   144,000.00      10.500         1,317.22        143,942.78
800601946   02/14/96   03/01/26   340,000.00      8.750          2,674.78        339,607.35  0.5        1           0.00
800601967   03/22/96   04/01/26   213,750.00      9.750          1,836.44        213,750.00  0.5        1           300,000.00
800601988   02/14/96   03/01/26   320,000.00      9.500          2,690.73        319,683.96  0.5        1           0.00
800601991   03/11/96   04/01/26   59,800.00       10.500         547.01          59,776.24
800602028   03/13/96   04/01/26   300,000.00      7.750          2,149.24        299,788.26  0.5        1           0.00
800602042   03/07/96   04/01/26   59,500.00       10.500         544.27          59,470.63
800602056   03/05/96   04/01/26   264,000.00      9.250          2,171.86        263,863.14  0.5        1           330,000.00
800602062   03/25/96   04/01/26   132,433.00      8.750          1,041.85        132,433.00  0.5        1           189,190.00
800602079   04/04/96   05/01/26   35,000.00       9.000          281.62          35,000.00   0.5        1           0.00
800602084   03/29/96   04/01/26   41,325.00       9.000          332.51          41,325.00   0.5        1           55,100.00
800602090   02/13/96   03/01/26   98,100.00       9.500          824.88          98,051.75   0.5        1           109,000.00
800602100   02/29/96   04/01/26   135,000.00      9.000          1,086.24        134,926.26  0.5        1           0.00
800602110   03/26/96   04/01/26   123,250.00      9.000          991.70          123,182.68  0.5        1           145,000.00
800602114   03/25/96   04/01/26   135,000.00      9.500          1,135.15        135,000.00  0.5        1           150,000.00
800602117   03/20/96   04/01/26   80,850.00       11.500         800.65          80,850.00   0.5        1           0.00
800602152   04/12/96   05/01/26   295,500.00      9.250          2,431.01        295,500.00  0.5        1           0.00
800602164   04/05/96   05/01/26   66,470.00       8.500          511.10          66,470.00   0.5        1           0.00
800602168   03/25/96   04/01/26   110,000.00      11.000         1,047.56        110,000.00  0.5        1           0.00
800602173   03/11/96   04/01/26   308,000.00      9.500          2,589.83        308,000.00  0.5        1           0.00
800602180   04/03/96   05/01/26   31,200.00       11.500         308.97          31,200.00   0.5        1           38,000.00
800602182   03/27/96   04/01/26   41,400.00       9.500          348.11          41,379.64   0.5        1           0.00
800602186   03/19/96   04/01/26   427,200.00      9.125          3,475.84        427,200.00  0.5        1           534,000.00
800602191   03/25/96   05/01/26   112,000.00      9.000          901.18          112,000.00  0.5        1           0.00
800602197   03/29/96   05/01/26   93,500.00       10.000         820.53          93,500.00   0.5
800602207   04/04/96   05/01/26   127,500.00      9.000          1,025.89        127,500.00  0.5        1           0.00
800602216   04/09/96   05/01/26   63,200.00       10.000         554.63          63,200.00   0.5        1           0.00
800602233   03/22/96   05/01/26   114,400.00      9.250          941.14          114,400.00  0.5        1           0.00
800602242   04/12/96   05/01/26   265,000.00      9.500          2,228.26        265,000.00  0.5        1           0.00
800602248   03/20/96   04/01/26   110,000.00      9.000          885.08          110,000.00  0.5        1           0.00
800602254   03/29/96   05/01/26   188,000.00      9.750          1,615.21        188,000.00  0.5        1           0.00
800602256   03/29/96   05/01/26   650,000.00      9.875          5,644.27        650,000.00  0.5        1           0.00
800602260   04/11/96   05/01/26   175,900.00      8.500          1,352.52        175,900.00  0.5        1           206,990.00
800602262   03/25/96   05/01/26   161,250.00      9.750          1,385.39        161,250.00  0.5        1           0.00
800602274   04/11/96   05/01/26   100,000.00      10.250         896.10          100,000.00  0.5        1           0.00






LOANID      SRBAL  APPVAL           PROPVAL          INDEX         ORATE       OPANDI     RFREPFRENRADATE
703301175      0.00       107,000.00       107,000.00                     10.87     471.450   0   01/00/00
800600161      0.00       108,000.00       104,600.006-mo. LIBOR           9.00     715.316   0   11/01/96
800601639      0.00       155,000.00       155,000.006-mo. LIBOR           8.75     914.546   0   09/01/96
800601703      0.00       185,000.00       185,000.006-mo. LIBOR           9.75   1,351.026   0   09/01/96
800601797      0.00       203,000.00       203,000.006-mo. LIBOR           9.00   1,343.726   0   09/01/96
800601818      0.00       158,000.00       158,000.006-mo. LIBOR           9.75     950.226   0   09/01/96
800601835      0.00       450,000.00       450,000.006-mo. LIBOR           9.00   2,715.606   0   09/01/96
800601841      0.00       147,000.00       147,000.006-mo. LIBOR           9.00   1,064.526   0   10/01/96
800601849      0.00       800,000.00       800,000.006-mo. LIBOR           8.62   3,500.056   0   10/01/96
800601858      0.00        99,500.00        99,500.006-mo. LIBOR          10.00     698.556   0   10/01/96
800601865      0.00       235,000.00       235,000.006-mo. LIBOR           8.75   1,479.006   0   08/01/96
800601881      0.00       136,300.00       136,300.006-mo. LIBOR           9.00     932.166   0   09/01/96
800601883      0.00        95,000.00        95,000.006-mo. LIBOR          10.50     564.856   0   09/01/96
800601885      0.00       284,000.00       284,000.006-mo. LIBOR           8.50   1,268.716   0   09/01/96
800601897      0.00        79,000.00        77,500.006-mo. LIBOR           9.75     532.686   0   09/01/96
800601903      0.00       700,000.00       700,000.006-mo. LIBOR           9.37   4,158.756   0   10/01/96
800601909      0.00       180,000.00       180,000.006-mo. LIBOR          10.25   1,290.396   0   09/01/96
800601926      0.00       160,000.00       160,000.006-mo. LIBOR          10.50   1,317.226   0   09/01/96
800601946      0.00       425,000.00       425,000.006-mo. LIBOR           8.75   2,674.786   0   09/01/96
800601967      0.00       285,000.00       285,000.006-mo. LIBOR           9.75   1,836.446   0   10/01/96
800601988      0.00       435,000.00       435,000.006-mo. LIBOR           9.50   2,690.736   0   09/01/96
800601991      0.00        92,000.00        92,000.006-mo. LIBOR          10.50     547.016   0   10/01/96
800602028      0.00       610,000.00       610,000.006-mo. LIBOR           7.75   2,149.246   0   10/01/96
800602042      0.00        85,000.00        85,000.006-mo. LIBOR          10.50     544.276   0   10/01/96
800602056      0.00       330,000.00       330,000.006-mo. LIBOR           9.25   2,171.866   0   10/01/96
800602062      0.00       190,000.00       189,190.006-mo. LIBOR           8.75   1,041.856   0   10/01/96
800602079      0.00        50,000.00        50,000.006-mo. LIBOR           9.00     281.626   0   11/01/96
800602084      0.00        56,300.00        55,100.006-mo. LIBOR           9.00     332.516   0   10/01/96
800602090      0.00       115,000.00       109,000.006-mo. LIBOR           9.50     824.886   0   09/01/96
800602100      0.00       240,000.00       240,000.006-mo. LIBOR           9.00   1,086.246   0   10/01/96
800602110      0.00       170,000.00       145,000.006-mo. LIBOR           9.00     991.706   0   10/01/96
800602114      0.00       209,000.00       150,000.006-mo. LIBOR           9.50   1,135.156   0   10/01/96
800602117      0.00       107,800.00       107,800.006-mo. LIBOR          11.50     800.656   0   10/01/96
800602152      0.00       394,000.00       394,000.006-mo. LIBOR           9.25   2,431.016   0   11/01/96
800602164      0.00        78,200.00        78,200.006-mo. LIBOR           8.50     511.106   0   11/01/96
800602168      0.00       173,000.00       173,000.006-mo. LIBOR          11.00   1,047.566   0   10/01/96
800602173      0.00       385,000.00       385,000.006-mo. LIBOR           9.50   2,589.836   0   10/01/96
800602180      0.00        39,000.00        38,000.006-mo. LIBOR          11.50     308.976   0   11/01/96
800602182      0.00        46,000.00        46,000.006-mo. LIBOR           9.50     348.116   0   10/01/96
800602186      0.00       535,000.00       534,000.006-mo. LIBOR           9.12   3,475.846   0   10/01/96
800602191      0.00       160,000.00       160,000.00                      9.00     901.180   0   01/00/00
800602197      0.00       110,000.00       110,000.006-mo. LIBOR          10.00     820.536   0   11/01/96
800602207      0.00       150,000.00       150,000.006-mo. LIBOR           9.00   1,025.896   0   11/01/96
800602216      0.00        79,000.00        79,000.006-mo. LIBOR          10.00     554.636   0   11/01/96
800602233      0.00       143,000.00       143,000.006-mo. LIBOR           9.25     941.146   0   11/01/96
800602242      0.00       335,000.00       335,000.006-mo. LIBOR           9.50   2,228.266   0   11/01/96
800602248      0.00       245,000.00       245,000.006-mo. LIBOR           9.00     885.086   0   10/01/96
800602254      0.00       235,000.00       235,000.006-mo. LIBOR           9.75   1,615.216   0   11/01/96
800602256      0.00      1,150,000.00 1,150,000.00   6-mo. LIBOR           9.87   5,644.276   0   11/01/96
800602260      0.00       207,000.00       206,990.006-mo. LIBOR           8.50   1,352.526   0   11/01/96
800602262      0.00       215,000.00       215,000.00                      9.75   1,385.390   0   01/00/00
800602274      0.00       125,000.00       125,000.006-mo. LIBOR          10.25     896.106   0   11/01/96




LOANID      NPADATE    MARGIN  PERCAP  LIFECAP  FLOOR    CASHOUT   CHKLTV   CREDITCL   DOCTYPE   SOURCE
703301175   01/00/00       0.00    0.00     0.00     0.00Y             46.72A-         Stated    SPFC
800600161   12/01/96       5.40    1.00    16.00     9.00N             84.99A-         Alt       SPFC
800601639   10/01/96       5.90    1.00    15.75     8.75Y             75.00A-         Stated    SPFC
800601703   10/01/96       4.90    1.00    16.75     9.75Y             85.00A-         Full      SPFC
800601797   10/01/96       4.90    1.00    16.00     9.00Y             82.26A-         Full      SPFC
800601818   10/01/96       6.40    1.00    16.75     9.75Y             70.00B          Stated    SPFC
800601835   10/01/96       5.40    1.00    16.00     9.00Y             75.00A-         Stated    SPFC
800601841   11/01/96       5.00    1.00    16.00     9.00Y             90.00A          Full      SPFC
800601849   11/01/96       5.27    1.00    15.62     8.62Y             56.25A-         Full      SPFC
800601858   11/01/96       5.40    1.00    17.00    10.00Y             80.00B          Full      SPFC
800601865   09/01/96       5.80    1.50    15.75     8.75Y             80.00A-         Lite      SPFC
800601881   10/01/96       4.90    1.00    16.00     9.00Y             84.99A-         Alt       SPFC
800601883   10/01/96       6.00    1.00    17.50    10.50Y             65.00D          Full      SPFC
800601885   10/01/96       5.40    1.00    15.50     8.50Y             58.09A-         Stated    SPFC
800601897   10/01/96       6.40    1.00    16.75     9.75N             80.00A-         Lite      SPFC
800601903   11/01/96       6.52    1.00    16.37     9.37Y             71.42A-         Stated    SPFC
800601909   10/01/96       6.25    1.00    17.25    10.25Y             80.00A          Stated    SPFC
800601926   10/01/96       5.00    1.00    17.50    10.50Y             90.00A          Full      SPFC
800601946   10/01/96       6.00    1.50    15.75     8.75Y             80.00A-         Lite      SPFC
800601967   11/01/96       5.40    1.00    16.75     9.75N             75.00A-         Full      SPFC
800601988   10/01/96       5.90    1.00    16.50     9.50Y             73.56A-         Stated    SPFC
800601991   11/01/96       6.00    1.00    17.50    10.50Y             65.00D          Full      SPFC
800602028   11/01/96       4.90    1.00    14.75     7.75Y             49.18A-         Stated    SPFC
800602042   11/01/96       6.15    1.00    17.50    10.50Y             70.00B          Stated    SPFC
800602056   11/01/96       5.90    1.00    16.25     9.25N             80.00A-         Lite      SPFC
800602062   11/01/96       5.40    1.00    15.75     8.75N             70.00A-         Full      SPFC
800602079   12/01/96       6.40    1.00    16.00     9.00Y             70.00A-         Stated    SPFC
800602084   11/01/96       5.90    1.00    16.00     9.00N             75.00A-         Stated    SPFC
800602090   10/01/96       5.50    1.00    16.50     9.50N             90.00A          Full      SPFC
800602100   11/01/96       5.90    1.00    16.00     9.00Y             56.25A-         Stated    SPFC
800602110   11/01/96       5.40    1.00    16.00     9.00N             85.00A-         Full      SPFC
800602114   11/01/96       5.50    1.00    16.50     9.50N             90.00A          Full      SPFC
800602117   11/01/96       5.75    1.00    18.50    11.50Y             75.00C          Alt       SPFC
800602152   12/01/96       5.40    1.00    16.25     9.25Y             75.00A-         Stated    SPFC
800602164   12/01/96       4.90    1.00    15.50     8.50Y             85.00A-         Full      SPFC
800602168   11/01/96       6.00    1.00    18.00    11.00Y             63.58D          Full      SPFC
800602173   11/01/96       5.40    1.00    16.50     9.50Y             80.00A-         Lite      SPFC
800602180   12/01/96       6.00    1.00    18.50    11.50N             82.10A          Full      SPFC
800602182   11/01/96       5.50    1.00    16.50     9.50Y             90.00A          Full      SPFC
800602186   11/01/96       5.78    1.00    16.12     9.12N             80.00A-         Lite      SPFC
800602191   01/00/00       0.00    0.00     0.00     0.00Y             70.00A-         Stated    SPFC
800602197   12/01/96       4.90    1.00    17.00    10.00Y             85.00A-         Alt       SPFC
800602207   12/01/96       5.40    1.00    16.00     9.00Y             85.00A-         Full      SPFC
800602216   12/01/96       5.90    1.00    17.00    10.00Y             80.00B          Full      SPFC
800602233   12/01/96       5.40    1.00    16.25     9.25N             80.00A-         Lite      SPFC
800602242   12/01/96       6.65    1.00    16.50     9.50Y             79.10A-         Lite      SPFC
800602248   11/01/96       5.40    1.00    16.00     9.00Y             44.89B          Stated    SPFC
800602254   12/01/96       5.90    1.00    16.75     9.75N             80.00A-         Lite      SPFC
800602256   12/01/96       6.27    1.00    16.87     9.87Y             56.52A-         Stated    SPFC
800602260   12/01/96       4.90    1.00    15.50     8.50N             84.98A-         Full      SPFC
800602262   01/00/00       0.00    0.00     0.00     0.00Y             75.00A-         Stated    SPFC
800602274   12/01/96       6.90    1.00    17.25    10.25Y             80.00A-         Alt       SPFC





LOANID    NAME ..... ADDRESS                             CITY              STATE ZIP   OWN OCC LOAN PURP PROP TYPE  ORIG TERM
800602278 GIBBONS      2322 JEFFERSON AVENUE            OGDEN               UT    84401 NOO     R         2-4 FAMILY 360
800602282 KIM          1366 HONOKAHUA STREET            HONOLULU            HI    96825 OO      R         SFR        360
800602284 BRAND        68-3720 LUA-HOANA PLACE          WAIKOLOA            HI    96738 OO      P         PUD        360
800602290 RILEY        77-6481 ONO ROAD                 KAILUA KONA         HI    96740 OO      R         SFR        360
800602317 SACHS        4967 WALLACE LANE                SALT LAKE CITY      UT    84117 OO      R         SFR        360
800602320 SANCHEZ      46-4099 MAMALAHOA HIGHWAY        HONOKAA             HI    96727 OO      R         SFR        360
800602335 HEPNER       470 SOUTH DOWNS DRIVE            OGDEN               UT    84404 OO      P         SFR        360
800602355 FERNANDEZ    2466 LILIUOKALANI STREET         KILAUEA             HI    96754 OO      R         SFR        360
800602371 SALAS        LOT 69 AWAMOA WAY                WAIKOLOA            HI    96738 OO      R         PUD        360
803202250 HUGGINS JR.  2458 ANTELOPE DRIVE              CORONA              CA    91720 OO      R         SFR        180
803202303 BARNEY       289 CHAMPLAIN                    TOOELE              UT    84074 OO      R         SFR        180
803202343 WILLIAMS     11684 NORTH 9200 WEST            BOTHWELL            UT    84337 OO      R         SFR        120
803202369 OSUNA        16442 EAST COMPO REAL DRIVE      HACIENDA HEIGHTS    CA    91745 OO      R         SFR        120
803202375 WARWAR       196 SOUTH SAGEWOOD STREET        ORANGE              CA    92669 OO      R         SFR        180
803202377 SUGAI        98-508 KILIOHU LOOP              AIEA                HI    96701 OO      R         PUD        180
803202391 PENDLEY      1530 CENTER STREET               REDLANDS            CA    92373 OO      R         SFR        180
803202408 PEARSON      1604 HILLSBORO DRIVE             LAYTON              UT    84040 OO      R         SFR        180
803202418 MCMURRAY     802 SOUTH FILLMORE AVENUE        RIALTO              CA    92376 OO      R         SFR        180
803300884 MATLOCK      613 SOUTH PANNES AVENUE          COMPTON             CA    90221 OO      R         SFR        360
803301306 GRAY         903 WESTFIELD AVENUE             TULARE              CA    93274 OO      R         SFR        360
803301336 ROLDAN       555 APACHE ROAD                  PERRIS              CA    92570 OO      R         SFR        360
803301351 RODRIGUEZ    4710 EAST 14TH STREET            LONG BEACH          CA    90804 OO      R         SFR        360
803301361 KAISAKI      1441 SOUTH CYPRESS AVENUE        ONTARIO             CA    91762 OO      R         SFR        360
803301378 JORGENSEN    60 EAST 200 SOUTH                MOUNT PLEASANT      UT    84647 OO      R         SFR        360
803301440 MOWERY       2432 AROWHEAD STREET             NORTH LAS VEGAS     NV    89030 NOO     R         2-4 FAMILY 360
803301445 JONES        2366 RAMONA AVENUE               SAN BERNARDINO      CA    92411 OO      R         SFR        360
803301459 KIDDER       729 HIGHLAND LANE                SUGARLOAF           CA    92386 OO      R         SFR        360
803301464 CSER         15050 CHOLLA ROAD                WHITEWATER          CA    92282 OO      R         SFR        360
803301475 KISOR        1467 SOUTH COPPER MOUNTAIN DRIVE DIAMOND BAR         CA    91765 OO      R         SFR        180
803301492 DENNISON     42677 BEDFORD DRIVE              NEWBERRY SPRINGS    CA    92365 OO      R         SFR        360
803301494 BOND         525 18TH STREET                  EVANSTON            WY    82930 OO      R         SFR        360
803301497 LONG         3725 & 3727 SOUTH ELLIS STREET   CORONA              CA    91719 OO      R         2-4 FAMILY 360
803301502 WILKINS      1468 NORTH 8TH STREET            BANNING AREA        CA    92220 NOO     R         SFR        180
803301507 BOWERS       150 HAUOLI ROAD                  WAILUKU             HI    96793 OO      P         CONDO      360
803301513 ORDONEZ      800 HOOMAU STREET                WAILUKU             HI    96793 OO      R         PUD        360
803301528 KEFFELER     6415 BEVERLEY BOULEVARD          EVERETT             WA    98203 NOO     R         SFR        360
803301531 MORGAN       13-763 MALAMA STEET              PAHOA               HI    96778 OO      R         SFR        360
803301551 SWANSON      30982 VELOUR STREET              NEWBERRY SPRINGS    CA    92365 OO      R         SFR        360
803301579 LEMAIRE      6921 ELM AVENUE                  CYPRESS             CA    90630 OO      P         SFR        360
803301593 SING         21415 NORTH MYRTLE               COLBERT             WA    99005 OO      R         SFR        360
803301595 GETZ         17911 CAJALCO ROAD               PERRIS AREA         CA    92570 OO      R         SFR        360
803301606 CARLOS       10440 FOURTH AVENUE              HESPERIA            CA    92345 OO      R         SFR        360
803301619 PERRY        6621 A. ACACIA ROAD              PHELAN              CA    92371 OO      R         SFR        180
803301625 RIVERA       559 SOUTH 1000 WEST              SALT LAKE CITY      UT    84104 OO      R         SFR        360
803301661 MILLER       300 EAST NORTHERN AVENUE         PHOENIX             AZ    85020 OO      R         SFR        360
803301671 STUBBS       2733 EAST 4000 SOUTH             VERNAL              UT    84078 OO      R         SFR        360
803301674 NOYCE        1785 EAST MAPLE HILLS DRIVE      BOUNTIFUL           UT    84010 OO      R         SFR        360
803301711 COLEMAN      1486 CARROLL AVENUE              ST. PAUL            MN    55104 OO      R         SFR        360
803301717 LUNA         22929 HORIZON STREET             APPLE VALLEY        CA    92308 OO      P         SFR        360
803301720 FERGINS      2130 MALLORY STREET              SAN BERNARDINO AREA CA    92405 OO      R         SFR        360
803301725 MYERS        6150 CLARIDGE DRIVE              RIVERSIDE           CA    92506 OO      P         SFR        360
803301744 HENRY        14-547 SEAVIEW ROAD              PAHOA               HI    96778 OO      R         SFR        360



LOANID      ORIGDATE   MTDATE     ORIGBAL         RATE           PANDI           CURBAL      SFEE       LIENPOS     PRPRICE
800602278   04/11/96   05/01/26   95,200.00       10.250         853.09          95,200.00   0.5        1           0.00
800602282   04/03/96   05/01/26   110,000.00      11.000         1,047.56        110,000.00  0.5        1           0.00
800602284   04/03/96   05/01/26   262,500.00      9.000          2,112.13        262,500.00  0.5        1           0.00
800602290   03/27/96   05/01/26   412,500.00      9.375          3,430.97        412,500.00  0.5        1           0.00
800602317   04/25/96   06/01/26   186,800.00      9.250          1,536.76        186,800.00  0.5        1           0.00
800602320   04/03/96   05/01/26   150,000.00      9.250          1,234.01        150,000.00  0.5        1           0.00
800602335   04/10/96   05/01/26   100,692.00      9.750          865.10          100,692.00  0.5        1           0.00
800602355   04/17/96   05/01/26   152,000.00      10.250         1,362.07        152,000.00  0.5        1           0.00
800602371   04/18/96   05/01/26   260,000.00      9.500          2,186.22        260,000.00  0.5        1           0.00
803202250   03/04/96   04/01/11   29,000.00       12.500         357.43          28,944.65   0.5        2           0.00
803202303   03/18/96   04/01/11   31,000.00       13.490         402.27          31,000.00   0.5        2           0.00
803202343   04/15/96   06/05/01   22,000.00       12.990         328.35          22,000.00   0.5        2           0.00
803202369   04/12/96   06/05/01   21,600.00       13.500         328.91          21,600.00   0.5        2           0.00
803202375   04/19/96   05/01/11   47,200.00       12.990         596.88          47,200.00   0.5        2           0.00
803202377   04/20/96   04/25/11   49,000.00       13.500         636.18          49,000.00   0.5        2           0.00
803202391   05/01/96   06/01/11   25,500.00       13.500         331.07          25,500.00   0.5        2           0.00
803202408   04/24/96   05/01/11   37,990.00       13.000         480.67          37,990.00   0.5        2           0.00
803202418   05/01/96   06/01/11   27,500.00       12.500         338.94          27,500.00   0.5        2           0.00
803300884   02/07/96   03/01/26   112,000.00      10.750         1,045.50        111,915.29  0.5        1           0.00
803301306   02/27/96   04/01/26   56,000.00       9.750          481.13          55,947.53   0.5        1           0.00
803301336   04/02/96   05/01/26   40,000.00       11.375         392.31          40,000.00   0.5        1           0.00
803301351   02/20/96   03/01/26   155,700.00      11.750         1,571.65        155,605.36  0.5        1           0.00
803301361   02/05/96   03/01/26   93,600.00       9.750          804.17          93,556.33   0.5        1           0.00
803301378   02/01/96   03/01/26   77,350.00       10.250         693.13          77,317.57   0.5        1           0.00
803301440   02/23/96   03/01/26   56,000.00       11.125         538.60          55,980.57   0.5        1
803301445   03/18/96   04/01/26   71,100.00       10.500         650.38          71,100.00
803301459   04/05/96   05/01/26   88,800.00       10.625         820.60          88,800.00   0.5        1           0.00
803301464   02/01/96   03/01/26   57,600.00       9.750          494.87          57,546.04   0.5        1           0.00
803301475   02/02/96   03/01/11   27,000.00       13.500         350.55          26,905.87   0.5
803301492   02/12/96   03/01/26   50,000.00       10.375         452.70          49,959.01   0.5        1           0.00
803301494   02/21/96   03/01/26   51,000.00       11.000         485.68          50,981.82   0.5        1           0.00
803301497   04/05/96   05/01/26   105,000.00      11.625         1,049.83        105,000.00  0.5        1           0.00
803301502   03/06/96   04/01/11   92,000.00       10.250         1,002.75        92,000.00   0.5        1           0.00
803301507   01/23/96   03/01/26   105,600.00      9.500          887.94          105,495.71  0.5        1           132,000.00
803301513   01/19/96   03/01/26   168,000.00      11.250         1,631.72        167,886.03  0.5        1           0.00
803301528   02/14/96   03/01/26   78,600.00       10.750         733.72          78,570.40   0.5        1           0.00
803301531   01/18/96   03/01/26   77,500.00       8.500          595.91          77,453.05   0.5        1           0.00
803301551   02/12/96   03/01/26   40,000.00       10.375         362.16          39,967.20   0.5        1           0.00
803301579   02/12/96   03/01/26   161,500.00      10.000         1,417.28        161,428.55  0.5        1           0.00
803301593   02/26/96   03/01/26   98,000.00       9.990          859.30          97,956.55   0.5        1           0.00
803301595   02/21/96   03/01/26   52,500.00       10.000         460.73          52,476.77   0.5        1           0.00
803301606   03/08/96   04/01/26   60,000.00       10.500         548.84          60,000.00
803301619   03/25/96   04/01/11   27,950.00       10.000         300.35          27,882.57   0.5        1           0.00
803301625   02/20/96   03/01/26   69,000.00       10.125         611.91          68,940.31   0.5        1           0.00
803301661   06/19/95   07/01/25   393,700.00      9.125          3,203.27        393,279.39  0.5        1           0.00
803301671   02/22/96   03/01/26   40,000.00       10.500         365.90          39,959.83
803301674   02/15/96   03/01/26   600,000.00      10.875         5,657.34        599,780.16  0.5        1           0.00
803301711   03/01/96   04/01/26   84,000.00       9.750          721.69          84,000.00   0.5        1           0.00
803301717   03/26/96   04/01/26   76,500.00       10.375         692.64          76,500.00   0.5        1           95,000.00
803301720   03/27/96   04/01/26   65,000.00       10.875         612.88          64,976.18   0.5        1           0.00
803301725   03/01/96   04/01/26   271,520.00      10.250         2,433.09        271,406.14  0.5        1           339,400.00
803301744   01/24/96   03/01/26   58,400.00       10.750         545.15          58,306.10   0.5        1           0.00




LOANID      SRBAL        APPVAL           PROPVAL          INDEX            ORATE       OPANRFREPFREQ      NRADATE
800602278            0.00       119,000.00       119,000.006-mo. LIBOR             10.25853.69         0   11/01/96
800602282            0.00       400,000.00       400,000.006-mo. LIBOR             11.001,046.56       0   11/01/96
800602284            0.00       350,000.00       350,000.00                         9.00 2,112.130     0   01/00/00
800602290            0.00       550,000.00       550,000.006-mo. LIBOR              9.373,436.97       0   11/01/96
800602317            0.00       233,500.00       233,500.006-mo. LIBOR              9.251,536.76       0   12/01/96
800602320            0.00       200,000.00       200,000.006-mo. LIBOR              9.251,236.01       0   11/01/96
800602335            0.00       125,685.00       125,685.006-mo. LIBOR              9.75865.60         0   11/01/96
800602355            0.00       190,000.00       190,000.006-mo. LIBOR             10.251,366.07       0   11/01/96
800602371            0.00       350,000.00       350,000.006-mo. LIBOR              9.502,186.22       0   11/01/96
803202250       69,600.00       145,000.00       145,000.00            12.50      357.430   0   01/00/00
803202303       54,000.00       101,000.00       101,000.00            13.49      402.270   0   01/00/00
803202343       65,473.00       105,000.00       105,000.00            12.99      328.350   0   01/00/00
803202369      175,563.00       232,000.00       232,000.00            13.50      328.910   0   01/00/00
803202375      224,756.00       320,000.00       320,000.00            12.99      596.880   0   01/00/00
803202377      226,873.00       325,000.00       325,000.00            13.50      636.180   0   01/00/00
803202391      194,451.00       245,000.00       245,000.00            13.50      331.070   0   01/00/00
803202408       62,508.00       134,000.00       134,000.00            13.00      480.670   0   01/00/00
803202418       56,174.00       105,000.00       105,000.00            12.50      338.940   0   01/00/00
803300884            0.00       140,000.00       140,000.00            10.75    1,045.500   0   01/00/00
803301306            0.00        71,000.00        71,000.00             9.75      481.130   0   01/00/00
803301336            0.00        62,000.00        62,000.00            11.37      392.310   0   01/00/00
803301351            0.00       173,000.00       173,000.00            11.75    1,571.650   0   01/00/00
803301361            0.00       117,000.00       117,000.00             9.75      804.170   0   01/00/00
803301378            0.00        91,000.00        91,000.00            10.25      693.130   0   01/00/00
803301440            0.00        80,000.00        80,000.00            11.12      538.600   0   01/00/00
803301445            0.00        79,000.00        79,000.00            10.50      650.380   0   01/00/00
803301459            0.00       111,000.00       111,000.00            10.62      820.600   0   01/00/00
803301464            0.00        72,000.00        72,000.00             9.75      494.870   0   01/00/00
803301475      163,745.00       220,000.00       220,000.00            13.50      350.550   0   01/00/00
803301492            0.00        98,000.00        98,000.00            10.37      452.700   0   01/00/00
803301494            0.00        68,000.00        68,000.00            11.00      485.680   0   01/00/00
803301497            0.00       150,000.00       150,000.00            11.62    1,049.830   0   01/00/00
803301502            0.00       116,000.00       116,000.00            10.25    1,002.750   0   01/00/00
803301507            0.00       138,000.00       132,000.00             9.50      887.940   0   01/00/00
803301513            0.00       240,000.00       240,000.00            11.25    1,631.720   0   01/00/00
803301528            0.00        98,266.00        98,266.00            10.75      733.720   0   01/00/00
803301531            0.00       120,000.00       120,000.00             8.50      595.910   0   01/00/00
803301551            0.00        88,000.00        88,000.00            10.37      362.160   0   01/00/00
803301579            0.00       190,000.00       190,000.00            10.00    1,417.280   0   01/00/00
803301593            0.00       145,000.00       145,000.00             9.99      859.300   0   01/00/00
803301595            0.00        75,000.00        75,000.00            10.00      460.730   0   01/00/00
803301606            0.00        75,000.00        75,000.00            10.50      548.840   0   01/00/00
803301619            0.00        43,000.00        43,000.00            10.00      300.350   0   01/00/00
803301625            0.00        92,000.00        92,000.00            10.12      611.910   0   01/00/00
803301661            0.00       550,000.00       550,000.00             9.12    3,203.270   0   01/00/00
803301671            0.00       102,300.00       102,300.00            10.50      365.900   0   01/00/00
803301674            0.00                       1,100,000.00 1,100,000.00          10.875,650.34       0   01/00/00
803301711            0.00       105,000.00       105,000.00             9.75      721.690   0   01/00/00
803301717            0.00        95,000.00        95,000.00            10.37      692.640   0   01/00/00
803301720            0.00       105,000.00       105,000.00            10.87      612.880   0   01/00/00
803301725            0.00       345,000.00       339,400.00            10.25    2,433.090   0   01/00/00
803301744            0.00        73,000.00        73,000.00            10.75      545.150   0   01/00/00




LOANID      NPADATE    MARGIN  PERCAP  LIFECAP  FLOOR    CASHOUT   CHKLTV   CREDITCL   DOCTYPE   SOURCE
800602278   12/01/96       6.90    1.00    17.25    10.25Y             80.00A-         Alt       SPFC
800602282   12/01/96       6.50    1.00    18.00    11.00Y             27.50D          Stated    SPFC
800602284   01/00/00       0.00    0.00     0.00     0.00N             75.00A-         Stated    SPFC
800602290   12/01/96       5.77    1.00    16.37     9.37Y             75.00A-         Stated    SPFC
800602317   01/01/97       6.15    1.00    16.25     9.25Y             80.00A-         Lite      SPFC
800602320   12/01/96       5.40    1.00    16.25     9.25Y             75.00A-         Stated    SPFC
800602335   12/01/96       5.40    1.00    16.75     9.75N             80.11B          Full      SPFC
800602355   12/01/96       5.90    1.00    17.25    10.25Y             80.00B          Full      SPFC
800602371   12/01/96       6.15    1.00    16.50     9.50Y             74.28A-         Lite      SPFC
803202250   01/00/00       0.00    0.00     0.00     0.00Y             20.00A-         Full      SPFC
803202303   01/00/00       0.00    0.00     0.00     0.00Y             30.69A-         Full      SPFC
803202343   01/00/00       0.00    0.00     0.00     0.00Y             20.95A-         Full      SPFC
803202369   01/00/00       0.00    0.00     0.00     0.00N              9.31A-         Alt       SPFC
803202375   01/00/00       0.00    0.00     0.00     0.00Y             14.75A-         Full      SPFC
803202377   01/00/00       0.00    0.00     0.00     0.00Y             15.07A-         Full      SPFC
803202391   01/00/00       0.00    0.00     0.00     0.00Y             10.40A          Full      SPFC
803202408   01/00/00       0.00    0.00     0.00     0.00Y             28.35A-         Lite      SPFC
803202418   01/00/00       0.00    0.00     0.00     0.00Y             26.19A-         Full      SPFC
803300884   01/00/00       0.00    0.00     0.00     0.00Y             80.00B          Full      SPFC
803301306   01/00/00       0.00    0.00     0.00     0.00N             78.87A-         Full      SPFC
803301336   01/00/00       0.00    0.00     0.00     0.00Y             64.51C          Stated    SPFC
803301351   01/00/00       0.00    0.00     0.00     0.00Y             90.00A          Full      SPFC
803301361   01/00/00       0.00    0.00     0.00     0.00Y             80.00A-         Full      SPFC
803301378   01/00/00       0.00    0.00     0.00     0.00Y             85.00A-         Full      SPFC
803301440   01/00/00       0.00    0.00     0.00     0.00Y             70.00B          Stated    SPFC
803301445   01/00/00       0.00    0.00     0.00     0.00Y             90.00A          Full      SPFC
803301459   01/00/00       0.00    0.00     0.00     0.00Y             80.00A-         Lite      SPFC
803301464   01/00/00       0.00    0.00     0.00     0.00Y             80.00A-         Full      SPFC
803301475   01/00/00       0.00    0.00     0.00     0.00Y             12.27A          Full      SPFC
803301492   01/00/00       0.00    0.00     0.00     0.00Y             51.02C          Full      SPFC
803301494   01/00/00       0.00    0.00     0.00     0.00N             75.00C          Alt       SPFC
803301497   01/00/00       0.00    0.00     0.00     0.00Y             70.00C          Full      SPFC
803301502   01/00/00       0.00    0.00     0.00     0.00Y             79.31A          Alt       SPFC
803301507   01/00/00       0.00    0.00     0.00     0.00N             80.00A          Stated    SPFC
803301513   01/00/00       0.00    0.00     0.00     0.00Y             70.00C          Full      SPFC
803301528   01/00/00       0.00    0.00     0.00     0.00Y             79.98A          Full      SPFC
803301531   01/00/00       0.00    0.00     0.00     0.00N             64.58A-         Stated    SPFC
803301551   01/00/00       0.00    0.00     0.00     0.00Y             45.45C          Full      SPFC
803301579   01/00/00       0.00    0.00     0.00     0.00N             85.00A-         Full      SPFC
803301593   01/00/00       0.00    0.00     0.00     0.00Y             67.58A-         Stated    SPFC
803301595   01/00/00       0.00    0.00     0.00     0.00Y             70.00A-         Lite      SPFC
803301606   01/00/00       0.00    0.00     0.00     0.00Y             80.00B          Full      SPFC
803301619   01/00/00       0.00    0.00     0.00     0.00Y             65.00A-         Full      SPFC
803301625   01/00/00       0.00    0.00     0.00     0.00Y             75.00A-         Stated    SPFC
803301661   01/00/00       0.00    0.00     0.00     0.00Y             71.58A-         Full      SPFC
803301671   01/00/00       0.00    0.00     0.00     0.00Y             39.10A-         Full      SPFC
803301674   01/00/00       0.00    0.00     0.00     0.00Y             54.54A-         Stated    SPFC
803301711   01/00/00       0.00    0.00     0.00     0.00Y             80.00A-         Alt       SPFC
803301717   01/00/00       0.00    0.00     0.00     0.00N             80.52A-         Full      SPFC
803301720   01/00/00       0.00    0.00     0.00     0.00Y             61.90B          Full      SPFC
803301725   01/00/00       0.00    0.00     0.00     0.00N             80.00A-         Lite      SPFC
803301744   01/00/00       0.00    0.00     0.00     0.00Y             80.00A-         Lite      SPFC




LOANID    NAME ..... ADDRESS                             CITY              STATE ZIP   OWN OCC LOAN PURP PROP TYPE  ORIG TERM
803301756 BRADSHAW     398 EAST TABERNACLE STREET          ST. GEORGE          UT    84770 OO      R         SFR        360
803301768 FRANKLIN     12310 WILDFLOWER LANE               RIVERSIDE           CA    92503 OO      R         SFR        360
803301796 KOLINSKI     315 WEST SAN JUAN AVENUE            PHOENIX             AZ    85014 OO      P         SFR        360
803301801 WESTBROOK    31125 MORNINGSIDE STREET            LUCERNE VALLEY AREA CA    92356 OO      R         SFR        360
803301810 SCOTT        282 NORTH HARRIS STREEET            GIDDINGS            TX    78942 OO      P         SFR        360
803301829 MARTINEZ     13280 BENSON AVENUE                 CHINO               CA    91710 NOO     R         SFR        360
803301844 SCHONDEL     246 EAST VIRGINIA WAY               BARSTOW             CA    92311 OO      R         SFR        180
803301851 VAN HALE     163 HAY STREET                      LONE PINE           CA    93545 NOO     R         SFR        360
803301855 TAKAHASHI    33588 AVENUE 12                     MADERA              CA    93638 OO      R         SFR        360
803301857 ELLIOTT      4433 10TH AVENUE                    LOS ANGELES         CA    90043 OO      R         SFR        360
803301870 METCALF      9482 DODGE ROAD                     LUCERNE VALLEY AREA CA    92356 OO      R         SFR        360
803301876 MCGHIN       4129 KOKO DRIVE                     HONOLULU            HI    96816 OO      R         SFR        360
803301892 BUCKLE       3421 WEST 71ST STREET               LOS ANGELES         CA    90043 OO      P         SFR        360
803301907 YORK         5805 SWEENEY CIRCLE                 AUSTIN              TX    78723 NOO     P         2-4 FAMILY 360
803301911 YORK         5807 SWEENEY CIRCLE                 AUSTIN              TX    78723 NOO     P         2-4 FAMILY 360
803301913 YORK         5809 SWEENEY CIRCLE                 AUSTIN              TX    78723 NOO     P         2-4 FAMILY 360
803301927 SMITH        5526 SYLVIA AVENUE                  TARZANA             CA    91356 OO      P         SFR        360
803301929 GOOMAN       94-968 AWANANI STREET               WAIPAHU             HI    96797 OO      R         SFR        360
803301931 HANSEN       1041 NORTH 400 EAST                 PLEASANT GROVE      UT    84062 OO      R         SFR        360
803301935 CASTILLO     20860 FOX STREET                    PERRIS              CA    92570 OO      R         SFR        180
803301939 RUDE         1529 EAST WINDSONG DRIVE            PHOENIX             AZ    85048 OO      P         SFR        360
803301943 LEE          4187 EAST WILDCAT DRIVE             CAVE CREEK          AZ    85331 OO      P         SFR        360
803301947 SUGAYA       3200 WAILEA ALANUI DRIVE            KIHEI               HI    96753 NOO     R         CONDO      360
803301952 LAWSON       525 SAN MIGUEL DRIVE                CORONA              CA    91719 OO      R         SFR        360
803301979 BANARIA      458 AVOCADO AVENUE                  PASADENA            CA    91107 OO      P         SFR        360
803301988 JAQUES       1214 WEST SENATOR CIRCLE            WOODS CROSS         UT    84087 OO      R         SFR        360
803301993 WILLIAMS     78805 LOWE DRIVE                    LA QUINTA           CA    92253 NOO     R         SFR        360
803301999 BARONE       8692 PECAN AVENUE                   RANCHO CUCAMONGA    CA    91739 NOO     P         SFR        360
803302019 SAGE         4201 EAST CAMELBACK ROAD            PHOENIX             AZ    85018 OO      P         CONDO      360
803302024 CUTRER       1424 & 1426 NORTH MANDALAY ROAD     SALT LAKE CITY      UT    84116 NOO     R         2-4 FAMILY 360
803302030 SCHAEFFER    5533 WEST 5505 SOUTH                SALT LAKE CITY      UT    84118 OO      R         SFR        360
803302060 EREKSON      2598 WEST DONNAWOOD CIRCLE          WEST JORDAN         UT    84084 OO      R         SFR        180
803302065 NEWMAN       154 SOUTH 350 EAST                  NORTH SALT LAKE     UT    84054 OO      R         SFR        360
803302098 HAWKES       1223 WEST PRESIDENTIAL DRIVE        WOODSCROSS          UT    84087 OO      R         SFR        360
803302116 STAFFORD     822 EAST PENROD DRIVE               CARSON              CA    90746 OO      R         SFR        360
803302118 GUTIERREZ    84-181 MAGNOLIA STREET              COACHELLA           CA    92236 OO      P         SFR        360
803302136 LAZARAKIS    24 NORTH 600 WEST                   SALT LAKE CITY      UT    84116 NOO     R         SFR        360
803302138 BARROS       1438 ONIONI STREET                  KAILUA              HI    96734 OO      R         SFR        360
803302187 YAGIN        1413 GLEN AVENUE                    WAHIAWA             HI    96786 OO      R         SFR        360
803302221 PIMENTEL     23708 WEST FALCON CREST PLACE       VALENCIA            CA    91354 OO      P         SFR        360
803302231 TWETEN SR.   2001 SOUTH BONITA AVENUE            ONTARIO             CA    91762 NOO     R         SFR        360
803302245 BRACAMONTE   2258 EAST STOCKWELL STREET          COMPTON             CA    90222 OO      R         SFR        360
803302265 HYAN         6251 EAST FOX GLEN DRIVE            ANAHEIM             CA    92807 OO      P         PUD        360
803302298 GOODSON JR.  3731 PALM CREST DRIVE               SAN BERNARDINO      CA    92346 OO      P         SFR        360
803302300 VALENTINE    606 NORTH EUCALYPTUS AVENUE         RIALTO              CA    92376 OO      P         SFR        360
803302302 TAGAVILLA    LOT 2 MAMALAHOA HIGHWAY             CAPTAIN COOK        HI    96704 OO      R         SFR        360
803302304 CYPRIANO     LOT A-PORTION OF LOT 25 KAAO HSTEAD HONOKAA             HI    96727 OO      P         SFR        360
803302368 KOSSEY       10260 PLAINVIEW AVENUE              TUJUNGA AREA        CA    91042 NOO     R         CONDO      180
803302398 MCNEIL       11715 TEHACHAPI WILLOW SPRINGS ROAD ROSAMOND            CA    93560 OO      R         SFR        360
803302413 HARKINS      20181 CAMINO DEL SOL                RIVERSIDE           CA    92508 OO      R         SFR        180
803302442 DIEP         1632 PIIKEA STREET                  HONOLULU            HI    96818 OO      R         SFR        360
803302444 MOORE        38682 & 38682 1/2 WEST FLORENCE ST. BEAUMONT AREA       CA    92223 NOO     R         2-4 FAMILY 360



LOANID      ORIGDATE   MTDATE     ORIGBAL         RATE           PANDI           CURBAL      SFEE       LIENPOS     PRPRICE
803301756   03/07/96   04/01/26   64,350.00       13.000         711.84          64,350.00   0.5        1           0.00
803301768   04/18/96   05/01/26   238,000.00      11.000         2,266.53        238,000.00  0.5        1           0.00
803301796   03/28/96   04/01/26   107,525.00      10.375         973.54          107,456.10  0.5        1           126,500.00
803301801   03/15/96   04/01/26   66,000.00       10.375         597.57          65,973.05   0.5        1           0.00
803301810   02/28/96   03/01/26   61,650.00       11.750         622.30          61,612.53   0.5        1           68,500.00
803301829   03/20/96   04/01/26   74,900.00       11.000         713.29          74,900.00   0.5        1           0.00
803301844   03/07/96   04/01/11   45,000.00       9.375          466.51          44,885.05   0.5        1           0.00
803301851   02/13/96   03/01/26   58,125.00       10.625         537.13          58,102.52   0.5        1           0.00
803301855   02/06/96   03/01/26   243,750.00      10.375         2,206.93        243,650.49  0.5        1           0.00
803301857   03/07/96   04/01/26   152,000.00      10.250         1,362.07        152,000.00  0.5        1           0.00
803301870   03/19/96   04/01/26   40,000.00       10.250         358.44          39,983.23   0.5        1           0.00
803301876   02/14/96   03/01/26   500,000.00      11.000         4,761.62        499,641.79  0.5        1           0.00
803301892   03/21/96   04/01/26   72,000.00       10.500         658.61          71,971.39
803301907   03/14/96   04/01/26   61,950.00       12.500         661.17          61,950.00   0.5        1           88,500.00
803301911   03/14/96   04/01/26   61,950.00       12.500         661.17          61,950.00   0.5        1           88,500.00
803301913   03/14/96   04/01/26   64,400.00       12.500         687.31          64,400.00   0.5        1           92,000.00
803301927   02/26/96   04/01/26   520,000.00      10.875         4,903.03        520,000.00  0.5        1           650,000.00
803301929   02/16/96   03/01/26   296,250.00      10.500         2,709.92        296,132.27
803301931   03/22/96   04/01/26   58,000.00       11.125         557.83          58,000.00   0.5        1           0.00
803301935   04/16/96   05/01/11   35,000.00       10.000         376.11          35,000.00   0.5        1           0.00
803301939   03/19/96   04/01/26   110,500.00      11.750         1,115.40        110,466.58  0.5        1           125,000.00
803301943   04/02/96   05/01/26   154,000.00      11.625         1,539.75        154,000.00  0.5        1           0.00
803301947   02/08/96   03/01/26   110,000.00      12.250         1,152.69        110,000.00  0.5        1           0.00
803301952   04/03/96   05/01/26   71,500.00       11.875         728.59          71,500.00   0.5        1           0.00
803301979   04/02/96   05/01/26   130,500.00      10.625         1,205.95        130,500.00  0.5        1           145,000.00
803301988   03/08/96   04/01/26   40,250.00       11.750         406.29          40,250.00   0.5        1           0.00
803301993   04/22/96   05/01/26   25,000.00       12.125         259.56          25,000.00   0.5        1           0.00
803301999   03/21/96   04/01/26   75,000.00       10.375         679.06          74,969.38   0.5        1           100,000.00
803302019   03/29/96   04/01/26   44,400.00       11.125         427.03          44,400.00   0.5        1           51,000.00
803302024   04/10/96   05/01/26   91,000.00       12.250         953.59          91,000.00   0.5        1           0.00
803302030   03/29/96   05/01/26   72,000.00       10.750         672.11          72,000.00   0.5        1           0.00
803302060   03/19/96   04/01/11   99,500.00       10.625         1,107.60        99,273.39   0.5        1           0.00
803302065   03/25/96   04/01/26   118,150.00      10.875         1,114.02        118,106.71  0.5        1           0.00
803302098   04/02/96   05/01/26   33,950.00       12.125         352.48          33,950.00   0.5        1           0.00
803302116   03/21/96   04/01/26   166,600.00      10.250         1,492.90        166,530.14  0.5        1           0.00
803302118   04/02/96   05/01/26   64,450.00       10.500         589.55          64,450.00
803302136   04/15/96   05/01/26   41,300.00       11.000         393.31          41,300.00   0.5        1           0.00
803302138   03/08/96   04/01/26   120,000.00      11.000         1,142.79        119,957.21  0.5        1           0.00
803302187   03/06/96   04/01/26   331,200.00      10.750         3,091.69        331,200.00  0.5        1           0.00
803302221   04/02/96   04/01/26   189,500.00      10.875         1,786.78        189,500.00  0.5        1           222,990.00
803302231   05/03/96   06/01/26   101,600.00      11.625         1,015.84        101,600.00  0.5        1           0.00
803302245   03/08/96   04/01/26   73,500.00       10.950         697.18          73,500.00   0.5        1           0.00
803302265   03/28/96   04/01/26   365,000.00      11.125         3,510.50        365,000.00  0.5
803302298   04/16/96   05/01/26   142,500.00      11.500         1,411.17        142,500.00  0.5        1           190,000.00
803302300   04/15/96   05/01/26   76,800.00       11.125         738.65          76,800.00   0.5        1           96,000.00
803302302   03/15/96   04/01/26   127,500.00      11.000         1,214.21        127,448.19  0.5        1           0.00
803302304   03/18/96   04/01/26   220,000.00      11.500         2,178.64        220,000.00  0.5        1           0.00
803302368   04/09/96   05/01/11   30,000.00       12.500         369.76          30,000.00   0.5        1           0.00
803302398   04/22/96   05/01/26   70,000.00       11.125         673.25          70,000.00   0.5        1           0.00
803302413   04/17/96   05/01/11   31,500.00       10.250         343.33          31,500.00   0.5        1           0.00
803302442   04/06/96   05/01/26   300,000.00      11.125         2,885.34        300,000.00  0.5        1           0.00
803302444   05/01/96   06/01/26   98,000.00       11.125         942.55          98,000.00   0.5        1           0.00







LOANID      SRBAL  APPVAL       PROPVAL      INDEX    ORATE      OPANRFREPFREQ      NRADATE
803301756      0.00    99,000.00    99,000.00    13.00     711.840   0   01/00/00
803301768      0.00   280,000.00   280,000.00    11.00   2,266.530   0   01/00/00
803301796      0.00   130,000.00   126,500.00    10.37     973.540   0   01/00/00
803301801      0.00    88,000.00    88,000.00    10.37     597.570   0   01/00/00
803301810      0.00    76,500.00    68,500.00    11.75     622.300   0   01/00/00
803301829      0.00   107,000.00   107,000.00    11.00     713.290   0   01/00/00
803301844      0.00    60,000.00    60,000.00     9.37     466.510   0   01/00/00
803301851      0.00    77,500.00    77,500.00    10.62     537.130   0   01/00/00
803301855      0.00   325,000.00   325,000.00    10.37   2,206.930   0   01/00/00
803301857      0.00   190,000.00   190,000.00    10.25   1,362.070   0   01/00/00
803301870      0.00    66,000.00    66,000.00    10.25     358.440   0   01/00/00
803301876      0.00   625,000.00   625,000.00    11.00   4,761.620   0   01/00/00
803301892      0.00    90,000.00    90,000.00    10.50     658.610   0   01/00/00
803301907      0.00    91,000.00    88,500.00    12.50     661.170   0   01/00/00
803301911      0.00    92,000.00    88,500.00    12.50     661.170   0   01/00/00
803301913      0.00    96,000.00    92,000.00    12.50     687.310   0   01/00/00
803301927      0.00   650,000.00   650,000.00    10.87   4,903.030   0   01/00/00
803301929      0.00   395,000.00   395,000.00    10.50   2,709.920   0   01/00/00
803301931      0.00   104,000.00   104,000.00    11.12     557.830   0   01/00/00
803301935      0.00    72,000.00    72,000.00    10.00     376.110   0   01/00/00
803301939      0.00   130,000.00   125,000.00    11.75   1,115.400   0   01/00/00
803301943      0.00   194,000.00   194,000.00    11.62   1,539.750   0   01/00/00
803301947      0.00   440,000.00   440,000.00    12.25   1,152.690   0   01/00/00
803301952      0.00   115,000.00   115,000.00    11.87     728.590   0   01/00/00
803301979      0.00   160,000.00   145,000.00    10.62   1,205.950   0   01/00/00
803301988      0.00    57,500.00    57,500.00    11.75     406.290   0   01/00/00
803301993      0.00   170,000.00   170,000.00    12.12     259.560   0   01/00/00
803301999      0.00   100,000.00   100,000.00    10.37     679.060   0   01/00/00
803302019      0.00    56,000.00    51,000.00    11.12     427.030   0   01/00/00
803302024      0.00   130,000.00   130,000.00    12.25     953.590   0   01/00/00
803302030      0.00    90,000.00    90,000.00    10.75     672.110   0   01/00/00
803302060      0.00   133,000.00   133,000.00    10.62   1,107.600   0   01/00/00
803302065      0.00   139,000.00   139,000.00    10.87   1,114.020   0   01/00/00
803302098      0.00    48,500.00    48,500.00    12.12     352.480   0   01/00/00
803302116      0.00   196,000.00   196,000.00    10.25   1,492.900   0   01/00/00
803302118      0.00    86,000.00    85,990.00    10.50     589.550   0   01/00/00
803302136      0.00    59,000.00    59,000.00    11.00     393.310   0   01/00/00
803302138      0.00   335,000.00   335,000.00    11.00   1,142.790   0   01/00/00
803302187      0.00   368,000.00   368,000.00    10.75   3,091.690   0   01/00/00
803302221      0.00   223,000.00   222,990.00    10.87   1,786.780   0   01/00/00
803302231      0.00   127,000.00   127,000.00    11.62   1,015.840   0   01/00/00
803302245      0.00   105,000.00   105,000.00    10.95     697.180   0   01/00/00
803302265      0.00   429,500.00   423,000.00    11.12   3,510.500   0   01/00/00
803302298      0.00   191,500.00   190,000.00    11.50   1,411.170   0   01/00/00
803302300      0.00    96,000.00    96,000.00    11.12     738.650   0   01/00/00
803302302      0.00   170,000.00   170,000.00    11.00   1,214.210   0   01/00/00
803302304      0.00   275,000.00   275,000.00    11.50   2,178.640   0   01/00/00
803302368      0.00   105,000.00   105,000.00    12.50     369.760   0   01/00/00
803302398      0.00   110,000.00   110,000.00    11.12     673.250   0   01/00/00
803302413      0.00    45,000.00    45,000.00    10.25     343.330   0   01/00/00
803302442      0.00   385,000.00   385,000.00    11.12   2,885.340   0   01/00/00
803302444      0.00   140,000.00   140,000.00    11.12     942.550   0   01/00/00




LOANID      NPADATE    MARGIN  PERCAP  LIFECAP  FLOOR    CASHOUT   CHKLTV   CREDITCL   DOCTYPE   SOURCE
803301756   01/00/00       0.00    0.00    0.00    0.00Y             65.00D          Full      SPFC
803301768   01/00/00       0.00    0.00    0.00    0.00Y             85.00A-         Full      SPFC
803301796   01/00/00       0.00    0.00    0.00    0.00N             85.00A-         Full      SPFC
803301801   01/00/00       0.00    0.00    0.00    0.00Y             75.00A-         Stated    SPFC
803301810   01/00/00       0.00    0.00    0.00    0.00N             90.00A          Full      SPFC
803301829   01/00/00       0.00    0.00    0.00    0.00Y             70.00A-         Stated    SPFC
803301844   01/00/00       0.00    0.00    0.00    0.00Y             75.00A-         Full      SPFC
803301851   01/00/00       0.00    0.00    0.00    0.00Y             75.00A-         Full      SPFC
803301855   01/00/00       0.00    0.00    0.00    0.00N             75.00A-         Stated    SPFC
803301857   01/00/00       0.00    0.00    0.00    0.00Y             80.00A-         Full      SPFC
803301870   01/00/00       0.00    0.00    0.00    0.00Y             60.60B          Full      SPFC
803301876   01/00/00       0.00    0.00    0.00    0.00Y             80.00A-         Lite      SPFC
803301892   01/00/00       0.00    0.00    0.00    0.00N             80.00A-         Full      SPFC
803301907   01/00/00       0.00    0.00    0.00    0.00N             70.00A-         Stated    SPFC
803301911   01/00/00       0.00    0.00    0.00    0.00N             70.00A-         Stated    SPFC
803301913   01/00/00       0.00    0.00    0.00    0.00N             70.00A-         Stated    SPFC
803301927   01/00/00       0.00    0.00    0.00    0.00N             80.00A-         Lite      SPFC
803301929   01/00/00       0.00    0.00    0.00    0.00Y             75.00A          Stated    SPFC
803301931   01/00/00       0.00    0.00    0.00    0.00R             55.76C          Stated    SPFC
803301935   01/00/00       0.00    0.00    0.00    0.00Y             48.61A-         Full      SPFC
803301939   01/00/00       0.00    0.00    0.00    0.00N             88.40A-         Alt       SPFC
803301943   01/00/00       0.00    0.00    0.00    0.00N             79.38A-         Lite      SPFC
803301947   01/00/00       0.00    0.00    0.00    0.00Y             25.00C          Stated    SPFC
803301952   01/00/00       0.00    0.00    0.00    0.00Y             62.17C          Stated    SPFC
803301979   01/00/00       0.00    0.00    0.00    0.00N             90.00A          Full      SPFC
803301988   01/00/00       0.00    0.00    0.00    0.00Y             70.00C          Full      SPFC
803301993   01/00/00       0.00    0.00    0.00    0.00Y             14.70B          Alt       SPFC
803301999   01/00/00       0.00    0.00    0.00    0.00N             75.00A-         Full      SPFC
803302019   01/00/00       0.00    0.00    0.00    0.00N             87.05A-         Lite      SPFC
803302024   01/00/00       0.00    0.00    0.00    0.00N             70.00A-         Stated    SPFC
803302030   01/00/00       0.00    0.00    0.00    0.00Y             80.00B          Full      SPFC
803302060   01/00/00       0.00    0.00    0.00    0.00Y             74.81B          Full      SPFC
803302065   01/00/00       0.00    0.00    0.00    0.00Y             85.00A-         Full      SPFC
803302098   01/00/00       0.00    0.00    0.00    0.00N             70.00B          Full      SPFC
803302116   01/00/00       0.00    0.00    0.00    0.00Y             85.00A-         Full      SPFC
803302118   01/00/00       0.00    0.00    0.00    0.00N             74.95A-         Stated    SPFC
803302136   01/00/00       0.00    0.00    0.00    0.00Y             70.00B          Full      SPFC
803302138   01/00/00       0.00    0.00    0.00    0.00Y             35.82B          Lite      SPFC
803302187   01/00/00       0.00    0.00    0.00    0.00Y             90.00A          Full      SPFC
803302221   01/00/00       0.00    0.00    0.00    0.00N             84.98A-         Full      SPFC
803302231   01/00/00       0.00    0.00    0.00    0.00Y             80.00A          Full      SPFC
803302245   01/00/00       0.00    0.00    0.00    0.00Y             70.00A-         Stated    SPFC
803302265   01/00/00       0.00    0.00    0.00    0.00N             86.28A-         Full      SPFC
803302298   01/00/00       0.00    0.00    0.00    0.00N             75.00B          Lite      SPFC
803302300   01/00/00       0.00    0.00    0.00    0.00N             80.00B          Full      SPFC
803302302   01/00/00       0.00    0.00    0.00    0.00Y             75.00A-         Stated    SPFC
803302304   01/00/00       0.00    0.00    0.00    0.00N             80.00B          Full      SPFC
803302368   01/00/00       0.00    0.00    0.00    0.00Y             28.57A-         Stated    SPFC
803302398   01/00/00       0.00    0.00    0.00    0.00Y             63.63C          Full      SPFC
803302413   01/00/00       0.00    0.00    0.00    0.00Y             70.00A-         Full      SPFC
803302442   01/00/00       0.00    0.00    0.00    0.00Y             77.92A          Stated    SPFC
803302444   01/00/00       0.00    0.00    0.00    0.00Y             70.00A-         Full      SPFC





LOANID    NAME ..... ADDRESS                             CITY              STATE ZIP   OWN OCC LOAN PURP PROP TYPE  ORIG TERM
803302455 VEGA        739 KINGS COURT              LAKE ARROWHEAD      CA            92352 OO    R       SFR        360
803302460 BARROZO     73-1094 LOLOA DRIVE          KAILUA-KONA         HI            96740 OO    R       SFR        360
803302501 OTTESON     7264 WEST SIDNEY CIRCLE      MAGNA               UT            84044 OO    R       SFR        360
803302513 DEW         43811 RASSELE DRIVE          HEMET AREA          CA            92544 OO    R       SFR        360
803302522 THANOPOULOS 16611 LAXFORD ROAD           AZUSA AREA          CA            91702 OO    P       SFR        360
803302542 MAYFIELD    2254 SOUTH PILGRIM STREET    STOCKTON            CA            95206 OO    R       SFR        360
803302569 SMITH       17521 CLARK STREET           PERRIS              CA            92570 OO    R       SFR        360
803302571 LADUE       1081 NORTH MURDOCK DRIVE     PLEASANT GROVE      UT            84062 OO    R       SFR        180
803302629 DIAZ        829 LAWTON STREET            REDLANDS            CA            92374 OO    R       SFR        360
803302631 MIDGLEY     9175 LINDERO ROAD            BALDY MESA AREA     CA            92371 OO    R       SFR        360
803302664 NICHOLS     562 BIG ROCK ROAD            LYTLE CREEK AREA    CA            92358 OO    R       SFR        180
803302715 SCHEFFER    18035 NORTH 3RD STREET       PHOENIX             AZ            85022 OO    R       SFR        360
900600486 SILVA       3216 EAST LAUREL CREEK ROAD  BELMONT             CA            94002 OO    R       SFR        360
900600491 SHAMSIAN    5260 DON PIO DRVIE           LOS ANGELES         CA            91364 OO    P       SFR        360
900600502 JENNINGS    2362 THORNBERRY ROAD         SONOMA              CA            95476 OO    R       SFR        360
900600515 NICKELSON   3627-3629 SAN PABLO AVENUE   EMERYVILLE          CA            94608 NOO   R       2-4 FAMILY 360
900600525 MIYAMOTO    1828 FALCON RIDGE DRIVE      PETALUMA            CA            94954 NOO   P       SFR        360
900600530 MIYAMOTO    1832 FALCON RIDGE DRIVE      PETALUMA            CA            94054 NOO   P       SFR        360
900600533 BAUGHMAN    6400 NORTH JASON COURT       PALMER              AK            99645 OO    R       SFR        360
900600550 DECKER      13105 CORTE DE ENCANTO       SALINAS             CA            93908 OO    R       SFR        360
900600552 MOORE       2723 LAKESHORE BLVD          LAKEPORT            CA            95453 NOO   R       2-4 FAMILY 360
900600559 CLAUDIUS    744-746 TREAT AVENUE         SAN FRANCISCO       CA            94110 OO    R       2-4 FAMILY 360
900600579 FRANCIS     39345 LOGAN DRIVE            FREMONT             CA            94538 OO    R       SFR        360
900600584 UNCIANO     5979 WEST DRY CREEK ROAD     HEALDSBURG          CA            95448 OO    R       SFR        360
900600596 MCNAMARA    1070 LOVELL AVENUE           CAMPBELL            CA            95008 OO    R       SFR        360
900600621 BROOKS      2463 ROWNTREE WAY            SOUTH SAN FRANCISCO CA            94080 OO    R       SFR        360
900600654 BRADSHAW    4550 DOUBLETREE ROAD         WASILLA             AK            99654 OO    R       SFR        360
900600666 ESPINOZA    9149 NEWHALL DRIVE           SACRAMENTO          CA            95826 OO    P       CONDO      360
900600683 PETERLIN    20881 SAN DIEGO AVENUE       MIDDLETOWN          CA            95461 OO    P       SFR        360
900600688 MCLAUGHLIN  1097 BORREGAS AVENUE         SUNNYVALE           CA            94089 OO    R       SFR        360
900600742 CEBALLOS    21642 BALLON AVENUE          LINDSAY             CA            93247 OO    R       SFR        360
900600754 SANCHEZ     2760 24TH STREET             SAN FRANCISCO       CA            94110 NOO   R       SFR        360
900600781 SMITH       3152 ELISA ANN WAY           SEBASTOPOL          CA            95472 OO    R       SFR        360
900600787 CHIN        675 SOUTHGATE AVENUE         DALY CITY           CA            94015 OO    R       SFR        360
900600790 TRUJILLO    3562 WEST MCKINLEY AVENUE    FRESNO              CA            93722 OO    P       SFR        360
900600807 ADAMS       6206 BAKER STREET            OAKLAND             CA            94608 OO    R       SFR        360
900600832 KLAUCKE     3520 MORGAN TERRITORY ROAD   CLAYTON             CA            94517 OO    R       SFR        360
900600889 MORRIS      255 WINDSOR WAY              VALLEJO             CA            94591 OO    P       SFR        360
903200557 COBBS       1658 WEST NORTH GRAND AVENUE PORTERVILLE         CA            93257 OO    R       SFR        180
903300169 CORONADO    3901 CLAYTON ROAD            CONCORD             CA            94521 OO    R       CONDO      360
903300185 SMITH       629 LEWIS ROAD               SAN JOSE            CA            95111 OO    R       SFR        360
903300234 REYNO       5745 AMEND ROAD              RICHMOND            CA            94803 OO    R       SFR        360
903300254 STRICKLAND  2018 SOUTHWOOD DRIVE         SAN PABLO           CA            94806 OO    R       SFR        360
903300265 GURROLA     24449 AVENUE 80              TERRA BELLA         CA            93270 NOO   R       SFR        360
903300274 MIYAMOTO    1820 FALCON RIDGE DRIVE      PETALUMA            CA            94954 OO    P       SFR        360
903300288 COMBS       14465 MCDONOUGH HEIGHTS ROAD HEALDSBURG          CA            95448 OO    R       SFR        360
903300303 TARBELL     42590 ROAD 136               OROSI               CA            93647 OO    R       SFR        360
903300312 HONG        2877 FOREST LODGE ROAD       PEBBLE BEACH        CA            93953 OO    R       SFR        360
903300315 GURROLA     446 NORTH SECOND STREET      PORTERVILLE         CA            93257 NOO   R       SFR        360
903300326 STEPHENS    19665 MEADOWOOD DRIVE        JACKSON             CA            95642 OO    R       SFR        360
903300352 MCINTOSH    4727 MUSTANG COURT           ANTIOCH             CA            94588 OO    P       SFR        360
903300369 RUBIO       8717 CRESSEY WAY             CRESSEY             CA            95312 NOO   R       SFR        360



LOANID      ORIGDATE   MTDATE     ORIGBAL         RATE           PANDI           CURBAL      SFEE       LIENPOS     PRPRICE
803302455   04/09/96   05/01/26   168,800.00      10.875         1,591.60        168,800.00  0.5        1           0.00
803302460   04/10/96   05/01/26   135,000.00      11.250         1,311.20        135,000.00  0.5        1           0.00
803302501   04/12/96   05/01/26   61,000.00       11.375         598.27          61,000.00   0.5        1           0.00
803302513   04/19/96   05/01/26   66,300.00       11.125         637.66          66,300.00   0.5        1           0.00
803302522   04/25/96   05/01/26   102,200.00      10.250         915.82          102,200.00  0.5        1           0.00
803302542   04/24/96   05/01/26   62,000.00       10.625         572.94          62,000.00   0.5        1           0.00
803302569   04/17/96   05/01/26   49,700.00       10.125         440.75          49,700.00   0.5        1           0.00
803302571   04/25/96   05/01/11   76,500.00       10.750         857.53          76,500.00   0.5        1           0.00
803302629   05/01/96   06/01/26   54,000.00       10.125         478.88          54,000.00   0.5        1           0.00
803302631   04/24/96   05/01/26   60,000.00       10.375         543.24          60,000.00   0.5        1           0.00
803302664   05/02/96   06/01/11   40,000.00       11.250         460.94          40,000.00   0.5        1           0.00
803302715   05/01/96   06/01/26   32,500.00       11.125         312.58          32,500.00   0.5        1           0.00
900600486   04/03/96   05/01/26   420,000.00      9.250          3,455.24        420,000.00  0.5        1           0.00
900600491   01/30/96   03/01/26   112,000.00      10.250         1,003.63        111,953.04  0.5        1           140,000.00
900600502   02/15/96   03/01/26   445,000.00      9.250          3,660.91        445,000.00  0.5        1           0.00
900600515   02/20/96   03/01/26   88,400.00       10.250         792.15          88,325.55   0.5        1           0.00
900600525   03/07/96   04/01/26   375,200.00      10.750         3,502.42        375,200.00  0.5        1           469,000.00
900600530   02/13/96   03/01/26   335,200.00      10.750         3,129.03        335,073.80  0.5        1           419,000.00
900600533   02/27/96   04/01/26   88,000.00       9.500          739.95          88,000.00   0.5        1           0.00
900600550   02/15/96   03/01/26   468,750.00      8.250          3,521.56        468,451.10  0.5        1           0.00
900600552   02/12/96   03/01/26   40,000.00       8.750          314.68          39,976.99   0.5        1           0.00
900600559   02/21/96   03/01/26   199,500.00      8.750          1,569.47        199,269.60  0.5        1           0.00
900600579   02/27/96   04/01/26   250,000.00      8.250          1,878.17        249,840.58  0.5        1
900600584   02/23/96   03/01/26   437,124.00      10.000         3,836.08        436,930.62  0.5        1           0.00
900600596   03/29/96   05/01/26   115,000.00      7.750          823.87          115,000.00  0.5        1           0.00
900600621   03/06/96   04/01/26   112,000.00      8.750          881.10          111,935.57  0.5        1           0.00
900600654   03/20/96   04/01/26   119,200.00      9.500          1,002.30        119,200.00  0.5        1           0.00
900600666   04/08/96   05/01/26   40,600.00       10.750         378.99          40,600.00   0.5        1           58,000.00
900600683   04/04/96   05/01/26   74,625.00       10.500         682.62          74,625.00
900600688   04/02/96   05/01/26   208,250.00      9.000          1,675.63        208,250.00  0.5        1           0.00
900600742   04/18/96   05/01/26   33,000.00       8.500          253.74          33,000.00   0.5        1           0.00
900600754   04/22/96   05/01/26   221,000.00      10.250         1,980.38        221,000.00  0.5        1           0.00
900600781   04/09/96   05/01/26   450,000.00      8.875          3,580.40        450,000.00  0.5        1           0.00
900600787   04/09/96   05/01/26   229,500.00      10.000         2,014.03        229,500.00  0.5        1           0.00
900600790   04/11/96   05/01/26   62,900.00       9.750          540.41          62,900.00   0.5        1           74,000.00
900600807   04/26/96   06/01/26   82,500.00       8.500          634.35          82,500.00   0.5        1           0.00
900600832   04/30/96   06/01/26   573,000.00      9.375          4,765.92        573,000.00  0.5        1           0.00
900600889   04/30/96   06/01/26   265,500.00      9.375          2,208.29        265,500.00  0.5        1           295,000.00
903200557   03/21/96   04/01/11   40,000.00       13.500         519.33          40,000.00   0.5        2           0.00
903300169   03/05/96   04/01/26   93,075.00       10.500         851.39          93,038.02
903300185   01/31/96   03/01/26   116,350.00      10.490         1,063.43        116,267.09  0.5        1           0.00
903300234   02/08/96   03/01/26   212,000.00      10.750         1,978.98        211,920.19  0.5        1           0.00
903300254   02/22/96   03/01/26   136,000.00      10.000         1,193.50        135,939.83  0.5        1           0.00
903300265   02/16/96   03/01/26   67,500.00       10.125         598.61          67,470.92   0.5        1           0.00
903300274   02/14/96   03/01/26   330,600.00      11.250         3,210.99        330,488.39  0.5        1           389,000.00
903300288   03/20/96   04/01/26   240,000.00      11.250         2,331.03        240,000.00  0.5        1           0.00
903300303   02/22/96   03/01/26   75,000.00       11.125         721.34          74,947.70   0.5        1           0.00
903300312   03/08/96   04/01/26   432,000.00      11.250         4,195.85        431,854.15  0.5        1           0.00
903300315   02/23/96   03/01/26   40,000.00       10.000         351.03          39,982.30   0.5        1           0.00
903300326   03/02/96   04/01/26   144,000.00      11.500         1,426.02        143,953.98  0.5        1           0.00
903300352   03/07/96   04/01/26   69,500.00       11.875         708.21          69,479.55   0.5        1           173,000.00
903300369   04/02/96   05/01/26   133,900.00      12.375         1,416.08        133,900.00  0.5        1           0.00






LOANID      SRBAL        APPVAL       PROPVAL      INDEX         ORATE       OPANDI     RFREPFREQ   NRADATE
803302455            0.00   211,000.00   211,000.00                     10.87   1,591.600       0   01/00/00
803302460            0.00   180,000.00   180,000.00                     11.25   1,311.200       0   01/00/00
803302501            0.00    99,000.00    99,000.00                     11.37     598.270       0   01/00/00
803302513            0.00    78,000.00    78,000.00                     11.12     637.660       0   01/00/00
803302522            0.00   140,000.00   140,000.00                     10.25     915.820       0   01/00/00
803302542            0.00    73,000.00    73,000.00                     10.62     572.940       0   01/00/00
803302569            0.00    71,000.00    71,000.00                     10.12     440.750       0   01/00/00
803302571            0.00   138,000.00   138,000.00                     10.75     857.530       0   01/00/00
803302629            0.00    85,000.00    85,000.00                     10.12     478.880       0   01/00/00
803302631            0.00    75,000.00    75,000.00                     10.37     543.240       0   01/00/00
803302664            0.00    62,000.00    62,000.00                     11.25     460.940       0   01/00/00
803302715            0.00    50,000.00    50,000.00                     11.12     312.580       0   01/00/00
900600486            0.00   600,000.00   600,000.006-mo. LIBOR           9.25   3,455.246       0   11/01/96
900600491            0.00   150,000.00   140,000.006-mo. LIBOR          10.25   1,003.636       0   09/01/96
900600502            0.00   640,000.00   640,000.006-mo. LIBOR           9.25   3,660.916       0   09/01/96
900600515            0.00   136,000.00   136,000.006-mo. LIBOR          10.25     792.156       0   09/01/96
900600525            0.00   469,000.00   469,000.006-mo. LIBOR          10.75   3,502.426       0   10/01/96
900600530            0.00   419,000.00   419,000.006-mo. LIBOR          10.75   3,129.036       0   09/01/96
900600533            0.00   110,000.00   110,000.006-mo. LIBOR           9.50     739.956       0   10/01/96
900600550            0.00   630,000.00   630,000.006-mo. LIBOR           8.25   3,521.566       0   09/01/96
900600552            0.00   106,000.00   106,000.006-mo. LIBOR           8.75     314.686       0   09/01/96
900600559            0.00   285,000.00   285,000.006-mo. LIBOR           8.75   1,569.476       0   09/01/96
900600579            0.00   320,000.00   320,000.006-mo. LIBOR           8.25   1,878.176       0   10/01/96
900600584            0.00   565,000.00   565,000.006-mo. LIBOR          10.00   3,836.086       0   09/01/96
900600596            0.00   200,000.00   200,000.006-mo. LIBOR           7.75     823.876       0   11/01/96
900600621            0.00   140,000.00   140,000.006-mo. LIBOR           8.75     881.106       0   10/01/96
900600654            0.00   149,000.00   149,000.006-mo. LIBOR           9.50   1,002.306       0   10/01/96
900600666            0.00    58,000.00    58,000.006-mo. LIBOR          10.75     378.996       0   11/01/96
900600683            0.00    99,500.00    99,500.006-mo. LIBOR          10.50     682.626       0   11/01/96
900600688            0.00   245,000.00   245,000.006-mo. LIBOR           9.00   1,675.636       0   11/01/96
900600742            0.00    52,000.00    52,000.006-mo. LIBOR           8.50     253.746       0   10/01/96
900600754            0.00   340,000.00   340,000.006-mo. LIBOR          10.25   1,980.386       0   11/01/96
900600781            0.00   535,000.00   535,000.006-mo. LIBOR           8.87   3,580.406       0   11/01/96
900600787            0.00   270,000.00   270,000.006-mo. LIBOR          10.00   2,014.036       0   10/01/96
900600790            0.00    75,000.00    74,000.006-mo. LIBOR           9.75     540.416       0   11/01/96
900600807            0.00   110,000.00   110,000.006-mo. LIBOR           8.50     634.356       0   12/01/96
900600832            0.00   765,000.00   765,000.006-mo. LIBOR           9.37   4,765.926       0   12/01/96
900600889            0.00   295,000.00   295,000.006-mo. LIBOR           9.37   2,208.296       0   12/01/96
903200557      155,618.00   220,000.00   220,000.00                     13.50     519.330       0   01/00/00
903300169            0.00   109,500.00   109,500.00                     10.50     851.390       0   01/00/00
903300185            0.00   171,000.00   171,000.00                     10.49   1,063.430       0   01/00/00
903300234            0.00   265,000.00   265,000.00                     10.75   1,978.980       0   01/00/00
903300254            0.00   160,000.00   160,000.00                     10.00   1,193.500       0   01/00/00
903300265            0.00    90,000.00    90,000.00                     10.12     598.610       0   01/00/00
903300274            0.00   389,000.00   389,000.00                     11.25   3,210.990       0   01/00/00
903300288            0.00   320,000.00   320,000.00                     11.25   2,331.030       0   01/00/00
903300303            0.00   100,000.00   100,000.00                     11.12     721.340       0   01/00/00
903300312            0.00   540,000.00   540,000.00                     11.25   4,195.850       0   01/00/00
903300315            0.00    66,000.00    66,000.00                     10.00     351.030       0   01/00/00
903300326            0.00   192,000.00   192,000.00                     11.50   1,426.020       0   01/00/00
903300352            0.00   173,000.00   173,000.00                     11.87     708.210       0   01/00/00
903300369            0.00   206,000.00   206,000.00                     12.37   1,416.080       0   01/00/00




LOANID      NPADATE    MARGIN  PERCAP  LIFECAP  FLOOR    CASHOUT   CHKLTV   CREDITCL   DOCTYPE   SOURCE
803302455   01/00/00       0.00    0.00     0.00     0.00Y             80.00A-         Lite      SPFC
803302460   01/00/00       0.00    0.00     0.00     0.00Y             75.00A-         Stated    SPFC
803302501   01/00/00       0.00    0.00     0.00     0.00Y             61.61C          Full      SPFC
803302513   01/00/00       0.00    0.00     0.00     0.00Y             85.00A-         Full      SPFC
803302522   01/00/00       0.00    0.00     0.00     0.00N             73.00A-         Full      SPFC
803302542   01/00/00       0.00    0.00     0.00     0.00Y             84.93A-         Full      SPFC
803302569   01/00/00       0.00    0.00     0.00     0.00Y             70.00A-         Full      SPFC
803302571   01/00/00       0.00    0.00     0.00     0.00Y             55.43A-         Alt       SPFC
803302629   01/00/00       0.00    0.00     0.00     0.00Y             63.52A-         Quick     SPFC
803302631   01/00/00       0.00    0.00     0.00     0.00Y             80.00A-         Full      SPFC
803302664   01/00/00       0.00    0.00     0.00     0.00Y             64.51A-         Quick     SPFC
803302715   01/00/00       0.00    0.00     0.00     0.00Y             65.00A-         Full      SPFC
900600486   12/01/96       5.90    1.00    16.25     9.25Y             70.00B          Stated    SPFC
900600491   10/01/96       6.80    1.00    17.25    10.25N             80.00A-         Lite      SPFC
900600502   10/01/96       5.90    1.00    16.25     9.25Y             69.53B          Stated    SPFC
900600515   10/01/96       5.90    1.00    17.25    10.25Y             65.00A-         Stated    SPFC
900600525   11/01/96       5.50    1.00    17.75    10.75N             80.00A          Full      SPFC
900600530   10/01/96       5.50    1.00    17.75    10.75N             80.00A          Full      SPFC
900600533   11/01/96       5.40    1.00    16.50     9.50Y             80.00B          Full      SPFC
900600550   10/01/96       5.30    1.00    15.25     8.25Y             74.40A-         Stated    SPFC
900600552   10/01/96       5.90    1.00    15.75     8.75Y             37.73A-         Alt       SPFC
900600559   10/01/96       5.90    1.00    15.75     8.75Y             70.00A-         Stated    SPFC
900600579   11/01/96       4.90    1.00    15.25     8.25Y             78.12A-         Full      SPFC
900600584   10/01/96       5.90    1.00    17.00    10.00Y             77.36B          Lite      SPFC
900600596   12/01/96       4.90    1.00    14.75     7.75Y             57.50A-         Full      SPFC
900600621   11/01/96       5.40    1.00    15.75     8.75Y             80.00A-         Full      SPFC
900600654   11/01/96       5.90    1.00    16.50     9.50Y             80.00B          Alt       SPFC
900600666   12/01/96       6.75    1.00    17.75    10.75N             70.00C          Lite      SPFC
900600683   12/01/96       5.75    1.00    17.50    10.50N             75.00C          Full      SPFC
900600688   12/01/96       5.40    1.00    16.00     9.00Y             85.00A-         Alt       SPFC
900600742   11/01/96       5.40    1.00    15.50     8.50Y             63.46A-         Full      SPFC
900600754   12/01/96       6.90    1.00    17.25    10.25Y             65.00A-         Stated    SPFC
900600781   12/01/96       5.27    1.00    15.87     8.87N             84.11A-         Full      SPFC
900600787   11/01/96       6.40    1.00    17.00    10.00Y             85.00A-         Full      SPFC
900600790   12/01/96       6.15    1.00    16.75     9.75N             85.00A-         Full      SPFC
900600807   01/01/97       5.40    1.00    15.50     8.50Y             75.00A-         Stated    SPFC
900600832   01/01/97       6.27    1.00    16.37     9.37Y             74.90A-         Stated    SPFC
900600889   01/01/97       5.00    1.00    16.37     9.37N             90.00A          Full      SPFC
903200557   01/00/00       0.00    0.00     0.00     0.00Y             18.18A          Full      SPFC
903300169   01/00/00       0.00    0.00     0.00     0.00N             85.00A-         Full      SPFC
903300185   01/00/00       0.00    0.00     0.00     0.00Y             68.04A-         Lite      SPFC
903300234   01/00/00       0.00    0.00     0.00     0.00Y             80.00A-         Lite      SPFC
903300254   01/00/00       0.00    0.00     0.00     0.00Y             85.00A-         Full      SPFC
903300265   01/00/00       0.00    0.00     0.00     0.00Y             75.00A-         Full      SPFC
903300274   01/00/00       0.00    0.00     0.00     0.00N             84.98A-         Full      SPFC
903300288   01/00/00       0.00    0.00     0.00     0.00Y             75.00B          Lite      SPFC
903300303   01/00/00       0.00    0.00     0.00     0.00Y             75.00A-         Stated    SPFC
903300312   01/00/00       0.00    0.00     0.00     0.00Y             80.00A-         Lite      SPFC
903300315   01/00/00       0.00    0.00     0.00     0.00Y             60.60A-         Full      SPFC
903300326   01/00/00       0.00    0.00     0.00     0.00Y             75.00C          Full      SPFC
903300352   01/00/00       0.00    0.00     0.00     0.00N             40.17C          Stated    SPFC
903300369   01/00/00       0.00    0.00     0.00     0.00Y             65.00A-         Stated    SPFC





LOANID    NAME ..... ADDRESS                             CITY              STATE ZIP   OWN OCC LOAN PURP PROP TYPE  ORIG TERM
 903300386 GONZALEZ     1329 FARRELL STREET                 VALLEJO       CA    94589 OO      P         SFR        360
 903300396 ANDERHOLM    441 MOUNTAIN VIEW AVENUE            SANTA ROSA    CA    95407 OO      R         2-4 FAMILY 360
 903300420 HARDESTY     5676 ELVAS AVENUE                   SACRAMENTO    CA    95819 NOO     R         SFR        360
 903300450 MARQUEZ      45221 OCEAN VIEW LANE               GUALALA       CA    95445 OO      P         SFR        360
 903300458 JIMENEZ      629 GARDEN CREEK PLACE              DANVILLE      CA    94526 OO      R         PUD        360
 903300503 LYSAGHT      APN 197-091-012 STEFFONI AVENUE     CARMEL VALLEY CA    93924 OO      P         2-4 FAMILY 360
 903300526 MORRIS       8595 HARBOR VIEW DRIVE              KELSEYVILLE   CA    95451 OO      P         SFR        360
 903300531 CUEVAS       338 PACIFIC AVENUE                  REDWOOD CITY  CA    94063 NOO     P         SFR        360
 903300535 ARUTA        4625 ROSS AVENUE                    SAN JOSE      CA    95124 OO      R         SFR        360
 903300583 ORLOFF       1921 HOPKINS STREET                 BERKELEY      CA    94707 OO      R         SFR        360
 903300606 PENN         3599 HIGHLAND DRIVE                 SAN BRUNO     CA    94066 OO      R         SFR        360
 903300703 CASSADAY     13041 AVENUE 230                    TULARE        CA    93274 NOO     P         SFR        180
1000600011 NELKE        2212 EAST MAIN STREET               MEDFORD       OR    97504 OO      P         SFR        360
1000600016 DILLAHAY     950 HOOVER HILL ROAD                WINSTON       OR    97496 OO      R         SFR        360
1003300018 PAYNE JR     699 UNION GAP LOOP ROAD             OAKLAND       OR    97462 OO      P         SFR        360
1003300032 GANADO       1712 GRAND AVENUE                   MEDFORD       OR    97504 OO      P         SFR        360
1003300050 LANE         686 SUNRISE AVENUE                  MEDFORD       OR    97504 OO      R         SFR        360
1003300058 HOBBS        9200 STERLING CREEK ROAD            JACKSONVILLE  OR    97530 OO      R         SFR        360
1003300075 KLINE        1045 EDWINA AVENUE                  CENTRAL POINT OR    97502 OO      R         SFR        360
1003300090 WHITMIRE     6469 WAGNER CREEK ROAD              TALENT        OR    97540 OO      R         SFR        360
1003300110 FISHER       860 IRONWOOD DRIVE                  EAGLE POINT   OR    97524 OO      R         SFR        180
1003300141 GATTIS       5595 GRIFFIN CREEK ROAD             MEDFORD       OR    97501 OO      R         SFR        360
1003300153 ANDERSON     2750 TERR-MONT STREET               WHITE CITY    OR    97503 OO      R         SFR        360
1003300193 PICKNELL     2135 KNOWLES ROAD                   MEDFORD       OR    97501 OO      P         SFR        360
1700600011 SHERBURNE    5538 OCEAN VIEW BOULEVARD           LA CANADA     CA    91011 OO      P         SFR        360
1700600023 JOHNSON      9206 NORTHEAST JUANITA DRIVE        KIRKLAND      WA    98034 NOO     R         CONDO      360
1700600032 JOHNSON      1458 WEST LAKE SAMMAMISH PARKWAY NE BELLEVUE      WA    98008 OO      R         SFR        360
1700600046 RAHIER       35490 HOOD CANAL DRIVE NORTHEAST    HANSVILLE     WA    98340 NOO     R         SFR        360
1700600055 HAMMONS      1105 JEROME AVENUE                  YAKIMA        WA    98902 NOO     R         SFR        180
1700600079 DICKINSON    34716 90TH AVENUE SOUTH             ROY           WA    98580 OO      R         SFR        360
1700600110 MORTON       14737 NORTHEAST 35TH STREET         BELLEVUE      WA    98005 NOO     R         CONDO      360
1700600116 LEARN RUMSEY 28922 NORTH LECLERC ROAD            IONE          WA    99139 OO      R         SFR        360
1700600127 MCCLAY       9528 28TH STREET COURT EAST         PUYALLUP      WA    98371 OO      R         SFR        360
1700600165 CLARY        NNA CURTIS CREEK ROAD               PRIEST RIVER  ID    83856 OO      R         SFR        360
1700600227 STUTZMAN     22215 62ND AVENUE NORTHWEST         STANWOOD      WA    98292 OO      R         SFR        360
1700600233 WOODS        2794 EAST HOQUIAM ROAD              HOQUIAM       WA    98550 OO      R         SFR        360
1700600237 SCHOESLER    11505 WEST FLEMING LANE             CHENEY        WA    99004 OO      R         SFR        360
1700600245 DORITY       77 EAST ALTADENA DRIVE              ALTADENA      CA    91001 OO      P         SFR        360
1700600248 MATZEN       64650 MCDERMOTT ROAD                DEER ISLAND   OR    97054 OO      R         SFR        360
1703300007 LANGFORD     380 SOUTHEAST VALLEY STREET         MYRTLE CREEK  OR    97457 OO      R         SFR        360
1703300026 DEERING      511 EAST WALNUT STREET              SHELTON       WA    98584 OO      R         SFR        360
1703300030 JOHANSEN     14314 134TH STREET KPN              GIG HARBOR    WA    98329 OO      R         SFR        360
1703300036 TIFFANY      7375 VALLEY VIEW ROAD               FERNDALE      WA    98248 OO      R         SFR        360
1703300048 GALLIMORE    605 WEST 6TH STREET                 RYDERWOOD     WA    98581 OO      P         SFR        360
1703300051 LABONTE      41204 N.E. 114TH COURT              LA CENTER     WA    98629 OO      R         SFR        360
1703300054 HAYS         15733 ORDWAY DRIVE SOUTHEAST        YELM          WA    98597 OO      R         SFR        360
1703300058 GAZE         35812 2ND AVENUE EAST               ROY           WA    98580 OO      R         SFR        360
1703300091 BROOKER      2503 192ND STREET NORTHEAST         ARLINGTON     WA    98223 OO      R         SFR        360
1703300096 LINGENFELTER 2089 BRIDGEWATER ROAD               SEDRO WOOLLEY WA    98284 OO      R         SFR        360
1703300113 CUNNINGHAM   21319 WOODS CREEK ROAD              MONROE        WA    98272 OO      R         SFR        360
1703300116 KNUDSEN      18511 NORTH MT SPOKANE PARK DRIVE   MEAD          WA    99021 OO      R         SFR        360
1703300141 HILL         34405 40TH AVENUE SOUTH             ROY           WA    98580 OO      R         SFR        360



LOANID      ORIGDATE   MTDATE     ORIGBAL         RATE           PANDI           CURBAL      SFEE       LIENPOS     PRPRICE
903300386   03/21/96   04/01/26   60,000.00       10.875         565.73          60,000.00   0.5        1           80,000.00
903300396   03/27/96   05/01/26   180,000.00      11.875         1,834.20        180,000.00  0.5        1           0.00
903300420   03/25/96   05/01/26   114,100.00      10.750         1,065.10        114,100.00  0.5        1           0.00
903300450   03/26/96   05/01/26   70,000.00       10.750         653.44          70,000.00   0.5        1           140,000.00
903300458   03/26/96   05/01/26   148,800.00      10.625         1,375.06        148,800.00  0.5        1           0.00
903300503   04/11/96   05/01/26   104,000.00      11.875         1,059.76        104,000.00  0.5        1           160,000.00
903300526   04/11/96   05/01/26   98,400.00       11.125         946.39          98,400.00   0.5        1           123,000.00
903300531   04/02/96   05/01/26   129,500.00      11.875         1,319.61        129,500.00  0.5        1           186,000.00
903300535   04/10/96   05/01/26   148,000.00      10.875         1,395.48        148,000.00  0.5        1           0.00
903300583   04/16/96   05/01/26   182,250.00      10.750         1,701.27        182,250.00  0.5        1           0.00
903300606   04/18/96   05/01/26   270,000.00      11.250         2,622.41        270,000.00  0.5        1           0.00
903300703   04/25/96   05/01/11   43,300.00       11.375         502.39          43,300.00   0.5        1           61,900.00
1000600011  03/18/96   04/01/26   91,375.00       8.500          702.59          91,319.65   0.5        1           107,500.00
1000600016  04/24/96   05/01/26   180,000.00      8.250          1,352.28        180,000.00  0.5        1           0.00
1003300018  02/02/96   03/01/26   52,500.00       10.490         479.85          52,478.94   0.5        1           70,000.00
1003300032  02/14/96   03/01/26   108,750.00      9.875          944.33          108,650.78  0.5        1           145,000.00
1003300050  02/21/96   03/01/26   75,000.00       9.500          630.64          74,724.34   0.5        1           0.00
1003300058  02/23/96   03/01/26   55,200.00       9.500          464.15          55,144.63   0.5        1           0.00
1003300075  03/21/96   04/01/26   86,000.00       10.875         810.89          86,000.00   0.5        1           0.00
1003300090  04/17/96   05/01/26   99,750.00       11.375         978.31          99,750.00   0.5        1           0.00
1003300110  04/10/96   05/01/11   40,000.00       11.000         454.64          40,000.00   0.5        1           0.00
1003300141  04/18/96   05/01/26   100,000.00      9.875          868.35          42,582.88   0.5        1           0.00
1003300153  04/16/96   05/01/26   61,000.00       10.750         569.42          61,000.00   0.5        1           0.00
1003300193  04/24/96   05/01/26   122,600.00      11.625         1,225.80        122,600.00  0.5        1           153,250.00
1700600011  03/05/96   04/01/26   228,750.00      8.750          1,799.58        228,750.00  0.5        1           305,000.00
1700600023  02/14/96   03/01/26   67,200.00       8.750          528.66          67,161.34   0.5        1           0.00
1700600032  02/23/96   03/01/26   472,500.00      8.250          3,549.73        472,198.71  0.5        1           0.00
1700600046  02/05/96   03/01/26   45,500.00       8.250          341.83          45,441.76   0.5        1           0.00
1700600055  04/19/96   05/01/11   30,000.00       10.625         333.95          30,000.00   0.5        1           0.00
1700600079  03/06/96   04/01/26   119,000.00      9.750          1,022.39        118,944.49  0.5        1           0.00
1700600110  04/03/96   05/01/26   66,800.00       9.750          573.92          66,800.00   0.5        1           0.00
1700600116  03/13/96   04/01/26   45,250.00       8.500          347.93          45,250.00   0.5        1           0.00
1700600127  03/20/96   04/01/26   152,000.00      9.500          1,278.10        151,925.23  0.5        1           0.00
1700600165  04/11/96   05/01/26   68,000.00       8.250          510.86          68,000.00   0.5        1           0.00
1700600227  04/15/96   05/01/26   103,000.00      8.750          810.30          103,000.00  0.5        1           0.00
1700600233  04/12/96   05/01/26   79,200.00       8.250          595.00          79,200.00   0.5        1           0.00
1700600237  04/15/96   05/01/26   85,500.00       8.500          657.42          85,500.00   0.5        1           0.00
1700600245  05/01/96   06/01/26   188,000.00      12.250         1,970.05        188,000.00  0.5        1           235,000.00
1700600248  04/22/96   05/01/26   78,100.00       8.750          614.41          78,100.00   0.5        1           0.00
1703300007  03/01/96   04/01/26   80,000.00       10.125         709.46          79,965.54   0.5        1           0.00
1703300026  02/09/96   03/01/26   40,000.00       10.000         351.03          39,964.46   0.5        1           0.00
1703300030  03/08/96   04/01/26   59,500.00       10.000         522.16          59,500.00   0.5        1           0.00
1703300036  02/01/96   03/01/26   57,950.00       10.500         530.09          57,926.97
1703300048  02/05/96   02/01/26   44,200.00       10.500         404.31          44,146.86
1703300051  02/01/96   03/01/26   113,600.00      9.990          996.08          113,549.64  0.5        1           0.00
1703300054  02/22/96   03/01/26   75,750.00       10.250         678.80          75,684.99   0.5        1           0.00
1703300058  02/07/96   03/01/26   58,500.00       10.000         513.38          58,274.06   0.5        1           0.00
1703300091  03/06/96   04/01/26   69,000.00       11.000         657.10          68,975.40   0.5        1           0.00
1703300096  02/15/96   03/01/26   74,200.00       10.500         678.74          74,149.25
1703300113  02/15/96   03/01/26   165,000.00      10.875         1,555.77        164,939.54  0.5        1           0.00
1703300116  02/22/96   03/01/26   87,750.00       11.250         852.28          87,720.38   0.5        1           0.00
1703300141  03/06/96   04/01/26   53,500.00       11.750         540.03          53,500.00   0.5        1           0.00




LOANID       SRBAL  APPVAL       PROPVAL      INDEX    ORATE       OPANRFREPFREQ      NRADATE
 903300386      0.00    80,000.00    80,000.00    10.87      565.730   0   01/00/00
 903300396      0.00   300,000.00   300,000.00    11.87    1,834.200   0   01/00/00
 903300420      0.00   163,000.00   163,000.00    10.75    1,065.100   0   01/00/00
 903300450      0.00   140,000.00   140,000.00    10.75      653.440   0   01/00/00
 903300458      0.00   186,000.00   186,000.00    10.62    1,375.060   0   01/00/00
 903300503      0.00   160,000.00   160,000.00    11.87    1,059.760   0   01/00/00
 903300526      0.00   125,000.00   123,000.00    11.12      946.390   0   01/00/00
 903300531      0.00   185,000.00   185,000.00    11.87    1,319.610   0   01/00/00
 903300535      0.00   185,000.00   185,000.00    10.87    1,395.480   0   01/00/00
 903300583      0.00   243,000.00   243,000.00    10.75    1,701.270   0   01/00/00
 903300606      0.00   360,000.00   360,000.00    11.25    2,622.410   0   01/00/00
 903300703      0.00    61,900.00    61,900.00    11.37      502.390   0   01/00/00
1000600011      0.00   116,000.00   107,500.006-mo. LIB        8.50702.69         0   10/01/96
1000600016      0.00   275,000.00   275,000.006-mo. LIB        8.251,356.28       0   11/01/96
1003300018      0.00    70,000.00    70,000.00    10.49      479.850   0   01/00/00
1003300032      0.00   145,000.00   145,000.00     9.87      944.330   0   01/00/00
1003300050      0.00   148,000.00   148,000.00     9.50      630.640   0   01/00/00
1003300058      0.00    87,000.00    87,000.00     9.50      464.150   0   01/00/00
1003300075      0.00   135,000.00   135,000.00    10.87      810.890   0   01/00/00
1003300090      0.00   133,000.00   133,000.00    11.37      978.310   0   01/00/00
1003300110      0.00   105,000.00   105,000.00    11.00      454.640   0   01/00/00
1003300141      0.00   210,500.00   210,500.00     9.87      868.350   0   01/00/00
1003300153      0.00    83,000.00    83,000.00    10.75      569.420   0   01/00/00
1003300193      0.00   155,000.00   153,250.00    11.62    1,225.800   0   01/00/00
1700600011      0.00   305,000.00   305,000.006-mo. LIB        8.751,796.58       0   10/01/96
1700600023      0.00    96,000.00    96,000.006-mo. LIB        8.75528.66         0   09/01/96
1700600032      0.00   630,000.00   630,000.006-mo. LIB        8.253,546.73       0   09/01/96
1700600046      0.00    65,000.00    65,000.006-mo. LIB        8.25341.63         0   09/01/96
1700600055      0.00    50,000.00    50,000.006-mo. LIB       10.62333.65         0   11/01/96
1700600079      0.00   140,000.00   140,000.006-mo. LIB        9.751,026.39       0   10/01/96
1700600110      0.00   106,000.00   106,000.006-mo. LIB        9.75573.62         0   11/01/96
1700600116      0.00    65,000.00    65,000.006-mo. LIB        8.50347.63         0   10/01/96
1700600127      0.00   234,000.00   234,000.006-mo. LIB        9.501,276.10       0   10/01/96
1700600165      0.00   101,000.00   101,000.006-mo. LIB        8.25510.66         0   11/01/96
1700600227      0.00   157,000.00   157,000.006-mo. LIB        8.75810.60         0   11/01/96
1700600233      0.00    99,000.00    99,000.006-mo. LIB        8.25595.60         0   11/01/96
1700600237      0.00   114,000.00   114,000.006-mo. LIB        8.50657.62         0   11/01/96
1700600245      0.00   308,000.00   235,000.006-mo. LIB       12.251,976.05       0   12/01/96
1700600248      0.00   118,000.00   118,000.006-mo. LIB        8.75614.61         0   11/01/96
1703300007      0.00   108,000.00   108,000.00    10.12      709.460   0   01/00/00
1703300026      0.00    65,000.00    65,000.00    10.00      351.030   0   01/00/00
1703300030      0.00    85,000.00    85,000.00    10.00      522.160   0   01/00/00
1703300036      0.00    94,000.00    94,000.00    10.50      530.090   0   01/00/00
1703300048      0.00    73,000.00    68,000.00    10.50      404.310   0   01/00/00
1703300051      0.00   142,000.00   142,000.00     9.99      996.080   0   01/00/00
1703300054      0.00   101,000.00   101,000.00    10.25      678.800   0   01/00/00
1703300058      0.00    88,000.00    88,000.00    10.00      513.380   0   01/00/00
1703300091      0.00   115,000.00   115,000.00    11.00      657.100   0   01/00/00
1703300096      0.00   106,000.00   106,000.00    10.50      678.740   0   01/00/00
1703300113      0.00   223,000.00   223,000.00    10.87    1,555.770   0   01/00/00
1703300116      0.00   135,000.00   135,000.00    11.25      852.280   0   01/00/00
1703300141      0.00    86,000.00    86,000.00    11.75      540.030   0   01/00/00




LOANID      NPADATE    MARGIN  PERCAP  LIFECAP  FLOOR    CASHOUT   CHKLTV   CREDITCL   DOCTYPE   SOURCE
 903300386   01/00/00       0.00    0.00     0.00     0.00N             75.00A-         Stated    SPFC
 903300396   01/00/00       0.00    0.00     0.00     0.00Y             60.00C          Stated    SPFC
 903300420   01/00/00       0.00    0.00     0.00     0.00Y             70.00A-         Lite      SPFC
 903300450   01/00/00       0.00    0.00     0.00     0.00N             50.00A-         Full      SPFC
 903300458   01/00/00       0.00    0.00     0.00     0.00Y             80.00A-         Lite      SPFC
 903300503   01/00/00       0.00    0.00     0.00     0.00N             65.00A-         Quick     SPFC
 903300526   01/00/00       0.00    0.00     0.00     0.00N             80.00A-         Lite      SPFC
 903300531   01/00/00       0.00    0.00     0.00     0.00N             70.00A-         Stated    SPFC
 903300535   01/00/00       0.00    0.00     0.00     0.00Y             80.00B          Full      SPFC
 903300583   01/00/00       0.00    0.00     0.00     0.00Y             75.00A-         Stated    SPFC
 903300606   01/00/00       0.00    0.00     0.00     0.00Y             75.00A-         Alt       SPFC
 903300703   01/00/00       0.00    0.00     0.00     0.00N             69.95A-         Lite      SPFC
1000600011   11/01/96       4.90    1.00    15.50     8.50N             85.00A-         Full      SPFC
1000600016   12/01/96       5.40    1.00    15.25     8.25Y             65.45A-         Stated    SPFC
1003300018   01/00/00       0.00    0.00     0.00     0.00N             75.00A-         Stated    SPFC
1003300032   01/00/00       0.00    0.00     0.00     0.00N             75.00A-         Stated    SPFC
1003300050   01/00/00       0.00    0.00     0.00     0.00Y             50.67A-         Stated    SPFC
1003300058   01/00/00       0.00    0.00     0.00     0.00Y             63.44A-         Full      SPFC
1003300075   01/00/00       0.00    0.00     0.00     0.00Y             63.70A-         Stated    SPFC
1003300090   01/00/00       0.00    0.00     0.00     0.00Y             75.00B          Full      SPFC
1003300110   01/00/00       0.00    0.00     0.00     0.00Y             38.09A          Quick     SPFC
1003300141   01/00/00       0.00    0.00     0.00     0.00Y             47.50A-         Quick     SPFC
1003300153   01/00/00       0.00    0.00     0.00     0.00Y             73.49A-         Full      SPFC
1003300193   01/00/00       0.00    0.00     0.00     0.00N             80.00B          Full      SPFC
1700600011   11/01/96       5.90    1.00    15.75     8.75N             75.00A-         Stated    SPFC
1700600023   10/01/96       5.80    1.00    15.75     8.75Y             70.00A-         Full      SPFC
1700600032   10/01/96       5.30    1.00    15.25     8.25Y             75.00A-         Stated    SPFC
1700600046   10/01/96       5.40    1.00    15.25     8.25Y             70.00A-         Full      SPFC
1700600055   12/01/96       6.40    1.00    17.62    10.62Y             60.00A-         Stated    SPFC
1700600079   11/01/96       4.90    1.00    16.75     9.75Y             85.00A-         Full      SPFC
1700600110   12/01/96       6.90    1.00    16.00     9.75N             63.01A-         Full      SPFC
1700600116   11/01/96       5.40    1.00    15.50     8.50Y             69.61B          Full      SPFC
1700600127   11/01/96       5.40    1.00    16.50     9.50Y             64.95A-         Stated    SPFC
1700600165   12/01/96       5.40    1.00    15.25     8.25N             67.32A-         Full      SPFC
1700600227   12/01/96       5.50    1.00    15.75     8.75Y             65.60A-         Stated    SPFC
1700600233   12/01/96       4.90    1.00    15.25     8.25Y             80.00A-         Full      SPFC
1700600237   12/01/96       5.40    1.00    15.50     8.50Y             75.00A-         Stated    SPFC
1700600245   01/01/97       5.90    1.00    19.25    12.25N             80.00A-         Lite      SPFC
1700600248   12/01/96       5.40    1.00    15.75     8.75N             66.18B          Full      SPFC
1703300007   01/00/00       0.00    0.00     0.00     0.00Y             74.07A-         Stated    SPFC
1703300026   01/00/00       0.00    0.00     0.00     0.00Y             61.53A-         Stated    SPFC
1703300030   01/00/00       0.00    0.00     0.00     0.00Y             70.00A-         Full      SPFC
1703300036   01/00/00       0.00    0.00     0.00     0.00Y             61.64B          Stated    SPFC
1703300048   01/00/00       0.00    0.00     0.00     0.00N             65.00A-         Full      SPFC
1703300051   01/00/00       0.00    0.00     0.00     0.00Y             80.00A-         Full      SPFC
1703300054   01/00/00       0.00    0.00     0.00     0.00Y             75.00B          Full      SPFC
1703300058   01/00/00       0.00    0.00     0.00     0.00Y             66.47A-         Full      SPFC
1703300091   01/00/00       0.00    0.00     0.00     0.00Y             60.00A-         Full      SPFC
1703300096   01/00/00       0.00    0.00     0.00     0.00N             70.00A-         Stated    SPFC
1703300113   01/00/00       0.00    0.00     0.00     0.00Y             73.99A-         Stated    SPFC
1703300116   01/00/00       0.00    0.00     0.00     0.00Y             65.00C          Stated    SPFC
1703300141   01/00/00       0.00    0.00     0.00     0.00Y             62.20C          Stated    SPFC





LOANID    NAME ..... ADDRESS                             CITY              STATE ZIP   OWN OCC LOAN PURP PROP TYPE  ORIG TERM
1703300145 DOWNING        30106 EAST SCOUTEN LOOP ROAD       ARLINGTON        WA    98223 OO      R         SFR        360
1703300148 WILLIAMS       15328 SOUTHEAST 49TH PLACE         BELLEVUE         WA    98006 OO      R         SFR        360
1703300161 JEFFRIES       WEST 2074 HIGHLAND ROAD            SHELTON          WA    98584 OO      R         SFR        360
1703300191 KNUTSON        20829 80TH AVENUE WEST             EDMONDS          WA    98026 OO      R         SFR        360
1703300210 HIGH JR.       9722 EAST AVENUE Q-10              LITTLEROCK       CA    93543 OO      R         SFR        360
1703300221 AMIAD          23930 WAX ORCHARD ROAD SOUTHWEST   VASHON           WA    98070 OO      R         SFR        360
1703300231 INGRAM-LEGVOLD 15501 133RD AVENUE SOUTHEAST       YELM             WA    98597 OO      R         SFR        360
1703300238 HOUSTON III    1107 168TH STREET EAST             SPANAWAY         WA    98387 OO      R         SFR        360
1703300242 BURNETT        902 SOUTH CASEY AVENUE             COUPEVILEE       WA    98239 OO      R         SFR        180
1703300286 BURGY          21709 146TH STREET EAST            SUMNER           WA    98390 OO      R         SFR        360
1703300315 VELTHUIZEN     1413 EAST POLE ROAD                EVERSON          WA    98247 OO      R         SFR        360
1703300341 SELF           2500 NORTH SPOKANE STREET # 41     POST FALLS       ID    83854 OO      R         SFR        360
1703300359 PRENTICE       7730 STEAMBOAT ISLAND ROAD NW      OLYMPIA          WA    98502 OO      R         SFR        360
1703300370 PICKLES        42 NORTH KELLY DRIVE               CUSICK           WA    99119 OO      R         SFR        180
1703300381 REDMOND        3511 253RD STREET COURT EAST       SPANAWAY         WA    98387 OO      R         SFR        360
1703300390 PARKER         22720 SOUTHEAST 410TH STREET       ENUMCLAW         WA    98022 OO      R         SFR        360
1703300401 ASHCRAFT       2615 169TH AVENUE EAST             SUMNER           WA    98390 OO      R         SFR        360
1703300412 CARBONE        14110 PRAIRIE RIDGE DRIVE EAST     SUMNER           WA    98390 NOO     P         SFR        360
1703300420 COLLVER        25416 166TH STREET EAST            BUCKLEY          WA    98321 OO      R         SFR        360
1703300471 GOAD           5647 NORTHEAST KESWICK DRIVE       SEATTLE          WA    98105 OO      R         SFR        360
1703300486 BEESLEY        NORTHEAST 71 FIRWOOD PLACE         TAHUYA           WA    98588 OO      R         SFR        360
1703300500 DARNELL        25410 35TH AVENUE EAST             SPANAWAY         WA    98387 OO      R         SFR        180
1703300513 PERKINS        20516 8TH AVENUE EAST              SPANAWAY         WA    98057 OO      R         SFR        360
1703300529 CLEMENTINO     16725 LITTLE ROCK ROAD SOUTHWEST   ROCHESTER        WA    98579 OO      R         SFR        360
1703300533 COOK           SOUTHEAST 840 COOK PLANT FARM ROAD SHELTON          WA    98584 OO      R         SFR        360
1703300552 RUDDELL        9710 TVEIT ROAD                    ARLINGTON        WA    98223 OO      P         SFR        360
1703300610 FERREL         10642 MERRY CANYON ROAD            LEAVENWORTH      WA    98826 NOO     R         SFR        360
1703300635 SWENSON        18521 73RD AVENUE WEST             EDMONDS          WA    98026 OO      P         SFR        360
1703300643 RICHARDSON     724 NORTHWEST 4TH STREET           GRANTS PASS      OR    97526 OO      R         SFR        360
1703300653 STEPHENS       16033 AGATE STREET SOUTHEAST       YELM             WA    98597 OO      R         SFR        360
1703300698 GALVAN-BLANCO  127 EAST RAYMOND STREET            CHELAN           WA    98816 OO      P         SFR        360
1703300707 FLETCHER       6713 5TH WAY SOUTHEAST             LACEY            WA    98503 OO      R         SFR        360
1703300740 HOFFMAN        8401 68TH AVENUE COURT EAST        PUYALLUP         WA    98371 OO      R         SFR        360
1703300788 GERBER         15433 178TH AVENUE NORTHEAST       WOODINVILLE      WA    98072 OO      R         SFR        360
1703300794 DEMPSEY        2604 306TH STREET SOUTH            ROY              WA    98580 OO      R         SFR        180
1703300827 CARDEY         4812 146TH STREET COURT EAST       TACOMA           WA    98446 OO      R         SFR        360
1703300850 SCOTT          12686 BETHEL BURLEY ROAD SOUTHEAST PORT ORCHARD     WA    98366 OO      R         SFR        360
1703300875 SHELLUM        2538 WEST HIGHWAY 101              PORT ANGELES     WA    98363 OO      R         SFR        360
1703300880 AGUILAR        116 SOUTHWEST 7TH AVENUE           MILTON-FREEWATER OR    97862 OO      P         SFR        360
1703300907 NETTLEBECK     NORTHEAST 170 RANCH DRIVE          TAHUYA           WA    98588 OO      R         SFR        360
1703300935 AGELL          38209 62ND AVENUE COURT EAST       EATONVILLE       WA    98328 OO      R         SFR        360
2000600006 VAN NOLLER     315 PARIS AVENUE SE                GRAND RAPIDS     MI    49503 OO      R         SFR        360
2003200006 SCHWARTZ       234 WALDEN RIDGE COURT             HENDERSON        NV    89014 OO      R         SFR        180
2003200012 FOX            613 N CANNON AVENUE                LANSDALE         PA    19446 OO      P         SFR        180
2003300015 BOURDEAU       1442 EAST 84TH STREET              BROOKLYN         NY    11236 OO      P         SFR        360
2003300045 DEMERS         11-13 HILLCREST DRIVE              LOWELL           MA     1851 OO      P         2-4 FAMILY 360
2003300057 MOORE          93-95 ELLINGTON STREET             DORCHESTER       MA     2122 OO      P         2-4 FAMILY 360
2003300072 LIBBY          2 PEMBROKE DRIVE                   DERRY            NH     3038 OO      P         SFR        360
2003300089 SHAPIRO        5 VILLAGE ROCK LANE                NATICK           MA     1760 NOO     R         CONDO      360
2003300091 SHAPIRO        47 VILLAGE BROOK LANE              NATICK           MA     1760 NOO     R         CONDO      360
2003300097 MUHLEN         2D COUNTRY CLUB LANE               MILFORD          MA     1757 OO      P         CONDO      360
2003300099 WHYTE          20 ROCKDALE STREET                 MATTAPAN         MA     2126 OO      R         2-4 FAMILY 360



LOANID      ORIGDATE   MTDATE     ORIGBAL         RATE           PANDI           CURBAL      SFEE       LIENPOS     PRPRICE
1703300145  03/20/96   04/01/26   83,000.00       10.875         782.60          82,869.59   0.5        1           0.00
1703300148  02/16/96   03/01/26   144,000.00      10.500         1,317.22        143,885.06
1703300161  03/04/96   04/01/26   91,500.00       10.625         845.55          91,464.61   0.5        1           0.00
1703300191  02/16/96   03/01/26   91,000.00       10.000         798.59          90,916.32   0.5        1           0.00
1703300210  03/20/96   04/01/26   72,250.00       11.375         708.60          72,250.00   0.5        1           0.00
1703300221  04/02/96   05/01/26   138,750.00      10.750         1,295.21        138,750.00  0.5        1           0.00
1703300231  03/22/96   04/01/26   255,000.00      11.500         2,525.24        255,000.00  0.5        1           0.0050.000
1703300238  03/27/96   04/01/26   50,400.00       9.875          437.65          50,314.75   0.5        1           0.00
1703300242  03/05/96   04/01/11   40,000.00       10.750         448.38          39,909.95   0.5        1           0.00
1703300286  04/15/96   05/01/26   53,000.00       11.375         519.81          53,000.00   0.5        1           0.00
1703300315  03/01/96   04/01/26   187,500.00      10.875         1,767.92        187,431.30  0.5        1           0.00
1703300341  04/01/96   05/01/26   45,500.00       10.500         416.21          45,500.00
1703300359  03/21/96   04/01/26   79,200.00       10.500         724.47          79,200.00
1703300370  03/21/96   04/01/11   30,000.00       10.000         322.38          29,900.00   0.5        1           0.00
1703300381  03/15/96   04/01/26   76,800.00       11.250         745.93          76,774.07   0.5        1           0.00
1703300390  04/25/96   05/01/26   600,000.00      11.625         5,999.04        600,000.00  0.5        1           0.00
1703300401  04/09/96   05/01/26   79,450.00       11.250         771.67          79,450.00   0.5        1           0.00
1703300412  03/13/96   04/01/26   47,250.00       10.500         432.21          47,250.00
1703300420  04/18/96   05/01/26   50,000.00       9.875          434.17          50,000.00   0.5        1           0.00
1703300471  03/20/96   04/01/26   675,000.00      12.000         6,943.14        675,000.00  0.5        1           0.00
1703300486  03/22/96   04/01/26   60,900.00       11.500         603.09          60,900.00   0.5        1           0.00
1703300500  03/26/96   04/01/11   38,000.00       10.625         423.00          37,913.46   0.5        1           0.00
1703300513  03/25/96   04/01/26   255,000.00      10.625         2,356.45        254,901.36  0.5        1           0.00
1703300529  04/05/96   05/01/26   92,000.00       11.375         902.30          92,000.00   0.5        1           0.00
1703300533  04/05/96   05/01/26   40,000.00       10.375         362.16          40,000.00   0.5        1           0.00
1703300552  04/25/96   05/01/26   75,600.00       10.750         705.71          75,600.00   0.5        1           108,000.00
1703300610  04/24/96   05/01/26   34,200.00       12.125         355.08          34,200.00   0.5        1           0.00
1703300635  04/15/96   05/01/26   122,500.00      10.500         1,120.56        122,500.00
1703300643  04/08/96   05/01/26   50,000.00       9.875          434.17          50,000.00   0.5        1           0.00
1703300653  04/24/96   05/01/26   78,200.00       10.375         708.03          78,200.00   0.5        1           0.00
1703300698  04/19/96   05/01/26   69,700.00       11.625         696.89          69,700.00   0.5        1           82,000.00Full
1703300707  04/23/96   05/01/26   68,000.00       10.625         628.39          68,000.00   0.5        1           0.00
1703300740  04/24/96   05/01/26   80,000.00       11.625         799.87          80,000.00   0.5        1           0.00
1703300788  04/23/96   05/01/26   315,000.00      12.000         3,240.13        315,000.00  0.5        1           0.00
1703300794  04/23/96   05/01/11   56,000.00       9.500          584.77          56,000.00   0.5        1           0.00
1703300827  04/17/96   05/01/26   85,000.00       11.625         849.86          85,000.00   0.5        1           0.00
1703300850  04/24/96   05/01/26   103,500.00      11.750         1,044.74        103,500.00  0.5        1           0.00
1703300875  04/24/96   05/01/26   93,750.00       10.750         875.14          93,750.00   0.5        1           0.00
1703300880  04/23/96   05/01/26   66,300.00       11.500         656.56          66,300.00   0.5        1           78,000.00
1703300907  04/22/96   05/01/26   84,700.00       10.625         782.71          84,700.00   0.5        1           0.00
1703300935  04/27/96   05/01/26   183,750.00      10.875         1,732.56        183,750.00  0.5        1           0.00
2000600006  02/29/96   04/01/26   90,000.00       8.750          708.03          89,948.22   0.5        1           0.00
2003200006  08/07/95   09/01/10   25,000.00       12.150         302.46          24,517.43   0.5        2           0.00
2003200012  07/13/95   01/08/10   15,000.00       13.500         194.75          14,783.61   0.5        2           0.00
2003300015  03/20/95   04/01/25   220,500.00      9.500          1,854.09        218,702.33  0.5        1           245,000.00
2003300045  06/08/92   01/07/22   67,500.00       9.500          567.58          65,713.37   0.5        1           103,000.00
2003300057  02/22/94   03/01/24   47,700.00       7.750          341.73          46,750.19   0.5        1           53,000.00
2003300072  08/12/92   09/01/22   27,000.00       8.250          202.85          26,141.64   0.5        1           30,000.00
2003300089  10/16/89   11/01/19   87,850.00       10.500         803.60          84,035.18
2003300091  10/16/89   11/01/19   87,850.00       10.500         803.60          84,036.19
2003300097  11/30/89   12/01/19   111,200.00      10.250         996.47          106,737.14  0.5        1           139,000.00
2003300099  10/30/92   11/01/22   121,300.00      8.380          922.40          117,738.62  0.5        1           0.00





LOANID       SRBAL        APPVAL           PROPVAL          INDEX            ORATE       OPANRFREPFREQ      NRADATE
1703300145            0.00       135,000.00       135,000.00            10.87      782.600   0   01/00/00
1703300148            0.00       240,000.00       240,000.00            10.50    1,317.220   0   01/00/00
1703300161            0.00       122,000.00       122,000.00            10.62      845.550   0   01/00/00
1703300191            0.00       185,000.00       185,000.00            10.00      798.590   0   01/00/00
1703300210            0.00        85,000.00        85,000.00            11.37      708.600   0   01/00/00
1703300221            0.00       185,000.00       185,000.00            10.75    1,295.210   0   01/00/00
1703300231            0.00       510,000.00       510,000.00            11.50    2,525.240   0   01/00/00
1703300238            0.00        72,000.00        72,000.00             9.87      437.650   0   01/00/00
1703300242            0.00       115,000.00       115,000.00            10.75      448.380   0   01/00/00
1703300286            0.00        76,000.00        76,000.00            11.37      519.810   0   01/00/00
1703300315            0.00       250,000.00       250,000.00            10.87    1,767.920   0   01/00/00
1703300341            0.00        65,000.00        65,000.00            10.50      416.210   0   01/00/00
1703300359            0.00        99,000.00        99,000.00            10.50      724.470   0   01/00/00
1703300370            0.00        50,000.00        50,000.00            10.00      322.380   0   01/00/00
1703300381            0.00        96,000.00        96,000.00            11.25      745.930   0   01/00/00
1703300390            0.00                       1,000,000.00 1,000,000.00          11.625,990.04       0   01/00/00
1703300401            0.00       113,500.00       113,500.00            11.25      771.670   0   01/00/00
1703300412            0.00        68,000.00        68,000.00            10.50      432.210   0   01/00/00
1703300420            0.00        77,500.00        77,500.00             9.87      434.170   0   01/00/00
1703300471            0.00                       1,200,000.00 1,200,000.00          12.006,940.14       0   01/00/00
1703300486            0.00        87,000.00        87,000.00            11.50      603.090   0   01/00/00
1703300500            0.00        55,000.00        55,000.00            10.62      423.000   0   01/00/00
1703300513            0.00       430,000.00       430,000.00            10.62    2,356.450   0   01/00/00
1703300529            0.00       115,000.00       115,000.00            11.37      902.300   0   01/00/00
1703300533            0.00        64,000.00        64,000.00            10.37      362.160   0   01/00/00
1703300552            0.00       112,000.00       108,000.00            10.75      705.710   0   01/00/00
1703300610            0.00        57,000.00        57,000.00            12.12      355.080   0   01/00/00
1703300635            0.00       180,000.00       175,000.00            10.50    1,120.560   0   01/00/00
1703300643            0.00       155,500.00       155,500.00             9.87      434.170   0   01/00/00
1703300653            0.00        92,000.00        92,000.00            10.37      708.030   0   01/00/00
1703300698            0.00        82,000.00        82,000.00            11.62      696.890   0   01/00/00
1703300707            0.00        80,000.00        80,000.00            10.62      628.390   0   01/00/00
1703300740            0.00       160,000.00       160,000.00            11.62      799.870   0   01/00/00
1703300788            0.00       450,000.00       450,000.00            12.00    3,240.130   0   01/00/00
1703300794            0.00       100,000.00       100,000.00             9.50      584.770   0   01/00/00
1703300827            0.00       114,000.00       114,000.00            11.62      849.860   0   01/00/00
1703300850            0.00       138,000.00       138,000.00            11.75    1,044.740   0   01/00/00
1703300875            0.00       125,000.00       125,000.00            10.75      875.140   0   01/00/00
1703300880            0.00        78,000.00        78,000.00            11.50      656.560   0   01/00/00
1703300907            0.00       121,000.00       121,000.00            10.62      782.710   0   01/00/00
1703300935            0.00       245,000.00       245,000.00            10.87    1,732.560   0   01/00/00
2000600006            0.00       136,900.00       136,900.006-mo. LIBOR              8.75708.63         0   10/01/96
2003200006      122,616.00       166,000.00       166,000.00            12.15      302.460   0   01/00/00
2003200012       56,736.00        85,000.00        85,000.00            13.50      194.750   0   01/00/00
2003300015            0.00       245,000.00       245,000.00             9.50    1,854.080   0   01/00/00
2003300045            0.00       103,000.00       103,000.00             9.50      567.580   0   01/00/00
2003300057            0.00        61,000.00        53,000.00             7.75      341.730   0   01/00/00
2003300072            0.00        49,000.00        30,000.00             8.25      202.840   0   01/00/00
2003300089            0.00       125,500.00       125,500.00            10.50      803.600   0   01/00/00
2003300091            0.00       125,500.00       125,500.00            10.50      803.600   0   01/00/00
2003300097            0.00       139,000.00       139,000.00            10.25      996.460   0   01/00/00
2003300099            0.00       138,000.00       138,000.00             8.38      922.400   0   01/00/00




LOANID      NPADATE    MARGIN  PERCAP  LIFECAP  FLOOR    CASHOUT   CHKLTV   CREDITCL   DOCTYPE   SOURCE
1703300145   01/00/00       0.00    0.00     0.00    0.00Y             61.48A-         Stated    SPFC
1703300148   01/00/00       0.00    0.00     0.00    0.00Y             60.00B          Stated    SPFC
1703300161   01/00/00       0.00    0.00     0.00    0.00Y             75.00A-         Stated    SPFC
1703300191   01/00/00       0.00    0.00     0.00    0.00Y             49.18A-         Full      SPFC
1703300210   01/00/00       0.00    0.00     0.00    0.00N             85.00A-         Full      SPFC
1703300221   01/00/00       0.00    0.00     0.00    0.00Y             75.00A-         Stated    SPFC
1703300231   01/00/00       0.00    0.00     0.00    0.00Y             50.00C          Stated    SPFC
1703300238   01/00/00       0.00    0.00     0.00    0.00Y             70.00A-         Alt       SPFC
1703300242   01/00/00       0.00    0.00     0.00    0.00Y             34.78B          Stated    SPFC
1703300286   01/00/00       0.00    0.00     0.00    0.00Y             69.73C          Full      SPFC
1703300315   01/00/00       0.00    0.00     0.00    0.00Y             75.00A-         Lite      SPFC
1703300341   01/00/00       0.00    0.00     0.00    0.00Y             70.00B          Full      SPFC
1703300359   01/00/00       0.00    0.00     0.00    0.00Y             80.00B          Full      SPFC
1703300370   01/00/00       0.00    0.00     0.00    0.00Y             60.00A-         Full      SPFC
1703300381   01/00/00       0.00    0.00     0.00    0.00Y             80.00B          Full      SPFC
1703300390   01/00/00       0.00    0.00     0.00    0.00Y             60.00A-         Stated    SPFC
1703300401   01/00/00       0.00    0.00     0.00    0.00Y             70.00A-         Stated    SPFC
1703300412   01/00/00       0.00    0.00     0.00    0.00N             69.48A-         Full      SPFC
1703300420   01/00/00       0.00    0.00     0.00    0.00Y             64.51A-         Full      SPFC
1703300471   01/00/00       0.00    0.00     0.00    0.00Y             56.25A-         Stated    SPFC
1703300486   01/00/00       0.00    0.00     0.00    0.00Y             70.00B          Full      SPFC
1703300500   01/00/00       0.00    0.00     0.00    0.00Y             69.09A-         Full      SPFC
1703300513   01/00/00       0.00    0.00     0.00    0.00N             59.30A-         Stated    SPFC
1703300529   01/00/00       0.00    0.00     0.00    0.00Y             80.00B          Full      SPFC
1703300533   01/00/00       0.00    0.00     0.00    0.00Y             62.50A-         Alt       SPFC
1703300552   01/00/00       0.00    0.00     0.00    0.00N             70.00B          Full      SPFC
1703300610   01/00/00       0.00    0.00     0.00    0.00Y             60.00A-         Stated    SPFC
1703300635   01/00/00       0.00    0.00     0.00    0.00N             70.00B          Full      SPFC
1703300643   01/00/00       0.00    0.00     0.00    0.00Y             32.15A-         Full      SPFC
1703300653   01/00/00       0.00    0.00     0.00    0.00N             85.00A-         Full      SPFC
1703300698   01/00/00       0.00    0.00     0.00    0.00N             85.00A-         Full      SPFC
1703300707   01/00/00       0.00    0.00     0.00    0.00Y             85.00A-         Full      SPFC
1703300740   01/00/00       0.00    0.00     0.00    0.00Y             50.00B          Stated    SPFC
1703300788   01/00/00       0.00    0.00     0.00    0.00Y             70.00B          Stated    SPFC
1703300794   01/00/00       0.00    0.00     0.00    0.00N             56.00A-         Full      SPFC
1703300827   01/00/00       0.00    0.00     0.00    0.00Y             74.56C          Full      SPFC
1703300850   01/00/00       0.00    0.00     0.00    0.00Y             75.00C          Full      SPFC
1703300875   01/00/00       0.00    0.00     0.00    0.00Y             75.00A-         Stated    SPFC
1703300880   01/00/00       0.00    0.00     0.00    0.00N             85.00A-         Full      SPFC
1703300907   01/00/00       0.00    0.00     0.00    0.00Y             70.00A-         Full      SPFC
1703300935   01/00/00       0.00    0.00     0.00    0.00Y             75.00A-         Stated    SPFC
2000600006   11/01/96       4.90    1.00    15.75    8.75Y             65.74A-         Full      SPFC
2003200006   01/00/00       0.00    0.00     0.00    0.00Y             15.06A          Full      SPFC
2003200012   01/00/00       0.00    0.00     0.00    0.00N             17.64A          Full      SPFC
2003300015   01/00/00       0.00    0.00     0.00    0.00N             90.00A          Full      SPFC
2003300045   01/00/00       0.00    0.00     0.00    0.00N             65.53A          Full      SPFC
2003300057   01/00/00       0.00    0.00     0.00    0.00N             90.00C          Full      SPFC
2003300072   01/00/00       0.00    0.00     0.00    0.00N             90.00A          Full      SPFC
2003300089   01/00/00       0.00    0.00     0.00    0.00N             70.00A          Full      SPFC
2003300091   01/00/00       0.00    0.00     0.00    0.00N             70.00A          Full      SPFC
2003300097   01/00/00       0.00    0.00     0.00    0.00N             80.00C          Full      SPFC
2003300099   01/00/00       0.00    0.00     0.00    0.00N             87.89A-         Full      SPFC





LOANID    NAME ..... ADDRESS                             CITY              STATE ZIP   OWN OCC LOAN PURP PROP TYPE  ORIG TERM
2003300112 LAPAGE      22 MARION STREET                 EAST BOSTON    MA     2128 OO      P         2-4 FAMILY 360
2003300115 LEVESQUE    22 FOXMOOR CIRCLE                NASHUA         NH     3063 OO      P         CONDO      360
2003300120 CHINGOS     LINCOLN STATION RIVERFRONT CONDO LINCOLN        NH     3251 2ND     P         CONDO      360
2003300128 GAUTHIER    25 ARBOR STREET                  EXETER         NH     3833 OO      P         SFR        360
2003300132 COMBES      55 LONG HILL ROAD                CLINTON        CT     6413 OO      P         SFR        360
2003300137 ALLARD III  15 MAOLIS ROAD                   NAHANT         MA     1908 OO      P         SFR        360
2003300139 CAPPUCCIO   39 GRACE STREET                  MALDEN         MA     2148 OO      R         SFR        360
2003300141 COLKOS      57 WINTERSET DRIVE               SPRINGFIELD    MA     1129 OO      P         SFR        360
2003300144 FILIPE      27-29 GARDEN STREET              ATTLEBORO      MA     2703 NOO     P         SFR        360
2003300147 LENNON      LOT 24-51 WASHINGTON DRIVE       RAYMOND        NH     3077 OO      P         SFR        360
2003300149 DESAUTELS   81 GRAND STREET                  WOONSOCKET     RI     2895 OO      P         2-4 FAMILY 360
2003300155 PLOURDE     119 CONCORD STREET               SEABROOK       NH     3874 2ND     P         SFR        360
2003300166 GREENE      14430 NORTHWEST 21 COURT         MIAMI          FL    33054 OO      R         SFR        360
2003300169 GILL        36 DORLAND AVENUE                CONCORD        NC    28025 OO      R         SFR         60
2003300171 LOVE        192 SOUTH KENNEBEC AVENUE        MCCONNELSVILLE OH    43756 OO      R         SFR        180
2003300173 MCGAHA      5309 STILLWATER LANE             BRASELTON      GA    30517 OO      P         SFR         60
2003300177 EVANS       ROUTE 2 BOX 1447                 GRAY           GA    31032 OO      R         SFR        180
2003300184 YEARGIN     1705 CAMELOT DRIVE               BELTON         SC    29627 OO      R         SFR        180
2003300190 BUSSELL     351 OJ BUSSELL LANE              HARROGATE      TN    37752 OO      R         SFR        240
2003300196 HORTON      105 FLATROCK LANE                EATONTON       GA    31024 OO      R         SFR        180
2003300201 ROBERTSON   LOT 46 MADISON PLACE             ATHENS         TN    37303 OO      P         SFR        360
2003300206 PROCELL     129 21ST AVENUE SOUTH            PETERSBURG     FL    33705 OO      R         SFR        360
2003300216 NICHOLSON   1484 EAST 108TH STREET           CLEVELAND      OH    44106 OO      R         SFR        360
2003300221 ANDERSON    302 SHERMAN LANE                 NIOTA          TN    37826 OO      P         SFR        180
2003300228 HOFFMAN     178 DUTCH HOLLOW ROAD            SOUTH WEBSTER  OH    45682 OO      R         SFR        180
2003300234 DOWNS       450 MAPLE AVENUE                 NEWARK         OH    43055 OO      R         SFR        360
2003300237 BRIGHT      1302 N. JACKSON STREET           ATHENS         TN    37303 OO      P         SFR        180
2003300240 MEDLOCK     4593 ROCKMART ROAD               SILVERCREEK    GA    30173 OO      R         SFR        180
2003300252 LAWRENCE    303 PUMPKIN HOLLOW ROAD          MADISONVILLE   TN    37354 OO      R         SFR        240
2003300254 HARPER      195 ELDRIDGE STREET              METTER         GA    30439 OO      R         SFR        180
2003300256 PATTERSON   503 EAST HILL DRIVE              CHERRYVILLE    NC    28021 OO      R         SFR        240
2003300258 KLINE       3835 MYRTLE AVENUE               CAMDEN CITY    NJ     8105 OO      R         SFR        180
2003300264 MILES       RT 1 BOX 22-H-2                  SCRANTON       SC    29591 OO      R         SFR         60
2003300266 DAVIS       100 LIVEOAK STREET               ELLOREE        SC    29047 OO      R         SFR        180
2003300271 NIHISER     9641 SILK AVENUE                 CLEVELAND      OH    44102 OO      R         SFR        180
2003300277 ROSE        4659 OLD YELLOWSTONE TRAIL N.    LIVINGSTON     MT    59047 OO      R         SFR        360
2003300289 DENT        12103 WOOWIND LANE               MITCHELLVILLE  MD    20721 OO      P         SFR        360
2003300295 QUINTANILLA 1258 KNOLL MIST LANE             GAITHERSBURG   MD    20879 OO      P         CONDO      360
2003300315 SANTORO     3101 N.E. 40TH COURT             FT. LAUDERDALE FL    33308 OO      R         SFR        360
3000600077 RUGG        4028 PALA ROAD                   FALLBROOK      CA    92028 OO      R         SFR        360
3000600079 JONES       906 CHEYENNE STREET              JUPITER        FL    33418 OO      R         SFR        120
3000600084 EDDY        13737 SALADO WAY                 VICTORVILLE    CA    92392 OO      P         SFR        360
3000600090 SANASSARIAN 1251 SWORDFISH STREET            FOSTER CITY    CA    94404 OO      R         SFR        360
3000600093 JOHNSON     1621 WEST 265TH STREET           LOS ANGELES    CA    90710 OO      R         SFR        360
3000600099 VARGAS      19602 BERMUDA STREET             LOS ANGELES    CA    91311 OO      R         SFR        360
3000600105 SMITH       1205 CABRILLO DRIVE              TULARE         CA    93274 OO      R         SFR        360
3000600110 NAVA        8629 EDMOND DRIVE                ROSEMEAD       CA    91770 OO      R         SFR        360
3000600114 SANDER      1841 GREENGATE STREET            YUBA CITY      CA    95991 OO      P         SFR        360
3000600117 PASILLAS    37953 ROAD 60                    DINUBA         CA    93618 OO      R         SFR        360
3000600123 RESENDEZ    263 MARSHALL STREET              MC FARLAND     CA    93250 OO      R         SFR        360
3000600127 KEEL        158 WICHMAN STREET S.E.          TENINO         WA    98589 OO      R         SFR        360
3000600144 JONES       8730 RIVER ROAD                  AMARILLO       TX    79108 OO      P         SFR        360



LOANID      ORIGDATE   MTDATE     ORIGBAL         RATE           PANDI           CURBAL      SFEE       LIENPOS     PRPRICE
2003300112  11/09/94   12/01/24   44,000.00       9.875          382.08          43,682.16   0.5        1           55,000.00
2003300115  10/30/91   11/01/21   82,650.00       9.380          687.75          79,812.85   0.5        1           87,000.00
2003300120  10/16/92   11/01/22   68,000.00       7.880          493.29          63,388.89   0.5        1           85,000.00
2003300128  06/07/94   07/01/24   75,900.00       8.000          556.93          71,137.39   0.5        1           79,900.00
2003300132  04/29/93   05/01/23   112,400.00      7.880          815.37          107,084.89  0.5        1           124,900.00
2003300137  04/30/90   05/01/20   176,000.00      11.250         1,709.42        1,709.42    0.5        1           220,000.00
2003300139  08/11/89   09/01/19   105,000.00      10.380         951.07          100,174.23  0.5        1           0.00
2003300141  06/04/91   07/01/21   107,300.00      9.625          912.04          103,603.69  0.5        1           113,000.00
2003300144  10/27/94   11/01/24   54,000.00       9.750          463.95          53,542.60   0.5        1           64,000.00
2003300147  06/04/92   07/01/22   80,650.00       7.875          584.77          77,755.27   0.5        1           84,900.00
2003300149  07/06/94   08/01/24   27,200.00       9.250          223.77          26,879.87   0.5        1           34,000.00
2003300155  09/07/94   10/01/24   100,000.00      9.130          814.00          98,933.86   0.5        1           130,000.00
2003300166  03/29/96   04/01/26   40,000.00       11.625         399.94          39,987.56   0.5        1           0.00
2003300169  06/03/94   06/08/99   20,300.00       15.750         294.62          19,609.18   0.5        1           0.00
2003300171  09/05/95   09/11/10   25,200.00       9.990          270.65          24,763.16   0.5        1           0.00
2003300173  11/24/93   11/24/98   45,600.00       10.500         504.06          42,257.67
2003300177  10/23/95   10/26/10   46,500.00       10.600         516.90          45,959.78   0.5        1           0.00
2003300184  12/29/94   02/01/10   41,400.00       10.990         470.29          39,941.70   0.5        1           0.00
2003300190  09/26/95   02/10/15   35,000.00       10.990         361.03          34,751.42   0.5        1           0.00
2003300196  08/14/95   08/17/10   36,000.00       11.490         420.32          35,371.53   0.5        1           0.00
2003300201  09/29/95   09/29/25   100,800.00      11.650         1,009.77        100,575.33  0.5        1           112,000.00
2003300206  08/07/95   08/10/25   44,200.00       11.990         454.31          44,061.90   0.5        1           0.00
2003300216  04/18/95   04/21/25   52,000.00       16.990         740.93          51,938.95   0.5        1           0.00
2003300221  10/30/95   10/30/10   39,100.00       12.150         473.05          38,625.12   0.5        1           46,000.00
2003300228  07/11/95   07/16/10   28,000.00       12.490         344.92          27,498.05   0.5        1           0.00
2003300234  10/25/95   10/29/25   39,750.00       13.050         441.27          39,694.56   0.5        1           0.00
2003300237  10/30/95   10/30/10   14,450.00       13.350         186.17          14,320.06   0.5        1           17,000.00
2003300240  10/05/95   10/11/10   58,500.00       13.250         749.82          57,859.23   0.5        1           0.00
2003300252  09/01/95   09/07/15   57,400.00       13.750         703.38          57,069.07   0.5        1           0.00
2003300254  11/15/95   11/20/10   18,850.00       13.890         249.64          18,721.98   0.5        1           0.00
2003300256  11/28/95   12/03/15   19,500.00       13.890         240.93          19,453.81   0.5        1           0.00
2003300258  11/27/95   12/01/10   30,000.00       12.550         321.34          29,969.09   0.5        1           0.00
2003300264  04/14/94   04/19/99   14,140.00       15.750         205.22          13,590.22   0.5        1           0.00
2003300266  11/11/94   11/16/09   25,515.00       15.990         374.56          24,945.05   0.5        1           0.00
2003300271  02/25/95   03/01/10   19,500.00       15.990         286.26          19,127.60   0.5        1           0.00
2003300277  11/30/95   12/01/25   188,000.00      11.250         1,825.97        187,676.64  0.5        1           0.00
2003300289  06/29/95   07/01/25   376,300.00      9.750          3,233.00        374,854.91  0.5        1           0.00
2003300295  07/27/95   08/01/25   132,525.00      9.625          1,126.45        132,069.73  0.5        1           139,500.00
2003300315  04/17/96   01/05/26   435,000.00      9.125          3,539.30        435,000.00  0.5        1           0.00
3000600077  01/25/96   02/01/26   165,000.00      10.000         1,447.99        164,853.41  0.5        1           0.00
3000600079  02/12/96   03/01/06   40,950.00       12.875         448.99          40,940.36   0.5        1           0.00
3000600084  04/02/96   05/01/26   76,000.00       9.500          639.05          76,000.00   0.5        1           118,000.00
3000600090  02/27/96   03/01/26   225,000.00      10.000         1,974.54        224,900.56  0.5        1
3000600093  03/12/96   04/01/26   209,000.00      9.250          1,719.39        209,000.00  0.5        1           0.00
3000600099  03/07/96   05/01/26   120,000.00      10.500         1,097.69        120,000.00
3000600105  03/26/96   05/01/26   45,500.00       11.990         467.67          45,500.00   0.5        1           0.00
3000600110  03/12/96   04/01/26   168,750.00      8.990          1,356.59        168,750.00  0.5        1           0.00
3000600114  03/13/96   04/01/26   108,000.00      10.500         987.92          108,000.00
3000600117  03/14/96   04/01/26   61,600.00       9.500          517.97          61,600.00   0.5        1           0.00
3000600123  04/05/96   05/01/26   45,200.00       11.500         447.61          45,200.00   0.5        1           0.00
3000600127  04/09/96   05/01/26   55,000.00       9.990          482.26          55,000.00   0.5        1           0.00
3000600144  01/26/96   02/01/26   104,000.00      9.475          872.59          103,896.75  0.5        1           0.00






LOANID       SRBAL  APPVAL       PROPVAL      INDEX    ORATE       OPANDRFREQPFREQ      NRADATE
2003300112      0.00    56,000.00    55,000.00     9.87      382.07 0    0   01/00/00
2003300115      0.00    92,000.00    87,000.00     9.38      687.75 0    0   01/00/00
2003300120      0.00    87,000.00    85,000.00     7.88      493.28 0    0   01/00/00
2003300128      0.00    80,000.00    79,900.00     8.00      556.93 0    0   01/00/00
2003300132      0.00   125,000.00   124,900.00     7.88      815.37 0    0   01/00/00
2003300137      0.00   220,000.00   220,000.00    11.25    1,709.42 0    0   01/00/00
2003300139      0.00   226,000.00   226,000.00    10.38      951.07 0    0   01/00/00
2003300141      0.00   113,000.00   113,000.00     9.62      912.04 0    0   01/00/00
2003300144      0.00    67,000.00    64,000.00     9.75      463.95 0    0   01/00/00
2003300147      0.00    85,000.00    84,900.00     7.87      584.77 0    0   01/00/00
2003300149      0.00    35,000.00    34,000.00     9.25      223.77 0    0   01/00/00
2003300155      0.00   140,000.00   130,000.00     9.13      814.00 0    0   01/00/00
2003300166      0.00    50,000.00    50,000.00    11.62      399.94 0    0   01/00/00
2003300169      0.00    29,000.00    29,000.00    15.75      294.62 0    0   01/00/00
2003300171      0.00    31,500.00    31,500.00     9.99      270.65 0    0   01/00/00
2003300173      0.00    54,000.00    54,000.00    10.50      504.06 0    0   01/00/00
2003300177      0.00    62,000.00    62,000.00    10.60      516.90 0    0   01/00/00
2003300184      0.00    55,200.00    55,200.00    10.99      470.29 0    0   01/00/00
2003300190      0.00    47,500.00    47,500.00    10.99      361.03 0    0   01/00/00
2003300196      0.00    48,000.00    48,000.00    11.49      420.32 0    0   01/00/00
2003300201      0.00   119,000.00   112,000.00    11.65    1,009.77 0    0   01/00/00
2003300206      0.00    52,000.00    52,000.00    11.99      454.31 0    0   01/00/00
2003300216      0.00    80,000.00    80,000.00    16.99      740.93 0    0   01/00/00
2003300221      0.00    72,500.00    46,000.00    12.15      473.05 0    0   01/00/00
2003300228      0.00    40,000.00    40,000.00    12.49      344.92 0    0   01/00/00
2003300234      0.00    53,000.00    53,000.00    13.05      441.27 0    0   01/00/00
2003300237      0.00    20,000.00    17,000.00    13.35      186.17 0    0   01/00/00
2003300240      0.00    78,000.00    78,000.00    13.25      749.82 0    0   01/00/00
2003300252      0.00    82,000.00    82,000.00    13.75      703.38 0    0   01/00/00
2003300254      0.00    28,000.00    28,000.00    13.89      249.64 0    0   01/00/00
2003300256      0.00    30,000.00    30,000.00    13.89      240.93 0    0   01/00/00
2003300258      0.00    40,000.00    40,000.00    12.55      321.34 0    0   01/00/00
2003300264      0.00    20,000.00    20,000.00    15.75      205.22 0    0   01/00/00
2003300266      0.00    40,500.00    40,500.00    15.99      374.56 0    0   01/00/00
2003300271      0.00    30,000.00    30,000.00    15.99      286.26 0    0   01/00/00
2003300277      0.00   235,000.00   235,000.00    11.25    1,825.97 0    0   01/00/00
2003300289      0.00   420,000.00   420,000.00     9.75    3,233.00 0    0   01/00/00
2003300295      0.00   147,000.00   139,500.00     9.62    1,126.45 0    0   01/00/00
2003300315      0.00   750,000.00   750,000.006-mo. LIB        9.123,539 60         0   11/01/96
3000600077      0.00   275,000.00   275,000.006-mo. LIB       10.001,447 69         0   08/01/96
3000600079      0.00    63,000.00    63,000.00    12.87      448.99 0    0   01/00/00
3000600084      0.00   118,000.00   118,000.006-mo. LIB        9.50639.036          0   05/01/99
3000600090      0.00   375,000.00   375,000.006-mo. LIB       10.001,974364         0   03/01/99
3000600093      0.00   310,000.00   310,000.006-mo. LIB        9.251,719 69         0   10/01/96
3000600099      0.00   320,000.00   320,000.006-mo. LIB       10.501,097369         0   05/01/99
3000600105      0.00    70,000.00    70,000.006-mo. LIB       11.99467.636          0   05/01/99
3000600110      0.00   225,000.00   225,000.006-mo. LIB        8.991,356369         0   04/01/99
3000600114      0.00   136,000.00   135,000.006-mo. LIB       10.50987.936          0   04/01/99
3000600117      0.00    88,000.00    88,000.006-mo. LIB        9.50517.936          0   04/01/99
3000600123      0.00    70,000.00    70,000.006-mo. LIB       11.50447.636          0   05/01/99
3000600127      0.00   107,000.00   107,000.006-mo. LIB        9.99482.236          0   05/01/99
3000600144      0.00   130,000.00   130,000.006-mo. LIB        9.47872.5 6          0   08/01/96




LOANID      NPADATE    MARGIN  PERCAP  LIFECAP  FLOOR    CASHOUT   CHKLTV   CREDITCL   DOCTYPE   SOURCE
2003300112   01/00/00       0.00    0.00     0.00     0.00N             80.00A-         Full      SPFC
2003300115   01/00/00       0.00    0.00     0.00     0.00N             95.00A-         Full      SPFC
2003300120   01/00/00       0.00    0.00     0.00     0.00N             80.00A-         Full      SPFC
2003300128   01/00/00       0.00    0.00     0.00     0.00N             94.99A-         Full      SPFC
2003300132   01/00/00       0.00    0.00     0.00     0.00N             89.99A-         Full      SPFC
2003300137   01/00/00       0.00    0.00     0.00     0.00N             80.00A          Full      SPFC
2003300139   01/00/00       0.00    0.00     0.00     0.00N             46.46D          Stated    SPFC
2003300141   01/00/00       0.00    0.00     0.00     0.00N             94.95A          Full      SPFC
2003300144   01/00/00       0.00    0.00     0.00     0.00N             84.37A          Full      SPFC
2003300147   01/00/00       0.00    0.00     0.00     0.00N             94.99A-         Full      SPFC
2003300149   01/00/00       0.00    0.00     0.00     0.00N             80.00A-         Full      SPFC
2003300155   01/00/00       0.00    0.00     0.00     0.00N             76.92D          Full      SPFC
2003300166   01/00/00       0.00    0.00     0.00     0.00Y             80.00A-         Full      SPFC
2003300169   01/00/00       0.00    0.00     0.00     0.00Y             70.00CX         Full      SPFC
2003300171   01/00/00       0.00    0.00     0.00     0.00Y             80.00B          Full      SPFC
2003300173   01/00/00       0.00    0.00     0.00     0.00N             84.44B          Full      SPFC
2003300177   01/00/00       0.00    0.00     0.00     0.00Y             75.00B          Full      SPFC
2003300184   01/00/00       0.00    0.00     0.00     0.00Y             75.00B          Full      SPFC
2003300190   01/00/00       0.00    0.00     0.00     0.00Y             73.68B          Alt       SPFC
2003300196   01/00/00       0.00    0.00     0.00     0.00Y             75.00B          Full      SPFC
2003300201   01/00/00       0.00    0.00     0.00     0.00N             90.00B          Full      SPFC
2003300206   01/00/00       0.00    0.00     0.00     0.00Y             85.00B          Full      SPFC
2003300216   01/00/00       0.00    0.00     0.00     0.00Y             65.00D          Full      SPFC
2003300221   01/00/00       0.00    0.00     0.00     0.00N             85.00B          Full      SPFC
2003300228   01/00/00       0.00    0.00     0.00     0.00N             70.00C          Full      SPFC
2003300234   01/00/00       0.00    0.00     0.00     0.00N             75.00C          Full      SPFC
2003300237   01/00/00       0.00    0.00     0.00     0.00N             85.00B          Full      SPFC
2003300240   01/00/00       0.00    0.00     0.00     0.00Y             75.00C          Full      SPFC
2003300252   01/00/00       0.00    0.00     0.00     0.00N             70.00D          Full      SPFC
2003300254   01/00/00       0.00    0.00     0.00     0.00Y             67.32B          Full      SPFC
2003300256   01/00/00       0.00    0.00     0.00     0.00Y             65.00CX         Full      SPFC
2003300258   01/00/00       0.00    0.00     0.00     0.00N             75.00A          Full      SPFC
2003300264   01/00/00       0.00    0.00     0.00     0.00Y             70.70D          Alt       SPFC
2003300266   01/00/00       0.00    0.00     0.00     0.00Y             63.00D          Full      SPFC
2003300271   01/00/00       0.00    0.00     0.00     0.00Y             65.00D          Full      SPFC
2003300277   01/00/00       0.00    0.00     0.00     0.00Y             80.00A-         Stated    SPFC
2003300289   01/00/00       0.00    0.00     0.00     0.00N             89.59A          Full      SPFC
2003300295   01/00/00       0.00    0.00     0.00     0.00N             95.00A          Full      SPFC
2003300315   12/01/96       5.77    1.00    16.12     9.12Y             58.00A-         Stated    SPFC
3000600077   09/01/96       8.15    1.50    17.00    10.00Y             60.00C          Stated    SPFC
3000600079   01/00/00       0.00    0.00     0.00     0.00N             65.00D          Alt       SPFC
3000600084   06/01/99       6.00    1.50    15.50     9.50N             64.40C          Stated    SPFC
3000600090   04/01/99       6.25    1.50    16.00    10.00N             60.00A-         Full      SPFC
3000600093   11/01/96       5.25    1.00    15.25     9.25Y             67.41A-         Full      SPFC
3000600099   06/01/99       5.75    1.50    16.50    10.50N             37.50B          Full      SPFC
3000600105   06/01/99       6.50    1.50    17.99    11.99N             65.00B          Full      SPFC
3000600110   05/01/99       5.25    1.50    15.99     8.99N             75.00B          Lite      SPFC
3000600114   05/01/99       5.25    1.00    16.50    10.50N             80.00A-         Full      SPFC
3000600117   05/01/99       5.75    1.50    16.50     9.50Y             70.00B          Full      SPFC
3000600123   06/01/99       6.25    1.50    17.50    11.50N             64.57B          Full      SPFC
3000600127   06/01/99       5.75    1.50    15.99     9.99N             51.40B          Quick     SPFC
3000600144   09/01/96       6.87    1.00    16.47     9.47N             80.00B          Full      SPFC





LOANID    NAME ..... ADDRESS                             CITY              STATE ZIP   OWN OCC LOAN PURP PROP TYPE  ORIG TERM
3000600148 MURPHY     912 DURANGO                 CHILTON         TX    76632 OO      P         SFR       360
3000600152 MEHARG     207 FM HIGHWAY 740          FORNEY          TX    75126 OO      R         SFR       360
3000600157 BELL       3204 FLOWERDALE DRIVE       DALLAS          TX    75229 OO      R         SFR       360
3000600485 PAINTER    2378 DEMARET DRIVE          DUNEDIN         FL    34698 OO      R         SFR       360
3003300182 MAXWELL    1800 LAKE AVE. S            WEST PALM BEACH FL    33401 OO      R         SFR       180
3003300187 WORRIX     166 EAST FIRST              LONDON          OH    43140 OO      R         SFR       360
3003300323 WUNDERLICH 582 MADRID STREET           SAN FRANCISCO   CA    94112 OO      R         SFR       360
3003300328 SAMPLES    7920 N.E. LOOWIT LOOP DRIVE VANCOUVER       WA    98662 NOO     R         CONDO     360
3003300331 GRANT      13124 PIONEER AVENUE        VALLEY HOME     CA    95384 OO      R         SFR       360
3003300336 MCADAMS    460 ELLESTAD WAY            AUBURN          CA    95603 OO      R         SFR       360
3003300349 MITCHELL   3165 HIGHMEADOW             MEMPHIS         TN    38128 OO      P         CONDO     360
3003300352 SANDERS    ROUTE 2 BOX 82 FM 2979      HEMPSTEAD       TX    77445 OO      P         SFR       360
3003300356 RODRIGUEZ  1102 HUNTER                 MISSION         TX    78572 OO      P         SFR       180
3003300367 PALENSHUS  23097 SCHIRMER DRIVE        QUAIL VALLEY    CA    92587 OO      R         SFR       360
3003300371 HIEBERT    19130 PECAN STREET NW       ROCHESTER       WA    98579 NOO     R         SFR       360
3100600048 BROWN      4201 PIERCE STREET          HOLLYWOOD       FL    33021 OO      R         SFR       360
3100600051 JOHNSON    6016 TREYBURN PLACE         GLEN ALLEN      VA    23060 OO      R         SFR       360
3100600057 ELLIOTT    5840 S. CLAY AVENUE         SPRINGFIELD     MO    65810 OO      R         SFR       360
3100600062 ASHBY      31 ORANGE STRRET EAST       APOPKA          FL    32751 OO      R         SFR       360
3100600065 BRIGHT     301 TETRA COURT             GLEN BERNIE     MD    21061 OO      R         SFR       360
3100600068 BECK       13 BUCKINGHAM COURT         CARTERSVILLE    GA    30120 OO      R         SFR       360
3100600074 GAILLOT    2037 CRESTVIEW WAY          WOODSTOCK       GA    30188 OO      P         SFR       360
3100600078 MCCULLOCH  656 35TH STREET             DES MOINES      IA    50312 OO      R         SFR       360
3100600082 DORICH     860 PINELLAS BAYWAY         TIERRA VERDE    FL    33715 OO      R         PUD       360
3100600088 JACKSON    1535 JAQUAR AVE.            CRESTON         IA    50801 OO      R         SFR       360
3100600093 AUSTIN     1269 STAUNTON               SOUTHAVEN       MS    38671 OO      R         SFR       360
3100600096 TURNER     1410 NEWBY ROAD             PORTSMOUTH      VA    23701 OO      R         SFR       360
3100600102 MUIR       1072 PIEDMONT ROAD          ATLANTA         GA    30309 OO      P         SFR       360
3100600104 DIXON      117 HALL STREET BISCOE      MONTGOMERY      NC    27209 OO      R         SFR       360
3100600109 CARLUCCI   6 RIDOUT ROAD               SEVERNA PARK    MD    21146 OO      R         SFR       360
3100600115 MILANES    8765 S.W. 76 TERRACE        MIAMI           FL    33173 OO      R         SFR       360
3100600120 ANGUERA    4300 ROLAND AVENUE          BALTIMORE       MD    21218 OO      P         CONDO     360
3100600122 FITCH      226 GENOA DRIVE             HAMPTON         VA    23664 OO      P         CONDO     360
3100600128 BLAIR      2637 MEADOW HALL DRIVE      HERNDON         VA    22701 OO      R         PUD       360
3100600130 PANNETON   8507 BARRINGTON COURT       SPRINGFIELD     VA    22152 OO      R         CONDO     360
3100600135 HAWA       4633 MAY HUNT CT.           ALEXANDRIA      VA    22312 OO      R         PUD       360
3100600137 DOFAT      16504 KILBY COURT           MARLBORO        MD    20772 OO      P         SFR       360
3100600143 BLAKE      595 COBBLESTONE LANE        STONE MOUNTAIN  GA    30087 2ND     P         SFR       360
3100600145 COLLIN     388 SANTA CLARA AVENUE      OAKLAND         CA    94610 OO      P         SFR       360
3100600147 SHRIBNIK   19 SMITH ROAD               RANDOLPH        MA     2368 OO      R         SFR       360
3100600151 HARDT      132 SEABREEZE AVENUE        MILFORD         CT     6460 2ND     R         SFR       360
3100600154 CIRO       146-18 ROCKAWAY BLVD.       JAMAICA         NY    11436 OO      P         SFR       360
3100600160 VALLERIE   20 NOD HILL ROAD            WILTON          CT     6897 OO      R         SFR       360
3103300480 SOK        330 HINTON STREET           CHARLOTTE       FL    33954 NOO     R         SFR       180
3103300486 QUARLES    5351 CEMETERY RD.           GROVETOWN       GA    30813 OO      R         SFR       180
3103300490 SAUL       1575 CHINQUAPIN CHURCH ROAD BATESBURG       SC    29006 OO      R         SFR       180
3103300493 ABBASZADEH 5330 N.W. 31ST LANE         GAINESVILLE     FL    32606 OO      P         SFR       180
3103300496 QUEEN      7917 BEECHNUT ROAD          CAPITAL HEIGHTS MD    20743 OO      R         SFR       180
3103300501 WEAVER SR. 956 WEAVER STREET           TIMMONSVILLE    SC    29161 OO      R         SFR       180
3103300512 CURRY      1769 NW 55TH TERRACE        MIAMI           FL    33142 OO      R         SFR       360
3103300515 CAMBY      579 MORGAN HILL RD.         ASHEVILLE       NC    28803 OO      P         SFR       360
3103300519 ANDRE      12605 N.E. MIAMI CT.        MIAMI           FL    33161 OO      P         SFR       360



LOANID      ORIGDATE   MTDATE     ORIGBAL         RATE           PANDI           CURBAL      SFEE       LIENPOS     PRPRICE
3000600148  11/20/95   12/01/25   34,200.00       9.975          299.50          34,138.38   0.5        1           0.00
3000600152  12/27/95   01/01/26   180,000.00      11.175         1,738.03        179,822.95  0.5        1           0.00
3000600157  12/04/95   12/01/25   43,250.00       10.680         401.46          43,182.98   0.5        1           0.00
3000600485  10/19/95   11/01/25   152,000.00      9.500          1,278.10        151,620.19  0.5        1           0.00
3003300182  01/22/96   02/01/11   78,000.00       13.125         870.46          77,965.15   0.5        1           0.00
3003300187  09/25/95   10/01/25   76,000.00       10.750         709.45          75,854.33   0.5        1           0.00
3003300323  04/04/96   05/01/26   115,500.00      10.500         1,056.52        115,500.00
3003300328  04/09/96   05/01/26   66,500.00       11.750         671.26          66,500.00   0.5        1           0.00
3003300331  04/05/96   05/01/26   70,080.00       9.500          589.27          70,080.00   0.5        1           0.00
3003300336  04/09/96   05/01/26   30,000.00       11.145         288.99          30,000.00   0.5        1           0.00
3003300349  12/19/95   01/01/26   46,500.00       12.050         480.10          46,388.04   0.5        1           62,000.00
3003300352  06/16/95   07/01/25   65,000.00       15.950         871.47          64,928.69   0.5        1           0.00
3003300356  10/06/95   11/01/10   44,000.00       11.950         450.90          43,935.05   0.5        1           55,000.00
3003300367  04/16/96   05/01/26   82,000.00       10.500         750.09          82,000.00
3003300371  04/01/96   05/01/26   52,000.00       11.250         505.06          52,000.00   0.5        1           0.00
3100600048  02/09/96   03/01/26   146,200.00      9.125          1,189.53        146,122.20  0.5        1           0.00
3100600051  02/16/96   03/01/26   320,000.00      9.625          2,719.97        319,846.70  0.5        1           0.00
3100600057  01/26/96   02/01/26   263,500.00      8.500          2,026.09        263,057.32  0.5        1           0.00
3100600062  02/09/96   03/01/26   56,250.00       12.500         600.33          56,250.00   0.5        1           0.00
3100600065  02/09/96   03/01/26   89,600.00       8.125          665.28          89,482.38   0.5        1           0.00
3100600068  02/27/96   03/01/26   175,000.00      8.325          1,323.95        174,779.46  0.5        1           0.00
3100600074  03/07/96   04/01/26   113,100.00      8.625          879.68          113,100.00  0.5        1           0.00
3100600078  02/28/96   03/01/26   49,500.00       8.825          392.07          49,471.96   0.5        1           0.00
3100600082  03/01/96   03/01/26   500,000.00      10.500         4,573.70        499,801.30
3100600088  02/29/96   03/01/26   59,500.00       8.625          462.78          59,464.88   0.5        1           0.00
3100600093  02/16/96   03/01/26   48,800.00       8.625          379.58          48,742.13   0.5        1           0.00
3100600096  03/20/96   04/01/26   69,000.00       9.375          573.91          69,000.00   0.5        1           0.00
3100600102  03/28/96   04/01/26   61,350.00       8.750          482.64          61,314.70   0.5        1           81,800.00
3100600104  03/19/96   04/01/26   58,400.00       10.025         513.58          58,400.00   0.5        1           0.00
3100600109  03/19/96   04/01/26   401,200.00      9.750          3,446.93        401,200.00  0.5        1           0.00
3100600115  03/19/96   04/01/26   315,000.00      8.625          2,450.04        315,000.00  0.5        1           0.00
3100600120  01/25/96   02/01/26   47,250.00       8.875          375.95          47,196.81   0.5        1           67,500.00
3100600122  04/01/96   04/01/26   148,300.00      10.500         1,356.56        148,300.00
3100600128  04/02/96   05/01/26   297,500.00      9.550          2,512.40        297,500.00  0.5        1           0.00
3100600130  04/03/96   05/01/26   40,000.00       8.500          307.57          40,000.00   0.5        1           0.00
3100600135  04/01/96   04/01/26   154,400.00      8.625          1,200.91        154,400.00  0.5        1           0.00
3100600137  04/17/96   05/01/26   351,000.00      10.500         3,210.73        351,000.00
3100600143  04/12/96   05/01/26   156,000.00      8.875          1,241.21        156,000.00  0.5        1           195,000.00
3100600145  03/25/96   04/01/26   140,000.00      10.400         1,270.18        140,000.00  0.5        1           200,000.00
3100600147  04/17/96   05/01/26   95,900.00       9.675          818.65          95,900.00   0.5        1           0.00
3100600151  04/19/96   05/01/26   111,000.00      9.250          913.17          111,000.00  0.5        1           0.00
3100600154  04/24/96   05/01/26   180,000.00      10.850         1,693.81        180,000.00  0.5        1           200,000.00
3100600160  04/16/96   05/01/26   480,000.00      11.675         4,817.59        480,000.00  0.5        1           0.00
3103300480  02/05/96   03/01/11   75,000.00       10.490         828.58          74,652.58   0.5        1           0.00
3103300486  02/09/96   03/01/11   36,000.00       10.500         397.94          35,833.33
3103300490  01/25/96   02/01/11   36,000.00       10.500         397.94          35,748.99
3103300493  02/12/96   03/01/11   84,000.00       10.750         941.60          83,620.11   0.5        1           112,000.00
3103300496  02/08/96   03/01/11   86,000.00       9.740          910.53          85,573.28   0.5
3103300501  12/22/95   01/01/11   31,500.00       12.000         378.05          31,243.99   0.5        1           0.00
3103300512  02/16/96   03/01/26   30,000.00       10.750         280.04          29,965.83   0.5        1           0.00
3103300515  02/16/96   03/01/26   57,100.00       10.500         522.32          57,077.31
3103300519  02/22/96   03/01/26   78,700.00       10.250         705.23          78,667.00   0.5        1           105,000.00





LOANID       SRBAL  APPVAL       PROPVAL      INDEX         ORATE       OPANDI     RFREPFRENRADATE
3000600148      0.00    40,000.00    40,000.006-mo. LIBOR           9.97     299.506   0   06/01/96
3000600152      0.00   225,000.00   225,000.006-mo. LIBOR          11.17   1,738.036   0   07/01/96
3000600157      0.00   105,000.00   105,000.006-mo. LIBOR          10.68     401.466   0   06/01/96
3000600485      0.00   190,000.00   190,000.006-mo. LIBOR           9.50   1,278.106   0   11/01/96
3003300182      0.00   120,000.00   120,000.00                     13.12     870.460   0   01/00/00
3003300187      0.00    95,000.00    95,000.00                     10.75     709.450   0   01/00/00
3003300323      0.00   180,000.00   180,000.00                     10.50   1,056.520   0   01/00/00
3003300328      0.00    96,000.00    96,000.00                     11.75     671.260   0   01/00/00
3003300331      0.00    96,000.00    96,000.00                      9.50     589.270   0   01/00/00
3003300336      0.00   102,000.00   102,000.00                     11.14     288.990   0   01/00/00
3003300349      0.00    62,000.00    62,000.00                     12.05     480.100   0   01/00/00
3003300352      0.00   126,000.00   126,000.00                     15.95     871.470   0   01/00/00
3003300356      0.00    55,300.00    55,000.00                     11.95     450.900   0   01/00/00
3003300367      0.00   135,000.00   135,000.00                     10.50     750.090   0   01/00/00
3003300371      0.00    95,000.00    95,000.00                     11.25     505.060   0   01/00/00
3100600048      0.00   195,000.00   195,000.006-mo. LIBOR           9.12   1,189.536   0   09/01/96
3100600051      0.00   400,000.00   400,000.006-mo. LIBOR           9.62   2,719.976   0   09/01/96
3100600057      0.00   310,000.00   310,000.006-mo. LIBOR           8.50   2,026.096   0   08/01/96
3100600062      0.00    75,000.00    75,000.006-mo. LIBOR          12.50     600.336   0   09/01/96
3100600065      0.00   112,000.00   112,000.006-mo. LIBOR           8.12     665.286   0   09/01/96
3100600068      0.00   245,000.00   245,000.006-mo. LIBOR           8.32   1,323.956   0   09/01/96
3100600074      0.00   151,000.00   151,000.006-mo. LIBOR           8.62     879.686   0   10/01/96
3100600078      0.00    66,000.00    66,000.006-mo. LIBOR           8.82     392.076   0   09/01/96
3100600082      0.00   830,000.00   830,000.006-mo. LIBOR          10.50   4,573.706   0   09/01/96
3100600088      0.00   101,000.00   101,000.006-mo. LIBOR           8.62     462.786   0   09/01/96
3100600093      0.00    61,000.00    61,000.006-mo. LIBOR           8.62     379.566   0   09/01/96
3100600096      0.00    95,500.00    95,500.006-mo. LIBOR           9.37     573.916   0   10/01/96
3100600102      0.00    91,500.00    81,800.006-mo. LIBOR           8.75     482.646   0   10/01/96
3100600104      0.00    73,000.00    73,000.006-mo. LIBOR          10.02     513.586   0   10/01/96
3100600109      0.00   535,000.00   535,000.006-mo. LIBOR           9.75   3,446.936   0   10/01/96
3100600115      0.00   420,000.00   420,000.006-mo. LIBOR           8.62   2,450.046   0   10/01/96
3100600120      0.00    70,000.00    67,500.006-mo. LIBOR           8.87     375.946   0   08/01/96
3100600122      0.00   166,000.00   164,800.006-mo. LIBOR          10.50   1,356.566   0   10/01/96
3100600128      0.00   350,000.00   350,000.006-mo. LIBOR           9.55   2,512.406   0   11/01/96
3100600130      0.00    60,000.00    60,000.006-mo. LIBOR           8.50     307.576   0   11/01/96
3100600135      0.00   193,000.00   193,000.006-mo. LIBOR           8.62   1,200.916   0   10/01/96
3100600137      0.00   390,000.00   390,000.006-mo. LIBOR          10.50   3,210.736   0   11/01/96
3100600143      0.00   196,000.00   195,000.006-mo. LIBOR           8.87   1,241.216   0   11/01/96
3100600145      0.00   200,000.00   200,000.006-mo. LIBOR          10.40   1,270.186   0   10/01/96
3100600147      0.00   137,000.00   137,000.006-mo. LIBOR           9.67     818.656   0   11/01/96
3100600151      0.00   143,000.00   143,000.006-mo. LIBOR           9.25     913.176   0   11/01/96
3100600154      0.00   220,000.00   200,000.006-mo. LIBOR          10.85   1,693.816   0   11/01/96
3100600160      0.00   922,000.00   922,000.006-mo. LIBOR          11.67   4,817.596   0   11/01/96
3103300480      0.00   114,000.00   114,000.00                     10.49     828.580   0   01/00/00
3103300486      0.00    48,000.00    48,000.00                     10.50     397.940   0   01/00/00
3103300490      0.00    48,000.00    48,000.00                     10.50     397.940   0   01/00/00
3103300493      0.00   117,000.00   112,000.00                     10.75     941.600   0   01/00/00
3103300496      0.00   140,000.00   140,000.00                      9.74     910.530   0   01/00/00
3103300501      0.00    45,000.00    45,000.00                     12.00     378.050   0   01/00/00
3103300512      0.00    47,000.00    47,000.00                     10.75     280.040   0   01/00/00
3103300515      0.00    68,500.00    67,250.00                     10.50     522.320   0   01/00/00
3103300519      0.00   106,000.00   105,000.00                     10.25     705.230   0   01/00/00




LOANID      NPADATE    MARGIN  PERCAP  LIFECAP  FLOOR    CASHOUT   CHKLTV   CREDITCL   DOCTYPE   SOURCE
3000600148   07/01/96       7.37    1.00    16.97     9.97N             85.50B          Lite      SPFC
3000600152   08/01/96       7.57    1.00    17.17    11.17Y             80.00B          Full      SPFC
3000600157   07/01/96       7.25    1.00    17.68    10.68Y             41.19D          Full      SPFC
3000600485   12/01/96       6.00    1.00    16.50     9.50N             80.00A-         Stated    SPFC
3003300182   01/00/00       0.00    0.00     0.00     0.00Y             65.00D          Full      SPFC
3003300187   01/00/00       0.00    0.00     0.00     0.00N             80.00A-         Full      SPFC
3003300323   01/00/00       0.00    0.00     0.00     0.00Y             64.16A-         Stated    SPFC
3003300328   01/00/00       0.00    0.00     0.00     0.00Y             69.27A-         Full      SPFC
3003300331   01/00/00       0.00    0.00     0.00     0.00N             73.00C          Full      SPFC
3003300336   01/00/00       0.00    0.00     0.00     0.00Y             29.41C          Full      SPFC
3003300349   01/00/00       0.00    0.00     0.00     0.00N             75.00B          Full      SPFC
3003300352   01/00/00       0.00    0.00     0.00     0.00N             51.58C          Full      SPFC
3003300356   01/00/00       0.00    0.00     0.00     0.00N             80.00B          Full      SPFC
3003300367   01/00/00       0.00    0.00     0.00     0.00N             60.74B          Lite      SPFC
3003300371   01/00/00       0.00    0.00     0.00     0.00Y             54.73A-         Lite      SPFC
3100600048   10/01/96       5.75    1.00    16.12     9.12Y             74.97A-         Full      OCEANMARK
3100600051   10/01/96       6.37    1.50    16.62     9.62Y             80.00A-         Full      OCEANMARK
3100600057   09/01/96       5.50    1.50    15.50     8.50N             85.00A-         Full      OCEANMARK
3100600062   10/01/96       6.37    1.00    19.50    12.50N             75.00C          Full      OCEANMARK
3100600065   10/01/96       5.25    1.00    15.12     8.12Y             80.00A-         Full      OCEANMARK
3100600068   10/01/96       5.25    1.00    15.32     8.32Y             71.42A-         Full      OCEANMARK
3100600074   11/01/96       5.75    1.00    15.62     8.62N             74.90A-         Stated    OCEANMARK
3100600078   10/01/96       5.75    1.00    15.82     8.82Y             75.00A-         Stated    OCEANMARK
3100600082   10/01/96       6.62    1.00    17.50    10.50Y             60.24C          Stated    OCEANMARK
3100600088   10/01/96       5.25    1.00    15.62     8.62Y             58.91A          Full      OCEANMARK
3100600093   10/01/96       5.25    1.50    15.62     8.62N             80.00A-         Full      OCEANMARK
3100600096   11/01/96       5.50    1.00    16.37     9.37Y             72.25A-         Stated    OCEANMARK
3100600102   11/01/96       5.75    1.00    15.75     8.75N             75.00A          Stated    OCEANMARK
3100600104   11/01/96       5.87    1.00    17.02    10.02N             80.00B          Full      OCEANMARK
3100600109   11/01/96       6.00    1.00    16.75     9.75Y             74.99B          Lite      OCEANMARK
3100600115   11/01/96       5.75    1.00    15.62     8.62Y             75.00A-         Stated    OCEANMARK
3100600120   09/01/96       5.00    1.00    15.87     8.87N             70.00A          Full      OCEANMARK
3100600122   11/01/96       5.25    1.00    17.50    10.50N             89.98A          Full      OCEANMARK
3100600128   12/01/96       5.25    1.25    16.55     9.55Y             85.00A-         Full      OCEANMARK
3100600130   12/01/96       5.25    1.00    15.50     8.50Y             66.66A-         Full      OCEANMARK
3100600135   11/01/96       5.75    1.00    15.62     8.62N             80.00A-         Stated    OCEANMARK
3100600137   12/01/96       5.50    1.00    17.50    10.50N             90.00A          Full      OCEANMARK
3100600143   12/01/96       6.70    1.25    15.87     8.87N             80.00A-         Full      OCEANMARK
3100600145   11/01/96       6.12    1.00    17.40    10.40N             70.00B          Full      OCEANMARK
3100600147   12/01/96       5.25    1.00    16.67     9.67Y             70.00A-         Stated    OCEANMARK
3100600151   12/01/96       5.75    1.00    16.25     9.25Y             77.62A-         Full      OCEANMARK
3100600154   12/01/96       5.25    1.00    17.85    10.85N             90.00A          Full      OCEANMARK
3100600160   12/01/96       6.62    1.00    18.67    11.67Y             52.06C          Full      OCEANMARK
3103300480   01/00/00       0.00    0.00     0.00     0.00Y             65.78A          Stated    OCEANMARK
3103300486   01/00/00       0.00    0.00     0.00     0.00Y             75.00A          Full      OCEANMARK
3103300490   01/00/00       0.00    0.00     0.00     0.00Y             75.00A-         Full      OCEANMARK
3103300493   01/00/00       0.00    0.00     0.00     0.00N             75.00A-         Stated    OCEANMARK
3103300496   01/00/00       0.00    0.00     0.00     0.00Y             61.42A          Full      OCEANMARK
3103300501   01/00/00       0.00    0.00     0.00     0.00Y             70.00A-         Full      OCEANMARK
3103300512   01/00/00       0.00    0.00     0.00     0.00Y             63.83A          Full      OCEANMARK
3103300515   01/00/00       0.00    0.00     0.00     0.00N             84.90A-         Full      OCEANMARK
3103300519   01/00/00       0.00    0.00     0.00     0.00N             74.95A-         Full      OCEANMARK





LOANID    NAME ..... ADDRESS                             CITY              STATE ZIP   OWN OCC LOAN PURP PROP TYPE  ORIG TERM
3103300525 JACKSON SR   4876 CLOVERFIELD TRAIL        FLORISSANT     MO    63033 OO      R         SFR       360
3103300528 BRYANT       829 LINDBERG BERRY ROAD       MANTEO         NC    27954 OO      R         SFR       360
3103300534 KITTY        18 KITTY ROAD                 BLUFFTON       SC    29910 OO      R         SFR       360
3103300536 DAVIS        5008 S.W. 21ST STREET         HOLLYWOOD      FL    33023 OO      R         SFR       360
3103300541 HANNA        637 LEWISHAM ROAD             COLUMBIA       SC    29210 OO      R         SFR       360
3103300544 KINSEY SR.   3697 FISH HATCHERY ROAD       GASTON         SC    29053 OO      R         SFR       360
3103300548 HICKSON      924 INDIAN BRANCH ROAD        DARLINGTON     SC    29532 OO      R         SFR       360
3103300554 LANCASTER    6505 MILLER PARK DRIVE        KENTUCKY       KY    40258 OO      P         SFR       360
3103300558 BUTLER       107 CRANBROOKE DRIVE          SEFFNER        FL    33584 OO      R         SFR       360
3103300562 WILLIAMS     322 ARGUS CIRCLE              ATLANTA        GA    30331 OO      R         SFR       360
3103300566 TEAL         6725 PARKER STREET            DOUGLASVILLE   GA    30134 OO      R         SFR       360
3103300578 WOMACK       100 MATHIS STREET             WARNER ROBINS  GA    31088 OO      R         SFR       360
3103300581 SHELTON      2864 OLD GREENBRIAR PIKE      GREENBRIAR     TN    37073 OO      R         SFR       360
3103300584 NEFF         9443 SO. POINTE RETREAT DR.   BLOOMINGTON    IN    47401 OO      R         SFR       360
3103300586 BRUMFIELD    1525 CHRISTY AVENUE           LOUISVILLE     KY    40204 OO      R         SFR       360
3103300590 CASPER       1666 W. PONDEROSA PINE DR.    JACKSONVILLE   FL    32225 OO      P         SFR       360
3103300595 KERSEY       6523 BEAVER TRAIL             MIDLAND        GA    31820 2ND     R         SFR       360
3103300601 SODERQUIST   801 BELLWOOD LANE             CALIFORNIA     MD    20619 OO      R         SFR       360
3103300605 SHULTS       626 KINGFISHER AVENUE         SEVIERVILLE    TN    37876 2ND     R         SFR       180
3103300608 MULKEY       2306 OLD GEORGETOWN RD. WEST  CASSATT        SC    29032 OO      R         SFR       180
3103300611 FORD         2503 PAMELA DRIVE             NEW ALBANY     IN    47150 OO      R         SFR       180
3103300613 BANKS        1805 HAVERHILL COURT          AUGUSTA        GA    30906 2ND     R         SFR       180
3103300616 THONGKUMGOOL 313 JENNY MURFF DRIVE         ANTIOCH        TN    37013 OO      R         SFR       180
3103300620 VAVRA        1229 S. JEFFERSON AVENUE      SPRINGFIELD    MO    65807 OO      P         SFR       360
3103300622 RHEA         9 EAST HIGHWAY STREET         SPRING VALLEY  NY    10977 OO      R         SFR       360
3103300625 RAMEY        35740 HAYMAN LANE             ROUND HILL     VA    22141 OO      R         SFR       360
3103300630 PALMER       6209 N.SHUFFLE CREEK ROAD     UNIONVILLE     IN    47468 OO      R         SFR       360
3103300636 HUGHES       5407 ROCK HARBOUR ROAD        MIDLOTHIAN     VA    23112 OO      R         SFR       360
3103300639 ADAMS        4437 KING COLE BLVD           ORLANDO        FL    32811 OO      R         SFR       360
3103300645 WEAVER       RT 2 BOX 1754                 ELLIJAY        GA    30540 OO      R         SFR       360
3103300650 DOAN         13329 GOOD INTENT ROAD        UNION BRIDGE   MD    21791 OO      R         SFR       360
3103300656 WOOD         45 KELLY DRIVE                CARTERSVILLE   GA    30120 2ND     R         SFR       360
3103300658 COOK         1841 DOGWOOD                  JOPLIN         MO    64801 OO      P         SFR       360
3103300660 WOLFREY      21548 ELKWOOD CROSSING        ELKWOOD        VA    22718 OO      R         SFR       360
3103300664 BROWN        304 BIRCH TERRACE             WINTER SPRINGS FL    32708 OO      R         SFR       360
3103300668 CRAWFORD     8240 WINDFLOWER DRIVE         BIG CANOE      GA    30143 OO      R         SFR       360
3103300672 SARACINO     158 ROUTE 9N                  UPPER JAY      NY    12987 OO      R         SFR       360
3103300678 OSBORNE      428 HILL DRIVE                BRISTOL        VA    24201 OO      R         SFR       360
3103300680 KELCHER      1371 LYNFORD DRIVE            ATLANTA        GA    30310 OO      R         SFR       360
3103300684 CEPEDA       531 S.E. 7TH STREET           HIALEAH        FL    33010 OO      R         SFR       360
3103300690 OWSLEY       2920 DENNY AVENUE S.E.        S.E. PALM BAY  FL    32909 OO      R         SFR       360
3103300695 JOHNSON      102 PARTRIDGE LANE            JOHNSON CITY   TN    37601 OO      R         SFR       360
3103300700 COOPER       7866 BARDMOOR HILL CIRCLE     ORLANDO        FL    32835 OO      P         SFR       360
3103300704 WHITE        5000 UNSELD BLVD              LOUISVILLE     KY    40218 OO      R         SFR       360
3103300707 NEELEY       2847 MIDDLE ROAD              WINCHESTER     VA    22603 OO      R         SFR       360
3103300709 SCAFIDDI     501 N. GLORIA AVENUE          DELTONA        FL    32725 OO      R         SFR       360
3103300711 COFFEY       1045 MAPLE ASH AVENUE         COLUMBIA       TN    38401 OO      R         SFR       360
3103300713 CLARK        4541 COLONIAL ROAD            MARTINEZ       GA    30907 OO      R         SFR       360
3103300724 MOISE        15341 S.W.112 COURT           MIAMI          FL    33157 OO      R         SFR       180
3103300730 NIELSEN      5501 & 5431 MYRTLE GROVE ROAD WILMINGTON     NC    28409 2ND     R         SFR       180
3103300736 BYARS        9614 10TH AVENUE              ORLANDO        FL    32824 OO      R         SFR       180
3103300738 D'ALESSANDRO 5519 PARKWALK CIRCLE EAST     BOYNTON BEACH  FL    33437 OO      P         PUD       360




LOANID      ORIGDATE   MTDATE     ORIGBAL         RATE           PANDI           CURBAL      SFEE       LIENPOS     PRPRICE
3103300525  02/05/96   03/01/26   54,700.00       12.750         594.42          54,686.77   0.5        1           0.00
3103300528  01/23/96   02/01/26   54,000.00       13.500         618.52          53,977.84   0.5        1           0.00
3103300534  02/12/96   03/01/26   33,000.00       12.500         352.20          32,991.55   0.5        1           0.00
3103300536  02/02/96   03/01/26   49,500.00       11.500         490.19          49,483.37   0.5        1           0.00
3103300541  02/05/96   03/01/26   79,000.00       11.500         782.33          78,957.08   0.5        1           0.00
3103300544  01/31/96   02/01/26   46,700.00       10.500         427.18          46,643.84
3103300548  02/14/96   03/01/26   40,000.00       10.250         358.44          39,966.31   0.5        1           0.00
3103300554  02/07/96   03/01/26   105,600.00      10.850         993.71          105,561.09  0.5        1           0.00
3103300558  02/05/96   03/01/26   45,400.00       13.500         520.02          45,390.73   0.5        1           0.00
3103300562  01/26/96   02/01/26   48,000.00       12.500         512.28          47,962.77   0.5        1           0.00
3103300566  02/07/96   03/01/26   56,100.00       12.250         587.87          56,069.48   0.5        1           0.00
3103300578  02/16/96   03/01/26   52,300.00       11.000         498.07          52,281.35   0.5        1           0.00
3103300581  02/10/96   03/01/26   51,300.00       10.990         488.15          51,263.17   0.5        1           0.00
3103300584  02/15/96   03/01/26   74,800.00       10.640         692.07          74,742.06   0.5        1           0.00
3103300586  02/16/96   03/01/26   43,100.00       13.250         485.21          43,080.48   0.5        1           0.00
3103300590  02/14/96   03/01/26   74,300.00       11.500         735.79          74,276.25   0.5        1           87,500.00
3103300595  02/13/96   03/01/26   54,000.00       11.750         545.08          53,967.18   0.5        1           0.00
3103300601  02/09/96   03/01/26   107,500.00      10.990         1,022.94        107,345.75  0.5        1           0.00
3103300605  02/27/96   03/01/11   84,000.00       11.500         981.28          83,823.72   0.5        1           0.00
3103300608  01/22/96   02/01/11   42,000.00       10.000         451.33          41,898.67   0.5        1           0.00
3103300611  02/20/96   03/01/11   67,500.00       10.740         756.22          67,100.28   0.5        1           0.00
3103300613  02/28/96   03/01/11   51,800.00       11.250         596.91          51,688.72   0.5        1           0.00
3103300616  02/19/96   03/01/11   68,000.00       10.750         762.24          67,846.93   0.5        1           0.00
3103300620  03/05/96   04/01/26   76,300.00       10.875         719.43          76,300.00   0.5        1           109,000.00
3103300622  02/01/96   02/01/26   75,000.00       10.750         700.11          74,971.76   0.5        1           0.00
3103300625  02/22/96   03/01/26   76,500.00       12.750         831.32          76,420.77   0.5        1           0.00
3103300630  02/29/96   03/01/26   46,700.00       9.990          409.48          46,658.43   0.5        1           0.00
3103300636  02/15/96   03/01/26   153,000.00      11.790         1,549.09        153,000.00  0.5        1           0.00
3103300639  02/28/96   03/01/26   52,700.00       10.740         491.55          52,680.12   0.5        1           0.00
3103300645  02/26/96   03/01/26   68,400.00       11.250         664.34          68,353.60   0.5        1           0.00
3103300650  02/07/96   03/01/26   198,000.00      11.590         1,974.39        197,874.91  0.5        1           0.00
3103300656  02/26/96   03/01/26   43,700.00       12.800         476.59          43,689.54   0.5        1           0.00
3103300658  02/28/96   03/01/26   75,000.00       10.750         700.11          74,943.27   0.5        1           0.00
3103300660  02/28/96   03/01/26   96,500.00       11.800         977.78          96,441.99   0.5        1           0.00
3103300664  02/23/96   03/01/26   73,800.00       10.990         702.26          73,773.62   0.5        1           0.00
3103300668  02/20/96   03/01/26   150,000.00      10.750         1,400.22        149,943.53  0.5        1           0.00
3103300672  02/12/96   03/01/26   360,000.00      12.000         3,703.01        359,896.99  0.5        1           0.00
3103300678  02/27/96   03/01/26   42,500.00       10.700         395.13          42,467.51   0.5        1           0.00
3103300680  02/22/96   03/01/26   45,500.00       13.000         503.32          45,489.60   0.5        1           0.00
3103300684  02/23/96   03/01/26   55,300.00       11.400         543.42          55,281.93   0.5        1           0.00
3103300690  02/29/96   03/01/26   57,300.00       10.240         513.04          57,250.27   0.5        1           0.00
3103300695  02/15/96   03/01/26   42,200.00       13.500         483.36          42,191.39   0.5        1           0.00
3103300700  02/29/96   03/01/26   211,200.00      10.240         1,891.00        211,021.72  0.5        1           0.00
3103300704  02/23/96   03/01/26   40,000.00       12.300         420.71          39,989.29   0.5        1           0.00
3103300707  03/01/96   03/01/26   108,000.00      11.750         1,090.16        107,934.36  0.5        1           0.00
3103300709  02/21/96   03/01/26   95,300.00       13.250         1,072.86        95,279.41   0.5        1           0.00
3103300711  02/22/96   03/01/26   32,000.00       11.250         310.80          31,978.30   0.5        1           0.00
3103300713  03/01/96   03/01/26   58,200.00       10.500         532.38          58,147.55
3103300724  03/06/96   04/01/11   57,700.00       11.700         681.40          57,700.00   0.5        1           0.00
3103300730  03/12/96   04/01/11   35,000.00       10.490         386.67          34,919.29   0.5        1           0.00
3103300736  03/08/96   04/01/11   40,500.00       10.950         459.05          40,410.51   0.5        1
3103300738  03/15/96   04/01/26   58,900.00       11.000         560.92          58,779.00   0.5        1           82,000.00




LOANID       SRBAL  APPVAL       PROPVAL      INDEX    ORATE      OPANRFREPFREQ      NRADATE
3103300525      0.00    78,000.00    78,000.00    12.75     594.420   0   01/00/00
3103300528      0.00    67,500.00    67,500.00    13.50     618.520   0   01/00/00
3103300534      0.00    50,000.00    50,000.00    12.50     352.200   0   01/00/00
3103300536      0.00    66,000.00    66,000.00    11.50     490.190   0   01/00/00
3103300541      0.00    93,000.00    93,000.00    11.50     782.330   0   01/00/00
3103300544      0.00    55,000.00    55,000.00    10.50     427.180   0   01/00/00
3103300548      0.00    74,000.00    74,000.00    10.25     358.440   0   01/00/00
3103300554      0.00   134,000.00   134,000.00    10.85     993.700   0   01/00/00
3103300558      0.00    70,000.00    70,000.00    13.50     520.020   0   01/00/00
3103300562      0.00    64,000.00    64,000.00    12.50     512.280   0   01/00/00
3103300566      0.00    66,000.00    66,000.00    12.25     587.870   0   01/00/00
3103300578      0.00    66,000.00    66,000.00    11.00     498.070   0   01/00/00
3103300581      0.00    57,000.00    57,000.00    10.99     488.150   0   01/00/00
3103300584      0.00    88,000.00    88,000.00    10.64     692.070   0   01/00/00
3103300586      0.00    57,500.00    57,500.00    13.25     485.210   0   01/00/00
3103300590      0.00    89,000.00    87,500.00    11.50     735.790   0   01/00/00
3103300595      0.00   135,000.00   135,000.00    11.75     545.080   0   01/00/00
3103300601      0.00   121,000.00   121,000.00    10.99   1,022.940   0   01/00/00
3103300605      0.00   120,000.00   120,000.00    11.50     981.280   0   01/00/00
3103300608      0.00    60,000.00    60,000.00    10.00     451.330   0   01/00/00
3103300611      0.00    75,000.00    75,000.00    10.74     756.220   0   01/00/00
3103300613      0.00    74,000.00    74,000.00    11.25     596.910   0   01/00/00
3103300616      0.00    85,000.00    85,000.00    10.75     762.240   0   01/00/00
3103300620      0.00   111,000.00   109,000.00    10.87     719.430   0   01/00/00
3103300622      0.00   150,000.00   150,000.00    10.75     700.110   0   01/00/00
3103300625      0.00   102,000.00   102,000.00    12.75     831.320   0   01/00/00
3103300630      0.00    55,000.00    55,000.00     9.99     409.480   0   01/00/00
3103300636      0.00   170,000.00   170,000.00    11.79   1,549.090   0   01/00/00
3103300639      0.00    62,000.00    62,000.00    10.74     491.550   0   01/00/00
3103300645      0.00    85,500.00    85,500.00    11.25     664.340   0   01/00/00
3103300650      0.00   220,000.00   220,000.00    11.59   1,974.380   0   01/00/00
3103300656      0.00    62,000.00    62,000.00    12.80     476.590   0   01/00/00
3103300658      0.00   101,000.00   101,000.00    10.75     700.110   0   01/00/00
3103300660      0.00   131,000.00   131,000.00    11.80     977.780   0   01/00/00
3103300664      0.00    82,000.00    82,000.00    10.99     702.260   0   01/00/00
3103300668      0.00   203,000.00   203,000.00    10.75   1,400.220   0   01/00/00
3103300672      0.00   600,000.00   600,000.00    12.00   3,703.010   0   01/00/00
3103300678      0.00    50,000.00    50,000.00    10.70     395.130   0   01/00/00
3103300680      0.00    65,000.00    65,000.00    13.00     503.320   0   01/00/00
3103300684      0.00    79,000.00    79,000.00    11.40     543.420   0   01/00/00
3103300690      0.00    85,000.00    85,000.00    10.24     513.040   0   01/00/00
3103300695      0.00    65,000.00    65,000.00    13.50     483.360   0   01/00/00
3103300700      0.00   265,000.00   265,000.00    10.24   1,891.000   0   01/00/00
3103300704      0.00    50,000.00    50,000.00    12.30     420.710   0   01/00/00
3103300707      0.00   135,000.00   135,000.00    11.75   1,090.160   0   01/00/00
3103300709      0.00   131,500.00   131,500.00    13.25   1,072.860   0   01/00/00
3103300711      0.00    42,500.00    42,500.00    11.25     310.800   0   01/00/00
3103300713      0.00    72,000.00    72,000.00    10.50     532.380   0   01/00/00
3103300724      0.00    77,000.00    77,000.00    11.70     681.400   0   01/00/00
3103300730      0.00    81,985.00    81,985.00    10.49     386.670   0   01/00/00
3103300736      0.00    51,000.00    51,000.00    10.95     459.050   0   01/00/00
3103300738      0.00    85,000.00    82,000.00    11.00     560.920   0   01/00/00




LOANID      NPADATE    MARGIN  PERCAP  LIFECAP  FLOOR    CASHOUT   CHKLTV   CREDITCL   DOCTYPE   SOURCE
3103300525   01/00/00       0.00    0.00    0.00    0.00Y             70.12C          Full      OCEANMARK
3103300528   01/00/00       0.00    0.00    0.00    0.00Y             80.00B          Full      OCEANMARK
3103300534   01/00/00       0.00    0.00    0.00    0.00Y             66.00B          Full      OCEANMARK
3103300536   01/00/00       0.00    0.00    0.00    0.00Y             75.00A-         Full      OCEANMARK
3103300541   01/00/00       0.00    0.00    0.00    0.00Y             84.94A-         Full      OCEANMARK
3103300544   01/00/00       0.00    0.00    0.00    0.00Y             84.90A-         Full      OCEANMARK
3103300548   01/00/00       0.00    0.00    0.00    0.00Y             54.05A          Full      OCEANMARK
3103300554   01/00/00       0.00    0.00    0.00    0.00N             78.80A-         Full      OCEANMARK
3103300558   01/00/00       0.00    0.00    0.00    0.00N             64.85C          Stated    OCEANMARK
3103300562   01/00/00       0.00    0.00    0.00    0.00N             75.00C          Full      OCEANMARK
3103300566   01/00/00       0.00    0.00    0.00    0.00Y             85.00A-         Stated    OCEANMARK
3103300578   01/00/00       0.00    0.00    0.00    0.00Y             79.24B          Stated    OCEANMARK
3103300581   01/00/00       0.00    0.00    0.00    0.00Y             90.00A          Full      OCEANMARK
3103300584   01/00/00       0.00    0.00    0.00    0.00Y             85.00A          Full      OCEANMARK
3103300586   01/00/00       0.00    0.00    0.00    0.00Y             74.95C          Full      OCEANMARK
3103300590   01/00/00       0.00    0.00    0.00    0.00N             84.91A-         Full      OCEANMARK
3103300595   01/00/00       0.00    0.00    0.00    0.00Y             40.00B          Full      OCEANMARK
3103300601   01/00/00       0.00    0.00    0.00    0.00Y             88.84A          Stated    OCEANMARK
3103300605   01/00/00       0.00    0.00    0.00    0.00Y             70.00A-         Stated    OCEANMARK
3103300608   01/00/00       0.00    0.00    0.00    0.00N             70.00A-         Full      OCEANMARK
3103300611   01/00/00       0.00    0.00    0.00    0.00Y             90.00A          Full      OCEANMARK
3103300613   01/00/00       0.00    0.00    0.00    0.00Y             70.00A-         Stated    OCEANMARK
3103300616   01/00/00       0.00    0.00    0.00    0.00Y             80.00B          Full      OCEANMARK
3103300620   01/00/00       0.00    0.00    0.00    0.00N             70.00B          Stated    OCEANMARK
3103300622   01/00/00       0.00    0.00    0.00    0.00Y             50.00A-         Full      OCEANMARK
3103300625   01/00/00       0.00    0.00    0.00    0.00Y             75.00B          Full      OCEANMARK
3103300630   01/00/00       0.00    0.00    0.00    0.00Y             84.90A          Full      OCEANMARK
3103300636   01/00/00       0.00    0.00    0.00    0.00Y             90.00A          Full      OCEANMARK
3103300639   01/00/00       0.00    0.00    0.00    0.00N             85.00A          Full      OCEANMARK
3103300645   01/00/00       0.00    0.00    0.00    0.00Y             80.00B          Full      OCEANMARK
3103300650   01/00/00       0.00    0.00    0.00    0.00N             90.00A          Full      OCEANMARK
3103300656   01/00/00       0.00    0.00    0.00    0.00Y             70.48B          Full      OCEANMARK
3103300658   01/00/00       0.00    0.00    0.00    0.00N             74.25A-         Stated    OCEANMARK
3103300660   01/00/00       0.00    0.00    0.00    0.00Y             73.66B          Full      OCEANMARK
3103300664   01/00/00       0.00    0.00    0.00    0.00Y             90.00A          Full      OCEANMARK
3103300668   01/00/00       0.00    0.00    0.00    0.00Y             73.89A-         Stated    OCEANMARK
3103300672   01/00/00       0.00    0.00    0.00    0.00Y             60.00A          Stated    OCEANMARK
3103300678   01/00/00       0.00    0.00    0.00    0.00Y             85.00A-         Full      OCEANMARK
3103300680   01/00/00       0.00    0.00    0.00    0.00N             70.00B          Stated    OCEANMARK
3103300684   01/00/00       0.00    0.00    0.00    0.00Y             70.00B          Full      OCEANMARK
3103300690   01/00/00       0.00    0.00    0.00    0.00Y             67.41A          Stated    OCEANMARK
3103300695   01/00/00       0.00    0.00    0.00    0.00N             64.92D          Full      OCEANMARK
3103300700   01/00/00       0.00    0.00    0.00    0.00N             79.69A-         Lite      OCEANMARK
3103300704   01/00/00       0.00    0.00    0.00    0.00Y             80.00B          Full      OCEANMARK
3103300707   01/00/00       0.00    0.00    0.00    0.00Y             80.00B          Full      OCEANMARK
3103300709   01/00/00       0.00    0.00    0.00    0.00Y             72.47C          Lite      OCEANMARK
3103300711   01/00/00       0.00    0.00    0.00    0.00Y             75.29B          Full      OCEANMARK
3103300713   01/00/00       0.00    0.00    0.00    0.00N             80.83A-         Alt       OCEANMARK
3103300724   01/00/00       0.00    0.00    0.00    0.00Y             74.93C          Full      OCEANMARK
3103300730   01/00/00       0.00    0.00    0.00    0.00Y             42.69A          Stated    OCEANMARK
3103300736   01/00/00       0.00    0.00    0.00    0.00Y             79.41B          Full      OCEANMARK
3103300738   01/00/00       0.00    0.00    0.00    0.00N             71.82B          Full      OCEANMARK




LOANID    NAME ..... ADDRESS                             CITY              STATE ZIP   OWN OCC LOAN PURP PROP TYPE  ORIG TERM
3103300740 MCFILLAN    5700 N. COLTRANE               OKLAHOMA CITY   OK    73121 OO      R         SFR       360
3103300744 MILLER      620 HADLEY ROAD                CHATTANOOGA     TN    37416 2ND     R         SFR       360
3103300749 MURPHY      420 PRIMROSE ROAD              GREENVILLE      GA    30222 OO      P         SFR       360
3103300751 ZAMORA      415 S.E. 1ST AVENUE            SOUTH BAY       FL    33493 OO      R         SFR       360
3103300757 DAVIS       130 HAMMOCK ROAD               ANNA MARIA      FL    34216 OO      R         SFR       360
3103300763 JAIYEOLA    1626-28 NEW JERSEY AVENUE N.W. WASHINGTONDC    DC    20001 2ND     P         SFR       360
3103300767 CORNTHWAIT  6743 279TH STREET EAST         MYAKKA CITY     FL    34251 OO      P         SFR       360
3103300771 NUNLEY      9197 WESTVIEW DRIVE            COVINGTON       GA    30209 OO      R         SFR       360
3103300776 MILES       5525 REMINGTON POINT           WALKERSTOWN     NC    27051 OO      P         SFR       360
3103300781 BARRETT     ROUTE 4 BOX 186C               CHARLOTTESVILLE VA    22901 OO      R         SFR       360
3103300787 ARENCIBIA   18011 S.W. 25TH STREET         MIRAMAR         FL    33029 OO      P         PUD       360
3103300789 BISHOP      112 N.W. 9TH STREET            HALLANDALE      FL    33009 2ND     R         SFR       360
3103300792 HENDERSON   25 SHRUB LANE NORTH            NORTH FT. MYERS FL    33917 OO      R         SFR       360
3103300798 ROLLE       608 18TH STREET                ORLANDO         FL    32805 OO      R         SFR       360
3103300801 FOSTER      2427 CHARLIE HORSE CIRCLE      ELGIN           SC    29045 OO      R         SFR       360
3103300807 ARRIAGA     605 PEACOCK LANE               AUSTIN          TX    78704 OO      R         SFR       360
3103300812 ALLMON      9 SCHOOL HILL ROAD             COUNCIL BLUFFS  IA    51503 OO      P         SFR       360
3103300816 COLE        177 TAYLOR ROAD                PINEY FLATS     TN    37686 OO      R         SFR       360
3103300821 WILSON      2604 DIXDALE AVENUE            LOUISVILLE      KY    40210 OO      R         SFR       360
3103300822 LANCE       1212 WASHINGTON STREET         MYRTLE BEACH    SC    29577 OO      R         SFR       360
3103300823 JOYCE       200 O'BERRY STREET             ANNAPOLIS       MD    21401 OO      R         SFR       360
3103300824 MCALLISTER  4006 PAYNE DRIVE               FORT WASHINGTON MD    20744 OO      R         SFR       360
3103300825 BRITE       4418 ROCKWOOD DRIVE            LOUISVILLE      KY    40220 OO      R         SFR       360
3103300826 THOMAS      253-15 148TH DRIVE             ROSEDALE        NY    11422 OO      P         SFR       360
3103300827 FRIAS       508 E. 42ND STREET             BALTIMORE       MD    21218 NOO     P         SFR       360
3103300828 MADISON     5253 BRAIDWOOD                 MEMPHIS         TN    38134 OO      P         SFR       360
3103300829 FLETCHER    1198 GREENFIELD DRIVE          JOHNSON CITY    TN    37601 OO      R         SFR       360
3103300830 ARMAN       1581 VALENCIA AVE.             HOLLY HILL      FL    32117 2ND     R         SFR       360
3103300836 BARNES      4023 BRADDOCK ST.              MARTINEZ        GA    30907 OO      R         SFR       360
3103300841 BETHANIS    128 SUMMER STREET              MARSHFIELD      MA     2050 OO      P         SFR       360
3103300843 BLOUNT      819 BALBOA AVENUE              CAPITAL HEIGHTS MD    20743 OO      R         SFR       360
3103300848 BROESSEL    111 WOODALE                    HIGHLANDVILLE   MD    65669 OO      P         SFR       360
3103300854 GLICK       1757 MULMAR STREET             CHARLESTON      SC    29407 OO      R         SFR       180
3103300858 HARBORD     3819 S.W. 7TH PLACE            CAPE CORAL      FL    33914 OO      R         SFR       360
3103300861 HARNEY      3587 KNIGHT ROAD               MARIETTA        GA    30062 OO      R         SFR       360
3103300865 JACKSON     116 BOND STREET                HARTFORD        CT     6114 OO      P         SFR       360
3103300868 JOYNER      914 RUTH AVENUE                AHOSKIE         NC    27910 OO      R         SFR       360
3103300872 LAWRENCE    6104 NEBRASKA AVE. N.W.        WASHINGTON DC   DC    20015 OO      R         SFR       360
3103300878 MAYER       205 CENTER STREET              WEST HAVEN      CT     6516 OO      P         SFR       360
3103300881 MAYNARD JR  511 EAST JERSEY STREET         ELIZABETH       NJ     7206 2ND     R         SFR       360
3103300887 POMERLEAU   413 JAKES AVENUE               MURFREESBORO    TN    37130 OO      R         SFR       360
3103300893 POWERS III  150 GULFSHORE DRIVE            DESTIN          FL    32541 2ND     P         SFR       360
3103300897 RICKBORN    10 KILMARNOCK WAY              CHARLESTON      SC    29414 OO      P         SFR       360
3103300901 RIMPEL      3280 SPANISH MOSS TERR         FT. LAUDERDALE  FL    33319 OO      P         SFR       360
3103300906 ROCCO       5826 N.W. 21 STREET            LAUDERHILL      FL    33313 OO      P         SFR       360
3103300911 VITALE      2821 N. MIAMI BEACH BLVD       MIAMI BEACH     FL    33160 OO      R         SFR       360
3103300916 WEBB        532 PLEASANTWIND DRIVE         ABERDEEN        MD    21001 OO      R         SFR       180
3103300921 SCARBOROUGH ROUTE 3 BOX 1324               BISHOPVILLE     SC    29010 OO      R         SFR       180
3103300923 RUSCHE      11009 LANETTE COURT            LOUISVILLE      KY    40229 OO      R         SFR       180
3103300928 FALCONE     740 BATTLEFIELD BOULEVARD      CHESAPEAKE      VA    23320 OO      R         SFR       360
3103300931 JOHNSON     2085 LAKEVIEW DRIVE            MELBOURNE       FL    32935 OO      R         SFR       360
3103300934 BETTS       7185 NORTHGREEN DR             DUNWOODY        GA    30328 NOO     P         SFR       360



LOANID      ORIGDATE   MTDATE     ORIGBAL         RATE           PANDI           CURBAL      SFEE       LIENPOS     PRPRICE
3103300740  02/29/96   03/01/26   66,500.00       11.500         658.54          66,457.30   0.5        1           0.00
3103300744  03/13/96   04/01/26   60,000.00       10.940         568.68          59,978.32   0.5        1           0.00
3103300749  03/07/96   04/01/26   81,000.00       11.140         779.96          80,971.99   0.5        1           90,000.00
3103300751  03/06/96   04/01/26   24,600.00       11.900         251.15          24,592.80   0.5        1           0.00
3103300757  03/11/96   04/01/26   288,000.00      10.200         2,570.07        287,877.93  0.5        1           0.00
3103300763  02/29/96   03/01/26   104,000.00      10.880         981.00          103,923.52  0.5        1           130,000.00Full
3103300767  03/11/96   04/01/26   76,000.00       10.590         700.32          75,970.38
3103300771  03/07/96   04/01/26   56,900.00       11.050         544.02          56,879.93   0.5        1           0.00
3103300776  03/08/96   04/01/26   61,200.00       11.400         601.39          61,180.01   0.5        1           72,000.00
3103300781  03/08/96   04/01/26   190,400.00      11.100         1,827.63        190,161.20  0.5        1           0.00
3103300787  03/08/96   04/01/26   195,700.00      11.890         1,996.44        195,700.00  0.5        1           217,506.00
3103300789  02/22/96   03/01/26   48,000.00       13.000         530.98          47,989.02   0.5        1           0.00
3103300792  03/08/96   04/01/26   39,900.00       11.150         384.51          39,886.23   0.5        1           0.00
3103300798  03/21/96   03/01/26   48,000.00       11.000         457.12          47,982.88   0.5        1           0.00
3103300801  02/23/96   03/01/26   47,200.00       10.250         422.96          47,132.94   0.5        1           0.00
3103300807  02/23/96   03/01/26   93,200.00       11.180         900.26          93,168.05   0.5        1           0.00
3103300812  03/11/96   04/01/26   36,900.00       12.490         393.53          36,890.54   0.5        1
3103300816  03/08/96   04/01/26   63,900.00       10.990         608.05          63,900.00   0.5        1           0.00
3103300821  02/29/96   03/01/26   29,600.00       12.700         320.51          29,592.76   0.5
3103300822  02/29/96   03/01/26   58,000.00       11.000         552.35          57,978.67   0.5        1           0.00
3103300823  03/04/96   04/01/26   64,600.00       9.990          566.43          64,571.37   0.5        1           0.00
3103300824  02/27/96   03/01/26   86,900.00       10.800         814.46          86,834.99   0.5        1           0.00
3103300825  02/20/96   03/01/26   67,500.00       11.550         671.03          67,478.66   0.5        1           0.00
3103300826  03/12/96   04/01/26   229,500.00      10.990         2,183.85        229,500.00  0.5        1           255,000.00
3103300827  03/12/96   04/01/26   42,000.00       11.840         426.85          42,000.00   0.5        1           60,000.00
3103300828  03/01/96   03/01/26   76,800.00       12.750         834.58          76,800.00   0.5        1           98,000.00
3103300829  03/07/96   04/01/26   52,500.00       10.850         494.03          52,480.66   0.5        1           0.00
3103300830  03/18/96   04/01/26   44,800.00       11.640         448.44          44,786.12   0.5        1           0.00
3103300836  03/18/96   04/01/26   76,500.00       11.000         728.53          76,500.00   0.5        1           0.00
3103300841  03/20/96   04/01/26   140,000.00      10.740         1,305.82        139,947.18  0.5        1           175,000.00
3103300843  03/11/96   04/01/26   108,000.00      10.990         1,027.69        108,000.00  0.5        1           0.00
3103300848  03/15/96   04/01/26   72,200.00       10.700         671.26          72,200.00   0.5        1           85,000.00
3103300854  01/31/96   02/01/11   56,200.00       10.750         629.97          55,945.84   0.5        1           0.00
3103300858  03/13/96   04/01/26   65,700.00       10.990         625.18          65,676.52   0.5        1           0.00
3103300861  02/29/96   03/01/26   326,200.00      14.250         3,929.69        326,143.94  0.5        1           0.00
3103300865  03/15/96   04/01/26   54,000.00       10.990         513.85          54,000.00   0.5        1           60,000.00
3103300868  02/08/96   03/01/26   37,500.00       12.500         400.22          37,480.72   0.5        1           0.00
3103300872  03/13/96   04/01/26   360,000.00      10.990         3,425.64        360,000.00  0.5        1           0.00
3103300878  02/09/96   03/01/26   60,800.00       10.780         568.93          60,777.26   0.5        1           76,000.00
3103300881  03/15/96   04/01/26   80,000.00       11.890         816.12          80,000.00   0.5        1           0.00
3103300887  03/15/96   04/01/26   45,000.00       9.990          394.57          44,980.06   0.5        1           0.00
3103300893  03/15/96   04/01/26   199,500.00      11.000         1,899.89        199,428.86  0.5        1           285,000.00
3103300897  01/30/96   02/01/26   152,000.00      11.990         1,562.32        151,912.39  0.5        1           190,000.00
3103300901  02/15/96   04/01/26   42,200.00       11.240         409.55          42,185.72   0.5        1           46,900.00
3103300906  02/22/96   03/01/26   20,800.00       13.620         240.21          20,791.69   0.5        1           32,000.00
3103300911  03/12/96   04/01/26   57,800.00       10.950         548.26          57,800.00   0.5        1           0.00
3103300916  02/14/96   04/01/11   127,500.00      10.250         1,389.69        127,500.00  0.5        1           0.00
3103300921  03/19/96   04/01/11   33,000.00       11.500         385.50          32,930.75   0.5        1           0.00
3103300923  03/20/96   04/01/11   59,600.00       10.740         667.71          59,465.71   0.5        1           0.00
3103300928  03/19/96   04/01/26   75,000.00       10.775         701.52          74,971.44   0.5        1           0.00
3103300931  03/19/96   04/01/26   39,000.00       12.000         401.16          38,988.84   0.5        1           0.00
3103300934  03/19/96   04/01/26   208,000.00      11.890         2,121.92        208,000.00  0.5        1           260,000.00




LOANID       SRBAL  APPVAL       PROPVAL      INDEX    ORATE      OPANRFREPFREQ      NRADATE
3103300740      0.00    95,000.00    95,000.00    11.50     658.540   0   01/00/00
3103300744      0.00    75,000.00    75,000.00    10.94     568.680   0   01/00/00
3103300749      0.00    90,000.00    90,000.00    11.14     779.960   0   01/00/00
3103300751      0.00    38,000.00    38,000.00    11.90     251.150   0   01/00/00
3103300757      0.00   405,000.00   405,000.00    10.20   2,570.070   0   01/00/00
3103300763      0.00   130,000.00   130,000.00    10.88     981.000   0   01/00/00
3103300767      0.00   100,000.00    95,000.00    10.59     700.320   0   01/00/00
3103300771      0.00    74,000.00    74,000.00    11.05     544.020   0   01/00/00
3103300776      0.00    72,000.00    72,000.00    11.40     601.390   0   01/00/00
3103300781      0.00   224,000.00   224,000.00    11.10   1,827.630   0   01/00/00
3103300787      0.00   220,000.00   217,506.00    11.89   1,996.440   0   01/00/00
3103300789      0.00    67,000.00    67,000.00    13.00     530.980   0   01/00/00
3103300792      0.00    47,000.00    47,000.00    11.15     384.510   0   01/00/00
3103300798      0.00    60,000.00    60,000.00    11.00     457.120   0   01/00/00
3103300801      0.00    63,000.00    63,000.00    10.25     422.960   0   01/00/00
3103300807      0.00   125,000.00   125,000.00    11.18     900.260   0   01/00/00
3103300812      0.00    43,500.00    41,000.00    12.49     393.530   0   01/00/00
3103300816      0.00    71,000.00    71,000.00    10.99     608.050   0   01/00/00
3103300821      0.00    37,000.00    37,000.00    12.70     320.510   0   01/00/00
3103300822      0.00    78,000.00    78,000.00    11.00     552.350   0   01/00/00
3103300823      0.00    87,000.00    87,000.00     9.99     566.430   0   01/00/00
3103300824      0.00   158,000.00   158,000.00    10.80     814.460   0   01/00/00
3103300825      0.00    91,000.00    91,000.00    11.55     671.020   0   01/00/00
3103300826      0.00   255,000.00   255,000.00    10.99   2,183.850   0   01/00/00
3103300827      0.00    60,000.00    60,000.00    11.84     426.850   0   01/00/00
3103300828      0.00    96,000.00    96,000.00    12.75     834.580   0   01/00/00
3103300829      0.00    72,000.00    72,000.00    10.85     494.030   0   01/00/00
3103300830      0.00    56,000.00    56,000.00    11.64     448.440   0   01/00/00
3103300836      0.00    86,000.00    86,000.00    11.00     728.530   0   01/00/00
3103300841      0.00   185,000.00   175,000.00    10.74   1,305.820   0   01/00/00
3103300843      0.00   120,000.00   120,000.00    10.99   1,027.690   0   01/00/00
3103300848      0.00    89,000.00    85,000.00    10.70     671.260   0   01/00/00
3103300854      0.00    70,400.00    70,400.00    10.75     629.970   0   01/00/00
3103300858      0.00    73,000.00    73,000.00    10.99     625.180   0   01/00/00
3103300861      0.00   435,000.00   435,000.00    14.25   3,929.690   0   01/00/00
3103300865      0.00    71,000.00    60,000.00    10.99     513.850   0   01/00/00
3103300868      0.00    50,000.00    50,000.00    12.50     400.220   0   01/00/00
3103300872      0.00   400,000.00   400,000.00    10.99   3,425.640   0   01/00/00
3103300878      0.00    83,000.00    76,000.00    10.78     568.930   0   01/00/00
3103300881      0.00   120,000.00   120,000.00    11.89     816.120   0   01/00/00
3103300887      0.00    50,000.00    50,000.00     9.99     394.570   0   01/00/00
3103300893      0.00   290,000.00   285,000.00    11.00   1,899.890   0   01/00/00
3103300897      0.00   204,000.00   190,000.00    11.99   1,562.320   0   01/00/00
3103300901      0.00    47,500.00    46,900.00    11.24     409.550   0   01/00/00
3103300906      0.00    32,000.00    32,000.00    13.62     240.210   0   01/00/00
3103300911      0.00    68,000.00    68,000.00    10.95     548.260   0   01/00/00
3103300916      0.00   150,000.00   150,000.00    10.25   1,389.690   0   01/00/00
3103300921      0.00    44,000.00    44,000.00    11.50     385.500   0   01/00/00
3103300923      0.00    68,500.00    68,500.00    10.74     667.710   0   01/00/00
3103300928      0.00    94,000.00    94,000.00    10.77     701.520   0   01/00/00
3103300931      0.00    59,000.00    59,000.00    12.00     401.160   0   01/00/00
3103300934      0.00   260,000.00   260,000.00    11.89   3,131.920   0   01/00/00





LOANID      NPADATE    MARGIN  PERCAP  LIFECAP  FLOOR    CASHOUT   CHKLTV   CREDITCL   DOCTYPE   SOURCE
3103300740   01/00/00       0.00    0.00    0.00    0.00Y             70.00D          Full      OCEANMARK
3103300744   01/00/00       0.00    0.00    0.00    0.00N             80.00A          Full      OCEANMARK
3103300749   01/00/00       0.00    0.00    0.00    0.00N             90.00A          Full      OCEANMARK
3103300751   01/00/00       0.00    0.00    0.00    0.00Y             64.73B          Full      OCEANMARK
3103300757   01/00/00       0.00    0.00    0.00    0.00Y             71.11A          Stated    OCEANMARK
3103300763   01/00/00       0.00    0.00    0.00    0.00N             80.00A          Full      OCEANMARK
3103300767   01/00/00       0.00    0.00    0.00    0.00N             80.00A          Full      OCEANMARK
3103300771   01/00/00       0.00    0.00    0.00    0.00Y             76.89A-         Full      OCEANMARK
3103300776   01/00/00       0.00    0.00    0.00    0.00N             85.00A-         Full      OCEANMARK
3103300781   01/00/00       0.00    0.00    0.00    0.00Y             85.00A-         Full      OCEANMARK
3103300787   01/00/00       0.00    0.00    0.00    0.00N             89.97A          Full      OCEANMARK
3103300789   01/00/00       0.00    0.00    0.00    0.00Y             71.64B          Full      OCEANMARK
3103300792   01/00/00       0.00    0.00    0.00    0.00Y             84.89A-         Full      OCEANMARK
3103300798   01/00/00       0.00    0.00    0.00    0.00N             80.00B          Full      OCEANMARK
3103300801   01/00/00       0.00    0.00    0.00    0.00Y             74.92A-         Full      OCEANMARK
3103300807   01/00/00       0.00    0.00    0.00    0.00N             74.56A          Stated    OCEANMARK
3103300812   01/00/00       0.00    0.00    0.00    0.00N             90.00A          Full      OCEANMARK
3103300816   01/00/00       0.00    0.00    0.00    0.00Y             90.00A          Full      OCEANMARK
3103300821   01/00/00       0.00    0.00    0.00    0.00Y             80.00B          Full      OCEANMARK
3103300822   01/00/00       0.00    0.00    0.00    0.00Y             74.35B          Full      OCEANMARK
3103300823   01/00/00       0.00    0.00    0.00    0.00Y             74.25A          Full      OCEANMARK
3103300824   01/00/00       0.00    0.00    0.00    0.00Y             55.00B          Stated    OCEANMARK
3103300825   01/00/00       0.00    0.00    0.00    0.00Y             74.17B          Full      OCEANMARK
3103300826   01/00/00       0.00    0.00    0.00    0.00N             90.00A          Full      OCEANMARK
3103300827   01/00/00       0.00    0.00    0.00    0.00N             70.00A          Stated    OCEANMARK
3103300828   01/00/00       0.00    0.00    0.00    0.00N             80.00B          Full      OCEANMARK
3103300829   01/00/00       0.00    0.00    0.00    0.00Y             72.91A-         Full      OCEANMARK
3103300830   01/00/00       0.00    0.00    0.00    0.00Y             80.00A          Full      OCEANMARK
3103300836   01/00/00       0.00    0.00    0.00    0.00Y             88.95A          Full      OCEANMARK
3103300841   01/00/00       0.00    0.00    0.00    0.00N             80.00A          Full      OCEANMARK
3103300843   01/00/00       0.00    0.00    0.00    0.00Y             90.00A          Full      OCEANMARK
3103300848   01/00/00       0.00    0.00    0.00    0.00N             84.94A-         Full      OCEANMARK
3103300854   01/00/00       0.00    0.00    0.00    0.00Y             79.83B          Full      OCEANMARK
3103300858   01/00/00       0.00    0.00    0.00    0.00Y             90.00A          Full      OCEANMARK
3103300861   01/00/00       0.00    0.00    0.00    0.00Y             74.98B          Lite      OCEANMARK
3103300865   01/00/00       0.00    0.00    0.00    0.00N             90.00A          Full      OCEANMARK
3103300868   01/00/00       0.00    0.00    0.00    0.00Y             75.00C          Full      OCEANMARK
3103300872   01/00/00       0.00    0.00    0.00    0.00Y             90.00A          Full      OCEANMARK
3103300878   01/00/00       0.00    0.00    0.00    0.00N             80.00A          Lite      OCEANMARK
3103300881   01/00/00       0.00    0.00    0.00    0.00Y             66.66A          Stated    OCEANMARK
3103300887   01/00/00       0.00    0.00    0.00    0.00Y             90.00A          Full      OCEANMARK
3103300893   01/00/00       0.00    0.00    0.00    0.00N             70.00A-         Full      OCEANMARK
3103300897   01/00/00       0.00    0.00    0.00    0.00N             80.00A-         Lite      OCEANMARK
3103300901   01/00/00       0.00    0.00    0.00    0.00N             89.97A          Full      OCEANMARK
3103300906   01/00/00       0.00    0.00    0.00    0.00N             65.00B          Full      OCEANMARK
3103300911   01/00/00       0.00    0.00    0.00    0.00Y             85.00A-         Full      OCEANMARK
3103300916   01/00/00       0.00    0.00    0.00    0.00Y             85.00A-         Full      OCEANMARK
3103300921   01/00/00       0.00    0.00    0.00    0.00Y             75.00A-         Full      OCEANMARK
3103300923   01/00/00       0.00    0.00    0.00    0.00Y             87.00A          Full      OCEANMARK
3103300928   01/00/00       0.00    0.00    0.00    0.00Y             79.78A-         Full      OCEANMARK
3103300931   01/00/00       0.00    0.00    0.00    0.00Y             66.10C          Full      OCEANMARK
3103300934   01/00/00       0.00    0.00    0.00    0.00N             80.00A-         Full      OCEANMARK





LOANID    NAME ..... ADDRESS                             CITY              STATE ZIP   OWN OCC LOAN PURP PROP TYPE  ORIG TERM
3103300937 COLEMAN       14237 VASSAR                  DETROIT            MI    48235 OO      P         SFR        360
3103300941 ST. DENIS     15205 PARKSIDE DR. SW         FT. MYERS          FL    33908 2ND     P         CONDO      360
3103300947 GALAMBOS      3021 USINA ROAD               ST AUGUSTINE       FL    32095 OO      R         SFR        360
3103300951 SINKFIELD     1360 WOODLAND TERRACE         ATLANTA            GA    30311 OO      R         SFR        360
3103300953 ST. CLAIR JR. 13908 2ND STREET              DADE CITY          FL    33525 NOO     R         SFR        360
3103300959 ANDERSON      3619 E. 41ST CT               DES MOINES         IA    50317 OO      R         SFR        360
3103300961 BROWN         2513 PITTLAND LANE            BOWIE              MD    20716 OO      R         SFR        360
3103300967 MOON          1470 MONROE AVENUE            MEMPHIS            TN    38104 2ND     R         SFR        360
3103300971 HARTFORD II   1848 BONNIVIEW STREET         ATLANTA            GA    30310 NOO     P         SFR        360
3103300976 TRESSLER JR.  4663 TEMPLE COURT             WALDORF            MD    20601 OO      R         PUD        360
3103300978 ORR           6438 2 MILE ROAD              LAKEVIEW           MI    48850 OO      R         SFR        180
3103300980 DRAKE         5601 NORTH MIAMI AVENUE       MIAMI              FL    33127 2ND     P         2-4 FAMILY 180
3103300982 LEWIS         1911 LOHMAN FORD ROAD         LAGO VISTA         TX    78645 OO      P         SFR        360
3103300986 BERRYHILL     1210 CLOVIS AVENUE            CAPITOL HEIGHTS    MD    20743 OO      R         SFR        360
3103300991 SHOENBERGER   104 OLD SALEM ROAD            MOORE              SC    29369 OO      R         SFR        360
3103300997 RICHARDSON    4102 SEGWUN AVENUE            LOWELL             MI    49331 OO      P         SFR        360
3103301002 GLENN JR.     105 CANOE BRANCH ROAD         CASTILLIAN SPRINGS TN    37031 OO      R         SFR        360
3103301007 GONZALEZ      27401 S.W. 182ND AVENUE       HOMESTEAD          FL    33031 OO      P         SFR        360
3103301013 MORRISON      3377 SPRING HARBOR DRIVE      DORAVILLE          GA    30340 2ND     R         PUD        360
3103301015 PUCKETT       2417 WEST NORTH AVENUE        BALTIMORE          MD    21217 2ND     R         SFR        360
3103301021 ZEPEDA        2000 23RD STREET EAST         DES MOINES         IA    50317 OO      P         SFR        360
3103301026 VAUGHAN JR.   101 SOUTH MONTGOMERY STREET   MILFORD            DE    19963 2ND     P         SFR        360
3103301031 HUGHES        2382 SPRINGDALE ROAD          ATLANTA            GA    30315 OO      R         SFR        360
3103301034 HEDGPETH      ROUTE 1 BOX 318 HIGHWAY 130   ORRUM              NC    28369 OO      P         SFR        360
3103301039 HERRING       920 S.E. 1ST STREET           HAVANNA            FL    32333 OO      P         SFR        360
3103301042 OAKLEY        429 E. MARKET STREET          JEFFERSONVILLE     IN    47130 OO      R         SFR        360
3103301047 PATILLO       3674 RIVER RIDGE COURT        DECATUR            GA    30034 2ND     R         SFR        360
3103301050 POLANCO       816 N.W. 12TH TERRACE         MIAMI              FL    33136 NOO     P         2-4 FAMILY 360
3103301054 MOORE         11002 CONNACHT WAY            TAMPA              FL    33610 OO      P         PUD        360
3103301059 BERTHIAUME    5440 SHORE DRIVE              AUGUSTINE          FL    32086 OO      R         SFR        360
3103301063 FIELDS        4308 4TH STREET NW            WASHINGTON         DC    20011 OO      R         SFR        180
3103301067 TIMMONS       404 LANSDALE DRIVE            FLORENCE           SC    29506 OO      R         SFR        180
3103301073 HAUSMAN       890 SNOWFALL SPUR             AKRON              OH    44313 OO      P         SFR        360
3103301077 ARKORD        RR 2 BOX 26                   WYSOX              PA    18854 OO      R         SFR        360
3103301081 VEAL          3249 GLEN VIEW CIRCLE         ATLANTA            GA    30331 OO      R         SFR        360
3103301083 MAPP          2045 EAST 53RD PLACE          BROOKLYN           NY    11234 OO      P         SFR        360
3103301088 THOMAS        2611 E. SARATOGA DRIVE        COOPER CITY        FL    33026 OO      P         SFR        360
3103301090 JAMES         3304 KNOLLS ROAD              MIRAMAR            FL    33025 OO      P         SFR        360
3103301094 DOUGLAS       9039 SLIGO CREEK PARKWAY #914 SILVER SPRING      MD    20901 OO      P         SFR        360
3103301100 WARREN        6625 GIBRALTER RD.            ORLANDO            FL    32822 OO      R         SFR        360
3103301105 SULLIVAN      15322 MATIS ROAD              HUDSON             FL    34669 OO      R         SFR        360
3103301111 DYMOND JR.    14327 BIRCHDALE AVENUE        WOODBRIDGE         VA    22193 OO      R         SFR        360
3103301115 WECK          4358 ORANGE GROVE BLVD.       FT. MYERS          FL    33903 OO      P         SFR        360
3103301118 POLITE        E-LANE FARMS ROAD             HARDEEVILLE        SC    29927 OO      R         SFR        360
3103301123 ROHRBACHER    2514 S W CAMEO BLVD           PORT ST. LUCIE     FL    34952 OO      R         SFR        360
3103301128 ROBINSON      3608 NORTH ILLINOIS           INDIANAPOLIS       IN    46260 OO      R         SFR        180
3103301131 KRATOCHVIL    908 EAST WARD STREET          DOUGLAS            GA    31533 OO      P         SFR        180
3103301134 LAPORTE       6143-6147 COOPER STREET       DOUGLASVILLE       GA    30134 NOO     P         SFR        360
3103301138 PRUETT        276 HIGHWAY 81                OXFORD             GA    30249 OO      R         SFR        360
3103301142 TREECE        801 N.E. 74TH STREET          MIAMI              FL    33138 OO      P         SFR        360
3103301144 PEAY          17106 ASHTON COURT            ACCOKEEK           MD    20607 OO      P         SFR        360
3103301147 TRUSTY        1914 SUWANEE TERRACE          LAWRENCEVILLE      GA    30245 OO      R         SFR        360



LOANID      ORIGDATE   MTDATE     ORIGBAL         RATE           PANDI           CURBAL      SFEE       LIENPOS     PRPRICE
3103300937  03/25/96   04/01/26   41,400.00       11.525         410.77          41,386.84   0.5        1           51,750.00
3103300941  03/15/96   04/01/26   52,000.00       11.000         495.21          51,981.46   0.5        1           65,000.00
3103300947  12/05/95   01/01/26   35,400.00       14.620         436.88          35,383.03   0.5        1           0.00
3103300951  13/14/96   04/01/26   57,000.00       12.425         605.02          56,985.17   0.5        1           0.00
3103300953  03/25/96   04/01/26   43,200.00       10.810         405.21          43,183.95   0.5        1           0.00
3103300959  03/19/96   04/01/26   49,000.00       10.900         462.94          48,982.14   0.5        1           0.00
3103300961  03/20/96   04/01/26   153,000.00      10.990         1,455.90        152,945.32  0.5        1           0.00
3103300967  02/27/96   03/01/26   162,000.00      12.000         1,666.35        161,906.84  0.5        1           0.00
3103300971  03/19/96   04/01/26   44,100.00       12.625         474.94          44,100.00   0.5        1           63,000.00
3103300976  03/18/96   04/01/26   117,200.00      13.190         1,313.89        117,174.33  0.5        1           0.00
3103300978  12/26/95   01/01/11   39,750.00       11.500         464.36          39,582.36   0.5        1           0.00
3103300980  03/28/96   04/01/11   60,000.00       11.310         693.68          39,411.49   0.5        1           80,000.00
3103300982  03/28/96   04/01/26   112,000.00      10.710         1,042.13        112,000.00  0.5        1           140,000.00
3103300986  03/23/96   04/01/26   97,500.00       11.875         993.53          97,500.00   0.5        1           0.00
3103300991  03/25/96   04/01/26   89,000.00       11.000         847.57          88,968.26   0.5        1           0.00
3103300997  03/29/96   04/01/26   159,300.00      11.890         1,625.10        159,300.00  0.5        1           177,000.00
3103301002  03/22/96   04/01/26   48,000.00       11.200         464.38          47,983.62   0.5        1           0.00
3103301007  03/29/96   04/01/26   240,000.00      10.380         2,173.87        239,793.44  0.5        1           300,000.00
3103301013  03/28/96   04/01/26   40,600.00       12.340         428.27          40,567.50   0.5        1           0.00
3103301015  03/29/96   04/01/26   48,000.00       11.460         473.88          47,958.40   0.5        1           0.00
3103301021  03/25/96   04/01/26   38,200.00       12.325         402.51          38,200.00   0.5        1           45,000.00
3103301026  03/27/96   04/01/26   48,800.00       10.910         461.42          48,800.00   0.5        1           61,000.00
3103301031  03/22/96   04/01/26   48,400.00       11.925         495.06          48,384.93   0.5        1           0.00
3103301034  03/26/96   04/01/26   28,400.00       11.800         287.76          28,391.51   0.5        1           33,500.00
3103301039  03/18/96   04/01/26   39,600.00       11.300         386.12          39,600.00   0.5        1           49,500.00
3103301042  03/25/96   04/01/26   39,700.00       11.600         396.18          39,700.00   0.5        1           0.00
3103301047  03/29/96   04/01/26   76,000.00       11.010         724.34          76,000.00   0.5        1           0.00
3103301050  03/15/96   04/01/26   58,800.00       11.750         593.53          58,800.00   0.5        1           84,000.00
3103301054  03/27/96   04/01/26   65,600.00       11.000         624.72          65,576.61   0.5        1           0.00
3103301059  03/13/96   04/01/26   87,000.00       11.050         831.81          86,969.31   0.5        1           0.00
3103301063  03/29/96   04/01/11   50,000.00       9.860          533.03          49,877.80   0.5        1           0.00
3103301067  03/22/96   04/01/11   46,200.00       10.000         496.47          46,088.53   0.5        1           0.00
3103301073  04/04/96   04/01/26   60,000.00       11.450         591.89          59,980.61   0.5        1           75,000.00
3103301077  04/01/96   04/01/26   130,000.00      11.025         1,240.48        130,000.00  0.5        1           0.00
3103301081  03/28/96   04/01/26   66,000.00       10.890         623.05          66,000.00   0.5        1           0.00
3103301083  02/15/96   03/01/26   225,000.00      11.740         2,269.45        224,931.80  0.5        1           250,000.00
3103301088  03/29/96   04/01/26   96,000.00       11.125         923.31          96,000.00   0.5        1           120,000.00
3103301090  03/29/96   04/01/26   104,400.00      12.010         1,074.68        104,400.00  0.5        1           116,000.00
3103301094  03/29/96   04/01/26   44,000.00       13.875         516.99          44,000.00   0.5        1           80,000.00
3103301100  03/07/96   04/01/26   37,500.00       13.100         417.76          37,500.00   0.5        1           0.00
3103301105  03/26/96   04/01/26   120,000.00      12.250         1,257.48        120,000.00  0.5        1           0.00
3103301111  03/29/96   04/01/26   84,000.00       12.500         896.50          83,978.50   0.5        1           0.00
3103301115  03/29/96   04/01/26   58,000.00       10.240         519.31          57,894.93   0.5        1           0.00
3103301118  03/15/96   04/01/26   52,500.00       11.300         511.91          52,500.00   0.5        1           0.00
3103301123  03/22/96   04/01/26   74,900.00       11.900         764.67          74,878.09   0.5        1           0.00
3103301128  04/03/96   05/01/11   28,000.00       11.060         319.30          28,000.00   0.5        1           0.00
3103301131  04/05/96   04/01/11   31,500.00       13.575         410.54          31,445.34   0.5
3103301134  04/09/96   05/01/26   47,900.00       10.860         451.10          47,900.00   0.5        1           59,900.00
3103301138  04/02/96   05/01/26   212,000.00      11.575         2,111.56        212,000.00  0.5        1           0.00
3103301142  04/10/96   05/01/26   232,000.00      10.975         2,205.01        232,000.00  0.5        1           290,000.00
3103301144  04/05/96   04/01/26   222,400.00      10.625         2,055.19        222,313.98  0.5        1           261,700.00
3103301147  04/05/96   05/01/26   66,300.00       11.825         673.05          66,300.00   0.5        1           0.00




LOANID       SRBAL  APPVAL       PROPVAL      INDEX    ORATE      OPANRFREPFREQ      NRADATE
3103300937      0.00    53,000.00    51,750.00    11.52     410.770   0   01/00/00
3103300941      0.00    65,000.00    65,000.00    11.00     495.210   0   01/00/00
3103300947      0.00    50,100.00    50,100.00    14.62     436.880   0   01/00/00
3103300951      0.00    76,000.00    76,000.00    12.42     605.020   0   01/00/00
3103300953      0.00    54,000.00    54,000.00    10.81     405.210   0   01/00/00
3103300959      0.00    75,000.00    75,000.00    10.90     462.940   0   01/00/00
3103300961      0.00   172,500.00   172,500.00    10.99   1,455.900   0   01/00/00
3103300967      0.00   225,000.00   225,000.00    12.00   1,666.350   0   01/00/00
3103300971      0.00    65,000.00    63,000.00    12.62     474.940   0   01/00/00
3103300976      0.00   146,500.00   146,500.00    13.19   1,313.890   0   01/00/00
3103300978      0.00    53,000.00    53,000.00    11.50     464.360   0   01/00/00
3103300980      0.00    80,000.00    80,000.00    11.31     693.680   0   01/00/00
3103300982      0.00   147,000.00   140,000.00    10.71   1,042.130   0   01/00/00
3103300986      0.00   130,000.00   130,000.00    11.87     993.530   0   01/00/00
3103300991      0.00   115,000.00   115,000.00    11.00     847.570   0   01/00/00
3103300997      0.00   180,000.00   177,000.00    11.89   1,625.100   0   01/00/00
3103301002      0.00    60,000.00    60,000.00    11.20     464.380   0   01/00/00
3103301007      0.00   350,000.00   300,000.00    10.38   2,173.870   0   01/00/00
3103301013      0.00    58,000.00    58,000.00    12.34     428.270   0   01/00/00
3103301015      0.00    60,000.00    60,000.00    11.46     473.880   0   01/00/00
3103301021      0.00    59,000.00    45,000.00    12.32     402.510   0   01/00/00
3103301026      0.00    73,000.00    61,000.00    10.91     461.420   0   01/00/00
3103301031      0.00    60,500.00    60,500.00    11.92     495.060   0   01/00/00
3103301034      0.00    39,000.00    33,500.00    11.80     287.760   0   01/00/00
3103301039      0.00    50,000.00    49,500.00    11.30     386.120   0   01/00/00
3103301042      0.00    50,000.00    50,000.00    11.60     396.180   0   01/00/00
3103301047      0.00    95,000.00    95,000.00    11.01     724.340   0   01/00/00
3103301050      0.00   103,000.00    84,000.00    11.75     593.530   0   01/00/00
3103301054      0.00    82,000.00    82,000.00    11.00     624.720   0   01/00/00
3103301059      0.00   116,000.00   116,000.00    11.05     831.810   0   01/00/00
3103301063      0.00   115,000.00   115,000.00     9.86     533.030   0   01/00/00
3103301067      0.00    58,500.00    58,500.00    10.00     496.470   0   01/00/00
3103301073      0.00    75,000.00    75,000.00    11.45     591.890   0   01/00/00
3103301077      0.00   200,000.00   200,000.00    11.02   1,240.480   0   01/00/00
3103301081      0.00    75,000.00    75,000.00    10.89     623.050   0   01/00/00
3103301083      0.00   250,000.00   250,000.00    11.74   2,269.450   0   01/00/00
3103301088      0.00   124,000.00   120,000.00    11.12     923.310   0   01/00/00
3103301090      0.00   116,000.00   116,000.00    12.01   1,074.680   0   01/00/00
3103301094      0.00    85,000.00    80,000.00    13.87     516.990   0   01/00/00
3103301100      0.00    50,000.00    50,000.00    13.10     417.760   0   01/00/00
3103301105      0.00   160,000.00   160,000.00    12.25   1,257.480   0   01/00/00
3103301111      0.00   106,000.00   106,000.00    12.50     896.500   0   01/00/00
3103301115      0.00   102,000.00   102,000.00    10.24     519.310   0   01/00/00
3103301118      0.00    73,500.00    73,500.00    11.30     511.910   0   01/00/00
3103301123      0.00   107,000.00   107,000.00    11.90     764.670   0   01/00/00
3103301128      0.00    35,000.00    35,000.00    11.06     319.300   0   01/00/00
3103301131      0.00    42,000.00    40,000.00    13.57     410.540   0   01/00/00
3103301134      0.00    65,000.00    59,900.00    10.86     451.100   0   01/00/00
3103301138      0.00   265,000.00   265,000.00    11.57   2,111.560   0   01/00/00
3103301142      0.00   305,000.00   290,000.00    10.97   2,205.010   0   01/00/00
3103301144      0.00   265,000.00   261,700.00    10.62   2,055.190   0   01/00/00
3103301147      0.00    78,000.00    78,000.00    11.82     673.050   0   01/00/00




LOANID      NPADATE    MARGIN  PERCAP  LIFECAP  FLOOR    CASHOUT   CHKLTV   CREDITCL   DOCTYPE   SOURCE
3103300937   01/00/00       0.00    0.00    0.00    0.00N             80.00B          Full      OCEANMARK
3103300941   01/00/00       0.00    0.00    0.00    0.00N             80.00A-         Full      OCEANMARK
3103300947   01/00/00       0.00    0.00    0.00    0.00Y             70.65B          Full      OCEANMARK
3103300951   01/00/00       0.00    0.00    0.00    0.00N             75.00C          Full      OCEANMARK
3103300953   01/00/00       0.00    0.00    0.00    0.00Y             80.00A          Full      OCEANMARK
3103300959   01/00/00       0.00    0.00    0.00    0.00Y             65.33A-         Full      OCEANMARK
3103300961   01/00/00       0.00    0.00    0.00    0.00Y             88.69A          Full      OCEANMARK
3103300967   01/00/00       0.00    0.00    0.00    0.00Y             72.00A-         Stated    OCEANMARK
3103300971   01/00/00       0.00    0.00    0.00    0.00N             70.00A-         Stated    OCEANMARK
3103300976   01/00/00       0.00    0.00    0.00    0.00N             80.00A          Full      OCEANMARK
3103300978   01/00/00       0.00    0.00    0.00    0.00Y             75.00C          Full      OCEANMARK
3103300980   01/00/00       0.00    0.00    0.00    0.00N             75.00A          Stated    OCEANMARK
3103300982   01/00/00       0.00    0.00    0.00    0.00N             80.00A          Full      OCEANMARK
3103300986   01/00/00       0.00    0.00    0.00    0.00Y             75.00C          Full      OCEANMARK
3103300991   01/00/00       0.00    0.00    0.00    0.00N             77.39B          Full      OCEANMARK
3103300997   01/00/00       0.00    0.00    0.00    0.00N             90.00A          Full      OCEANMARK
3103301002   01/00/00       0.00    0.00    0.00    0.00N             80.00B          Full      OCEANMARK
3103301007   01/00/00       0.00    0.00    0.00    0.00N             80.00A          Lite      OCEANMARK
3103301013   01/00/00       0.00    0.00    0.00    0.00Y             70.00A          Lite      OCEANMARK
3103301015   01/00/00       0.00    0.00    0.00    0.00Y             80.00A          Full      OCEANMARK
3103301021   01/00/00       0.00    0.00    0.00    0.00N             84.88A-         Full      OCEANMARK
3103301026   01/00/00       0.00    0.00    0.00    0.00N             80.00A          Full      OCEANMARK
3103301031   01/00/00       0.00    0.00    0.00    0.00Y             80.00B          Full      OCEANMARK
3103301034   01/00/00       0.00    0.00    0.00    0.00N             84.77A-         Full      OCEANMARK
3103301039   01/00/00       0.00    0.00    0.00    0.00N             80.00B          Full      OCEANMARK
3103301042   01/00/00       0.00    0.00    0.00    0.00Y             79.40A-         Stated    OCEANMARK
3103301047   01/00/00       0.00    0.00    0.00    0.00Y             80.00A          Full      OCEANMARK
3103301050   01/00/00       0.00    0.00    0.00    0.00N             70.00B          Stated    OCEANMARK
3103301054   01/00/00       0.00    0.00    0.00    0.00N             80.00B          Full      OCEANMARK
3103301059   01/00/00       0.00    0.00    0.00    0.00Y             75.00A-         Full      OCEANMARK
3103301063   01/00/00       0.00    0.00    0.00    0.00Y             43.47A          Full      OCEANMARK
3103301067   01/00/00       0.00    0.00    0.00    0.00Y             78.97A-         Full      OCEANMARK
3103301073   01/00/00       0.00    0.00    0.00    0.00N             80.00B          Lite      OCEANMARK
3103301077   01/00/00       0.00    0.00    0.00    0.00Y             65.00A-         Stated    OCEANMARK
3103301081   01/00/00       0.00    0.00    0.00    0.00Y             88.00A          Full      OCEANMARK
3103301083   01/00/00       0.00    0.00    0.00    0.00N             90.00A          Full      OCEANMARK
3103301088   01/00/00       0.00    0.00    0.00    0.00N             80.00B          Full      OCEANMARK
3103301090   01/00/00       0.00    0.00    0.00    0.00N             90.00A          Stated    OCEANMARK
3103301094   01/00/00       0.00    0.00    0.00    0.00N             55.00D          Stated    OCEANMARK
3103301100   01/00/00       0.00    0.00    0.00    0.00Y             75.00C          Full      OCEANMARK
3103301105   01/00/00       0.00    0.00    0.00    0.00Y             75.00B          Lite      OCEANMARK
3103301111   01/00/00       0.00    0.00    0.00    0.00Y             79.24B          Full      OCEANMARK
3103301115   01/00/00       0.00    0.00    0.00    0.00N             56.86A          Stated    OCEANMARK
3103301118   01/00/00       0.00    0.00    0.00    0.00Y             71.42A-         Full      OCEANMARK
3103301123   01/00/00       0.00    0.00    0.00    0.00N             70.00B          Stated    OCEANMARK
3103301128   01/00/00       0.00    0.00    0.00    0.00Y             80.00A          Full      OCEANMARK
3103301131   01/00/00       0.00    0.00    0.00    0.00N             78.75C          Full      OCEANMARK
3103301134   01/00/00       0.00    0.00    0.00    0.00N             79.96A          Full      OCEANMARK
3103301138   01/00/00       0.00    0.00    0.00    0.00Y             80.00A-         Lite      OCEANMARK
3103301142   01/00/00       0.00    0.00    0.00    0.00N             80.00A-         Full      OCEANMARK
3103301144   01/00/00       0.00    0.00    0.00    0.00N             84.98A-         Full      OCEANMARK
3103301147   01/00/00       0.00    0.00    0.00    0.00Y             85.00A-         Full      OCEANMARK





LOANID    NAME ..... ADDRESS                             CITY              STATE ZIP   OWN OCC LOAN PURP PROP TYPE  ORIG TERM
3103301153 STULTZ SR.   236 SOUTH SECOND STREET       AVODALE       AZ    85323 OO      R         SFR       360
3103301157 COOK         6215 GIDEON STREET            BOWIE         MD    20720 OO      R         SFR       360
3103301161 LUJAN        6211 SW 4TH STREET            MIAMI         FL    33144 OO      P         SFR       360
3103301163 MORENO       2701 DUFFDOWN STREET          HEPHZIBAH     GA    30815 OO      R         SFR       180
3103301165 RUSSELL      21 BURKETT DRIVE              SUMTER        SC    29150 OO      R         SFR       180
3103301171 GRAY JR.     3412 STAFFPRD STREET          KINGSPORT     TN    37660 OO      R         SFR       180
3103301173 PARASIDIS    198 HICKORY AVENUE            TENAFLY       NJ     7670 2ND     R         SFR       360
3103301177 BEASLEY      5785 MT. CARMEL ROAD          COVINGTON     TN    38019 OO      P         SFR       360
3103301182 DEAN         30 WESTOVER RIDGE             ADAIRSVILLE   GA    30103 OO      P         SFR       360
3103301188 BEAIRD       HCR-1 BOX 278-8               HIGHLANDVILLE MO    65669 OO      R         SFR       360
3103301192 MARQUEZ JR.  8829 E. VERBENA LANE          HEREFORD      AZ    85615 OO      R         SFR       360
3103301196 D'ALESSANDRO HCR 3 BOX 152                 KIMBERLING    MO    65686 2ND     R         SFR       360
3103301202 COTTRELL     3415 DELANEY STREET           ORLANDO       FL    32806 OO      P         SFR       360
3103301204 BETTS        536 SIMMONS ST. NW            ATLANTA       GA    30128 2ND     P         SFR       360
3103301207 CASEY        2559 PALMETTO DRIVE           MOUNT DORA    FL    32757 OO      R         SFR       360
3103301210 BRAGG        303 SEAFOX ROAD               AUGUSTINE     FL    32086 OO      R         SFR       360
3103301213 KOSTER       7902 NO 14TH STREET           TAMPA         FL    33604 2ND     P         SFR       360
3103301216 SNOWDEN      7200 & 7204 THOMAS DRIVE      MARLBORO      MD    20772 OO      P         SFR       360
3103301218 HOSKINS      1030 S. GOODMAN ROAD          KISSIMMEE     FL    34747 OO      R         SFR       360
3103301222 CRAPP        13940 S.W. HARRISON STREET    MIAMI         FL    33176 2ND     P         SFR       360
3103301228 CRAPP        18338 N.W. 44TH COURT         MIAMI         FL    33054 2ND     P         SFR       360
3103301233 PHILLIPS     50 SALT MARSH DRIVE           HILTON HEAD   SC    29926 OO      R         CONDO     360
3103301235 TERRY        614 N. CHESTNUT STREET        SEYMOUR       IN    47274 OO      R         SFR       360
3103301241 TERRY        9690 WEST COUUNTY ROAD 800 S. CROTHERSVILLE IN    47229 2ND     P         SFR       360
3103301244 CAMPBELL     RT. 1201-PALMER STREET        GREENVILLE    VA    24440 2ND     R         SFR       360
3103301248 HUGHES       125 E. EMERLING AVENUE        AKRON         OH    44301 2ND     R         SFR       360
3103301251 WAGNER       312-312 1/2 WEST MAIN STREET  SPENCER       OH    44275 2ND     R         SFR       360
3103301260 KELCHNER     1251 GRENWICH STREET          ATLANTA       GA    30311 2ND     R         SFR       360
3103301266 EDWARDS      4119 EDGEWARE ROAD            WINSTON       NC    27106 OO      P         SFR       360
3103301267 CRAPP        18354 N.W. 44TH COURT         MIAMI         FL    33055 2ND     P         SFR       360
3103301270 THARP        311 FOLLY ROAD                MYRTLE BEACH  SC    29577 OO      R         SFR       360
3103301276 MARTIN       823 CHRIS HAVEN DRIVE NORTH   SEYMOUR       TN    37865 OO      R         SFR       180
3103301278 MUMFORD      14821 S.W. 42ND LANE          MIAMI         FL    33185 OO      P         SFR       360
3103301281 NIXON        761 NEW HOPE ROAD             STAUNTON      VA    24401 OO      R         SFR       360
3103301283 OLIVER       4816 KATHY JO TERRACE         ORLANDO       FL    32808 OO      P         SFR       360
3103301286 VANOSDALE    8431 GRACELAND ROAD           CORRYTON      TN    37721 OO      R         SFR       360
3103301291 WATERMAN     1229 9TH STREET               BEDFORD       IN    47421 OO      R         SFR       180
3103301293 PRESNELL     227 TERESA INEZ ROAD          JOHNSON CITY  TN    37601 OO      P         SFR       360
3103301296 RUSHER       2826 SOUTH FARM ROAD 227      ROGERSVILLE   MO    65742 OO      R         SFR       360
3103301300 SALDANA      409 SASSAFRAS                 VALPARAISO    IN    46383 OO      R         SFR       180
3103301303 SAUNDERS     2804 HARTMAN STREET           RICHMOND      VA    23223 OO      R         SFR       360
3103301309 SMITH        5424 KINSALE LANE             CHARLOTTE     NC    28215 OO      R         SFR       360
3103301312 SMITH        1809 LAMBERT STREET           INDIANAPOLIS  IN    46221 2ND     R         SFR       360
3103301317 STAHL        40 NARANJA ROAD               DEBARY        FL    32713 2ND     P         SFR       360
3103301322 ARP          107 CREEKVIEW DRIVE           WOODSTOCK     GA    30188 OO      R         SFR       180
3103301327 BOSCH        14025 GATEWAY DRIVE           OKLAHOMA CITY OK    73013 OO      R         SFR       360
3103301331 CAMPBELL     170 HEARTH WAY                FAIRBURN      GA    30213 OO      R         SFR       360
3103301334 CAREY        1507 ELM STREET               SIDNEY        NE    69162 OO      P         SFR       360
3103301338 COLE         3915 SONORA PLACE             ALEXANDRIA    VA    22309 2ND     R         CONDO     360
3103301341 ESCALANTE    774 EAST 32ND STREET          HIALEAH       FL    33013 2ND     R         SFR       360
3103301347 GIPSON       5119 KAMENT STREET            ST. LOUIS     MS    39520 OO      P         SFR       360
3103301349 HOWELL       11901 BLUE MOON AVENUE        OKLAHOMA CITY OK    73162 OO      R         SFR       360



LOANID      ORIGDATE   MTDATE     ORIGBAL         RATE           PANDI           CURBAL      SFEE       LIENPOS     PRPRICE
3103301153  04/05/96   05/01/26   37,500.00       11.775         379.25          37,500.00   0.5        1           0.00
3103301157  04/02/96   05/01/26   261,000.00      12.010         2,686.69        261,000.00  0.5        1           0.00
3103301161  04/05/96   04/01/26   94,500.00       11.250         917.84          94,500.00   0.5        1           105,000.00
3103301163  04/08/96   05/01/11   71,400.00       10.375         783.73          71,400.00   0.5        1           0.00
3103301165  04/18/96   05/01/11   45,500.00       9.575          477.18          45,500.00   0.5        1           0.00
3103301171  04/12/96   05/01/11   64,000.00       11.475         746.62          64,000.00   0.5        1           0.00
3103301173  02/23/96   03/01/26   150,500.00      10.000         1,320.75        150,433.42  0.5        1           0.00
3103301177  04/10/96   05/01/26   64,700.00       12.225         676.74          64,700.00   0.5        1           80,900.00
3103301182  04/22/96   05/01/26   57,600.00       12.475         613.62          57,600.00   0.5        1           76,900.00
3103301188  04/11/96   05/01/26   49,500.00       13.325         560.17          49,500.00   0.5        1           0.00
3103301192  04/04/96   05/01/26   52,000.00       14.620         641.74          52,000.00   0.5        1           0.00
3103301196  04/18/96   05/01/26   69,500.00       12.725         753.90          69,500.00   0.5        1           0.00
3103301202  04/12/96   05/01/26   130,400.00      10.875         1,229.53        130,400.00  0.5        1           163,000.00
3103301204  04/03/96   04/01/26   51,200.00       12.010         527.04          51,200.00   0.5        1           64,000.00
3103301207  04/12/96   05/01/26   56,600.00       11.625         565.91          56,600.00   0.5        1           0.00
3103301210  04/12/96   05/01/26   108,400.00      12.000         1,115.02        108,400.00  0.5        1           0.00
3103301213  04/12/96   05/01/26   39,900.00       11.975         409.65          39,900.00   0.5        1           49,900.00
3103301216  04/11/96   05/01/26   227,500.00      13.500         2,605.81        227,500.00  0.5        1           0.00
3103301218  04/12/96   05/01/26   64,600.00       9.450          540.84          64,600.00   0.5        1           0.00
3103301222  04/04/96   04/01/26   41,300.00       10.740         385.22          41,300.00   0.5        1           59,000.00
3103301228  04/04/96   04/01/26   39,200.00       11.240         380.44          39,200.00   0.5        1           56,000.00
3103301233  02/22/96   03/01/26   66,000.00       11.000         628.53          65,976.47   0.5        1           0.00
3103301235  02/21/96   03/01/26   40,000.00       10.750         373.39          39,984.94   0.5        1           0.00
3103301241  02/21/96   03/01/26   28,000.00       12.440         297.53          27,992.74   0.5        1           0.00
3103301244  04/15/96   05/01/26   38,400.00       10.990         365.40          38,400.00   0.5        1           0.00
3103301248  04/11/96   05/01/26   33,600.00       11.340         328.64          33,600.00   0.5        1           0.00
3103301251  04/04/96   05/01/26   54,200.00       12.160         564.19          54,200.00   0.5        1           0.00
3103301260  04/04/96   04/01/26   51,100.00       13.125         570.26          51,100.00   0.5        1           0.00
3103301266  04/16/96   05/01/26   40,500.00       11.890         413.16          40,500.00   0.5        1           44,500.00
3103301267  04/04/96   04/01/26   37,800.00       12.240         395.81          37,800.00   0.5        1           54,000.00
3103301270  04/12/96   05/01/26   134,300.00      10.775         1,256.19        134,300.00  0.5        1           0.00
3103301276  04/15/96   05/01/11   102,000.00      10.410         1,121.82        102,000.00  0.5        1           0.00
3103301278  04/19/96   05/01/26   119,400.00      10.825         1,121.31        119,400.00  0.5        1           140,500.00
3103301281  04/17/96   05/01/26   99,700.00       10.875         940.06          99,700.00   0.5        1           0.00
3103301283  04/18/96   05/01/26   56,800.00       11.375         557.07          56,800.00   0.5        1           71,000.00
3103301286  04/19/96   05/01/26   67,600.00       11.125         650.16          67,600.00   0.5        1           0.00
3103301291  03/27/96   04/01/11   34,850.00       11.950         417.14          34,850.00   0.5        1           0.00
3103301293  04/25/96   05/01/26   34,850.00       12.325         367.21          34,850.00   0.5        1           41,000.00
3103301296  04/19/96   05/01/26   113,000.00      10.875         1,065.47        113,000.00  0.5        1           0.00
3103301300  04/19/96   05/01/11   46,800.00       12.875         588.29          46,800.00   0.5        1           0.00
3103301303  04/10/96   05/01/26   41,600.00       10.625         384.42          41,600.00   0.5        1           0.00
3103301309  04/18/96   05/01/26   53,200.00       10.960         505.03          53,200.00   0.5        1           0.00
3103301312  04/25/96   05/01/26   35,200.00       12.275         369.54          35,200.00   0.5        1           0.00
3103301317  04/19/96   05/01/26   58,800.00       11.160         567.09          58,800.00   0.5        1           73,500.00
3103301322  04/09/96   05/01/11   72,000.00       10.375         790.32          72,000.00   0.5        1           0.00
3103301327  04/22/96   05/01/26   43,000.00       12.675         464.77          43,000.00   0.5        1           0.00
3103301331  04/17/96   05/01/26   69,700.00       10.825         654.57          69,700.00   0.5        1           0.00
3103301334  04/18/96   05/01/26   33,600.00       11.625         335.95          33,600.00   0.5        1           42,000.00
3103301338  04/15/96   05/01/26   63,200.00       10.610         583.32          63,200.00   0.5        1           0.00
3103301341  04/24/96   05/01/26   78,000.00       10.725         726.65          78,000.00   0.5        1           0.00
3103301347  04/24/96   05/01/26   49,500.00       12.010         509.54          49,500.00   0.5        1           0.00
3103301349  04/19/96   05/01/26   79,560.00       11.925         813.77          79,560.00   0.5        1           0.00




LOANID       SRBAL  APPVAL       PROPVAL      INDEX    ORATE      OPANRFREPFREQ      NRADATE
3103301153      0.00    50,000.00    50,000.00    11.77     379.250   0   01/00/00
3103301157      0.00   290,000.00   290,000.00    12.01   2,686.690   0   01/00/00
3103301161      0.00   105,000.00   105,000.00    11.25     917.840   0   01/00/00
3103301163      0.00    84,000.00    84,000.00    10.37     783.730   0   01/00/00
3103301165      0.00    68,000.00    68,000.00     9.57     477.180   0   01/00/00
3103301171      0.00    81,000.00    81,000.00    11.47     746.620   0   01/00/00
3103301173      0.00   215,000.00   215,000.00    10.00   1,320.750   0   01/00/00
3103301177      0.00    84,000.00    80,900.00    12.22     676.740   0   01/00/00
3103301182      0.00    77,600.00    76,900.00    12.47     613.620   0   01/00/00
3103301188      0.00    66,000.00    66,000.00    13.32     560.170   0   01/00/00
3103301192      0.00    83,000.00    83,000.00    14.62     641.740   0   01/00/00
3103301196      0.00   107,000.00   107,000.00    12.72     753.900   0   01/00/00
3103301202      0.00   167,000.00   163,000.00    10.87   1,229.530   0   01/00/00
3103301204      0.00    64,000.00    64,000.00    12.01     527.040   0   01/00/00
3103301207      0.00    83,500.00    83,500.00    11.62     565.910   0   01/00/00
3103301210      0.00   120,500.00   120,500.00    12.00   1,115.020   0   01/00/00
3103301213      0.00    52,000.00    49,900.00    11.97     409.650   0   01/00/00
3103301216      0.00   343,000.00   343,000.00    13.50   2,605.810   0   01/00/00
3103301218      0.00    85,000.00    85,000.00     9.45     540.840   0   01/00/00
3103301222      0.00    59,000.00    59,000.00    10.74     385.220   0   01/00/00
3103301228      0.00    56,000.00    56,000.00    11.24     380.440   0   01/00/00
3103301233      0.00    93,000.00    93,000.00    11.00     628.530   0   01/00/00
3103301235      0.00    52,000.00    52,000.00    10.75     373.390   0   01/00/00
3103301241      0.00    44,000.00    44,000.00    12.44     297.530   0   01/00/00
3103301244      0.00    55,000.00    55,000.00    10.99     365.400   0   01/00/00
3103301248      0.00    42,000.00    42,000.00    11.34     328.640   0   01/00/00
3103301251      0.00    80,000.00    80,000.00    12.16     564.190   0   01/00/00
3103301260      0.00    73,000.00    73,000.00    13.12     570.260   0   01/00/00
3103301266      0.00    45,000.00    44,500.00    11.89     413.160   0   01/00/00
3103301267      0.00    54,000.00    54,000.00    12.24     395.810   0   01/00/00
3103301270      0.00   158,000.00   158,000.00    10.77   1,256.190   0   01/00/00
3103301276      0.00   120,000.00   120,000.00    10.41   1,121.820   0   01/00/00
3103301278      0.00   141,000.00   140,500.00    10.82   1,121.310   0   01/00/00
3103301281      0.00   155,000.00   155,000.00    10.87     940.060   0   01/00/00
3103301283      0.00    71,000.00    71,000.00    11.37     557.070   0   01/00/00
3103301286      0.00    84,500.00    84,500.00    11.12     650.160   0   01/00/00
3103301291      0.00    41,000.00    41,000.00    11.95     417.140   0   01/00/00
3103301293      0.00    42,000.00    41,000.00    12.32     367.210   0   01/00/00
3103301296      0.00   133,000.00   133,000.00    10.87   1,065.470   0   01/00/00
3103301300      0.00    72,000.00    72,000.00    12.87     588.290   0   01/00/00
3103301303      0.00    52,000.00    52,000.00    10.62     384.420   0   01/00/00
3103301309      0.00    71,000.00    71,000.00    10.96     505.030   0   01/00/00
3103301312      0.00    44,000.00    44,000.00    12.27     369.540   0   01/00/00
3103301317      0.00    77,000.00    73,500.00    11.16     567.090   0   01/00/00
3103301322      0.00    97,500.00    97,500.00    10.37     790.320   0   01/00/00
3103301327      0.00    57,500.00    57,500.00    12.67     464.770   0   01/00/00
3103301331      0.00    82,000.00    82,000.00    10.82     654.570   0   01/00/00
3103301334      0.00    43,000.00    42,000.00    11.62     335.950   0   01/00/00
3103301338      0.00    79,000.00    79,000.00    10.61     583.320   0   01/00/00
3103301341      0.00   120,000.00   120,000.00    10.72     726.650   0   01/00/00
3103301347      0.00    55,000.00    55,000.00    12.01     509.540   0   01/00/00
3103301349      0.00    99,450.00    99,450.00    11.92     813.770   0   01/00/00




LOANID      NPADATE    MARGIN  PERCAP  LIFECAP  FLOOR    CASHOUT   CHKLTV   CREDITCL   DOCTYPE   SOURCE
3103301153   01/00/00       0.00    0.00    0.00    0.00Y             75.00B          Full      OCEANMARK
3103301157   01/00/00       0.00    0.00    0.00    0.00Y             90.00A          Full      OCEANMARK
3103301161   01/00/00       0.00    0.00    0.00    0.00N             90.00A          Full      OCEANMARK
3103301163   01/00/00       0.00    0.00    0.00    0.00Y             85.00A-         Full      OCEANMARK
3103301165   01/00/00       0.00    0.00    0.00    0.00Y             66.91A-         Full      OCEANMARK
3103301171   01/00/00       0.00    0.00    0.00    0.00Y             79.01B          Full      OCEANMARK
3103301173   01/00/00       0.00    0.00    0.00    0.00Y             70.00A-         Full      OCEANMARK
3103301177   01/00/00       0.00    0.00    0.00    0.00N             79.97B          Full      OCEANMARK
3103301182   01/00/00       0.00    0.00    0.00    0.00N             74.90C          Full      OCEANMARK
3103301188   01/00/00       0.00    0.00    0.00    0.00Y             75.00C          Full      OCEANMARK
3103301192   01/00/00       0.00    0.00    0.00    0.00N             62.65D          Full      OCEANMARK
3103301196   01/00/00       0.00    0.00    0.00    0.00Y             64.95B          Full      OCEANMARK
3103301202   01/00/00       0.00    0.00    0.00    0.00N             80.00A          Full      OCEANMARK
3103301204   01/00/00       0.00    0.00    0.00    0.00N             80.00A          Full      OCEANMARK
3103301207   01/00/00       0.00    0.00    0.00    0.00Y             67.78C          Full      OCEANMARK
3103301210   01/00/00       0.00    0.00    0.00    0.00Y             89.95A          Full      OCEANMARK
3103301213   01/00/00       0.00    0.00    0.00    0.00N             79.96A          Full      OCEANMARK
3103301216   01/00/00       0.00    0.00    0.00    0.00N             66.32C          Lite      OCEANMARK
3103301218   01/00/00       0.00    0.00    0.00    0.00N             76.00A-         Full      OCEANMARK
3103301222   01/00/00       0.00    0.00    0.00    0.00N             70.00A          Lite      OCEANMARK
3103301228   01/00/00       0.00    0.00    0.00    0.00N             70.00A          Full      OCEANMARK
3103301233   01/00/00       0.00    0.00    0.00    0.00Y             70.96B          Full      OCEANMARK
3103301235   01/00/00       0.00    0.00    0.00    0.00Y             76.92A-         Full      OCEANMARK
3103301241   01/00/00       0.00    0.00    0.00    0.00N             63.63A          Full      OCEANMARK
3103301244   01/00/00       0.00    0.00    0.00    0.00Y             69.81A          Full      OCEANMARK
3103301248   01/00/00       0.00    0.00    0.00    0.00Y             80.00A          Full      OCEANMARK
3103301251   01/00/00       0.00    0.00    0.00    0.00Y             67.75A          Full      OCEANMARK
3103301260   01/00/00       0.00    0.00    0.00    0.00Y             70.00B          Full      OCEANMARK
3103301266   01/00/00       0.00    0.00    0.00    0.00N             91.01A          Full      OCEANMARK
3103301267   01/00/00       0.00    0.00    0.00    0.00N             70.00A          Lite      OCEANMARK
3103301270   01/00/00       0.00    0.00    0.00    0.00Y             85.00A          Full      OCEANMARK
3103301276   01/00/00       0.00    0.00    0.00    0.00Y             85.00A          Stated    OCEANMARK
3103301278   01/00/00       0.00    0.00    0.00    0.00N             84.98A-         Full      OCEANMARK
3103301281   01/00/00       0.00    0.00    0.00    0.00Y             64.32B          Full      OCEANMARK
3103301283   01/00/00       0.00    0.00    0.00    0.00N             80.00B          Full      OCEANMARK
3103301286   01/00/00       0.00    0.00    0.00    0.00Y             80.00B          Full      OCEANMARK
3103301291   01/00/00       0.00    0.00    0.00    0.00N             85.00A-         Full      OCEANMARK
3103301293   01/00/00       0.00    0.00    0.00    0.00N             85.00A          Full      OCEANMARK
3103301296   01/00/00       0.00    0.00    0.00    0.00Y             84.96A-         Full      OCEANMARK
3103301300   01/00/00       0.00    0.00    0.00    0.00Y             65.00D          Full      OCEANMARK
3103301303   01/00/00       0.00    0.00    0.00    0.00Y             80.00A-         Full      OCEANMARK
3103301309   01/00/00       0.00    0.00    0.00    0.00N             74.93A          Full      OCEANMARK
3103301312   01/00/00       0.00    0.00    0.00    0.00N             80.00A          Full      OCEANMARK
3103301317   01/00/00       0.00    0.00    0.00    0.00N             80.00A          Full      OCEANMARK
3103301322   01/00/00       0.00    0.00    0.00    0.00Y             73.84A-         Stated    OCEANMARK
3103301327   01/00/00       0.00    0.00    0.00    0.00Y             74.78C          Full      OCEANMARK
3103301331   01/00/00       0.00    0.00    0.00    0.00Y             85.00A-         Full      OCEANMARK
3103301334   01/00/00       0.00    0.00    0.00    0.00N             80.00B          Full      OCEANMARK
3103301338   01/00/00       0.00    0.00    0.00    0.00Y             80.00A          Full      OCEANMARK
3103301341   01/00/00       0.00    0.00    0.00    0.00N             65.00A-         Full      OCEANMARK
3103301347   01/00/00       0.00    0.00    0.00    0.00N             90.00A          Full      OCEANMARK
3103301349   01/00/00       0.00    0.00    0.00    0.00Y             80.00B          Full      OCEANMARK





LOANID    NAME ..... ADDRESS                             CITY              STATE ZIP   OWN OCC LOAN PURP PROP TYPE  ORIG TERM
3103301354 JONES        3570 CASS ELIZABETH LAKE ROAD   WATERFORD      MI    48328 OO      R         SFR        360
3103301358 LUPO         2160 CENTER AVE. #2F            FORT LEE       NJ     7024 OO      R         CONDO      360
3103301360 MCQUAIG      1224 EPPES DRIVE                TALLAHASSEE    FL    32308 2ND     P         2-4 FAMILY 360
3103301363 MCQUAIG      1224 EPPES DRIVE                TALLAHASSEE    FL    32304 2ND     P         2-4 FAMILY 360
3103301368 BROWN        12230 ROBERTA LYNNE DRIVE       EL PASO        TX    79907 OO      P         SFR        360
3103301374 CHANEY       470 BARGELLO AVENUE SE.         PALM BAY       FL    32909 OO      R         SFR        360
3103301379 DIAZ         20335 W. COUNTRY CLUB DR. #2110 AVENTURA       FL    33180 2ND     P         CONDO      360
3103301385 DICKSON      1807 CER ACL STREET             COLUMBIA       SC    29223 OO      R         SFR        180
3103301391 FORD         LOT 2 FORD DIVISION             JOHNSON CITY   TN    37601 OO      P         SFR        360
3103301397 GARCIA JR.   17366 S.W. 21ST COURT           MIRAMAR        FL    33029 OO      P         SFR        360
3103301402 HALL         4715 COLTSFOOT ROAD             GREENSBORO     NC    27455 OO      R         SFR        360
3103301404 HESTER       1433 WILLIE PACE ROAD           BURLINGTON     NC    27217 OO      P         SFR        360
3103301410 LOVELACE     ROUTE 4 BOX 244                 WARRENTON      NC    27589 OO      R         SFR        180
3103301413 MIDDLEBROOKS 887 KINGS GRANT DRIVE           ATLANTA        GA    30318 OO      R         SFR        180
3103301416 MILLER       510 N.W. 214TH STREET           MIAMI          FL    33169 OO      R         SFR        360
3103301419 MULLINS      2233 INDIAN RIVER ROAD          VIRGINIA BEACH VA    23456 OO      R         SFR        360
3103301425 NOVAK        12401 BRAXFIELD COURT           ROCKVILLE      MD    20852 OO      P         CONDO      360
3103301428 REESE        39 FLOWER ROAD                  VALLEY STREAM  NY    11580 OO      P         SFR        360
3103301432 ROE JR.      3838 JERNIGAN ROAD              WHITE HOUSE    TN    37188 OO      R         SFR        180
3103301435 SIMMONS      5016 DEBORAH'S LANE             AWENDAW        SC    29429 OO      R         SFR        360
3103301437 WALLS        608 VIRGINIA ST.                KINGSTREE      SC    29505 OO      R         SFR        360
3103301440 WHITLEY      949 OAK GROVE INN ROAD          SELMA          NC    27576 2ND     R         SFR        180
3103301444 WILLIAMS     5136 DEBORAH STREET             INDIANAPOLIS   IN    46224 OO      R         SFR        360
3103301450 WHITLEY      115 E. CRESTVIEW DR.            SMITHFIELD     NC    27577 OO      P         SFR        180




LOANID      ORIGDATE   MTDATE     ORIGBAL         RATE           PANDI           CURBAL      SFEE       LIENPOS     PRPRICE
3103301354  04/11/96   05/01/26   94,500.00       12.010         972.77          94,500.00   0.5        1           0.00
3103301358  04/16/96   05/01/26   76,500.00       12.525         817.94          76,500.00   0.5        1           0.00
3103301360  04/10/96   05/01/26   68,400.00       11.675         686.51          68,400.00   0.5        1           85,500.00
3103301363  04/10/96   05/01/26   74,400.00       10.900         702.91          74,400.00   0.5        1           93,000.00
3103301368  04/29/96   05/01/26   229,500.00      11.540         2,279.73        229,500.00  0.5        1           266,000.00
3103301374  03/14/96   04/01/26   60,800.00       10.250         544.83          60,800.00   0.5        1           0.00
3103301379  04/23/96   05/01/26   70,400.00       11.125         677.09          70,400.00   0.5        1           88,000.00
3103301385  04/11/96   05/01/11   55,700.00       11.290         643.26          55,700.00   0.5        1           0.00
3103301391  01/29/96   04/01/26   54,400.00       10.500         497.62          54,356.56
3103301397  04/24/96   05/01/26   130,800.00      10.480         1,194.52        130,800.00  0.5        1           153,940.00
3103301402  04/25/96   05/01/26   73,600.00       11.625         735.88          73,600.00   0.5        1           0.00
3103301404  04/26/96   05/01/26   62,420.00       11.425         614.57          62,420.00   0.5        1           74,920.00
3103301410  04/23/96   05/01/11   40,000.00       12.025         480.71          40,000.00   0.5        1           0.00
3103301413  04/15/96   05/01/11   68,000.00       11.230         782.74          68,000.00   0.5        1           0.00
3103301416  04/27/96   05/01/26   67,500.00       12.260         707.85          67,500.00   0.5        1           0.00
3103301419  04/23/96   05/01/26   190,000.00      11.975         1,950.71        190,000.00  0.5        1           0.00
3103301425  04/16/96   05/01/26   54,000.00       12.925         594.18          54,000.00   0.5        1           72,000.00
3103301428  04/30/96   05/01/26   135,000.00      10.375         1,222.30        135,000.00  0.5        1           180,000.00
3103301432  04/26/96   05/01/11   30,000.00       11.375         348.08          30,000.00   0.5        1           0.00
3103301435  01/31/96   04/01/26   51,400.00       12.750         558.56          51,375.00   0.5        1           73,500.00
3103301437  04/23/96   05/01/26   67,500.00       12.125         700.82          67,500.00   0.5        1           0.00
3103301440  04/29/96   05/01/11   40,000.00       10.625         445.26          40,000.00   0.5        1           0.00
3103301444  04/24/96   05/01/26   48,800.00       11.525         484.19          48,800.00   0.5        1           0.00
3103301450  04/29/96   05/01/11   48,000.00       10.625         534.32          48,000.00   0.5        1           60,000.00






LOANID       SRBAL  APPVAL       PROPVAL      INDEX    ORATE      OPANRFREPFREQ      NRADATE
3103301354      0.00   105,000.00   105,000.00    12.01     972.770   0   01/00/00
3103301358      0.00    85,000.00    85,000.00    12.52     817.940   0   01/00/00
3103301360      0.00    85,500.00    85,500.00    11.67     686.510   0   01/00/00
3103301363      0.00    95,500.00    93,000.00    10.90     702.910   0   01/00/00
3103301368      0.00   273,000.00   266,000.00    11.54   2,279.730   0   01/00/00
3103301374      0.00    76,000.00    76,000.00    10.25     544.830   0   01/00/00
3103301379      0.00    89,000.00    88,000.00    11.12     677.090   0   01/00/00
3103301385      0.00    63,000.00    63,000.00    11.29     643.260   0   01/00/00
3103301391      0.00    65,500.00    64,105.00    10.50     497.620   0   01/00/00
3103301397      0.00   154,000.00   153,940.00    10.48   1,194.520   0   01/00/00
3103301402      0.00    92,000.00    92,000.00    11.62     735.880   0   01/00/00
3103301404      0.00    75,000.00    74,920.00    11.42     614.570   0   01/00/00
3103301410      0.00    50,000.00    50,000.00    12.02     480.710   0   01/00/00
3103301413      0.00    85,000.00    85,000.00    11.23     782.740   0   01/00/00
3103301416      0.00    75,000.00    75,000.00    12.26     707.850   0   01/00/00
3103301419      0.00   300,000.00   300,000.00    11.97   1,950.710   0   01/00/00
3103301425      0.00    75,000.00    72,000.00    12.92     594.180   0   01/00/00
3103301428      0.00   183,000.00   180,000.00    10.37   1,222.300   0   01/00/00
3103301432      0.00    40,000.00    40,000.00    11.37     348.080   0   01/00/00
3103301435      0.00    73,500.00    73,500.00    12.75     558.560   0   01/00/00
3103301437      0.00    90,000.00    90,000.00    12.12     700.820   0   01/00/00
3103301440      0.00    54,000.00    54,000.00    10.62     445.260   0   01/00/00
3103301444      0.00    61,000.00    61,000.00    11.52     484.190   0   01/00/00
3103301450      0.00    60,000.00    60,000.00    10.62     534.320   0   01/00/00





LOANID      NPADATE    MARGIN  PERCAP  LIFECAP  FLOOR    CASHOUT   CHKLTV   CREDITCL   DOCTYPE   SOURCE
3103301354   01/00/00       0.00    0.00    0.00    0.00Y             90.00A          Alt       OCEANMARK
3103301358   01/00/00       0.00    0.00    0.00    0.00Y             90.00A          Full      OCEANMARK
3103301360   01/00/00       0.00    0.00    0.00    0.00N             80.00A          Full      OCEANMARK
3103301363   01/00/00       0.00    0.00    0.00    0.00N             80.00A          Full      OCEANMARK
3103301368   01/00/00       0.00    0.00    0.00    0.00N             86.27A          Full      OCEANMARK
3103301374   01/00/00       0.00    0.00    0.00    0.00Y             80.00A-         Full      OCEANMARK
3103301379   01/00/00       0.00    0.00    0.00    0.00N             80.00A          Full      OCEANMARK
3103301385   01/00/00       0.00    0.00    0.00    0.00N             88.41A          Full      OCEANMARK
3103301391   01/00/00       0.00    0.00    0.00    0.00N             84.86A-         Full      OCEANMARK
3103301397   01/00/00       0.00    0.00    0.00    0.00N             84.96A-         Full      OCEANMARK
3103301402   01/00/00       0.00    0.00    0.00    0.00Y             80.00B          Full      OCEANMARK
3103301404   01/00/00       0.00    0.00    0.00    0.00N             83.31A-         Full      SPFC
3103301410   01/00/00       0.00    0.00    0.00    0.00Y             80.00B          Full      OCEANMARK
3103301413   01/00/00       0.00    0.00    0.00    0.00N             80.00B          Full      OCEANMARK
3103301416   01/00/00       0.00    0.00    0.00    0.00N             90.00A          Full      OCEANMARK
3103301419   01/00/00       0.00    0.00    0.00    0.00Y             63.33B          Stated    OCEANMARK
3103301425   01/00/00       0.00    0.00    0.00    0.00N             75.00C          Full      OCEANMARK
3103301428   01/00/00       0.00    0.00    0.00    0.00N             75.00A-         Full      OCEANMARK
3103301432   01/00/00       0.00    0.00    0.00    0.00Y             75.00B          Full      OCEANMARK
3103301435   01/00/00       0.00    0.00    0.00    0.00N             69.93C          Full      OCEANMARK
3103301437   01/00/00       0.00    0.00    0.00    0.00N             75.00C          Full      OCEANMARK
3103301440   01/00/00       0.00    0.00    0.00    0.00N             74.07A          Lite      OCEANMARK
3103301444   01/00/00       0.00    0.00    0.00    0.00N             80.00B          Full      OCEANMARK
3103301450   01/00/00       0.00    0.00    0.00    0.00N             80.00A          Full      OCEANMARK



                                    EXHIBIT E

                       TRUSTEE'S ACKNOWLEDGMENT OF RECEIPT



                                                     May 31, 1996

Southern Pacific Funding Corporation
One Centerpointe Drive, Suite 500
Lake Oswego, OR 97035

Southern Pacific Secured Assets Corp.
One Centerpointe Drive, Suite 500
Lake Oswego, OR 97035

Advanta Mortgage Corp. USA
16875 West Bernardo Drive
San Diego, CA 92127

MBIA Insurance Corporation
113 King Street
Armonk, New York 10564

                           Re: Pooling and Servicing Agreement, dated as of May 8, 1996 among Southern Pacific Secured Assets Corp., as Company, Advanta Mortgage Corp. USA, as Master Servicer, and Bankers Trust Company of California, N.A., as Trustee, Mortgage Pass-Through Certificates, Series 1996-2,

Ladies and Gentlemen:

                  In accordance with Section 2.04 of the above-captioned Pooling and Servicing Agreement, the undersigned, as Trustee, hereby certifies: (1) except as noted on the attachment hereto, if any (the "Loan Exception Report"), it has received the original Mortgage Note (item (i) in Section 2.03(a)) with respect to each Mortgage Loan listed in the Mortgage Loan Schedule and the documents contained therein appear to bear original signatures or copies of originals if the originals have not yet been delivered, and (2) it has received the Certificate Insurance Policy.

                  The Trustee has made no independent examination of any such documents beyond the review specifically required in the above-referenced Pooling and Servicing Agreement. The Trustee makes no representations as to: (i) the validity, legality, sufficiency, enforceability or genuineness of any such documents or any of the Mortgage Loans identified on the Mortgage Loan Schedule, or (ii) the collectability, insurability, effectiveness or suitability of any such Mortgage Loan.

                  Capitalized words and phrases used herein shall have the respective meanings assigned to them in the above-captioned Pooling and Servicing Agreement.

                                 BANKERS TRUST COMPANY OF
                                 CALIFORNIA, N.A., as Trustee

                                 By:
                                 Name:
                                 Title:

                                    EXHIBIT F

                        INITIAL CERTIFICATION OF TRUSTEE



                                                                         , 19_

Southern Pacific Funding Corporation
One Centerpointe Drive, Suite 500
Lake Oswego, OR 97035

Southern Pacific Secured Assets Corporation
One Centerpointe Drive, Suite 500
Lake Oswego, OR 97035

Advanta Mortgage Corp. USA
16875 West Bernardo Drive
San Diego, CA 92127

MBIA Insurance Corporation
113 King Street
Armonk, New York 10564


                  Re: Pooling and Servicing Agreement, dated as of May 8, 1996 among Southern Pacific Secured Assets Corp., as Company, Advanta Mortgage Corp. USA, as Master Servicer, and Bankers Trust Company of California, N.A., as Trustee, Mortgage Pass-Through Certificates, Series 1996-2

Ladies and Gentlemen:

                  In accordance with the provisions of Section 2.04 of the above-referenced Pooling and Servicing Agreement, the undersigned, as Trustee, hereby certifies that as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or any Mortgage Loan listed on the attachment hereto), it has reviewed the documents delivered to it pursuant to Section 2.03 of the Pooling and Servicing Agreement and has determined that (i) all documents required to be delivered to it pursuant to the above-referenced Pooling and Servicing Agreement are in its possession, (ii) such documents have been reviewed by it and appear regular on their face and have not been mutilated, damaged, torn or otherwise physically altered and relate to such Mortgage Loan, (iii) based on its examination and only as to the foregoing documents, the information set forth in the Mortgage Loan Schedule (described in items (i), (ii), (v), (vi), (x), (xi) and (xiii) of the definition of Mortgage Loan Schedule) respecting such Mortgage Loan accurately reflects the information set forth in the Trustee's Mortgage File and (iv) each Mortgage Note has been endorsed as provided in Section 2.03 of the Pooling and Servicing Agreement. The Trustee has made no independent examination of such documents beyond the review specifically required in the above-referenced Pooling and Servicing Agreement. The Trustee makes no representations as to: (i) the validity, legality, enforceability or genuineness of any such documents contained in each or any of the Mortgage Loans identified on the Mortgage Loan Schedule, or (ii) the collectability, insurability, effectiveness or suitability of any such Mortgage Loan.

                  Capitalized words and phrases used herein shall have the respective meanings assigned to them in the above-captioned Pooling and Servicing Agreement.

                                    BANKERS TRUST COMPANY OF
                                    CALIFORNIA, N.A., as Trustee

                                    By:
                                    Name:
                                    Title:

                                    EXHIBIT G

                       FINAL CERTIFICATION OF THE TRUSTEE



                                                                        , 19_

Southern Pacific Funding Corporation
One Centerpointe Drive, Suite 500
Lake Oswego, OR 97035

Southern Pacific Secured Assets Corp.
One Centerpointe Drive, Suite 500
Lake Oswego, OR 97035

Advanta Mortgage Corp. USA
16875 West Bernardo Drive
San Diego, CA 92127

MBIA Insurance Corporation
113 King Street
Armonk, New York 10564

                           Re: Pooling and Servicing Agreement, dated as of May 8, 1996 among Southern Pacific Funding Corp., as Company, Advanta Mortgage Corp. USA, as Master Servicer, and Bankers Trust Company of California, N.A., as Trustee, Mortgage Pass-Through Certificates, Series 1996-2

Ladies and Gentlemen:

                  In accordance with Section 2.04 of the above-captioned Pooling and Servicing Agreement, the undersigned, as Trustee, hereby certifies that, except as noted on the attachment hereto, as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or listed on the attachment hereto) it has reviewed the documents delivered to it pursuant to
Section 2.03 of the Pooling and Servicing Agreement and has determined that (i) all documents required to be delivered to it pursuant to the above-referenced Pooling and Servicing Agreement are in its possession, (ii) such documents have been reviewed by it and appear regular on their face and have not been mutilated, damaged, torn or otherwise physically altered and relate to such Mortgage Loan, and (iii) based on its examination, and only as to the foregoing documents, the information set forth in the Mortgage Loan Schedule (described in items (i), (ii), (v), (vi), (x), (xi) and (xiii) of the definition of Mortgage Loan Schedule) respecting such Mortgage Loan accurately reflects the information set forth in the Trustee's Mortgage File. The Trustee has made no independent examination of such documents beyond the review specifically required in the above-referenced Pooling and Servicing Agreement. The Trustee makes no representations as to: (i) the validity, legality, enforceability or genuineness of any such documents contained in each or any of the Mortgage Loans identified on the Mortgage Loan Schedule, or (ii) the collectability, insurability, effectiveness or suitability of any such Mortgage Loan.

                  Capitalized words and phrases used herein shall have the respective meanings assigned to them in the above-captioned Pooling and Servicing Agreement.


                                    BANKERS TRUST COMPANY OF CALIFORNIA,
                                    N.A., as Trustee

                                    By:
                                    Name:
                                    Title:

                                    EXHIBIT H

                        REQUEST FOR RELEASE OF DOCUMENTS



                                                                        , 19_


To:      Bankers Trust Company of California, N.A.
         3 Park Plaza, 16th Floor
         Irvine, CA 92714

         Re: Southern Pacific Secured Asset Corp., Mortgage Pass-Through Certificates, SERIES 1996-2

                  In connection with the administration of the pool of Mortgage Loans held by you as Trustee for the Certificateholders, we request the release, and acknowledge receipt, of the (Trustee's Mortgage File/[specify document]) for the Mortgage Loan described below, for the reason indicated.

MORTGAGOR'S NAME, ADDRESS & ZIP CODE:




MORTGAGE LOAN NUMBER:



REASON FOR REQUESTING DOCUMENTS (check one)

- ---------         1.       Mortgage Loan Paid in Full (Master Servicer hereby
                           certifies that all amounts received in connection therewith have been credited to the Collection Account.)

- ---------         2.       Mortgage Loan Liquidated (Master Servicer hereby
                           certifies that all proceeds of foreclosure, insurance or other liquidation have been finally received and credited to the Collection Account.)

- ---------         3.       Mortgage Loan in Foreclosure

- ---------         4.       Mortgage Loan Repurchased Pursuant to Section 5.18 of
                           the Pooling and Servicing Agreement.

- ---------         5.       Mortgage Loan Repurchased or Substituted pursuant to
                           Article II or III of the Pooling and Servicing Agreement (Master Servicer hereby certifies that the repurchase price or Substitution Adjustment has been credited to the Certificate Account and that the substituted mortgage loan is a Qualified Substitute Mortgage Loan.)

- ---------         6.       Other
                           (explain)
                                    ----------------------------------------

                  If box 1 or 2 above is checked, and if all or part of the Trustee's Mortgage File was previously released to us, please release to us our previous receipt on file with you, as well as any additional documents in your possession relating to the above specified Mortgage Loan.

                  If box 3, 4, 5 or 6 above is checked, upon our return of all of the above documents to you as Trustee, please acknowledge your receipt by signing in the space indicated below, and returning this form.


                                       By:
                                       Name:
                                       Title:


Documents returned to Trustee:

BANKERS TRUST COMPANY OF CALIFORNIA, N.A.
Trustee

By:
Date:

                                    EXHIBIT I

                    FORM OF TRANSFER AFFIDAVIT AND AGREEMENT

STATE OF          )
                  : ss.:
COUNTY OF         )

                  [NAME OF OFFICER], being first duly sworn, deposes and says:

                  1. That he is [Title of Officer] of [Name of Owner] (record or beneficial owner of the Mortgage Pass-Through Certificates, Series 1996-2, Class [R] (the "Owner")), a [savings institution] [corporation] duly organized and existing under the laws of [the State of __________________] [the United States], on behalf of which he makes this affidavit and agreement.

                  2. That the Owner (i) is not and will not be a "disqualified organization" as of [date of transfer] within the meaning of Section 860E(e)(5) of the Internal Revenue Code of 1986, as amended (the "Code"), (ii) will endeavor to remain other than a disqualified organization for so long as it retains its ownership interest in the Class [R] Certificates, and (iii) is acquiring the Class [R] Certificates for its own account or for the account of another Owner from which it has received an affidavit and agreement in substantially the same form as this affidavit and agreement. (For this purpose, a "disqualified organization" means the United States, any state or political subdivision thereof, any agency or instrumentality of any of the foregoing (other than an instrumentality all of the activities of which are subject to tax and, except for the Federal Home Loan Mortgage Corporation, a majority of whose board of directors is not selected by any such governmental entity) or any foreign government, international organization or any agency or instrumentality of such foreign government or organization, any rural electric or telephone cooperative, or any organization (other than certain farmers' cooperatives) that is generally exempt from federal income tax unless such organization is subject to the tax on unrelated business taxable income).

                  3. That the Owner is aware (i) of the tax that would be imposed on transfers of Class [R] Certificates to disqualified organizations under the Code, that applies to all transfers of Class [R] Certificates after March 31, 1988; (ii) that such tax would be on the transferor, or, if such transfer is through an agent (which person includes a broker, nominee or middleman) for a disqualified organization, on the agent; (iii) that the person otherwise liable for the tax shall be relieved of liability for the tax if the transferee furnishes to such person an affidavit that the transferee is not a disqualified organization and, at the time of transfer, such person does not have actual knowledge that the affidavit is false; and (iv) that the Class [R] Certificates may be "noneconomic residual interests" within the meaning of Treasury regulations promulgated pursuant to the Code and that the transferor of a noneconomic residual interest will remain liable for any taxes due with respect to the income on such residual interest, unless no significant purpose of the transfer was to impede the assessment or collection of tax.

                  4. That the Owner is aware of the tax imposed on a "pass-through entity" holding Class [R] Certificates if at any time during the taxable year of the pass-through entity a disqualified organization is the record holder of an interest in such entity. (For this purpose, a "pass through entity" includes a regulated investment company, a real estate investment trust or common trust fund, a partnership, trust or estate, and certain cooperatives.)

                  5. That the Owner is aware that the Trustee will not register the transfer of any Class [R] Certificates unless the transferee, or the transferee's agent, delivers to it an affidavit and agreement, among other things, in substantially the same form as this affidavit and agreement. The Owner expressly agrees that it will not consummate any such transfer if it knows or believes that any of the representations contained in such affidavit and agreement are false.

                  6. That the Owner has reviewed the restrictions set forth on the face of the Class [R] Certificates and the provisions of Section 4.02(i) of the Pooling and Servicing Agreement under which the Class [R] Certificates were issued (in particular, clause (g) and (h) of Section 4.02(i) which authorize the Trustee to deliver payments to a person other than the Owner and negotiate a mandatory sale by the Trustee in the event the Owner holds such Certificates in violation of Section 4.02(i)). The Owner expressly agrees to be bound by and to comply with such restrictions and provisions.

                  7. That the Owner consents to any additional restrictions or arrangements that shall be deemed necessary upon advice of counsel to constitute a reasonable arrangement to ensure that the Class [R] Certificates will only be owned, directly or indirectly, by an Owner that is not a disqualified organization.

                  8. The Owner's Taxpayer Identification Number is
______________.

                  9. This affidavit and agreement relates only to the Class [R] Certificates held by the Owner and not to any other holder of the Class [R] Certificates. The Owner understands that the liabilities described herein relate only to the Class [R] Certificates.

                  10. That no purpose of the Owner relating to the transfer of any of the Class [R] Certificates by the Owner is or will be to impede the assessment or collection of any tax.

                  11. That the Owner has no present knowledge or expectation that it will be unable to pay any United States taxes owed by it so long as any of the Certificates remain outstanding. In this regard, the Owner hereby represents to and for the benefit of the person from whom it acquired the Class [R] Certificate that the Owner intends to pay taxes associated with holding such Class [R] Certificate as they become due, fully understanding that it may incur tax liabilities in excess of any cash flows generated by the Class [R] Certificate.

                  12. That the Owner has no present knowledge or expectation that it will become insolvent or subject to a bankruptcy proceeding for so long as any of the Class [R] Certificates remain outstanding.

                  13. The Owner is a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, or an estate or trust whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States.

                  IN WITNESS WHEREOF, the Owner has caused this instrument to be executed on its behalf, pursuant to the authority of its Board of Directors, by its [Title of Officer] and its corporate seal to be hereunto attached, attested by its [Assistant] Secretary, this ____ day of _______________, 199__.

                                        [NAME OF OWNER]


                                        By:
                                        [Name of Officer]
                                        [Title of Officer]
[Corporate Seal]

ATTEST:



[Assistant] Secretary



                  Personally appeared before me the above-named [Name of Officer], known or proved to me to be the same person who executed the foregoing instrument and to be the [Title of Officer] of the Owner, and acknowledged to me that he executed the same as his free act and deed and the free act and deed of the Owner.

                  Subscribed and sworn before me this ____ day of ________________, 199__.




                                         NOTARY PUBLIC

                                         COUNTY OF
                                         STATE OF
                                         My Commission expires the ____ day of
                                         _______________, 19__.

                                    EXHIBIT J

                         FORM OF TRANSFEROR CERTIFICATE


                                                       __________________, 19__


Southern Pacific Secured Assets Corp.
One Centerpointe Drive, Suite 500
Lake Oswego, OR 97035

Bankers Trust Company of California, N.A.
3 Park Plaza
Irvine, California 92714

Attention:  Southern Pacific Secured Assets Corp. Series 1996-2

                  Re:   MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1996-2

Ladies and Gentlemen:

                  This letter is delivered to you in connection with the transfer by _______________________________ (the "Seller") to
_______________________________ (the "Purchaser") of a ____% Percentage
Interests of Mortgage Pass-Through Certificates, Series 1996-2, [Class I S], [Class II S] and [Class R] Certificates (collectively, the "Certificates"; and each individually, a "Certificate"), pursuant to Section 4.02 of the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of May 8, 1996, among Southern Pacific Secured Assets Corp., as seller (the "Company"), Advanta Mortgage Corp. USA, as Master Servicer, and Bankers Trust Company of California, N.A., as trustee (the "Trustee"). All terms used herein and not otherwise defined shall have the meanings set forth in the Pooling and Servicing Agreement. The Seller hereby certifies, represents and warrants to, and covenants with, the Company and the Trustee that:

                  1. No purpose of the Seller relating to the transfer of the Certificates by the Seller to the Purchaser is or will be to impede the assessment or collection of any tax.

                  2. The Seller understands that the Purchaser has delivered to the Trustee and the Master Servicer a transfer affidavit and agreement in the form attached to the Pooling and Servicing Agreement as Exhibit I. The Seller does not know or believe that any representation contained therein is false.

                  3. The Seller has at the time of the transfer conducted a reasonable investigation of the financial condition of the Purchaser as contemplated by Treasury Regulations Section 1.860E-1(c)(4)(i) and, as a result of that investigation, the Seller has determined that the Purchaser has historically paid its debts as they become due and has found no significant evidence to indicate that the Purchaser will not continue to pay its debts as they become due in the future. The Seller understands that the transfer of a Class [R] Certificate may not be respected for United States income tax purposes (and the Seller may continue to be liable for United States income taxes associated therewith) unless the Seller has conducted such an investigation.

                  4. The Seller has no actual knowledge that the proposed Transferee is not both a United States Person and a Permitted Transferee.

                                Very truly yours,



                                ---------------------------------
                                (Seller)

                                By:
                                Name:
                                Title:

                                    EXHIBIT K



                                                                     , 1996

Bankers Trust Company of California, N.A.
3 Park Plaza, 16th Floor
Irvine, California 92714


         Re:      Southern Pacific Secured Assets Corp.
                  Mortgage Pass-Through Certificates,
                  Series 1996-2, Class R
                  -------------------------------------

         This letter is delivered to you in connection with the transfer by (the "Seller") to (the "Purchaser") of Mortgage Pass-Through Certificates Series 1996-2, Class [R] (the "Certificates"), pursuant to Section 4.02 of the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of May 8, 1996 among Southern Pacific Secured Assets Corp. as Company (the "Company"), Advanta Mortgage Corp. USA, as Master Servicer, and Bankers Trust Company of California, N.A., as Trustee (the "Trustee"). All terms used herein and not otherwise defined shall have the meanings set forth in the Pooling and Servicing Agreement. The Purchaser hereby certifies, represents and warrants to, and covenants with, the Company and the Trustee that:

         The Purchaser is not an employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or other Internal Revenue Code of 1986, as amended (the "Code"), nor a Person acting directly on behalf of any such plan.

                                Very truly yours,




                                ---------------------------------
                                (Purchaser)

                                By:
                                Name:
                                Title:

                                    EXHIBIT L

                                   [RESERVED]

                                    EXHIBIT M

                          CERTIFICATE RE: PREPAID LOANS

                  I, , of Southern Pacific Funding Corporation, as Seller, hereby certify that between the "Cut-Off Date" (as defined in the Pooling and Servicing Agreement dated as of May 8, 1996 among Southern Pacific Secured Assets Corp., Advanta Mortgage Corp. USA and Bankers Trust Company of California, N.A., as trustees) and the "Startup Day" the following schedule of "Mortgage Loans" (each as defined in the Pooling and Servicing Agreement) have been prepaid in full.


Dated:



                                          By:
                                             ---------------------------------

                                    EXHIBIT N

                         SUBSEQUENT TRANSFER INSTRUMENT

                  Pursuant to this Subsequent Transfer Instrument (the "Instrument"), dated ___________, 1996, between Southern Pacific Secured Assets Corp., as seller (the "Company"), and Bankers Trust Company of California, N.A., as Trustee of the Southern Pacific Secured Assets Corp. Mortgage Pass-Through Certificates, Series 1996-2, as purchaser (the "Purchaser"), and pursuant to the Pooling and Servicing Agreement, dated as of May 8, 1996, among the Company, as company, Advanta Mortgage Corp. USA, as Master Servicer, and the Trustee, as trustee (the "Pooling and Servicing Agreement"), the Company and the Purchaser agree to the sale by the Company and the purchase by the Purchaser of the Mortgage Loans listed on the attached Schedule of Mortgage Loans (the "Subsequent Mortgage Loans").

                  Capitalized terms used and not defined herein have their respective meanings as set forth in the Pooling and Servicing Agreement.

                  Section 1.   CONVEYANCE OF SUBSEQUENT MORTGAGE LOANS.

                  (a) The Company does hereby sell, transfer, assign, set over and convey to the Purchaser, without recourse, all of its right, title and interest in and to the Subsequent Mortgage Loans, and including all principal received and interest accruing on the Subsequent Mortgage Loans on and after the related Subsequent Cut-Off Date, and all items with respect to the Subsequent Mortgage Loans to be delivered pursuant to Section 2.03 of the Pooling and Servicing Agreement; provided, however, that the Company reserves and retains all right, title and interest in and to principal (including Prepayments and Curtailments) received and interest accruing on the Subsequent Mortgage Loans prior to the related Subsequent Cut-off Date. The Company, contemporaneously with the delivery of this Agreement, has delivered or caused to be delivered to the Trustee each item set forth in Section 2.03 of the Pooling and Servicing Agreement. The transfer to the Trustee by the Company of the Subsequent Mortgage Loans identified on the Mortgage Loan Schedule shall be absolute and is intended by the Company, the Master Servicer, the Trustee and the Certificateholders to constitute and to be treated as a sale by the Company.

                  (b) The expenses and costs relating to the delivery of the Subsequent Mortgage Loans, this Instrument and the Pooling and Servicing Agreement shall be borne by the Company.

                  (c) Additional terms of the sale are set forth on Attachment A hereto.

                  Section 2. REPRESENTATIONS AND WARRANTIES; CONDITIONS
PRECEDENT.

                  (a) The Company hereby affirms the representations and warranties set forth in Section 3.03 of the Pooling and Servicing Agreement that relate to the Subsequent Mortgage

Loans as of the date hereof. The Company hereby confirms that each of the conditions set forth in Section 2.08(b) of the Pooling and Servicing Agreement are satisfied as of the date hereof.

                  (b) All terms and conditions of the Pooling and Servicing Agreement are hereby ratified and confirmed; provided, however, that in the event of any conflict the provisions of this Instrument shall control over the conflicting provisions of the Pooling and Servicing Agreement.

                  Section 3.          RECORDATION OF INSTRUMENT.

                  To the extent permitted by applicable law, this Instrument, or a memorandum thereof if permitted under applicable law, is subject to recordation in all appropriate public offices for real property records in all of the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Master Servicer at the Certificateholders' expense on direction of the Majority Certificateholders, but only when accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders or is necessary for the administration or servicing of the Mortgage Loans.

                  Section 4.          GOVERNING LAW.

                  This Instrument shall be construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws, without giving effect to principles of conflicts of law.

                  Section 5.          COUNTERPARTS.

                  This Instrument may be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original; such counterparts, together, shall constitute one and the same instrument.

                  Section 6.          SUCCESSORS AND ASSIGNS.

                  This Instrument shall inure to the benefit of and be binding upon the Company and the Purchaser and their respective successors and assigns.


                                      SOUTHERN PACIFIC SECURED ASSETS
                                      CORP.


                                      By:
                                      Name:
                                      Title:


                                      SOUTHERN PACIFIC SECURED ASSETS
                                      CORP., MORTGAGE PASS-THROUGH
                                      CERTIFICATES, SERIES 1996-2

                                      By: BANKERS TRUST COMPANY OF
                                      CALIFORNIA, N.A.,
                                                 as Trustee


                                      By:
                                      Name:
                                      Title:



ATTACHMENTS

         A.       Additional terms of the sale.
         B.       Schedule of Subsequent Mortgage Loans.
         C.       Opinions of Company's counsel (bankruptcy, corporate).
         D.       Company's Officer's certificate.
         E.       Trustee's Certificate.
         F.       Opinion of Trustee's Counsel.

          SOUTHERN PACIFIC SECURED ASSETS CORP., MORTGAGE PASS-THROUGH
                           CERTIFICATES, SERIES 1996-2
                 ATTACHMENT A TO SUBSEQUENT TRANSFER INSTRUMENT
                                  Series 1996-2
                                 ________, 199__

A.

         1.       Subsequent Cut-off Date:
         1.       Pricing Date:
         2.       Subsequent Transfer Date:
         3. Aggregate Principal Balance of the Subsequent Mortgage Loans as of the Subsequent Cut-off Date:
         4.       Purchase Price:                                  100.00%

B.

         As to all the Subsequent Mortgage Loans the subject of this Instrument:

         1.       Longest stated term to maturity:                 _____ months
         2.       Minimum Mortgage Rate:                           _____ %
         3.       Maximum Mortgage Rate:                           _____ %
         4.       WAC of all Mortgage Loans:                       _____ %
         5.       WAM of all Mortgage Loans:                       _____ %
         6.       Balloon Loans:                                   _____ %
         7.       Largest Principal Balance:                       $________
         8.       Non-owner occupied Mortgaged Properties:         _____ %
         9.       California zip code concentration:               _____ %
         10.      Condominiums:                                    _____ %
         11.      Single-family:                                   _____ %
         12.      Weighted average term since origination:
         13.      [June/July/August 1996] first payment date:   _____ %

                                    EXHIBIT O

                     FORM OF INVESTOR REPRESENTATION LETTER

                                                                          , 1996

Bankers Trust Company of California, N.A.
3 Park Plaza, 16th Floor
Irvine, California 92714


         Re:      Southern Pacific Secured Assets Corp.
                  Mortgage Pass-Through Certificates,
                  Series 1996-2
                  -------------------------------------

Ladies and Gentlemen:

                  ________________________ (the "Purchaser") intends to purchase from (the "Seller"), a ____% Percentage Interest of Mortgage Pass-Through Certificates, Series 1996-2, Class (the "Certificates"), issued pursuant to the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of May 8, 1996 among Southern Pacific Secured Assets Corp., as Company (the "Company"), Advanta Mortgage Corp. USA, as master servicer, and Bankers Trust Company of California, N.A., as trustee (the "Trustee"). All terms used herein and not otherwise defined shall have the meanings set forth in the Pooling and Servicing Agreement. The Purchaser hereby certifies, represents and warrants to, and covenants with, the Company and the Trustee that:

                           1. The Purchaser understands that (a) the
                  Certificates have not been and will not be registered or qualified under the Securities Act of 1933, as amended (the "Act") or any state securities law, (b) the Company is not required to so register or qualify the Certificates, (c) the Certificates may be resold only if registered and qualified pursuant to the provisions of the Act or any state securities law, or if an exemption from such registration and qualification is available, (d) the Pooling and Servicing Agreement contains restrictions regarding the transfer of the Certificates and (e) the Certificates will bear a legend to the foregoing effect.

                           2. The Purchaser is acquiring the Certificates for
                  its own account for investment only and not with a view to or for sale in connection with any distribution thereof in any manner that would violate the Act or any applicable state securities laws.

                           3. The Purchaser is (a) a substantial, sophisticated
                  institutional investor having such knowledge and experience in financial and business matters, and, in particular, in such matters related to securities similar to the Certificates, such that it is capable of evaluating the merits and risks of investment in the Certificates, (b) able to bear the economic risks of such an investment and (c) an "accredited investor" within the meaning of Rule 501(a) promulgated pursuant to the Act.

                           4. The Purchaser has been furnished with, and has had
                  an opportunity to review a copy of the Pooling and Servicing Agreement and such other information concerning the Certificates, the Mortgage Loans and the Company as has been requested by the Purchaser from the Company or the Seller and is relevant to the Purchaser's decision to purchase the Certificates. The Purchaser has had any questions arising from such review answered by the Company or the Seller to the satisfaction of the Purchaser. If the Purchaser did not purchase the Certificates from the Seller in connection with the initial distribution of the Certificates and was provided with a copy of the Private Placement Memorandum (the "Memorandum") relating to the original sale (the "Original Sale") of the Certificates by the Company, the Purchaser acknowledges that such Memorandum was provided to it by the Seller, that the Memorandum was prepared by the Company solely for use in connection with the Original Sale and the Company did not participate in or facilitate in any way the purchase of the Certificates by the Purchaser from the Seller, and the Purchaser agrees that it will look solely to the Seller and not to the Company with respect to any damage, liability, claim or expense arising out of, resulting from or in connection with (a) error or omission, or alleged error or omission, contained in the Memorandum, or (b) any information, development or event arising after the date of the Memorandum.

                           5. The Purchaser has not and will not nor has it
                  authorized or will it authorize any person to (a) offer, pledge, sell, dispose of or otherwise transfer any Certificate, any interest in any Certificate or any other similar security to any person in any manner, (b) solicit any offer to buy or to accept a pledge, disposition of other transfer of any Certificate, any interest in any Certificate or any other similar security from any person in any manner,
                  (c) otherwise approach or negotiate with respect to any Certificate, any interest in any Certificate or any other similar security with any person in any manner, (d) make any general solicitation by means of general advertising or in any other manner or (e) take any other action, that (as to any of (a) through (e) above) would constitute a distribution of any Certificate under the Act, that would render the disposition of any Certificate a violation of Section 5 of the Act or any state securities law, or that would require registration or qualification pursuant thereto. The Purchaser will not sell or otherwise transfer any of the Certificates, except in compliance with the provisions of the Pooling and Servicing Agreement.

                           6. The Purchaser is not any employee benefit plan
                  subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or the Internal Revenue Code of 1986, (the "Code"), nor a Person acting, directly or indirectly, on behalf of any such plan, and understands that registration of transfer of any

                  Certificate to any such employee benefit plan, or to any person acting on behalf of such plan, will not be made unless such employee benefit plan delivers an opinion of its counsel, addressed and satisfactory to the Trustee, the Company and the Master Servicer, to the effect that the purchase and holding of a Certificate by or on behalf of such employee benefit plan would not result in the assets of the Trust Estate being deemed to be "plan assets" and subject to the fiduciary responsibility provisions of ERISA or the prohibited transaction provisions of the Code (or comparable provisions of any subsequent enactments), would not constitute or result in a prohibited transaction under Section 406 of ERISA or
                  Section 4975 of the Code, and would not subject the Company, the Master Servicer or the Trustee to any obligation or liability (including liabilities under ERISA or Section 4975 of the Code) in addition to those undertaken in the Pooling and Servicing Agreement or any other liability. The Purchaser understands that under current law such an opinion cannot be rendered.

                                            Very truly yours,


                                            ---------------------------------

                                            By:
                                            Name:
                                            Title:

                                    EXHIBIT P

                    Form of Transferor Representation Letter




                                                                          , 1996

Bankers Trust Company of California, N.A.
3 Park Plaza, 16th Floor
Irvine, California 92714


         Re:      Southern Pacific Secured Assets Corp.
                  Mortgage Pass-Through Certificates,
                  SERIES 1996-2

Ladies and Gentlemen:

                  In connection with the sale by (the "Seller") to (the "Purchaser") of $ Initial Certificate Principal Balance of Mortgage Pass-Through Certificates, Series 1996-2, Class (the "Certificates"), issued pursuant to the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of May 8, 1996 among Southern Pacific Secured Assets Corp., as company (the "Company"), Advanta Mortgage Corp. USA, as master servicer, and Bankers Trust Company of California, N.A., as trustee (the "Trustee"). The Seller hereby certifies, represents and warrants to, and covenants with, the Company and the Trustee that:

                  Neither the Seller nor anyone acting on its behalf has (a) offered, pledged, sold, disposed of or otherwise transferred any Certificate, any interest in any Certificate or any other similar security to any person in any manner, (b) has solicited any offer to buy or to accept a pledge, disposition or other transfer of any Certificate, any interest in any Certificate or any other similar security from any person in any manner, (c) has otherwise approached or negotiated with respect to any Certificate, any interest in any Certificate or any other similar security with any person in any manner,
(d) has made any general solicitation by means of general advertising or in any other manner, or (e) has taken any other action, that (as to any of (a) through (e) above) would constitute a distribution of the Certificates under the Securities Act of 1933 (the "Act"), that would render the disposition of any Certificate a violation of Section 5 of the Act or any state securities law, or that would require registration or qualification pursuant thereto. The Seller will not act in any manner set forth in the foregoing sentence with respect to any Certificate. The Seller has not and will not sell or otherwise transfer any of the Certificates, except in compliance with the provisions of the Pooling and Servicing Agreement.

                                            Very truly yours,

                                            (Seller)



                                            By:
                                            Name:
                                            Title:

                                    EXHIBIT Q

                  [FORM OF RULE 144A INVESTMENT REPRESENTATION]


                 Description of Rule 144A Securities, including
                                    numbers:

                      Southern Pacific Secured Assets Corp.
                       Mortgage Pass-Through Certificates
                        Series 1996-2, Class ___, No. ___


                  The undersigned seller, as registered holder (the "Transferor"), intends to transfer the Rule 144A Securities described above to the undersigned buyer (the "Buyer").

                  1. In connection with such transfer and in accordance with the agreements pursuant to which the Rule 144A Securities were issued, the Transferor hereby certifies the following facts: Neither the Transferor nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Rule 144A Securities, or otherwise approached or negotiated with respect to the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, which would constitute a distribution of the Rule 144A Securities under the Securities Act of 1933, as amended (the "1933 Act"), or which would render the disposition of the Rule 144A Securities a violation of Section 5 of the 1933 Act or require registration pursuant thereto, and that the Transferor has not offered the Rule 144A Securities to any person other than the Buyer or another "qualified institutional buyer" as defined in Rule 144A under the 1933 Act.

                  2. The Buyer warrants and represents to, and covenants with, the Transferor, the Trustee and the Master Servicer pursuant to Section 5.02 of the Pooling and Servicing Agreement as follows:

                           a. The Buyer understands that the Rule 144A
         Securities have not been registered under the 1933 Act or the securities laws of any state.

                           b. The Buyer considers itself a substantial, sophisticated institutional investor having such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of investment in the Rule 144A Securities.

                           c. The Buyer has been furnished with all information regarding the Rule 144A Securities that it has requested from the Transferor, the Trustee or the Master Servicer.

                           d. Neither the Buyer nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security from, or otherwise approached or negotiated with respect to the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, that would constitute a distribution of the Rule 144A Securities under the 1933 Act or that would render the disposition of the Rule 144A Securities a violation of Section 5 of the 1933 Act or require registration pursuant thereto, nor will it act, nor has it authorized or will it authorize any person to act, in such manner with respect to the Rule 144A Securities.

                           e. The Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the 1933 Act and has completed either of the forms of certification to that effect attached hereto as Annex 1 or Annex 2. The Buyer is aware that the sale to it is being made in reliance on Rule 144A. The Buyer is acquiring the Rule 144A Securities for its own account or the account of other qualified institutional buyers, understands that such Rule 144A Securities may be resold, pledged or transferred only (i) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (ii) pursuant to another exemption from registration under the 1933 Act.

                  3. The Buyer warrants and represents to, and covenants with, the Transferor, the Servicer and the Company that either (1) the Buyer is not an employee benefit plan within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") ("Plan"), or a plan within the meaning of Section 4975(e)(1) of the Internal Revenue Code of 1986 (the "Code") (also a "Plan"), and the Buyer is not directly or indirectly purchasing the Rule 144A Securities on behalf of, as investment manager of, as named fiduciary of, as trustee of, or with assets of a Plan, or (2) the Buyer's purchase of the Rule 144A Securities will not result in a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.

                  4. This document may be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original; such counterparts, together, shall constitute one and the same document.

                  IN WITNESS WHEREOF, each of the parties has executed this document as of the date set forth below.


- ---------------------------------              ---------------------------------
      Print Name of Transferor                              Print Name of Buyer

- ---------------------------------              ---------------------------------
By:                                            By:
     Name:                                     Name:
     Title:                                    Title:

Taxpayer Identification:                       Taxpayer Identification:

No.                                            No.

Date:                                          Date:

                                                            ANNEX 1 TO EXHIBIT Q


            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

             [For Buyers Other Than Registered Investment Companies]


             The undersigned hereby certifies as follows in connection with the Rule 144A Investment Representation to which this Certification is attached:

             1. As indicated below, the undersigned is the President, Chief Financial Officer, Senior Vice President or other executive officer of the Buyer.

             2. In connection with purchases by the Buyer, the Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933 ("Rule 144A") because (i) the Buyer owned and/or invested on a discretionary basis $______________________1 in securities (except for the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A) and (ii) the Buyer satisfies the criteria in the category marked below.

     ___ CORPORATION, ETC. The Buyer is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or charitable organization described in Section 501(c)(3) of the Internal Revenue Code.

     ___ BANK. The Buyer (a) is a national bank or banking institution organized under the laws of any State, territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements.

     ___ SAVINGS AND LOAN. The Buyer (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a State or Federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements.

- --------
1 Buyer must own and/or invest on a discretionary basis at least $100,000,000 in securities unless Buyer is a dealer, and, in that case, Buyer must own and/or invest on a discretionary basis at least $10,000,000 in securities.


                                      Q-1-1

     ___     BROKER-DEALER. The   Buyer is a dealer registered pursuant to
             Section 15 of the Securities Exchange Act of 1934.

     ___ INSURANCE COMPANY. The Buyer is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State, territory or the District of Columbia.

     ___ STATE OR LOCAL PLAN. The Buyer is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

     ___ ERISA PLAN. The Buyer is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974.

     ___ INVESTMENT ADVISER. The Buyer is an investment adviser registered under the Investment Advisers Act of 1940.

     ___ SBIC. The Buyer is a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958.

     ___ BUSINESS DEVELOPMENT COMPANY. The Buyer is a business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940.

     ___ TRUST FUND. The Buyer is a trust fund whose trustee is a bank or trust company and whose participants are exclusively (a) plans established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees, or (b) employee benefit plans within the meaning of Title I of the Employee Retirement Income Security Act of 1974, but is not a trust fund that includes as participants individual retirement accounts or H.R.10 plans.

             3. The term "SECURITIES" as used herein DOES NOT INCLUDE (i) securities of issuers that are affiliated with the Buyer, (ii) securities that are part of an unsold allotment to or subscription by the Buyer, if the Buyer is a dealer, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.

             4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Buyer, the Buyer used the cost of such securities to the Buyer and did not include any of the securities referred to in the preceding paragraph. Further, in determining such aggregate amount, the Buyer may have included securities owned by subsidiaries of the Buyer, but only if such subsidiaries are consolidated with the Buyer in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Buyer's direction. However, such

                                      Q-1-2
securities were not included if the Buyer is a majority-owned, consolidated subsidiary of another enterprise and the Buyer is not itself a reporting company under the Securities Exchange Act of 1934.

             5. The Buyer acknowledges that it is familiar with Rule 144A and understands that the seller to it and other parties related to the Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer may be in reliance on Rule 144A.

  ___      ___   Will the Buyer be purchasing the Rule 144A
  Yes     No     Securities only for the Buyer's own account?

             6. If the answer to the foregoing question is "no", the Buyer agrees that, in connection with any purchase of securities sold to the Buyer for the account of a third party (including any separate account) in reliance on Rule 144A, the Buyer will only purchase for the account of a third party that at the time is a "qualified institutional buyer" within the meaning of Rule 144A. In addition, the Buyer agrees that the Buyer will not purchase securities for a third party unless the Buyer has obtained a current representation letter from such third party or taken other appropriate steps contemplated by Rule 144A to conclude that such third party independently meets the definition of "qualified institutional buyer" set forth in Rule 144A.

             7. The Buyer will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Buyer's purchase of Rule 144A Securities will constitute a reaffirmation of this certification as of the date of such purchase.

                                            ---------------------------------
                                            Print Name of Buyer


                                            By:
                                                  ---------------------------
                                                  Name:
                                                  Title:

                                            Date:
                                                  ---------------------------

                                      Q-1-3

                                                            ANNEX 2 TO EXHIBIT Q


            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

              [For Buyers That Are Registered Investment Companies]


             The undersigned hereby certifies as follows in connection with the Rule 144A Investment Representation to which this Certification is attached:

              1. As indicated below, the undersigned is the President, Chief Financial Officer or Senior Vice President of the Buyer or, if the Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933 ("Rule 144A") because Buyer is part of a Family of Investment Companies (as defined below), is such an officer of the Adviser.

             2. In connection with purchases by Buyer, the Buyer is a "qualified institutional buyer" as defined in SEC Rule 144A because (i) the Buyer is an investment company registered under the Investment Company Act of 1940, and (ii) as marked below, the Buyer alone, or the Buyer's Family of Investment Companies, owned at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year. For purposes of determining the amount of securities owned by the Buyer or the Buyer's Family of Investment Companies, the cost of such securities was used.

____ The Buyer owned $___________________ in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

____ The Buyer is part of a Family of Investment Companies which owned in the aggregate $______________ in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

             3. The term "FAMILY OF INVESTMENT COMPANIES" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

             4. The term "SECURITIES" as used herein does not include (i) securities of issuers that are affiliated with the Buyer or are part of the Buyer's Family of Investment Companies, (ii) bank deposit notes and certificates of deposit, (iii) loan participations, (iv) repurchase agreements, (v) securities owned but subject to a repurchase agreement and (vi) currency, interest rate and commodity swaps.

             5. The Buyer is familiar with Rule 144A and understands that each of the parties to which this certification is made are relying and will continue to rely on the statements made

                                      Q-2-1
herein because one or more sales to the Buyer will be in reliance on Rule 144A. In addition, the Buyer will only purchase for the Buyer's own account.

             6. The undersigned will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice, the Buyer's purchase of Rule 144A Securities will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.



                                            ---------------------------------
                                            Print Name of Buyer


                                            By:
                                            Name:
                                            Title:

                                            IF AN ADVISER:


                                            ---------------------------------
                                            Print Name of Buyer


                                            Date:


                                      Q-2-2

                                    EXHIBIT R




                           MBIA INSURANCE CORPORATION,


                                   as Insurer


                     SOUTHERN PACIFIC SECURED ASSETS CORP.,

                                   as Company


                           ADVANTA MORTGAGE CORP. USA,

                               as Master Servicer


                      SOUTHERN PACIFIC FUNDING CORPORATION,

                                    as Seller


                                       and


                   BANKERS TRUST COMPANY OF CALIFORNIA, N.A.,

                                   as Trustee

                               INSURANCE AGREEMENT



                      SOUTHERN PACIFIC SECURED ASSETS CORP.
                MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1996-2
                              CLASS A CERTIFICATES


                             Dated as of May 8, 1996

                                TABLE OF CONTENTS
         (This Table of Contents is for convenience of reference only and shall not be deemed to be a part of this Insurance Agreement. All capitalized terms used in this Agreement and not otherwise defined shall have the meanings set forth in Article I of this Agreement.)

                                                                                                               PAGE


                                    ARTICLE I

                                   DEFINITIONS

Section 1.01.        General Definitions..........................................................................1
Section 1.02.        Generic Terms................................................................................3

                                   ARTICLE II

[Reserved]           ..............................................................................................

                                   ARTICLE III

                    REPRESENTATIONS, WARRANTIES AND COVENANTS

Section 3.01.        Representations and Warranties of the Seller.................................................4
Section 3.02.        Representations and Warranties of the Company................................................5
Section 3.03.        Representations and Warranties of the Master Servicer........................................6

                                   ARTICLE IV

                      THE POLICIES; REIMBURSEMENT; SECURITY

Section 4.01.        Agreement To Issue the Policies..............................................................8
Section 4.02.        Conditions Precedent to Issuance of the Policies.............................................8
Section 4.03.        Premium......................................................................................9
Section 4.04.        Payment Procedure............................................................................9
Section 4.05.        Reimbursement and Additional Payment Obligation of Seller....................................9
Section 4.06.        Indemnification by Seller and Master Servicer...............................................10
Section 4.07         Indemnification by Insurer..................................................................11

                                    ARTICLE V

                               FURTHER AGREEMENTS

Section 5.01.        Effective Date; Term of Agreement...........................................................11
Section 5.02.        Waiver of Rights; Further Assurances and Corrective
                     Instruments.................................................................................11
Section 5.03.        Obligations Absolute........................................................................11
Section 5.04.        Assignments; Reinsurance; Third Party.......................................................12
Section 5.05.        Liability of Insurer........................................................................12
Section 5.06.        Insurer Undertaking.........................................................................12



                                   ARTICLE VI

                               DEFAULTS; REMEDIES

Section 6.01.        Defaults....................................................................................12
Section 6.02.        Remedies; No Remedy Exclusive...............................................................13
Section 6.03.        Waivers.....................................................................................13

                                   ARTICLE VII

                                  MISCELLANEOUS

Section 7.01.        Amendments, Changes and Modifications.......................................................14
Section 7.02.        Notices.....................................................................................14
Section 7.03.        Severability................................................................................14
Section 7.04.        Governing Law...............................................................................14
Section 7.05.        Consent to Jurisdiction and Venue, Etc......................................................14
Section 7.06.        Consent of Insurer..........................................................................14
Section 7.07.        Counterparts................................................................................15
Section 7.08.        Headings....................................................................................15
Section 7.09.        Payment Under the Policies and Insurer Reimbursement;
                     Conflicting Provisions......................................................................15



TESTIMONIUM......................................................Signature Page
SIGNATURES.......................................................Signature Page

                               INSURANCE AGREEMENT

         THIS INSURANCE AGREEMENT is made as of May 8, 1996 by and among MBIA INSURANCE CORPORATION (the "Insurer"); SOUTHERN PACIFIC SECURED ASSETS CORP., in its capacity as Company under the PSA (as defined below) (the "Company"); ADVANTA MORTGAGE CORP. USA, a Delaware Corporation, in its capacity as Master Servicer (the "Master Servicer"); SOUTHERN PACIFIC FUNDING CORPORATION, in its capacity as Seller (the "Seller"); and BANKERS TRUST COMPANY OF CALIFORNIA, N.A., a California banking corporation, in its capacity as trustee under the PSA (the "Trustee").

                                    RECITALS:

         1. The Trustee, among other things, is authenticating $170,000,000 principal amount of Southern Pacific Secured Assets Corp., Mortgage Pass-Through Certificates, Series 1996-2, Class A Certificates (the "Class A Certificates"), pursuant to the PSA. The Class A Certificates will represent interests in the Trust Fund (as defined in the PSA) created by the PSA. The assets of the Trust Fund will consist of the Mortgage Loans, the Certificate Guaranty Insurance Policies (the "Policies") and other assets as set forth in the PSA.

         2. The Company has requested that the Insurer issue its Policies to guarantee payment of Group I Insured Payments and Group II Insured Payments (as defined in the Policies) to the Trustee for the benefit of the Owners of the Class A Certificates upon such terms and conditions as were mutually agreed upon by the parties and subject to the terms and conditions of the Policies.

         3. The parties hereto desire to specify the conditions precedent to the issuance of the Policies by the Insurer, the reimbursement of amounts paid by the Insurer under the Policies, the security to be provided to the Insurer by the Company and the Seller as an inducement for the Insurer to deliver the Policies and to provide for certain other matters.

         NOW, THEREFORE, in consideration of the premises and of the agreements herein contained, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

         Section 1.01. GENERAL DEFINITIONS. The terms defined in this Article I shall have the meanings provided herein for all purposes of this Agreement, unless the context clearly requires otherwise, in both singular and plural form, as appropriate. Capitalized terms used in this Agreement but not otherwise defined herein will have the meanings assigned to such terms in the PSA.

         "AGREEMENT" means this Insurance Agreement dated as of May 8, 1996, including any amendments or any supplements hereto as herein permitted.

         "COMMITMENT" means the Commitment Letter, dated May 28, 1996, between the Company and the Insurer, relating to the Class A Certificates.

         "CUMULATIVE REALIZED LOSSES" means, as of any date of determination, the aggregate amount of Unrecovered Amounts with respect to the Mortgage Loans since the Cut-Off Date.

         "EVENT OF DEFAULT" means any event of default set forth in Section
6.01 hereof.

         "FINANCIAL STATEMENTS" means, with respect to the Seller and the Master Servicer, the consolidated balance sheet and statement of income and retained earnings.

         "INDEMNIFICATION AGREEMENT" means the indemnification agreement dated as of May 28, 1996 among the Insurer, Southern Pacific Funding Corporation, as Company, Lehman Brothers, Inc. and Prudential Securities Incorporated and executed in connection with the offering of the Class A Certificates.

         "INSURER DEFAULT" means any failure of the Insurer to make payments under the Policies in accordance with its terms.

         "INSURER INSOLVENCY" means (i) the entry of a decree or order of a court or agency having jurisdiction in respect of the Insurer in an involuntary case under any present or future Federal or state bankruptcy, insolvency or similar law or appointing a conservator or receiver or liquidator or other similar official of the Insurer or of any substantial part of its property, or the entering of an order for the winding up or liquidation of the affairs of the Insurer and the continuance of any such decree or order undischarged or unstayed and in force for a period of 90 consecutive days; (ii) the Insurer shall consent to the appointment of a conservator or receiver or liquidator or other similar official in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Insurer or of or relating to all or substantially all of its property; or (iii) the Insurer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of or otherwise voluntarily commence a case or proceeding under any applicable bankruptcy, insolvency, reorganization or other similar statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations.

         "LATE PAYMENT RATE" means the rate of interest publicly announced by Citibank, N.A. at its principal office in New York, New York as its prime rate (any change in such prime rate of interest to be effective on the date such change is announced by Citibank, N.A.) plus 2%. The Late Payment Rate shall be computed on the basis of a year of 365 days calculating the actual number of days elapsed. In no event shall the Late Payment Rate exceed the maximum rate permissible under law applicable to this Agreement limiting interest rates.

         "MORTGAGE LOAN PURCHASE AGREEMENT" means the Mortgage Loan Purchase Agreement dated May 8, 1996 between the Company and the Seller relating to the sale of the Mortgage Loans to the Company.

         "NOTICE OF MATERIAL EVENTS" means any notice required to be delivered by the Company or the Master Servicer pursuant to the terms of the PSA.

         "ORIGINATORS" means Southern Pacific Funding Corporation and Oceanmark Bank, FSB.

         "OWNER" means each Class A Certificateholder (as defined in the PSA) who, on the applicable Remittance Date, is entitled under the terms of the Class A Certificate to payment thereunder.

         "PREMIUM PERCENTAGE" means, with respect to the Group I Loans or the Group II Loans, 0.17%.

         "PROSPECTUS SUPPLEMENT" means the form of final Prospectus Supplement dated May 28, 1996.

         "PSA" means the Pooling and Servicing Agreement dated as of May 8, 1996 among the Company, the Master Servicer and the Trustee, including any amendments and supplements thereto as therein and herein permitted.

         "REGISTRATION STATEMENT" means the Registration Statement on Form S-3 of the Company relative to the Class A Certificates.

         "STATE" means the State of New York.

         "TERM OF THE AGREEMENT" shall be determined as provided in Section
5.01 hereof.

         "TRANSACTION DOCUMENTS" means this Agreement, the PSA, the Indemnification Agreement, the Mortgage Loan Purchase Agreement, the Underwriting Agreement, the Registration Statement and the Certificates.

          "UNDERWRITERS" means Lehman Brothers Inc. and Prudential Securities Incorporated.

         "UNRECOVERED AMOUNTS" means, with respect to any Liquidated Mortgage Loan, the Liquidated Loan Loss (as defined in the PSA).

         Section 1.02. GENERIC TERMS. All words used herein shall be construed to be of such gender or number as the circumstances require. This "Agreement" shall mean this Agreement as a whole and as the same may, from time to time hereafter, be amended, supplemented or modified. The words "herein," "hereby," "hereof," "hereto," "hereinabove" and "hereinbelow," and words of similar import, refer to this Agreement as a whole and not to any particular paragraph, clause or other subdivision hereof, unless otherwise specifically noted.

                                   ARTICLE II

                                   [Reserved]

                                   ARTICLE III

                    REPRESENTATIONS, WARRANTIES AND COVENANTS

         Section 3.01. REPRESENTATIONS AND WARRANTIES OF THE SELLER. The Seller represents and warrants to, and covenants with, the other parties hereto as follows:

                  (a) REPRESENTATIONS AND WARRANTIES OF THE SELLER CONTAINED IN OTHER TRANSACTION DOCUMENTS. All of the representations or warranties, if any, made by the Seller in any of the other Transaction Documents are incorporated as if fully set forth herein for the benefit of the Insurer and are true and correct as of the Startup Day.

                  (b) VALID AND BINDING AGREEMENT. The Transaction Documents to which the Seller is a party constitute, and when executed (if not previously) will constitute, the legal, valid and binding agreements of the Seller, enforceable against the Seller in accordance with their respective terms, except as the enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or limiting creditors' rights generally or general equitable principles, as such relate to the Seller.

                  (c) FINANCIAL STATEMENTS. The Financial Statements supplied to the Insurer prior to the Startup Day (i) are, as of the dates and for the periods referred to therein, complete and correct in all material respects, (ii) present fairly the financial condition and results of operations of the Seller as of the dates and for the periods indicated and (iii) have been prepared in accordance with generally accepted accounting principles consistently applied, except as noted therein and subject to year-end adjustments with respect to interim statements. Since the date of such Financial Statements, there has been no material adverse change in such condition or operations of the Seller.

                  (d) COMPLIANCE WITH LAW, REGULATIONS, ETC. Except as disclosed in writing to the Insurer or in the Prospectus Supplement, the Seller has not had any notice or any reason to believe that any practice, procedure or policy employed by the Seller in the conduct of its business violates any law, regulation, judgment or agreement applicable to the Seller which, if enforced, would (i) have a material adverse effect on the ability of the Seller to do business, (ii) have a material adverse effect on the earnings or financial condition of the Seller or (iii) constitute grounds for the revocation of any license, charter, permit or registration which is material to the conduct of the business of the Seller. Except as disclosed in writing to the Insurer or in the Prospectus Supplement, the Seller is not in breach of or in default under any applicable law or administrative regulation of any department, division, agency or instrumentality which has jurisdiction over it or any applicable judgment or decree or any loan agreement, note, resolution, certificate, agreement or other instrument to which the Seller is a party or is otherwise subject.

                  (e) DELIVERY OF INFORMATION. None of the Transaction Documents nor any other documents, reports, notices, operating agreements, schedules, certificates, statements or other writings (collectively, the "Documents") furnished to the Insurer by or on behalf of the Seller contain any statement of a material fact by the Seller which was untrue or misleading in any material respect when made. Since the furnishing of the

         Documents, there has been no change nor any development or event involving a prospective change which would render any of the Transaction Documents untrue or misleading in a material respect.

                  (f) CONTINUING INFORMATION. Upon the request of the Insurer, the Seller shall furnish, with reasonable promptness, any financial data, financial reports and other data relating to themselves as the Insurer may reasonably request.

                  (g) ACCESS TO RECORDS; DISCUSSIONS WITH OFFICERS AND ACCOUNTANTS. The Seller shall, upon the request of the Insurer, permit the Insurer, or its authorized agent, at reasonable times and upon reasonable notice, to inspect the Seller's books and records as they may relate to the Class A Certificates, the Mortgage Loans and the Seller's obligations under the Transaction Documents and to discuss the Seller's affairs, finances and accounts with an appropriate authorized officer of the Seller.

                  (h) NOTICE OF MATERIAL EVENTS. The Seller shall promptly deliver to the Insurer any Notice of Material Event.

                  (i) IMPAIRMENT OF RIGHTS. The Seller shall not take any action, or fail to take any action, if such action or failure to take action will have a material adverse effect on the Insurer's ability to enforce its rights under any of the Transaction Documents.

                  Section 3.02. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to, and covenants with, the other parties as follows:

                  (a) REPRESENTATIONS AND WARRANTIES OF THE COMPANY CONTAINED IN OTHER TRANSACTION DOCUMENTS. All of the representations or warranties, if any, made by the Company in any of the other Transaction Documents are incorporated as if fully set forth herein for the benefit of the Insurer and are true and correct as of the Startup Day.

                  (b) VALID AND BINDING AGREEMENT. The Transaction Documents to which the Company is a party constitute, and when executed (if not previously) will constitute, the legal, valid and binding agreements of the Company enforceable against the Company in accordance with their respective terms, except as the enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or limiting creditors' rights generally or general equitable principles, as such relate to the Company.

                  (c) COMPLIANCE WITH LAW, REGULATIONS, ETC. Except as disclosed in writing to the Insurer or in the Prospectus Supplement, the Company does not have any notice or any reason to believe that any practice, procedure or policy employed by the Company in the conduct of its business violates any law, regulation, judgment or agreement applicable to the Company which, if enforced, would (i) have a material adverse effect on the ability of the Company to do business, (ii) have a material adverse effect on the earnings or financial condition of the Company or (iii) constitute grounds for the revocation of any license, charter, permit or registration which is material to the conduct of the business of the Company. Except as disclosed in writing to the Insurer or in the Prospectus Supplement, the Company is not in breach of or in default under any applicable law or administrative regulation of any department, division, agency or instrumentality which has jurisdiction over it or any applicable judgment or decree or any loan agreement, note, resolution, certificate, agreement or other instrument to which the Company is a party or otherwise subject.

                  (d) DELIVERY OF INFORMATION. None of the Transaction Documents or any other documents, reports, notices, operating agreements, schedules, certificates, statements or other writings (collectively, the "Documents") furnished to the Insurer by or on behalf of the Company contain any statement of a material fact by the Company which was untrue or misleading in any material respect when made. Since the furnishing of the Documents, there has been no change or any development or event involving a prospective change which would render any of the Transaction Documents untrue or misleading in a material respect.

                  (e) CONTINUING INFORMATION. Upon the request of the Insurer, the Company shall furnish, with reasonable promptness, any financial data, financial reports and other data relating to itself as the Insurer may reasonably request.

                  (f) NOTICE OF MATERIAL EVENTS. The Company shall promptly deliver to the Insurer any Notice of Material Event.

                  (g) IMPAIRMENT OF RIGHTS. The Company shall not take any action, or fail to take any action, if such action or failure to take action will interfere with the enforcement of any rights under the Transaction Documents.

                  (h) SECURITIES LAW COMPLIANCE. The Company represents and warrants that neither the offer nor the sale of the Certificates to the Underwriter has been or will be in violation of the Securities Act of 1933. The Company further represents and warrants that it is not required to be registered as an "investment company" under the Investment Company Act of 1940, as amended.

                  Section 3.03. REPRESENTATIONS AND WARRANTIES OF THE MASTER SERVICER. The Master Servicer represents and warrants to, and covenant with, the other parties hereto as follows:

                  (a) REPRESENTATIONS AND WARRANTIES OF THE MASTER SERVICER CONTAINED IN OTHER TRANSACTION DOCUMENTS. All of the representations or warranties, if any, made by the Master Servicer in any of the other Transaction Documents are incorporated as if fully set forth herein for the benefit of the Insurer and are true and correct as of the Startup Day.

                  (b) VALID AND BINDING AGREEMENT. The Transaction Documents to which the Master Servicer is a party constitute, and when executed (if not previously) will constitute, the legal, valid and binding agreements of the Master Servicer, enforceable against the Master Servicer in accordance with their respective terms, except as the enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or limiting creditors' rights generally or general equitable principles, as such relate to the Master Servicer.

                  (c) FINANCIAL STATEMENTS. The Financial Statements supplied to the Insurer prior to the Startup Day (i) are, as of the dates and for the periods referred to therein, complete and correct in all material respects, (ii) present fairly the financial condition and results of operations of the Master Servicer as of the dates and for the periods indicated and (iii) have been prepared in accordance with generally accepted accounting principles consistently applied, except as noted therein and subject to year-end adjustments with respect to interim statements. Since the date of such Financial Statements, there has been no material adverse change in such condition or operations of the Master Servicer.

                  (d) COMPLIANCE WITH LAW, REGULATIONS, ETC. Except as disclosed in writing to the Insurer or in the Prospectus Supplement, the Master Servicer has not had any notice or any reason to believe that any practice, procedure or policy employed by the Master Servicer in the conduct of its business violates any law, regulation, judgment or agreement applicable to the Master Servicer which, if enforced, would
         (i) have a material adverse effect on the ability of the Master Servicer to do business, (ii) have a material adverse effect on the earnings or financial condition of the Master Servicer or (iii) constitute grounds for the revocation of any license, charter, permit or registration which is material to the conduct of the business of the Master Servicer. Except as disclosed in writing to the Insurer or in the Prospectus Supplement, the Master Servicer is not in breach of or in default under any applicable law or administrative regulation of any department, division, agency or instrumentality which has jurisdiction over it or any applicable judgment or decree or any loan agreement, note, resolution, certificate, agreement or other instrument to which the Master Servicer is a party or is otherwise subject.

                  (e) DELIVERY OF INFORMATION. None of the Transaction Documents nor any other documents, reports, notices, operating agreements, schedules, certificates, statements or other writings (collectively, the "Documents") furnished to the Insurer by or on behalf of the Master Servicer contain any statement of a material fact by the Master Servicer which was untrue or misleading in any material respect when made. Since the furnishing of the Documents, there has been no change nor any development or event involving a prospective change which would render any of the Transaction Documents untrue or misleading in a material respect.

                  (f) CONTINUING INFORMATION. Upon the request of the Insurer, the Master Servicer shall furnish, with reasonable promptness, any financial data, financial reports and other data relating to themselves as the Insurer may reasonably request.

                  (g) ACCESS TO RECORDS; DISCUSSIONS WITH OFFICERS AND ACCOUNTANTS. The Master Servicer shall, upon the request of the Insurer, permit the Insurer, or its authorized agent, at reasonable times and upon reasonable notice, to inspect the Master Servicer's books and records as they may relate to the Class A Certificates, the Mortgage Loans and the Master Servicer's obligations under the Transaction Documents and to discuss matters relating to the Class A Certificates, the Mortgage Loans or the Master Servicer's obligations under the Transactions Documents with an appropriate authorized officer of the Master Servicer.

                  (h) NOTICE OF MATERIAL EVENTS. The Master Servicer shall promptly deliver to the Insurer any Notice of Material Event.

                  (i) IMPAIRMENT OF RIGHTS. The Master Servicer shall not take any action, or fail to take any action, if such action or failure to take action will have a material adverse effect on the Insurer's ability to enforce its rights under any of the Transaction Documents.

                                   ARTICLE IV

                      THE POLICIES; REIMBURSEMENT; SECURITY

         Section 4.01. AGREEMENT TO ISSUE THE POLICIES. The Insurer agrees, subject to the conditions set forth in Section 4.02 hereof, to issue the Policies on the Startup Day.

         Section 4.02. CONDITIONS PRECEDENT TO ISSUANCE OF THE POLICIES. The Seller (and, to the extent expressly set forth in this Section 4.02, the Company and the Master Servicer) shall have complied with the terms and satisfied the conditions precedent set forth below:

                  (a) the Seller shall have paid or caused to be paid the premium in accordance with Section 4.03 hereof;

                  (b)      compliance with all requirements of the Commitment;

                  (c) receipt by the Insurer of true and correct copies of any governmental approvals necessary for the transactions contemplated by this Agreement and the PSA or a certificate to the effect that no such approvals are necessary; and

                  (d) the Insurer shall have received a certificate of an authorized officer of each of the Company, the Seller and the Master Servicer certifying the name and true signatures of the officers of the Company, the Seller and the Master Servicer executing the Transaction Documents. The Insurer shall also have received certificates from the Seller stating that:

                           (i) There is no pending action or proceeding before
                  any court, governmental agency or authority, regulator or administrative body or arbitrator against the Seller or involving the Seller and, to the best of its knowledge, there shall be no threatened action or proceeding affecting the Seller, before any court, governmental agency or authority, regulatory or administrative body or arbitrator which, in the case of any such pending or threatened action or proceeding, would be reasonably likely to materially and adversely affect the financial condition or other such day to day operations of the Seller or the validity or enforceability of the Mortgage Loans or any of the documents, including but not limited to the PSA.

                           (ii) No material event of default on the part of the
                  Seller has occurred under any agreement entailing financial obligations, which default would materially adversely impact the financial condition or operations of the Seller or legal documents associated with the transaction. In addition, no material event of default has occurred on any outstanding obligation on the part of the Seller which would materially adversely affect the financial condition or operations of Seller.

Issuance of the Policies will be conclusive evidence of satisfaction or waiver of any of the conditions set forth in this Section 4.02.

         Section 4.03. PREMIUM. In consideration of the issuance by the Insurer of the Policies, the Company and the Seller shall pay to the Insurer with respect to the Policies the initial upfront premium set forth in paragraph one of the Commitment. Thereafter, the Trustee shall pay to the Insurer the insurance premium in accordance with the terms of the PSA.

         Section 4.04. PAYMENT PROCEDURE. All payments to be made to the Insurer under this Agreement shall be made to the Insurer in lawful currency of the United States of America in immediately available funds at the notice address for the Insurer as specified in the PSA on the date when due. Payments to be made to the Insurer under this Agreement shall bear interest at the Late Payment Rate from the date when due to the date paid, provided that reimbursement to the Insurer of Group I Insured Payments and Group II Insured Payments shall be made in accordance with the terms of the PSA at the reimbursement rate established for the Group I Reimbursement Amount or Group II Reimbursement Amount, as applicable, all in accordance with the terms of the PSA (the "Reimbursement Rate"). If the Trustee is required to pay any amounts to the Insurer from moneys available therefor under the PSA and the Trustee fails timely to pay any such amount at a time when such moneys are available, the Trustee shall reimburse the Company for any resulting penalty interest if the Trustee's failure was due to negligence, bad faith or willful misconduct.

         Section 4.05. REIMBURSEMENT AND ADDITIONAL PAYMENT OBLIGATION OF SELLER. The Seller agrees to reimburse the Insurer, immediately and without demand, for any and all charges, fees, costs and expenses that the Insurer may reasonably pay or incur including, but not limited to, reasonable attorneys' and accountants' fees and reasonably expenses, in connection with (a) any accounts established to facilitate payments under the Policies to the extent the Insurer has not been immediately reimbursed on the date that any amount is paid by the Insurer under the Policies, (b) the administration, enforcement, defense or preservation of any rights in respect of any of the Transaction Documents, including defending, monitoring or participating in any litigation or proceeding (including any insolvency or bankruptcy proceeding in respect of any Transaction participant or any affiliate thereof) relating to any of the Transaction Documents, any party to any of the Transaction Documents, in its capacity as such a party, or the transaction or (c) any amendment, waiver or other action with respect to, or related to, any Transaction Document, whether or not executed or completed.

         Section 4.06. INDEMNIFICATION BY SELLER AND MASTER SERVICER. (a) In addition to any and all rights of reimbursement, indemnification, subrogation and any other rights pursuant hereto or under law or in equity, the Seller agrees to pay, and to protect, indemnify and save harmless, the Insurer and its employees and agents from and against any and all claims, losses, liabilities (including penalties), actions, suits, judgments, demands, damages, costs or expenses (including, but not limited to, reasonable attorneys' and accountants' fees and reasonable expenses) of any nature arising out of or relating to the transactions contemplated by the Transaction Documents by reason of: (i) the gross negligence, bad faith, willful misconduct, misfeasance, malfeasance, or theft committed by any director, officer, employee or agent of the Seller; (ii) the breach by the Seller of any representation or warranty or the failure on the part of the Seller to perform any covenant under the Transaction Documents to the extent that any such breach or such failure to perform has not been remedied as set forth in the Transaction Documents; (iii) the occurrence, in respect of the Seller, under any of the Transaction Documents, of any event of default or any event which, with the giving of notice or the lapse of time or both, would constitute an event of default; or (iv) any untrue statement of a material fact contained in the Prospectus Supplement (other than with respect to the Insurer Information) or any omission to state therein a material fact required to be stated therein or necessary to make the statements made, in light of the circumstances under which they were made, not misleading.

         (b) In addition to any and all rights of reimbursement, indemnification, subrogation and any other rights pursuant hereto or under law or in equity, the Master Servicer agrees to pay, and to protect, indemnify and save harmless, the Insurer and its employees and agents from and against any and all claims, losses, liabilities (including penalties), actions, suits, judgments, demands, damages, costs or expenses (including, but not limited to, reasonable attorneys' and accountants' fees and reasonable expenses) of any nature arising out of or relating to the transactions contemplated by the Transaction Documents by reason of: (i) the gross negligence, bad faith, willful misconduct, misfeasance, malfeasance, or theft committed by any director, officer, employee or agent of the Master Servicer; (ii) the breach by the Master Servicer of any representation or warranty or the failure on the part of the Master Servicer to perform any covenant under the Transaction Documents to the extent that any such breach or such failure to perform has not been remedied as set forth in the Transaction Documents; (iii) the occurrence, in respect of the Master Servicer, under any of the Transaction Documents, of any event of default or any event which, with the giving of notice or the lapse of time or both, would constitute an event of default; or (iv) any untrue statement of a material fact contained in the Prospectus Supplement under the headings "POOLING AND SERVICING AGREEMENT--THE MASTER SERVICER" and "DELINQUENCY AND LOSS EXPERIENCE OF THE MASTER SERVICER" or any omission to state therein a material fact required to be stated therein or necessary to make the statements made, in light of the circumstances under which they were made, not misleading.

         (c) Each of the Seller and the Master Servicer agrees to pay to the Insurer, immediately and without demand, interest on any and all amounts required to be paid by the Seller or Master Servicer, including but not limited to those amounts described in this Section 4.06(a) and 4.06(b), respectively, and in the case of the Seller, in Section 4.03 and 4.05, from the date payable until payment thereof is made in full. Such interest shall be payable at the Late Payment Rate per annum.

         Section 4.07 INDEMNIFICATION BY INSURER. The Insurer hereby agrees, upon the terms and subject to the conditions set forth with respect to indemnification to the Seller and the Underwriters (as defined in the Indemnification Agreement) pursuant to the Indemnification Agreement, to indemnify, defend and hold harmless the Master Servicer against any and all Losses (as defined in the Indemnification Agreement) incurred by the Master Servicer with respect to the offer and sale of any of the Class A Certificates and resulting from the Insurer's breach of any of its representations and warranties set forth in Section 2 of the Indemnification Agreement.

                                    ARTICLE V

                               FURTHER AGREEMENTS

         Section 5.01. EFFECTIVE DATE; TERM OF AGREEMENT. This Agreement shall take effect on the date on which the Policies is issued and shall remain in effect until such time as the Insurer is no longer subject to a claim under the Policies and all amounts payable by the Company, the Seller and the Master Servicer hereunder or under the PSA and under the Certificates have been paid in full.

         Section 5.02. WAIVER OF RIGHTS; FURTHER ASSURANCES AND CORRECTIVE INSTRUMENTS. (a) Excepting at such times as an Insurer Insolvency or Insurer Default shall exist or shall have occurred, none of the Company, the Seller, the Master Servicer or the Trustee shall grant any waiver of rights under any of the Transaction Documents to which any of them is a party without the prior written consent of the Insurer (unless such waiver is expressly permitted by the applicable Transaction Document), and any amendment or supplement to the Transaction Documents without the written consent of the Insurer shall be null and void and of no force or effect (unless such amendment is expressly permitted by the applicable Transaction Document).

         (b) The Company, the Seller, the Master Servicer and the Trustee each agrees that it will, from time to time, execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, such supplements hereto and such further instruments as the Insurer reasonably may request or require to effectuate the intention of or to facilitate the performance of this Agreement.

         Section 5.03. OBLIGATIONS ABSOLUTE. The obligations of each of the Insurer, the Company, the Seller and the Master Servicer hereunder shall be absolute and unconditional, and shall not be subject to, and each of the Insurer, the Company, the Seller and the Master Servicer hereby waives its rights of, abatement, diminution, postponement or deduction, or to any defense other than payment, or to any right of setoff or recoupment arising out of any breach under any of the Transaction Documents, by any party thereto or any beneficiary thereof, or out of any obligation at any time owing to any of the Insurer, the Company, the Seller or the Master Servicer. Nothing herein shall be construed as prohibiting the Insurer, the Company, the Seller or the Master Servicer from pursuing any rights or remedies it may have against any other person or entity in a separate legal proceeding. The obligations of the Insurer, the Company, the Seller and the Master Servicer hereunder are absolute and unconditional and will be paid or performed strictly in accordance with this Agreement.

         Section 5.04. ASSIGNMENTS; REINSURANCE; THIRD PARTY. (a) This Agreement shall be a continuing obligation of each of the Company, the Seller and the Master Servicer and shall (i) be binding upon each of the Company, the Seller and the Master Servicer and their respective successors and assigns and (ii) inure to the benefit of and be enforceable by the Insurer and its successors, transferees and assigns. The Company, the Seller and the Master Servicer may not assign this Agreement, or delegate any of their duties hereunder, without the prior written consent of the Insurer.

         (b) The Insurer shall have the right to give participations in its rights under this Agreement and to enter into contracts of reinsurance with respect to the Policies and each such participant or reinsurer shall be entitled to the benefit of any representation, warranty, covenant and obligation of each of the Company, the Seller and the Master Servicer hereunder as if such participant or reinsurer was a party hereto; provided that no such grant of participation shall operate to relieve the Insurer of any of its obligations hereunder or under the Policies.

         (c) Except as provided herein with respect to participants and reinsurers, nothing in this Agreement shall confer any right, remedy or claim, express or implied, upon any person, including, particularly, any Owner of a Class A Certificate, other than the Insurer, against the Company, the Seller or the Master Servicer, and all the terms, covenants, conditions, promises and agreements contained herein shall be for the sole and exclusive benefit of the parties hereto and their successors. Neither the Trustee nor any Owner of a Class A Certificate shall have any right to payment from the premium paid pursuant to Section 4.03 hereof.

         Section 5.05. LIABILITY OF INSURER. The Insurer shall not be responsible for any act or omission of the Trustee with respect to its use of the Policies. Neither the Insurer nor any of its officers, directors or employees shall be liable or responsible for: (a) the use which may be made of the Policies by or for any acts or omissions of the Trustee in connection therewith; or (b) the validity, sufficiency, accuracy or genuineness of documents, or of any endorsement(s) thereon, submitted by any person in connection with a claim under the Policies, even if such documents should in fact prove to be in any or all respects invalid, insufficient, fraudulent or forged, unless the Insurer has actual knowledge thereof. In furtherance and not in limitation of the foregoing, the Insurer may accept documents that appear on their face to be in order, without responsibility for further investigation.

         Section 5.06. INSURER UNDERTAKING. The Insurer will furnish to the Seller, upon reasonable request, copies of the Insurer's most recent financial statements (annual or interim, as the case may be) which fairly present in all material respects the financial condition of the Insurer as of the dates and for the period indicated, in accordance with generally accepted accounting principles consistently applied except as noted therein.

                                   ARTICLE VI

                               DEFAULTS; REMEDIES

         Section 6.01. DEFAULTS. The occurrence of either of the following events shall constitute an Event of Default hereunder:

                  (a) any representation or warranty made by the Company or the Seller under any of the Transaction Documents shall prove to be untrue or incomplete in any material respect; provided, however, that if the Company or the Seller effectively cures any such defect in any representation or warranty under such Transaction Document within the time period specified in the related Transaction Document as the cure period therefor, such defect shall not in and of itself constitute an Event of Default hereunder; or

                  (b) the Company or the Seller shall fail to pay when due any amount payable by the Company or the Seller under any of the Transaction Documents, unless such amounts are paid in full within the applicable cure period explicitly provided for under the related Transaction Document.

         Section 6.02. REMEDIES; NO REMEDY EXCLUSIVE. (a) Upon the occurrence of an Event of Default, the Insurer may exercise any one or both of the rights and remedies set forth below:

                  (i) exercise any rights and remedies under the Indemnification Agreement in accordance with its terms; or

                  (ii) take whatever action at law or in equity as may appear necessary or desirable in its judgment to collect the amounts then due and thereafter to become due under this Agreement, or to enforce performance and observance of any obligation, agreement or covenant of the Company or the Seller under this Agreement or the Indemnification Agreement.

         (b) Unless otherwise expressly provided, no remedy herein conferred upon or reserved is intended to be exclusive of any other available remedy, but each remedy shall be cumulative and shall be in addition to other remedies given under this Agreement, the PSA or existing at law or in equity. No delay or omission to exercise any right or power accruing under this Agreement or the PSA upon the happening of any event set forth in Section 6.01 hereof shall impair any such right or power or shall be construed to be a waiver thereof, but any such right and power may be exercised from time to time and as often as may be deemed expedient. In order to entitle the Insurer to exercise any remedy reserved to the Insurer in this Article, it shall not be necessary to give any notice, other than such notice as may be expressly required in this Article.

         Section 6.03. WAIVERS. (a) No failure by any of the parties to exercise, and no delay by any of the parties in exercising, any right hereunder shall operate as a waiver thereof. The exercise by any of the parties of any right hereunder shall not preclude the exercise of any other right, and the remedies provided herein to each of the parties are declared in every case to be cumulative and not exclusive of any remedies provided by law or equity.

         (b) The Insurer shall have the right, to be exercised in its complete discretion, to waive any Event of Default hereunder, by a writing setting forth the terms, conditions and extent of such waiver signed by the Insurer and delivered to the Company and the Seller. Unless such writing expressly provides to the contrary, any waiver so granted shall extend only to the specific event or occurrence which gave rise to the Event of Default so waived and not to any other similar event or occurrence which occurs subsequent to the date of such waiver.

                                   ARTICLE VII

                                  MISCELLANEOUS

         Section 7.01. AMENDMENTS, CHANGES AND MODIFICATIONS. This Agreement may be amended, changed, modified, altered or terminated only by written instrument or written instruments signed by the Insurer, the Company, the Seller and the Master Servicer. The Company, the Seller, the Master Servicer and the Insurer also agree to provide prior written notification to both Moody's and S&P of any amendment to this Agreement.

         Section 7.02. NOTICES. All demands, notices and other communications to be given hereunder shall be in writing (except as otherwise specifically provided herein) and shall be mailed by registered mail or personally delivered or telecopied to the recipient at the addresses set forth in the PSA.

         Section 7.03. SEVERABILITY. In the event any provision of this Agreement shall be held invalid or unenforceable by any court of competent jurisdiction, the parties hereto agree that such holding shall not invalidate or render unenforceable any other provision hereof. The parties hereto further agree that the holding by any court of competent jurisdiction that any remedy pursued by any party hereunder is unavailable or unenforceable shall not affect in any way the ability of any party to pursue any other remedy available to it.

         Section 7.04. GOVERNING LAW. This Agreement shall be construed, and the obligations, rights and remedies of the parties hereunder shall be determined, in accordance with the laws of the State of New York.

         Section 7.05. CONSENT TO JURISDICTION AND VENUE, ETC. Each of the Insurer, the Company, the Seller and the Master Servicer irrevocably (i) agrees that any suit, action or other legal proceeding arising out of or relating to this Agreement, the PSA or any of the other Transaction Documents may be brought in a court of record in the Borough of Manhattan, City of New York, State of New York or in the Courts of the United States of America located in such state,
(ii) consents to the jurisdiction of each such court in any such suit, action or proceeding and (iii) waives any objection which it may have to the laying of venue of any such suit, action or proceeding in any of such courts and any claim that any such suit, action or proceeding has been brought in an inconvenient forum.

         Nothing in this Section 7.05 shall affect the right of the Insurer to serve legal process in any manner permitted by law or affect the right of the Insurer to bring any suit, action or proceeding against the Company, the Seller or the Master Servicer or their respective property in the courts of any other jurisdiction.

         Section 7.06. CONSENT OF INSURER. In the event that the Insurer's consent is required under the terms hereof or any term of the PSA, it is understood and agreed that, except as otherwise provided expressly herein or therein, the determination whether to grant or withhold such consent shall be made solely by the Insurer in its absolute discretion. The Insurer hereby agrees that it will respond to any request for consent in a timely manner, taking into consideration the business of the Company, the Seller and the Master Servicer.

         Section 7.07. COUNTERPARTS. This Agreement may be executed in counterparts by the parties hereto, and each such counterpart shall be considered an original and all such counterparts shall constitute one and the same instrument.

         Section 7.08. HEADINGS. The headings of sections contained in this Agreement are provided for convenience only. They form no part of this Agreement and shall not affect its construction or interpretation. All references to sections or subsections of this Agreement refer to the corresponding sections or subsections of this Agreement.

         Section 7.09. PAYMENT UNDER THE POLICIES AND INSURER REIMBURSEMENT; CONFLICTING PROVISIONS. In the event of any inconsistency between the provisions of this Agreement and the provisions of the PSA as such provisions relate to making claims under the Policies or as such provisions relate to the reimbursement of the Insurer with respect to Group I Reimbursement Amounts or Group II Reimbursement Amounts, the provisions of the PSA shall govern.

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


         IN WITNESS WHEREOF, the parties hereto have executed this Agreement, all as of the day and year first above mentioned.

                                                MBIA INSURANCE CORPORATION,
                                                as Insurer


                                                By
                                                   --------------------------

                                                SOUTHERN PACIFIC SECURED
                                                ASSETS CORPORATION, as Company


                                                 By
                                                   --------------------------

                                                 ADVANTA MORTGAGE CORP. USA,
                                                 as Master Servicer


                                                 By
                                                   --------------------------

                                                 SOUTHERN PACIFIC
                                                 FUNDING CORPORATION,
                                                  as Seller


                                                 By
                                                   --------------------------

                                                 BANKERS TRUST COMPANY OF
                                                 CALIFORNIA, N.A., as Trustee


                                                 By
                                                   --------------------------